UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.       )

____________________________________

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

10X CAPITAL VENTURE ACQUISITION CORP

(Name of Registrant as Specified In Its Charter)

_____________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
Ordinary Shares, Warrants, Ordinary Shares issuable upon exercise of Warrants
	(2)	Aggregate number of securities to which transaction applies:
59,181,250
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$10.155 per Ordinary Share, $1.545 per Warrant, $11.50 per Ordinary Share issuable upon exercise of Warrants
	(4)	Proposed maximum aggregate value of transaction:
$487,924,031.25
	(5)	Total fee paid:
$53,232.51
☐	Fee paid previously with preliminary materials.
☒

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
$53,232.51
	(2)	Form, Schedule or Registration Statement No.:
Form F-4 Registration Statement File No. 333-254070
	(3)	Filing Party:
REE Automotive Ltd.
	(4)	Date Filed:
March 10, 2021

The information in this proxy statement/prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY COPY — SUBJECT TO COMPLETION, DATED MARCH 10, 2021

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
OF
10X CAPITAL VENTURE ACQUISITION CORP

and

PROSPECTUS FOR UP TO 28,056,250 ORDINARY SHARES, 15,562,500 WARRANTS AND 15,562,500
ORDINARY SHARES ISSUABLE UPON EXERCISE OF WARRANTS
OF
REE AUTOMOTIVE LTD.

________________________

10X Capital Venture Acquisition Corp, a Delaware corporation (“10X Capital”), has unanimously approved the Agreement and Plan of Merger, dated as of February 3, 2021 (the “Merger Agreement”), by and among REE Automotive Ltd., a company organized under the laws of Israel (“REE”), Spark Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of REE (“Merger Sub”), and 10X Capital, which provides for, among other things, the merger of Merger Sub with and into 10X Capital, with 10X Capital surviving as a wholly-owned subsidiary of REE, and with the securityholders of 10X Capital becoming securityholders of REE (the Merger and the other transactions contemplated by the Merger Agreement, the “Merger”).

Pursuant to the Merger Agreement, immediately prior to the effective time of the Merger (the “Effective Time”), (i) each preferred share, par value NIS 0.01 each, of REE (each, a “REE Preferred Share”) will be converted into REE Class A ordinary shares, without par value (“REE Class A Ordinary Shares”), in accordance with REE’s organizational documents and (ii) immediately following such conversion but prior to the Effective Time, REE will effect a stock split of each REE Class A Ordinary Share into such number of REE Class A Ordinary Shares calculated in accordance with the terms of the Merger Agreement such that each REE Class A Ordinary Share will have a value of $10.00 per share after giving effect to such stock split (the “Stock Split” and, together with the conversion of REE Preferred Shares, the “Capital Restructuring”).

As a result of the Merger, immediately prior to the Effective Time, each outstanding share of Class B common stock, par value $0.0001 per share, of 10X Capital (“10X Capital Class B Common Stock”) will convert into 1.5763975 (the “Conversion Ratio”) shares of 10X Capital Class A Common Stock and, immediately thereafter, at the Effective Time of the Merger, each outstanding share of 10X Capital Class A Common Stock will be converted into the right to receive one newly issued REE Class A Ordinary Share. At the Effective Time of the Merger, each of 10X Capital’s outstanding warrants to purchase one share of 10X Capital Class A Common Stock (the “10X Capital Warrants”) shall be converted into the right to receive an equal number of warrants to purchase one REE Class A Ordinary Share (the “REE Warrants”), subject to downward adjustment to the next whole number in case of fractions of REE Warrants.

10X Capital’s amended and restated certificate of incorporation (the “Existing 10X Capital Charter”) provides that, upon conversion of 10X Capital Class B Common Stock into 10X Capital Class A Common Stock, the holders of 10X Capital Class B Common Stock shall be entitled to receive a number of additional shares (the “Anti-Dilution Shares”) of 10X Capital Class A Common Stock equal to 25% of the number of shares of 10X Capital Class A Common Stock issued to the PIPE Investors (as defined below). Concurrently with the execution and delivery of the Merger Agreement, 10X Capital, its executive officers and directors (the “Insiders”), 10X Capital SPAC Sponsor I LLC (the “Sponsor”) and REE entered into a SPAC Letter Agreement (the “Letter Agreement”). Pursuant to the Letter Agreement, the holders of 10X Capital Class B Common Stock have agreed to waive their right to receive any Anti-Dilution Shares in excess of 2,900,000 shares of 10X Capital Class A Common Stock (the “Conversion Ratio Adjustment”), with such waiver resulting in the Conversion Ratio. In addition, up to 1,500,000 of the 2,900,000 Anti-Dilution Shares to be received upon the conversion of 10X Capital Class B Common Stock will be subject to subsequent forfeiture without consideration if trading prices of REE Class A Ordinary Shares specified in the Letter Agreement are not achieved following the Merger.

REE’s ordinary shares will be divided into two classes. The REE Class A Ordinary Shares will each have one vote per share. The REE Class B ordinary shares, without par value (the “REE Class B Ordinary Shares”), will each have 10 votes per share. All of the REE Class B Ordinary Shares will initially be held by the founders of REE (the “Founders”) who will have up to 78% of the voting power of REE following the Merger. The REE Class B Ordinary Shares will be suspended and have no further voting rights with respect to any Founder who: (i) holds less than 33% of the REE Class A Ordinary Shares held by such Founder immediately following the Effective Time (including those underlying vested and unvested options); (ii) whose employment as an executive officer is terminated other than for cause or who resigns as an officer of REE and also ceases to serve as a director; (iii) who dies or is permanently disabled, except that if the other Founder holds REE Class B Ordinary Shares at such time, then the REE Class B Ordinary Shares held by the Founder who dies or is permanently disabled will automatically be transferred to the other Founder; or (iv) whose employment as an executive officer is terminated for cause. A termination for cause requires a unanimous decision of the board of directors of REE other than the affected Founder. In addition, all of the REE Class B Ordinary Shares will automatically be suspended upon transfer to a non-permitted transferee or the tenth anniversary of the closing of the Merger (the “Closing”).

The registration statement of which this proxy statement/prospectus is a part covers the REE Class A Ordinary Shares and REE Warrants issuable to the securityholders of 10X Capital as described above. Accordingly, we are registering up to an aggregate of 28,056,250 REE Class A Ordinary Shares, 15,562,500 REE warrants, and 15,562,500 REE Class A Ordinary Shares issuable upon the exercise of the warrants. We are not registering the REE Class A Ordinary Shares and REE Warrants issued or issuable to the existing REE securityholders or the PIPE Investors.

Proposals to approve the Merger Agreement and the other matters discussed in this proxy statement/prospectus will be presented at the Special Meeting of 10X Capital securityholders scheduled to be held on             , 2021 in virtual format.

Although REE is not currently a public reporting company, following the effectiveness of the registration statement of which this proxy statement/prospectus is a part and the closing of the Merger, REE will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). REE intends to apply for listing of the REE Class A Ordinary Shares and REE Warrants on Nasdaq under the proposed symbols “REE” and “REEAW,” respectively, to be effective at the consummation of the Merger. It is a condition of the consummation of the Merger that the REE Class A Ordinary Shares are approved for listing on Nasdaq (subject only to official notice of issuance thereof and round lot holder requirements). While trading on Nasdaq is expected to begin on the first business day following the date of completion of the Merger, there can be no assurance that REE’s securities will be listed on Nasdaq or that a viable and active trading market will develop. See “Risk Factors” beginning on page 31 for more information.

REE will be an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and is therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.

REE will also be a “foreign private issuer” as defined in the Exchange Act and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, REE’s officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, REE will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The accompanying proxy statement/prospectus provides 10X Capital stockholders with detailed information about the Merger and other matters to be considered at the Special Meeting of 10X Capital. We encourage you to read the entire accompanying proxy statement/prospectus, including the Annexes and other documents referred to therein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 31 of the accompanying proxy statement/prospectus.

None of the Securities and Exchange Commission, any state securities commission or the Israel Securities Authority has approved or disapproved of the securities to be issued in connection with the Merger, or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated               , 2021, and is first being mailed to 10X Capital stockholders on or about         , 2021.

10X CAPITAL VENTURE ACQUISITION CORP
1 World Trade Center, 85th Floor
New York, NY 10007

NOTICE OF SPECIAL MEETING
IN LIEU OF 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON           , 2021

TO THE STOCKHOLDERS OF 10X CAPITAL VENTURE ACQUISITION CORP:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of 10X Capital Venture Acquisition Corp, a Delaware corporation (“10X Capital”), will be held virtually at           Eastern time, on             , 2021, accessible at            or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed (the “Special Meeting”). You are cordially invited to attend the Special Meeting, which will be held for the following purposes:

(1)    to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of February 3, 2021 (the “Merger Agreement”), and to approve the Merger contemplated by such agreement (the “Merger”), by and among REE Automotive Ltd., a company organized under the laws of Israel (“REE”), Spark Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of REE (“Merger Sub”), and 10X Capital, which provides for, among other things, the merger of Merger Sub with and into 10X Capital, with 10X Capital surviving as a wholly-owned subsidiary of REE (the Merger and the other transactions contemplated by the Merger Agreement, the “Transactions”). In connection with the Merger, REE will list as a publicly-traded company on Nasdaq and will continue to conduct the automotive technology business conducted by REE prior to the Merger. We refer to this proposal as the “Merger Proposal” and a copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A;

(2)    to consider and vote upon a proposal to amend 10X Capital’s amended and restated certificate of incorporation (the “Existing 10X Capital Charter”) by adopting the second amended and restated certificate of incorporation (the “Proposed 10X Capital Charter”), which will provide that, immediately prior to the consummation of the Merger, all shares of 10X Capital Class B Common Stock (as defined herein) will automatically convert into shares of 10X Capital Class A Common Stock (as defined herein) with an amended Conversion Ratio adjustment — we refer to this proposal as the “Class B Charter Proposal”;

(3)    to consider and vote upon a proposal to approve the material differences between the Existing 10X Capital Charter and REE’s articles of association to be in effect following the Merger (the “Amended and Restated Articles”) — we refer to this proposal as the “Material Differences Charter Proposal”; and

(4)    to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, 10X Capital is not authorized to consummate the Merger — we refer to this proposal as the “Adjournment Proposal.”

These items of business are described in the attached proxy statement/prospectus, which we encourage you to read in its entirety before voting. Only holders of record of Class A common stock, par value $0.0001 per share, of 10X Capital (“10X Capital Class A Common Stock”) and Class B common stock, par value $0.0001 per share, of 10X Capital (“10X Capital Class B Common Stock” and collectively with 10X Capital Class A Common Stock, “10X Capital Common Stock”) at the close of business on             , 2021, are entitled to notice of the Special Meeting and to vote and have their votes counted at the Special Meeting and any adjournments or postponements of the Special Meeting.

After careful consideration, the 10X Capital board of directors has determined that the Merger Proposal, the Class B Charter Proposal, the Material Differences Charter Proposal and the Adjournment Proposal are advisable and fair to and in the best interest of 10X Capital and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” the Merger Proposal, “FOR” the Class B Charter Proposal, “FOR” the Material Differences Charter Proposal and “FOR” the Adjournment Proposal, if presented.

The Merger is conditioned on the approval of each of the Merger Proposal, the Class B Charter Proposal and the Material Differences Charter Proposal (the “Condition Precedent Proposals”) at the Special Meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal. Each of these proposals is more fully described in the accompanying proxy statement, which each stockholder is encouraged to read carefully and in its entirety. If the Merger Proposal is not approved by 10X Capital’s stockholders, the Merger will not be consummated.

All of 10X Capital’s stockholders are cordially invited to attend the Special Meeting virtually. To ensure your representation at the Special Meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record of 10X Capital Common Stock, you may also cast your vote virtually at the Special Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the Special Meeting and vote in person, you must obtain a proxy from your broker or bank. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the Merger Proposal, the Class B Charter Proposal, and the Material Differences Charter Proposal, but will have no effect on the Adjournment Proposal.

A complete list of 10X Capital stockholders of record entitled to vote at the Special Meeting will be available for ten (10) days before the Special Meeting at the principal executive offices of 10X Capital for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the Special Meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker or bank to ensure that votes related to the shares you beneficially own are properly counted. The Merger is conditioned on the approval of each of the Condition Precedent Proposals at the Special Meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal. Each of the proposals is more fully described in the accompanying proxy statement, which each stockholder is encouraged to read carefully and in its entirety.

Thank you for your participation. We look forward to your continued support.

This proxy statement/prospectus is dated,             , 2021 and is first being mailed to 10X Capital stockholders on or about         , 2021.

By Order of the Board of Directors

/s/ Hans Thomas
Hans Thomas
Chief Executive Officer and Chairman of the Board

New York, New York

        , 2021

i

ANNEXES

A	Agreement and Plan of Merger, dated as of February 3, 2021, by and among REE Automotive Ltd., Spark Merger Sub, Inc., and 10X Capital Venture Acquisition Corp.
B*	Form of Second Amended and Restated Certificate of Incorporation of 10X Capital Venture Acquisition Corp.
C	Sixth Amended Articles of REE Automotive Ltd.
D*	Form of Amended and Restated Articles of Association of REE Automotive Ltd. (to be effective upon consummation of the Merger)

____________

*        To be filed by amendment.

ii

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus, which forms part of a registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by REE, constitutes a prospectus of REE under Section 5 of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to the REE Class A Ordinary Shares to be issued to 10X Capital stockholders, the REE Warrants to be issued to holders of 10X Capital Warrants and the REE Class A Ordinary Shares underlying the REE Warrants, if the Merger described herein is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Special Meeting of 10X Capital stockholders at which 10X Capital stockholders will be asked to consider and vote upon a proposal to approve the Merger by the adoption of the Merger Agreement, among other matters.

Unless otherwise indicated or the context otherwise requires, all references in this proxy statement/prospectus to the terms “REE” and the “Company” refer to REE Automotive Ltd., together with its subsidiaries. All references in this proxy statement/prospectus to “10X Capital” refer to 10X Capital Venture Acquisition Corp.

EXCHANGE RATE PRESENTATION

Certain amounts described herein have been expressed in U.S. dollars for convenience and, when expressed in U.S. dollars in the future, such amounts may be different from those set forth herein due to intervening exchange rate fluctuations.

INDUSTRY AND MARKET DATA

In this proxy statement/prospectus, we present industry data, information and statistics regarding the markets in which REE competes as well as publicly available information, industry and general publications and research and studies conducted by third parties. This information is supplemented where necessary with REE’s own internal estimates and information obtained from discussions with its customers, taking into account publicly available information about other industry participants and REE’s management’s judgment where information is not publicly available. This information appears in “Summary of the Proxy Statement/Prospectus,” “REE’s Management’s Discussion and Analysis of Financial Condition and Results of Operation,” “Information About the Companies — REE’s Business” and other sections of this proxy statement/prospectus.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this proxy statement/prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

10X Capital, Merger Sub and REE own or have rights to trademarks, trade names and service marks that they use in connection with the operation of their businesses. In addition, their names, logos and website names and addresses are their trademarks or service marks. Other trademarks, trade names and service marks appearing in this proxy statement/prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this proxy statement/prospectus are listed without the applicable ®, ™ and SM symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the term “REE” refers to REE Automotive Ltd., a company organized under the laws of Israel, the term “10X Capital” refers to 10X Capital Venture Acquisition Corp, a Delaware corporation, and “Merger Sub” refers to Spark Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of REE.

In addition, in this document:

“10X Capital Class A Common Stock” means 10X Capital’s Class A common stock, par value $0.0001 per share.

“10X Capital Class B Common Stock” means 10X Capital’s Class B common stock, par value $0.0001 per share.

“10X Capital Common Stock” means shares of 10X Capital Class A Common Stock and 10X Capital Class B Common Stock.

“10X Capital Warrant” means a warrant to purchase one share of 10X Capital Class A Common Stock at a price of $11.50 per share, which may be either a Public Warrant or a Private Warrant.

“Adjournment Proposal” means the proposal to adjourn the Special Meeting of the stockholders of 10X Capital to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Merger Proposal.

“Amended and Restated Articles” means the amended and restated articles of associates of REE, to be effective upon consummation of the Merger.

“Anti-Dilution Shares” means a number of additional 10X Capital Class A Common Stock, to be received by the holders of 10X Capital Class B Common Stock upon conversion of 10X Capital Class B Common Stock into 10X Capital Class A Common Stock, equal to 25% of the number of shares of 10X Capital Class A Common Stock issued to the PIPE Investors.

“Broker Non-Vote” means the failure of a 10X Capital stockholder, who holds his or her shares in “street name” through a broker or other nominee, to give voting instructions to such broker or other nominee.

“Class B Charter Proposal” means the proposal to amend the Existing 10X Capital Charter to provide for the conversion of all shares of 10X Capital Class B Common Stock into 10X Capital Class A Common Stock in accordance with the Conversion Ratio immediately prior to the consummation of the Merger.

“Closing” means the closing of the transactions contemplated by the Merger Agreement and the PIPE Subscription Agreements, and “Closing Date” means the date on which the Closing is completed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Conversion Ratio” means a ratio of 1.5763975, at which, immediately prior to the Effective Time, each share of 10X Capital Class B Common Stock shall convert into 1.5763975 shares of 10X Capital Class A Common Stock.

“Conversion Ratio Adjustment” means the waiver by the holders of the shares of 10X Capital Class B Common Stock to receive any Anti-Dilution Shares in excess of 2,900,000.

“DGCL” means the Delaware General Corporation Law.

“DTC” means The Depository Trust Company.

“Effective Time” means the effective time of the Merger pursuant to the Merger Agreement.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing 10X Capital Charter” means 10X Capital’s amended and restated certificate of incorporation.

“First Trading Day” means the first day on which REE Class A Ordinary Shares trade on Nasdaq following the Merger.

“First Trading Day Price” means the volume weighted average price at which the registered REE Class A Ordinary Shares trade during the course of the First Trading Day.

“Founders” means Daniel Barel and Ahishay Sardes, the founders of REE.

“Insiders” means the executive officers and directors of 10X Capital.

“Investors’ Rights Agreement” means the Investors’ Rights Agreement, by and among REE, 10X Capital, the Sponsor, the Insiders, and certain REE shareholders, pursuant to which REE has agreed to grant the other parties thereto registration rights in respect of their REE Class A Ordinary Shares and certain other REE securities, and whereby the Sponsor, certain shareholders of REE and the Founders, have each agreed, subject to the terms in the Investors’ Rights Agreement, to certain limitations on transferring their REE Ordinary Shares.

“IPO” means the initial public offering of Units of 10X Capital, consummated on November 27, 2020.

“Letter Agreement” means the Letter Agreement, by and between 10X Capital, the Insiders, the Sponsor and REE, pursuant to which, the Sponsor has agreed to waive its rights to receive certain Anti-Dilution Shares in excess of 2,900,000, and has agreed to forfeit and surrender up to 1,500,000 shares of 10X Capital Class A Common Stock if certain trading prices of REE Class A Ordinary Shares are not achieved following the Merger.

“MaaS” means Mobility-as-a-Service.

“Material Differences Charter Proposal” means the proposal to approve the material differences between the Existing 10X Capital Charter and the Amended and Restated Articles to be in effect following the Merger.

“Maximum Redemption Scenario” means that all 10X Capital Public Stockholders holding approximately 19,019,200 Public Shares will exercise their redemption rights for the $190.20 million of funds in 10X Capital Corporation’s Trust Account. Each of REE’s and 10X Capital’s obligations under the Merger Agreement are subject to 10X Capital having (i) at least $225 million (the “Minimum Cash Amount”) and (ii) net tangible assets of at least $5.0 million either immediately prior to or upon consummation of the Merger.

“Merger” means the merger of Merger Sub with and into 10X Capital, with 10X Capital surviving the merger and becoming a wholly-owned subsidiary of REE, along with the other transactions contemplated by the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of February 3, 2021, by and among 10X Capital, REE and Merger Sub, as such agreement may be amended or otherwise modified from time to time in accordance with its terms.

“Merger Proposal” means the proposal to adopt the Merger Agreement and approve the transactions contemplated thereby.

“Nasdaq” means the Nasdaq Stock Market.

“No Redemption Scenario” means no holder of Public Shares elects to have such shares redeemed in connection with the Merger.

“PIPE Investment” means the purchases of PIPE Shares pursuant to subscription agreements with the PIPE Investors, such purchases to be consummated immediately prior to the consummation of the Merger.

“PIPE Investors” means certain institutional accredited investors.

“PIPE Shares” means 30,000,000 shares of 10X Capital Class A Common Stock subscribed for and to be purchased by the PIPE Investors pursuant to the PIPE Subscription Agreements.

“PIPE Subscription Agreements” means the subscription agreements entered into by the PIPE Investors, pursuant to which the PIPE Investors have committed to subscribe for and purchase the PIPE Shares at a purchase price per share of $10.00.

“Private Warrants” means the 10X Capital Warrants sold to the Sponsor in a private placement in connection with the IPO.

“Prospectus” means the prospectus included in the Registration Statements on Form S-1 (Registration No. 333-249072) filed with the SEC in connection with the IPO.

“Public Shares” means shares of 10X Capital Class A Common Stock issued as part of the Units sold in the IPO.

“Public Stockholders” means the holders of Public Shares of 10X Capital.

“Public Warrants” means 10X Capital Warrants included in Units sold in the IPO.

“Redemption” means 10X Capital’s acquisition of Public Shares in connection with the Merger pursuant to the right of the holders of Public Shares to have their shares redeemed in accordance with the procedures set forth in this proxy statement/prospectus.

“REE Class A Ordinary Shares” means the Class A ordinary shares, without par value, of REE, having one vote per share.

“REE Class B Ordinary Shares” means the Class B ordinary shares, without par value, of REE, having 10 votes per share.

“REE Ordinary Shares” means the REE Class A Ordinary Shares together with the REE Class B Ordinary Shares.

“REE Preferred Shares” means the REE preferred share, par value NIS 0.01 each, of REE, which will be converted into REE Class A Ordinary Shares in accordance with REE’s organizational documents immediately prior to the Effective Time.

“REE Warrants” means warrants that will entitle the holder thereof to purchase for $11.50 per share one REE Class A Ordinary Share in lieu of one share of 10X Capital Class A Common Stock.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Special Meeting” means the Special Meeting of the stockholders of 10X Capital, to be held virtually on         , 2021 at         . Eastern time, accessible at          or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed.

“Sponsor” means 10X Capital SPAC Sponsor LLC, a Delaware limited liability company, an initial stockholder of 10X Capital and the sole holder of 10X Capital Class B Common Stock.

“Sponsor Shares” means shares of 10X Capital Class B Common Stock, 5,031,250 of which are currently outstanding and were issued to the Sponsor prior to the IPO, which shall convert into 7,931,250 shares of 10X Capital Class A Common Stock immediately prior to the Merger based on the Conversion Ratio.

“Stock Split” means a stock split by REE to cause the value of the outstanding REE Class A Ordinary Shares immediately prior to the Effective Time to equal $10.00 per share.

“Support Agreement” means the Support Agreement pursuant to which 10X Capital, and the Sponsor have agreed, among other things, to vote their shares of 10X Capital (representing 20% of such outstanding shares), and take certain other actions, in support of the Merger, and REE and the REE shareholders party thereto have agreed, among other things, to vote their shares of REE (representing approximately 93% of such outstanding shares and, together with other shares of REE subject to proxy agreements, representing approximately 97%), and take certain other actions, in support of the Merger.

“TCO” means total cost of ownership.

“Trading Day” means any day on which the REE Class A Ordinary Shares are actually traded on the principal securities exchange or securities market on which REE Class A Ordinary Shares are then traded.

“Transaction” or “Transactions” means the transactions contemplated by the Merger Agreement and the PIPE Subscription Agreements to occur at or immediately prior to the Closing, including the Merger.

“Trust Account” means the trust account that holds a portion of the proceeds of the IPO and the concurrent sale of the Private Warrants.

“Units” means Units issued in the IPO, each consisting of one share of 10X Capital Class A Common Stock and one-half of one Public Warrant.

“UK” means the United Kingdom.

“U.S.” means the United States of America.

“U.S. dollar,” “USD,” “US$” and “$” mean the legal currency of the United States.

“U.S. GAAP” means generally accepted accounting principles in the United States.

“Warrant Agreement” means that certain Warrant Agreement, dated as of November 23, 2020, between 10X Capital and Continental Stock Transfer & Trust Company.

SUMMARY OF THE MATERIAL TERMS OF THE MERGER

The descriptions below of the material terms of the Merger are intended to be summaries of such terms. Such descriptions do not purport to be complete and are qualified in their entirety by reference to the terms of the agreements themselves.

The parties to the Merger Agreement are 10X Capital, REE and Merger Sub. Pursuant to the Merger Agreement, Merger Sub, a wholly-owned subsidiary of REE, will merge with and into 10X Capital, with 10X Capital being the surviving corporation and a direct, wholly-owned subsidiary of REE, and with the stockholders of 10X Capital becoming stockholders of REE.

Upon consummation of the Merger, including the PIPE Investment, REE will become a publicly traded company.

As consideration for the Merger, at the Effective Time of the Merger, each outstanding share of 10X Capital Class A Common Stock will be converted into the right to receive one newly issued REE Class A Ordinary Share. The Existing 10X Capital Charter provides that, upon conversion of 10X Capital Class B Common Stock into 10X Capital Class A Common Stock, the holders of 10X Capital Class B Common Stock shall be entitled to receive a number of additional Anti-Dilution Shares of 10X Capital Class A Common Stock equal to 25% of the number of shares of 10X Capital Class A Common Stock issued to the PIPE Investors. Concurrently with the execution and delivery of the Merger Agreement, 10X Capital, its Insiders, the Sponsor and REE entered into the Letter Agreement. Pursuant to the Letter Agreement, the holders of the shares of 10X Capital Class B Common Stock have agreed to waive their right to receive any Anti-Dilution Shares in excess of 2,900,000, with such waiver resulting in the Conversion Ratio. In addition, up to 1,500,000 of the 2,900,000 Anti-Dilution Shares to be received upon the conversion of 10X Capital Class B Common Stock will be subject to subsequent forfeiture without consideration if the trading prices of REE Class A Ordinary Shares specified in the Letter Agreement are not achieved following the Merger. 10X Capital’s outstanding warrants to purchase one share of 10X Capital Class A Common Stock shall be converted into the right to receive an equal number of warrants to purchase one REE Class A Ordinary Share, subject to downward adjustment to the next whole number in case of fractions of REE Warrants.

Under the Merger Agreement, upon the consummation of the Merger, (a)  each of the 20,125,000 outstanding Public Shares of 10X Capital’s Class A Common Stock (excluding shares that are redeemed) will become one REE Class A Ordinary Share, except that the holders of Public Shares shall be entitled to elect instead to have such shares redeemed and receive a pro rata portion of 10X Capital’s Trust Account, as provided in Existing 10X Capital Charter, and (b) each of the 7,931,250 Sponsor Shares of 10X Capital’s Class A Common Stock, representing the number of Sponsor Shares held in 10X Capital after the Conversion Ratio is applied, will become one REE Class A Ordinary Share. Additionally, each outstanding 10X Capital Warrant will automatically become a REE Warrant that entitles the holder to purchase one REE Class A Ordinary Share in lieu of one share of 10X Capital Class A Common Stock.

In connection with the consummation of the Merger, the following will occur:

•        immediately prior to Effective Time, REE intends to effect a stock split to cause the value of the outstanding REE Class A Ordinary Shares immediately prior to the Effective Time to equal $10.00 per share. Additionally, immediately prior to the Effective Time, (i) each issued and outstanding unit of 10X Capital comprising one share of 10X Capital Class A Common Stock and one-half of one warrant to purchase one share of 10X Capital Class A Common Stock, shall be automatically separated and the holder thereof shall be deemed to hold one share of 10X Capital Class A Common Stock and one-half of one 10X Capital Warrant; and (ii) each outstanding share of 10X Capital Class B common stock shall convert into 1.5763975 shares of 10X Capital Class A Common Stock.

•        the PIPE Investors have subscribed for and will purchase 30,000,000 shares of 10X Capital Class A Common Stock for $10.00 per share and an aggregate purchase price of $300.0 million; and

•        prior to the Effective Time, the shareholders of REE will amend REE’s Amended and Restated Articles to be substantially in the form attached hereto as Annex D.

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior the Closing, including, among other reasons:

•        by mutual written consent of 10X Capital and REE;

•        by either 10X Capital or REE if the closing of the Merger contemplated in the Merger Agreement has not occurred by August 15, 2021 (the “Outside Date”), except that the right to so terminate the Merger Agreement will not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of the Merger Agreement;

•        by either 10X Capital or REE if a governmental entity has issued an order or decree or has taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger which order, decree or other action is final and nonappealable;

•        by REE if 10X Capital has breached any of its covenants or representations and warranties in any material respect and has not cured such breach within the time periods provided for in the Merger Agreement (subject to a 30-day cure period);

•        by 10X Capital if REE has breached any of its covenants or representations and warranties in any material respect and has not cured such breach within the time periods provided for in the Merger Agreement (subject to a 30-day cure period);

•        by either 10X Capital or REE, if, at the Special Meeting (including any adjournments thereof), the Merger Agreement, the Merger, and the other transaction proposals contemplated by the Merger Agreement are not duly adopted by 10X Capital’s stockholders by the requisite vote under applicable legal requirements and 10X Capital’s organizational documents;

•        by either 10X Capital or REE, if, at the meeting of REE’s shareholders held to approve the Merger (including any adjournments thereof), the Merger Agreement, the Merger, and the other transaction proposals contemplated by the Merger Agreement are not duly adopted by REE’s shareholders by the requisite vote under applicable legal requirements and REE’s organizational documents;

•        by REE, if, prior to receipt of approval of the stockholders of 10X Capital, the board of directors of 10X Capital changes its recommendation with respect to the Merger, as permitted by the Merger Agreement;

•        by 10X Capital, if the REE shareholders necessary to approve the Merger, the Merger Agreement, and the transactions contemplated thereby have not executed the Support Agreement within 45 days following the signing of the Merger Agreement; or

•        by either 10X Capital or REE, if, at the Closing, the condition that 10X Capital shall have at least $225,000,000 in cash and cash equivalents at the time of the Closing is incapable of being satisfied at the Closing.

At the consummation of the Merger, the number of directors of REE will be increased to            persons. The current directors of REE will remain as directors, and Ahishay Sardes, Co-Founder and Chief Technology Officer of REE, and Hans Thomas, Chief Executive Officer and Chairman of 10X Capital, will each become a director of REE. 10X Capital and REE are finalizing the composition of the board of directors of REE following the Merger. REE and 10X Capital expect that the remaining unnamed directors will be considered independent directors under the rules of Nasdaq.

Upon completion of the Merger, the current officers of REE will remain officers of REE, holding equivalent positions to those held by them with REE prior to the Merger. See the section entitled “Management of REE Following the Merger.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q. Why am I receiving this proxy statement/prospectus?

A. 10X Capital and REE have agreed to a merger under the terms of the Merger Agreement that is described in this proxy statement/prospectus. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A and 10X Capital encourages its stockholders to read it in its entirety. 10X Capital’s stockholders are being asked to consider and vote upon a proposal to approve the Merger Agreement, which, among other things, provides for Merger Sub to be merged with and into 10X Capital with 10X Capital being the surviving corporation in the Merger and becoming a wholly-owned subsidiary of REE, and the other transactions contemplated by the Merger Agreement. See “Proposal No. 1 — The Merger Proposal.”

Q. What is being voted on at the Special Meeting?

A. 10X Capital’s stockholders are being asked to vote to adopt (i) a proposal to approve the Merger Agreement and the transactions contemplated thereby, (ii) a proposal to amend the Existing 10X Capital Charter to provide for the conversion of 10X Capital Class B Common Stock into 10X Capital Class A Common Stock at the Conversion Ratio, which reflects a partial waiver by the Sponsor of its right under the Existing 10X Capital Charter to receive Anti-Dilution Shares, immediately prior to the Merger and (iii) a proposal to approve the material differences between the Existing 10X Capital Charter and the Amended and Restated Articles to be in effect following the Merger. See the sections entitled the “Proposal No. 1 — The Merger Proposal,” “Proposal No. 2 — Class B Charter Proposal,” and “Proposal No. 3 — Material Differences Charter Proposal.”

The stockholders may also be asked to consider and vote upon a proposal to adjourn the meeting to a later date or dates to permit further solicitation and voting of proxies if, based upon the tabulated vote at the time of the Special Meeting, 10X Capital would not have been authorized to consummate the Merger. See the section entitled “Proposal No. 4 — The Adjournment Proposal.”

10X Capital will hold the Special Meeting of its stockholders to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the proposed Merger and the other matters to be acted upon at the Special Meeting. Stockholders should read it carefully.

The vote of stockholders is important. Stockholders are encouraged to submit their completed proxy card as soon as possible after carefully reviewing this proxy statement/prospectus.
Q. Why is 10X Capital proposing the Merger?

A. 10X Capital was organized to effect a merger, capital stock exchange, asset acquisition or other transaction similar to the Merger with one or more businesses or entities.

10X Capital completed its IPO of Units on November 27, 2020, with each Unit consisting of one share of its 10X Capital Class A Common Stock and one-half of one Public Warrant, concurrently with a private placement of 5,500,000 Private Warrants. Each whole 10X Capital Warrant entitles the holder to purchase one share of 10X Capital Class A Common Stock at a price of $11.50. On December 18, 2020, the underwriters exercised in full their over-allotment option to purchase 2,625,000 Units, raising total gross proceeds of $206,750,000. Since the IPO, 10X Capital’s activity has been limited to the evaluation of Merger candidates.

REE is a development stage technology company in the field of electric mobility that aims to reinvent the electric vehicle (“EV”) and next-generation e-mobility market. REE has developed the next generation EV platform which is completely flat, scalable and modular, providing customers full design freedom to create the broadest range of EV and autonomous vehicles for current and future applications. Based on 10X Capital’s due diligence investigations of REE and the industry in which it operates, including the financial and other information provided by REE in the course of their negotiations, 10X Capital believes that REE has an appealing growth profile and a compelling valuation. As a result, 10X Capital believes that a merger with REE will provide 10X Capital stockholders with an opportunity to participate in a company with significant growth potential. See the section entitled “Proposal No. 1 — The Merger Proposal — The 10X Capital Board of Directors’ Reasons for the Merger.”

Q. What will happen to 10X Capital’s securities upon consummation of the Merger?

A. The 10X Capital’s Units, the 10X Capital Class A Stock and the 10X Capital Warrants are currently listed on Nasdaq under the symbols “VCVCU,” “VCVC” and “VCVCW,” respectively. 10X Capital’s securities will cease trading following the consummation of the Merger. REE intends to apply for listing of the REE Class A Ordinary Shares and REE Warrants on Nasdaq under the proposed symbols “REE” and “REEAW,” respectively, to be effective upon consummation of the Merger. While trading on Nasdaq is expected to begin on the first business day following the consummation of the Merger, there can be no assurance that REE’s securities will be listed on Nasdaq or that a viable and active trading market will develop. See “Risk Factors — Risks Related to the Merger” for more information.

Q. What will happen in the Merger?

A. At the Closing, Merger Sub will merge with and into 10X Capital, with 10X Capital surviving as a wholly-owned subsidiary of REE. In addition, immediately prior to the Effective Time, (i) all outstanding 10X Capital Class B Common Stock will be converted into 10X Capital Class A Common Stock, (ii) all outstanding 10X Capital Class A Common Stock will be converted into shares of REE Class A Ordinary Shares, (iii) and all outstanding warrants to purchase shares of 10X Capital Class A Common Stock will be converted into the right to receive an equal number of warrants to purchase one REE Class A Ordinary Share. In particular, assuming the No Redemption Scenario (a) all outstanding shares of 10X Capital Class A Common Stock, consisting of (i) 20,125,000 Public Shares, (ii) 7,931,250 Sponsor Shares after being adjusted pursuant to the Conversion Ratio, and (iii) 30,000,000 shares subscribed for in the PIPE Investment, will be converted into REE Class A Ordinary Shares on a one-for-one basis ,and (b) each outstanding 10X Capital Warrant will become one REE Warrant that will entitle the holder thereof to purchase one REE Share in lieu of one share of 10X Capital Class A Common Stock, subject to downward adjustment for each faction of a warrant.

Q. Are the proposals conditioned on one another?

Yes. The Merger is conditioned on the approval of each of the Condition Precedent Proposals at the Special Meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal.

Q. What will be the relative equity stakes of 10X Capital’s public stockholders, the Sponsor, the PIPE Investors and REE’s existing shareholders in REE upon completion of the Merger?

A. Upon consummation of the Merger, REE will become a new public company and 10X Capital will become a wholly-owned subsidiary of REE. The former security holders of 10X Capital and the PIPE Investors will all become security holders of REE.

Upon consummation of the Merger, assuming the No Redemption Scenario, the post-Closing share ownership of REE Class A Ordinary Shares would be as follows:

REE Class A Ordinary Shares(1) (%)
10X Capital public stockholders	20,125,000 (5.5)%
Sponsor(2)	7,931,250 (2.2)%
PIPE Investors	30,000,000 (8.2)%
Existing REE shareholders(3)	307,458,886 (84.1)%
Total	365,515,136 (100)%

__________

(1)     Excludes all 15,562,500 10X Capital Warrants.

(2)     Includes 2,900,000 Anti-Dilution Shares and assumes no forfeiture of any portion of such shares.

(3)     The value of REE Class A Ordinary Shares is reflected at $10 per share, assumes the exercise of all options and warrants and the consummation of the expected Stock Split and based on the Conversion Ratio as defined in the Merger Agreement.

Pursuant to the Existing 10X Capital Charter, in connection with the completion of the Merger and assuming they cast a vote on the Merger Proposal, 10X Capital’s public stockholders may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with the Existing 10X Capital Charter. Payment for such redemptions will come from the Trust Account. To the extent 10X Capital’s public stockholders elect to have their shares redeemed, the consideration to be paid will vary as described herein.

Q. What are the U.S. Federal income tax consequences of the Merger to U.S. holders of 10X Capital Common Stock and/or Public Warrants?

A. As described more fully under the section entitled “Certain Material U.S. Federal Income Tax Considerations — U.S. Holders — U.S. Federal Income Tax Considerations of the Merger,” the parties to the Merger intend that the Merger qualify as a tax-deferred reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) to U.S. Holders (as defined below) of 10X Capital Common Stock and/or 10X Capital Warrants.

Section 367(a) of the Code and the Treasury regulations promulgated thereunder, in certain circumstances, may impose additional requirements for certain U.S. Holders to qualify for such tax-deferred treatment with respect to the exchange of 10X Capital Common Stock and/or 10X Capital Warrants in the Merger.

The tax consequences of the Merger are complex and will depend on your particular circumstances. For a more detailed discussion of the U.S. federal income tax considerations of the Merger for U.S. Holders of 10X Capital Common Stock and/or 10X Capital Warrants, including the application of Section 367(a) of the Code, see the section entitled “Certain Material U.S. Federal Income Tax Considerations — U.S. Holders — U.S. Federal Income Tax Considerations of the Merger.” If you are a U.S. Holder whose 10X Capital Common Stock and/or 10X Capital Warrants are exchanged in the Merger, you are urged to consult your tax advisor to determine the tax consequences thereof.

The summary above is qualified in its entirety by the more detailed discussion provided in the section entitled “Certain Material U.S. Federal Income Tax Considerations.”
Q. What are the U.S. federal income tax consequences of exercising my redemption rights?

A. Whether the redemption is subject to U.S. federal income tax depends on the particular facts and circumstances. Please see the section entitled “Certain Material U.S. Federal Income Tax Considerations — U.S. Holders — U.S. Holders Exercising Redemption Rights with Respect to 10X Capital Common Stock” or “Certain Material U.S. Federal Income Tax Considerations — Non-U.S. Holders — Non-U.S. Holders Exercising Redemption Rights with Respect to 10X Capital Common Stock” for additional information. You are urged to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q. Did the 10X Capital board of directors obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Merger?

A. The 10X Capital board of directors did not obtain a third-party valuation or fairness opinion in connection with their determination to approve the Merger with REE. The officers and directors of 10X Capital have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of 10X Capital’s financial advisors, enabled them to make the necessary analyses and determinations regarding the Merger with REE. In addition, 10X Capital’s officers and directors and its advisors have substantial experience with mergers and acquisitions. Accordingly, investors will be relying solely on the judgment of the 10X Capital board of directors in valuing REE’s business, and assuming the risk that the board of directors may not have properly valued such business.

Q. How many votes do I have at the Special Meeting?

A. 10X Capital stockholders are entitled to one vote at the Special Meeting for each share of 10X Capital Common Stock held of record as of         , 2021, the record date for the Special Meeting. As of the close of business on the record date, there were          shares of 10X Capital Common Stock outstanding. This includes shares of 10X Capital Class A Common Stock and          shares of 10X Capital Class B Common Stock.

Q. What vote is required to approve the proposals presented at the Special Meeting?

A. The approval of the Merger Proposal, the Class B Charter Proposal, and the Material Differences Charter Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of 10X Capital Common Stock entitled to vote. The approval of the Adjournment Proposal, if presented, will require the affirmative vote of a majority of the votes cast by holders of shares of 10X Capital Common Stock present and entitled to vote at the Special Meeting. A stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting will have the same effect as voting “AGAINST” the Merger Proposal, the Class B Charter Proposal, or the Material Differences Charter Proposal; but, assuming a quorum is established, will have no effect on the Adjournment Proposal.

Q. What constitutes a quorum at the Special Meeting?

A. Holders of a majority in voting power of 10X Capital Common Stock issued and outstanding and entitled to vote at the Special Meeting constitute a quorum. In the absence of a quorum, the chairman of the meeting has power to adjourn the Special Meeting. As of the record date,          shares of 10X Capital Common Stock would be required to achieve a quorum.

Q. How do the insiders of 10X Capital intend to vote on the proposals?

A. The Sponsor beneficially owns and is entitled to vote an aggregate of approximately 20% of the outstanding shares of 10X Capital’s Common Stock. The Sponsor has agreed to vote its securities in favor of each of the proposals.

Q. What interests do the Sponsor and the current officers and directors of 10X Capital have in the Merger?

A. In considering the recommendation of the 10X Capital board of directors to vote in favor of the Merger, 10X Capital stockholders should be aware that, aside from their interests as stockholders, the Sponsor and certain of 10X Capital’s directors and officers have interests in the Merger that are different from, or in addition to, those of other stockholders generally. 10X Capital’s directors were aware of and considered these interests, among other matters, in evaluating the Merger, in recommending to stockholders that they approve the Merger and in agreeing to vote their shares in favor of the Merger. Stockholders should take these interests into account in deciding whether to approve the Merger. These interests include, among other things, the fact that:

•   Certain of 10X Capital’s officers and directors, including Hans Thomas, David Weisburd, Oliver Wriedt, Guhan Kandasamy, Woodrow H. Levin, Chris Jurasek, Sigurgeir Orn (“Ziggy”) Jonsson and Gil Penchina, have a direct or indirect economic interest in the Sponsor.

•   If the Merger with REE or another business combination is not consummated by May 27, 2022, 10X Capital will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Public Shares for cash and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, the Sponsor Shares held by the Sponsor, which were acquired for an aggregate purchase price of $25,000 prior to the IPO, would be worthless because the Sponsor is not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of $         based upon the closing price of $         per share on Nasdaq on         , 2021, the record date for the Special Meeting. On the other hand, if the Merger is consummated, each outstanding share of 10X Capital Class A Common Stock will be converted into REE Class A Ordinary Shares.

•   The Sponsor purchased 5,500,000 Private Warrants from 10X Capital for $1.00 per Private Warrant. This purchase took place on a private placement basis simultaneously with the consummation of the IPO. A portion of the net proceeds of the IPO (including the net proceeds of the underwriters’ exercise of their over-allotment option) and the simultaneous private placement of the Private Warrants, a total of $201,250,000 was placed in the Trust Account. Such Private Warrants had an aggregate market value of $         based upon the closing price of $         per Public Warrant on Nasdaq on         , 2021. The Private Warrants and the 10X Capital Class A Common Stock underlying the Private Warrants will become worthless if 10X Capital does not consummate an initial business combination by May 27, 2022 (or such later date as may be approved by 10X Capital stockholders). On the other hand, if the Merger is consummated, each outstanding whole 10X Capital Warrant will become a REE Warrant exercisable to purchase one REE Class A Ordinary Share following consummation of the Merger and each outstanding share of 10X Capital Class A Common Stock will be converted into one REE Class A Ordinary Share.

Q. Do I have redemption rights?

A. If you are a holder of Public Shares, you have the right to request that 10X Capital redeem all or a portion of your Public Shares for cash provided that you follow the procedures and deadlines described elsewhere in this proxy statement/prospectus. Public Stockholders may elect to redeem all or a portion of the public shares held by them regardless of if or how they vote in respect of the Merger Proposal or any other proposal set forth herein. If you wish to exercise your redemption rights, see the answer to the next question: “How do I exercise my redemption rights?”

Notwithstanding the foregoing, a public stockholder, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares, then any such shares in excess of that 15% limit would not be redeemed for cash. In addition, pursuant to 10X Capital’s Charter, in no event will 10X Capital redeem public shares in an amount that would cause its net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) to be less than $5,000,001. In such case, 10X Capital would not proceed with the redemption of Public Shares and the Merger, and instead may search for an alternate initial business combination.

The Sponsor has agreed to waive its redemption rights in connection with the consummation of the Merger with respect to all of the shares of 10X Capital Common Stock held by the Sponsor in connection with the consummation of the Merger. See the section titled “Special Meeting of 10X Capital Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Q. How do I exercise my redemption rights?

A. In order to exercise your redemption rights, you must, prior to 5:00 p.m., Eastern time on         , 2021 (two business days before the Special Meeting), (x) submit a written request, which includes the name of the beneficial owner of the Public Shares to be redeemed, to 10X Capital’s transfer agent that 10X Capital redeem your Public Shares for cash, and (y) deliver your stock to our transfer agent physically or electronically through the Depository Trust Company (“DTC”). The address of Continental Stock Transfer & Trust Company, 10X Capital’s transfer agent, is listed under the question “Who can help answer my questions?” below.

Any demand for redemption, once made, may be withdrawn at any time until the date of the Special Meeting. After the date of the Special Meeting, a demand for redemption may only be withdrawn with 10X Capital’s written consent. If you deliver your shares for redemption to 10X Capital’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that 10X Capital’s transfer agent return the shares to you (physically or electronically). You may make such request by contacting 10X Capital’s transfer agent at the address listed under the question “Who can help answer my questions?” below.

Q. Do I have appraisal rights if I object to the proposed Merger?

A. Under Section 262 of the General Corporation Law of the State of Delaware, the holders of 10X Capital Common Stock and 10X Capital Warrants will not have appraisal rights in connection with the Merger.

Q. If I am a Warrant holder, can I exercise redemption rights with respect to my Warrants?	A. No. The holders of Warrants have no redemption rights with respect to such securities.
Q. If I am a Unit holder, can I exercise redemption rights with respect to my Units?	A. No. Holders of outstanding Units must separate the underlying shares of 10X Capital Common Stock and Public Warrants prior to exercising redemption rights with respect to the Public Shares.

If you hold Units registered in your own name, you must deliver the certificate for such Units to Continental Stock Transfer & Trust Company, 10X Capital’s transfer agent, with written instructions to separate such Units into Public Shares and Public Warrants. This must be completed far enough in advance to permit the mailing of the Public Share certificates back to you so that you may then exercise your redemption rights upon the separation of the Public Shares from the Units. See “How do I exercise my redemption rights?” above. The address of Continental Stock Transfer & Trust Company is listed under the question “Who can help answer my questions?” below.

If a broker, bank, or other nominee holds your Units, you must instruct such broker, bank or nominee to separate your Units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, 10X Capital’s transfer agent. Such written instructions must include the number of Units to be split and the nominee holding such Units. Your nominee must also initiate electronically, using DTC’s deposit withdrawal at custodian (DWAC) system, a withdrawal of the relevant Units and a deposit of an equal number of Public Shares and Public Warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the Public Shares from the Units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your Public Shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Q. I am a 10X Capital warrant holder. Why am I receiving this proxy statement/prospectus?

A. As a holder of 10X Capital Warrants, which will become REE Warrants, you will be entitled to purchase one REE Share in lieu of one share of 10X Capital Class A Common Stock at a purchase price of $11.50 upon consummation of the Merger. This proxy statement/prospectus includes important information about REE and the business of REE and its subsidiaries following consummation of the Merger. Since holders of 10X Capital Warrants will become holders of REE Warrants and may become holders of REE Class A Ordinary Shares upon consummation of the Merger, we urge you to read the information contained in this proxy statement/prospectus carefully.

Q. What happens to the funds deposited in the Trust Account after consummation of the Merger?

A. Of the net proceeds of 10X Capital’s IPO (including the net proceeds of the underwriters’ exercise of their over-allotment option) and the simultaneous private placement of the Private Warrants, a total of $201,250,000 was placed in the Trust Account. After consummation of the Merger, the funds in the Trust Account will be released to REE and used by REE to pay holders of the Public Shares who exercise redemption rights, to pay fees and expenses incurred in connection with the Merger with REE (including fees of an aggregate of $7,568,750 to certain underwriters in connection with the IPO) and for other expenses incurred by 10X Capital following the IPO.

Q. What happens if a substantial number of Public Stockholders vote in favor of the Merger Proposal and exercise their redemption rights?

A. Unlike other blank check companies that require public stockholders to vote against a merger in order to exercise their redemption rights, 10X Capital’s Public Stockholders may vote in favor of the Merger and exercise their redemption rights. Accordingly, the Merger may be consummated even though the funds available from the Trust Account and the number of Public Stockholders is substantially reduced as a result of redemption by Public Stockholders. However, the Merger will not be consummated if, upon the consummation of the Merger, 10X Capital does not have at least $5,000,001 in net tangible assets after giving effect to the payment of amounts that 10X Capital will be required to pay to redeeming stockholders upon consummation of the Merger. In the event of significant redemptions, with fewer Public Shares and Public Stockholders, the trading market for REE Class A Ordinary Shares may be less liquid than the market for shares of 10X Capital Common Stock was prior to the Merger and REE may not be able to meet the listing standards for Nasdaq or another national securities exchange.

Q. What happens if the Merger is not consummated?

A. If 10X Capital does not complete the Merger with REE (or another initial business combination) by May 27, 2022, 10X Capital must redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the amount then held in the Trust Account (approximately $10.00 per share as of November 27, 2020).

Q. When do you expect the Merger to be completed?

A. It is currently anticipated that the Merger will be consummated promptly following the Special Meeting which is scheduled for         , 2021; however, such meeting could be adjourned, as described above. For a description of the conditions for the completion of the Merger, see the section entitled “Proposal No. 1 — The Merger Proposal — The Merger Agreement — Conditions to Closing of the Merger.”

Q. When and where will the Special Meeting take place?

A. The Special Meeting will be held virtually on         , 2021, at , Eastern time. You may attend the Special Meeting webcast by accessing the web portal located at          and following the instructions set forth below. Stockholders participating in the Special Meeting will be able to listen only and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the Special Meeting, virtual attendees will be able to:

• vote via the web portal during the Special Meeting webcast; and
• submit questions or comments to 10X Capital’s directors and officers during the Special Meeting via the Special Meeting webcast.
Q. What do I need to do now?

A. 10X Capital urges you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Merger will affect you as a stockholder and/or warrant holder of 10X Capital. Stockholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q. How do I vote?

A. If you are a holder of record of 10X Capital Common Stock on the record date, you may vote virtually at the Special Meeting or by submitting a proxy for the Special Meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the meeting and vote virtually, obtain a proxy from your broker, bank or nominee.

Q: How do I attend the Special Meeting?

A. Due to health concerns stemming from the COVID-19 pandemic and to support the health and well-being of the 10X Capital stockholders, the Special Meeting will be held virtually. Any stockholder wishing to virtually attend the Special Meeting must register in advance. To register for and attend the Special Meeting, please follow these instructions as applicable to the nature of your ownership of 10X Capital Common Stock:

•        Shares Held of Record.    If you are a record holder, and you wish to attend the virtual Special Meeting, go to    , enter the control number you received on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Immediately prior to the start of the Special Meeting, you will need to log back into the meeting site using your control number. You must register before the meeting starts.

•        Shares Held in Street Name.    If you hold your shares in “street” name, which means your shares are held of record by a broker, bank or nominee, and you wish to attend the virtual Special Meeting, you must obtain a legal proxy from the stockholder of record and e-mail a copy (a legible photograph is sufficient) of your proxy to proxy@continentalstock.com. Holders should contact their bank, broker or other nominee for instructions regarding obtaining a proxy. Holders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the Special Meeting. You will receive an e-mail prior to the meeting with a link and instructions for entering the Special Meeting. “Street name” holders should contact Continental Stock Transfer on or before    , 2021.

Stockholders will also have the option to listen to the Special Meeting by telephone by calling:
• Within the U.S. and Canada: (toll-free)
• Outside of the U.S. and Canada: (standard rates apply)
The passcode for telephone access: #. You will not be able to vote or submit questions unless you register for and log in to the Special Meeting webcast as described above.
Q. If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A. No. As disclosed in this proxy statement/prospectus, your broker, bank or nominee cannot vote your shares on the Merger Proposal unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. Failure to instruct your broker, bank or nominee on how to vote will have the same effect as a vote “AGAINST” the Merger Proposal, the Class B Charter Proposal, or the Material Differences Charter Proposal, but will have no effect on the Adjournment Proposal.

Q. May I change my vote after I have mailed my signed proxy card?

A. Yes. Stockholders may send a later dated, signed proxy card to 10X Capital at the address set forth below so that it is received by 10X Capital’s Chief Executive Officer prior to the vote at the Special Meeting or attend the Special Meeting virtually and vote. Stockholders also may revoke their proxy by sending a notice of revocation to 10X Capital’s Chief Executive Officer, which must be received by 10X Capital’s Chief Executive Officer prior to the vote at the Special Meeting.

Q. What happens if I fail to take any action with respect to the Special Meeting?

A. If you fail to take any action with respect to the Special Meeting and the Merger is approved by stockholders and consummated, you will become a shareholder and/or warrant holder of REE. If you fail to take any action with respect to the Special Meeting and the Merger is not approved, you will continue to be a stockholder and/or warrant holder of 10X Capital.

Q. What should I do if I receive more than one set of voting materials?

A. Stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your 10X Capital Common Stock.

Q. What happens if I sell my 10X Capital Common Stock before the Special Meeting?

A. The record date for the Special Meeting is earlier than the date of the Special Meeting and earlier than the date the Merger is expected to be completed. If you transfer your shares after the applicable record date, but before the Special Meeting date, unless you grant a proxy to the transferee, you will retain your right to vote at the Special Meeting.

Q. What should I do with my share and/or warrant certificates?

A. Warrant holders and those stockholders who do not elect to have their shares of 10X Capital Common Stock redeemed for a pro rata share of the Trust Account should wait for instructions from 10X Capital’s transfer agent regarding what to do with their certificates. 10X Capital stockholders who exercise their redemption rights must deliver their share certificates to 10X Capital’s transfer agent (either physically or electronically) no later than two (2) business days prior to the Special Meeting as described above. Upon consummation of the Merger, the 10X Capital Warrants, by their terms, will entitle holders to purchase shares of REE. Therefore, warrantholders need not deliver their warrants to 10X Capital or REE at that time.

Q. Who can help answer my questions?	A. If you have questions about the Merger or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card you should contact:
Hans Thomas 10X Capital Venture Acquisition Corp 1 World Trade Center, 85th Floor New York, NY 10007 Tel: (212) 257-0069 Email: hans@10Xcapital.com
You may also contact the proxy solicitor at:
Morrow Sodali LLC 470 West Avenue Stamford, Connecticut 06902 Tel: (800) 662-5200 or banks and brokers can call collect at (203) 658-9400 Email: VCVC.info@investor.morrowsodali.com

You may also obtain additional information about 10X Capital from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.” If you are a holder of Public Shares and you intend to seek redemption of your shares, you will need to deliver your stock (either physically or electronically) to 10X Capital’s transfer agent at the address below at least two (2) business days prior to the Special Meeting. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Attention: Shareholder Department Continental Stock Transfer & Trust Company 1 State Street, 30th Floor New York, New York 10004 Telephone: 212-509-4000 E-mail: cstmail@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the Special Meeting, including the Merger, you should read this entire document carefully, including the Merger Agreement attached as Annex A to this proxy statement/prospectus. The Merger Agreement is the legal document that governs the Merger and share exchange and the other transactions that will be undertaken in connection with the Merger. It is also described in detail in this proxy statement/prospectus in the section entitled “Proposal No. 1 — The Merger Proposal — The Merger Agreement.”

Information About the Companies

REE

REE Automotive Ltd. (“REE”), a company organized under the laws of the State of Israel, is a development stage technology company in the field of electric mobility that aims to reinvent the EV and next-generation e-mobility market. REE’s mission is to empower global mobility companies to build any size or shape of electric or autonomous vehicle for various applications and target markets from Class 1 through Class 6 (running as small as short-range delivery vehicles or autonomous passenger vehicles at one end of the spectrum, up to as large as large walk-in/mid-duty delivery trucks or mid-size shuttle buses at the other end). REE strives to be the cornerstone on top of which mobility players can build their dreams of future services, unbound by legacy thinking, as REE carries the next generation of electric and autonomous vehicles on a truly modular and scalable platform.

The mailing address for REE’s principal executive office is 10 Aharon Maskin Street, Tel-Aviv, Israel and its telephone number is +972 0778995193.

Spark Merger Sub, Inc.

Spark Merger Sub, Inc. (“Merger Sub”) is a newly formed Delaware corporation and a wholly-owned subsidiary of REE. Merger Sub was formed solely for the purpose of effecting the Merger and has not carried on any activities other than those in connection with the Merger. The address and telephone number for Merger Sub’s principal executive offices are the same as those for REE.

10X Capital

10X Capital is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. 10X Capital was incorporated under the laws of Delaware on August 10, 2020.

On November 27, 2020, 10X Capital closed its IPO of 17,500,000 Units, with each Unit consisting of one share of 10X Capital Class A Common Stock and one-half of one Public Warrant. Each whole Public Warrant entitles the holder to purchase one share of 10X Capital Class A Common Stock at a purchase price of $11.50 upon consummation of an initial business combination. The Units from the initial public offering were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $175,000,000.

Simultaneously with the consummation of the initial public offering, 10X Capital consummated a private placement of 5,500,000 Private Warrants to the Sponsor. The Private Warrants were sold at an offering price of $1.00 per whole warrant, generating gross proceeds of $5,500,000. The Private Warrants are identical to the Public Warrants sold in the IPO, except that the Private Warrants are not redeemable and are exercisable on a cashless basis as long as they are held by the Sponsor or its permitted transferees. The Sponsor has agreed that these Private Warrants will not be sold or transferred by it (except to certain permitted transferees) until after 10X Capital has completed an initial business combination.

On December 18, 2020, the underwriters exercised in full their over-allotment option to purchase 2,625,000 Units, generating gross proceeds of $26,250,000. 10X Capital funded the Trust Account with $201,250,000 (including $7,568,750 of deferred underwriting fees payable to the underwriters of the initial public offering upon completion of an initial business combination) of the cash proceeds from the IPO (including the exercise of the over-allotment option), and the net proceeds from the Private Warrants after the payment of expenses associated with the IPO.

The IPO was conducted pursuant to a registration statement on Form S-1 (Reg. No. 333-249072) that became effective on November 23, 2020. As of the date of this proxy statement/prospectus, there was approximately $201.2 million held in the Trust Account.

10X Capital Units, 10X Capital Class A Common Stock and the Public Warrants are listed on Nasdaq under the symbols “VCVCU,” “VCVC,” and “VCVCW,” respectively.

The mailing address of 10X Capital’s principal executive office is 1 World Trade Center, 85th Floor, New York, NY 10007. After the consummation of the Merger, 10X Capital will become a wholly-owned subsidiary of REE.

The Merger Agreement (page 98)

The terms and conditions of the merger of Merger Sub with and into 10X Capital, with 10X Capital surviving the merger as a wholly-owned subsidiary of REE are contained in the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus. We encourage you to read the Merger Agreement carefully, as it is the legal document that governs the Merger.

Merger Consideration

The pro forma equity valuation of REE upon consummation of the Merger is estimated to approximate $3.6 billion. We estimate that, upon consummation of the Merger, assuming none of 10X Capital’s public stockholders demand redemption pursuant to the 10X Capital Charter, the securityholders of REE will own approximately 84.1% of the outstanding REE Class A Ordinary Shares and the securityholders of 10X Capital, including the Public Shareholders, the Sponsor and the PIPE Investors, will own the remaining REE Class A Ordinary Shares.

Pursuant to the Merger Agreement, at the Effective Time of the Merger, each outstanding share of 10X Capital Class A Common Stock will be converted into the right to receive one newly issued REE Class A Ordinary Share. The Existing 10X Capital Charter provides that, upon conversion of 10X Capital Class B Common Stock into 10X Capital Class A Common Stock, the holders of 10X Capital Class B Common Stock shall be entitled to receive a number of additional shares of 10X Capital Class A Common Stock equal to 25% of the number of shares of 10X Capital Class A Common Stock issued to the PIPE Investors. Concurrently with the execution and delivery of the Merger Agreement, 10X Capital, its Insiders, the Sponsor and REE entered into the Letter Agreement. Pursuant to the Letter Agreement, the holders of the shares of 10X Capital Class B Common Stock have agreed to waive their right to receive any Anti-Dilution Shares in excess of 2,900,000, with such waiver resulting in the Conversion Ratio. In addition, up to 1,500,000 of the 2,900,000 Anti-Dilution Shares to be received upon the conversion of 10X Capital Class B Common Stock will be subject to subsequent forfeiture without consideration if the trading prices of REE Class A Ordinary Shares specified below are not achieved following the Merger. 10X Capital’s outstanding warrants to purchase one share of 10X Capital Class A Common Stock shall be converted into the right to receive an equal number of warrants to purchase one REE Class A Ordinary Share, subject to downward adjustment to the next whole number in case of fractions of REE Warrants.

The Sponsor has agreed in the Letter Agreement to forfeit and surrender, on the First Trading Day, a number of REE Class A Ordinary Shares equal to (i) 1,500,000 if the First Trading Day Price is less than $13.00, (ii) 1,000,000 if the First Trading Day Price equals or exceeds $13.00 but is less than $16.00, (iii) 500,000 if the First Trading Day Price equals or exceeds $16.00 but is less than $20.00, and (iv) 0 if the First Trading Day Price equals or exceeds $20.00.

Stock Split

Prior to the Effective Time, all of the REE Preferred Shares will be converted into REE Class A Ordinary Shares, after which (but prior to the Effective Time) REE intends to effect a stock split to cause the value of the outstanding REE Class A Ordinary Shares immediately prior to the Effective Time to equal $10.00 per share.

The 10X Capital Board of Directors’ Reasons for the Merger (page 87)

In evaluating the Merger, the 10X Capital board of directors consulted with 10X Capital’s management and legal and financial advisors. The 10X Capital board of directors reviewed various industry and financial data in order to determine that the consideration to be paid was reasonable and that the Merger was in the best interests of

10X Capital’s stockholders. The financial data reviewed included the historical and projected consolidated financial statements of REE, comparable publicly traded company analyses and an analysis of pro forma capital structure and trading multiples prepared by management and 10X Capital’s advisors.

10X Capital’s management conducted a due diligence review of REE that included an industry analysis, an analysis of the existing business model of REE and historical and projected financial results. 10X Capital’s management, including its directors and advisors, have many years of experience in both operational management and investment and financial management and analysis and, in the opinion of the 10X Capital board of directors, was suitably qualified to conduct the due diligence and other investigations and analyses required in connection with the search for a merger partner. A detailed description of the experience of 10X Capital’s executive officers and directors is included in the section of this proxy statement/prospectus entitled “10X Capital Business — Directors and Executive Officers.”

In reaching its unanimous resolution (i) that the terms and conditions of the Merger Agreement, including the proposed Merger, are advisable, fair to and in the best interests of 10X Capital and its stockholders and (ii) to recommend that its stockholders adopt and approve the Merger Agreement and approve the Merger contemplated therein, the 10X Capital board of directors considered a range of factors, including but not limited to, the factors discussed below. In light of the number and wide variety of factors, the 10X Capital board of directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. The 10X Capital board of directors viewed its position as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of 10X Capital’s reasons for the Merger and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section of this proxy statement/prospectus entitled “Forward-Looking Statements.”

In considering the Merger, the 10X Capital board of directors gave considerable weight to the following factors:

•        Strong value proposition for public investors;

•        Expansion potential;

•        Public company-ready;

•        Differentiated product or service; and

•        Experienced management team.

The 10X Capital board of directors also considered a variety of uncertainties and risks and other potentially negative factors concerning the Merger, including, but not limited to, the following:

•        Public company-ready.    10X Capital believed REE was remarkably well-prepared for an initial public offering of its equity or acquisition by a special purpose acquisition company, with well-developed corporate governance, financial controls and reporting policies already in place. Further, REE had already engaged accounting advisors to prepare PCAOB-standard audited financials, which were anticipated to be ready for the purposes of filing a Registration Statement on Form F-4 without significant lag time. REE’s readiness to enter the public markets on an accelerated timeframe compared to other potential targets was a key factor in 10X Capital’s analysis of the potential viability of a business combination with REE.

•        Strong value proposition for public investors.    Given multiple well-received EV special purpose acquisition company deals that have been announced during 2020 and 2021, 10X Capital believed that a business combination with REE would resonate thematically with public markets investors. 10X Capital determined that REE’s attractive valuation in relation to those comparable entities provided an attractive entry point to the EV ecosystem. Given the lack of borrowed debt on REE’s balance sheet, and the attractiveness of the EV sector, as evidenced by the recent positive reception of such sector in the capital markets, 10X Capital concluded that REE would present a strong value proposition for public investors.

•        Expansion potential.    10X Capital believes that REE’s modular platform technology, covering a variety of vehicle weight classes, together with its expanding global footprint, positions REE to take advantage of the cash accreting to the REE balance sheet through the Merger to grow and expand REE’s business model.

•        Differentiated product or service.    REE offers a highly differentiated, extensively patented solution, which demonstrates clear competitive advantages over competing electric vehicle drivetrain, platform and by-wire solutions, including conventional “skateboards” and in-wheel/hub motor technology. This is clearly evidenced by the strategic partnerships, investments and memoranda of understanding that REE has secured to date.

•        Experienced management team:    REE’s management team is highly experienced in automotive, engineering and serial entrepreneurship.

The 10X Capital board of directors concluded that the potential benefits that it expected 10X Capital and its stockholders to achieve as a result of the Merger outweighed any potentially negative factors associated with the Merger. Accordingly, the 10X Capital board of directors unanimously determined that the Merger Agreement and the Merger contemplated therein are advisable, fair to and in the best interests of 10X Capital and its stockholders.

Interests of 10X Capital’s Officers and Directors in the Merger (page 91)

When you consider the recommendation of the 10X Capital board of directors in favor of approval of the Merger Proposal, you should keep in mind that 10X Capital’s initial stockholders, including its directors and executive officers, have interests in such proposal that are different from, or in addition to, the interests of a Public Stockholder or a Warrant holder. These interests include, among other things:

•        If the Merger with REE or another business combination is not consummated by May 27, 2022, 10X Capital will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Public Shares for cash and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, the 5,031,250 shares of 10X Capital Class B Common Stock held by 10X Capital’s initial stockholder, the Sponsor, which were acquired for an aggregate purchase price of $25,000 prior to 10X Capital’s IPO, would be worthless because 10X Capital’s initial stockholders are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of $         million based upon the closing price of $         per share on the Nasdaq on         , the record date of the Special Meeting.

•        The Sponsor purchased an aggregate of 5,500,000 Private Warrants from 10X Capital for an aggregate purchase price of $5,500,000 (or $1.00 per Warrant). This purchase took place on a private placement basis simultaneously with the consummation of the IPO. A portion of the net proceeds of the IPO (including the net proceeds of the underwriters’ exercise of their over-allotment option) and the simultaneous private placement of the Private Warrants, a total of $201,250,000 was placed in the Trust Account. Such Private Warrants had an aggregate market value of $         based upon the closing price of $         per Public Warrant on Nasdaq on         , 2021, the record date of the Special Meeting. Private Warrants will become worthless (as will the Public Warrants) if 10X Capital does not consummate an initial business combination by May 27, 2022.

•        The Merger Agreement provides that Hans Thomas, 10X Capital’s Chief Executive Officer and Chairman will become a director of REE. As such, in the future he may receive any cash fees, stock options or stock awards that the REE board of directors determines to pay to its directors.

•        If 10X Capital is unable to complete an initial business combination by May 27, 2022, the Sponsor will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target business(es) or claims of vendors or other entities that are owed money by 10X Capital for services rendered or contracted for or products sold to 10X Capital, but only if such a vendor or target business has not executed a waiver.

•        The Sponsor, as 10X Capital’s initial stockholder, and its affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on 10X Capital’s behalf, such as identifying and investigating possible business targets and business combinations. However, if 10X Capital fails to consummate an initial business combination within the required period, they will not have any claim against the Trust Account for reimbursement. Accordingly, 10X Capital may not be able to reimburse these expenses if the Merger with REE or another business combination, is not completed by May 27, 2022. As of the date of this proxy statement/prospectus, there are no unpaid reimbursable expenses.

•        The Merger Agreement provides that following the Merger, 10X Capital, as the surviving corporation in the Merger, will maintain for not less than six years from the Closing provisions in its organizational documents regarding the indemnification and exoneration of officers and directors that are no less favorable to such persons than the provisions in such organizational documents in effect on the date of the Merger Agreement.

•        The Merger Agreement provides that a six-year “tail,” directors’ and officers’ liability insurance policy covering persons currently covered by 10X Capital’s directors’ and officers’ liability insurance policies on terms not less favorable than the terms of such current directors’ and officers’ liability insurance policies will be purchased, and REE shall or shall cause its subsidiaries to maintain such “tail” policy for its full term.

At any time prior to the Special Meeting, during a period when they are not then aware of any material non-public information regarding 10X Capital or its securities, the Sponsor, as an initial stockholder of 10X Capital, 10X Capital’s officers and directors, REE, the REE officers and directors and/or their respective affiliates, or REE shareholders may purchase Public Shares from institutional and other investors who vote, or indicate an intention to vote, against the Merger Proposal, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of 10X Capital Common Stock or vote their shares in favor of the Merger Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of the shares outstanding and entitled to vote at the Special Meeting to approve the Merger Proposal vote in its favor, where it appears that such requirements would otherwise not be met. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against a potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or Private Warrants owned by the Sponsor for nominal value.

Entering into any such arrangements may have a depressive effect on the price of 10X Capital Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase 10X Capital Common Stock at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Special Meeting.

If such transactions are effected, the consequence could be to cause the Merger to be approved in circumstances where such approval could not otherwise be obtained. Purchases of 10X Capital Common Stock by the persons described above would allow them to exert more influence over the approval of the Merger Proposal and would likely increase the chances that such proposal would be approved.

As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. 10X Capital will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Merger Proposal or the satisfaction of any closing conditions. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Agreements entered into in connection with the Merger Agreement (page 109)

In connection with the Merger, certain related agreements have been, or will be entered into on or prior to the Closing Date, including:

•        Support Agreement pursuant to which 10X Capital and the Sponsor have agreed, among other things, to vote their shares of 10X Capital (representing 20% of such outstanding shares), and take certain other actions, in support of the Merger, and REE and the REE shareholders party thereto have agreed, among other things, to vote their REE Ordinary Shares (representing approximately 93% of such outstanding shares and, together with other shares of REE subject to proxy agreements, representing approximately 97%), and take certain other actions, in support of the Merger.

•        Letter Agreement by and among 10X Capital, the Insiders, the Sponsor and REE, pursuant to which, the Sponsor has agreed to waive its rights to receive certain Anti-Dilution Shares in excess of 2,900,000, and has agreed to forfeit and surrender up to 1,500,000 shares of 10X Capital Class A Common Stock if trading prices of REE Class A Ordinary Shares specified below are not achieved following the Merger.

•        Investors’ Rights Agreement by and among REE, 10X Capital, the Sponsor, the Insiders, and certain REE shareholders, pursuant to which REE has agreed to grant the other parties thereto registration rights in respect of their REE Class A Ordinary Shares and certain other REE securities and whereby the Sponsor and REE have each agreed, subject to the terms in the Investors’ Rights Agreement, to certain limitations on transferring their REE Class A Ordinary Shares.

•        Subscription Agreements entered into concurrently with the Merger Agreement, by and among REE, 10X Capital and the PIPE Investors subscribing for 10X Capital Class A Common Stock, pursuant to which the PIPE Investors have agreed to purchase, and 10X Capital has agreed to sell, an aggregate of 30,000,000 shares of 10X Capital Class A Common Stock, for the purchase price of $10.00 per share and at an aggregate purchase price of $300,000,000. The obligations to consummate the transactions contemplated by the Subscription Agreements are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Merger Agreement. The Subscription Agreements include customary resale registration rights provisions

Certain Material U.S. Federal Income Tax Considerations (page 111)

For a description of certain material U.S. federal income tax consequences of the Merger, the exercise of redemption rights in respect of shares of 10X Capital Common Stock and the ownership and disposition of REE Class A Ordinary Shares and/or REE Warrants, please see the information set forth in “Certain Material U.S. Federal Income Tax Considerations” beginning on page 111.

Certain Material Israeli Tax Considerations (page 127)

For a description of certain Israeli tax consequences of the ownership and disposition of REE Class A Ordinary Shares and/or REE Warrants, please see the information set forth in “Certain Material Israeli Tax Considerations” beginning on page 127.

Redemption Rights

Pursuant to the Existing 10X Capital Charter, a holder of Public Shares may demand that 10X Capital redeem such shares for cash if the Merger is consummated. You will be entitled to receive cash for your Public Shares regardless of whether you vote for or against the Merger Proposal and demand that 10X Capital redeem your shares for cash no later than 5:00 p.m. Eastern time on         , 2021 (two (2) business days prior to the Special Meeting) by (A)  submitting your redemption request, which includes the name of the beneficial owner of the Public Shares to be redeemed, in writing to Continental Stock Transfer & Trust Company and (B) delivering your stock to 10X Capital’s transfer agent physically or electronically using DTC’s DWAC (Deposit Withdrawal at Custodian) System. If the Merger is not completed, these shares will not be redeemed for cash. In such case, 10X Capital will promptly return any shares delivered by holders of Public Shares for redemption and such holders may only share in the assets of the Trust Account upon the liquidation of 10X Capital. This may result in holders receiving less than they would have received if the Merger was completed and they had exercised their redemption rights in connection therewith due to potential claims of creditors. If a holder of Public Shares properly demands redemption, 10X Capital will redeem each Public Share for a full pro rata portion of the Trust Account, calculated as of two business days prior to the anticipated consummation of the Merger. As of         , the record date, this would amount to approximately $         per share. If a holder of Public Shares exercises its redemption rights, then it will be exchanging its shares of 10X Capital Common Stock for cash and will no longer own the shares. See the section entitled “Special Meeting of 10X Capital Stockholders — Redemption Rights” for a detailed description of the procedures to be followed if you wish to convert your shares of 10X Capital Common Stock into cash.

Holders of Warrants and Units will not have redemption rights with respect to such securities.

Appraisal Rights

10X Capital stockholders (including the initial stockholders) and holders of other 10X Capital securities do not have appraisal rights in connection with the merger under the DGCL.

The Class B Charter Proposal

If the Merger Proposal is approved, 10X Capital stockholders will be asked to approve an amendment to the Existing 10X Capital Charter that will provide for the conversion of 10X Capital Class B Common Stock into 10X Capital Class A Common Stock at the Conversion Ratio, which reflects a partial waiver by the Sponsor of its right under the Existing 10X Capital Charter to receive Anti-Dilution Shares, immediately prior to the Merger.

The Material Differences Charter Proposal

If the Merger Proposal is approved, 10X Capital stockholders will be asked to approve the material differences between the Existing 10X Capital Charter and the Amended and Restated Articles to be in effect following the Merger. Please see the section entitled “Proposal No. 3 — The Material Differences Charter Proposal.”

The Adjournment Proposal

If, based on the tabulated vote, there are not sufficient votes at the time of the Special Meeting to authorize 10X Capital to consummate the Merger, the 10X Capital board of directors may submit a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies. Please see the section entitled “Proposal No. 4 — The Adjournment Proposal.”

Date, Time and Place of Special Meeting of 10X Capital’s Stockholders

The Special Meeting of the stockholders of 10X Capital will be held virtually at         , Eastern time, on         , 2021, and accessible at          or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed, to consider and vote upon the Merger Proposal, the Class B Charter Proposal, the Material Differences Charter Proposal and if necessary, the Adjournment Proposal.

Voting Power; Record Date

Stockholders will be entitled to vote or direct votes to be cast at the Special Meeting if they owned shares of 10X Capital Common Stock at the close of business on         , which is the record date for the Special Meeting. Stockholders will have one vote for each share of 10X Capital Common Stock owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. Warrants do not have voting rights. On the record date, there were 25,156,250 shares of 10X Capital Common Stock outstanding, of which 20,125,000 were Public Shares.

Quorum and Vote of 10X Capital Stockholders

A quorum of 10X Capital stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the outstanding shares entitled to vote at the meeting are represented virtually or by proxy. Abstentions will count as present for the purposes of establishing a quorum; Broker Non-Votes will not. The proposals presented at the Special Meeting will require the following votes:

•        Pursuant to the DGCL, the approval of the Merger Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of 10X Capital Common Stock. There are currently 25,156,250 shares of 10X Capital Common Stock outstanding, of which 20,125,000 are Public Shares.

•        Pursuant to the DGCL, the approval of the Class B Charter Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of 10X Capital Common Stock. There are currently 25,156,250 shares of 10X Capital Common Stock outstanding, of which 20,125,000 are Public Shares.

•        Pursuant to the DGCL, the approval of the Material Differences Charter Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of 10X Capital Common Stock. There are currently 25,156,250 shares of 10X Capital Common Stock outstanding, of which 20,125,000 are Public Shares.

•        The approval of the Adjournment Proposal, if presented, will require the affirmative vote of a majority of the votes cast by holders of shares of 10X Capital Common Stock present and entitled to vote at the meeting.

Abstentions will have the same effect as a vote “AGAINST” the Merger Proposal, the Class B Charter Proposal, or the Material Differences Charter Proposal, but will have no effect on the Adjournment Proposal. Broker Non-Votes will have the same effect as a vote “AGAINST” the Merger Proposal, the Class B Charter Proposal, the Material Differences Charter Proposal, or the Adjournment Proposal.

The Merger is conditioned on the approval of each of the Condition Precedent Proposals. The Condition Precedent Proposals are cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal. Each of these proposals is more fully described in this proxy statement/prospectus, which each stockholder is encouraged to read carefully and in its entirety.

Certain Voting Arrangements

As of November 24, 2020, the Sponsor beneficially owned and was entitled to vote 5,031,250 shares of 10X Capital Common Stock. The foregoing unadjusted shares represent approximately 20% of the issued and outstanding shares of 10X Capital Common Stock. The Sponsor has entered into the Support Agreement whereby it has agreed to vote its shares in favor of, and take certain other actions in support of, the Merger.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. 10X Capital has engaged Morrow Sodali LLC to assist in the solicitation of proxies.

If a stockholder grants a proxy, it may still vote its shares virtually if it revokes its proxy before the Special Meeting. A stockholder may also change its vote by submitting a later-dated proxy as described in the section entitled “Special Meeting of 10X Capital Stockholders — Revoking Your Proxy.”

Recommendation to Stockholders

The 10X Capital board of directors believes that the Merger Proposal and the other proposals to be presented at the Special Meeting are fair to and in the best interest of 10X Capital’s stockholders and unanimously recommends that its stockholders vote “FOR” the Merger Proposal, “FOR” the Class B Charter Proposal, “FOR” the Material Differences Charter Proposal and “FOR” the Adjournment Proposal, if presented.

Comparison of Rights of Stockholders of 10X Capital and Shareholders of REE (page 225)

If the Merger is successfully completed, holders of 10X Capital Common Stock will become holders of REE Class A Ordinary Shares, and their rights as shareholders will be governed by REE’s organizational documents. There are also differences between the laws governing 10X Capital, a Delaware corporation, and REE, an Israeli company. Please see “Comparison of Rights of REE Shareholders and 10X Capital Stockholders” on page 225 for more information.

Emerging Growth Company

Each of 10X Capital and REE is, and consequently, following the Merger, REE will be, an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, REE will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find REE’s securities less attractive as a result, there may be a less active trading market for REE’s securities and the prices of REE’s securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. REE has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, REE, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of REE’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

REE will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Merger, (b) in which REE has total annual gross revenue of at least $1.07 billion, or (c) in which REE is deemed to be a large accelerated filer, which means the market value of REE’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which REE has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Foreign Private Issuer

REE expects to be a “foreign private issuer” under SEC rules following the consummation of the Merger. Consequently, REE will be subject to the reporting requirements under the Exchange Act applicable to foreign private issuers. REE will be required to file its annual report on Form 20-F for the year ending December 31, 2021 with the SEC by April 30, 2021. In addition, REE will furnish reports on Form 6-K to the SEC regarding certain information required to be publicly disclosed by REE in Israel or that is distributed or required to be distributed by REE to its shareholders.

Based on its foreign private issuer status, REE will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as a U.S. company whose securities are registered under the Exchange Act. REE will also not be required to comply with Regulation FD, which addresses certain restrictions on the selective disclosure of material information. In addition, among other matters, REE officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of REE Class A Ordinary Shares.

Despite its initial exemption due to its foreign private issuer status, following the consummation of the Merger, REE nevertheless expects to issue interim quarterly financial information publicly and to furnish it to the SEC on Form 6-K.

Regulatory Matters

The Merger is not subject to any federal or state regulatory requirement or approval, except for filings with the State of Delaware necessary to effectuate the Merger.

Risk Factors

In evaluating the proposals to be presented at the Special Meeting, a stockholder should carefully read this proxy statement/prospectus, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors.” Some of the risks related to REE and 10X Capital are summarized below:

•        REE’s business model has yet to be tested and any failure to commercialize its strategic plans could have an adverse effect on its operating results, business, or reputation, resulting in substantial liabilities that may exceed its resources.

•        REE’s marketing and sales model is different from predominant and current models in the automobile industry, making evaluation of its business, operating results and future prospects difficult. Should such a model fail to achieve market acceptance, REE may not be able to achieve profitability.

•        REE’s agreements with potential customers, potential suppliers and potential strategic partners are preliminary in nature.

•        REE’s products are currently in development and there are risks associated with developing existing advanced prototypes into marketable products.

•        REE’s development of an outsourced manufacturing business model may not be successful, which could harm its ability to deliver products and recognize revenue.

•        Although REE has projected unit sales based on an assessment of non-binding MOUs and the possibility of sales to potential partners, considering a range of assumptions, REE has not entered into any definitive purchase agreements with potential customers.

•        REE is reliant on its UK Engineering Center of Excellence for the design, validation, verification, testing and homologation of its products.

•        REE’s limited operating history may make evaluation of its business and future prospects difficult, increasing the risk of investment in REE.

•        REE’s projected financial information relies in large part upon internally developed assumptions and analyses, that if proven incorrect could result in significantly lower actual results.

•        REE’s business model is subject to risks associated with its anticipated initial commercial production in 2022 and subsequent increased commercial production in 2023.

•        REE will be dependent on its potential suppliers, including but not limited to body manufacturers and battery providers, some of which will be single or limited source suppliers, and the inability of such suppliers to deliver the components of REE’s products in a timely manner or at all and at prices and volumes acceptable to REE could have a material adverse effect on its business, prospects and operating results.

•        If the market for commercial EVs does not develop as REE expects or develops slower than REE expects, its business prospects, financial condition, and operating results may be adversely affected.

•        REE operates in a highly competitive market against a large number of both established competitors and new market entrants, and many market participants have substantially greater resources than REE;

•        Political, economic and military conditions in Israel could adversely affect REE’s business.

•        10X Capital’s current directors and executive officers beneficially own shares of 10X Capital Common Stock and Warrants that will be worthless if the Merger is not approved. Such interests may have influenced their decision to approve the Merger with REE.

•        Subsequent to the completion of the Merger, REE may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and REE’s ordinary share price, which could cause you to lose some or all of your investment.

•        Following the Merger, REE’s voting control will be concentrated among the holders of REE Class B Ordinary Shares. As a result, the market price of REE Class A Ordinary Shares may be materially adversely affected by such disparate voting rights.

•        10X Capital did not obtain a fairness opinion from an independent investment banking or accounting firm, and consequently, Investors have no assurance from an independent source that the price 10X Capital is paying in connection with the Merger is fair to 10X Capital from a financial point of view.

•        If 10X Capital Public Stockholders fail to properly demand redemption of their shares, they will not be entitled to redeem their shares of 10X Capital Common Stock for a pro rata portion of the Trust Account.

UNAUDITED HISTORICAL COMPARATIVE AND PRO FORMA COMBINED PER SHARE DATA OF 10X CAPITAL AND REE

The following table sets forth summary historical comparative share and unit information for 10X Capital and REE and unaudited pro forma condensed combined per share information of 10X Capital after giving effect to the Merger (as defined in the section titled “Unaudited Pro Forma Condensed Combined Financial Information”), assuming two redemption scenarios as follows:

•        Assuming No Redemptions:    This presentation assumes that no 10X Capital stockholders exercise redemption rights with respect to their Public Shares.

•        Assuming Maximum Redemptions:    This presentation assumes that all 10X Capital Public Stockholders holding approximately 19,019,236 Public Shares will exercise their redemption rights for the $190.2 million of funds in 10X Capital Corporation’s Trust Account. Each of REE’s and 10X Capital’s obligations under the Merger Agreement are subject to 10X Capital having (i) at least $225 million (the “Minimum Cash Amount”) and (ii) net tangible assets of at least $5.0 million either immediately prior to or upon consummation of the Merger.

The unaudited pro forma book value information reflects the Merger as if it had occurred on September 30, 2020. The weighted average shares outstanding and net earnings per share information reflect the Merger as if it had occurred on January 1, 2020.

This information is only a summary and should be read together with the summary historical financial information included elsewhere in this proxy statement/prospectus, and the historical financial statements of 10X Capital and REE and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined per share information of 10X Capital and REE is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/ prospectus.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of 10X Capital and REE would have been had the companies been combined during the periods presented.

					Combined Pro Forma
	10X Capital			REE	Assuming No Redemptions	Assuming Maximum Redemptions
As of and For the Nine Months Ended September 30, 2020(2),(3)
Book value per share(1)		$0.99		$8.28	$2.40	$1.62
Weighted average shares outstanding – basic and diluted*		5,031,250		5,398,729**	202,853,349	183,834,113
Net loss per share – basic and diluted		$(0.00)		$(10.56)	$(0.28)	$(0.31)
As of and for the Year Ended December 31, 2019(2),(3)
Book value per share(1)	$	N/A	(2)	$5.82	N/A (2)	N/A (2)
Weighted average shares outstanding – basic and diluted*		N/A	(4)	4,740,992	185,212,440	166,193,204
Net loss per share – basic and diluted	$	N/A	(4)	$(2.57)	$(0.07)	$(0.07)

____________

*        For the purposes of applying the if converted method for calculating diluted loss per share, it was assumed that all warrants and stock options to purchase REE Class A Ordinary Shares post-Merger are anti-dilutive.

**      Represents the weighted average shares outstanding before the split.

(1)      Book value per share equals total equity divided by total shares outstanding including preferred shares. The 10X Capital historical weighted average shares outstanding excludes 19,019,236 shares subject to redemption for 10X Capital at September 30, 2020.

(2)      Book value per share is not available on a pro forma combined basis as of December 31, 2019, as a pro forma combined balance sheet is not required to be prepared for that period.

(3)      No cash dividends were declared under the periods presented.

(4)      Weighted average shares outstanding — basic and diluted and net loss per share- basic and diluted are not available for 10X Capital since 10X Capital was incorporated on August 10, 2020.

PRICE RANGE OF SECURITIES AND DIVIDENDS

10X Capital

10X Capital Units, 10X Capital Class A Common Stock and 10X Capital Warrants are currently listed on Nasdaq under the symbols “VCVCU,” “VCVC” and “VCVCW,” respectively. Each 10X Capital Unit consists of one share of 10X Capital Class A Common Stock and one-half of one Public Warrant. Each whole 10X Capital Warrant entitles its holder to purchase one share of 10X Capital Class A Common Stock at a price of $11.50 per share. 10X Capital Units commenced trading on Nasdaq on November 24, 2020. 10X Capital Class A Common Stock and 10X Capital Warrants commenced trading on Nasdaq on January 12, 2021.

Holders

As of the date of this proxy statement/prospectus, there were          holder(s) of record of 10X Capital Units,          holder(s) of record of 10X Capital Class A Common Stock and          holder(s) of record of 10X Capital Warrants. Management believes 10X Capital has in excess of          beneficial holders of its securities.

Dividends

10X Capital has not paid any dividends to its shareholders.

REE

Market Price of REE Class A Ordinary Shares

Historical market price information regarding REE is not provided because there is no public market for its securities. REE is applying to list its REE Class A Ordinary Shares and REE Warrants on Nasdaq upon the Effective Time under the ticker symbols “REE” and “REEAW,” respectively.

Holders

As of the date of this proxy statement/prospectus, REE had 6,779,448 holder(s) of record.

Dividends

REE has not paid any dividends to its shareholders. Following the completion of the Merger, REE’s board of directors will consider whether or not to institute a dividend policy. It is presently intended that REE will retain its earnings for use in business operations and, accordingly, it is not anticipated that REE’s board of directors will declare dividends in the foreseeable future.

RISK FACTORS

Stockholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement/prospectus. This proxy statement/prospectus also contains forward-looking statements that involve risks and uncertainties and actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this proxy statement/prospectus. Unless the context otherwise requires, all references in this section to “we,” “us,” or “our” refer to REE Automotive Ltd. and its subsidiaries prior to the consummation of the Merger and all references in this section to “REE product” or “REE products” refer to: the “REEcorner” and the “REEboard” (which together may be referred to as a “REE platform”), and any other related technology developed by REE, either together or separately as the context requires.

Risks Related to REE’s Business

REE’s limited operating history may make evaluation of its business and future prospects difficult, increasing the risk of investment in REE.

REE faces risks and challenges as an early stage company with a limited operating history. REE has a limited operating history in the automotive industry on which investors can base an evaluation of its business, operating results and prospects. Since REE has not yet commercialized any automotive products, it is difficult to predict REE’s future revenues and expenses, and REE has limited insight into trends that may emerge and affect its business. There can be no assurance that potential customers will purchase REE’s automotive products at any level or at a level that is profitable for REE. REE’s historical operating data is associated with its Softwheel segment involving sales of wheels with wheel-based suspension technologies for wheelchairs; however, this data does not relate to any REE activity in the automotive industry. Market conditions, many of which are outside of REE’s control and subject to change, including general economic conditions, the availability and terms of financing, the impacts and ongoing uncertainties created by the COVID-19 pandemic, civil discourse throughout the globe, effects and impact of climate change and global warming, regulatory requirements and incentives, competition and the pace and extent of vehicle electrification generally, could impact demand for REE’s products and ultimately REE’s success.

REE’s projected financial information relies in large part upon internally developed assumptions and analyses, that if proven incorrect could result in significantly lower actual results.

The projected financial information appearing elsewhere in this proxy statement/prospectus reflects current estimates of future performance and incorporates certain financial and operational assumptions, including the level of demand for REE’s products, the performance of REE’s products, the projected bill of materials for REE’s products and the projected gross margin achievable upon sale of REE’s products. The projected financial and operating information is based in part upon projected unit sales reflecting REE’s assessment of non-binding memorandums of understanding (“MOU”) and the possibility of sales to potential partners, considering a range of assumptions including but not limited to, volumes, timelines, average selling prices, the development and commercialization of REE’s products, potential market and sector opportunities, the roll out of REE’s future integration centers locations, the production capacity of REE’s future integration centers, the selection of REE’s products by customers and by segment, and growth in the various markets REE is targeting, and there can be no guarantee that these projections of unit sales will reflect the actual sale of REE products in the future. These assumptions represent REE’s best estimates and there can be no assurance that the actual results will be in line with REE’s expectations. In addition, whether actual operating and financial results and business development will be consistent with REE’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside REE’s control, including, but not limited to:

•        the extent to which projections of unit sales will reflect the actual sale of REE products in the future;

•        the extent to which REE can actualize the value proposition of the REE products including, but not limited to, short time to market for potential customers, cost efficiencies related to its business model with limited capital expenditure requirements and projected total cost of ownership, and the availability of mission-specific vehicles that maximize cabin and storage space on a smaller overall footprint;

•        there is no guarantee that REE will be able to successfully outsource manufacturing and utilize future integration centers for the assembly of REE products;

•        the extent to which growth of e-mobility markets and continued shift in consumer preference will conform with projections;

•        REE’s ability to validate, verify and test REE products compatible with Class 1 through Class 6 platform models as currently projected, which the failure to do so with respect to any class would reduce REE’s projected total addressable market;

•        the extent to which REE’s projected bill of materials conform with the actual bill of materials upon start of production, deviation from which could negatively impact the projected total cost of ownership or projected gross margin;

•        the projected total cost of ownership is based upon a number of projected factors based on management expectations, the deviation from which could negatively impact the actual total cost of ownership offered to potential customers;

•        whether REE can obtain sufficient capital to sustain and grow its business; and

•        the timing and costs of new and existing marketing and promotional efforts, including with respect to the “Powered by REE” brand.

In the event that actual results differ from REE’s projected financial information or if REE adjusts its projections in future periods, REE’s share price could be materially adversely affected.

REE may not succeed in controlling the costs associated with its operations.

REE will require significant capital to develop and grow its business, including developing and assembling REE products, building future integration centers and developing REE’s intellectual property portfolio and brand. REE expects to incur significant expenses that will impact its profitability, including research and development expenses, sales and distribution expenses as REE builds its brand and markets its products, and general and administrative expenses as it scales its operations. REE’s ability to become profitable in the future will not only depend on its ability to successfully market its products, but also to control its costs. If REE is unable to efficiently design, assemble, market, sell and distribute its products, its margins, profitability and prospects would be materially and adversely affected.

If the market for commercial EVs does not develop as REE expects or develops slower than REE expects, its business prospects, financial condition, and operating results may be adversely affected.

REE’s growth depends upon the adoption of EVs by original equipment manufacturers (“OEMs”), logistics companies and service providers and on REE’s ability to produce, assemble and sell products that meet their needs. The entry of EV products into the commercial EV market is a relatively new development and is characterized by rapidly changing technologies and evolving government regulation, industry standards and customer views of the merits of using EVs in their businesses. This process has been slow to date. As part of REE’s sales efforts, REE must educate OEMs, logistics companies and service providers as to the savings during the life of the vehicle and the lower total cost of ownership of vehicles built on the REE products. As such, REE believes that OEMs, logistics companies and service providers will consider many factors when deciding whether to purchase REE’s products (or EVs generally) over vehicles powered by internal combustion engines, particularly diesel-fueled or natural gas-fueled vehicles. REE believes these factors include:

•        the difference in the initial purchase prices of EVs with comparable vehicles powered by internal combustion engines, both including and excluding the effect of government and other subsidies and incentives designed to promote the purchase of EVs;

•        the total cost of ownership of the vehicle over its expected life, which includes the initial purchase price and ongoing operating and maintenance costs;

•        the availability and terms of financing options for purchases of vehicles and, for EVs, financing options for battery or fuel cell systems;

•        the availability of tax and other governmental incentives to purchase and operate EVs and future regulations requiring increased use of nonpolluting vehicles;

•        government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;

•        fuel prices, including volatility in the cost of diesel or a prolonged period of low gasoline and natural gas costs that could decrease incentives to transition to EVs;

•        the cost and availability of other alternatives to diesel fueled vehicles, such as vehicles powered by natural gas;

•        corporate sustainability initiatives;

•        EV quality, performance and safety (particularly with respect to lithium-ion battery packs or fuel cells);

•        the quality and availability of service for the vehicle, including the availability of replacement parts;

•        the limited range over which EVs may be driven on a single charge;

•        access to charging stations and related infrastructure costs, and standardization of EV charging systems;

•        electric grid capacity and reliability; and

•        macroeconomic factors.

If, in weighing these factors, OEMs, logistics companies and service providers determine that there is not a compelling business justification for purchasing EVs, particularly those built on the REE products, then the market for EVs may not develop as REE expects or may develop more slowly than REE expects, which would adversely affect REE’s business, prospects, financial condition and operating results.

In addition, any reduction, elimination or selective application of tax and other governmental incentives and subsidies because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of the EV, fiscal tightening or other reasons may result in the diminished competitiveness of the EV industry generally or EVs built on the REE products in particular, which would adversely affect REE’s business, prospects, financial condition and operating results. Further, REE cannot assure that the current governmental incentives and subsidies available for purchasers of EVs will remain available.

Adverse conditions in the automotive industry could have adverse effects on REE’s results of operations.

REE’s business is directly affected by and significantly dependent on business cycles and other factors affecting the global automobile industry. Automotive production and sales are highly cyclical and depend on general economic conditions and other factors, including consumer spending and preferences, changes in interest rates and credit availability, consumer confidence, fuel costs, fuel availability, environmental impact, governmental incentives and regulatory requirements and political volatility, especially in energy-producing countries and growth markets. In addition, automotive production and sales can be affected by REE’s potential customers’ and potential suppliers’ and strategic partners’ ability to continue operating in response to challenging economic conditions and in response to regulatory requirements and other factors. The volume of global automotive production has fluctuated, sometimes significantly, from year to year, and REE expects any such fluctuations to give rise to fluctuations in the demand for its products. Any significant adverse change in any of these factors may result in a reduction in automotive sales and production by REE’s potential customers and potential suppliers and strategic partners and could have a material adverse effect on REE’s business, results of operations and financial condition.

REE’s future sales and operations in international markets may expose it to operational, financial and regulatory risks, including but not limited to unfavorable regulatory, political, tax and labor conditions which could negatively impact the business.

REE faces risks associated with its international operations, including possible unfavorable regulatory, political, tax and labor conditions, which could harm its business. REE has international operations and subsidiaries in Israel, the U.S., the UK and Germany that are subject to the legal, political, regulatory and social requirements and economic conditions in these jurisdictions. Additionally, as part of its growth strategy, REE intends to expand its manufacturing partnerships, assembly facilities and sales activity internationally. However, REE has no experience to date selling, manufacturing or assembling its products internationally and such expansion would require REE to make significant expenditures, including the hiring of local employees and establishing facilities, in advance of generating any revenue. REE is subject to a number of risks associated with international business activities that may increase its costs, impact its ability to sell its products and require significant management attention. These risks include:

•        conforming REE’s products to various international regulatory requirements where its products are sold, or homologation;

•        development and construction of its future integration center network;

•        difficulty in staffing and managing foreign operations;

•        difficulties attracting customers in new jurisdictions;

•        foreign government taxes, regulations and permit requirements, including foreign taxes that REE may not be able to offset against taxes imposed upon it in Israel, and foreign tax and other laws limiting REE’s ability to repatriate funds to Israel;

•        fluctuations in foreign currency exchange rates and interest rates, including risks related to any interest rate swap or other hedging activities REE undertakes;

•        Israel and foreign government trade restrictions, tariffs and price or exchange controls;

•        foreign labor laws, regulations and restrictions;

•        changes in diplomatic and trade relationships;

•        political instability, natural disasters, war or events of terrorism; and

•        the strength of international economies.

If REE fails to successfully address these risks, its business, prospects, operating results and financial condition could be materially harmed.

REE is subject to risks related to health epidemics and pandemics, including the ongoing COVID-19 pandemic, which could adversely affect REE’s business and operating results.

REE faces various risks related to public health issues, including epidemics, pandemics, and other outbreaks, including the ongoing COVID-19 pandemic. The effects and potential effects of COVID-19, including, but not limited to, its impact on general economic conditions, trade and financing markets, changes in customer behavior and continuity in business operations creates significant uncertainty. The spread of COVID-19 also disrupted the manufacturing, delivery and overall supply chain of vehicle manufacturers and suppliers, and has led to a global decrease in vehicle sales in markets around the world. In particular, the COVID-19 crisis may cause a decrease in demand for REE’s products if OEMs, logistics companies and service providers delay purchases of vehicles or if fuel prices for internal combustion engine vehicles remain low, an increase in costs resulting from REE’s efforts to mitigate the effects of COVID-19, delays in REE’s schedule to full commercial production of the REEcorner and disruptions to REE’s supply chain, among other negative effects.

The pandemic has resulted in government authorities implementing many measures to contain the spread of COVID-19, including travel bans and restrictions, quarantines, shelter-in-place and stay-at-home orders, and business shutdowns. These measures may be in place for a significant period of time and may be reinstituted if conditions deteriorate, which could adversely affect REE’s start-up and manufacturing plans. Measures that have been relaxed may be reimplemented if COVID-19 continues to spread. If, as a result of these measures, REE has to limit the number of employees and contractors in REE facilities at a given time, it could cause a delay in retooling efforts or in the production schedule of the REEcorner. Further, REE’s sales and marketing activities may be adversely affected due to the cancellation or reduction of in-person sales activities, meetings, events and conferences. If REE’s workforce is unable to work effectively, including due to illness, quarantines, government actions or other restrictions in connection with COVID-19, REE’s operations will be adversely affected.

The extent to which the COVID-19 pandemic may continue to affect REE’s business will depend on continued developments, which are uncertain and cannot be predicted. Even after the COVID-19 pandemic has subsided, REE may continue to suffer an adverse effect to REE’s business due to its global economic effect, including any economic recession. If the immediate or prolonged effects of the COVID-19 pandemic have a significant adverse impact on government finances, it would create uncertainty as to the continuing availability of incentives related to EV purchases and other governmental support programs.

Risks Related to REE’s Strategy

REE’s business model has yet to be tested and any failure to commercialize its products could have an adverse effect on its operating results, business, or reputation, resulting in substantial liabilities that may exceed its resources.

REE strives to be the cornerstone upon which global mobility companies build any size or shape of electric car, van, or truck on a modular and scalable platform for various applications or target markets. REE believes that this approach will allow it to complete, and not compete with, other EV players such as vertically integrated OEMs, mobility and logistic players. REE plans to embrace traditional Tier 1 suppliers and their global manufacturing capacity, instead of directly competing with them. If REE is perceived to be a competitor by other EV players, REE may not be successful in its goal to complete rather than to compete. This approach depends in large part on REE’s ability to enter into definitive agreements that formalize its relationship with potential customers, suppliers and strategic partners. Investors should be aware of the difficulties normally encountered by a new enterprise, many of which are beyond REE’s control, including substantial risks and expenses in the course of establishing or entering new markets, organizing operations and undertaking marketing activities. The likelihood of REE’s success must be considered in light of these risks, expenses, complications, delays and the competitive environment in which REE operates. In addition, REE’s plan to outsource manufacturing to potential suppliers and strategic partners and to utilize future integration centers for the assembly of REE products is a novel business strategy and REE cannot guarantee that the strategy will be successful or profitable. REE may be unable to generate revenues, raise additional capital or operate profitably or to meet projected gross margins, EBITDA and cash flows. REE will continue to encounter risks and difficulties frequently experienced by early development stage companies, including scaling up REE’s infrastructure and headcount, and may encounter unforeseen expenses, difficulties or delays in connection with its growth. In addition, REE expects to continue to sustain substantial operating expenses without generating sufficient revenues to cover expenditures. Any investment in REE is therefore highly speculative and could result in the loss of your entire investment.

REE’s marketing and sales model is different from predominant and current models in the automobile industry, making evaluation of its business, operating results and future prospects difficult. Should such a model fail to achieve market acceptance, REE may not be able to achieve profitability.

REE plans to conduct product marketing and sales directly to OEMs, logistics companies and service providers by its internal business development and marketing teams. REE’s business development and marketing teams continue to focus on expanding relationships with OEMs, logistic and commercial players, mobility providers and e-commerce leaders and to expand its market to other industries. This marketing and sales model is different from the currently predominant marketing and sales model for automobile manufacturers, which makes evaluating its business, operating results and future prospects difficult. This model of product marketing and sale is relatively new and, with limited exceptions, unproven. For example, REE will not be able to utilize long established sales channels developed through a franchise system to increase sales volume. REE’s success will depend in large part on its ability to effectively develop its own distribution channels and marketing strategies. If REE is unable to achieve this, it could have a material adverse effect on its business, prospects, financial results and results of operations.

REE’s agreements with potential customers, potential suppliers and potential strategic partners are preliminary in nature.

All of REE’s existing agreements with potential customers, potential suppliers and potential strategic partners are pursuant to MOUs or collaboration agreements. Such MOUs and collaboration agreements are either non-binding and subject to cancellation or require the achievement of development milestones as a precursor to entering into a further definitive agreement. There can be no guarantee that any of REE’s MOUs or collaboration agreements would lead to any binding agreements or lasting or successful business relationships with such potential customers, potential suppliers or potential strategic partners and failure to do so would have a material adverse effect on its business, prospects, financial results and results of operations.

REE may not succeed in establishing, maintaining and strengthening the “Powered by REE” brand, which could materially and adversely affect customer acceptance of its vehicles and components, thus negatively impacting its business, prospects and projected revenue.

REE intends to market its products as both individual products or as a full vehicle solution under the “Powered by REE” brand. The “Powered by REE” approach reflects REE’s mission to become the cornerstone upon which mobility players can build their mission-specific vehicle needs with the goal of completing rather than competing with other market participants. REE’s business and prospects are heavily dependent on its ability to develop, maintain and strengthen the “Powered by REE” brand and the REE brand generally. If REE does not continue to establish, maintain and strengthen its brand, it may lose the opportunity to build a critical mass of customers. Promoting and positioning its brand will likely depend significantly on REE’s ability to provide high quality products and engage with its potential customers as intended, and REE has limited experience in these areas. In addition, REE’s ability to develop, maintain and strengthen the “Powered by REE” brand and the REE brand generally will depend heavily on the success of its customer development and branding efforts. REE’s novel technology and design may not align with existing consumer preferences and consumers may be reluctant to acquire a vehicle build upon a new and unproven EV platform. In addition, REE could be subject to adverse publicity related to REE’s potential customers who build vehicles on REEplatforms whether or not such publicity related to such potential customers’ “Powered by REE” vehicles; given the popularity of social media, any negative publicity, whether true or not, could quickly proliferate and harm consumer perceptions and confidence in the “Powered by REE” brand and the REE brand generally. If REE does not develop and maintain a strong brand, its business, prospects, financial condition and operating results will be materially and adversely impacted.

REE will be subject to risks associated with strategic alliances.

If REE is successful in entering into definitive agreements with potential suppliers or potential strategic partners the resulting alliances will subject us to a number of risks, including risks associated with non-performance by the third party and sharing proprietary information, any of which may materially and adversely affect REE’s business and prospects. REE’s limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffers negative publicity or harm to their reputation from events relating to their business, REE may also suffer negative publicity or harm to its reputation by virtue of its association with any such third party.

REE operates in a highly competitive market against a large number of both established competitors and new market entrants, and many market participants have substantially greater resources than REE.

Both the automobile industry generally, and the EV segment in particular, are highly competitive, and REE will be competing for sales with both internal combustion engine (“ICE”) vehicles and EVs. Many of REE’s current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than REE does and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. REE expects competition for EVs to intensify due to increased demand and a regulatory push for alternative fuel vehicles, continuing globalization, and consolidation in the worldwide automotive industry. Factors affecting competition include product quality and features, innovation and development time, pricing, reliability, safety, fuel economy, customer service, and financing terms. Increased competition may lead to lower vehicle unit sales and increased inventory, which may result in downward price pressure and adversely affect REE’s business, financial condition, operating results, and prospects.

REE’s products will compete for market share with vehicles powered by other vehicle technologies that may prove to be more attractive than that of REE. Such competition may ultimately impair REE’s business and revenue.

REE’s target market currently is serviced by manufacturers with existing customers and suppliers using proven and widely accepted fuel technologies. Additionally, REE’s competitors are working on developing technologies that may be introduced in REE’s target market. If any of these alternative technology vehicles can provide lower fuel costs, greater efficiencies, greater reliability or otherwise benefit from other factors resulting in an overall lower total cost of ownership, this may negatively affect the commercial success of REE’s products or make REE’s products uncompetitive or obsolete.

REE may not be able to compete successfully in the market as a result of rapid changes in EV technology and the entrance of new and existing, larger manufacturers into the EV space.

REE’s products are being designed for use with, and depend upon, existing vehicle technology. As new companies and larger, existing vehicle manufacturers enter the EV space, REE may lose any technological advantage it may have had in the marketplace and suffer a decline in its position in the market. As technologies change, REE plans to upgrade or adapt its products to continue to provide products with the latest technology. However, REE’s products may become obsolete or REE’s research and development efforts may not be sufficient to adapt to changes in or to create the necessary technology to effectively compete. As a result, REE’s potential inability to adapt and develop the necessary technology may harm REE’s competitive position.

Risks Related to Development and Production of REE’s Products

REE’s products are currently in development and there are risks associated with developing existing advanced prototypes into marketable products.

REE’s products are currently in development and are in a prototype stage. In order to reach the production stage REE’s products remain subject to further design, validation, verification and testing, as well as product homologation. There is no guarantee that REE will be successful in developing the prototypes into final marketable products on the projected timeline, or at all. As of now, REE has been able to perform only limited testing of REE’s products, largely as a result of a lack of dedicated testing facilities. The establishment of the Engineering Center of Excellence at the MIRA Technology Park in the UK is expected to provide REE with access to world-class test facilities and a proving ground for physical testing and validation of the REE products. However, there can be no guarantee that the testing of REE’s products will proceed according to schedule or that the REE products will withstand rigorous testing. The development of REE’s advanced prototypes into final marketable products is and will be subject to risks including, but not limited to, with respect to:

•        REE’s ability to validate final marketable products that are capable of supporting Class 1 through Class 6 platform models as currently projected;

•        REE’s ability to completely the final marketable product design process on time, if at all;

•        REE’s ability to produce design drawings in order to allow potential suppliers and potential strategic partners to prepare for and begin manufacture of REE products on time, if at all;

•        the ability for REE’s prototype to meet the stringent level of safety measures required by ASIL D;

•        REE’s ability to obtain ASPICE CL2 certification;

•        the ability for REE’s prototypes to withstand rigorous testing and validation;

•        the ability for REE’s prototypes to satisfy testing and validation standards set by external assessors;

•        the ability of REE’s prototypes to meet existing or future automotive industry standards;

•        REE’s ability to successfully develop and validate true X-by-Wire Control capabilities compatible with Class 1 through Class 6 platform models as currently projected; and

•        the ability of X-by-Wire Control technology to obtain regulatory approval and achieve widespread market acceptance.

REE is subject to risks associated with REE’s anticipated initial commercial production in 2022 and subsequent increased commercial production in 2023.

REE is currently targeting initial commercial production of its products in 2022. REE does not know whether its potential suppliers or strategic partners will be able to develop efficient, automated, low-cost production capabilities and processes and reliable sources of component supply, that will enable REE to meet the quality, price, engineering, design and production standards, as well as the production volumes, required to successfully mass market REE’s products. Even if REE and its potential suppliers and strategic partners are successful in developing its initial production and further high volume production capability and processes and reliably source its component supply, REE does not know whether it will be able to do so in a manner that avoids significant delays and cost overruns, including as a result of factors beyond its control such as problems with potential suppliers and strategic partners, or force majeure events, or in time to meet REE’s products commercialization schedules or to satisfy the requirements of it potential customer base. Any failure to develop such production processes and capabilities within REE’s projected costs and timelines could have a material adverse effect on its business, prospects, financial condition and operating results.

REE’s development of an outsourced manufacturing business model may not be successful, which could harm its ability to deliver products and recognize revenue.

REE’s business depends in large part on its ability to develop, manufacture and assemble its products. Initially, REE plans to outsource the manufacturing of its products in collaboration with one or more potential suppliers and potential strategic partners, including tier-one automotive suppliers. REE plans to assemble its products at REE’s future integration centers. REE has not yet executed definitive supply or manufacturing agreements with potential suppliers and potential strategic partners for production of REE’s products or any of its other future product offerings. See “REE’s Business — Key Agreements and Partnerships” for more information. If REE is unable to negotiate and finalize such definitive agreements it will not be able to produce any products and will not be able to generate any revenue, or the products may become more expensive to deliver with a higher bill of materials, which would have a material adverse effect on its business, prospects, operating results and financial condition. In addition, the utilization of future integration centers for the assembly of REE products is an untested business strategy and there is no guarantee that the strategy will be successful or profitable.

If REE’s potential suppliers and strategic partners were to experience delays, disruptions, capacity constraints or quality control problems in its manufacturing operations, product shipments could be delayed or rejected or REE’s potential customer base could consequently elect to change product demand. These disruptions would negatively impact REE’s revenues, competitive position and reputation. In addition, REE’s potential suppliers and strategic partners may rely on certain state tax incentives that may be subject to change or elimination in the future, which could result in additional costs and delays in production if a new manufacturing site must be obtained. Further, if REE is unable to manage successfully its relationship with its potential suppliers and strategic partners, the quality and availability of its products may be harmed. REE’s potential suppliers and strategic partners could, under some circumstances, decline to accept new purchase orders from or otherwise reduce their business with REE. If REE’s potential suppliers and strategic partners stopped manufacturing REE’s products for any reason or reduced manufacturing capacity, REE may be unable to replace the lost manufacturing capacity on a timely and comparatively cost-effective basis, which would adversely impact its operations.

REE’s reliance on its potential suppliers and strategic partners, as well as the establishment and operation of REE’s future integration centers, exposes it to a number of risks which are outside its control, including with respect to:

•        the manufacture of certain components will require significant costs related to non-recurring engineering and tooling costs incurred by REE’s potential suppliers and strategic partners the extent of which is currently unknown;

•        unexpected increases in manufacturing costs;

•        interruptions in shipments if a potential suppliers or strategic partners are unable to complete production in a timely manner;

•        inability to control quality of finished products;

•        inability to control delivery schedules;

•        inability to control production levels and to meet minimum volume commitments to REE’s potential customer base;

•        inability to control manufacturing yield;

•        inability to maintain adequate manufacturing capacity;

•        inability to secure adequate volumes of acceptable components at suitable prices or in a timely manner;

•        inability to establish new integration centers at the projected cost of $15 million per integration center;

•        inability to accurately assemble products within specified design tolerances;

•        delays by REE in delivering final component designs to its potential suppliers and strategic partners;

•        inability to implement a sufficient number of future integration centers in order to meet demand for REE products in time;

•        inability to implement a network of future integration;

•        inability to effectively manage a global network of integration centers; and

•        other delays, backlog in manufacturing and research and development of new models, and cost overruns.

REE’s ability to develop, manufacture and obtain required regulatory approvals for products of sufficient quality and appeal to its potential customer base on schedule and on a large scale is unproven, and the business plan is still evolving. REE may be required to introduce new products models and enhanced versions of existing models. To date, REE has limited experience, as a company, designing, testing, manufacturing, marketing and selling or leasing its electric products and therefore cannot assure you that it will be able to meet customer expectations. Any failure to develop such manufacturing processes and capabilities within REE’s projected costs and timelines would have a material adverse effect on its business, prospects, operating results and financial condition.

REE does not currently have any plans to establish manufacturing facilities of its own so failure to establish sufficient agreements with potential suppliers and strategic partners would significantly hinder REE’s ability to manufacture its products. In addition, the manufacturing facilities of REE’s potential suppliers and strategic partners may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, flooding, fire and power outages, or by health epidemics, such as the recent COVID-19 pandemic, which may render it difficult or impossible for REE to manufacture its products for some period of time. The inability to manufacture REE’s products or the backlog that could develop if the manufacturing facilities of its potential suppliers and strategic partners are inoperable for even a short period of time may result in the loss of potential customers or harm REE’s reputation.

REE is reliant on its UK Engineering Center of Excellence for the design, validation, verification, testing and homologation of its products.

On February 16, 2021, REE announced the establishment of a new UK Engineering Center of Excellence at the MIRA Technology Park in the UK (the “Engineering Center”). The new Engineering Center is intended to expedite REE’s strategic plans to meet anticipated global demand. The Engineering Center will spearhead REE product design, validation, verification and testing, as well as product homologation. REE will also have access to world-class test facilities and a proving ground for physical testing and validation of the REE products at the Engineering Center. The Engineering Center, and the facilities available therein, will be integral to REE’s ability to develop its advanced prototypes into marketable products. Any loss of access or disputes related to the Engineering Center have the potential to adversely impact REE’s ability to develop its advanced prototypes into marketable products on time to meet commercialization timeline, or at all.

REE’s utilization of its Engineering Center is and will be subject to risks, including with respect to:

•        REE’s ability to maintain arrangements on reasonable terms with third parties for the provision of testing facilities and testing services with respect to REE products;

•        REE’s ability to maintain the lease on reasonable terms and associated risks related to disputes involving the lessor of the Engineering Facility;

•        REE’s ability to attract, recruit, hire, retain and train a sufficient number of skilled employees to effectively staff the Engineering Center;

•        REE’s reliance on outside contractors for the provision of certain services and associated risks related to monitoring and protecting IP, contractual disputes and certain inherent cybersecurity risks;

•        Potential future changes of control resulting from a sale of the MIRA Technology Park or resulting from a bankruptcy proceeding with respect to MIRA; and

•        Limited availability of testing facilities when required for validation, verification and testing of REE products resulting from the shared nature of the MIRA Technology Park and inherent delays related thereto.

The testing facilities available to REE at the Engineering Center would be costly to replace and could require substantial lead time to replace and qualify for use. The testing facilities may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, flooding, fire and power outages, or by health epidemics, such as the recent COVID-19 pandemic, which may render it difficult or impossible for REE to validate, verify and test REE products for some period of time. The inability to validate, verify and test REE products or the resulting delay to REE’s commercialization schedule if the testing facilities are inoperable for even a short period of time may result in the loss of potential customers or harm REE’s reputation.

Technology in the automotive industry is rapidly evolving and developments in alternative technologies, including but not limited to hydrogen, may adversely affect the demand for REE’s products. Such unforeseen developments in technology may adversely affect market adoption of REE’s current products or future product developments.

REE may be unable to keep up with changes in EV technology or alternatives to electricity as a fuel source and, as a result, its competitiveness may suffer. Developments in alternative technologies, such as advanced diesel, ethanol, hybrids, fuel cells, or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect REE’s business and prospects in ways REE does not currently anticipate. Any failure by REE to successfully react to changes in existing technologies could materially harm its competitive position and growth prospects.

REE’s products may make use of lithium-ion battery cells, which can be dangerous in certain circumstances, including but not limited to the possibility that such cells may catch fire or vent smoke and flame.

The fuel source for REE products may make use of lithium-ion cells. On rare occasions, lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials as well as other lithium-ion cells. While REE has taken measures to enhance the safety of its designs, a field or testing failure of its products could occur in the future, which could subject REE to lawsuits, product recalls, or redesign efforts, all of which would be time-consuming and expensive. Also, negative public perceptions regarding the suitability of lithium-ion cells for automotive applications or any future incident involving lithium-ion cells such as a vehicle or other fire, even if such incident does not involve REE’s products, could seriously harm its business.

In addition, REE’s potential suppliers and strategic partners are expected to store a significant number of lithium-ion cells at their facilities. Any mishandling of battery cells may cause disruption to the operation of such facilities. A safety issue or fire related to the cells could disrupt operations or cause manufacturing delays. Such damage or injury could lead to adverse publicity and potentially a safety recall. Moreover, any failure of a competitor’s EV or energy storage product may cause indirect adverse publicity for REE and its products. Such adverse publicity could negatively affect REE’s brand and harm its business, prospects, financial condition and operating results.

The efficiency of battery usage in EVs declines over time, which may negatively impact potential customers’ decisions with regards to purchasing REE’s products.

REE anticipates that the range of its products will decline over time as the batteries deteriorate. REE currently expects a 3% to 4% decline in the battery life per year, which will decrease the range of its products over five years by approximately 20%. Other factors such as usage, time and stress patterns may also impact the battery’s ability to hold a charge, which would decrease REE’s products’ range before needing to refuel. Such battery deterioration and the related decrease in range may negatively influence potential customer decisions, which would negatively affect REE’s operating results and financial condition.

Risks Related to REE’s Potential Suppliers

REE’s growth depends upon REE’s ability to develop and maintain relationships with its potential suppliers, such as source suppliers for critical components, and the completion of its supply chain while effectively managing the risks of to such relationships.

REE has entered into a number of collaboration agreements with certain strategic partners pursuant to which the parties are entering into discussions to evaluate feasibility of and formulating a strategic collaboration. REE has not yet entered into any definitive agreements pursuant to which any potential suppliers or strategic partners will produce REE’s products. In order to implement its business model requiring limited capital expenditures, REE will need to enter into definitive agreements with one or more potential suppliers and strategic partners in order to produce REE’s products in a manner contemplated by its business plan. Furthermore, REE has explored and intends to secure alternative suppliers and strategic partners for many of the most material aspects of its business model.

Collaboration with potential suppliers and strategic partners for the manufacturing of REE products is subject to risks with respect to operations that are outside REE’s control. REE could experience delays to the extent its potential suppliers or strategic partners do not continue doing business with REE, meet agreed upon timelines, experience capacity constraints or otherwise are unable to deliver components or manufacture products as expected. There is risk of disputes with potential suppliers and strategic partners, and REE could be affected by adverse publicity related to its potential suppliers or strategic partners whether or not such publicity is related to their collaboration with REE. REE’s ability to successfully build a premium brand could also be adversely affected by perceptions about the quality of REE’s potential suppliers or strategic partner’s products or other products manufactured by the same potential suppliers or strategic partners. In addition, although REE intends to be involved in material decisions in the supply chain and manufacturing process, given that REE also will rely on its potential suppliers and strategic partners to meet its quality standards, there can be no assurance that REE will be able to maintain high quality standards.

REE will depend on its potential suppliers, including but not limited to body manufacturers and battery providers, some of which will be single or limited source suppliers, and the inability of such suppliers to deliver the components of REE’s products in a timely manner or at all and at prices and volumes acceptable to it could have a material adverse effect on its business, prospects and operating results.

REE will rely on potential suppliers and strategic partners for the provision and development of many of the components and materials used in its products. While REE plans to obtain components from multiple sources whenever possible, some of the components used in its products are expected to be purchased by REE from a single source. REE’s potential suppliers and strategic partners may not be able to meet their product specifications and performance characteristics, which would impact REE’s ability to achieve its product specifications and performance characteristics as well. Additionally, REE’s potential suppliers and strategic partners may be unable to obtain required certifications for their products for which REE plans to use or provide warranties that are necessary for REE’s solutions. If REE is unable to obtain components and materials used in its products from its potential suppliers or if its potential suppliers decide to create or supply a competing product, REE’s business could be adversely affected. REE has less negotiating leverage with potential suppliers than larger and more established automobile manufacturers and may not be able to obtain favorable pricing and other terms. While REE believes that it may be able to establish alternate supply relationships and can obtain or engineer replacement components for its single source components, REE may be unable to do so in the short term, or at all, at prices or quality levels that are favorable to REE, which could have a material adverse effect on its business, prospects, financial condition and operating results.

REE expects to purchase various types of equipment, raw materials and manufactured component parts from its potential suppliers or strategic partners. If these potential suppliers or strategic partners experience substantial financial difficulties, cease operations, or otherwise face business disruptions, REE may be required to provide substantial financial support to ensure supply continuity or would have to take other measures to ensure components and materials remain available. Any disruption could affect’s REE’s ability to deliver products and could increase REE’s costs and negatively affect its liquidity and financial performance.

REE’s business could be harmed by increases in costs, disruption of supply or shortage of materials, in particular for lithium-ion battery cells.

REE and its potential suppliers may experience increases in the cost of or a sustained interruption in the supply or shortage of materials. Any such increase, supply interruption or shortage could materially and negatively impact REE’s business, prospects, financial condition and operating results. REE and its potential suppliers will use various materials in their businesses and products, including for example lithium-ion battery cells and steel, and the prices for these materials fluctuate. The available supply of these materials may be unstable, depending on market conditions and global demand, including as a result of increased production of EVs by REE’s competitors, and could adversely affect REE’s business and operating results.

Risks Related to REE’s Future Sales

Although REE has projected unit sales based on assessment of non-binding MOUs and with the possibility of sales to potential partners, considering a range of assumptions, REE has not entered into any definitive purchase agreements with potential customers.

As set forth in “Proposal No. 1 — The Merger Proposal — Certain Unaudited Prospective Financial Information of REE”, REE has projected unit sales of approximately 737 thousand REE platforms through the end of 2026, 260 thousand platforms of which are represented by references in signed, non-binding MOUs. REE’s projections are based on REE’s assessment of such non-binding MOUs and with the possibility of sales to potential partners, considering a range of assumptions including but not limited to, volumes, timelines, average selling prices, the development and commercialization of REE’s products, potential market and sector opportunities, the roll out of REE’s future integration centers locations, the production capacity of REE’s future integration centers, the selection of REE’s products by customers and by segment, and growth in the various markets REE is targeting, and it is possible that a significant number of potential customers will ultimately not execute definitive purchase agreements. None of the projected unit sales represent binding sales unless and until potential customers enter into definitive purchase agreements. Given the anticipated lead times that may occur before production and delivery of REE’s products, there is a heightened risk that potential customers may not execute definitive purchase agreements due to potential changes in customer preferences, competitive developments and other factors. As a result, no assurance can be made that REE’s projections of unit sales will reflect the actual sale of REE products in the future. Any deviation from REE’s projections could harm REE’s financial condition, business, prospects and operating results.

REE currently targets potential customers that are large corporations with substantial negotiating power, exacting product, quality and warranty standards and potentially competitive internal solutions.

Many of REE’s potential customers are large, multinational corporations with substantial negotiating power relative to it and, in some instances, that may have internal solutions that are competitive to REE’s products. These large, multinational corporations also have significant development resources, which may allow them to acquire or develop independently, or in partnership with others, competitive technologies. Meeting the technical requirements and securing design wins with any of these companies will require a substantial investment of REE’s time and resources. REE cannot assure you that its products will secure design wins from these or other companies or that it will generate meaningful revenue from the sales of its products to these key potential customers. If REE’s products are not selected by these large corporations or if these corporations develop or acquire competitive technology, it will have an adverse effect on REE’s business. In addition, if REE is unable to sell its products to such potential customers on certain terms, its prospects and results of operations may be adversely affected.

Discontinuation, lack of commercial success, or loss of business with respect to a particular product model for which REE is a significant supplier could reduce REE’s sales and adversely affect its profitability.

If REE is able to secure design wins and its REE products are included in these EV products, it expects to enter into supply agreements with the relevant customers. Market practice dictates that these supply agreements typically require REE to supply a customer’s requirements for a particular vehicle model or product. These contracts can have short terms and/or can be subject to renegotiation, sometimes as frequently as annually, all of which may affect product pricing, and may be terminated by REE’s potential customers at any time. Therefore, even if REE is successful in obtaining design wins and the systems into which its products are built are commercialized, the discontinuation of, the loss of business with respect to, or a lack of commercial success of a particular vehicle model for which REE is a significant supplier could mean that the expected sales of REE’s products will not materialize, materially and adversely affecting its business.

Pricing pressures, automotive OEM cost reduction initiatives and the ability of automotive OEMs to re-source or cancel vehicle or technology programs may result in lower than anticipated margins, or losses, which may adversely affect REE’s business.

Cost-cutting initiatives adopted by REE’s potential customer base often result in increased downward pressure on pricing. REE expects that its future agreements with automotive OEMs may require step-downs in pricing over the term of the agreement or, if commercialized, over the period of production. In addition, REE’s automotive OEM customers are expected to reserve the right to terminate their supply contracts for convenience, which enhances their ability to obtain price reductions. Automotive OEMs also possess significant leverage over their suppliers, including REE, because the automotive component supply industry is highly competitive, serves a limited number of customers and has a high fixed cost base. Accordingly, REE expects to be subject to substantial continuing pressure from automotive OEMs and Tier 1 suppliers to reduce the price of its products. It is possible that pricing pressures beyond REE’s expectations could intensify as automotive OEMs pursue restructuring, consolidation and cost- cutting initiatives. If REE is unable to generate sufficient production cost savings in the future to offset price reductions, its gross margin and profitability would be adversely affected.

The average selling prices of REE’s products could decrease rapidly over the life of the products, which may negatively affect REE’s revenue and gross margin.

REE expects the average selling prices of its products generally to decline as its potential customer base seeks to commercialize EVs built on the REE products at prices low enough to achieve market acceptance. In order to sell products that have a falling average unit selling price and maintain margins at the same time, REE will need to continually reduce products and manufacturing costs. To manage manufacturing costs, REE must engineer the most cost-effective design for its products. In addition, REE will continuously drives initiatives to reduce labor cost, improve worker efficiency, reduce the cost of materials, use fewer materials and further lower overall product costs by carefully managing component prices, inventory and shipping cost. REE also needs to continually introduce new products with higher sales prices and gross margin in order to maintain its overall gross margin. If REE is unable to manage the cost of older products or successfully introduce new products with higher gross margin, its revenue and overall gross margin would likely decline.

Risks Related to REE’s Quality

REE’s products rely on software and hardware that is highly technical, and if these systems contain errors, bugs or vulnerabilities, or if REE is unsuccessful in addressing or mitigating technical limitations in its systems, REE’s business could be adversely affected.

REE’s products rely on software and hardware that is highly technical and complex and will require modification and updates over the life of the products. In addition, REE’s products depend on the ability of such software and hardware to store, retrieve, process and manage immense amounts of data. REE’s software and hardware may contain, errors, bugs or vulnerabilities, and REE’s systems are subject to certain technical limitations that may compromise REE’s ability to meet its objectives. Some errors, bugs or vulnerabilities inherently may be difficult to detect and may only be discovered after the code has been released for external or internal use. Errors, bugs, vulnerabilities, design defects or technical limitations may be found within REE’s software and hardware. Although REE attempts to remedy any issues it observes in its products as effectively and rapidly as possible, such efforts may not be timely, may hamper production or may not be to the satisfaction of REE’s potential customer base. Additionally, if REE is able to deploy updates to the software addressing any issues but REE’s over-the-air update procedures fail to properly update the software, REE’s potential customer base would then be responsible for installing such updates to the software and their software will be subject to these vulnerabilities until they do so. If REE is unable to prevent or effectively remedy errors, bugs, vulnerabilities or defects in its software and hardware, REE may suffer damage to its reputation, loss of customers, loss of revenue or liability for damages, any of which could adversely affect REE’s business and financial results.

REE may become subject to product liability claims, which could harm its financial condition and liquidity if it is not able to successfully defend or insure against such claims.

REE may become subject to product liability claims, even those without merit, which could harm its business, prospects, operating results, and financial condition. The automobile industry experiences significant product liability claims and REE faces inherent risk of exposure to claims in the event its products do not perform as expected or malfunction resulting in personal injury or death. REE’s risks in this area are particularly pronounced given it has limited field experience of its products. A successful product liability claim against REE could require REE to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about REE’s products and business and inhibit or prevent commercialization of other future product candidates, which would have a material adverse effect on REE’s brand, business, prospects and operating results. Any insurance coverage might not be sufficient to cover all potential product liability claims. Any lawsuit seeking significant monetary damages either in excess of REE’s coverage, or outside of REE’s coverage, may have a material adverse effect on REE’s reputation, business and financial condition. REE may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if it does face liability for its products and are forced to make a claim under its policy.

REE does not currently have experience servicing its products. If REE is unable to address the service requirement of its potential customer base, its business may be materially adversely affected.

REE plans to work with strategic partners to provide predictive maintenance scheduling through smart service and maintenance AI in combination with over-the-air updates that seek to ensure maintenance is not performed on a standard schedule, but rather before a part will fail, which is expected to offer significant savings for unnecessary part replacements and drastically reduce downtime. There is no guarantee that REE will be successful in developing the necessary technology to actualize predictive maintenance scheduling. In addition, REE servicing may primarily be carried out through third parties certified by REE. Although such potential servicing partners may have experience in servicing other products, they will initially have limited experience in servicing REE products. There can be no assurance that REE service arrangements will adequately address the service requirements of its potential customer base to their satisfaction, or that REE and its potential servicing partners will have sufficient resources to meet these service requirements in a timely manner as the volume of products REE deliver increases. In addition, if REE is unable to roll out and establish a widespread service network that complies with applicable laws, user satisfaction could be adversely affected, which in turn could materially and adversely affect REE’s reputation and thus its sales, results of operations, and prospects.

REE may be subject to risks associated with autonomous driving and EV technology, including but not limited to technical malfunctions, regulatory obstacles, and/or product liability.

REE’s products are being designed to be compatible with autonomous control. Autonomous driving technologies are subject to risks and there have been accidents and fatalities associated with such technologies. The safety of such technologies depends in part on user interaction and users, as well as other drivers on the roadways, may not be accustomed to using or adapting to such technologies. To the extent accidents associated with REE’s products that are used with autonomous controls occur, REE could be subject to liability, negative publicity, government scrutiny and further regulation. Any of the foregoing could materially and adversely affect REE’s results of operations, financial condition and growth prospects.

Autonomous driving technology is also subject to considerable regulatory uncertainty as the law evolves to catch up with the rapidly evolving nature of the technology itself, all of which are beyond REE’s control. REE’s products also may not achieve the requisite level of autonomous compatibility required for certification and rollout to consumers or satisfy changing regulatory requirements which could require REE to redesign, modify or update its products.

Risks Related to REE’s Employees

REE is dependent on its founders Daniel Barel and Ahishay Sardes.

REE is dependent on the services of Daniel Barel, its co-founder, director and Chief Executive Officer, and Ahishay Sardes, its co-founder and Chief Technology Officer. Mr. Barel and Mr. Sardes are significant influences and drivers of REE’s business plan. If Mr. Barel or Mr. Sardes were to discontinue their service to REE due to death, disability or any other reason, REE would be significantly disadvantaged.

REE’s success depends, in part, on its ability to attract and recruit key employees and hire qualified management, technical and vehicle engineering personnel.

REE’s success depends, in part, on its ability to retain its key personnel. The unexpected loss of or failure to retain one or more of its key employees could adversely affect its business. REE’s success also depends, in part, on its continuing ability to identify, hire, attract, train and develop other highly qualified personnel. Because REE’s products are based on different technology than traditional internal combustion engines, individuals with sufficient training in alternative fuel, technology or EVs may not be available, and as a result, REE will need to expend significant time and expense training the employees it hires. Competition for individuals with experience designing, manufacturing and servicing EVs or their related technology, parts and products is intense, and REE may not be able to attract, integrate, train, motivate or retain additional highly qualified personnel in the future. The failure to attract, integrate, train, motivate and retain these additional employees could materially adversely harm its business and prospects.

REE’s business may be adversely impacted by the labor and union activities of its own employees, as well of those of any of its potential affiliates, business partners, suppliers, or otherwise related entities.

Although none of REE’s employees are currently represented by a labor union, it is common throughout the automobile industry generally for many employees at automobile companies to belong to a union, which can result in higher employee costs and increased risk of work stoppages. REE may also directly and indirectly depend upon other companies with unionized work forces, such as parts suppliers and trucking and freight companies, and work stoppages or strikes organized by such unions could have a material adverse impact on REE’s business, financial condition or operating results.

Risks Related to REE’s Finances

REE is an early stage company with a history of losses, and expects to incur significant expenses and continuing losses for the foreseeable future.

Since inception, REE has incurred, and REE expects in the future while REE grows to incur, losses and negative cash flow, either or both of which may be significant. The working capital funding necessary to start a new EV product manufacturing company is significant, and other companies have tried and failed over the last several years with billions of investment capital. While REE expects to benefit from its management’s experience, the technology it has developed to date, and the advantages offered by its Engineering Center, REE does not expect to be profitable in the near term as REE invests in its business, builds capacity and ramps up operations, and REE cannot assure you that REE will ever achieve or be able to maintain profitability in the future. Failure to become profitable may materially and adversely affect the value of your investment. If REE is ever to achieve profitability, it will be dependent upon the successful development and commercial introduction and acceptance of EV products like the REEcorner, which may not occur.

Financial results may vary significantly from period to period due to fluctuations in REE’s operating costs and other factors, which may or may not be foreseeable.

REE expects its period-to-period financial results to vary based on its operating costs, which REE anticipates will fluctuate as the pace at which it continues to design, develop and produce new products and increase production capacity. Additionally, REE’s revenues from period to period may fluctuate as it develops and introduces new products or introduces existing products to new markets for the first time. As a result of these factors, REE believes that quarter-to-quarter comparisons of its financial results, especially in the short term, are not necessarily meaningful and that these comparisons cannot be relied upon as indicators of future performance. Moreover, REE’s financial results may not meet expectations of equity research analysts, ratings agencies or investors, who may be focused only on quarterly financial results. If any of this occurs, the trading price of REE Class A Ordinary Shares could fall substantially, either suddenly or over time.

REE may not be able to accurately estimate the supply and demand of its products, which could result in a variety of inefficiencies in its business and hinder its ability to generate revenue. If REE fails to accurately predict its manufacturing requirements, it could incur additional costs or experience delays.

It is difficult to predict REE’s future revenues and appropriately budget for its expenses, and REE may have limited insight into trends that may emerge and affect its business. REE expects that it will be required to provide forecasts of its demand to its potential suppliers several months prior to the scheduled delivery of products to its prospective customers. Currently, there is no historical basis for making judgments on the demand for REE’s products or its ability to develop, produce, and deliver products, or REE’s profitability in the future. If REE overestimates its requirements, its potential suppliers may have excess inventory, which indirectly would increase REE’s costs. If REE underestimates its requirements, its potential suppliers may have inadequate inventory, which could interrupt manufacturing of its products and result in delays in shipments and revenues. In addition, lead times for materials and components that REE’s potential suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If REE fails to order sufficient quantities of product components in a timely manner, the delivery of products to its potential customer base could be delayed, which would harm REE’s business, financial condition and operating results.

REE will need to improve its operational and financial systems to support its expected growth, increasingly complex business arrangements and rules governing revenue and expense recognition and any inability to do so will adversely affect REE’s billing and reporting.

To manage the expected growth of its operations and increasing complexity, REE will need to improve its operational and financial systems, procedures, and controls and continue to increase systems automation to reduce reliance on manual operations. Any inability to do so will affect REE’s billing and reporting. REE’s current and planned systems, procedures and controls may not be adequate to support its complex arrangements and the rules governing revenue and expense recognition for its future operations and expected growth. Delays or problems associated with any improvement or expansion of REE’s operational and financial systems and controls could adversely affect REE’s relationships with its potential customer base, cause harm to its reputation and brand and could also result in errors in its financial and other reporting.

REE may need to raise additional funds and these funds may not be available to it when it needs them, or may only be available on unfavorable terms. As a result, REE may be unable to meet its future capital requirements, which could limit its ability to grow and jeopardize its ability to continue its business operations.

In the future, REE may require additional capital to respond to technological advancements, competitive dynamics or technologies, customer demands, business opportunities, challenges, acquisitions or unforeseen circumstances and it may determine to engage in equity or debt financings or enter into credit facilities for other reasons. In order to further business relationships with its potential customer base or partners, REE may issue equity or equity-linked securities to potential customers or partners. REE may not be able to timely secure additional debt or equity financing on favorable terms, or at all. If REE raises additional funds through the issuance of equity or convertible debt or other equity-linked securities or if it issues equity or equity-linked securities to potential customers to further business relationships, its existing stockholders could experience significant dilution. Any debt financing obtained by REE in the future could involve restrictive covenants relating to its capital raising activities and other financial and operational matters, which may make it more difficult for REE to obtain additional capital and to pursue business opportunities, including potential acquisitions. If REE is unable to obtain adequate financing or financing on terms satisfactory to REE, when REE requires it, REE’s ability to continue to grow or support its business and to respond to business challenges could be significantly limited. These same risks will apply to the post-combination company following the Closing of the Merger.

REE’s insurance strategy may not be adequate to protect it from all liabilities business risks.

In the ordinary course of business, REE may be subject to losses resulting from products liability, accidents, acts of God and other claims against REE, for which REE may have no insurance coverage. While REE currently carries commercial general liability, workers’ compensation and directors’ and officers’ insurance policies, REE may not maintain as much insurance coverage as other EV market participants do, and in some cases, REE may not maintain any at all. Additionally, the policies that REE does have may include significant deductibles, and REE cannot be certain that its insurance coverage will be sufficient to cover all future claims against REE. A loss that is uninsured or exceeds policy limits may require REE to pay substantial amounts, which could adversely affect REE’s financial condition and operating results.

The successful assertion of one or more large claims against REE that exceeds its available insurance coverage, or results in changes to its insurance policies (including premium increases or the imposition of large deductible or co-insurance requirements), could have an adverse effect on its business. In addition, REE cannot be sure that its existing insurance coverage will continue to be available on acceptable terms or that REE’s insurers will not deny coverage as to any future claim.

Risks Related to Being a Public Company

REE’s management has limited experience operating a public company, and thus its success in such endeavors cannot be guaranteed.

REE’s executive officers have limited experience in the management of a publicly traded company. REE’s management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the post-combination company. REE may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies in the U.S. REE is in the process of upgrading its finance and accounting systems to an enterprise system suitable for a public company, and a delay could impact its ability or prevent it from timely reporting its operating results, timely filing required reports with the SEC and complying with Section 404 of the Sarbanes-Oxley Act. The development and implementation of the standards and controls necessary for REE to achieve the level of accounting standards required of a public company in the U.S. may require costs greater than expected. It is possible that REE will be required to expand its employee base and hire additional employees to support its operations as a public company which will increase its operating costs in future periods.

If REE is unable for any reason to meet the continued listing requirements of Nasdaq, such action or inaction could result in a delisting of the REE Class A Ordinary Shares.

If, after listing, REE fails to satisfy the continued listing requirements of Nasdaq such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist the REE Class A Ordinary Shares. Such a delisting would likely have a negative effect on the price of the REE Class A Ordinary Shares and would impair your ability to sell or purchase the REE Class A Ordinary Shares when you wish to do so. In the event of a delisting, REE can provide no assurance that any action taken by it to restore compliance with listing requirements would allow its the REE Class A Ordinary Shares to become listed again, stabilize the market price or improve the liquidity of its the REE Class A Ordinary Shares, prevent its the REE Class A Ordinary Shares from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

If securities and industry analysts do not publish research or reports about REE’s business or publish negative reports about its business, REE’s share price and trading volume may suffer.

The trading market for the REE Class A Ordinary Shares will depend on the research and reports that securities or industry analysts publish about REE or its business. Currently, REE does not have any analyst coverage and may not obtain analyst coverage in the future. In the event REE obtains analyst coverage, it will not have any control over such analysts. If one or more of the analysts who cover REE downgrade REE’s shares or change their opinion of REE’s shares, REE’s share price would likely decline. If one or more of these analysts cease coverage of REE or fail to regularly publish reports on REE, REE could lose visibility in the financial markets, which could cause its share price or trading volume to decline.

As REE grows rapidly and expands into multiple global markets, there is a risk that it will fail to maintain an effective system of internal controls and its ability to produce timely and accurate financial statements or comply with applicable regulations could be adversely affected. REE may identify material weaknesses in its internal controls over financing reporting which it may not be able to remedy in a timely manner.

As a public company, REE will operate in an increasingly demanding regulatory environment, which requires it to comply with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the regulations of Nasdaq, the rules and regulations of the SEC, expanded disclosure requirements, accelerated reporting requirements and more complex accounting rules. Company responsibilities required by the Sarbanes-Oxley Act include establishing corporate oversight and adequate internal control over financial reporting and disclosure controls and procedures. Effective internal controls are necessary for REE to produce reliable financial reports and are important to help prevent financial fraud. Commencing with its fiscal year ending the year in which the business combination is completed, REE must perform system and process evaluation and testing of its internal controls over financial reporting to allow management to report on the effectiveness of its internal controls over financial reporting in its Form 20-F filing for that year, as required by Section 404 of the Sarbanes-Oxley Act. Prior to the Closing, REE has never been required to test its internal controls within a specified period and, as a result, it may experience difficulty in meeting these reporting requirements in a timely manner.

REE anticipates that the process of building its accounting and financial functions and infrastructure will require significant additional professional fees, internal costs and management efforts. REE expects that it will need to implement a new internal system to combine and streamline the management of its financial, accounting, human resources and other functions. However, such a system would likely require REE to complete many processes and procedures for the effective use of the system or to run its business using the system, which may result in substantial costs. Any disruptions or difficulties in implementing or using such a system could adversely affect REE’s controls and harm its business. Moreover, such disruption or difficulties could result in unanticipated costs and diversion of management’s attention. In addition, REE may discover additional weaknesses in its system of internal financial and accounting controls and procedures that could result in a material misstatement of its financial statements. REE’s internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If REE is not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if it is unable to maintain proper and effective internal controls, REE may not be able to produce timely and accurate financial statements. If REE cannot provide reliable financial reports or prevent fraud, its business and results of operations could be harmed, investors could lose confidence in its reported financial information and REE could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities.

REE will incur increased costs as a result of its operation as a public company, and its management will be required to devote substantial time and resources to employing new compliance initiatives in order to comport with the regulatory requirements applicable to public companies.

If REE completes the Merger and becomes a public company, it will incur significant legal, accounting and other expenses that it did not incur as a private company, and these expenses may increase even more after REE is no longer an emerging growth company, as defined in Section 2(a) of the Securities Act. As a public company, REE will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules adopted, and to be adopted, by the SEC and Nasdaq. REE’s management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, REE expects these rules and regulations to substantially increase its legal and financial compliance costs and to make some activities more time-consuming and costly. The increased costs will increase REE’s net loss. For example, REE expects these rules and regulations to make it more difficult and more expensive for it to obtain director and officer liability insurance and it may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. REE cannot predict or estimate the amount or timing of additional costs it may incur to respond to these requirements. The impact of these requirements could also make it more difficult for REE to attract and retain qualified persons to serve on its board of directors, its board committees or as executive officers.

REE will be a foreign private issuer and, as a result, it will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

Upon the closing of the Merger, REE will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because REE qualifies as a foreign private issuer under the Exchange Act, it is exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time and (3) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, although it is subject to Israeli laws and regulations with regard to certain of these matters and intends to furnish comparable quarterly information on Form 6-K. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while

U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation FD, which is intended to prevent issuers from making selective disclosures of material information. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.

As REE is a “foreign private issuer” and intends to follow certain home country corporate governance practices, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

As a foreign private issuer, REE has the option to follow certain home country corporate governance practices rather than those of Nasdaq, provided that it discloses the requirements it is not following and describes the home country practices it is following. REE intends to rely on this “foreign private issuer exemption” with respect to the Nasdaq rules for shareholder meeting quorums and Nasdaq rules requiring shareholder approval. REE may in the future elect to follow home country practices with regard to other matters. As a result, its shareholders will not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

REE may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, REE is a foreign private issuer, and therefore is not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to REE on June 30, 2021. In the future, REE would lose its foreign private issuer status if (1) more than 50% of its outstanding voting securities are owned by U.S. residents and (2) a majority of its directors or executive officers are U.S. citizens or residents, or it fails to meet additional requirements necessary to avoid loss of foreign private issuer status. If REE loses its foreign private issuer status, it will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. REE would also have to mandatorily comply with U.S. federal proxy requirements, and its officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, it would lose its ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. listed public company that is not a foreign private issuer, REE would incur significant additional legal, accounting and other expenses that it will not incur as a foreign private issuer.

Risks Related to Regulation

REE’s financial and operational projections rely in part on existing and future regulations and incentive programs supporting EV adoption.

There has been a significant growth in the adoption of environmentally driven regulations and incentive programs with low and zero emission targets with the automotive industry being among the most impacted industries. Such measures encourage local and national governments to implement various forms of rebates and credits for the purchase of an EV. In addition, regulations in many cities, states and countries are also encouraging a shift away from — or in some cases banning entirely — fossil fuel-powered vehicles, with many of the earliest of these regulations targeted at buses, trucks and delivery vehicles. REE’s financial and operational projections include the continued growth in existing and similar regulations and incentive programs to accelerate the adoption of EV technology into the wider market. There is no guarantee that such regulations and incentive programs will be successful in encouraging adoption of EV technology and there is no guarantee that new regulations and incentive programs will be adopted or that existing regulations and incentive programs will remain in place. For example, the development of an alternative fuel besides electricity that results in low or no emissions may shift the focus of such regulations and incentive programs away from EV technology. The failure for new regulations and incentive programs to be adopted as expected or the termination of existing regulations and incentive programs could materially and adversely affect the growth of the EV market generally and REE’s business, prospects, financial condition and operating results.

REE may encounter obstacles outside of its control that slow the adoption of EVs in the market, including but not limited to regulatory requirements or infrastructure limitations.

While REE’s products are subject to substantial regulation under federal, state and local laws, REE believes that its products will be in compliance with all applicable laws when they are offered to potential customers. However, to the extent the laws change, new laws are introduced, or if REE introduces new products in the future, some or all of its products may not comply with applicable international federal, state or local laws. Further, certain federal, state and local laws and industry standards currently regulate electrical and electronics equipment. Although standards for EVs are not yet generally available or accepted as industry standards, REE’s products may become subject to international, federal, state, and local regulation in the future. Compliance with these regulations could be burdensome, time consuming, and expensive.

REE’s products are subject to environmental and safety compliance with various federal and state regulations, including regulations promulgated by the Environmental Protection Agency, the National Highway Traffic and Safety Administration and various state boards, and compliance certification is required for each new model year. The cost of these compliance activities and the delays and risks associated with obtaining approval can be substantial. The risks, delays and expenses incurred in connection with such compliance could be substantial.

In addition, REE’s products involve a novel design and new technology, including locating critical vehicle components (steering, braking, suspension, powertrain and control) into the area between the chassis and the wheel and X-by-Wire Control technology, which may not meet existing safety standards or require modification in order to comply with various regulatory requirements. In particular, while there is limited related regulation in the EU, REE’s X-by-Wire technology has not received significant regulatory attention globally (including in the U.S.). There is no guarantee that REE’s X-by-Wire technology will receive regulatory approval generally, and there is no guarantee that REE’s X-by-Wire Control technology will comply with any relevant regulation that is put in place in the future. Compliance with regulatory requirements is expensive, at times requiring the replacement, enhancement or modification of equipment, facilities or operations. There can be no assurance that REE will be able to maintain its profitability by offsetting any increased costs of complying with future regulatory requirements.

REE is subject to various environmental laws and regulations that could impose substantial costs on its business and cause delays in building its manufacturing facilities.

REE’s operations are and will be subject to international, federal, state and local environmental laws and regulations, including laws relating to the use, handling, storage, disposal of and human exposure to hazardous materials. Environmental and health and safety laws and regulations can be complex, and REE has limited experience complying with them. Moreover, REE expects that it will be affected by future amendments to such laws or other new environmental and health and safety laws and regulations which may require REE to change its operations, potentially resulting in a material adverse effect on its business, prospects, financial condition and operating results. These laws can give rise to liability for administrative oversight costs, cleanup costs, property damage, bodily injury, fines and penalties. Capital and operating expenses needed to comply with environmental laws and regulations can be significant, and violations may result in substantial fines and penalties, third-party damages, suspension of production or a cessation of REE’s operations.

Contamination at properties REE will own or operate, REE formerly owned or operated or to which hazardous substances were sent by REE, may result in liability for REE under environmental laws and regulations, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, which can impose liability for the full amount of remediation-related costs without regard to fault, for the investigation and cleanup of contaminated soil and ground water, for building contamination and impacts to human health and for damages to natural resources. The costs of complying with environmental laws and regulations and any claims concerning noncompliance, or liability with respect to contamination in the future, could have a material adverse effect on REE’s financial condition or operating results.

REE and its potential suppliers and strategic partners are or may be subject to substantial regulation and unfavorable changes to, or failure by REE or its potential suppliers and strategic partners to comply with any such regulations could substantially harm REE’s business and operating results.

REE’s products, and the sale of motor vehicles including EVs in general, are subject to substantial regulation under international, federal, state, and local laws. REE expects to incur significant costs in complying with these regulations. Regulations related to the EV industry and alternative energy are currently evolving and REE faces risks associated with changes to these regulations.

To the extent the laws change, REE’s products may not comply with applicable international, federal, state or local laws, which would have an adverse effect on its business. Compliance with changing regulations could be burdensome, time consuming, and expensive. To the extent compliance with new regulations is cost prohibitive, REE’s business, prospects, financial condition and operating results would be adversely affected.

Internationally, there may be laws in jurisdictions REE has not yet entered or laws it is unaware of in jurisdictions it has entered that may restrict its sales or other business practices. Even for those jurisdictions REE has analyzed, the laws in this area can be complex, difficult to interpret and may change over time. Continued regulatory limitations and other obstacles interfering with REE’s ability to sell products could have a negative and material impact on its business, prospects, financial condition and results of operations.

The evolution of the regulatory framework for autonomous vehicles and their related components is outside of REE’s control and it cannot guarantee that its products will achieve the requisite level of autonomy to enable driverless systems within the current projected framework, if at all.

There are currently no federal U.S. regulations pertaining to the safety of self-driving vehicles; however, the National Highway Traffic and Safety Administration has established recommended guidelines. Certain states have legal restrictions on self-driving vehicles, and many other states are considering them. This patchwork increases the difficulty in legal compliance for EVs and their related technology, parts and components. In Europe, certain vehicle safety regulations apply to self-driving braking and steering systems, and certain treaties also restrict the legality of certain higher levels of self-driving vehicles. Self-driving laws and regulations are expected to continue to evolve in numerous jurisdictions in the U.S. and foreign countries and may restrict autonomous driving features that REE may deploy.

REE is subject to governmental export and import control laws and regulations. Any failure on behalf of REE to comply with these laws and regulations could have an adverse effect on its business, prospects, financial condition and operating results.

In recent years, both China and the United States have each imposed tariffs indicating the potential for further trade barriers. These tariffs may escalate a nascent trade war between China and the United States. Tariffs could potentially impact its raw material prices and impact any plans to sell REE’s products or EVs that would use REE’s products in China. In addition, these developments could have a material adverse effect on global economic conditions and the stability of global financial markets. Any of these factors could have a material adverse effect on REE’s business, financial condition and results of operations.

The UK’s withdrawal from the European Union (commonly referred to as Brexit), could result in increased regulatory, economic and political uncertainty, and impose additional challenges to REE in securing regulatory approval of its products or EVs using REE’s product in the European Union and the rest of Europe.

In June 2016, voters in the UK approved a referendum to withdraw the UK’s membership from the European Union (“EU”), which is commonly referred to as “Brexit.” The UK’s withdrawal from the EU occurred on January 31, 2020, but the UK remained in the EU’s customs union and single market for a transition period that expired on December 31, 2020. On December 24, 2020, the UK and the EU entered into a trade and cooperation agreement (the “Trade and Cooperation Agreement”), which was applied on a provisional basis from January 1, 2021. While the economic integration does not reach the level that existed during the time the UK was a member state of the EU, the Trade and

Cooperation Agreement sets out preferential arrangements in areas such as trade in goods and in services, digital trade and intellectual property. Negotiations between the UK and the EU are expected to continue in relation to the relationship between the UK and the EU in certain other areas which are not covered by the Trade and Cooperation Agreement. The long term effects of Brexit will depend on the effects of the implementation and application of the Trade and Cooperation Agreement and any other relevant agreements between the UK and the EU. REE has facilities and employees in both the UK and other European countries, including the Engineering Center. REE cannot predict whether or not the UK will significantly alter its current laws and regulations in respect of the EV industry and, if so, what impact any such alteration would have on REE or its business. Moreover, REE cannot predict the impact that Brexit will have on (i) the marketing of its products or (ii) the process to obtain regulatory approval in the UK for its products. As a result of Brexit, REE may experience adverse impacts on customer demand and profitability in the UK and other markets. Depending on the terms of Brexit and any subsequent trade agreement, the UK could also lose access to the single EU market, or specific countries in the EU, resulting in a negative impact on the general and economic conditions in the UK and the EU. Changes may occur in regulations that REE is required to comply with as well as amendments to treaties governing tax, duties, tariffs, etc. which could adversely impact its operations and require it to modify its financial and supply arrangements. For example, the imposition of any import restrictions and duties levied on REE’s products may make its products more expensive and less competitive from a pricing perspective. To avoid such impacts, REE may have to restructure or relocate some of its operations which would be costly and negatively impact its profitability and cash flow.

Additionally, political instability in the European Union as a result of Brexit may result in a material negative effect on credit markets, currency exchange rates and foreign direct investments and any subsequent trade agreement in the EU and UK. This deterioration in economic conditions could result in increased unemployment rates, increased short- and long-term interest rates, adverse movements in exchange rates, consumer and commercial bankruptcy filings, a decline in the strength of national and local economies, and other results that negatively impact household incomes.

Furthermore, as a result of Brexit, other European countries may seek to conduct referenda with respect to their continuing membership with the European Union. Given these possibilities and others REE may not anticipate, as well as the absence of comparable precedent, it is unclear what financial, regulatory and legal implications the withdrawal of the UK from the European Union would have and how such withdrawal would affect REE, and the full extent to which its business could be adversely affected.

REE may become involved in legal and regulatory proceedings and commercial or contractual disputes, which could have an adverse effect on its profitability and consolidated financial position.

REE may be, from time to time, involved in litigation, regulatory proceedings and commercial or contractual disputes that may be significant. These matters may include, without limitation, disputes with REE’s potential suppliers and strategic partners and its potential customers base, intellectual property claims, stockholder litigation, government investigations, class action lawsuits, personal injury claims, environmental issues, customs and VAT disputes and employment and tax issues. In addition, REE could face in the future a variety of labor and employment claims against it, which could include but is not limited to general discrimination, wage and hour, privacy, ERISA or disability claims. In such matters, government agencies or private parties may seek to recover from REE very large, indeterminate amounts in penalties or monetary damages (including, in some cases, treble or punitive damages) or seek to limit REE’s operations in some way. These types of lawsuits could require significant management time and attention or could involve substantial legal liability, adverse regulatory outcomes, and/or substantial expenses to defend. Often these cases raise complex factual and legal issues and create risks and uncertainties. No assurances can be given that any proceedings and claims will not have a material adverse impact on REE’s operating results and consolidated financial position or that its established reserves or its available insurance will mitigate this impact.

REE is subject to U.S. and foreign anti-corruption and anti-money laundering laws and regulations. As a result, REE may face criminal liability and other serious consequences for violations of such laws, which could harm its business.

REE is or will be subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations in various jurisdictions in which it conducts or in the future may conduct activities, including the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act 2010, and other anti-corruption laws and regulations. The FCPA and the U.K. Bribery Act 2010 prohibit REE and its officers, directors, employees and business partners acting on its behalf, including agents, from corruptly offering, promising, authorizing or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The FCPA also requires companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. The U.K. Bribery Act also prohibits non-governmental “commercial” bribery and soliciting or accepting bribes. A violation of these laws or regulations could adversely affect REE’s business, results of operations, financial condition and reputation. REE’s policies and procedures designed to ensure compliance with these regulations may not be sufficient and its directors, officers, employees, representatives, consultants, agents, and business partners could engage in improper conduct for which it may be held responsible.

Non-compliance with anti-corruption, anti-bribery, anti-money laundering or financial and economic sanctions laws could subject REE to whistleblower complaints, adverse media coverage, investigations, and severe administrative, civil and criminal sanctions, collateral consequences, remedial measures and legal expenses, all of which could materially and adversely affect REE’s business, results of operations, financial condition and reputation. In addition, changes in economic sanctions laws in the future could adversely impact REE’s business and investments in its shares.

The intended tax effects of REE’s corporate structure and intercompany arrangements depend on the application of the tax laws of various jurisdictions and on how REE operates its business.

REE is incorporated in and a tax resident in Israel. REE currently has subsidiaries in the UK, Germany, and the U.S. If REE succeeds in growing its business, REE expects to conduct increased operations through its subsidiaries in various countries and tax jurisdictions, in part through intercompany service agreements between REE and its subsidiaries. In that case, REE’s corporate structure and intercompany transactions, including the manner in which REE develops and uses its intellectual property, will be organized so that REE can achieve its business objectives in a tax-efficient manner and in compliance with applicable transfer pricing rules and regulations. If two or more affiliated companies are located in different countries or tax jurisdictions, the tax laws and regulations of each country generally will require that transfer prices be the same as those between unrelated companies dealing at arm’s length and that appropriate documentation be maintained to support the transfer prices. While REE believes that it operates in compliance with applicable transfer pricing laws and intends to continue to do so, its transfer pricing procedures are not binding on applicable taxing authorities.

Significant judgment is required in evaluating REE’s tax positions and determining its provision for income taxes. During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. For example, REE’s effective tax rates could be adversely affected by changes in foreign currency exchange rates or by changes in the relevant tax, accounting and other laws, regulations, principles and interpretations. In addition, its effective tax rate and the availability of any tax holidays could be adversely affected if REE does not obtain favorable tax rulings from certain taxing authorities. As REE intends to operate in various countries and taxing jurisdictions, the application of tax laws can be subject to diverging and sometimes conflicting interpretations by taxing authorities of these jurisdictions. It is not uncommon for taxing authorities in different countries to have conflicting views, for instance, with respect to, among other things, the manner in which the arm’s length standard is applied for transfer pricing purposes, or with respect to the valuation of intellectual property.

In addition, tax laws are dynamic and subject to change as new laws are passed and new interpretations of the law are issued or applied. REE continues to assess the impact of such changes in tax laws and interpretations on its business and may determine that changes to its structure, practice, tax positions or the manner in which it conducts its business are necessary in light of such changes and developments in the tax laws of the jurisdictions in which REE operates. Such changes may nevertheless be ineffective in avoiding an increase in its consolidated tax liability, which could adversely affect its financial condition, results of operations and cash flows.

If taxing authorities in any of these countries were to successfully challenge REE’s transfer prices as not reflecting arm’s length transactions, they could require REE to adjust its transfer prices and thereby reallocate its income to reflect these revised transfer prices, which could result in a higher tax liability to REE. In addition, if the country from which the income is reallocated does not agree with the reallocation, both countries could tax the same income, potentially resulting in double taxation. If taxing authorities were to allocate income to a higher tax jurisdiction, subject REE’s income to double taxation or assess interest and penalties, it would increase REE’s consolidated tax liability, which could adversely affect its financial condition, results of operations and cash flows.

Risks Related to REE’s Information Security

In order to enter into production of its products, REE must develop complex software and technology systems in coordination with its potential suppliers and strategic partners. REE can provide no guarantee that such systems will be successfully developed.

REE’s products will use a substantial amount of third-party and in-house software codes and complex hardware to operate. The development of such advanced technologies are inherently complex, and REE will need to coordinate with its potential suppliers and strategic partners in order to reach production for its products. Defects and errors may be revealed over time and REE’s control over the performance of third-party services and systems may be limited. Thus, REE’s potential inability to develop the necessary software and technology systems may harm its competitive position.

REE is relying on potential suppliers and strategic partners to develop a number of emerging technologies for use in its products, including lithium ion battery technology. These technologies are not today, and may not ever be, commercially viable. There can be no assurances that REE’s potential suppliers and strategic partners will be able to meet the technological requirements, production timing, and volume requirements to support its business plan. In addition, the technology may not comply with the cost, performance useful life and warranty characteristics REE anticipates in its business plan. As a result, REE’s business plan could be significantly impacted and REE may incur significant liabilities under warranty claims which could adversely affect its business, prospects, and results of operations.

REE is subject to stringent and changing privacy laws, regulations and standards, information security policies and contractual obligations related to data privacy and security. REE’s actual or perceived failure to comply with such obligations could harm its business. Such legal requirements are evolving, uncertain and may require improvements in, or changes to, REE’s policies and operations.

REE expects to face significant challenges with respect to information security and privacy, including the storage, transmission and sharing of confidential information. REE will transmit and store confidential and private information of its customers, such as personal information, including names, accounts, user IDs and passwords, and payment or transaction related information.

REE has adopted strict information security policies and deployed advanced measures to implement the policies, including, among others, advanced encryption technologies, and plans to continue to deploy additional measurers as REE grows. However, advances in technology, an increased level of sophistication and diversity of REE’s products and services, an increased level of expertise of hackers, new discoveries in the field of cryptography or others can still result in a compromise or breach of the measures that it uses. If REE is unable to protect its systems, and hence the information stored in its systems, from unauthorized access, use, disclosure, disruption, modification or destruction, such problems or security breaches could cause a loss, give rise to REE’s liabilities to the owners of confidential information or even subject it to fines and penalties. In addition, complying with various laws and regulations could cause REE to incur substantial costs or require it to change its business practices, including its data practices, in a manner adverse to REE’s business.

In addition, REE will need to comply with increasingly complex and rigorous regulatory standards enacted to protect business and personal data in the U.S., Europe and elsewhere. For example, the European Union adopted the General Data Protection Regulation (“GDPR”), which became effective on May 25, 2018 and the State of California adopted the California Consumer Privacy Act of 2018 (“CCPA”), which became effective in January 2020. Both the GDPR and the CCPA impose additional obligations on companies regarding the handling of personal data and provides certain individual privacy rights to persons whose data is stored. Compliance with existing, proposed and recently enacted laws (including implementation of the privacy and process enhancements called for under the GDPR) and regulations can be costly; any failure to comply with these regulatory standards could subject REE to legal and reputational risks.

Compliance with any additional laws and regulations could be expensive, and may place restrictions on the conduct of REE’s business and the manner in which it interacts with its customers. Any failure to comply with applicable regulations could also result in regulatory enforcement actions against REE, and misuse of or failure to secure personal information could also result in violation of data privacy laws and regulations, proceedings against REE by governmental entities or others, and damage to its reputation and credibility, and could have a negative impact on revenues and profits.

Significant capital and other resources may be required to protect against information security breaches or to alleviate problems caused by such breaches or to comply with REE’s privacy policies or privacy-related legal obligations. The resources required may increase over time as the methods used by hackers and others engaged in online criminal activities are increasingly sophisticated and constantly evolving. Any failure or perceived failure by REE to prevent information security breaches or to comply with privacy policies or privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other customer data, could cause REE’s potential customer base to lose trust in REE and could expose REE to legal claims. Any perception by the public that online transactions or the privacy of user information are becoming increasingly unsafe or vulnerable to attacks could inhibit the growth of online retail and other online services generally, which may reduce the number of orders REE receives.

The global data protection landscape is rapidly evolving, and implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future. REE may not be able to monitor and react to all developments in a timely manner. For example, California recently adopted the CCPA, which became effective in January 2020. The CCPA establishes a privacy framework for covered businesses, including an expansive definition of personal information and data privacy rights for California residents. The CCPA includes a framework with potentially severe statutory damages and private rights of action. The CCPA requires covered businesses to provide new disclosures to California residents, provide them new ways to opt-out of certain disclosures of personal information, and allow for a new cause of action for data breaches. As REE expands its operations, the CCPA may increase REE’s compliance costs and potential liability. Some observers have noted that the CCPA could mark the beginning of a trend toward more stringent privacy legislation in the United States. Other states have begun to propose similar laws. Compliance with any applicable privacy and data security laws and regulations is a rigorous and time-intensive process, and REE may be required to put in place additional mechanisms to comply with such laws and regulations.

REE publishes privacy policies and other documentation regarding its collection, processing, use and disclosure of personal information and/or other confidential information. Although REE endeavors to comply with its published policies and other documentation, REE may at times fail to do so or may be perceived to have failed to do so. Moreover, despite its efforts, REE may not be successful in achieving compliance if REE’s employees, contractors, service providers or vendors fail to comply with its published policies and documentation. Such failures can subject REE to potential local, state and federal action if they are found to be deceptive, unfair, or misrepresentative of its actual practices. Claims that REE has violated individuals’ privacy rights or failed to comply with data protection laws or applicable privacy notices even if REE is not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm its business.

REE is subject to cybersecurity risks to its various systems and software and any material failure, weakness, interruption, cyber event, incident or breach of security could prevent REE from effectively operating its business, or may cause harm to its business that may or may not be reparable.

REE is at risk for interruptions, outages and breaches of its: (a) operational systems, including business, financial, accounting, product development, data processing or production processes, owned by REE or its potential suppliers and strategic partners; (b) facility security systems, owned by REE or its potential suppliers and strategic partners; (c) transmission control modules or other in-product technology, owned by REE or its potential suppliers and strategic partners; (d) the integrated software in REE’s products; or (e) customer data that REE processes or its potential suppliers and strategic partners process on its behalf. Such incidents could: materially disrupt REE’s operational systems; result in loss of intellectual property, trade secrets or other proprietary or competitively sensitive information; compromise certain information of employees, potential customers, potential suppliers and strategic partners, or others; jeopardize the security of REE’s facilities; or affect the performance of in-product technology and the integrated software in REE’s products.

REE plans to include in-vehicle services and functionality that utilize data connectivity to monitor performance and timely capture opportunities to enhance on-the-road performance and for safety and cost-saving preventative maintenance. The availability and effectiveness of REE’s services depend on the continued operation of information technology and communications systems. REE’s systems will be vulnerable to damage or interruption from, among others, physical theft, fire, terrorist attacks, natural disasters, power loss, war, telecommunications failures, viruses, denial or degradation of service attacks, ransomware, social engineering schemes, insider theft or misuse or other attempts to harm REE’s systems. REE intends to use its in-vehicle services and functionality to log information about each vehicle’s use in order to aid REE in vehicle diagnostics and servicing. REE’s potential customer base may object to the use of this data, which may increase REE’s vehicle maintenance costs and harm its business prospects.

Moreover, there are inherent risks associated with developing, improving, expanding and updating REE’s current systems, such as the disruption of REE’s data management, procurement, production execution, finance, supply chain and sales and service processes. These risks may affect REE’s ability to manage its data and inventory, procure parts or supplies or assemble, deploy, deliver and service its products, adequately protect its intellectual property or achieve and maintain compliance with, or realize available benefits under, applicable laws, regulations and contracts. REE cannot be sure that these systems upon which it relies, including those of its potential suppliers and strategic partners, will be effectively implemented, maintained or expanded as planned. If REE does not successfully implement, maintain or expand these systems as planned, its operations may be disrupted, its ability to accurately and timely report its financial results could be impaired, and deficiencies may arise in its internal control over financial reporting, which may impact REE’s ability to certify its financial results. Moreover, REE’s proprietary information or intellectual property could be compromised or misappropriated and its reputation may be adversely affected. If these systems do not operate as REE expects them to, REE may be required to expend significant resources to make corrections or find alternative sources for performing these functions.

Any unauthorized control or manipulation of the information technology systems in REE’s products could result in loss of confidence in REE and its products and harm REE’s business.

REE’s products will contain complex information technology systems. For example, REE’s products will be outfitted with built-in data connectivity to accept and install periodic remote updates from REE to improve or update the functionality of its products. REE has designed, implemented and tested security measures intended to prevent cybersecurity breaches or unauthorized access to its information technology networks, its products and their systems, and intends to implement additional security measures as necessary. However, hackers may attempt in the future, to gain unauthorized access to modify, alter and use such networks, products and systems to gain control of, or to change, REE’s products’ functionality, user interface and performance characteristics, or to gain access to data stored in or generated by the products. Vulnerabilities could be identified in the future and REE’s remediation efforts may not be successful. Any unauthorized access to or control of REE’s products or their systems or any loss of data could result in legal claims or proceedings. In addition, regardless of their veracity, reports of unauthorized access to REE’s products, their systems or data, as well as other factors that may result in the perception that REE’s products, their systems or data are capable of being “hacked,” could negatively affect REE’s brand and harm its business, prospects, financial condition and operating results.

REE intends to retain certain personal information about its products, customers, employees and others that, if compromised, could have a material, adverse impact on REE’s financial performance and results of operations or prospects.

REE plans to collect, store, transmit and otherwise process data from products, customers, employees and others as part of its business and operations, which may include personal data or confidential or proprietary information. REE also works with potential suppliers and strategic partners that collect, store and process such data on its behalf and in connection with its products. There can be no assurance that any security measures that REE or its potential suppliers and strategic partners have implemented will be effective against current or future security threats. If a compromise of data were to occur, REE may become liable under its contracts with other parties and under applicable law for damages and incur penalties and other costs to respond to, investigate and remedy such an incident. REE’s systems, networks and physical facilities could be breached or personal information could otherwise be compromised due to employee error or malfeasance, if, for example, third parties attempt to fraudulently induce REE’s employees or REE’s customers to disclose information or user names and/or passwords. Third parties may also exploit vulnerabilities in, or obtain unauthorized access to, products, systems, networks and/or physical facilities utilized by REE’s service providers and vendors.

Risks Related to REE’s Intellectual Property

REE may incur significant costs and expenses in connection with the protection and enforcement of its intellectual property rights, including but not limited to litigation costs.

REE may not be able to prevent others from unauthorized use of its intellectual property, which could harm its business and competitive position. REE relies on a combination of patents, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyrights, trademarks, intellectual property licenses, and other contractual rights to establish and protect its rights in its technology. Despite REE’s efforts to protect its proprietary rights, third parties may attempt to copy or otherwise obtain and use REE’s intellectual property or seek court declarations that they do not infringe upon its intellectual property rights. Monitoring unauthorized use of REE’s intellectual property is difficult and costly, and the steps REE has taken or will take will prevent misappropriation. From time to time, REE may have to resort to litigation to enforce its intellectual property rights, which could result in substantial costs and diversion of its resources.

The protection of REE’s intellectual property rights will be important to its future business opportunities. However, the measures REE takes to protect its intellectual property from unauthorized use by others may not be effective for various reasons, including the following:

•        as noted below, any patent applications REE submits may not result in the issuance of patents (and patents have not yet issued to REE based on its pending applications);

•        the scope of REE’s patents that may subsequently issue may not be broad enough to protect its proprietary rights;

•        REE’s issued patents may be challenged or invalidated by third parties;

•        REE’s employees or business partners may breach their confidentiality, non-disclosure and non-use obligations to REE;

•        third parties may independently develop technologies that are the same or similar to REE’s;

•        the costs associated with enforcing patents, confidentiality and invention agreements or other intellectual property rights may make enforcement impracticable; and

•        current and future competitors may circumvent or otherwise design around REE’s patents.

Patent, trademark, and trade secret laws vary significantly throughout the world. A number of foreign countries do not protect intellectual property rights to the same extent as do the laws of the U.S. Therefore, REE’s intellectual property rights may not be as strong or as easily enforced outside of the U.S. Failure to adequately protect REE’s intellectual property rights could result in its competitors offering similar products, potentially resulting in the loss of some of REE’s competitive advantage and a decrease in its revenue which, would adversely affect its business, prospects, financial condition and operating results.

Failure to adequately protect REE’s intellectual property rights could result in REE’s competitors offering similar products, potentially resulting in the loss of some of REE’s competitive advantage and a decrease in its revenue, which could adversely affect REE’s business, prospects, financial condition and operating results.

Also, while REE has registered and applied for trademarks in an effort to protect its investment in its brand and goodwill with customers, competitors may challenge the validity of those trademarks and other brand names in which REE has invested. Such challenges can be expensive and may adversely affect REE’s ability to maintain the goodwill gained in connection with a particular trademark.

REE may be sued for infringing or misappropriating intellectual property rights of third parties, and any such litigation would be both costly and time consuming and could prevent REE from developing or commercializing its future products.

Companies, organizations, or individuals, including REE’s competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with REE’s ability to make, use, develop, sell, lease or market its products which could make it more difficult for REE to operate its business. From time to time, REE may receive communications from holders of patents or trademarks regarding their proprietary rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights and urge REE to take licenses. REE’s applications and uses of trademarks relating to its design, software or artificial intelligence technologies could be found to infringe upon existing trademark ownership and rights. In addition, if REE is determined to have infringed upon a third party’s intellectual property rights, it may be required to do one or more of the following:

•        cease selling or leasing, incorporating certain components into, or using products or offering goods or services that incorporate or use the challenged intellectual property;

•        pay substantial damages;

•        seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, or at all;

•        redesign its products or other goods or services; or

•        establish and maintain alternative branding for its products and services.

In the event of a successful claim of infringement against REE and REE’s failure or inability to obtain a license to the infringed technology or other intellectual property right, REE’s business, prospects, operating results and financial condition could be materially and adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.

Patent applications submitted by REE to the relevant authorities may not result in granted patents or may require modification in order to obtain approval.

REE cannot be certain that it is the first inventor of the subject matter to which it has filed a particular patent application, or if it is the first party to file such a patent application. If another party has filed a patent application for the same subject matter as REE has, REE may not be entitled to the protection sought by the patent application. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, REE cannot be certain that the patent applications that it files will issue, or that its issued patents will afford protection against competitors with similar technology. In addition, REE’s competitors may design around REE’s issued patents, which may adversely affect its business, prospects, financial condition or operating results.

REE cannot assure you that it will be granted patents pursuant to its pending applications. Even if REE’s patent applications succeed and it is issued patents in accordance with them, it is still uncertain whether these patents will be contested, circumvented or invalidated in the future. In addition, the rights granted under any issued patents may not provide REE with meaningful protection or competitive advantages. The claims under any patents that issue from REE’s patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to REE’s. The intellectual property rights of others could also bar REE from licensing and exploiting any patents that issue from its pending applications. Numerous patents and pending patent applications owned by others exist in the fields in which REE has developed and are developing its technology. These patents and patent applications might have priority over REE’s patent applications and could subject its patent applications to invalidation. Finally, in addition to those who may claim priority, any of REE’s existing or pending patents may also be challenged by others on the basis that they are otherwise invalid or unenforceable.

REE may be subject to damages resulting from claims that either it or any of its employees wrongfully used or disclosed alleged trade secrets of their employees’ former employers or that they allegedly violated certain covenants, such as non-compete agreements, to which REE or its employees may have been previously or currently bound.

Many of REE’s employees were previously employed by other automotive companies or by suppliers to automotive companies. REE may be subject to claims that it or these employees have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. If REE fails in defending such claims, in addition to paying monetary damages, it may lose valuable intellectual property rights or personnel. A loss of key personnel or their work product could hamper or prevent REE’s ability to commercialize its products, which could severely harm its business. Even if REE is successful in defending against these claims, litigation could result in substantial costs and demand on management resources.

In addition to patented technology, REE relies on its unpatented proprietary technology, trade secrets, processes and knowledge.

REE relies on proprietary information (such as trade secrets, know-how and confidential information) to protect intellectual property that may not be patentable or subject to copyright, trademark, trade dress or service mark protection, or that REE believes is best protected by means that do not require public disclosure. REE generally seeks to protect this proprietary information by entering into confidentiality agreements, or consulting, services or employment agreements that contain non-disclosure and non-use provisions with its employees, consultants, contractors and third parties. However, REE may fail to enter into the necessary agreements, and even if entered into, these agreements may be breached or may otherwise fail to prevent disclosure, third-party infringement or misappropriation of its proprietary information, may be limited as to their term and may not provide an adequate remedy in the event of unauthorized disclosure or use of proprietary information. REE has limited control over the protection of trade secrets used by its potential suppliers and strategic partners and could lose future trade secret protection if any unauthorized disclosure of such information occurs. In addition, REE’s proprietary information may otherwise become known or be independently developed by its competitors or other third parties. To the extent that its employees, consultants, contractors, advisors and other third parties use intellectual property owned by others in their work for REE, disputes may arise as to the rights in related or resulting know-how and inventions. Costly and time-consuming litigation could be necessary to enforce and determine the scope of REE’s proprietary rights, and failure to obtain or maintain protection for its proprietary information could adversely affect its competitive business position. Furthermore, laws regarding trade secret rights in certain markets where REE operates may afford little or no protection to its trade secrets.

REE also relies on physical and electronic security measures to protect its proprietary information, but it cannot provide assurance that these security measures will not be breached or provide adequate protection for its property. There is a risk that third parties may obtain and improperly utilize REE’s proprietary information to its competitive disadvantage. REE may not be able to detect or prevent the unauthorized use of such information or take appropriate and timely steps to enforce its intellectual property rights.

The terms of grants received from the Israeli government require us to satisfy specified conditions in order to transfer outside of Israel the manufacture of products based on know-how funded by the Israel Innovation Authority or to transfer outside of Israel the know-how itself.

Under the Israeli Encouragement of Research, Development and Technological Innovation in Industry Law, 5744-1984, or the Innovation Law, research and development programs which meet specified criteria and are approved by a committee of the Israel Innovation Authority of the Israeli Ministry of Economy and Industry, or IIA (formerly known as Office of Chief Scientist), are eligible for grants from the IIA. The grant amounts are determined by the research committee, and are typically a percentage of the project’s expenditures. Under most programs, the grantee is required to pay royalties to the State of Israel from the sale of products developed under the program.

REE’s research and development efforts in relation to its Softwheel segment have been partially financed through royalty-bearing and non-royalty bearing grants from the IIA in the total amount of $1,214,748. As of January 31, 2021, REE’s remaining contingent obligation with respect to royalty-bearing participation received or accrued, net of royalties paid or accrued, totaled approximately $720,000.

Under the research and development agreements with the IIA and pursuant to applicable laws, REE is required to pay royalties at the rate of 3-5% sales of products that incorporate know-how developed with the IIA-funded, royalty-bearing grants. Such royalties are due up to an amount equal to 100% of the IIA grants received, linked to the U.S. dollar plus interest on the unpaid amount received based on the 12-month LIBOR rate (from the year the grant was approved) applicable to U.S. dollar deposits. If REE returns to production of these products outside of Israel and generates sales, the ceiling will increase based on the percentage of production that is outside of Israel, up to a maximum of 300% of the IIA grants, linked to the dollar and bearing interest as noted above.

•        Local Manufacturing Obligation.    The terms of the grants under the Innovation Law require that REE manufacture the products developed with these grants in Israel (but do not restrict the sale of products that incorporate the know-how). Under the regulations promulgated under the Innovation Law, the products may be manufactured outside Israel by REE or by another entity only if prior approval is received from the IIA (such approval is not required for the transfer of up to 10% of the manufacturing capacity in the aggregate, in which case a notice must be provided to the IIA and not objected to by the IIA within 30 days of such notice).

•        Know-How transfer limitation

•        The Innovation Law restricts the ability to transfer know-how funded by the IIA outside of Israel. Transfer of IIA funded know-how outside of Israel requires prior approval of the IIA and may be subject to payments to the IIA, calculated according to formulae provided under the Innovation Law. If REE wishes to transfer IIA funded know-how, the terms for approval will be determined according to the nature of the transaction and the consideration paid to REE in connection with such transfer.

•        Approval of transfer of IIA funded know-how to another Israeli company may be granted only if the recipient abides by the provisions of the Innovation Law and related regulations, including the restrictions on the transfer of know-how and manufacturing rights outside of Israel.

•        Change of Control.    Any non-Israeli citizen, resident or entity that, among other things, (i) becomes a holder of 5% or more of REE’s share capital or voting rights, (ii) is entitled to appoint one or more of REE’s directors or our chief executive officer or (iii) serves as one of REE’s directors or as its chief executive officer (including holders of 25% or more of the voting power, equity or the right to nominate directors in such direct holder, if applicable) is required to notify the IIA and undertake to comply with the rules and regulations applicable to the grant programs of the IIA, including the restrictions on transfer described above.

Approval to manufacture products outside of Israel or consent to the transfer of IIA funded know-how, if requested, is within the discretion of the IIA. Furthermore, the IIA may impose certain conditions on any arrangement under which it permits us to transfer IIA funded know-how or manufacturing out of Israel.

The consideration available to REE’s shareholders in a future transaction involving the transfer outside of Israel of know-how developed with IIA funding (such as a merger or similar transaction) may be reduced by any amounts that REE is required to pay to the IIA.

Risks Related to REE’s Dual Class Structure

The dual class structure of REE Ordinary Shares will have the effect of concentrating voting power with REE’s founders, who serve as its Chief Executive Officer and Chief Technology Officer, which will limit an investor’s ability to influence the outcome of important transactions, including a change in control.

REE Class B Ordinary Shares will have 10 votes per share, while shares of REE Class A Ordinary Shares will have one vote per share. Upon the consummation of the Merger, its Founders, Daniel Barel and Ahishay Sardes, will hold all REE Class B Ordinary Shares granting them together up to 78% of the voting power of REE following the Merger (under the No Redemption Scenario). As a result, if they act together, they will be able to control matters submitted to REE’s shareholders for approval, including the election of directors, amendments of its organizational documents and any merger, consolidation, sale of all or substantially all of its assets or other major corporate transactions. REE’s Founders may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated control may have the effect of delaying, preventing or deterring a change in control of REE, could deprive its shareholders of an opportunity to receive a premium for their shares as part of a sale of REE, and might ultimately affect the market price of shares of REE Class A Ordinary Shares. For information about its dual class structure, see the section titled “Description of REE Ordinary Shares.”

REE cannot predict the impact REE’s dual class structure may have on the stock price of REE Class A Ordinary Shares.

REE cannot predict whether REE’s dual class structure will result in a lower or more volatile market price of REE Class A Ordinary Shares or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual or multi-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, REE’s dual class capital structure would make us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices will not be investing in its shares. These policies are still fairly new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of REE’s dual class structure, REE will likely be excluded from certain of these indexes and REE cannot assure you that other stock indexes will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indexes, exclusion from stock indexes would likely preclude investment by many of these funds and could make Class A Ordinary Shares less attractive to other investors. As a result, the market price of REE Class A Ordinary Shares could be adversely affected.

Risks Related to REE’s Incorporation and Location in Israel

Conditions in Israel could adversely affect REE’s business.

REE is incorporated under the laws of the State of Israel, and its principal research and development facilities, including REE’s major data centers, are located in Israel. Accordingly, political, economic and military conditions in Israel directly affect its business. Since the State of Israel was established in 1948, a number of armed conflicts have occurred between Israel and its Arab neighbors. In the event that REE’s facilities are damaged as a result of hostile action or hostilities otherwise disrupt the ongoing operation of its facilities, its ability to deliver products to its customer could be materially adversely affected.

REE’s commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement under the Property Tax and Compensation Fund Law, 1961, the reinstatement is limited and partial compensation value of direct damages that are caused by terrorist attacks or acts of war, REE cannot assure you that this government coverage will be maintained or that it will sufficiently cover REE’s potential damages. Any losses or damages incurred by REE could have a material adverse effect on its business.

Several countries, principally in the Middle East, still restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in Israel or political instability in the region continues or increases. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners, or significant downturn in the economic or financial condition of Israel, could adversely affect REE’s operations and product development, and could cause its sales to decrease.

In addition, many Israeli citizens are obligated to perform several days, and in some cases more, of annual military reserve duty each year until they reach the age of 40 (or older, for reservists who are military officers or who have certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be military reserve duty call-ups in the future. REE’s operations could be disrupted by such call-ups, particularly if such call-ups include the call-up of members of REE’s management. Such disruption could materially adversely affect its business, financial condition and results of operations.

Investors’ rights and responsibilities of REE’s shareholders will be governed by Israeli law, which may differ in some respects from the rights and responsibilities of shareholders of non-Israeli companies.

Because REE was incorporated under Israeli law, the rights and responsibilities of its shareholders is governed by its Amended and Restated Articles and Israeli law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders of U.S. and other non-Israeli corporations. In particular, a shareholder of an Israeli company has a duty to act in good faith and in a customary manner in exercising its rights and performing its obligations towards the company and other shareholders and to refrain from abusing its power in the company, including, among other things, in voting at the general meeting of shareholders on certain matters, such as an amendment to the company’s articles of association, an increase of the company’s authorized share capital, a merger of the company and approval of related party transactions that require shareholder approval. A shareholder also has a general duty to refrain from discriminating against other shareholders. In addition, a controlling shareholder or a shareholder who knows that it possesses the power to determine the outcome of a shareholders’ vote or to appoint or prevent the appointment of an office holder in the company has a duty to act in fairness towards the company. These provisions may be interpreted to impose additional obligations and liabilities on REE’s shareholders that are not typically imposed on shareholders of U.S. corporations.

Provisions of Israeli law and REE’s Amended and Restated Articles to be effective upon the consummation of the Merger may delay, prevent or make undesirable an acquisition of all or a significant portion of its shares or assets.

Provisions of Israeli law and REE’s Amended and Restated Articles to be effective upon the closing of the Merger could have the effect of delaying or preventing a change in control and may make it more difficult for a third-party to acquire REE or its shareholders to elect different individuals to REE’s board of directors, even if doing so would be considered to be beneficial by some of REE’s shareholders, and may limit the price that investors may be willing to pay in the future for REE’s Ordinary Shares. Among other things:

•        Israeli corporate law regulates mergers and requires that a tender offer be effected when more than a specified percentage of shares in a company are purchased;

•        Israeli corporate law requires special approvals for certain transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to these types of transactions;

•        Israeli corporate law does not provide for shareholder action by written consent for public companies, thereby requiring all shareholder actions to be taken at a general meeting of shareholders;

•        the Amended and Restated Articles generally will require a vote of a simple majority of the voting power represented at a general meeting of shareholders in person or by proxy and voting thereon, as one class;

•        the Amended and Restated Articles generally will not permit a director to be removed except by a vote of the holders of (i) so long as any REE Class B Ordinary Shares remain outstanding, a simple majority of the voting power represented at a general meeting of shareholders in person or by proxy and voting thereon, as one class, and (ii) if no REE Class B Ordinary Shares remain outstanding, a supermajority of at least sixty-five percent (65%) of the voting power represented at a general meeting of shareholders in person or by proxy and voting thereon; and

•        the Amended and Restated Articles generally will provide that director vacancies may be filled by its board of directors.

Further, Israeli tax considerations may make potential transactions undesirable to REE or some of its shareholders whose country of residence does not have a tax treaty with Israel granting tax relief to such shareholders from Israeli tax. For example, Israeli tax law does not recognize tax-free share exchanges to the same extent as U.S. tax law. With respect to mergers, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of numerous conditions, including, a holding period of two years from the date of the transaction during which certain sales and dispositions of shares of the participating companies are restricted. Moreover, with respect to certain share swap transactions, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no disposition of the shares has occurred.

The tax benefits that are available to REE require it to continue to meet various conditions and may be terminated or reduced in the future, which could increase REE’s costs and taxes.

REE may be eligible for certain tax benefits provided to “Preferred Technological Enterprises” under the Israeli Law for the Encouragement of Capital Investments, 1959, referred to as the Investment Law. In order to remain eligible for the tax benefits for “Preferred Technological Enterprises” it must continue to meet certain conditions stipulated in the Investment Law and its regulations, as amended. If these tax benefits are reduced, cancelled or discontinued, REE’s Israeli taxable income from the approved enterprise would be subject to regular Israeli corporate tax rates. The standard corporate tax rate for Israeli companies in 2016 was 25% of their taxable income and was reduced to 24% in 2017 and 23% in 2018 and thereafter. Additionally, if REE increases its activities outside of Israel through acquisitions, for example, its expanded activities might not be eligible for inclusion in future Israeli tax benefit programs. See “Certain Material Israeli Tax Considerations.”

REE’s Amended and Restated Articles to be effective upon consummation of the Merger provide that unless REE consents otherwise, the competent courts of Tel Aviv, Israel shall be the sole and exclusive forum for substantially all disputes between REE and its shareholders’ under the Companies Law and the Israeli Securities Law, which could limit its shareholders ability to brings claims and proceedings against, as well as obtain favorable judicial forum for disputes with REE, its directors, officers and other employees.

The competent courts of Tel Aviv, Israel shall be the exclusive forum for (i) any derivative action or proceeding brought on behalf of REE, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of REE to REE or REE’s shareholders, or (iii) any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law. This exclusive forum provision is intended to apply to claims arising under Israeli Law and would not apply to claims brought pursuant to the Securities Act or the Exchange Act or any other claim for which federal courts would have exclusive jurisdiction. Such exclusive forum provision in the Amended and Restated Articles will not relieve REE of its duties to comply with federal securities laws and the rules and regulations thereunder, and shareholders of REE will not be deemed to have waived REE’s compliance with these laws, rules and regulations. This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with REE or its directors or other employees which may discourage lawsuits against REE, its directors, officers and employees.

Risks Related to the Merger

10X Capital may not have sufficient funds to consummate the Merger.

As of November 24, 2020, 10X Capital had approximately $1,000,000 available to it outside the Trust Account to fund its working capital requirements. If 10X Capital is required to seek additional capital, it would need to borrow funds from the Sponsor, its management team or other third parties to operate or it may be forced to liquidate. None of such persons is under any obligation to advance funds to 10X Capital in such circumstances. Any such advances would be repaid only from funds held outside the Trust Account or from funds released to 10X Capital upon completion of the Merger. If 10X Capital is unable to consummate the Merger because it does not have sufficient funds available, 10X Capital will be forced to cease operations and liquidate the Trust Account. Consequently, 10X Capital’s Public Stockholders may receive less than $10 per share and their warrants will expire worthless.

The Merger remains subject to conditions that 10X Capital cannot control and if such conditions are not satisfied or waived, the Merger may not be consummated.

The Merger is subject to a number of conditions, including the condition that 10X Capital maintaining at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-5(g)(1) of the Exchange Act) either immediately prior to or upon consummation of the Merger, having the Minimum Cash Amount, the condition that there is no legal prohibition against consummation of the Merger, that the REE Class A Ordinary Shares be approved for listing on Nasdaq subject only to official notice of issuance thereof and the requirement to have a sufficient number of round lot holders, receipt of securityholder approvals, continued effectiveness of the registration statement of which this proxy statement/prospectus is a part, the truth and accuracy of 10X Capital’s and REE’s representations and warranties made in the Merger Agreement, the non-termination of the Merger Agreement and consummation of certain ancillary agreements. There are no assurances that all conditions to the Merger will be satisfied or that the conditions will be satisfied in the time frame expected.

REE may issue additional REE Class A Ordinary Shares or other securities following the Merger without shareholder approval, which would dilute existing ownership interests and may depress the market price of REE Class A Ordinary Shares.

REE may issue additional REE Class A Ordinary Shares or other equity securities of equal or senior rank in the future in connection with, among other things, REE’s equity incentive plan, without shareholder approval, in a number of circumstances. REE’s issuance of additional REE Class A Ordinary Shares or other equity securities of equal or senior rank would have the following effects:

•        REE’s existing shareholders’ proportionate ownership interest in REE may decrease;

•        the amount of cash available per share, including for payment of dividends in the future, may decrease;

•        the relative voting strength of each previously outstanding REE Class A Ordinary Share may be diminished; and

•        the market price of REE Class A Ordinary Shares may decline.

Following the Merger, voting control will be concentrated among the holders of REE Class B Ordinary Shares. As a result, the market price of REE Class A Ordinary Shares may be materially adversely affected by such disparate voting rights.

Following the Effective Time, the Founders will beneficially own all of the outstanding shares of REE Class B Ordinary Shares, representing up to 78% of total voting power, and holders of REE Class A Ordinary Shares will own shares of REE Class A Ordinary Shares, representing at least 22% of total voting power. As long as the Founders beneficially own a majority of total voting power, they will have the ability, without the consent of the public holders of REE Class A Ordinary Shares, to elect all of the members of REE’s board of directors and to control REE’s management and affairs. In addition, they will be able to determine the outcome of matters submitted to a vote of REE’s shareholders for approval and will be able to cause or prevent a change of control of REE.

The holders of REE Class A Ordinary Shares will be entitled to one vote per share, while holders of REE Class B Ordinary Shares will be entitled to 10 votes per share on all matters to be voted on by shareholders in general. While the REE Class B Ordinary Shares do not have any economic rights, the differential in the voting rights of REE Class B Ordinary Shares could adversely affect the market price of REE Class A Ordinary Shares.

The Sponsor has agreed to vote its shares in favor of the Merger, regardless of how 10X Capital’s Public Stockholders vote.

In connection with the Merger, the Sponsor agreed to vote its shares of 10X Capital Common Stock in favor of the Merger. Currently, the Sponsor owns approximately 20% of the outstanding shares of 10X Capital Common Stock. The Sponsor also indicated that it intends to vote its shares in favor of all other proposals being presented at the meeting. In addition to the shares of 10X Capital Common Stock held by the Sponsor, 10X Capital would need 7,546,876 shares, or approximately 37.5%, of the 21,125,000 public shares sold in the 10X Capital IPO to be voted in favor of the Merger Proposal and other proposals in order for them to be approved (assuming all outstanding shares are voted on each proposal).

10X Capital did not obtain an opinion from an independent investment banking or accounting firm, and consequently, you have no assurance from an independent source that the price 10X Capital is paying in connection with the Merger is fair to 10X Capital from a financial point of view.

10X Capital is not required to obtain an opinion from an independent investment banking or accounting firm that the price 10X Capital is paying in connection with the Merger is fair to 10X Capital from a financial point of view. The 10X Capital board of directors did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Merger. Its officers and directors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and have concluded that their experience and backgrounds, together with the experience and sector expertise of its financial advisors enabled them to make the necessary analyses and determinations regarding the Merger with REE. In addition, 10X Capital’s officers and directors and its advisors have substantial experience with mergers and acquisitions. Accordingly, investors will be relying solely on the judgment of the 10X Capital board of directors in valuing REE’s business, and assuming the risk that the board of directors may not have properly valued the Merger.

10X Capital and REE will incur significant transaction and transition costs in connection with the Merger.

10X Capital and REE have both incurred and expect to incur significant, non-recurring costs in connection with consummating the Merger and operating as a public company following the consummation of the Merger. REE may also incur additional costs to retain key employees. All expenses incurred in connection with the Merger, including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs.

Subsequent to the completion of the Merger, REE may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and REE’s ordinary share price, which could cause you to lose some or all of your investment.

Although 10X Capital has conducted extensive due diligence on REE, 10X Capital cannot assure you that this diligence will surface all material issues that may be present in REE’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of REE’s business and outside of its control will not later arise. As a result of these factors, REE may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in its reporting losses. Even if 10X Capital’s due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with 10X Capital’s preliminary risk analysis. Even though these charges may be non-cash items and would not have an immediate impact on REE’s liquidity, the fact that REE reports charges of this nature could contribute to negative market perceptions of REE or its securities. In addition, charges of this nature may cause REE to violate net worth or other covenants to which REE may be subject as a result of REE obtaining post-combination debt financing. Accordingly, any stockholders who choose to remain shareholders following the Merger could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

The REE securities to be received by 10X Capital’s securityholders as a result of the Merger will have different rights from 10X Capital securities.

Following completion of the Merger, 10X Capital’s securityholders will no longer be securityholders of 10X Capital but will instead be securityholders of REE. There will be important differences between your current rights as a 10X Capital securityholder and your rights as a REE securityholder. See “Comparison of Rights of REE Shareholders and 10X Capital Stockholders” for a discussion of the different rights associated with the REE securities.

10X Capital’s stockholders will have a reduced ownership and voting interest after consummation of the Merger and will exercise less influence over management.

After the completion of the Merger, 10X Capital’s stockholders will own a smaller percentage of REE than they currently own of 10X Capital. Immediately following the Merger, existing REE shareholders would hold approximately 84.1% of the issued and outstanding REE Class A Ordinary Shares and current public stockholders of 10X Capital and the Sponsor would hold approximately 5.5% and 2.2%, respectively, of the issued and outstanding REE Class A Ordinary Shares (assuming no holder of 10X Capital Common Stock exercises redemption rights as described in this proxy statement/prospectus). Consequently, 10X Capital’s stockholders, as a group, will have reduced ownership and voting power in REE compared to their ownership and voting power in 10X Capital.

Even if REE consummates the Merger, there is no guarantee that the REE warrants will ever be in the money, and they may expire worthless and the terms of the warrants may be amended.

Upon consummation of the Merger, the 10X Capital Warrants will become REE warrants. The exercise price for the REE warrants will be $11.50 per ordinary share. There is no guarantee that the REE warrants, following the Merger, will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

10X Capital’s current directors and executive officers beneficially own shares of 10X Capital Common Stock and Warrants that will be worthless if the Merger is not approved. Such interests may have influenced their decision to approve the Merger with REE.

10X Capital’s officers and directors and/or their affiliates beneficially own or have a pecuniary interest in shares that the Sponsor purchased prior to, or simultaneously with, 10X Capital’s IPO. 10X Capital’s executive officers and directors and their affiliates have no redemption rights with respect to these securities in the event a business combination is not effected in the required time period. Therefore, if the Merger with REE or another business combination is not approved within the required time period, such securities held by such persons will be worthless. Such securities had an aggregate market value of approximately $         million based upon the closing prices of 10X Capital Class A Common Stock and Units on Nasdaq on         . Furthermore, the Sponsor, 10X Capital’s officers or directors, or their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on 10X Capital’s behalf, such as identifying and investigating possible business targets and Mergers. If 10X Capital fails to consummate the Merger, they will not have any claim against the Trust Account for repayment or reimbursement. Accordingly, 10X Capital may not be able to repay or reimburse these amounts if the Merger is not completed. See the section entitled “Proposal No. 1 — The Merger Proposal — Interests of 10X Capital’s Directors and Officers in the Merger.”

These financial interests may have influenced the decision of 10X Capital’s directors to approve the Merger with REE and to continue to pursue the Merger. In considering the recommendations of the 10X Capital board of directors to vote for the Merger Proposal and other proposals, 10X Capital’s Public Stockholders should consider these interests.

The Sponsor, an affiliate of a director of 10X Capital, is liable to ensure that proceeds of the Trust Account are not reduced by vendor claims in the event the Merger is not consummated. Such liability may have influenced the 10X Capital board of directors’ decision to pursue the Merger and the board’s decision to approve it.

If the Merger or another business combination is not consummated by 10X Capital on or before May 27, 2022, the Sponsor, an affiliate of a director of 10X Capital, will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by 10X Capital for services rendered or contracted for or for products sold to 10X Capital, but only if such a vendor or target business has not executed a waiver agreement. If 10X Capital consummates an initial business combination, on the other hand, 10X Capital will be liable for all such claims. 10X Capital has no reason to believe that the Sponsor will not be able to fulfill its indemnity obligations to 10X Capital.

These obligations of the Sponsor may have influenced the 10X Capital board of directors’ decision to pursue the Merger with REE or the board’s decision to approve the Merger. In considering the recommendations of the 10X Capital board of directors to vote for the Merger Proposal and other proposals, stockholders should consider these interests. See the section of this proxy statement/prospectus titled “Proposal No. 1 — The Merger Proposal — Interests of 10X Capital’s Directors and Officers in the Merger.”

10X Capital’s directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to 10X Capital’s Public Stockholders in the event an initial business combination is not consummated.

If proceeds in the Trust Account are reduced below $10.00 per public share and the Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, 10X Capital’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While 10X Capital currently expects that its independent directors would take legal action on 10X Capital’s behalf against the Sponsor to enforce the Sponsor’s indemnification obligations, it is possible that 10X Capital’s independent directors in exercising their business judgment may choose not to do so in any particular instance. If 10X Capital’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to 10X Capital’s Public Stockholders may be reduced below $10.00 per share.

Activities taken by existing 10X Capital stockholders to increase the likelihood of approval of the Merger Proposal and other proposals could have a depressive effect on the 10X Capital Common Stock.

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding 10X Capital or its securities, the Sponsor, as an initial stockholder of 10X Capital, 10X Capital’s officers and directors, REE, the REE officers and directors and/or their respective affiliates, or REE shareholders may purchase 10X Capital Common Stock from institutional and other investors who vote, or indicate an intention to vote, against the Merger Proposal, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of 10X Capital Common Stock or vote their shares of 10X Capital Common Stock in favor of the Merger Proposal. The purpose of such purchases and other transactions would be to increase the likelihood of approval of the Merger Proposal by the holders of a majority of the outstanding shares of 10X Capital Common Stock and ensure that 10X Capital has in excess of $5,000,001 of net assets and the Minimum Cash Amount to consummate the Merger where it appears that such requirement would otherwise not be met. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares owned by the Sponsor for nominal value. Entering into any such arrangements may have a depressive effect on the 10X Capital Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares of 10X Capital Common Stock at a price lower than market and may therefore be more likely to sell the 10X Capital Common Stock he owns, either prior to or immediately after the Special Meeting.

In addition, if such purchases are made, the public “float” of the REE Class A Ordinary Shares following the Merger and the number of beneficial holders of REE securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of REE securities on Nasdaq or another national securities exchange or reducing the liquidity of the trading market for the REE Class A Ordinary Shares.

The Merger may be completed even though material adverse effects may result from the announcement of the Merger, industry-wide changes and other causes.

In general, either 10X Capital or REE may refuse to complete the Merger if there is a material adverse effect affecting the other party between the signing date of the Merger Agreement and the planned closing. However, certain types of changes do not permit either party to refuse to consummate the Merger, even if such change could be said to have a material adverse effect on REE or 10X Capital, including the following events (except, in certain cases where the change has a disproportionate effect on a party):

•        changes generally affecting the economy and the financial or securities markets, including the COVID-19 pandemic;

•        the outbreak or escalation of war or any act of terrorism, civil unrest or natural disasters;

•        changes (including changes in law) or general conditions in the industry in which the party operates;

•        changes in U.S. GAAP, or the authoritative interpretation of U.S. GAAP; or

•        changes attributable to the public announcement or pendency of the Merger or the execution or performance of the Merger Agreement.

Furthermore, 10X Capital or REE may waive the occurrence of a material adverse effect affecting the other party. If a material adverse effect occurs and the parties still consummate the Merger, the market trading price of REE’s ordinary shares and REE warrants may suffer.

Delays in completing the Merger may substantially reduce the expected benefits of the Merger.

Satisfying the conditions to, and completion of, the Merger may take longer than, and could cost more than, 10X Capital expects. Any delay in completing or any additional conditions imposed in order to complete the Merger may materially adversely affect the benefits that 10X Capital expects to achieve from the Merger.

10X Capital and REE have no history operating as a combined company. The unaudited pro forma condensed combined financial information may not be an indication of REE’s financial condition or results of operations following the Merger, and accordingly, you have limited financial information on which to evaluate REE and your investment decision.

REE has a limited operating history and REE and 10X Capital have no prior history as a combined entity and their operations have not been previously managed on a combined basis. The unaudited pro forma condensed combined financial information contained in this proxy statement/prospectus has been prepared using the consolidated historical financial statements of 10X Capital and REE, and is presented for illustrative purposes only and should not be considered to be an indication of the results of operations including, without limitation, future revenue, or financial condition of REE following the Merger. Certain adjustments and assumptions have been made regarding 10X Capital and REE after giving effect to the Merger. REE and 10X Capital believe these assumptions are reasonable, however, the information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments are difficult to make with accuracy. These assumptions may not prove to be accurate, and other factors may affect REE’s results of operations or financial condition following the consummation of the Merger. For these and other reasons, the historical and pro forma condensed combined financial information included in this proxy statement/prospectus does not necessarily reflect REE’s results of operations and financial condition and the actual financial condition and results of operations of REE following the Merger may not be consistent with, or evident from, this pro forma financial information.

The projections and forecasts presented in this proxy statement/prospectus may not be an indication of the actual results of the transaction or REE’s future results.

This proxy statement/prospectus contains projections and forecasts prepared by REE. None of the projections and forecasts included in this proxy statement/prospectus have been prepared with a view toward public disclosure other than to certain parties involved in the Merger or toward complying with SEC guidelines or U.S. GAAP. The projections and forecasts were prepared based on numerous variables and assumptions which are inherently uncertain and may be beyond the control of REE and 10X Capital and exclude, among other things, transaction-related expenses. Important factors that may affect actual results and results of REE’s operations following the Merger, or could lead to such projections and forecasts not being achieved include, but are not limited to: client demand for REE’s products, an evolving competitive landscape, rapid technological change, margin shifts in the industry, regulation changes in a highly regulated environment, successful management and retention of key personnel, unexpected expenses and general economic conditions. As such, these projections and forecasts may be inaccurate and should not be relied upon as an indicator of actual past or future results.

10X Capital may not be able to complete the Merger or any other Merger within the prescribed time frame, in which case 10X Capital would cease all operations, except for the purpose of winding up and 10X Capital would redeem 10X Capital’s Public Shares and liquidate.

10X Capital must complete an initial combination by May 27, 2022. 10X Capital may not be able to consummate the Merger or any other Merger by such date. If 10X Capital has not completed any initial business combination by such date, it will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding Public Shares, which redemption will completely extinguish the Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of 10X Capital’s remaining stockholders and board of directors, dissolve and liquidate, subject in each case to 10X Capital’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

10X Capital stockholders may be held liable for claims by third parties against 10X Capital to the extent of distributions received by them upon redemption of their shares in a liquidation.

If the Merger is not completed, then under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of 10X Capital’s Trust Account distributed to 10X Capital’s Public Stockholders upon the redemption of 10X Capital’s Public Shares in the event 10X Capital does not complete an initial business combination by May 27, 2022 may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Because 10X Capital may not comply with Section 280, Section 281(b) of the DGCL requires 10X Capital to adopt a plan, based on facts known to 10X Capital at such time that will provide for 10X Capital’s payment of all existing and pending claims or claims that may be potentially brought against 10X Capital within the 10 years following 10X Capital’s dissolution. However, because 10X Capital is a blank check company, rather than an operating company, and 10X Capital’s operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from 10X Capital’s vendors (such as lawyers, investment bankers and auditors) or prospective target businesses. If 10X Capital’s plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. 10X Capital cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, 10X Capital’s Public Stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of 10X Capital’s Public Stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of the Trust Account distributed to 10X Capital’s Public Stockholders upon the redemption of its Public Shares in the event 10X Capital does not complete an initial business combination by May 27, 2022 is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

10X Capital may be a target of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Merger from being completed.

Securities class action lawsuits and derivative lawsuits are often brought against companies that have entered into merger agreements or similar agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on 10X Capital’s liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting consummation of the Merger, then that injunction may delay or prevent the Merger from being completed. Currently, 10X Capital is not aware of any securities class action lawsuits or derivative lawsuits being filed in connection with the Merger.

The ongoing COVID-19 pandemic may adversely affect 10X Capital’s and REE’s ability to consummate the Merger.

The COVID-19 pandemic has resulted in governmental authorities worldwide implementing numerous measures to contain the virus, including travel restrictions, quarantines, shelter-in-place orders and business limitations and shutdowns. More generally, the pandemic raises the possibility of an extended global economic downturn and has caused volatility in financial markets. The pandemic may also amplify many of the other risks described in this proxy statement/prospectus.

10X Capital and REE may be unable to complete the Merger if continued concerns relating to COVID-19 restrict travel and limit the ability to have meetings with REE personnel. The extent to which COVID-19 impacts 10X Capital’s and REE’s ability to consummate the Merger will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extended period of time, 10X Capital’s and REE’s ability to consummate the Merger may be materially adversely affected.

The grant and future exercise of registration rights may adversely affect the market price of REE Class A Ordinary Shares upon consummation of the Merger.

Pursuant to the Investors’ Rights Agreement which is described elsewhere in this proxy statement/prospectus, the Sponsor can demand that REE register its registrable securities under certain circumstances and will also have piggyback registration rights for these securities in connection with certain registrations of securities that REE undertakes. In addition, following the consummation of the Merger, REE is required to file and maintain an effective registration statement under the Securities Act covering such securities and certain other securities of REE, including those held by PIPE Investors.

The registration of these securities will permit the public sale of such securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of REE Class A Ordinary Shares post-Merger.

10X Capital has had a limited opportunity to assess the management of REE’s business and, as a result, cannot assure you that REE’s management has all the skills, qualifications or abilities necessary to manage a public company.

10X Capital’s ability to assess REE’s management may be limited due to a lack of time, resources or information. 10X Capital’s assessment of the capabilities of REE’s management, therefore, may prove to be incorrect and REE management may lack the skills, qualifications or abilities that 10X Capital believed the REE management to have. Should REE’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of REE or REE post-Merger may be negatively impacted. Accordingly, any stockholders who choose to remain stockholders of REE following the Merger could suffer a reduction in the value of their shares.

If the Adjournment Proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Merger, the 10X Capital board of directors will not have the ability to adjourn the Special Meeting to a later date in order to solicit further votes, and, therefore, the Merger will not be approved.

The 10X Capital board of directors is seeking approval to adjourn the Special Meeting to a later date or dates if, at the Special Meeting, based upon the tabulated votes, there are insufficient votes to approve the consummation of the Merger. If the Adjournment Proposal is not approved, the 10X Capital board of directors will not have the ability to adjourn the Special Meeting to a later date and, therefore, will not have more time to solicit votes to approve the consummation of the Merger. In such event, the Merger would not be completed.

The exercise of 10X Capital’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Merger may result in a conflict of interest when determining whether such changes to the terms of the Merger or waivers of conditions are appropriate and in 10X Capital’s stockholders’ best interest.

In the period leading up to the closing of the Merger, events may occur that, pursuant to the Merger Agreement, would require 10X Capital to agree to amend the Merger Agreement, to consent to certain actions taken by REE or to waive rights that 10X Capital is entitled to under the Merger Agreement. Such events could arise because of changes in the course of REE’s business, a request by REE to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on REE’s business and would entitle 10X Capital to terminate the Merger Agreement. In any of those circumstances, it would be at 10X Capital’s discretion, acting through its board of directors, to grant its consent or waive those rights. The existence of the financial and personal interests of the directors described in the preceding risk factors may result in a conflict of interest on the part of one or more of the directors between what they may believe is best for 10X Capital and what they may believe is best for themselves in determining whether or not to take the requested action. While certain changes could be made without further stockholder approval, 10X Capital will circulate a new or amended proxy statement/prospectus and resolicit 10X Capital’s stockholders if changes to the terms of the transaction that would have a material impact on its stockholders are required prior to the vote on the Merger Proposal.

Risks Related to the U.S. Federal Income Tax Treatment of the Merger

If the Merger does not qualify as a reorganization under Section 368(a) of the Code, is taxable under Section 367(a) of the Code, or is otherwise taxable to U.S. Holders of 10X Capital Common Stock and/or 10X Capital Warrants, then the Merger generally would be taxable with respect to such U.S. Holders.

The Merger (i) is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code (a “reorganization”), and (ii) is not expected to result in gain being recognized by U.S. Holders (as defined in “Certain Material U.S. Federal Income Tax Considerations”) of 10X Capital Common Stock and/or 10X Capital Warrants immediately prior to the Effective Time (other than with respect to any such holder that would own, actually or constructively, 5% or more (by vote or value) of the outstanding shares of REE stock immediately after the Merger) (together, the “Intended Tax Treatment”). The parties intend to report the Merger in a manner consistent with the Intended Tax Treatment. However, there are significant factual and legal uncertainties as to whether the Merger will qualify for the Intended Tax Treatment. For example, under Section 368(a) of the Code and the Treasury regulations promulgated thereunder, the acquiring corporation (or, in the case of certain reorganizations structured similarly to the Merger, its corporate parent) must continue, either directly or indirectly through certain controlled corporations, either a significant line of the acquired corporation’s historic business or use a significant portion of the acquired corporation’s historic business assets in a business. However, there is an absence of guidance directly on point as to how the above rules apply in the case of an acquisition of a corporation with investment-type assets, such as 10X Capital. Moreover, Section 367(a) of the Code and the applicable Treasury regulations promulgated thereunder provide that, where a U.S. shareholder exchanges stock or securities in a U.S. corporation for stock or securities in a non-U.S. (“foreign”) corporation in a transaction that qualifies as a reorganization, the U.S. shareholder is required to recognize any gain, but not loss, realized on such exchange unless certain additional requirements are met. There are significant factual and legal uncertainties concerning the determination of whether these requirements will be satisfied. Moreover, the closing of the Merger is not conditioned upon the receipt of an opinion of counsel that the Merger will qualify for the Intended Tax Treatment, and neither 10X Capital nor REE intends to request a ruling from the IRS regarding the U.S. federal income tax treatment of the Merger. Accordingly, no assurance can be given that the IRS will not challenge the Intended Tax Treatment or that a court will not sustain a challenge by the IRS.

If, at the Effective Time, any requirement of Section 368(a) of the Code is not met, then a U.S. Holder of 10X Capital Common Stock and/or 10X Capital Warrants generally would recognize gain or loss in an amount equal to the difference, if any, between the fair market value (as of the closing date of the Merger) of REE Class A Ordinary Shares and/or REE warrants received in the Merger, over such holder’s aggregate adjusted tax basis in the corresponding 10X Capital Common Stock and/or 10X Capital Warrants surrendered by such holder in the Merger.

If the Merger does meet the requirements of Section 368(a) of the Code, but at the Effective Time, any requirement for Section 367(a) of the Code not to impose gain on a U.S. Holder is not satisfied, then a U.S. Holder of 10X Capital Common Stock and/or 10X Capital Warrants generally would recognize gain (but not loss) in an amount equal to the excess, if any, of the fair market value as of the closing date of the Merger of REE Class A Ordinary Shares and/or REE warrants received in the Merger, over such holder’s aggregate tax basis in the 10X Capital Common Stock and/or 10X Capital Warrants surrendered by such holder in the Merger.

The tax consequences of the Merger are complex and will depend on your particular circumstances. For a more detailed discussion of the U.S. federal income tax considerations of the Merger for U.S. Holders of 10X Capital Common Stock and/or 10X Capital Warrants, including the application of Section 367(a) of the Code, see the section entitled “Certain Material U.S. Federal Income Tax Considerations — U.S. Holders — U.S. Federal Income Tax Considerations of the Merger.” If you are a U.S. Holder whose 10X Capital Common Stock and/or 10X Capital Warrants are exchanged in the Merger, you are urged to consult your tax advisor to determine the tax consequences thereof.

The IRS may not agree that REE should be treated as a non-U.S. corporation for U.S. federal income tax purposes.

Although REE is incorporated and tax resident in Israel, the IRS may assert that it should be treated as a U.S. corporation for U.S. federal income tax purposes pursuant to Section 7874 of the Code. For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation if it is created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia. Because REE is not so created or organized (but is instead incorporated only in Israel), it would generally be classified as a foreign corporation (that is, a corporation other than a U.S. “domestic” corporation) under these rules. Section 7874 of the Code provides an exception under which a corporation created or organized only under foreign law may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes.

As more fully described in the section titled “Certain Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of REE — Tax Residence of REE for U.S. Federal Income Tax Purposes,” based on the terms of the Merger, the rules for determining share ownership under Code Section 7874 and the Treasury regulations promulgated under Code Section 7874 (the “Section 7874 Regulations”), and certain factual assumptions, REE is not currently expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Code Section 7874 after the Merger. However, the application of Section 7874 of the Code is complex, is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by changes in such U.S. tax laws and regulations with possible retroactive effect), and is subject to certain factual uncertainties. Accordingly, there can be no assurance that the IRS will not challenge the status of REE as a foreign corporation under Code Section 7874 or that such challenge would not be sustained by a court.

If the IRS were to successfully challenge under Code Section 7874 REE’s status as a foreign corporation for U.S. federal income tax purposes, REE and certain REE shareholders could be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on REE and future withholding taxes on certain REE shareholders, depending on the application of any income tax treaty that might apply to reduce such withholding taxes. In particular, holders of REE Class A Ordinary Shares and/or REE warrants would be treated as holders of stock and warrants of a U.S. corporation.

See “Certain Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of REE — Tax Residence of REE for U.S. Federal Income Tax Purposes” for a more detailed discussion of the application of Code Section 7874 to the Merger. Investors in REE should consult their own advisors regarding the application of Code Section 7874 to the Merger.

Code Section 7874 may limit the ability of 10X Capital to use certain tax attributes following the Merger, increase REE’s U.S. affiliates’ U.S. taxable income or have other adverse consequences to REE and REE’s shareholders.

Following the acquisition of a U.S. corporation by a foreign corporation, Code Section 7874 can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, as well as result in certain other adverse tax consequences, even if the acquiring foreign corporation is respected as a foreign corporation for purposes of Code Section 7874. In general, if a foreign corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation, and after the acquisition the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) but less than 80% (by vote and value) of the shares of the foreign acquiring corporation by reason of holding shares in the acquired U.S. corporation, subject to other requirements, certain adverse tax consequences under Section 7874 of the Code may apply.

If these rules apply to the Merger, REE and certain of REE’s shareholders may be subject to adverse tax consequences including, but not limited to, restrictions on the use of tax attributes with respect to “inversion gain” recognized over a 10-year period following the transaction, disqualification of dividends paid from preferential “qualified dividend income” rates and the requirement that any U.S. corporation owned by REE include as “base erosion payments” that may be subject to a minimum U.S. federal income tax any amounts treated as reductions in gross income paid to certain related foreign persons. Furthermore, certain “disqualified individuals” (including officers and directors of a U.S. corporation) may be subject to an excise tax on certain stock-based compensation held thereby at a rate of 20%.

As more fully described in the section titled “Certain Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of REE — Utilization of 10X Capital’s Tax Attributes and Certain Other Adverse Tax Consequences to REE and REE’s Shareholders,” based on the terms of the Merger, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations (as defined in “Certain Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of REE — Tax Residence of REE for U.S. Federal Income Tax Purposes”), and certain factual assumptions, REE is not currently expected to be subject to these rules under Code Section 7874 after the Merger. The above determination, however, is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by future changes in such U.S. Treasury regulations, with possible retroactive effect) and is subject to certain factual uncertainties. Accordingly, there can be no assurance that the IRS will not challenge whether REE is subject to the above rules or that such a challenge would not be sustained by a court.

However, even if REE is not subject to the above adverse consequences under Section 7874, REE may be limited in using its equity to engage in future acquisitions of U.S. corporations over a 36-month period following the Merger. If REE were to be treated as acquiring substantially all of the assets of a U.S. corporation within a 36-month period after the Merger, the Section 7874 Regulations would exclude certain shares of REE attributable to the Merger for purposes of determining the Section 7874 Percentage (as defined in “Certain Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of REE — Tax Residence of REE for U.S. Federal Income Tax Purposes”) of that subsequent acquisition, making it more likely that Code Section 7874 will apply to such subsequent acquisition.

See “Certain Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of REE — Utilization of 10X Capital’s Tax Attributes and Certain Other Adverse Tax Consequences to REE and REE’s Shareholders” for a more detailed discussion of the application of Code Section 7874 to the Merger. Investors in REE should consult their own advisors regarding the application of Code Section 7874 to the Merger.

Risks Related to Redemptions of Public Shares

You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to redeem or sell your Public Shares or Warrants, potentially at a loss.

Public Stockholders will be entitled to receive funds from the Trust Account only upon the earlier to occur of: (i) 10X Capital’s completion of the Merger or, if the Merger is not completed, an alternative business combination, and then only in connection with those shares of 10X Capital Common Stock that such stockholder properly elected to redeem, subject to the limitations described herein, and (ii) the redemption of 10X Capital’s Public Shares if 10X Capital is unable to complete an initial business combination by May 27, 2022, subject to applicable law and as further described herein. In addition, if 10X Capital plans to redeem its Public Shares because 10X Capital is unable to complete an initial business combination by May 27, 2022, for any reason, compliance with Delaware law may require that 10X Capital submit a plan of dissolution to 10X Capital’s then-existing stockholders for approval prior to the distribution of the proceeds held in 10X Capital’s Trust Account. In that case, Public Stockholders may be forced to wait beyond May 27, 2022, before they receive funds from the Trust Account. In no other circumstances will Public Stockholders have any right or interest of any kind in the Trust Account. Accordingly, to liquidate your investment, you may be forced to sell your Public Shares or Warrants, potentially at a loss.

If 10X Capital Public Stockholders fail to properly demand redemption of their shares, they will not be entitled to redeem their shares of 10X Capital Common Stock into a pro rata portion of the Trust Account.

10X Capital stockholders holding Public Shares may demand that 10X Capital redeem their Public Shares for a pro rata portion of the Trust Account, calculated as of two business days prior to the anticipated consummation of the Merger. 10X Capital stockholders who seek to exercise this redemption right must submit a proxy indicating a vote on the Merger Proposal and deliver their Public Shares (either physically or electronically) to 10X Capital’s transfer agent prior to the vote at the Special Meeting. Any 10X Capital stockholder who fails to properly demand redemption of such stockholder’s Public Shares will not be entitled to redeem his or her Public Shares for a pro rata portion of the Trust Account. See the section entitled “Special Meeting of 10X Capital Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Risks Related to Ownership of the Combined Company Shares

U.S. Holders of REE Class A Ordinary Shares and/or REE warrants may suffer adverse tax consequences if REE is treated as a passive foreign investment company.

A non-U.S. corporation generally will be treated as a “passive foreign investment company,” or a PFIC, for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income (such as interest, dividends, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income) or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. Based on the current and anticipated composition of the income, assets and operations of REE and its subsidiaries, there is a significant risk that REE will be a PFIC for U.S. federal income tax purposes for the taxable year that includes the Merger, and REE may be a PFIC for U.S. federal income tax purposes for future taxable years. This is a factual determination that depends on, among other things, the composition of REE’s income and assets, and the market value of its shares and assets, including the composition of income and assets and the market value of shares and assets of its subsidiaries, from time to time, and thus a complete determination can only be made annually after the close of each taxable year. Thus, no assurance can be given as to whether REE will be a PFIC in 2021 or for any future taxable year. In addition, REE’s U.S. counsel expresses no opinion with respect to REE’s PFIC status for 2021 or future taxable years.

If REE is a PFIC for any taxable year, a U.S. Holder of REE Class A Ordinary Shares and/or REE warrants may be subject to adverse tax consequences and may incur certain information reporting obligations. Under the PFIC rules, unless such U.S. Holder makes an election available under the Code (which election could itself have adverse consequences for such U.S. Holder), such U.S. Holder may be subject to U.S. federal income tax at the then prevailing maximum rates on ordinary income and possibly an “interest” charge, in respect of “excess distributions” and upon any gain from the disposition of REE Class A Ordinary Shares and/or REE warrants, as if the excess distribution or gain had been recognized ratably over such U.S. Holder’s holding period of the REE Class A Ordinary Shares and/or REE warrants. Certain elections (including a qualified electing fund election (or a QEF election) or a mark-to-market election) that may be available to U.S. Holders of REE Class A Ordinary Shares to mitigate some of the adverse tax consequences resulting from PFIC treatment, however, are not available with respect to the REE warrants. Additionally, there can be no assurance that REE will have timely knowledge of its status as a PFIC in the future or that REE will timely provide information that would be required in order for a U.S. Holder to make a QEF election. For a further discussion, see “Certain Material U.S. Federal Income Tax Considerations — U.S. Holders — U.S. Federal Income Tax Consequences of the Ownership and Disposition of REE Class A Ordinary Shares and REE Warrants to U.S. Holders — Passive Foreign Investment Company Rules.” U.S. Holders of REE Class A Ordinary Shares and/or REE warrants are strongly encouraged to consult their own advisors regarding the potential application of these rules to REE and the ownership of REE Class A Ordinary Shares and/or REE warrants.

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this proxy statement/prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions. The statements we make regarding the following matters are forward-looking by their nature:

•        REE’s projection of revenue and other operating results;

•        REE’s expectation that REE’s smaller footprint and lower center of gravity will also allow for taller body designs yielding more volumetric efficiency and lower step-in height;

•        REE’s expectation that it will open its first integration center in 2021 and add additional integration centers in key locations for projected total global annual capacity of up to 600,000 platforms by 2026;

•        REE’s belief that the growth trends of MaaS will have a strong positive effect on cost and will be a continuing driver of MaaS adoption;

•        REE’s belief that an EV that can offer maximum space on a small footprint would be well positioned to meet the demand for more passenger space in combination with maneuverability in urban driving;

•        REE’s belief that REEplatforms will be the industry’s flattest and most modular array of EV products, and that this is expected to result in an improved route efficiency, via more space for passengers, cargo and batteries, a smaller overall footprint, a lower TCO via reduced maintenance costs and downtime and high design flexibility;

•        REE’s belief that REE’s technology will be ideal for mission-specific EVs in all shapes and sizes, ranging from as small as short-range delivery vehicles or autonomous passenger vehicles at one end of the spectrum, up to as large as a large walk-in/mid-duty delivery truck or a mid-size shuttle bus at the other end, which differentiates it from other EV players who often have to substantially redesign and reengineer the vehicle in order to meet market demand;

•        REE’s belief that the scalable and modular design of REE products will allow for maximum market coverage and is intended to enable OEM’s to enter into new segments and services while reducing in-house development and design costs;

•        REE’s belief that the ability to continually upgrade as necessary, paired with REE’s plan for preventative maintenance, quick REEcorner swap and over the air software upgrades will reduce fleet maintenance costs as well as simplify spare-parts inventory management;

•        REE’s belief that its approach, which is aimed at providing a dimensionally, power and driver agnostic and modular platform, differentiates it from other EV players, who often have to substantially redesign and reengineer the vehicle in order to meet market demand;

•        REE’s belief that through its modular and adaptable product, REE will be able to facilitate bringing multiple vehicles to market faster and at a lower cost than traditional automotive industry players;

•        REE’s expectation that by basing the platform on one interchangeable part, the REEcorner, REE will reduce expense in R&D, testing and manufacturing, thereby enabling it to develop and scale future products at a significantly lower overall cost, and to respond more effectively to increasing mass market demand for commercial EV solutions;

•        REE’s belief that platforms utilizing REEcorners will present significant functional and operational advantages over conventional EV “skateboards” currently available in the market and will enable superior vehicle specifications for cargo volume/length, payload and battery capacity;

•        REE’s belief that EVs built on its products will have lower TCO than those of its EV competitors;

•        REE’s plan to work with strategic partners to provide predictive maintenance scheduling through smart service and maintenance AI in combination with over-the-air updates which seeks to ensure maintenance is not performed on a standard schedule, but rather before a part will fail;

•        REE’s anticipation that EVs built on REEplatforms will have 49% to 59% lower TCO than a comparable vehicle with an internal combustion engine, and 8%-19% lower TCO than comparable electric commercial vehicles;

•        REE’s belief that fleet operators will be drawn to the lower total cost of ownership and high uptime of EVs, and that fleet operators will be drawn to the customizable design of the REE products;

•        REE’s expectation to complete product validation in 2022, and its anticipation that new vehicle models can be developed and produced in as little as 18 to 24 months;

•        REE’s intention that REEcorners will utilize X-By-Wire Control for independent steering, braking and drive control for a single wheel;

•        REE’s belief that its business model is and will continue to be highly differentiated because REE products can be marketed and sold as individual products or as “Powered by REE” in a full vehicle solution;

•        REE’s belief that the primary competitive factors in the EV market will revolve around but not be limited to technological innovation, product quality, reliability, safety features, market adoption, service options, product performance, design and styling, product price, and manufacturing efficiency;

•        REE’s expectation that it will be able to develop one or more of its existing commercial agreements (which are currently either non-binding and subject to cancellation or require the achievement of development milestones as a precursor to entering into a further definitive agreement) into definitive, binding agreements;

•        REE’s plan to manufacture via a secured and global network of Tier 1 partners with point-of-sale assembly and to assemble components at its future integration centers, thus reducing CapEx requirements, and its belief that such plans will enable it to remain a comparatively asset-light enterprise which will further help to increase its operating margin and overall return on investment;

•        REE’s intention for the REEplatform to fully comply with all applicable U.S. federal motor vehicle safety standards (“FMVSSs”) without the need for any exemptions, and its expectation that future REE products will either fully comply or comply with limited exemptions related to new technologies;

•        REE’s plan to, prior to launch, complete all applicable transportation tests for its battery modules, demonstrating their compliance with applicable regulations; and

•        REE’s belief that its cash on hand following the consummation of the Merger will be sufficient to meet its working capital and capital expenditure requirements for a period from the date of this proxy statement/prospectus until it commences production of the REE products as currently contemplated.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks provided under “Risk Factors” in this proxy statement/prospectus.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this proxy statement/prospectus, to conform these statements to actual results or to changes in our expectations.

SPECIAL MEETING OF 10X CAPITAL STOCKHOLDERS

General

10X Capital is furnishing this proxy statement/prospectus to 10X Capital’s stockholders as part of the solicitation of proxies by the 10X Capital board of directors for use at the Special Meeting of 10X Capital stockholders to be held on             , 2021, and at any adjournment or postponement thereof. This proxy statement/prospectus provides 10X Capital’s stockholders with information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting.

Date, Time and Place

The Special Meeting of stockholders will be held on           , 2021 at           , Eastern time, virtually accessible at            or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed.

At the Special Meeting, 10X Capital is asking holders of 10X Capital Common Stock to:

•        consider and vote upon the Merger Proposal;

•        consider and vote upon the Class B Charter Proposal;

•        consider and vote upon the Material Differences Charter Proposal; and

•        consider and vote upon the Adjournment Proposal, if presented.

Recommendation of the 10X Capital Board of Directors

The 10X Capital board of directors has unanimously determined that each of the Merger Proposal, the Class B Charter Proposal, the Material Differences Charter Proposal, and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of 10X Capital and its stockholders, and unanimously recommends that 10X Capital stockholders vote “FOR” each of the proposals.

Record Date; Outstanding Shares; Stockholders Entitled to Vote

10X Capital has fixed the close of business on               , 2021, as the “record date” for determining 10X Capital stockholders entitled to notice of and to attend and vote at the Special Meeting. As of the close of business on the record date, there were          shares of 10X Capital Common Stock outstanding and entitled to vote. Each share of 10X Capital Common Stock is entitled to one vote per share at the Special Meeting.

Quorum

The presence, virtually or by proxy, of a majority of all the outstanding shares of 10X Capital Common Stock entitled to vote constitutes a quorum at the Special Meeting.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain”, shares represented at the Special Meeting by virtual attendance or by proxy but not voted on one or more proposals or a broker non-vote so long as the stockholder has given the bank, broker or other nominee voting instructions on at least one proposal in this proxy statement/prospectus, will each count as present for the purposes of establishing a quorum. In the absence of a quorum, the chairman of the Special Meeting may adjourn the Special Meeting. As of the record date for the Special Meeting, the presence by virtual attendance or by proxy of        shares of 10X Capital Common Stock is required to achieve a quorum.

Vote Required

The approval of the Merger Proposal, the Class B Charter Proposal, and the Material Differences Charter Proposal will require the affirmative vote by the holders of a majority of the outstanding shares of 10X Capital Common Stock. The approval of the Adjournment Proposal, if presented, will require the affirmative vote of a majority of the votes cast by holders of 10X Capital Common Stock present and entitled to vote at the meeting. Abstentions will have the same effect as a vote “AGAINST” the Merger Proposal, the Class B Charter Proposal, or the Material Differences Charter Proposal, and on the Adjournment Proposal. Broker Non-Votes will have the same effect as a vote “AGAINST” the Merger Proposal, the Class B Charter Proposal, the Material Differences Charter Proposal, but will not have an effect on the Adjournment Proposal.

The Merger is conditioned on the approval of each of the Condition Precedent Proposals. The Condition Precedent Proposals are cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal. Each of these proposals is more fully described in this proxy statement/prospectus, which each stockholder is encouraged to read carefully and in its entirety.

Voting Your Shares

Each share of 10X Capital Common Stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of 10X Capital Common Stock that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

There are two ways to vote your shares of 10X Capital Common Stock at the Special Meeting:

You Can Vote by Signing and Returning the Enclosed Proxy Card.    If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the 10X Capital board of directors “FOR” the Merger Proposal, the Class B Charter Proposal, the Material Differences Charter Proposal and the Adjournment Proposal, if presented. Votes received after a matter has been voted upon at the Special Meeting will not be counted.

You Can Virtually Attend the Special Meeting and Vote Online.    You will be able to vote virtually at         . However, if your shares are held in the name of your broker, bank or another nominee, you must get a legal proxy from the broker, bank or other nominee. That is the only way 10X Capital can be sure that the broker, bank or nominee has not already voted your shares.

Certain Voting Arrangements

As of             , 2021, the record date for the Special Meeting, the Sponsor beneficially owned and was entitled to vote 5,031,250 shares of 10X Capital Common Stock. In the aggregate, the foregoing shares represent approximately 20% of the issued and outstanding shares of 10X Capital Common Stock. The Sponsor has committed to 10X Capital to vote such shares in favor of the Merger Proposal. In addition, the Sponsor, and the Insiders have entered into the Support Agreement whereby they have agreed with REE to similarly vote shares of 10X Capital Common Stock that they currently hold or which they may acquire prior to the Special Meeting in favor of, and take certain other actions in support of, the Merger (including causing such shares to be present at the Special Meeting for the purposes of establishing a quorum).

Revoking Your Proxy

If you are a stockholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•        you may send another proxy card with a later date;

•        you may notify 10X Capital’s secretary, in writing, before the Special Meeting that you have revoked your proxy; or

•        you may attend the Special Meeting, revoke your proxy, and vote virtually, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you are a stockholder and have any questions about how to vote or direct a vote in respect of your shares of 10X Capital Common Stock, you may call Morrow Sodali LLC, 10X Capital’s proxy solicitor, at (800) 662-5200 or banks and brokers can call collect at (203) 658-9400.

Redemption Rights

Holders of Public Shares may seek to have their shares redeemed for cash, regardless of whether they vote for or against the Merger Proposal. Any stockholder holding Public Shares as of the record date may demand that 10X Capital redeem such shares into a full pro rata portion of the Trust Account (which was $                per share as of           , 2021, the record date), calculated as of two business days prior to the anticipated consummation of the Merger. If a holder properly seeks redemption as described in this section and the Merger is consummated, 10X Capital will redeem these shares for a pro rata portion of funds deposited in the Trust Account and the holder will no longer own these shares. A holder of Public Shares, together with any affiliate of such holder and any person with whom such holder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act) may not seek to have more than 20% of the aggregate Public Shares redeemed without the consent of 10X Capital.

The Sponsor and 10X Capital’s officers and directors will not have redemption rights with respect to any shares of 10X Capital Common Stock owned by them, directly or indirectly.

Holders demanding redemption are also required to (A) submit their redemption request, which includes the name of the beneficial owner of the Public Shares to be redeemed, in writing to Continental Stock Transfer & Trust Company, 10X Capital’s transfer agent and (B) deliver their stock, either physically or electronically using DTC’s DWAC System, to 10X Capital’s transfer agent no later than 5:00 pm Eastern time on             , 2021 (two (2) business days prior to the Special Meeting). If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Shares represented by certificates that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the redeeming stockholder. In the event the proposed Merger is not consummated this may result in an additional cost to stockholders for the return of their shares.

Any request to have Public Shares redeemed, once made, may be withdrawn at any time up to the vote on the Merger Proposal, but only with the consent of 10X Capital. If a holder of Public Shares delivers Public Shares for redemption and later decides prior to the Special Meeting not to elect redemption, such holder may request that 10X Capital consent to the return of such shares to such holder. Such a request must be made by contacting Continental Stock Transfer & Trust Company, 10X Capital’s transfer agent, at the phone number or address set out elsewhere in this proxy statement/prospectus.

If the Merger is not approved or completed for any reason, then Public Stockholders who elected to exercise their redemption rights will not be entitled to have their shares redeemed. 10X Capital will thereafter promptly return any shares delivered by Public Stockholders. In such case, Public Stockholders may only share in the assets of the Trust Account upon the liquidation of 10X Capital. This may result in Public Stockholders receiving less than they would have received if the Merger was completed and they had exercised redemption rights in connection therewith due to potential claims of creditors.

The closing price of 10X Capital Class A Common Stock on the record date was $           . The cash held in the Trust Account on such date was approximately $201.2 million (approximately $              per public share). Prior to exercising redemption rights, Public Stockholders should verify the market price of 10X Capital Class A Common Stock as they may receive higher proceeds from the sale of their shares of 10X Capital Class A Common Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. 10X Capital cannot assure its stockholders that they will be able to sell their shares of 10X Capital Class A Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its stockholders wish to sell their shares.

Appraisal Rights

None of the stockholders, Unit holders or warrant holders of 10X Capital have appraisal rights in connection the Merger under the DGCL.

Proxy Solicitation Costs

10X Capital is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. 10X Capital and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. 10X Capital will bear the cost of the solicitation.

10X Capital has hired Morrow Sodali LLC to assist in the proxy solicitation process, 10X Capital will pay a fee of $30,000, plus disbursements.

10X Capital will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. 10X Capital will reimburse them for their reasonable expenses.

PROPOSAL NO. 1 — THE MERGER PROPOSAL

General

Holders of 10X Capital Common Stock are being asked to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger. 10X Capital stockholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus. Please see the section entitled “— The Merger Agreement” below, for additional information and a summary of certain terms of the Merger Agreement. You are urged to read carefully the Merger Agreement in its entirety before voting on this proposal.

10X Capital may consummate the Merger only if it is approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of 10X Capital Common Stock as of the record date for the Special Meeting.

General

Transaction Structure

The Merger Agreement provides for the merger of 10X Capital with and into Merger Sub, with 10X Capital surviving the Merger as a wholly-owned subsidiary of REE.

Pro Forma Capitalization

The pro forma equity valuation of REE upon consummation of the Merger is estimated to be approximately $3.6 billion. We estimate that at the Effective Time, in the No Redemption Scenario, the securityholders of REE will own approximately 84.1% of the outstanding REE Class A Ordinary Shares and the securityholders of 10X Capital, namely the Public Stockholders, the Sponsor and the PIPE Investors, will own the remaining REE Class A Ordinary Shares. In addition to the REE Class A Ordinary Shares held thereby, Daniel Barel and Ahishay Sardes, the founders of REE, will hold up to              REE Class B Ordinary Shares, each of which has ten votes per share in matters presented to the REE shareholders for vote (including the election of directors), but which do not have any economic rights.

Merger Consideration

Prior to the Effective Time, REE intends to effect a reverse stock split to cause the value of the outstanding REE Class A Ordinary Shares immediately prior to the Effective Time to equal $10.00 per share, based on the estimated pro forma equity valuation of REE of $3.6 billion (the “Stock Split”).

The Existing 10X Capital Charter provides that upon, and the Proposed Charter provides that immediately prior to, the occurrence of the Merger, each share of 10X Capital Class B Common Stock will convert into shares of 10X Capital Class A Common Stock on a one-to-one basis, subject to anti-dilution protection in respect of additional shares of 10X Capital Class A Common Stock issued in connection with the Merger (namely, the PIPE Shares to be issued to the PIPE Investors pursuant to the PIPE Subscription Agreements). Such anti-dilution protection may be waived in whole or in part by the holders of a majority of the outstanding shares of 10X Capital Class B Common Stock. The Sponsor, as the holder of a majority of the outstanding shares of 10X Capital Class B Common Stock, has agreed with 10X Capital and REE to waive such anti-dilution protection to the extent that such anti-dilution protection would result in Sponsor receiving more than the 2,900,000 Anti-Dilution Shares.

At the Effective Time, pursuant to the Merger Agreement, each outstanding share of 10X Capital Class A Common Stock (including shares of 10X Capital Class A Common Stock issued upon conversion of the 10X Capital Class B Common Stock in connection with the Merger) will be converted into the right to receive 1.5763975 newly issued REE Class A Ordinary Share, and each of 10X Capital’s outstanding warrants to purchase one share of 10X Capital Class A Common Stock will be converted into the right to receive an equal number of warrants to purchase one REE Class A Ordinary Share, subject to downward adjustment to the next whole number in case of fractions of REE Warrants.

Adjustments to Merger Consideration

Up to 1,500,000 of the 2,900,000 Anti-Dilution Shares are subject to subsequent forfeiture without consideration as follows: (i) 1,500,000 Anti-Dilution Shares will be forfeited if the volume weighted average price at which the REE Class A Ordinary Shares trade during the course of the first day on which such shares trade on the Nasdaq Stock Market exchange following the Merger (the “First Trading Day Price”) is less than $13.00, (ii) 1,000,000 Anti-Dilution Shares will be forfeited if the First Trading Day Price equals or exceeds $13.00 but is less than $16.00, (iii) 500,000 Anti-Dilution Shares will be forfeited if the First Trading Day Price equals or exceeds $16.00 but is less than $20.00, and (iv) zero Anti-Dilution Shares will be forfeited if the First Trading Day Price equals or exceeds $20.00.

Background of the Merger

The following is a discussion of 10X Capital’s formation, the background of 10X Capital’s efforts to effect an initial business combination, its negotiations with and evaluation of REE, the Merger Agreement and related matters.

10X Capital is a blank check company formed on August 10, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. 10X Capital’s efforts to identify a prospective target business were not limited to any particular industry or geographic region although it focused its search for target businesses to those that operated in the technology sector. The Merger with REE is a result of a thorough search for a potential transaction using the extensive network and investing and operating experience of 10X Capital’s management team and board of directors. The terms of the Merger Agreement are the result of arm’s-length negotiations between representatives of 10X Capital and REE.

On November 27, 2020, 10X Capital completed its IPO of 20,125,000 Units (including 2,625,000 Units sold upon the exercise in full of the underwriters’ over-allotment option on December 18, 2020), each Unit consisting of one share of 10X Capital Class A Common Stock and one-half of one Public Warrant to purchase one share of 10X Capital Class A Common Stock, generating gross proceeds of $201,250,000 (before underwriting discounts and commissions and offering expenses). Simultaneously with the IPO, 10X Capital consummated a private placement of 5,500,000 Private Warrants to the Sponsor, generating total proceeds of $5,500,000. A total of $201,250,500 from the net proceeds of the IPO and the issuance of the Private Warrants were placed in the Trust Account. Wells Fargo Securities, LLC was the IPO underwriter.

Except for a portion of the interest earned on the funds held in the Trust Account that may be released to 10X Capital to pay taxes, none of the funds held in the Trust Account will be released until the earliest to occur of (a) the completion of an initial business combination, (b) the redemption of any Public Shares properly submitted in connection with a stockholder vote to amend 10X Capital’s amended and restated certificate of incorporation (i) to modify the substance or timing of 10X Capital’s obligation to redeem 100% of the Public Shares if 10X Capital does not complete an initial business combination by May 27, 2022, or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, and (c) the redemption of the Public Shares if 10X Capital is unable to complete an initial business combination by May 27, 2022, subject to applicable law.

Prior to the consummation of the IPO, neither 10X Capital, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with 10X Capital.

From the date of the IPO through execution of the Merger Agreement on February 3, 2021 and subject to the exclusivity described below, 10X Capital’s management team considered a number of potential target companies with the objective of consummating an acquisition. Representatives of 10X Capital contacted and were contacted by a number of individuals and entities who offered to present ideas for acquisition opportunities, including financial advisors and companies within the technology and transportation sectors. 10X Capital’s management team compiled a list of high priority potential targets and updated and supplemented such list from time to time.

During that period and subject to the exclusivity described below, 10X Capital’s management team and representatives of 10X Capital:

•        Identified and evaluated over 49 potential acquisition target companies;

•        Completed meaningful reviews and had substantive discussions with 14 companies that were considered by 10X Capital’s management team to be appropriate targets (including REE), of which six were in the transportation sector and four were EV companies;

•        Entered into non-disclosure agreements (“NDAs”), containing customary terms regarding confidentiality, without imposing exclusivity or other similar restrictions, with eight companies that 10X Capital’s management team considered to be appropriate targets (including REE), to facilitate due diligence review of confidential materials from these companies; and

•        Negotiated and executed a non-binding letter of intent with REE in December 2020.

Representatives of 10X Capital engaged in significant due diligence and detailed discussions directly with the Founders and senior executives of REE prior to executing the non-binding letter of intent.

10X Capital’s management team reviewed the potential acquisitions based on the same criteria discussed below and used in evaluating the Merger, which included the following, as disclosed in 10X Capital’s IPO prospectus:

•        Public company-ready.    10X Capital believed REE was remarkably well-prepared for an initial public offering of its equity or acquisition by a special purpose acquisition company, with well-developed corporate governance, financial controls and reporting policies already in place. Further, REE had already engaged accounting advisors to prepare PCAOB-standard audited financials, which were anticipated to be ready for the purposes of filing a Registration Statement on Form F-4 without significant lag time. REE’s readiness to enter the public markets on an accelerated timeframe compared to other potential targets was a key factor in 10X Capital’s analysis of the potential viability of a business combination with REE.

•        Strong value proposition for public investors.    Given multiple well-received EV special purpose acquisition company deals that have been announced during 2020 and 2021, 10X Capital believed that a business combination with REE would resonate thematically with public markets investors. 10X Capital determined that REE’s attractive valuation in relation to those comparable entities provided an attractive entry point to the EV ecosystem. Given the lack of borrowed debt on REE’s balance sheet, and the attractiveness of the EV sector, as evidenced by the recent positive reception of such sector in the capital markets, 10X Capital concluded that REE would present a strong value proposition for public investors.

•        Expansion potential.    10X Capital believes that REE’s modular platform technology, covering a variety of vehicle weight classes, together with its expanding global footprint, positions REE to take advantage of the cash accreting to the REE balance sheet through the Merger to grow and expand REE’s business model.

•        Differentiated product or service.    REE offers a highly differentiated, extensively patented solution, which demonstrates clear competitive advantages over competing electric vehicle drivetrain, platform and by-wire solutions, including conventional “skateboards” and in-wheel/hub motor technology. REEplatforms have novel drivetrain, which allows for more flexibility in design since REE-based vehicles do not have in-wheel or hub motors and have a substantially lower center of gravity than a typical skateboard that enables REE-based vehicles to be taller, allowing the REE-based vehicles to carry significantly more packages than competitors, along with the ability for rapid repair or replacement of REEcorners, thereby significantly improving key fleet operator metrics such as total cost of ownership and service uptime/downtime. This is clearly evidenced by the strategic partnerships, investments and MOUs that REE has secured to date.

•        Experienced management team,    REE’s management team is highly experienced in automotive, engineering and serial entrepreneurship. See the section of this proxy statement/prospectus entitled “Management of REE Following the Merger — Executive Officers.”

10X Capital and its advisors determined that the other alternative business combination targets were less suitable than REE when taking into account their respective management teams, strategies, business prospects, valuations and likelihood of execution. For additional details about the 10X Capital board of director’s reasons for approving the Merger, see the section of this proxy statement/prospectus entitled “— The 10X Capital Board of Directors’ Reasons for the Approval of the Merger.”

Timeline of the Merger

Mr. Thomas was introduced to Daniel Barel, co-founder and Chief Executive Officer, and Hai Aviv, Chief Financial Officer, of REE by an investor in the Sponsor in early December 2020. On December 6, 2020, Messrs. Thomas, Barel and Aviv participated in an introductory videoconference, during which 10X Capital provided REE with an overview of

10X Capital and its goals in selecting an acquisition target. Messrs. Barel and Aviv provided a high-level introduction to REECorner technology and displayed videos showcasing the technology in action as integrated into multiple REEPlatforms. REE provided a high-level review of its publicly disclosed commercial agreements, as well as its strategic partners and investors. Mr. Aviv advised that REE’s 2018 and 2019 PCAOB-standard audited financials were largely complete. The teams discussed REE’s desire to raise up to $500 million in total, and discussed potential PIPE strategies.

Shortly after the introductory videoconference, on December 7, 2020, 10X Capital and REE began negotiation of a non-disclosure agreement, including a waiver by REE of any claims against the 10X Capital trust account. The non-disclosure agreement was executed by both parties on December 8, 2020. After execution of the non-disclosure agreement, 10X Capital received access to a data room containing confidential REE materials on December 9, 2020.

On December 9, 2020, the executive officers of 10X Capital, consisting of Messrs. Thomas, Weisburd, Kandasamy and Wriedt, participated in a videoconference with members of REE management, Messrs. Barel and Aviv and Ahishay Sardes, co-Founder and Chief Technology Officer, and with representatives from Cowen & Co., a financial advisor to REE (“Cowen”), to discuss the strategic prospects of a potential business combination. REE’s team clarified the performance and competitive advantages of its REECorner technology and demonstrated differentiating characteristics of REE’s technology as compared to in-wheel or hub motors with respect to unsprung mass or propensity to sustain damage. The REE team further described that REEPlatforms have significant advantages over conventional EV “skateboard” designs enabled by the novel drivetrain, including more flexibility in design since REE-based vehicles do not have in-wheel or hub motors, a substantially lower center of gravity than a typical skateboard that enables REE-based vehicles to be taller, allowing the REE-based vehicles to carry significantly more packages than competitors, along with the ability for the rapid repair or replacement of REECorners, thereby significantly improving key fleet operator metrics such as total cost of ownership and service uptime/downtime. The REE team also discussed the progress of REE’s existing MoUs with customers and its progress toward definitive agreements. The teams also discussed recent comparable industry transactions. Mr. Aviv clarified REE’s financial projections, including but not limited to the use of signed MoUs and advanced pipeline for the computation of revenue projections.

Subsequent to the videoconference on December 9, 2020, Messrs. Barel and Thomas exchanged emails and phone calls regarding REE’s priority deal terms, which included, but were not limited to, use of a valuation methodology based on projected revenues, similar to the methodology used in recent comparable transactions; the ability to market and build a PIPE transaction with the goal of raising up to $500 million in total between the amount held in trust and the PIPE transaction; an alignment of earn-outs between the Sponsor and REE management; the employment of a dual class voting structure; and timely execution of the transaction.

On December 10, 2020, members of 10X Capital’s management team held a videoconference with Mr. Barel and a strategic investor and advisor to REE to gain insight into REE’s technology compared to existing alternatives and competitors, the value of certain key strategic partners and investors, the nature of REE’s MoUs and agreements with its customers and how those MOUs and agreements compared to other MoUs, agreements and orders referenced in the marketing of other recent transactions in the mobility space.

On December 12, 2020, Messrs. Thomas and Weisburd participated in a videoconference with representatives of Cowen to discuss potential terms for a business combination with REE, including the potential valuation of REE, Cowen’s view on REE’s commercial agreements and Cowen’s experience in the EV market.

On December 13 and 14, 2021, Messrs. Thomas and Barel participated in multiple calls discussing key terms with the goal of producing a draft of a non-binding letter of intent between the parties. Key terms discussed included, but were not limited to, valuation of REE, with REE suggesting a valuation near $3.5 billion, and 10X Capital arguing for a lower valuation with the goal of providing a significant discount to recent comparable transactions and an attractive entry point for new investors; PIPE sizing, where 10X Capital advocated for a flexible approach starting at an amount that would fully fund the business plan and allow for upsizing in the event of oversubscription; REE’s ability to secure board approval for the proposed dual class share structure; and REE’s desire for a period of mutual exclusivity.

On December 15, 2020, 10X Capital submitted a proposed non-binding letter of intent to REE by email, detailing the proposed terms of a business combination between the parties. The letter of intent valued REE at $3.0 billion and proposed consideration consisting of only newly-issued shares of 10X Capital Common Stock. The letter of intent also contemplated 10X Capital raising $225 million in a PIPE transaction, with an option of increasing the size of the PIPE to $325 million, outlined a mechanism for a dual class stock structure, and provided for a period of exclusivity.

On December 16, 2020, REE proposed revisions to the non-binding letter of intent via email, including a minimum cash requirement of $300 million, which REE could waive, a proposal to exclude unvested shares or equity awards from the valuation, a provision for 10X Capital to appoint one or two directors to the post-transaction company depending on the overall size and composition of the board of directors and changes to the proposed lock-up and earnout structure. The revisions also outlined the structure of the business combination, whereby REE would become the publicly-traded company and a statement that REE and 10X Capital would work together in good faith to refine the potential business combination structure. 10X Capital management participated in two videoconferences with REE management and financial advisors from Cowen to discuss key deal terms. REE agreed that its shareholders would roll over 100% of their equity, and be subjected to certain lock-up provisions. REE also agreed that the minimum cash condition would be $225 million. 10X Capital agreed to restructure and realign its Sponsor economics with REE insiders, such that all Sponsor Shares would be subjected to a lock-up, and the majority of the Sponsor economics would be subjected to the same lock-ups and earnouts as REE’s management and board. The parties also agreed to reduce the minimum cash requirement to approximately the expected amount of the PIPE financing to provide greater certainty of consummating the Merger.

On December 18, 2020, 10X Capital submitted further proposed revisions to the non-binding letter of intent to REE, reflecting changes proposed during videoconferences with Morgan, Lewis & Bockius LLP (“Morgan Lewis”), 10X Capital’s external counsel, and tax advisors. The revisions deleted the proposed structure, whereby REE would become the publicly traded company, and kept the statement that REE and 10X Capital would work together in good faith to refine the potential business combination structure.

During negotiation of the key deal terms and the non-binding letter of intent, 10X Capital and its advisors continued to conduct business and financial due diligence reviews of REE’s business and financial position, including conducting calls with key customers and strategic partners as well as industry experts and advisors with knowledge of the industry.

On December 18, 2020, Messrs. Thomas and Kandasamy participated in a videoconference with Mr. Aviv, representatives from 10X Capital’s counsel from Morgan Lewis and REE’s counsel from White & Case LLP (“White & Case”) to discuss the structuring of cross-border transactions and potential structuring solutions for the potential business combination, including a “double-dummy” structure involving a newly formed parent entity organized under the laws of Israel as well as a structure by which REE would become the publicly traded company.

On December 19, 2020, REE proposed further revisions to the non-binding letter of intent via email, including with respect to the structure of the business combination and REE becoming the publicly-traded company and exclusion of unvested equity awards up to a certain level.

On December 20, 2020, representatives of 10X Capital submitted further proposed revisions to the non-binding letter of intent to 10X Capital by email, including a proposal for prolonged mutual exclusivity as well as inclusion of all equity awards in the valuation of REE. The revisions deleted the proposed structure, whereby REE would become the publicly traded company, and added back the statement that REE and 10X Capital would work together in good faith to refine the potential business combination structure.

On December 20, 2020, Messrs. Thomas and Kandasamy participated in a videoconference with Mr. Aviv, tax and corporate counsel from Morgan Lewis, corporate counsel from White & Case and tax advisors from EY Israel.

10X Capital and REE executed a non-binding letter of intent with respect to the Merger on December 22, 2020. The executed letter of intent valued REE at $3.0 billion, with anticipated total gross proceeds of the PIPE and Trust Account of $425 million, an option to upsize the PIPE for a total of up to $525 million in total gross proceeds, a minimum cash condition of $225 million, the lock-up and earnout structures for REE shareholders, management and directors and 10X Capital founder shareholders, and a period of exclusivity through January 31, 2021. The letter of intent included a statement that REE and 10X Capital would work together in good faith to refine the potential business combination structure.

On December 21, 2020, 10X Capital engaged Gornitzky & Co. (“Gornitzky”) as Israeli corporate and tax counsel to assess Israeli law issues, liaise with the Israel Tax Authority and perform additional due diligence investigation of REE, including background checks of REE’s co-founders Messrs. Barel and Sardes.

On December 22, 2020, Mr. Thomas held a videoconference with Cowen regarding a potential engagement as a placement agent for the sale of shares to the PIPE Investors.

On December 22, 2020, Messrs. Thomas, Weisburd and Kandasamy met with Mr. Barel and Keren Shemesh, Chief Marketing Officer of REE, to discuss a press strategy with respect to the Merger.

On December 23, 2020, 10X Capital engaged Frost & Sullivan, an independent research and consulting firm with expertise in engineering and the automotive industry, including the EV sector, to perform an additional business and operational due diligence investigation of REE, to perform interviews with REE’s technical and business staff and to perform in-person, on-site physical inspections of REE’s facility and technology in Israel on behalf of 10X Capital.

On December 23, 2020, the 10X Capital management team held a videoconference with equity capital markets and transportation investment banking professionals from Morgan Stanley regarding the engagement of Morgan Stanley to serve as lead placement agent for the sale of shares to the PIPE Investors, in addition to Cowen, due to Morgan Stanley’s strength in the transportation sector and potential targeting strategies.

On December 27, 2020, the 10X Capital management team participated in a videoconference with the Morgan Stanley PIPE placement agent team to set a schedule for investor targeting and review initial investor materials.

On December 28, 2020, Mr. Thomas held a videoconference introducing Marc Silverberg of ICR Inc., an investment relations professional specializing in the Energy Technology sector, to Mr. Barel and Ms. Shemesh of REE to discuss investor relations strategy.

On December 28, 2020, the 10X Capital management team, joined by Chris Jurasek, a member of the 10X Capital board of directors, held a videoconference with the members of the Morgan Stanley PIPE placement agent team to review business and financial due diligence regarding REE.

On December 29, 2020, Messrs. Thomas, Weisburd and Kandasamy participated in a videoconference with Mr. Barel and Ms. Shemesh of REE to discuss the proposed PIPE investor presentation.

On December 29, 2020, Messrs. Thomas and Kandasamy participated in a videoconference with tax counsel from Morgan Lewis and Gornitzky regarding Israeli tax issues.

On December 30, 2020, the 10X Capital management team, Mr. Jurasek, Messrs. Barel and Aviv of REE and the teams at Morgan Stanley and Cowen participated in a videoconference run-through of the proposed presentation to PIPE Investors by Messrs. Thomas, Barel and Aviv.

On December 30, 2020, Mr. Thomas and Messrs. Barel and Aviv of REE participated in a videoconference discussion of investor relations strategy and proposed timeline with members of the ICR Inc. strategic communications team.

On January 2, 2021, the 10X Capital management team, Mr. Jurasek and Messrs. Barel and Aviv of REE participated in a videoconference drafting session of the PIPE investor presentation with Morgan Stanley and Cowen.

On January 3, 2021, the management teams of 10X Capital and REE, legal counsel from Morgan Lewis, White & Case, Latham & Watkins LLP, counsel to Morgan Stanley and Cowen, and advisors from EY Israel, participated in a videoconference led by Morgan Stanley and Cowen regarding legal and financial due diligence findings on REE.

On January 4, 2021, Messrs. Thomas and Wriedt participated in a videoconference with Morgan Stanley and Cowen regarding investor targeting strategy for the PIPE transaction.

On January 7, 2021, 10X Capital and each of Morgan Stanley and Cowen executed engagement letters pursuant to which Morgan Stanley and Cowen were engaged as placement agents for the PIPE transaction. Later that day, Morgan Stanley and Cowen began the process of wall-crossing investors for initial meetings with respect to the PIPE transaction and the related data room was opened to investors.

On January 7, 2021, Morgan Stanley presented a dry run of the PIPE investor presentation to the management teams of 10X Capital and REE for review and comment, subsequently updating the presentation as necessary. This process was repeated among the parties on January 9, 2021.

On January 13, 2021, the parties and the PIPE placement agents began the PIPE roadshow, which lasted through January 26, 2021. Indications of interest were due to Morgan Stanley and Cowen by January 28, 2021.

From January 11, 2021 through January 21, 2021, 10X Capital, REE and Morgan Stanley, with the assistance of counsel, negotiated the terms of the PIPE Subscription Agreement. On January 21, 2021, the form of PIPE Subscription

Agreement agreed upon by 10X Capital, REE and Morgan Stanley was provided to potential investors in the PIPE data room. Thereafter until February 2, 2021, 10X Capital, REE and Morgan Stanley negotiated the final terms of the Subscription Agreement with the PIPE Investors in response to comments therefrom.

On January 23, 2021, REE provided access to a due diligence data room prepared by REE, and legal and accounting representatives of 10X Capital and REE met by videoconference to discuss potential deal structures, which videoconferences were continued on January 24, 2021.

On January 26, 2021, Morgan Lewis sent to White & Case drafts of the Merger Agreement and certain ancillary agreements, reflecting a “double-dummy” transaction structure involving a newly formed parent entity organized under the laws of Israel.

On January 27, 2021, representatives of 10X Capital and REE met to discuss transaction structures and potential outcomes, including the possibility of structuring the transaction whereby REE would become the publicly traded company, and the waiver by the Sponsor of its right to receive anti-dilution shares in excess of 2,900,000 under the 10X Capital certificate of incorporation.

On January 28, 2021, White & Case delivered to Morgan Lewis a revised draft of the Merger Agreement reflecting a transaction structure whereby REE would be the parent company following the Merger.

On January 29, 2021, the parties exchanged drafts of various ancillary agreements and disclosure schedules.

On January 30, 2021, Morgan Lewis delivered a revised draft of the Merger Agreement to White & Case adding certain customary closing deliverables, expanding certain representations and warranties, including in respect of REE’s internal controls and business operations and certain Israel-specific matters, expanding certain covenants related to the conduct of the REE business between signing and closing, inserting the ability of the board of directors of 10X Capital to change its recommendation in favor of the merger if the failure to do so would constitute a breach of such directors’ fiduciary obligations to the stockholders of 10X Capital, making the consummation of the PIPE Investment and the minimum cash amount condition mutual conditions to the consummation of the business combination, and inserting termination rights if REE failed to timely deliver support agreements from its stockholders or PCAOB-audited financials within certain specified time periods.

On January 31, 2021, the parties exchanged subsequent drafts of ancillary agreements and disclosure schedules, White & Case delivered an updated draft of the Merger Agreement to Morgan Lewis, and the parties held several all-hands calls to discuss deal terms and material open matters to attempt to resolve the same. The White & Case draft Merger Agreement deleted the requirement for REE to certify to its transaction expenses, added certain “material adverse effect” qualifiers to certain representations and warranties, and limited the ability of the 10X Capital board of directors to change its recommendation to situations where such a change would be required by applicable law. Following such all-hands calls, White & Case delivered an updated draft of the Merger Agreement to Morgan Lewis reflecting the discussion of the parties, including adding back a REE certification of estimated transaction expenses, and adding certain financial statement, intellectual property and tax disclosures.

On February 1, 2021, Mr. Thomas held a videoconference with Mr. Barel and Mike Charlton, Chief Operating Officer of REE, to undertake further diligence inquiries with respect to REE. Subsequent to the diligence call, on February 1, 2021, the management of 10X Capital and REE participated in a videoconference with Morgan Stanley and Cowen on which allocations among the PIPE Investors were finalized and, due to meaningful oversubscription, a determination was made to increase the size of the PIPE transaction to $300 million. Also on this date, Morgan Lewis delivered an updated draft of the Merger Agreement to White & Case, clarifying certain tax and intellectual property representations and making conforming and clean-up changes, and White & Case delivered a response markup of the Merger Agreement to Morgan Lewis, making further clean-up changes, clarifying the timing of payment of certain transaction expenses, and proposing changes to certain tax representations. The parties also continued to work to finalize various exhibits and disclosure schedules.

After the determination to increase the size of the PIPE transaction, the full board of directors of 10X Capital met via videoconference to approve entry into the Merger Agreement. Messrs. Thomas and Weisburd presented details of the Merger on behalf of the management team. Prior to the vote to approve the Merger, management provided each board member with a draft of the due diligence report prepared by Frost & Sullivan for their review. The board reviewed a presentation prepared by REE regarding its business, as well as the key terms of the Merger Agreement. Questions were asked and answered, and the board confirmed that REE met the criteria set forth for an acquisition target in 10X Capital’s governing documents.

Further on February 2, 2021, the full board of directors of REE met again via videoconference to approve entry into the Merger Agreement. Representatives of White & Case reviewed again for the REE board of directors the material terms of the proposed transaction and highlighted changes implemented since the previous meeting. Questions were asked and answered, following which the REE board of directors approved the entry into the Merger Agreement and the transactions contemplated thereby.

On February 2, 2021, Morgan Lewis and White & Case worked together to finalize the Merger Agreement and the various ancillary agreements and disclosure schedules.

The Merger Agreement, the PIPE Subscription Agreements and other related transaction documents were signed prior to the market open on February 3, 2021, Eastern Standard Time. Prior to the market open on such date, 10X Capital and REE issued a joint press release announcing the signing of the Merger Agreement. An investor webcast and call was held at 8:00 a.m. Eastern time and 10X Capital filed a Current Report on Form 8-K describing the material terms of the Merger Agreement. The press release, investor call script and webcast presentation were furnished as exhibits to such Current Report on Form 8-K. On February 5, 2021, 10X Capital filed an amendment to its previously filed Current Report on Form 8-K/A to furnish the remaining exhibits thereto.

The parties have continued and expect to continue regular discussions in connection with, and to facilitate, the closing of the Merger.

The 10X Capital Board of Directors’ Reasons for the Approval of the Merger

On February 1, 2021, the 10X Capital board of directors unanimously (i) approved the Merger Agreement and the transactions contemplated thereby, (ii) determined that the Merger is advisable and fair to and in the best interests of 10X Capital and its stockholders and (iii) recommended that 10X Capital’s stockholders approve the Merger Proposal and the other proposals described herein.

In evaluating the Merger and making these determinations and this recommendation, the 10X Capital board of directors consulted with 10X Capital’s management and with Morgan, Lewis & Bockius LLP and Gornitzky & Co., and considered a number of factors, including, but not limited to, the factors discussed below. In light of the wide number and complexity of the factors considered in connection with its evaluation of the Merger, the 10X Capital board of directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The 10X Capital board of directors viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of the 10X Capital board of directors’ reasons for the Merger and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements.”

The 10X Capital board of directors considered a number of factors pertaining to the Merger as generally supporting its decision to approve the entry into the Merger Agreement and the transactions contemplated thereby, including but not limited to, the following material factors:

•        Strong value proposition for public investors;

•        Expansion potential;

•        Public company-ready;

•        Differentiated product or service; and

•        Experienced management team.

The 10X Capital board of directors determined that REE met all of the above criteria. In particular, the 10X Capital board considered the following positive factors, although not weighted or in any order of significance:

•        Public company-ready.    10X Capital believed REE was remarkably well-prepared for an initial public offering of its equity or acquisition by a special purpose acquisition company, with well-developed corporate governance, financial controls and reporting policies already in place. Further, REE had already engaged accounting advisors to prepare PCAOB-standard audited financials, which were anticipated to be ready for the purposes of filing a Registration Statement on Form F-4 without significant lag time. REE’s readiness to enter the public markets on an accelerated timeframe compared to other potential targets was a key factor in 10X Capital’s analysis of the potential viability of a business combination with REE.

•        Strong value proposition for public investors.    Given multiple well-received EV special purpose acquisition company deals that have been announced during 2020, 10X Capital believes that a business combination with REE would resonate thematically with public markets investors. 10X Capital determined that REE’s attractive valuation in relation to those comparable entities provided an attractive entry point to the EV ecosystem. Given the lack of borrowed debt on REE’s balance sheet, and the attractiveness of the EV sector, as evidenced by the recent positive reception of such sector in the capital markets, 10X Capital concluded that REE would present a strong value proposition for public investors.

•        Expansion potential.    10X Capital believes that REE’s modular platform technology, covering a variety of vehicle weight classes, together with its expanding global footprint, positions REE to take advantage of the cash accreting to the REE balance sheet through the Merger to grow and expand REE’s business model.

•        Differentiated product or service.    REE offers a highly differentiated, extensively patented solution, which demonstrates clear competitive advantages over competing electric vehicle drivetrain, platform and by-wire solutions, including conventional “skateboards” and in-wheel/hub motor technology. This is clearly evidenced by the strategic partnerships, investments and MOUs that REE has secured to date.

•        Experienced management team:    REE’s management team is highly experienced in automotive, engineering and serial entrepreneurship.

In considering the potential business combination with REE, the 10X Capital board gave consideration to the following negative factors, although not weighted or in any order of significance:

•        10X Capital’s Public Stockholders will hold a minority share position in REE following the Merger.

•        10X Capital’s stockholders may object to and challenge the Merger and take actions that may prevent or delay the consummation of the Merger, including to vote down the proposals at the Special Meeting or exercise their redemption rights.

•        The potential for diversion of management and employee attention during the period prior to completion of the Merger, and the potential negative effects on REE’s business.

•        The risk that, despite the efforts of 10X Capital and REE prior to the consummation of the Merger, REE may lose key personnel, and the potential resulting negative effects on REE’s business.

•        The possibility that REE might not achieve its projected financial results.

•        The risk associated with macroeconomic uncertainty, including as it relates to COVID-19, and the effects it could have on REE’s business.

•        The risk that 10X Capital does not obtain the proceeds of the PIPE Investment resulting in 10X Capital being unable to retain sufficient cash in the Trust Account to meet the requirements of the Merger Agreement.

•        The Merger Agreement prohibits 10X Capital from soliciting or engaging in discussions regarding alternative transactions during the pendency of the Merger.

•        Risks and costs to 10X Capital if the Merger is not completed, including the risk of liquidation.

•        10X Capital did not obtain a third-party valuation or fairness opinion in connection with the Merger.

•        Potential changes in the regulatory landscape or new industry developments, including changes in client preferences, may adversely affect the business benefits anticipated to result from the Merger.

•        Risks of the type and nature described under the section entitled “Risk Factors” beginning on page 31.

The foregoing discussion of material factors considered by the 10X Capital board of directors is not intended to be exhaustive but does sets forth the principal factors considered.

The 10X Capital board of directors also considered whether members of 10X Capital’s management and board of directors may have interests in the Merger that are different from, or are in addition to, the interests of 10X Capital’s stockholders generally, including the matters described under the subsection entitled “— Interests of 10X Capital’s Directors and Officers in the Merger” below. However, the 10X Capital board of directors concluded that (i) these interests were disclosed in the 10X Capital IPO prospectus and are included in this proxy statement/prospectus, (ii) these disparate interests would exist with respect to a business combination with any target company, (iii) 10X Capital’s stockholders will have the opportunity to redeem their Public Shares in connection with the Merger and (iv) shares of REE held by 10X Capital’s officers, directors and other initial stockholders, as well as certain shareholders of REE are subject to transfer restrictions following the Merger. See the section entitled “— Related Agreements — Investors’ Rights Agreement” above for a description of these transfer restrictions.

Certain Unaudited Prospective Financial Information of REE

REE does not as a matter of course make public projections as to future revenues, performance, financial condition or other results. However, REE’s management prepared and provided to its board of directors, its financial advisors and 10X Capital certain internal, unaudited prospective financial information in connection with the evaluation of the Merger. REE’s management prepared such financial information based on their judgment and assumptions regarding the future financial performance of REE. The inclusion of the below information should not be regarded as an indication that REE or any other recipient of this information considered — or now considers — it to be necessarily predictive of actual future results.

The unaudited prospective financial information is subjective in many respects. As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, that information by its nature becomes less predictive with each successive year.

While presented in this proxy statement/prospectus with numeric specificity, the information set forth in the summary below was based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of REE’s management, including, among other things, the matters described in the sections entitled “Forward-Looking Statements” and “Risk Factors.” REE believes the assumptions in the prospective financial information were reasonable at the time the financial information was prepared, given the information REE had at the time. However, important factors that may affect actual results and cause the results reflected in the prospective financial information not to be achieved include, among other things, risks and uncertainties relating to REE’s business, industry performance, the regulatory environment, and general business and economic conditions. The prospective financial information also reflects assumptions as to certain business decisions that are subject to change. The unaudited prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of REE’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of REE. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information.

Neither REE’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The audit reports included in this proxy statement/prospectus relate to historical financial information. They do not extend to the prospective financial information and should not be read to do so.

EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, REE DOES NOT INTEND TO MAKE PUBLICLY AVAILABLE ANY UPDATE OR OTHER REVISION TO THE PROSPECTIVE FINANCIAL INFORMATION. THE PROSPECTIVE FINANCIAL INFORMATION DOES NOT TAKE INTO ACCOUNT ANY CIRCUMSTANCES OR EVENTS OCCURRING AFTER THE DATE THAT INFORMATION WAS PREPARED. READERS OF THIS PROXY STATEMENT/PROSPECTUS ARE CAUTIONED NOT TO PLACE UNDUE

RELIANCE ON THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION SET FORTH BELOW. NONE OF REE, 10X CAPITAL OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, ADVISORS OR OTHER REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY REE SHAREHOLDER, 10X CAPITAL STOCKHOLDER OR ANY OTHER PERSON REGARDING ULTIMATE PERFORMANCE COMPARED TO THE INFORMATION CONTAINED IN THE PROSPECTIVE FINANCIAL INFORMATION OR THAT FINANCIAL AND OPERATING RESULTS WILL BE ACHIEVED.

Certain of the measures included in the prospective financial information may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP, and non-GAAP financial measures as used by REE may not be comparable to similarly titled amounts used by other companies. Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a U.S. GAAP financial measure. Accordingly, we have not provided a reconciliation of such financial measures.

The key elements of the REE projections assume the start of serial production in 2023. The following table sets forth certain summarized prospective financial information regarding REE for the period indicated:

	Forecast Year Ended December 31,
	2021E	2022E	2023E	2024E	2025E	2026E
			(in millions)
Revenue	2	20	344	2,716	5,685	10,360
Gross Profit	—	1	70	710	1,757	3,247
EBITDA(1)	(42)	(96)	(6)	275	904	1,693
Capital expenditure	(22)	(26)	(57)	(126)	(214)	(335)

____________

(1)      Earnings before interest, tax, depreciation and amortization.

We caution investors that amounts presented in accordance with our definition of EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers calculate EBITDA in the same manner. EBITDA should not be considered as an alternative to net income (loss), cash flows from operating activities or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

The REE prospective financial information was prepared using a number of assumptions, including the following assumptions that REE’s management believed to be material:

•        REE’s projected revenue is based on projected unit sales of approximately 737,000 platforms through the end of 2026 which include 260,000 units referenced in non-binding MOUs. REE’s projections are based on REE’s assessment of such non-binding MOUs and with the possibility of sales to potential partners, considering a range of assumptions, including but not limited to, volumes, timelines, average selling prices, the development and commercialization of REE’s products, potential market and sector opportunities, the roll out of REE’s future integration centers locations, the production capacity of REE’s future integration centers, the selection of REE’s products by customers and by segment, and growth in the various markets REE is targeting.

•        Projected gross profit is driven by the mix of products produced and sold in combination with corresponding costs, including bill and material costs, labor costs, assembly costs, logistic cost, manufacturing costs, and costs related to product warranties. Many of these costs are forecasted to vary significantly as REE commences production in its future integration centers.

•        Other key assumptions impacting profitability projections include costs of research and development in REE’s programs, and associated software development costs, including the cost of headcount, prototype vehicles, tooling and other third- party engineering. Further assumptions are made with regard to REE’s sales and general administration expenditures, including the costs related to headcount and third-party service providers.

•        Capital expenditure is based on a number of assumptions regarding the expenditure required to build REE’s future integration centers, including the cost of initial set up cost, the cost of manufacturing and assembly equipment.

In making the foregoing assumptions, REE’s management relied on a number of factors, including:

•        its experience in the automotive industry;

•        its experience in the period since the inception of the company and current pricing estimates for prototype vehicles and vehicle components;

•        its best estimates of the timing for the development and commercialization of its platform and overall platform development process;

•        its best estimates of current and future customers purchasing REE’s platform; and

•        third-party forecasts for industry growth.

Satisfaction of 80% Test

It is a requirement under the Existing 10X Capital Charter that any business acquired by 10X Capital have a fair market value equal to at least 80% of the balance of the funds in the Trust Account at the time of the execution of a definitive agreement for an initial business combination (excluding the deferred underwriting discount held in, and taxes payable on the income earned on, the Trust Account).

As of February 3, 2021, the date of the execution of the Merger Agreement, the balance of the funds in the Trust Account, less the items described above, was approximately $193.6 million and 80% thereof represents approximately $154.9 million. In reaching its conclusion on the 80% asset test, the 10X Capital board of directors used as a fair market value the $3.1 billion enterprise value for REE, which was implied based on the terms of the Merger agreed to by parties in negotiating the Merger Agreement. The parties to the Merger Agreement considered factors such as REE’s intellectual property and other assets, the future growth outlook and financial plan, as well as valuations and trading of publicly traded companies in similar and adjacent sectors.

The 10X Capital board of directors determined that the consideration being paid in the Merger, which amount was negotiated at arms-length, was fair to and in the best interests of 10X Capital and its stockholders and appropriately reflected REE’s value. The 10X Capital board of directors based this conclusion on a range of qualitative and quantitative factors such as REE’s market position, management experience, and future growth opportunities.

The 10X Capital board of directors believes that because of the financial skills and background of its directors, it was qualified to conclude that the acquisition of REE met the 80% requirement. Based on the fact that the $3.1 billion fair market value of REE as described above, is in excess of the threshold of approximately $154.9 million, representing 80% of the balance of the funds in the Trust Account (less the items described above), the 10X Capital board of directors determined that the fair market value of REE was substantially in excess of 80% of the funds in the Trust Account and that the 80% test was met.

Interests of 10X Capital’s Directors and Officers in the Merger

In considering the recommendation of the 10X Capital board of directors to vote in favor of approval of the Merger Proposal, stockholders should keep in mind that 10X Capital’s initial stockholders, including its directors and executive officers, have interests in such proposals that are different from, or in addition to, those of 10X Capital stockholders generally. In particular:

•        If the Merger with REE or another business combination is not consummated by May 27, 2022, 10X Capital will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Public Shares for cash and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, the 5,031,250 shares of 10X Capital Class B Common Stock held by 10X Capital’s initial stockholder, the Sponsor, which were acquired for an aggregate purchase price of $25,000 prior to 10X Capital’s IPO, would be worthless because 10X Capital’s initial stockholders are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of $             million based upon the closing price of $           per share on the Nasdaq on               .

•        The Sponsor purchased an aggregate of 5,500,000 Private Warrants from 10X Capital for an aggregate purchase price of $5,500,000 (or $1.00 per Warrant). This purchase took place on a private placement basis simultaneously with the consummation of the IPO. A portion of the net proceeds of the IPO (including the net proceeds of the underwriters’ exercise of their over-allotment option) and the simultaneous private placement of the Private Warrants, a total of $201.25 million was placed in the Trust Account. Such Private Warrants had an aggregate market value of $           based upon the closing price of $             per Public Warrant on Nasdaq on         , 2021. Private Warrants will become worthless (as will the Public Warrants) if 10X Capital does not consummate an initial business combination by May 27, 2022.

•        The Merger Agreement provides that Hans Thomas, 10X Capital’s Chief Executive Officer and Chairman will become a director of REE. As such, in the future he may receive any cash fees, stock options or stock awards that the REE board of directors determines to pay to its directors.

•        If 10X Capital is unable to complete an initial business combination by May 27, 2022, the Sponsor will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target business(es) or claims of vendors or other entities that are owed money by 10X Capital for services rendered or contracted for or products sold to 10X Capital, but only if such a vendor or target business has not executed a waiver.

•        The Sponsor, as 10X Capital’s initial stockholder, and its affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on 10X Capital’s behalf, such as identifying and investigating possible business targets and business combinations. However, if 10X Capital fails to consummate an initial business combination within the required period, they will not have any claim against the Trust Account for reimbursement. Accordingly, 10X Capital may not be able to reimburse these expenses if the Merger with REE or another business combination, is not completed by May 27, 2022. As of the date of this proxy statement/prospectus, there are no unpaid reimbursable expenses.

•        The Merger Agreement provides that following the Merger, 10X Capital, as the surviving corporation in the Merger, will maintain for not less than six years from the Closing provisions in its organizational documents regarding the indemnification and exoneration of officers and directors that are no less favorable to such persons than the provisions in such organizational documents in effect on the date of the Merger Agreement.

•        The Merger Agreement provides that a six-year “tail,” directors’ and officers’ liability insurance policy covering persons currently covered by 10X Capital’s directors’ and officers’ liability insurance policies on terms not less favorable than the terms of such current directors’ and officers’ liability insurance policies will be purchased, and REE shall or shall cause its subsidiaries to maintain such “tail” policy for its full term.

Anticipated Accounting Treatment

The Transaction is comprised of a series of transactions pursuant to the Merger Agreement, as described elsewhere in this proxy statement/prospectus. For accounting purposes, the Transactions will be effectuated through three main steps:

1.      The conversion of REE Preferred Shares into REE Class A Ordinary Shares and the subsequent Stock Split, which are accounted for as a recapitalization in accordance with U.S. GAAP.

2.      The merger of 10X Capital with Merger Sub, which is not within the scope of ASC 805 (“Mergers”) because 10X Capital does not meet the definition of a business in accordance with ASC 805. Any difference between the fair value of REE Class A Ordinary Shares issued and the fair value of 10X Capital’s identifiable net assets should to be recorded as additional paid-in capital. For purposes of the unaudited pro forma condensed combined financial information, it is assumed that the fair value of each individual REE

Class A Ordinary Share issued to 10X Capital stockholders is equal to the fair value of each individual REE Class A Ordinary Share held by a REE shareholder resulting from the $3.6 billion equity value assigned to REE in the Merger Agreement.

3.      The Subscription Agreements related to the PIPE Investment, which were executed concurrently with the Merger Agreement, will result in the issuance of 10X Capital Class A Common Stock, leading to an increase in share capital and share premium.

Regulatory Matters

The Merger is not subject to any federal or state regulatory requirement or approval, except for filings with the State of Delaware necessary to effectuate the Merger.

No Appraisal Rights

Under Section 262 of the General Corporation Law of the State of Delaware, the holders of 10X Capital Common Stock will not have appraisal rights in connection with the Merger.

The REE Class A Ordinary Shares to be issued in connection with the Merger will be freely transferable under the Securities Act except for (i) the PIPE Shares and (ii) shares issued to any shareholder who may be deemed for purposes of Rule 144 under the Securities Act an “affiliate” of 10X Capital immediately prior to the Effective Time or an “affiliate” of REE following the Merger. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with, REE or 10X Capital (as appropriate) and may include the executive officers, directors and significant shareholders of REE or 10X Capital (as appropriate).

Stock Exchange Listing of REE Class A Ordinary Shares

REE will use commercially reasonable efforts to cause, prior to the Effective Time, the REE Class A Ordinary Shares and Warrants (including REE Class A Ordinary Shares and Warrants issuable pursuant to the Merger Agreement) to be approved for listing on Nasdaq under the symbols “REE” and “REEAW,” respectively, subject to official notice of issuance. Approval of the listing on Nasdaq of the REE Class A Ordinary Shares (subject to official notice of issuance) is a condition to each party’s obligation to complete the Merger. The corporate headquarters and principal executive offices of REE will be located at 10 Aharon Maskin Street, Tel Aviv, Israel.

Delisting and Deregistration of 10X Capital Common Stock

If the Merger is completed, shares of 10X Capital Class A Common Stock, 10X Capital Warrants and 10X Capital’s Units will be delisted from Nasdaq and will be deregistered under the Exchange Act.

REE Status as a Foreign Private Issuer under the Exchange Act

REE expects to be a “foreign private issuer” (under SEC rules). Consequently, upon consummation of the Merger, REE will be subject to the reporting requirements under the Exchange Act applicable to foreign private issuers. REE will be required to file its annual report on Form 20-F for the year ending December 31, 2021 with the SEC by April 30, 2022. In addition, REE will furnish reports on Form 6-K to the SEC regarding certain information required to be publicly disclosed by REE in Israel or that is distributed or required to be distributed by REE to its shareholders.

Based on its foreign private issuer status, REE will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as a U.S. company whose securities are registered under the Exchange Act. REE will also not be required to comply with Regulation FD, which addresses certain restrictions on the selective disclosure of material information. In addition, among other matters, REE officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of the REE Class A Ordinary Shares.

Despite its initial exemption due to its foreign private issuer status, following the consummation of the Merger, REE nevertheless expects to issue interim quarterly financial information publicly and to furnish it to the SEC on Form 6-K.

REE Status as an Emerging Growth Company under U.S. Federal Securities Laws and Related Implications

10X Capital is, and consequently, following the Merger, REE will be, an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, REE will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find REE’s securities less attractive as a result, there may be a less active trading market for REE’s securities and the prices of REE’s securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. REE has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, REE, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of REE’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

REE will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of REE’s initial public offering, (b) in which REE’s has total annual gross revenue of at least $1.07 billion, or (c) in which REE is deemed to be a large accelerated filer, which means the market value of REE’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which REE has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Required Vote

The approval of the Merger Proposal will require the affirmative vote by the holders of a majority of the outstanding shares of 10X Capital Common Stock. Abstentions and Broker Non-Votes will have the same effect as votes “AGAINST” the Merger Proposal.

The Merger is conditioned on the approval of the Merger Proposal as well as the other Condition Precedent Proposals. If the other Condition Precedent Proposals are not approved, this Merger Proposal will have no effect, even if approved by 10X Capital’s stockholders.

Recommendation of the 10X Capital Board of Directors

THE 10X CAPITAL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT 10X CAPITAL STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL.

PROPOSAL NO. 2 — THE Class b charter PROPOSAL

Assuming the Merger Proposal is approved, 10X Capital stockholders are being asked to adopt the Proposed 10X Capital Charter by approving the Class B Charter Proposal. The Class B Charter Proposal, if approved, will provide that 10X Capital will amend and restate the Existing 10X Capital Charter to provide that, immediately prior to the consummation of the Merger, all shares of 10X Capital Class B Common Stock will automatically convert into shares of 10X Capital Class A Common Stock with an amended Conversion Ratio that reflects the partial waiver of the Existing 10X Capital Charter’s conversion ratio adjustment, as agreed to between REE and 10X Capital in the Letter Agreement.

Section 4.3(b)(ii) of the Existing 10X Capital Charter provides that shares of 10X Capital Class B Common Stock shall be convertible into shares of 10X Capital Class A Common Stock automatically at the time of the closing of 10X Capital’s initial business combination at a ratio as described in the Existing 10X Capital Charter that would result in the issuance of all of the Anti-Dilution Shares. However, the transactions contemplated under the Merger Agreement, combined with the partial waiver by the Sponsor in the Letter Agreement of its right to receive the Anti-Dilution Shares, provide for, among other things, the conversion of shares of 10X Capital Class B Common Stock into shares of 10X Capital Class A Common Stock immediately prior to the Effective Time of the Merger with the issuance of only 2,900,000 Anti-Dilution Shares in connection with such conversion. Therefore, for the Merger to be effected in accordance with the terms of the Merger Agreement and the Letter Agreement, the Existing 10X Capital Charter must be amended for the conversion of shares of 10X Capital Class B Common Stock into shares of 10X Capital Class A Common Stock to occur before the Effective Time of the Merger at the adjusted Conversion Ratio agreed to by the Sponsor. Approval of this proposal will not result in any other changes to the Existing 10X Capital Charter.

The following table sets forth a summary of the differences between the Existing 10X Capital Charter and the Proposed 10X Capital Charter.

	Proposed 10X Capital Charter	Existing 10X Capital Charter
Conversion of shares

10X Capital Class B Common Stock shall be convertible into shares of 10X Capital Class A Common Stock automatically immediately prior to the closing of 10X Capital’s initial business combination at a ratio describe in the Existing 10X Capital Charter.

10X Capital Class B Common Stock shall be convertible into shares of 10X Capital Class A Common Stock automatically at the time of the closing of 10X Capital’s initial business.
Anti-Dilution Shares	Only 2,900,000 Anti-Dilution shares to be issued.	Anti-Dilution Shares issued at a ratio as described in the 10-X Charter.

This proposal is conditioned upon the approval and completion of the Merger Proposal; if the Merger Proposal is not approved, this proposal will have no effect, even if approved by 10X Capital stockholders. In addition, the effectuation of the Merger is conditioned upon, among other things, the approval of this proposal; if this proposal is not approved, the Merger will not be completed.

Required Vote

The approval of the Class B Charter Proposal will require the affirmative vote by the holders of a majority of the outstanding shares of 10X Capital Common Stock. Abstentions and Broker Non-Votes will have the same effect as votes “AGAINST” the Class B Charter Proposal.

The Merger is conditioned on the approval of the Class B Common Stock Proposal as well as the other Condition Precedent Proposals. If the other Condition Precedent Proposals are not approved, this Class B Common Stock Proposal will have no effect, even if approved by 10X Capital’s stockholders.

Recommendation of the 10X Capital Board of Directors

THE 10X CAPITAL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT 10X CAPITAL STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CLASS B CHARTER PROPOSAL.

PROPOSAL NO. 3 — THE material differences charter PROPOSAL

Assuming the Merger Proposal is approved, we are seeking stockholder approval to adopt the Material Differences Charter Proposal. The Material Differences Charter Proposal, if approved, will approve the following material differences between the Existing 10X Capital Charter and Amended and Restated Articles to be in effect following the Merger:

•        The name of the new public entity will be “REE Automotive Ltd.” as opposed to “10X Capital Venture Acquisition Corp”.

•        The Amended and Restated Articles will provide for two classes of ordinary shares. The REE Class A Ordinary Shares will each have one vote per share. The REE Class B Ordinary Shares will each have 10 votes per share. All of the REE Class B Ordinary Shares will initially be held by the Founders who will have up to 78% of the voting power of REE following the Merger. The two classes of stock of 10X Capital do not have different voting rights.

•        REE Automotive’s corporate existence is perpetual as opposed to 10X Capital’s corporate existence terminating if a business combination is not consummated within a specified period of time.

•        The Amended and Restated Articles will not include the various provisions applicable only to special purpose acquisition companies that the Existing 10X Capital Charter contains and will contain provisions that are generally typical for Israeli companies that are listed in the U.S.

In the judgment of the 10X Capital board of directors, the Material Difference Charter Proposal is desirable for the following reasons:

•        The name of the new public entity is desirable to reflect the Merger and the combined business going forward.

•        The dual class stock structure is common for technology companies listed in the U.S. and will offer stability to REE as a public company and enable it to pursue its long-term strategy. At the same time, the dual class stock contains a number of protections for shareholders, including that no Founder individually will control a majority of voting power and REE Class B Ordinary Shares have carefully negotiated termination provisions and a 10-year sunset.

•        The provisions that relate to the operation of 10X Capital as a blank check company prior to the consummation of its initial business combination would not be applicable after the Merger (such as the obligation to dissolve and liquidate if an initial business combination is not consummated in a certain period of time).

For a comparison of the Existing 10X Capital Charter and Amended and Restated Articles, see “Comparison of Rights of REE Shareholders and 10X Capital Stockholders”.

A copy of the Amended and Restated Articles, as will be in effect assuming approval of the Material Differences Charter Proposal and upon consummation of the Merger, is attached to this proxy statement/prospectus as Annex D.

Required Vote

The approval of the Material Differences Charter Proposal will require the affirmative vote by the holders of a majority of the outstanding shares of 10X Capital Common Stock. Abstentions and Broker Non-Votes will have the same effect as votes “AGAINST” the Material Differences Charter Proposal.

The Merger is conditioned on the approval of the Material Differences Charter Proposal as well as the other Condition Precedent Proposals. If the other Condition Precedent Proposals are not approved, this Material Differences Charter Proposal will have no effect, even if approved by 10X Capital’s stockholders.

Recommendation of the 10X Capital Board of Directors

THE 10X CAPITAL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT 10X CAPITAL STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE MATERIAL DIFFERENCES CHARTER PROPOSAL.

PROPOSAL NO. 4 — THE ADJOURNMENT PROPOSAL

The Adjournment Proposal allows the 10X Capital board of directors to submit a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve the consummation of the Merger Proposal, the Class B Charter Proposal, or the Material Differences Charter Proposal. In no event will 10X Capital solicit proxies to adjourn the Special Meeting or consummate the Merger beyond the date by which it may properly do so under the Existing 10X Capital Charter and Delaware law. The purpose of the Adjournment Proposal is to provide more time for 10X Capital’s stockholders, REE and the REE shareholders to make purchases of Public Shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the Merger Proposal the Class B Charter Proposal, and the Material Differences Charter Proposal and to meet the requirements that are necessary to consummate the Merger. See the section entitled “Proposal No. 1 — The Merger Proposal — Interests of 10X Capital’s Directors and Officers in the Merger.”

In addition to an adjournment of the Special Meeting upon approval of an Adjournment Proposal, the 10X Capital board of directors is empowered under Delaware law to postpone the Special Meeting at any time prior to the meeting being called to order. In such event, 10X Capital will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

Consequences if the Adjournment Proposal is not Approved

If an Adjournment Proposal is presented to the meeting and is not approved by the stockholders, the 10X Capital board of directors may not be able to adjourn the Special Meeting to a later date in the event that, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal, the Class B Charter Proposal, or the Material Differences Charter Proposal.

Required Vote and Recommendation of the Board

Adoption of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of shares of 10X Capital Common Stock represented virtually or by proxy at the Special Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal and Broker Non-Votes will have no effect on the Adjournment Proposal. Adoption of the Adjournment Proposal is not conditioned upon the adoption of the Merger Proposal.

THE 10X CAPITAL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT 10X CAPITAL STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

THE MERGER AGREEMENT

For a discussion of the Merger structure and merger consideration provisions of the Merger Agreement, see the section entitled “Proposal No. 1 — The Merger Agreement Proposal.” Such discussion and the following summary of other material provisions of the Merger Agreement is qualified by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. All 10X Capital stockholders are encouraged to read the Merger Agreement in its entirety for a more complete description of the terms and conditions of the Merger.

The Merger Agreement summary below is included in this proxy statement/prospectus only to provide you with information regarding the terms and conditions of the Merger Agreement and not to provide any other factual information regarding 10X Capital, REE or their respective businesses. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement/prospectus.

Closing and Effective Time of the Merger

The closing of the Merger will take place no later than the third business day following the satisfaction or waiver of the conditions set forth in the Merger Agreement and summarized below under the subsection entitled “— Conditions to Closing of the Merger,” unless 10X Capital and REE agree in writing to another time or unless the Merger Agreement is terminated pursuant to its terms.

Conditions to Closing of the Merger

Conditions to Each Party’s Obligations

The respective obligations of each party to the Merger Agreement to consummate the transactions contemplated by the Merger are subject to the satisfaction or waiver, if permitted by applicable law, by the party for whose benefit such condition exists, of the following conditions:

•        the approvals by the applicable shareholders of REE (the “REE Shareholder Approval”), by REE as the sole shareholder of Merger Sub, and by the applicable stockholders of 10X Capital (the “10X Capital Stockholder Approval”), in each case as required by the Merger Agreement, shall have been received;

•        10X Capital shall have at least $5,000,001 of net tangible assets immediately after giving effect to the exercise of 10X Capital’s public stockholders’ redemption rights in accordance with 10X Capital’s organizational documents;

•        there shall not be in effect any applicable law or regulation prohibiting, enjoining or making illegal the consummation of the transactions contemplated by the Merger Agreement, and no temporary, preliminary or permanent restraining order prohibiting, enjoining or making illegal the consummation of the transactions contemplated by the Merger Agreement shall be in effect or shall be threatened in writing by a governmental entity;

•        the REE Class A Ordinary Shares and REE Warrants to be issued in connection with the Closing shall be approved for listing upon the Closing on Nasdaq, subject only to official notice of issuance thereof;

•        this registration statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC which remains in effect with respect to this registration statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC which remains pending;

•        the Capital Restructuring shall have been completed in accordance with the terms of the Merger Agreement and REE’s organizational documents;

•        the PIPE Investment (and the funding thereof) shall have been consummated or will be consummated substantially concurrently with the Closing in accordance with the terms of the PIPE Subscription Agreements; and

•        the funds contained in the Trust Account (after giving effect to the exercise of 10X Capital’s public stockholders’ redemption rights and payment of the transaction costs incurred by 10X Capital), together with (i) the aggregate amount of proceeds from the PIPE Investment and (ii) the cash on 10X Capital’s balance sheet, shall equal or exceed $225,000,000.

Other Conditions to the Obligations of 10X Capital

The obligations of 10X Capital to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, to the extent permitted by applicable law, in writing, exclusively by 10X Capital:

•        certain representations and warranties of REE regarding the organization of REE, the capitalization of REE and its subsidiaries, the authority of REE and Merger Sub to, among other things, execute and deliver the Merger Agreement and each of the Related Agreements to which it is or will be a party and to consummate the transactions contemplated thereby, and brokers’ fees shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or any similar limitation contain in the Merger Agreement) on and as of the date of the Merger Agreement and on as of the Closing Date as though made on and as of the Closing Date (except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date in which case such representation and warranty shall be true and correct as of such earlier date; and (ii) except for any such representations that are qualified with “Company Material Adverse Effect” (as defined in the Merger Agreement) which shall be true and correct in all respects);

•        the representation and warranty of REE that, between September 30, 2020 and the date of the Merger Agreement, there had not been any change, event, state of facts, development or occurrence that, individually or in the aggregate, had or would reasonably be expected to have had a Company Material Adverse Effect, shall have been true and correct as of the date of the Merger Agreement;

•        all other representations and warranties of REE shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation contained in the Merger Agreement) on and as of the date of the Merger Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of REE to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect;

•        REE shall have performed all agreements and covenants required by the Merger Agreement to be performed by it at or prior to the Closing Date, in each case, in all material respects;

•        no change, event, state of facts, development or occurrence shall have occurred since the date of the Merger Agreement, that, individually or in the aggregate with all other changes, events, state of facts, developments or occurrences, has had or would reasonably be expected to have a Company Material Adverse Effect that is continuing; and

•        REE shall have delivered, or caused to be delivered, a certificate, signed by an executive officer of REE and dated as of the Closing Date, certifying as to the matters set forth in the first five bullet points of this section to 10X Capital.

Other Conditions to the Obligations of REE and Merger Sub

The obligations of REE and Merger Sub to consummate, or cause to be consummated, the Merger are subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, to the extent permitted by applicable law, in writing, exclusively by REE:

•        certain representations and warranties of 10X Capital regarding the organization of 10X Capital (including that 10X Capital does not have any subsidiaries), the capitalization of 10X Capital, the authority of 10X Capital to, among other things, execute and deliver the Merger Agreement and each of the Related Agreements to which it is or will be a party and to consummate the transactions contemplated thereby, the business activities of 10X Capital and brokers’ fees shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” (as defined in the Merger Agreement) or any similar limitation contain in the Merger Agreement) on and as of the date of the Merger Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

•        the representation and warranty of 10X Capital that there had not been any SPAC Material Adverse Effect since its incorporation shall be true and correct as of the date of the Merger Agreement;

•        all other representations and warranties of 10X Capital shall be true and correct (without giving effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” or any similar limitation contained in the Merger Agreement) on and as of the date of the Merger Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of 10X Capital to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a SPAC Material Adverse Effect;

•        10X Capital shall have performed with all agreements and covenants required by the Merger Agreement to be performed by it on or prior to the Closing Date, in each case in all material respects; and

•        10X Capital shall have delivered a certificate, signed by an executive officer of 10X Capital and dated as of the Closing Date, certifying as to the matters set forth in the first four bullet points of this section to REE.

Representations and Warranties

Under the Merger Agreement 10X Capital made customary representations and warranties relating, among other things, to:

•        organization and qualification;

•        subsidiaries;

•        capitalization;

•        the authorization, delivery and enforceability of the Merger Agreement and the Related Agreements;

•        noncontravention (including as to any required governmental filings and consents);

•        compliance with laws;

•        SEC reports and financial statements;

•        absence of certain changes or events;

•        litigation and proceedings;

•        business activities;

•        material contracts;

•        Nasdaq listing;

•        absence of undisclosed liabilities;

•        the Trust Account;

•        taxes;

•        accuracy of information supplied;

•        employees and benefit plans;

•        required board and stockholder approval;

•        title to assets;

•        transactions with affiliates;

•        Investment Company Act and JOBS Act;

•        brokers’ fees;

•        PIPE Investment Amount; and

•        independent investigation and absence of outside reliance.

Under the Merger Agreement, each of REE and Merger Sub made customary representations and warranties relating, among other things, to:

•        organization and qualification;

•        subsidiaries;

•        capitalization;

•        the authorization, delivery and enforceability of the Merger Agreement and the Related Agreements;

•        noncontravention (including as to any required governmental filings and consents);

•        compliance with laws;

•        financial statements;

•        internal controls;

•        absence of undisclosed liabilities;

•        absence of certain changes or events;

•        litigation and proceedings;

•        employee benefits;

•        labor matters;

•        anti-trust matters;

•        real and personal property;

•        taxes;

•        environmental matters;

•        brokers’ fees;

•        intellectual property;

•        privacy and data security;

•        governmental grants;

•        material contracts;

•        insurance;

•        transactions with affiliates;

•        accuracy of information supplied;

•        anti-corruption compliance;

•        suppliers; and

•        independent investigation and absence of outside reliance.

Covenants of the Parties

Conduct of Business Prior to the Merger

Except (i) to the extent that 10X Capital otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), (ii) as required by applicable law (including with respect to COVID-19) or as reasonably necessary in light of COVID-19 or (iii) as required or expressly permitted by the Merger Agreement or REE’s disclosure letter, REE has agreed to, and to cause its subsidiaries to, from the date of the Merger Agreement until the earlier of the Closing or the termination of the Merger Agreement pursuant to its terms, carry on in the ordinary course of business and not do any of the following:

•        except as otherwise required by any existing benefit plan of REE or any material contract of REE or any of its subsidiaries (a “REE Material Contract”), (i) grant any change in control pay in excess of $1,000,000 in the aggregate or (ii) adopt, enter into or materially amend any equity or equity-based compensation plan;

•        transfer, sell, assign, exclusively license, exclusively sublicense, covenant not to assert, encumber, grant any security interest in, to or under, impair, transfer or otherwise dispose of any right, title or interest of REE or any of its subsidiaries in any material intellectual property owned by REE; (ii) amend, waive or cancel any rights in or to any intellectual property owned or licensed by REE or any of its subsidiaries, or modify such rights in a manner that the rights of REE or any of its subsidiaries are more limited, in each case, that is material to any business of REE or any of its subsidiaries; (iii) fail to diligently prosecute the patent applications owned by REE or any of its subsidiaries other than applications REE, in the exercise of its good faith business judgment, has determined to abandon or amend; or (iv) divulge, furnish to or make accessible any material trade secrets constituting intellectual property owned by REE to any third person who is not subject to a written agreement to maintain the confidentiality of such trade secrets, including with respect to the Softwheel Business (as defined in the Merger Agreement), other than, in each of (i) through (iv), in the ordinary course of business; provided, that in no event shall REE license on an exclusive basis or sell any intellectual property owned by REE or any of its subsidiaries;

•        except for: (x) transactions solely among REE and its subsidiaries, (y) in connection with the Capital Restructuring, or (z) issuance of securities of REE that are counted in the definition of Conversion Factor (as defined in the Merger Agreement): (i) split, combine or reclassify any capital stock or warrants, effect a recapitalization or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or warrant or effect any similar change in capitalization; (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any membership interests, capital stock or any other equity interests, as applicable, in REE or any of its subsidiaries, except in connection with the termination or resignation of any employees, directors or officers of REE or any of its subsidiaries; (iii) declare, set aside or pay any dividend or make any other distribution; or (iv) issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities of REE or any of its subsidiaries, or any securities convertible into or exchangeable for shares of capital stock or other equity securities of REE or any of its subsidiaries, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities of REE or any of its subsidiaries, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock, equity securities or convertible or exchangeable securities, in each case, except upon the exercise or vesting of options with respect to outstanding options to purchase REE ordinary shares;

•        amend its organizational documents (other than the Articles Amendment (as defined in the Merger Agreement)) except in order to effect the transactions contemplated in the Merger Agreement or the other Related Agreements, or form or establish any subsidiary;

•        merge, consolidate or combine with any person; or (ii) acquire or agree to acquire by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

•        dispose of or lose rights under any real property lease of REE or any of its subsidiaries other than in the ordinary course of business;

•        sell, lease, license, sublicense, abandon, divest, transfer, cancel or permit to lapse or expire or dedicate to the public, or otherwise dispose of, tangible assets or properties, or agree to do any of the foregoing, including with respect to the Softwheel Business, other than, in each case, (i) in the ordinary course of business or (ii) with respect to obsolete assets;

•        issue or sell any debt securities or rights to acquire any debt securities or guarantee any debt securities of another person; (ii) make, create any loans, advances or capital contributions to, or investments in, any person other than REE or any of its subsidiaries; (iii) create, incur, assume, guarantee or otherwise become liable for, any indebtedness except in the ordinary course of business, in an aggregate amount not to exceed $15,000,000; (iv) except in the ordinary course of business consistent with past practice, create any liens on any material property or material assets of REE or any of its subsidiaries in connection with any indebtedness thereof (other than liens permitted by the Merger Agreement); or (v) cancel or forgive any indebtedness owed to REE or any of its subsidiaries;

•        make, incur or commit to make or incur, or authorize any capital expenditures that will require payments after the Closing Date other than capital expenditures consistent in the aggregate with the capital expenditure plan disclosed to 10X Capital;

•        other than any shareholder litigation related to the Merger Agreement or the other Related Agreements or the transactions contemplated thereby that is brought or threatened in writing against either REE or 10X Capital, or any of the respective members of their boards of directors, after the date of the Merger Agreement and prior to the Effective Time (the “Transaction Litigation”), commence, release, assign, compromise, settle or agree to settle any legal proceeding material to REE or any of its subsidiaries or their respective properties or assets, except in the ordinary course of business or where such legal proceedings are covered by insurance or involve only the payment of monetary damages in an amount less than $250,000 in the aggregate;

•        except in the ordinary course of business consistent with past practices: (i) modify, amend in a manner that is adverse to REE or its applicable subsidiary or terminate any REE Material Contract; (ii) enter into any contract that would have been a REE Material Contract had it been entered into prior to the date of the Merger Agreement; or (iii) waive, delay the exercise of, release or assign any material rights or claims under any REE Material Contract;

•        except as required by GAAP (or any interpretation thereof) or applicable law, make any change in accounting methods, principles or practices;

•        make, change or rescind any material tax election; (ii) settle or compromise any tax claim outside the ordinary course of business; (iii) change (or request to change) any material method of accounting for tax purposes; (iv) file any material amended tax return; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of taxes may be issued (other than any extension pursuant to an extension to file any tax return); (vi) knowingly surrender any claim for a material refund of taxes; (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar applicable law) with any governmental entity; or (viii) knowingly take any action or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment (as defined in the Merger Agreement);

•        authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up of REE;

•        subject to the terms of the Merger Agreement, enter into or amend any agreement with, or pay, distribute or advance any assets or property to, any of its officers, directors, employees, partners, stockholders or other affiliates, other than payments or distributions relating to obligations in respect of arm’s-length commercial transactions pursuant to the agreements set forth on REE’s disclosure letter as existing on the date of the Merger Agreement;

•        engage in any material new line of business;

•        limit the rights of REE or any of its subsidiaries in any respect: (A) to engage in any line of business or in any geographic area; (B) to develop, market or sell products or services; or (C) to compete with any person; or (ii) grant any exclusive or similar rights to any person;

•        terminate or amend, in a manner materially detrimental to REE or any of its subsidiaries, any insurance policy insuring the business of REE or any of its subsidiaries;

•        incur any Leakage (as defined in the Merger Agreement), other than Permitted Leakage (as defined in the Merger Agreement); or

•        agree in writing or otherwise agree, commit or resolve to take any of the actions described in the foregoing.

Except (i) to the extent that REE otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), (ii) as required by applicable law (including with respect to COVID-19) or as reasonably necessary in light of COVID-19 or (iii) as required or expressly permitted by the Merger Agreement or 10X Capital’s disclosure letter, 10X Capital has agreed to, from the date of the Merger Agreement until the earlier of the Closing or the termination of the Merger Agreement pursuant to its terms, carry on in the ordinary course of business and not do any of the following:

•        declare, set aside or pay dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or warrants or split, combine or reclassify any capital stock or warrants, effect a recapitalization or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or warrant, or effect any similar change in capitalization;

•        purchase, redeem or otherwise acquire, directly or indirectly, any equity securities of 10X Capital;

•        grant, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock or equity securities or convertible or exchangeable securities;

•        amend its organizational documents or form or establish any subsidiary;

•        acquire or agree to acquire (whether by merger, consolidation or acquisition of securities or a substantial portion of the assets of) any corporation, partnership, association or other business organization or division or assets thereof;

•        incur any indebtedness; (ii) create any material liens on any material property or assets of 10X Capital in connection with any indebtedness thereof (other than liens otherwise permitted by the Merger Agreement or REE’s disclosure letter); (iii) cancel or forgive any indebtedness owed to 10X Capital; or (iv) make, incur or commit to make or incur any capital expenditures;

•        other than the Transaction Litigation, commence, release, assign, compromise, settle or agree to settle any legal proceeding;

•        except as required by U.S. GAAP (or any interpretation thereof) or applicable law, make any change in accounting methods, principles or practices;

•        except in the ordinary course of business or as otherwise required by applicable law: (i) make, change or rescind any material tax election; (ii) settle or compromise any tax claim outside the ordinary course of business; (iii) change (or request to change) any material method of accounting for tax purposes; (iv) file any material amended tax return; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of taxes may be issued (other than any extension pursuant to an extension to file any tax return); (vi) knowingly surrender any claim for a material refund of taxes; (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar applicable law) with any governmental entity; or (viii) knowingly take any action or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment;

•        authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up of 10X Capital or (ii) liquidate, dissolve, reorganize or otherwise wind-up the business or operations of 10X Capital;

•        enter into or amend any agreement with, or pay, distribute or advance any assets or property to, or waive any provision or fail to enforce any provision with any agreement with, any of its officers, directors, employees, partners, stockholders or other affiliates;

•        engage in any material new line of business;

•        amend the Investment Management Trust Agreement, effective as of November 24, 2020, by and between 10X Capital and Continental Stock Transfer & Trust Company, a New York corporation, or any other agreement related to the Trust Account; or

•        agree in writing or otherwise agree, commit or resolve to take any of the actions described in the foregoing.

Additional Covenants of the Parties

The Merger Agreement contains additional customary covenants of REE including, among other things, covenants relating to:

•        convening a shareholder meeting and obtaining shareholder approval of the Merger Agreement and the transactions contemplated thereunder;

•        obtaining executed counterparts to the Support Agreement from REE shareholders holding at least the number of REE shares required to approve the Merger Agreement and the transactions contemplated thereby;

•        the granting of access to information;

•        obtaining shareholder approval of and adopting the incentive equity plan and employee stock purchase plans;

•        listing of the REE Class A Ordinary Shares and the REE Warrants on Nasdaq;

•        the classification and appointment of the board of directors of REE;

•        complying with applicable notice and consent requirements of the Israeli Innovation Authority with respect to the Merger Agreement and the transactions contemplated thereunder;

•        amending the Amended and Restated Articles;

•        the payment of transfer taxes incurred in connection with the Merger Agreement and the transaction contemplated thereby;

•        taking certain actions with respect to the indemnification of the current and former directors and officers of 10X Capital; and

•        the issuance of a press release relating to the Closing.

The Merger Agreement contains additional customary covenants of 10X Capital including, among other things, covenants relating to:

•        convening the Special Meeting and obtaining stockholder approval of the Merger Agreement and the transactions contemplated thereunder;

•        maintaining 10X Capital’s listing on Nasdaq until the Closing;

•        complying with its reporting obligations, including by timely filing all reports required to be filed or furnished with the SEC;

•        causing the 10X Capital Class A Common Stock and 10X Capital Warrants to be delisted from Nasdaq and deregistered under the Exchange Act following the Effective Time;

•        the termination of certain agreements with 10X Capital stockholders;

•        preparation and delivery of financial information necessary for this registration statement, this proxy statement/prospectus and other filings;

•        the procurement of a “tail” officers’ and directors’ liability insurance policy for 10X Capital’s officers and directors; and

•        the Trust Account, the PIPE Subscription Agreements and the Letter Agreement.

The Merger Agreement contains additional customary mutual covenants of REE and 10X Capital including, among other things, covenants relating to:

•        the preparation and delivery of this registration statement and this proxy statement/prospectus;

•        providing copies of all substantive written communications with any governmental entity;

•        the procurement of necessary approvals from governmental entities and third parties;

•        responding to inquiries from and corresponding with governmental entities;

•        keeping certain information confidential in accordance with the existing confidentiality agreement;

•        making relevant public announcements;

•        not soliciting alternative business combination proposals;

•        causing any acquisition or disposition of the 10X Capital Common Stock or the REE Ordinary Shares pursuant to the Merger by director or officers of 10X Capital or REE to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•        assigning the Warrant Agreement in order to, among other things, reflect the assumption of the 10X Capital Warrants by REE;

•        notifying the other party after learning of any shareholder demands or proceedings relating to the Merger Agreement, any Related Agreement or any matters relating thereto and reasonably cooperating with one another in connection therewith; and

•        notifying the other party of (i) any event, development or condition that is reasonably likely to cause any of the closing conditions not to be satisfied or would require any amendment or supplement to this registration statement; or (ii) the receipt of notice from any person alleging that the consent of such person may be required in connection with the transactions contemplated by the Merger Agreement or the Related Agreements to the extent failure to obtain such consent would cause a material adverse effect to either party.

Termination

The Merger Agreement may be terminated at any time prior to the Closing:

•        by the mutual written consent of 10X Capital and REE;

•        by either 10X Capital or REE:

•        if the Merger shall not have been consummated by the Outside Date; provided, however, that the right to terminate the Merger Agreement on this basis shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of the Merger Agreement;

•        if a governmental entity shall have issued an order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order or other action is final and nonappealable;

•        if, at the Special Meeting (including any adjournments thereof), the SPAC Transaction Proposals (as defined in the Merger Agreement) are not duly adopted by the 10X Capital stockholders by the requisite vote under applicable law and 10X Capital’s organizational documents;

•        if, at the REE general shareholder meeting of shareholders (including any adjournments thereof), the Company Transaction Proposals (as defined in the Merger Agreement) are not duly adopted by the REE shareholders by the requisite vote under applicable law and REE’s organizational documents; or

•        if the closing condition regarding the minimum cash amount to be contained in the Trust Account becomes incapable of being satisfied at the Closing;

•        by REE:

•        if REE is not in material breach of its obligations under the Merger Agreement, upon a breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement on the part of 10X Capital, or if any representation or warranty of 10X Capital shall have become untrue, in either case such that the certain conditions to the obligations of REE, as described in the section entitled “— Conditions to Closing of the Merger” above would not be satisfied and the breach (or breaches) of such representations or warranties or failure (or failures) to perform such covenants or agreements is (or are) not cured or cannot be cured within the earlier of (i) 30 days after written notice thereof, and (ii) the Outside Date; or

•        if the board of directors of 10X Capital or any committee thereof makes, prior to receipt of the 10X Capital Stockholder Approval, a change in recommendation;

•        by 10X Capital:

•        if 10X Capital is not in material breach of its obligations under the Merger Agreement, upon a breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement on the part of REE or Merger Sub or if any representation or warranty of REE or Merger Sub shall have become untrue, in either case such that certain conditions to the obligations of 10X Capital, as described in the section entitled “— Conditions to Closing of the Merger” above would not be satisfied and the breach (or breaches) of such representations or warranties or failure (or failures) to perform such covenants or agreements is (or are) not cured or cannot be cured within the earlier of (i) 30 days after written notice thereof, and (ii) the Outside Date; or

•        if shareholders of REE holding at least the number of REE shares required to give the REE Shareholder Approval have not executed the Support Agreement within 45 days after the date of the Merger Agreement.

Effect of Termination

In the event of the termination of the Merger Agreement, the Merger Agreement will be of no further force or effect and the transactions contemplated by the Merger Agreement will be abandoned, except that the parties will, in all events, remain bound by and continue to be subject to the provisions of the Merger Agreement relating to: (i) the confidentiality agreement between the parties; (ii) claims against the Trust Account; and (iii) certain miscellaneous provisions of the Merger Agreement, including those related to interpretation, governing law, consent to jurisdiction, waiver of jury trial, rules of construction, no recourse, and legal representation, among others. However, no such termination will relieve any party to the Merger Agreement from any liability resulting from any willful breach of the Merger Agreement or intentional fraud in the making of the representations and warranties in the Merger Agreement.

Fees and Expenses

Except as otherwise expressly provided in the Merger Agreement, whether or not the transactions contemplated by the Merger Agreement, including the Merger, are consummated, each party to the Merger Agreement will pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of the Merger Agreement and the Related Agreements and the consummation of the transactions contemplated by the Merger Agreement.

Amendments

The Merger Agreement may be amended by the parties thereto at any time by execution of an instrument in writing signed on behalf of each of such parties.

Governing Law

The Merger Agreement and the consummation of the transactions contemplated thereby shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof, except to the extent that the laws of the State of Israel are mandatorily applicable.

Tax Consequences

For U.S. federal income tax purposes, the parties to the Merger Agreement (i) intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code; (ii) adopted the Merger Agreement as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the U.S. Treasury regulations; and (iii) intend that the transfer of 10X Capital Class A Common Stock by 10X Capital stockholders pursuant to the Merger, other than by any 10X Capital stockholders who are U.S. persons and who are or will be “five-percent transferee shareholders” within the meaning of Treasury regulations Section 1.367(a)-3(c)(5)(ii) but who do not enter into gain recognition agreements within the meaning of Treasury regulations Sections 1.367(a)-3(c)(1)(iii)(B) and 1.367(a)-8, qualifies for an exception to Section 367(a)(1) of the Code.

For a description of certain material U.S. federal income tax consequences of the Merger, see the section entitled “Certain Material U.S. Federal Income Tax Consequences.”

Survival and Indemnification

None of the representations, warranties, covenants or agreements in the Merger Agreement or in any instrument delivered pursuant to the Merger Agreement will survive the Closing and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto shall terminate at the Closing, other than (i) such representations and warranties solely to the extent required to enable a party to bring a claim for intentional fraud in the making of the representations and warranties by such person, and (ii) covenants or agreements which by their terms are required to be performed or complied with in whole or in part following the Closing, which covenants and agreements will survive the Closing in accordance with their respective terms.

AGREEMENTS ENTERED INTO IN CONNECTION WITH THE MERGER AGREEMENT

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Merger Agreement (the “Related Agreements”) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements, and other interested parties are urged to read such Related Agreements in their entirety.

Subscription Agreements

Concurrently with the execution of the Merger Agreement, 10X Capital and REE entered into the Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors have agreed to purchase, and 10X Capital has agreed to sell the PIPE Investors, an aggregate of 30,000,000 shares of 10X Capital Class A Common Stock, for a purchase price of $10.00 per share and at an aggregate purchase price of $300,000,000. The obligations to consummate the transactions contemplated by the Subscription Agreements are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Merger Agreement. The Subscription Agreements include customary resale registration rights provisions.

Support Agreement

Concurrently with the execution of the Merger Agreement, 10X Capital, the Sponsor, REE, the REE shareholders party thereto (collectively, the “Voting Parties”) entered into the Support Agreement. Pursuant to the Support Agreement, the Sponsor has agreed, among other things, to vote its shares of 10X Capital Common Stock (representing 20% of such outstanding shares), and take certain other actions, in support of the Merger, and REE and the REE shareholders party thereto have agreed, among other things, to vote their REE Ordinary Shares (representing approximately 93% of such outstanding shares and, together with other shares of REE subject to proxy agreements, representing approximately 97%), and take certain other actions, in support of the Merger.

In addition, each of the Voting Parties agreed not to transfer, directly or indirectly, any of their voting securities of the Company or REE until the earliest of the Effective Time or the date on which the Merger Agreement is terminated in accordance with its terms, subject to certain exceptions described in the Support Agreement. Under the terms of the Support Agreement, the Sponsor and the Insiders each agreed to waive and not to assert or perfect any rights of appraisal or rights to dissent from the transactions contemplated in the Merger Agreement, and not to exercise any right to redeem any Class A Common Stock.

Pursuant to the Merger Agreement, 10X Capital may terminate the Merger Agreement if certain REE shareholders, holding at least the number of REE Ordinary Shares required to give REE shareholder approval on the matters described in the Merger Agreement, have not executed the Support Agreement within forty-five days after the date of the Merger Agreement

Investors’ Rights Agreement

Concurrently with the execution and delivery of the Merger Agreement, REE, the Company, the Sponsor, the Insiders, and certain REE shareholders entered into an Investors’ Rights Agreement, to be effective as of the Effective Time, pursuant to which REE agreed to file a registration statement as soon as practicable following the exercise of a demand registration right by certain significant shareholders of REE to register the resale of certain registrable securities under the Securities Act, subject to required notice provisions to other shareholders party thereto. Certain REE shareholders party to the Investors’ Rights Agreement will be entitled to an aggregate of three demands and the Sponsor will be entitled to two demands. REE also agreed to provide customary “piggyback” registration rights with respect to such registrable securities and, subject to certain circumstances, REE is required to file a resale shelf registration statement to register the resale under the Securities Act of such registrable securities. REE also agreed to file a resale shelf registration statement within 30 days of the Closing to register the resale of the REE Class A Ordinary Shares and REE Warrants held by the Sponsor. In addition, in connection with the execution of the Investors’ Rights Agreement, 10X Capital is obligated to terminate the existing registration rights agreement, dated November 24, 2020. The Investors’ Rights Agreement also provides that REE will pay certain expenses relating to such registrations and indemnify the securityholders party thereto against certain liabilities.

Under the terms of the Investors’ Rights Agreement, the Sponsor has agreed that it shall not transfer any of its REE Class A Ordinary Shares issued in connection with the Merger until (i) with respect to 25% of such shares, the date that is 90 days following the Closing Date, and (ii) with respect to 75% of such shares, the first to occur of (x) the date that is 12 months following the Closing Date and (y) such time as the closing price of the REE Class A Ordinary Shares equals or exceeds $13.00 per share for any 20 trading days out of 30 consecutive trading days following the Closing Date; provided that if the condition based on the closing price is met prior to the date that is 180 days following the Closing Date, the restriction on such shares shall expire on the date that is 180 days following the Closing Date. Further, each Insider has agreed that it shall not transfer any of its REE Class A Ordinary Shares issued in connection with the Merger until the date that is 180 days following the Closing Date. The foregoing restrictions on transfer of the Sponsor’s and the Insiders’ REE Class A Ordinary Shares shall terminate and no longer be applicable upon the date following the Closing Date on which REE completes a liquidation, merger, capital stock exchange, or other similar transaction that results in all of REE’s shareholders having the right to exchange their REE Class A Ordinary Shares for cash, securities or other property. The Sponsor also has agreed not to transfer any of its REE Warrants until 30 days after the Closing Date.

Certain shareholders party to the Investors’ Rights Agreement have agreed that they shall not transfer of their REE Ordinary Shares until 180 days after the Closing of the Merger. Additionally, the Founders have agreed that they shall not transfer any of their REE Ordinary Shares until (i) the earlier of (a) one year from the Closing and (b) when the closing price of the REE Ordinary Shares is equal to or greater than $13.00 for any 20 trading days within a 30-trading day period (provided that if such condition is satisfied during the first six months from Closing, such restriction on transfer will not lapse until the six-month anniversary of the Closing), or (ii) in any case, if, after the date hereof, the REE completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of REE’s shareholders having the right to exchange their REE Ordinary Shares for cash, securities or other property

Letter Agreement

Concurrently with the execution and delivery of the Merger Agreement, the Company, Insiders, the Sponsor and REE entered into a Letter Agreement.

Under the terms of the Letter Agreement, the Sponsor, as the holder of all outstanding shares of Class B Common Stock, has agreed to waive its right to receive any Anti-Dilution Shares in excess of the number of shares of Company Common Stock issuable pursuant to the Class B Share Ratio. In addition, the Sponsor has agreed in the Letter Agreement to forfeit and surrender, after the closing of the Merger, a number of REE Class A Ordinary Shares equal to (i) 1,500,000 if First Day Trading Price is less than $13.00, (ii) 1,000,000 if the First Trading Day Price equals or exceeds $13.00 but is less than $16.00, (iii) 500,000 if the First Trading Day Price equals or exceeds $16.00 but is less than $20.00, and (iv) if the First Trading Day Price equals or exceeds $20.00.

In addition, the Letter Agreement provides that the trading restrictions with respect to the Sponsor’s shares of 10X Capital Common Stock set forth in the Investors’ Rights Agreement supersede the trading restrictions set forth in the Letter Agreement dated November 24, 2020, among the Company, the Sponsor, and the Insiders.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax considerations of the Merger to U.S. Holders (as defined below) of 10X Capital Common Stock and 10X Capital Warrants (collectively “10X Capital securities”). The following discussion also summarizes the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (as defined below) of 10X Capital Common Stock that elect to have their common stock redeemed for cash and the material U.S. federal income tax consequences of the ownership and disposition of REE Class A Ordinary Shares and REE warrants following the Merger. This discussion applies only to the 10X Capital securities, REE Class A Ordinary Shares, and REE warrants, as the case may be, that are held as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).

The following does not purport to be a complete analysis of all potential tax effects arising in connection with the closing of the Merger, the redemption of 10X Capital Common Stock, or the ownership and disposition of REE Class A Ordinary Shares and REE warrants. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. 10X Capital and REE have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take or a court will not sustain a contrary position regarding the tax consequences discussed below.

This discussion does not address the tax treatment of REE Class A Ordinary Shares or REE warrants to be issued to holders of outstanding REE Preferred Shares in connection with the Merger. This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•        banks, insurance companies, and certain other financial institutions;

•        regulated investment companies and real estate investment trusts;

•        brokers, dealers, or traders in securities;

•        traders in securities that elect to mark to market;

•        tax-exempt organizations or governmental organizations;

•        U.S. expatriates and former citizens or long-term residents of the U.S.;

•        persons holding 10X Capital securities or REE Class A Ordinary Shares and/or REE warrants, as the case may be, as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated or similar transaction;

•        persons subject to special tax accounting rules as a result of any item of gross income with respect to 10X Capital securities or REE Class A Ordinary Shares and/or REE warrants, as the case may be, being taken into account in an applicable financial statement;

•        persons that actually or constructively own 5% or more (by vote or value) of the outstanding 10X Capital Common Stock or, after the Merger, the issued REE Class A Ordinary Shares;

•        founders, sponsors, officers or directors of 10X Capital or holders of private placement warrants;

•        “controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax (and their shareholders);

•        S corporations, partnerships, or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

•        U.S. Holders having a functional currency other than the U.S. dollar;

•        persons who hold or received 10X Capital securities or REE Class A Ordinary Shares and/or REE warrants, as the case may be, pursuant to the exercise of any employee stock option or otherwise as compensation; and

•        tax-qualified retirement plans.

In addition, this summary does not address any tax consequences to investors that directly or indirectly hold equity interests in REE prior to the Merger, including holders of 10X Capital securities that also hold, directly or indirectly, equity interests in REE. With respect to the consequences of holding REE Class A Ordinary Shares, this discussion is limited to holders who acquire such REE Class A Ordinary Shares in connection with the Merger or as a result of the exercise of a REE warrant. With respect to the consequences of holding REE warrants, this discussion is limited to holders who held 10X Capital Warrants prior to and through the Merger.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds 10X Capital securities, REE Class A Ordinary Shares and/or REE warrants, the tax treatment of an owner of such entity will depend on the status of the owner or participant in the arrangement, the activities of the entity or arrangement, and certain determinations made at the owner or participant level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

For purposes of this discussion, because any 10X Capital Unit consisting of one share of 10X Capital Common Stock and one-half of one 10X Capital Warrant is separable at the option of the holder, 10X Capital is treating any share of 10X Capital Common Stock and portion of one 10X Capital Warrant held by a holder in the form of a single 10X Capital Unit as separate instruments and is assuming that the 10X Capital Unit itself will not be treated as an integrated instrument. Under this treatment the separation of a 10X Capital Unit in connection with the consummation of the Merger generally would not be a taxable event for U.S. federal income tax purposes. This position is not free from doubt, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position. Holders of 10X Capital Units and 10X Capital securities are urged to consult their tax advisors concerning the U.S. federal, state, local, and foreign tax consequences of the transactions contemplated by the Merger (including any redemption of 10X Capital Common Stock for cash) with respect to any 10X Capital securities held through a 10X Capital Unit (including alternative characterizations of a 10X Capital Unit).

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of shares of 10X Capital securities, REE Class A Ordinary Shares and/or REE warrants, as the case may be, that is for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the U.S.;

•        a corporation (or other entity taxable as a corporation) created or organized in, or under the laws of, the U.S., any state thereof, or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE MERGER AND THE U.S. FEDERAL INCOME TAX TREATMENT TO HOLDERS OF 10X CAPITAL SECURITIES DEPEND IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE MERGER, THE EXERCISE OF REDEMPTION RIGHTS WITH RESPECT TO 10X CAPITAL COMMON STOCK, AND THE OWNERSHIP AND DISPOSITION OF REE CLASS A ORDINARY SHARES AND/OR REE WARRANTS TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF THE MERGER, THE EXERCISE OF YOUR REDEMPTION RIGHTS WITH RESPECT TO 10X CAPITAL COMMON STOCK, AND THE OWNERSHIP AND DISPOSITION OF REE CLASS A ORDINARY SHARES AND/OR REE WARRANTS.

U.S. Federal Income Tax Treatment of REE

Tax Residence of REE for U.S. Federal Income Tax Purposes

Although REE is incorporated and tax resident in Israel, the IRS may assert that it should be treated as a U.S. corporation for U.S. federal income tax purposes pursuant to Section 7874 of the Code. For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation if it is created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia. Because REE is not so created or organized (but is instead incorporated only in Israel), it would generally be classified as a foreign corporation (that is, a corporation other than a U.S. “domestic” corporation) under these rules. Section 7874 of the Code provides an exception under which a corporation created or organized only under foreign law may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. The Section 7874 rules are complex and require analysis of all relevant facts, and there is limited guidance and significant uncertainties as to their application.

Under Code Section 7874, a corporation created or organized outside the U.S. (i.e., a foreign corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes when (i) the foreign corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including the indirect acquisition of assets of the U.S. corporation by acquiring the outstanding shares of the U.S. corporation), (ii) the shareholders of the acquired U.S. corporation hold, by vote or value, at least 80% of the shares of the foreign acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation (the “Section 7874 Percentage”), and (iii) the foreign corporation’s “expanded affiliated group” does not have substantial business activities in the foreign corporation’s country of creation or organization relative to such expanded affiliated group’s worldwide activities (the “Substantial Business Activities Exception”). In order to satisfy the Substantial Business Activities Exception, at least 25% of the employees (by headcount and compensation), real and tangible assets, and gross income of the foreign acquiring corporation’s “expanded affiliated group” must be based, incurred, located, and derived, respectively, in the country in which the foreign acquiring corporation is created or organized. The Section 7874 Regulations further provide for a number of special rules that aggregate multiple acquisitions of U.S. corporations for purposes of Code Section 7874 that are made as part of a plan or made over a 36-month period, making it more likely that Code Section 7874 will apply to a foreign acquiring corporation.

REE will indirectly acquire substantially all of the assets of 10X Capital through the Merger. As a result, Section 7874 of the Code may apply to cause REE to be treated as a U.S. corporation for U.S. federal income tax purposes following the Merger depending on whether the Section 7874 Percentage equals or exceeds 80%, subject to the applicability of the Substantial Business Activities Exception.

Based upon the terms of the Merger, the rules for determining share ownership under Code Section 7874 and the Section 7874 Regulations, and certain factual assumptions, 10X Capital and REE currently expect that the Section 7874 Percentage of 10X Capital stockholders in REE should be less than 80% after the Merger. Accordingly, REE is not expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code. The calculation of the Section 7874 Percentage is complex, is subject to detailed regulations (the application of which is uncertain in various respects and could be impacted by changes in U.S. tax laws and regulations with possible retroactive effect), and is subject to certain factual uncertainties. Whether the Section 7874 Percentage is less than 80% must be finally determined after completion of the Merger, by which time there could be adverse changes to the relevant facts and circumstances. Moreover, former holders of 10X Capital Common Stock may be deemed to own an amount of REE Class A Ordinary Shares in respect to certain redemptions by former holders of 10X Capital Common Stock prior to the Merger for purposes of determining the ownership percentage of former holders of 10X Capital Common Stock under Section 7874 of the Code. Accordingly, there can be no assurance that the IRS will not challenge the status of REE as a foreign corporation under Code Section 7874 or that such challenge would not be sustained by a court.

If the IRS were to successfully challenge under Code Section 7874 REE’s status as a foreign corporation for U.S. federal income tax purposes, REE and certain REE shareholders could be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on REE and future withholding taxes on certain REE shareholders. In particular, holders of REE Class A Ordinary Shares and/or REE warrants would be treated as holders of stock and warrants of a U.S. corporation.

However, even if the Section 7874 Percentage was such that REE were still respected as a foreign corporation under Code Section 7874, REE may be limited in using its equity to engage in future acquisitions of U.S. corporations over a 36-month period following the Merger. If REE were to be treated as acquiring substantially all of the assets of a

U.S. corporation within a 36-month period after the Merger, the Section 7874 Regulations would exclude certain shares of REE attributable to the Merger for purposes of determining the Section 7874 Percentage of that subsequent acquisition, making it more likely that Code Section 7874 would apply to such subsequent acquisition.

The remainder of this discussion assumes that REE will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

Utilization of 10X Capital’s Tax Attributes and Certain Other Adverse Tax Consequences to REE and REE’s Shareholders.

Following the acquisition of a U.S. corporation by a foreign corporation, Code Section 7874 can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, as well as result in certain other adverse tax consequences, even if the acquiring foreign corporation is respected as a foreign corporation for purposes of Code Section 7874. Specifically, Code Section 7874 can apply in this manner if (i) the foreign corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation, (ii) after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) but less than 80% (by vote and value) of the shares of the foreign acquiring corporation by reason of holding shares in the acquired U.S. corporation, and (iii) the foreign corporation’s “expanded affiliated group” does not meet the Substantial Business Activities Exception.

Based upon the terms of the Merger, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations, and certain factual assumptions, 10X Capital and REE currently expect that the Section 7874 Percentage should be less than 60% after the Merger. Accordingly, the limitations and other rules described above are not expected to apply to REE or 10X Capital after the Merger.

If the Section 7874 Percentage applicable to the Merger is at least 60% but less than 80%, REE and certain of REE’s shareholders may be subject to adverse tax consequences including, but not limited to, restrictions on the use of tax attributes with respect to “inversion gain” recognized over a 10-year period following the transaction, disqualification of dividends paid from preferential “qualified dividend income” rates, and the requirement that any U.S. corporation owned by REE include as “base erosion payments” that may be subject to a minimum U.S. federal income tax any amounts treated as reductions in gross income paid to certain related foreign persons. Furthermore, certain “disqualified individuals” (including officers and directors of a U.S. corporation) may be subject to an excise tax on certain stock-based compensation at a rate of 20%. However, as a blank check company whose assets are primarily comprised of cash and cash equivalents, it is not expected that 10X Capital will have a significant amount of inversion gain as a result of the Merger.

The determination that the Section 7874 Percentage should be less than 60% after the Merger is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by future changes in tax laws and regulations, with possible retroactive effect) and is subject to certain factual uncertainties. Whether the Section 7874 Percentage is less than 60% must be finally determined after completion of the Merger, by which time there could be adverse changes to the relevant facts and circumstances. There can be no assurance that the IRS will not challenge whether REE is subject to the above rules or that such a challenge would not be sustained by a court. If the IRS successfully applied these rules to REE, significant adverse tax consequences could result for REE and for certain REE shareholders, including a higher effective corporate tax rate on REE.U.S. Holders

U.S. Federal Income Tax Considerations of the Merger

Tax Consequences of the Merger Under Section 368(a) of the Code

The parties to the Merger intend that the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code (a “reorganization”). To qualify as a reorganization, a transaction must satisfy certain requirements, including, among others, that the acquiring corporation (or, in the case of certain reorganizations structured similarly to the Merger, its corporate parent) continue, either directly or indirectly through certain controlled corporations, either a significant line of the acquired corporation’s historic business or use a significant portion of the acquired corporation’s historic business assets in a business, in each case, within the meaning of Treasury regulations Section 1.368-1(d). However, due to the absence of guidance bearing directly on how the above rules apply in the case of an acquisition of a corporation with investment-type assets, such as 10X Capital, the qualification of the Merger as a reorganization is not free from doubt. Moreover, the closing of the Merger is not conditioned upon the receipt of an opinion of counsel that the Merger will qualify as a reorganization, and neither 10X Capital nor REE intends to request a ruling from the IRS regarding the U.S. federal income tax treatment of the Merger. Accordingly, no assurance can be given that the IRS will not challenge the Merger’s qualification as a reorganization or that a court will not sustain such a challenge by the IRS. U.S. Holders of 10X Capital securities are urged to consult their tax advisors regarding the proper U.S. federal income tax treatment of the Merger, including with respect to its qualification as a “reorganization.”

If, notwithstanding the above, at the Effective Time any requirement for the application of Code Section 368(a) is not met, a U.S. Holder of 10X Capital securities generally would recognize gain or loss in an amount equal to the difference, if any, between the fair market value as of the closing date of the Merger of REE Class A Ordinary Shares and/or REE warrants received by such holder in the Merger over such holder’s adjusted tax basis in the 10X Capital securities surrendered by such holder in the Merger. Any gain or loss so recognized would generally be long-term capital gain or loss if the U.S. Holder had held the 10X Capital securities for more than one year (or short-term capital gain otherwise). Long-term capital gains of non-corporate U.S. Holders (including individuals) currently are eligible for preferential U.S. federal income tax rates. However, the deductibility of capital losses is subject to limitations. A U.S. Holder’s initial tax basis in the REE Class A Ordinary Shares and/or REE warrants received in the Merger will equal the fair market value of such stock or warrants upon receipt. A U.S. Holder’s holding period in the REE Class A Ordinary Shares and/or REE warrants received in the Merger, if any, will begin on the day following the closing date of the Merger and would not include the holding period for the 10X Capital securities surrendered in exchange therefor.

Tax Consequences of the Merger Under Section 367(a) of the Code

Section 367(a) of the Code and the Treasury regulations promulgated thereunder provide that, where a U.S. person exchanges stock or securities in a U.S. corporation for stock or securities in a foreign corporation in a transaction that qualifies as a reorganization, the U.S. person is required to recognize any gain (but not loss) realized on such exchange unless certain additional requirements are satisfied.

In general, for the Merger to meet these additional requirements, certain reporting requirements must be satisfied and (i) no more than 50% of both the total voting power and the total value of the stock of the transferee foreign corporation is received, in the aggregate, by the “U.S. transferors” (as defined in the Treasury regulations and computed taking into account direct, indirect and constructive ownership) in the transaction; (ii) no more than 50% of each of the total voting power and the total value of the stock of the transferee foreign corporation is owned, in the aggregate, immediately after the transaction by “U.S. persons” (as defined in the Treasury regulations) that are either officers or directors or “five-percent target shareholders” (as defined in the Treasury regulations and computed taking into account direct, indirect and constructive ownership) of the transferred U.S. corporation; and (iii) the “active trade or business test” as defined in Treasury regulations Section 1.367(a)-3(c)(3) must be satisfied. Conditions (i), (ii), and (iii) are expected to be met, and, as a result, the Merger is expected to satisfy the applicable requirements under Section 367(a) of the Code on account of such conditions. Accordingly, it is intended that the Merger does not result in gain recognition by a U.S. Holder exchanging 10X Capital Common Stock for REE Class A Ordinary Shares so long as either (A) the U.S. Holder is not a “five-percent transferee shareholder” (as defined in the Treasury regulations and computed taking into account direct, indirect and constructive ownership) of the transferee foreign corporation (by total voting power or by total value) or (B) the U.S. Holder is a “five-percent transferee shareholder” of the transferee foreign corporation and enters into an agreement with the IRS to recognize gain under certain circumstances. All U.S. Holders that will own 5% or more of either the total voting power or the total value of the outstanding shares of REE after the Merger (taking into account, for this purpose, ownership of REE Class A Ordinary Shares acquired in connection with the Merger and any REE Class A Ordinary Shares not acquired in connection with the Merger) may want to enter into a valid “gain recognition agreement” under applicable Treasury regulations and are strongly urged to consult their own tax advisors to determine the particular consequences to them of the Merger.

Whether the requirements described above are met will depend on facts existing at the Effective Time, and the closing of the Merger is not conditioned upon the receipt of an opinion of counsel or ruling from the IRS that the Merger will not result in gain being recognized by U.S. Holders of 10X Capital securities under Section 367(a) of the Code. In addition, no assurance can be given that the IRS will not challenge the satisfaction of the relevant requirements under Section 367(a) of the Code and the Treasury regulations promulgated thereunder with respect to the Merger or that a court would not sustain such a challenge.

If the Merger does meet the requirements of Section 368(a) of the Code but, at the Effective Time, any requirement for Section 367(a) of the Code not to impose gain on a U.S. Holder is not satisfied, then a U.S. Holder of 10X Capital securities generally would recognize gain (but not loss) in an amount equal to the excess, if any, of the fair market value as of the closing date of the Merger of the REE Class A Ordinary Shares and/or REE warrants received by such holder in the Merger over such U.S. Holder’s tax basis in the 10X Capital securities surrendered by such U.S. Holder in the Merger. Any gain so recognized would generally be long-term capital gain if the U.S. Holder had held the 10X Capital securities for more than one year at the Effective Time (or short-term capital gain otherwise). Long-term capital gain of non-corporate U.S. Holders (including individuals) currently is eligible for preferential U.S. federal income tax rates. A U.S. Holder’s initial tax basis in the REE Class A Ordinary Shares and/or REE warrants received in the Merger will equal the fair market value of such stock or warrants upon receipt. A U.S. Holder’s holding period in the REE Class A Ordinary Shares and/or REE warrants received in the Merger may not include the holding period for the 10X Capital securities surrendered in exchange therefor. In such case, the holding period will begin on the day following the closing date of the Merger.

The rules dealing with Section 367(a) of the Code discussed above are very complex and are affected by various factors in addition to those described above. Accordingly, you are strongly urged to consult your tax advisor concerning the application of these rules to your exchange of 10X Capital securities under your particular circumstances, including whether you will be a five-percent transferee shareholder and the possibility of entering into a “gain recognition agreement” under applicable Treasury regulations.

U.S. Holders exchanging 10X Capital Securities for REE Class A Ordinary Shares and/or REE Warrants

If the Merger qualifies as a reorganization under Section 368(a) of the Code and is not taxable under Section 367(a) of the Code, as is intended by the parties, a U.S. Holder generally would not recognize gain or loss if, pursuant to the Merger, the U.S. Holder either (i) exchanges only 10X Capital Common Stock (but not 10X Capital Warrants) for REE Class A Ordinary Shares, (ii) exchanges 10X Capital Warrants for REE warrants, or (iii) both exchanges 10X Capital Common Stock for REE Class A Ordinary Shares and exchanges its 10X Capital Warrants for REE warrants.

In such a case, the aggregate tax basis of the REE Class A Ordinary Shares received by a U.S. Holder in the Merger should be equal to the aggregate adjusted tax basis of 10X Capital Common Stock surrendered in exchange therefor. The tax basis in a REE warrant received by a U.S. Holder in the Merger should be equal to the adjusted tax basis of the 10X Capital Warrant exchanged therefor. The holding period of the REE Class A Ordinary Shares and/or REE warrants received by a U.S. Holder in the Merger should include the period during which the 10X Capital Common Stock and/or 10X Capital Warrants exchanged therefor were held by such U.S. Holder. It is unclear whether the redemption rights with respect to the 10X Capital Common Stock may suspend the running of the applicable holding period for this purpose.

U.S. Holders Exercising Redemption Rights with Respect to 10X Capital Common Stock

In the event that a U.S. Holder’s shares of 10X Capital Common Stock are redeemed for cash pursuant to the redemption provisions described herein, the treatment of such redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of stock under Section 302 of the Code. Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of 10X Capital Common Stock treated as held by the U.S. Holder relative to all of the shares of 10X Capital Common Stock outstanding both before and after the redemption.

The redemption of 10X Capital Common Stock generally will be treated as a sale of stock (rather than as a corporate distribution) if the redemption (i) results in a “complete termination” of the U.S. Holder’s interest in 10X Capital, (ii) is “substantially disproportionate” with respect to the U.S. Holder or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder generally should take into account not only 10X Capital Common Stock actually owned by such U.S. Holder but also 10X Capital Common Stock constructively owned by such holder. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include 10X Capital Common Stock or REE Class A Ordinary Shares which could be directly or constructively acquired pursuant to the exercise of 10X Capital Warrants or REE warrants.

There will be a complete termination of a U.S. Holder’s interest if either (i) all of 10X Capital Common Stock actually and constructively owned by the U.S. Holder is redeemed or (ii) all of 10X Capital Common Stock actually owned by the U.S. Holder is redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares. In order to meet the “substantially disproportionate” test, the percentage of outstanding voting stock actually or constructively owned by a U.S. Holder immediately following the redemption generally must be less than (a) 80% of the percentage of outstanding voting stock actually or constructively owned by such U.S. Holder immediately prior to the redemption (b) 50% of the total combined voting power of 10X Capital Common Stock. The redemption of 10X Capital Common Stock will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in 10X Capital. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in 10X Capital will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their tax advisors as to the tax consequences of a redemption.

If the redemption qualifies as a sale of stock by the U.S. Holder under Section 302 of the Code, the U.S. Holder would generally be required to recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the shares of 10X Capital Common Stock redeemed. Such gain or loss generally would be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. A U.S. Holder’s tax basis in such holder’s 10X Capital Common Stock generally will equal the cost of such shares.

If the redemption does not qualify as a sale of stock under Section 302 of the Code, then the U.S. Holder will be treated as receiving a corporate distribution. Such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in such U.S. Holder’s 10X Capital Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of 10X Capital Common Stock.

Amounts treated as dividends that 10X Capital pays to a U.S. Holder that is treated a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, amounts treated as dividends that 10X Capital pays to a non-corporate U.S. Holder may be taxed as “qualified dividend income” at the preferential tax rate accorded to long-term capital gains. It is unclear whether the redemption rights described herein with respect to the 10X Capital Common Stock may have suspended the running of the applicable holding period for these purposes. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount and non-corporate U.S. Holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to “qualified dividend income.”

After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed 10X Capital Common Stock will be added to the U.S. Holder’s adjusted tax basis in its remaining 10X Capital Common Stock, or, if it has none, to the U.S. Holder’s adjusted tax basis in its 10X Capital Warrants or possibly in other shares of 10X Capital Common Stock constructively owned by it.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of REE Class A Ordinary Shares and REE Warrants to U.S. Holders

Distributions on REE Class A Ordinary Shares

If REE makes distributions of cash or property on the REE Class A Ordinary Shares, such distributions will be treated first as a dividend to the extent of REE’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as gain from the sale or exchange of the shares. The amount of any such distribution will include any amounts withheld by REE (or another applicable withholding agent). If REE does not provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Subject to the discussions above under “— Utilization of 10X Capital’s Tax Attributes and Certain Other Adverse Tax Consequences to REE and REE’s Shareholders” and below under “— Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that:

•        either (a) the shares are readily tradable on an established securities market in the U.S. or (b) REE is eligible for the benefits of a qualifying income tax treaty with the U.S. that includes an exchange of information program;

•        REE is neither a PFIC (as discussed below under below under “— Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder for REE’s taxable year in which the dividend is paid or the preceding taxable year;

•        the U.S. Holder satisfies certain holding period requirements;

•        the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property; and

•        the taxpayer does not take the dividends into account as investment income under Code Section 163(d)(4)(B).

There can be no assurances that REE will be eligible for benefits of an applicable comprehensive income tax treaty between the U.S. and Israel. In addition, there also can be no assurance that REE Class A Ordinary Shares will be considered “readily tradable” on an established securities market in accordance with applicable legal authorities. Furthermore, REE will not constitute a qualified foreign corporation for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See “— Passive Foreign Investment Company Rules.” U.S. Holders should consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to REE Class A Ordinary Shares.

The amount of any dividend distribution paid in foreign currency will be the U.S. dollar amount calculated by reference to the applicable exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Subject to certain exceptions, dividends on REE Class A Ordinary Shares will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by REE with respect to the REE Class A Ordinary Shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income”. The rules governing foreign tax credits are complex and U.S. Holders are urged to consult their tax advisors regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. Holder may, in certain circumstances, deduct foreign taxes in computing the holder’s taxable income, subject to generally applicable limitations under U.S. law. Generally, an election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale, Exchange, Redemption or Other Taxable Disposition of REE Class A Ordinary Shares and REE Warrants

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of REE Class A Ordinary Shares or REE warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such shares and/or warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of REE Class A Ordinary Shares or REE warrants generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the REE Class A Ordinary Shares and/or REE warrants for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss recognized generally will be treated as U.S. source income or loss. Accordingly, in the event any Israeli tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. Holder may not be able to utilize foreign tax credits unless such holder has foreign source income or gain in the same category from other sources. Moreover, there are special rules under the income tax treaty between the U.S. and Israel (the “Treaty”), which may impact a U.S. Holder’s ability to claim a foreign tax credit. U.S. Holders are urged to consult their tax advisor regarding the ability to claim a foreign tax credit and the application of the Treaty to such U.S. Holder’s particular circumstances.

Exercise, Lapse, or Redemption of a REE Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a REE ordinary share on the exercise of a REE warrant for cash. A U.S. Holder’s tax basis in a REE Class A Ordinary Shares received upon exercise of the REE warrant generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the 10X Capital Warrant exchanged therefor (assuming the Merger is not a taxable transaction, as discussed above) and the exercise price. The U.S. Holder’s holding period for a REE Class A Ordinary Share received upon exercise of the REE warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the REE warrant and will not include the period during which the U.S. Holder held the REE warrant. If a REE warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the REE warrant.

The tax consequences of a cashless exercise of a REE warrant are not clear under current tax law. Subject to the PFIC rules discussed below, a cashless exercise may be tax-deferred, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-deferred situation, a U.S. Holder’s basis in the REE Class A Ordinary Shares received generally would equal the U.S. Holder’s basis in the REE warrants exercised therefor. If the cashless exercise is not treated as a gain realization event, a U.S. Holder’s holding period in the REE Class A Ordinary Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the REE warrants and will not include the period during which the U.S. Holder held the REE warrants. If the cashless exercise were treated as a recapitalization, the holding period of the REE Class A Ordinary Shares would include the holding period of the REE warrants exercised therefor.

It is also possible that a cashless exercise of a REE warrant could be treated in part as a taxable exchange in which gain or loss would be recognized in the manner set forth above under “— Sale, Exchange, Redemption or Other Taxable Disposition of REE Class A Ordinary Shares and REE Warrants.” In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of REE Class A Ordinary Shares having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss with respect to the REE warrants deemed surrendered in an amount generally equal to the difference between (i) the fair market value of the REE Class A Ordinary Shares that would have been received in a regular exercise of the REE warrants deemed surrendered, net of the aggregate exercise price of such REE warrants and (ii) the U.S. Holder’s tax basis in such REE warrants. In this case, a U.S. Holder’s aggregate tax basis in the REE Class A Ordinary Shares received would equal the sum of (i) U.S. Holder’s tax basis in the REE warrants deemed exercised and (ii) the aggregate exercise price of such REE warrants. A U.S. Holder’s holding period for the REE Class A Ordinary Shares received in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the REE warrants and will not include the period during which the U.S. Holder held the REE warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, including when a U.S. Holder’s holding period would commence with respect to the REE Class A Ordinary Share received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of REE warrants.

Subject to the PFIC rules described below, if REE redeems REE warrants for cash pursuant to the redemption provisions described in the section of this registration statement entitled “— Description of REE Warrants — Public Shareholders’ Warrants” or if REE purchases REE warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Sale, Exchange, Redemption or Other Taxable Disposition of REE Class A Ordinary Shares and REE Warrants.”Possible Constructive Distributions

The terms of each REE warrant provide for an adjustment to the number of REE Class A Ordinary Shares for which the REE warrant may be exercised or to the exercise price of the REE warrant in certain events, as discussed in the section of this registration statement captioned “Description of REE Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a REE warrant would, however, be treated as receiving a constructive distribution from REE if, for example, the adjustment increases the holder’s proportionate interest in REE’s assets or earnings and profits (for instance, through an increase in the number of REE Class A Ordinary Shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash or other property such as other securities to the holders of the REE Class A Ordinary Shares which is taxable to the U.S. Holders of such shares as described under “— Distributions on REE Class A Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such REE warrant received a cash distribution from REE equal to the fair market value of such increase in interest.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of the REE Class A Ordinary Shares and REE warrants could be materially different from that described above, if REE is treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes. An entity treated as a foreign corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

•        at least 75% of its gross income for such year is passive income (such as interest, dividends, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income); or

•        at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, REE will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which REE own, directly or indirectly, 25% or more (by value) of the stock.

Based on the current and anticipated composition of the income, assets and operations of REE and its subsidiaries, there is a substantial risk that REE will be a PFIC for U.S. federal income tax purposes for the taxable year that includes the Merger, and REE may be a PFIC for U.S. federal income tax purposes for future taxable years.

Nevertheless, whether REE is treated as a PFIC is determined on an annual basis. The determination of whether a non-U.S. corporation is a PFIC is a factual determination that depends on, among other things, the composition of REE’s income and assets, and the market value of its shares and assets, including the composition of income and assets and the market value of shares and assets of its subsidiaries, from time to time, and thus the determination can only be made annually after the close of each taxable year. Thus, no assurance can be given as to whether REE will be a PFIC in 2021 or for any future taxable year. In addition, REE’s U.S. counsel expresses no opinion with respect to REE’s PFIC status for 2021 or future taxable years.

Under the PFIC rules, if REE were considered a PFIC at any time that a U.S. Holder owns REE Class A Ordinary Shares or REE warrants, REE would generally continue to be treated as a PFIC with respect to such holder in a particular year unless (i) REE has ceased to be a PFIC and (ii) (a) the U.S. Holder has made a valid “QEF election” (as described below) for the first taxable year in which the holder owned such holder’s REE Class A Ordinary Shares in which REE was a PFIC, (b) a valid mark-to-market election (as described below) is in effect for the particular year, or (c) the U.S. Holder has made a “deemed sale” election under the PFIC rules. If such a “deemed sale” election is made, a U.S. Holder will be deemed to have sold its REE Class A Ordinary Shares at their fair market value on the last day of the last taxable year in which REE is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the “deemed sale” election, the REE Class A Ordinary Shares with respect to which the “deemed sale” election was made will not be treated as shares in a PFIC unless REE subsequently becomes a PFIC.

For each taxable year that REE is treated as a PFIC with respect to a U.S. Holder’s REE Class A Ordinary Shares or REE warrants, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge of REE Class A Ordinary Shares and under proposed regulations transfers of REE warrants and certain transfers of REE Class A Ordinary Shares that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) of its REE Class A Ordinary Shares or REE warrants (collectively the “excess distribution rules”), unless, with respect to the REE Class A Ordinary Shares, the U.S. Holder makes a valid QEF or mark-to-market election as discussed below. Generally, distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received by such U.S. Holder during the shorter of the three preceding taxable years or the portion of such U.S. Holder’s holding period for the REE Class A Ordinary Shares or REE warrants that preceded the taxable year of the distribution will be treated as excess distributions. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the REE Class A Ordinary Shares or REE warrants;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution or to the period in the U.S. Holder’s holding period before the first day of REE’s first taxable year in which REE is a PFIC, will be treated as ordinary income; and

•        the amount allocated to each other taxable year (or portions thereof) of the U.S. Holder and included in such holder’s holding period will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year without regard to the U.S. Holder’s other items of income and loss for such year; and

•        the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the resulting tax attributable to each such year.

Under the excess distribution rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the REE Class A Ordinary Shares or REE warrants cannot be treated as capital gains, even though the U.S. Holder holds the REE Class A Ordinary Shares or REE warrants as capital assets.

Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which REE may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance, however, that REE does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to any of REE’s subsidiaries.

If REE is a PFIC, a U.S. Holder of shares in REE may avoid taxation under the excess distribution rules described above in respect to the REE Class A Ordinary Shares by making a timely and valid “qualified electing fund” (“QEF”) election (if eligible to do so). However, a U.S. Holder may make a QEF election with respect to its REE Class A Ordinary Shares only if REE provides U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations, including the information provided in a PFIC Annual Information Statement. There can be no assurance, however, that REE will have timely knowledge of its status as a PFIC in the future or that REE will timely provide such information for such years. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election.

A U.S. Holder that makes a QEF election with respect to its REE Class A Ordinary Shares would generally be required to include in income for each year that REE is treated as a PFIC the U.S. Holder’s pro rata share of REE’s ordinary earnings for the year (which would be subject to tax as ordinary income) and net capital gains for the year (which would be subject to tax at the rates applicable to long-term capital gains), without regard to the amount of any distributions made in respect of the REE Class A Ordinary Shares. Any net deficits or net capital losses of REE for a taxable year, however, would not be passed through and included on the tax return of the U.S. Holder. A U.S. Holder’s basis in the REE Class A Ordinary Shares would be increased by the amount of income inclusions under the QEF rules. Dividends actually paid on the REE Class A Ordinary Shares generally would not be subject to U.S. federal income tax to the extent of prior income inclusions and would reduce the U.S. Holder’s basis in the REE Class A Ordinary Shares by a corresponding amount. If REE owns any interests in a Lower-Tier PFIC, a U.S. Holder generally must make a separate QEF election for each Lower-Tier PFIC, subject to REE’s providing the relevant tax information for each Lower-Tier

PFIC on an annual basis. There can be no assurance that REE will have timely knowledge of the status of any such Lower-Tier PFIC. In addition, REE may not hold a controlling interest in any such Lower-Tier PFIC and thus there can be no assurance REE will be able to cause the Lower-Tier PFIC to provide such required information.

If a U.S. Holder does not make a QEF election effective from the first taxable year of a U.S. Holder’s holding period for the REE Class A Ordinary Shares in which REE is a PFIC (or a mark-to-market election, as discussed below), then the U.S. Holder generally will remain subject to the excess distribution rules. A U.S. Holder that first makes a QEF election in a later year may avoid the continued application of the excess distribution rules to its REE Class A Ordinary Shares by making a “deemed sale” election. In that case, the U.S. Holder will be deemed to have sold the REE Class A Ordinary Shares at their fair market value on the first day of the taxable year in which the QEF election becomes effective, and any gain from such deemed sale would be subject to the excess distribution rules described above. As a result of the “deemed sale” election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules , a new holding period in the Class A ordinary shares.

It is not entirely clear how various aspects of the PFIC rules apply to the warrants. However, a U.S. Holder may not make a QEF election with respect to its REE warrants. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants) and REE was a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above.

If a U.S. Holder that exercises such warrants properly makes and maintains a QEF election with respect to the newly acquired REE Class A Ordinary Shares (or has previously made a QEF election with respect to the REE Class A Ordinary Shares), the QEF election will apply to the newly acquired REE Class A Ordinary Shares. Notwithstanding such QEF election, the rules relating to “excess distributions” discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired REE Class A Ordinary Shares (which under proposed regulations will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the REE warrants), unless the U.S. Holder makes a “deemed sale” election under the PFIC rules. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing “deemed sale” elections to their particular circumstances.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder that is eligible to make a QEF election with respect to its REE Class A Ordinary Shares generally may do so by providing the appropriate information to the IRS in the U.S. Holder’s timely filed tax return for the year in which the election becomes effective. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

U.S. Holders should consult their tax advisors as to the availability and desirability of a QEF election.

Alternatively, if REE is a PFIC and REE Class A Ordinary Shares constitute “marketable stock” (as defined below), a U.S. Holder may make a mark-to-market election for such holder’s REE Class A Ordinary Shares with respect to such shares for the first taxable year in which it holds (or is deemed to hold) REE Class A Ordinary Shares and each subsequent taxable year to elect out of the excess distribution rules discussed above. If a U.S. Holder makes a mark-to-market election with respect to its REE Class A Ordinary Shares, such U.S. Holder generally will include in income for each year that REE is treated as a PFIC with respect to such REE Class A Ordinary Shares an amount equal to the excess, if any, of the fair market value of the REE Class A Ordinary Shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the REE Class A Ordinary Shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the REE Class A Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the REE Class A Ordinary Shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the REE Class A Ordinary Shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the REE Class A Ordinary Shares, as well as to any loss realized on the actual sale or disposition of the REE Class A Ordinary Shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such REE Class A Ordinary Shares previously included in income. A U.S. Holder’s basis in the REE Class A Ordinary Shares will be adjusted to reflect any mark-to-market gain or loss. If a U.S. Holder makes a mark-to-market election, any distributions

REE makes would generally be subject to the rules discussed above under “— Distributions on REE Class A Ordinary Shares,” except the lower rates applicable to qualified dividend income would not apply. Currently, U.S. Holders of REE warrants will not be able to make a mark-to-market election with respect to their REE warrants.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The REE Class A Ordinary Shares, which are expected to be listed on Nasdaq, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that REE Class A Ordinary Shares will be “regularly traded” for purposes of these rules. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless REE Class A Ordinary Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder that does not make the applicable QEF elections generally will continue to be subject to the excess distribution rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for REE Class A Ordinary Shares.

If a U.S. Holder does not make a mark-to-market election (or a QEF election, as discussed above) effective from the first taxable year of a U.S. Holder’s holding period for the REE Class A Ordinary Shares in which REE is a PFIC, then the U.S. Holder generally will remain subject to the excess distribution rules. A U.S. Holder that first makes a mark-to-market election with respect to the REE Class A Ordinary Shares in a later year will continue to be subject to the excess distribution rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the excess distribution rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to such holder’s REE Class A Ordinary Shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective.

U.S. Holders should consult their tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.

A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS. U.S. Holders should consult their tax advisors regarding any reporting requirements that may apply to them if REE is a PFIC.

The rules dealing with PFICs and with the QEF, “deemed sale,” and mark-to-market elections are very complex and are affected by various factors in addition to those described above. U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances. Non-U.S. Holders

The section applies to Non-U.S. Holders of REE Class A Ordinary Shares and REE warrants. For purposes of this discussion, a Non-U.S. Holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of REE Class A Ordinary Shares or REE warrants that is for U.S. federal income tax purposes not a U.S. Holder, including:

•        a nonresident alien individual, other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates;

•        a foreign corporation; or

•        a foreign estate or trust;

but generally does not include a beneficial owner who has been or is engaged in the conduct of a trade or business within the U.S. or an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition of REE Class A Ordinary Shares or REE warrants (except to the extent discussed below). If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of exercising redemption rights with respect to 10X Capital Common Stock or the ownership and disposition of REE Class A Ordinary Shares or REE warrants.

Non-U.S. Holders Exercising Redemption Rights with Respect to 10X Capital Common Stock

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s 10X Capital Common Stock generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s 10X Capital Common Stock, as described above under “— U.S. Holders Exercising Redemption Rights with Respect to 10X Capital Common Stock.”

Subject to the discussion below concerning backup withholding, if such a redemption qualifies as a sale of the 10X Capital Common Stock, any redeeming Non-U.S. Holder will generally not be subject to U.S. federal income tax or withholding tax on any gain recognized as a result of the redemption or be able to utilize a loss in computing U.S. federal income tax liability unless one of the exceptions described below under “— U.S. Federal Income Tax Consequences of the Ownership and Disposition of REE Class A Ordinary Shares and REE Warrants to Non-U.S. Holders” applies in respect of gain from the disposition of 10X Capital Common Stock. Moreover, redeeming Non-U.S. Holders may be subject to U.S. federal income tax on any gain recognized as a result of the redemption if 10X Capital Common Stock constitutes a U.S. real property interest by reason of 10X Capital’s status as a U.S. real property holding corporation for U.S. federal income tax purposes. 10X Capital believes that it is not and has not been at any time since its formation a U.S. real property holding corporation.

If a Non-U.S. Holder receives cash for 10X Capital Common Stock, and the redemption is treated as a corporate distribution (rather than a sale of stock under Section 302 of the Code), the Non-U.S. Holder will be subject to a 30% withholding tax (unless otherwise reduced by an applicable income tax treaty and the Non-U.S. Holder provides a proper certificate of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable)) on the gross amount of the distribution to the extent the distribution is paid from current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and treated as dividends, provided such dividends are not effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the U.S. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its 10X Capital Common Stock and then, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of such 10X Capital Common Stock, which will be treated as described in the paragraph immediately above. A redemption treated as a dividend by 10X Capital to a Non-U.S. Holder that is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and if an income tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder in the U.S.) will generally not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same corporate or graduated individual rates applicable to U.S. Holders (together with branch profits tax, at a 30% rate, or such lower rate specified by an applicable tax treaty, as adjusted for certain items, if such Non-U.S. Holder is a corporation).

IF YOU ARE A NON-U.S. HOLDER OF 10X CAPITAL COMMON STOCK CONTEMPLATING EXERCISE OF YOUR REDEMPTION RIGHTS, WE URGE YOU TO CONSULT YOUR TAX ADVISOR CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of REE Class A Ordinary Shares and REE Warrants to Non-U.S. Holders

Subject to the discussion below concerning backup withholding, any (i) dividends of cash or property (including constructive distributions treated as dividends as further described under the heading “U.S. Holders — U.S. Federal Income Tax Consequences of the Ownership and Disposition of REE Class A Ordinary Shares and REE Warrants to U.S. Holders — Possible Constructive Distributions”) paid or deemed paid to a Non-U.S. Holder in respect of REE Class A Ordinary Shares or (ii) gain realized upon the sale or other taxable disposition of REE Class A Ordinary Shares and/or REE warrants by a Non-U.S. Holder generally will not be subject to U.S. federal income taxation or withholding tax unless:

•        the gain or dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or a “fixed base” in the United States to which such gain is attributable); or

•        in the case of any gain, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain or distributions described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a REE warrant, or the lapse of a REE warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a REE warrant by a U.S. Holder, as described under “U.S. Holders — U.S. Federal Income Tax Consequences of the Ownership and Disposition of REE Class A Ordinary Shares and REE Warrants to U.S. Holders — Exercise, Lapse or Redemption of a REE Warrant” above, although to the extent a cashless exercise or lapse results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of the REE Class A Ordinary Shares and REE warrants.

The characterization for U.S. federal income tax purposes of the redemption of the Non-U.S. Holder’s REE warrants generally will correspond to the U.S. federal income tax treatment of such a redemption of a U.S. Holder’s warrants, as described under “U.S. Holders — U.S. Federal Income Tax Consequences of the Ownership and Disposition of REE Class A Ordinary Shares and REE Warrants to U.S. Holders — Exercise, Lapse or Redemption of a REE Warrant” above, and the consequences of the redemption to the Non-U.S. Holder will be as described in the first paragraph above under the heading “— U.S. Federal Income Tax Consequences of the Ownership and Disposition of REE Class A Ordinary Shares and REE Warrants to Non-U.S. Holders” based on such characterization.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Information reporting requirements may apply to cash received in redemption of 10X Capital Common Stock, dividends received by U.S. Holders of REE Class A Ordinary Shares, and the proceeds received on the disposition of REE Class A Ordinary Shares effected within the U.S. (and, in certain cases, outside the U.S.), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any redemptions treated as dividend payments with respect to 10X Capital Common Stock or REE Class A Ordinary Shares and proceeds from the sale, exchange, redemption or other disposition of REE Class A Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be required to be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s disposition of 10X Capital securities or their REE Class A Ordinary Shares, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Dividends paid with respect to REE Class A Ordinary Shares and proceeds from the sale of other disposition of REE Class A Ordinary Shares received in the U.S. by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof of an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE MERGER, THE EXERCISE OF YOUR REDEMPTION RIGHTS WITH RESPECT TO 10X CAPITAL COMMON STOCK, AND OF THE OWNERSHIP AND DISPOSITION OF REE CLASS A ORDINARY SHARES AND REE WARRANTS, AS APPLICABLE, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

CERTAIN MATERIAL ISRAELI TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of the REE Class A Ordinary Shares and REE Warrants. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Israeli tax considerations

The following is a brief summary of certain material Israeli tax laws applicable to REE, and certain Israeli Government programs that may benefit REE. This section also contains a discussion of certain material Israeli tax consequences concerning the ownership and disposition of REE Class A Ordinary Shares purchased by investors. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. To the extent that the discussion is based on new tax legislation that has not yet been subject to judicial or administrative interpretation, REE cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. The discussion below is not intended and should not be construed, as legal or professional tax advise and is not exhaustive of all possible tax considerations. The discussion is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below.

SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE ISRAELI OR OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, INCLUDING, IN PARTICULAR, THE EFFECT OF ANY NON-U.S., STATE OR LOCAL TAXES.

General corporate tax structure in Israel

Israeli companies are generally subject to corporate tax on their taxable income. The corporate tax rate is 23% as of 2018 and thereafter. However, the effective tax rate payable by a company that derives income from a Preferred Enterprise or a Technological Enterprise (as discussed below) may be considerably less. Capital gains derived by an Israeli company are generally subject to corporate tax rate.

Law for the Encouragement of Industry (Taxes), 5729-1969

The Law for the Encouragement of Industry (Taxes), 5729-1969, generally referred to as the Industry Encouragement Law, provides several tax benefits for “Industrial Companies.” We believe that we currently qualify as an Industrial Company within the meaning of the Industry Encouragement Law.

The Industry Encouragement Law defines an “Industrial Company” as an Israeli resident-company, of which 90% or more of its income in any tax year, other than income from certain government loans, is derived from an “Industrial Enterprise” owned by it and located in Israel or in the “Area”, in accordance with the definition under section 3A of the Israeli Income Tax Ordinance (New Version) 5721-1961 (the “Ordinance”). An “Industrial Enterprise” is defined as an enterprise whose principal activity in a given tax year is industrial production.

Following are the main tax benefits available to Industrial Companies:

•        amortization of the cost of purchased patent, rights to use a patent, and know-how, which were purchased in good faith and are used for the development or advancement of the Industrial Enterprise, over an eight-year period, commencing on the year in which such rights were first exercised;

•        under limited conditions, an election to file consolidated tax returns with controlled Israeli Industrial Companies;

•        expenses related to a public offering are deductible in equal amounts over three years commencing on the year of the offering.

Eligibility for benefits under the Industry Encouragement Law is not contingent upon approval of any governmental authority.

Tax benefits and grants for research and development

Israeli tax law allows, under certain conditions, a tax deduction for expenditures related to scientific research and development projects, including capital expenditures, for the year in which they are incurred. Expenditures are deemed related to scientific research and development projects, if:

•        the expenditures are approved by the relevant Israeli government ministry, determined by the field of research;

•        the research and development must be for the promotion of the company; and

•        the research and development is carried out by or on behalf of the company seeking such tax deduction.

The amount of such deductible expenses is reduced by the sum of any funds received through government grants for the finance of such scientific research and development projects. No deduction under these research and development deduction rules is allowed if such deduction is related to an expense invested in an asset depreciable under the general depreciation rules of the Ordinance. Expenditures that are unqualified under the conditions above are deductible in equal amounts over three years.

From time to time we may apply to the Israel Innovation Authority (the “IIA”) for approval to allow a tax deduction for all or most of research and development expenses during the year incurred. There can be no assurance that such application will be accepted. If we are not be able to deduct research and development expenses during the year of the payment, we may be able to deduct research and development expenses in equal amounts over a period of three years commencing in the year of the payment of such expenses.

Law for the Encouragement of Capital Investments, 5719-1959

The Law for the Encouragement of Capital Investments, 5719-1959, generally referred to as the Investment Law, provides certain incentives for capital investments in production facilities (or other eligible assets). Generally, an investment program that is implemented in accordance with the provisions of the Investment Law, referred to as an Approved Enterprise, a Beneficiary Enterprise, a Preferred Enterprise, a Preferred Technological Enterprise, or a Special Preferred Technological Enterprise, is entitled to benefits as discussed below. These benefits may include cash grants from the Israeli government and tax benefits, based upon, among other things, the geographic location in Israel of the facility in which the investment is made. In order to qualify for these incentives, the Company is required to comply with the requirements of the Investment Law.

The Investment Law was significantly amended effective as of April 1, 2005 (the “2005 Amendment”), as of January 1, 2011 (the “2011 Amendment”) and as of January 1, 2017 (the “2017 Amendment”). Pursuant to the 2005 Amendment, tax benefits granted in accordance with the provisions of the Investment Law prior to its revision by the 2005 Amendment remain in force but any benefits granted subsequently are subject to the provisions of the amended Investment Law. Similarly, the 2011 Amendment introduced new benefits to replace those granted in accordance with the provisions of the Investment Law in effect prior to the 2011 Amendment. However, companies entitled to benefits under the Investment Law as in effect prior to January 1, 2011 were entitled to choose to continue to enjoy such benefits, provided that certain conditions are met, or elect instead, irrevocably, to forego such benefits and have the benefits of the 2011 Amendment apply. The 2017 Amendment introduces new benefits for Technological Enterprises, alongside the existing tax benefits.

Tax benefits under the 2011 amendment

The 2011 Amendment canceled the availability of the benefits granted to Industrial Companies under the Investment Law prior to 2011 and, instead, introduced new benefits for income generated by a “Preferred Company” through its “Preferred Enterprise” (as such terms are defined in the Investment Law) as of January 1, 2011. The definition of a Preferred Company includes a company incorporated in Israel that is not fully owned by a governmental entity, and that has, among other things, Preferred Enterprise status and is controlled and managed from Israel. Pursuant to the 2011 Amendment, a Preferred Company is entitled to a reduced corporate tax rate of 15% with respect to its income derived by its Preferred Enterprise in 2011 and 2012, unless the Preferred Enterprise is located in a specified development zone, in which case the rate will be 10%. Under the 2011 Amendment, such corporate tax rate was reduced from 15% and 10%, respectively, to 12.5% and 7%, respectively, in 2013, 16% and 9% respectively, in 2014, 2015 and 2016, and 16% and 7.5%, respectively, in 2017 and thereafter. Income derived by a Preferred Company from a “Special Preferred Enterprise” (as such term is defined in the Investment Law) would be entitled, subject to certain conditions and during a benefits period of 10 years, to further reduced tax rates of 8%, or 5% if the Special Preferred Enterprise is located in a certain development zone.

Dividends distributed from income which is attributed to a “Preferred Enterprise” will be subject to withholding tax at source at the following rates: (i) Israeli resident corporations — 0%, (although, if such dividends are subsequently distributed to individuals or a non-Israeli company the below rates detailed in sub sections (ii) and (iii) shall apply) (ii) Israeli resident individuals — 20% (iii) non-Israeli residents (individuals and corporations) — 20%, subject to the receipt in advance of a valid certificate from the Israel Tax Authority (“ITA”) allowing for a reduced tax rate.

REE currently does not intend to implement the 2011 Amendment.

New tax benefits under the 2017 Amendment that became effective on January 1, 2017

The 2017 Amendment provides new tax benefits for two types of “Technological Enterprises,” as described below, and is in addition to the other existing tax beneficial programs under the Investment Law.

The 2017 Amendment provides that a Preferred Company satisfying certain conditions will qualify as a “Preferred Technological Enterprise” and will thereby enjoy a reduced corporate tax rate of 12% on income that qualifies as “Preferred Technological Income”, as defined in the Investment Law. The tax rate is further reduced to 7.5% for a Preferred Technological Enterprise located in development zone “A”. In addition, a Preferred Technological Enterprise will enjoy a reduced corporate tax rate of 12% on capital gain derived from the sale of certain “Benefitted Intangible Assets” (as defined in the Investment Law) to a related foreign company if the Benefitted Intangible Assets were acquired from a foreign company on or after January 1, 2017 for at least NIS 200 million, and the sale receives prior approval from the IIA.

The 2017 Amendment further provides that a Preferred Company satisfying certain conditions (group consolidated revenues of at least NIS 10 billion) will qualify as a “Special Preferred Technological Enterprise” and will thereby enjoy a reduced corporate tax rate of 6% on “Preferred Technological Income” regardless of the company’s geographic location within Israel. It should be noted that the proportion of income that may be considered Preferred Technological Income and enjoy the tax benefits described above, should be calculated according to the Nexus Formula, which is based on the proportion as that of qualifying expenditures in the IP compared to overall expenditures. In addition, a Special Preferred Technological Enterprise will enjoy a reduced corporate tax rate of 6% on capital gain derived from the sale of certain “Benefitted Intangible Assets” to a related foreign company if the Benefitted Intangible Assets were either developed by the Special Preferred Enterprise or acquired from a foreign company on or after January 1, 2017, and the sale received prior approval from the IIA. A Special Preferred Technological Enterprise that acquires Benefitted Intangible Assets from a foreign company for more than NIS 500 million will be eligible for these benefits for at least ten years, subject to certain approvals as specified in the Investment Law.

Dividends distributed by a Preferred Technological Enterprise or a Special Preferred Technological Enterprise, paid out of Preferred Technological Income, are generally subject to tax at the rate of 20% or such lower rate as may be provided in an applicable tax treaty (subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate). However, if such dividends are paid to an Israeli company, no tax is required to be withheld. If such dividends are distributed to a foreign company that holds solely or together with other foreign companies 90% or more in the Israeli company and other conditions are met, the tax rate will be 4%. However, the withholding tax rate applicable to distribution of dividend from Preferred Technological Income to non-Israeli residents is generally 25%, which may be reduced by applying in advance for a withholding certificate from the ITA. The above reduced withholding tax rates may require filing an application in advance for a withholding certificate from the ITA REE believes that it may be eligible for the tax benefits under the 2017 Amendment.

Taxation of our shareholders

Capital gains Tax on Sales of our Ordinary Shares

Israeli law generally imposes a capital gains tax on the sale of any capital assets by Israeli residents, as defined for Israeli tax purposes, and on the sale of capital assets located in Israel, including shares in Israeli companies, by both Israeli residents and non-Israeli residents, unless a specific exemption is available or unless a tax treaty between Israel and the shareholder’s country of residence provides otherwise. The Ordinance distinguishes between real gain and inflationary surplus. The inflationary surplus is a portion of the total capital gain equivalent to the increase of the relevant asset’s purchase price attributable to an increase in the Israeli consumer price index, or a foreign currency exchange rate, between the date of purchase and the date of sale. Inflationary surplus is currently not subject to tax in Israel. The real gain is the excess of the total capital gain over the inflationary surplus.

Capital gains taxes applicable to Israeli resident shareholders

An Israeli resident corporation that derives capital gains from the sale of shares in an Israeli resident company will generally be subject to tax on the real capital gains generated on such sale at the corporate tax rate of 23% (in 2021). An Israeli resident individual will generally be subject to capital gain tax at the rate of 25%. However, if the individual shareholder claims deduction of interest and linkage differences expenses in connection with the purchase and holding of such shares or is a “substantial shareholder” at the time of the sale or at any time during the preceding twelve months period, such gain will be taxed at the rate of 30%. A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right. Individual holders dealing in securities in Israel for whom the income from the sale of securities is considered “business income” as defined in Section 2(1) of the Ordinance are taxed at the marginal tax rates applicable to business income (up to 47% in 2021) plus an additional excess tax of 3% as described below. Certain Israeli institutions who are exempt from tax under Section 9(2) or Section 129C(a)(1) of the Ordinance (such as exempt trust fund, pension fund) may be exempt from capital gains tax from the sale of the shares.

Capital gains taxes applicable to non-Israeli resident shareholders

A non-Israeli resident who derives capital gains from the sale of shares in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel, will be exempt from Israeli tax if, among other conditions, the shares were not held through a permanent establishment that the non-resident maintains in Israel. However, non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a controlling interest of more than 25% in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. In addition, such exemption is not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.

Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under the Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended (the “United States Israel Tax Treaty”), the sale, exchange or other disposition of shares by a shareholder who is a United States resident (for purposes of the treaty) holding the shares as a capital asset and is entitled to claim the benefits afforded to such a resident by the U.S. Israel Tax Treaty (a “U.S. Resident”) is generally exempt from Israeli capital gains tax unless: (i) the capital gain arising from such sale, exchange or disposition is attributed to real estate located in Israel; (ii) the capital gain arising from such sale, exchange or disposition is attributed to royalties; (iii) the capital gain arising from the such sale, exchange or disposition is attributed to a permanent establishment in Israel, under certain terms; (iv) such U.S. Resident holds, directly or indirectly, shares representing 10% or more of the voting capital during any part of the 12 month period preceding the disposition, subject to certain conditions; or (v) such U.S. Resident is an individual and was present in Israel for 183 days or more during the relevant taxable year. If any such case occurs, the sale, exchange or disposition of our ordinary shares by the U.S. Resident would be subject to Israeli tax, unless exempt under Israeli domestic law as described above. However, under the United States Israel Tax Treaty, such U.S. Resident should be permitted to claim a credit for such taxes against U.S. federal income tax imposed on any gain from such sale, exchange or disposition, under the circumstances and subject to the limitations specified in the United States Israel Tax Treaty or in the United States federal income tax laws applicable to foreign credits.

In some instances where our shareholders may be liable for Israeli tax on the sale of their ordinary shares, the payment of the consideration may be subject to the withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale. Specifically, in transactions involving a sale of all of the shares of an Israeli resident company, in the form of a merger or otherwise, the ITA may require shareholders who are not liable for Israeli tax to sign declarations in forms specified by the ITA or obtain a specific exemption from the ITA to confirm their status as non-Israeli resident, and, in the absence of such declarations or exemptions, may require the purchaser of the shares to withhold taxes at source.

A detailed return, including a computation of the tax due, must be filed and an advance payment must be paid on January 31 and July 31 of each tax year for sales of securities traded on a stock exchange made within the previous six months. However, if all tax due was withheld at the source according to applicable provisions of the Ordinance and the regulations promulgated thereunder, the return does not need to be filed provided that (i) such income was not generated from business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and an advance payment does not need to be made, and (iii) the taxpayer is not obligated to pay excess tax (as further explained below). Capital gains are also reportable on an annual income tax return.

Taxation of Israeli shareholders on receipt of dividends

An Israeli resident individual is generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%. With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not) and 20% if the dividend is distributed from income attributed to a Preferred Enterprise or Technological Enterprise. If the recipient of the dividend is an Israeli resident corporation such dividend income will be exempt from tax provided the income from which such dividend is distributed was derived or accrued within Israel and was received directly or indirectly from another corporation that is liable to Israeli corporate tax. An exempt trust fund, pension fund or other entity that is exempt from tax under Section 9(2) or Section 129(C)(a)(1) of the Ordinance is exempt from tax on dividend.

Taxation of non-Israeli shareholders on receipt of dividends

Non-Israeli residents (either individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25% or 30% if the dividends recipient is a “substantial shareholder” at the time of distribution or at any time during the preceding 12 months period, which tax will be withheld at source, unless relief is provided in a treaty between Israel and the shareholder’s country of residence. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not). Such withholding rates may be reduced if the dividend is distributed from income attributed to a Preferred Enterprise or Technological Enterprise or a reduced rate provided under an applicable tax treaty, in each case subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate. For example, under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a U.S. Resident is 25%. However, generally, the maximum rate of withholding tax on dividends, not generated by a Preferred Enterprise or Technological Enterprise, that are paid to a United States corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, is 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest. Notwithstanding the foregoing, dividends distributed from income attributed to an Approved Enterprise, Benefited Enterprise or Preferred Enterprise are not entitled to such reduction under the tax treaty but are subject to a withholding tax rate of 15% for a shareholder that is a U.S. corporation, provided that the conditions related to the outstanding voting rights and the gross income for the previous year (as set forth in the previous sentences) are met. If the dividend is attributable partly to income derived from a Preferred Enterprise or Technological Enterprise, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability.

A foreign resident who had income from a dividend that was accrued from Israeli source, from which the full tax was deducted, will be generally exempt from filing a tax return in Israel, provided that (1) such income was not generated from business conducted in Israel by the foreign resident, (ii) the foreign resident has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and (iii) the foreign resident is not liable to additional Surtax (see below) in accordance with Section 121B of the Ordinance.

Surtax

Subject to the provisions of an applicable tax treaty, individuals who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at a rate of 3% on annual income (including, but not limited to, dividends, interest and capital gain) exceeding NIS 647,640 for 2021, which amount is linked to the annual change in the Israeli consumer price index.

Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

INFORMATION ABOUT THE COMPANIES

10X Capital

References in this section to “10X Capital,” “we,” “our” or “us” refer to 10X Capital Venture Acquisition Corp, a Delaware corporation.

10X Capital was incorporated on August 10, 2020 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. 10X Capital’s efforts to identify a prospective target business were not limited to any particular industry or geographic region although it focused its search for target businesses that operated in the technology sector. Prior to executing the Merger Agreement with REE, 10X Capital’s efforts were limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations.

In August 2020, 10X Capital issued an aggregate of 6,325,000 shares of its Class B Common Stock to the Sponsor, for $25,000 in cash, at a purchase price of approximately $0.005 per share, in connection with its organization. In November 2020, the Sponsor forfeited 1,293,750 Sponsor Shares back to 10X Capital for no consideration. The Sponsor Shares included an aggregate of up to 656,250 shares which were subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full. As a result of the underwriters’ election to exercise their over-allotment option in full on December 18, 2020, 656,250 Sponsor Shares were no longer subject to forfeiture.

10X Capital’s Units, the 10X Capital Class A Common Stock and the 10X Capital Warrants are listed on the Nasdaq Capital Market under the symbols VCVCU, VCVC and VCVCW, respectively.

The mailing address of 10X Capital’s principal executive office is 1 World Trade Center, 85th Floor, New York, NY 10007, and its telephone number is (212) 257-0069. After the consummation of the Merger, 10X Capital’s principal executive office will be that of REE.

REE

REE is a development stage technology company in the field of electric mobility that aims to reinvent the EV and next-generation e-mobility market. REE’s mission is to empower global mobility companies to build any size or shape of electric or autonomous vehicle — from Class 1 through Class 6 — for various applications and target markets. REE strives to be the cornerstone on top of which mobility players can build their dreams of future services, unbound by legacy thinking, as REE carries the next generation of electric and autonomous vehicles on a truly modular and scalable platform.

The mailing address for REE’s principal executive office is 10 Aharon Maskin Street, Tel-Aviv, Israel and its telephone number is +972 0778995193.

Merger Sub

Spark Merger Sub Inc., is a newly formed Delaware corporation and a direct, wholly-owned subsidiary of REE. Merger Sub was formed solely for the purpose of effecting the proposed Merger with 10X Capital and has not carried on any activities other than in connection with the proposed Merger. The address and telephone number for Merger Sub’s principal executive offices are the same as those for REE.

10X CAPITAL BUSINESS

References in this section to “10X Capital,” “we,” “our” or “us” refer to 10X Capital Venture Acquisition Corp., a Delaware corporation.

Introduction

10X Capital was incorporated on August 10, 2020 whose purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. 10X Capital’s efforts to identify a prospective target business were not limited to any particular industry or geographic region, although it initially focused its search for target businesses on companies operating in the federally permissible cannabinoid industry. Prior to executing the Merger Agreement, 10X Capital’s efforts were limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations.

Initial Public Offering and Simultaneous Private Placement

On November 27, 2020, 10X Capital closed its IPO of 17,500,000 Units, with each Unit consisting of one share of its 10X Capital Class A Common Stock and one-half of one Public Warrant. Each whole Public Warrant entitles the holder to purchase one share of 10X Capital Class A Common Stock at a purchase price of $11.50 upon consummation of an initial business combination. The Units from the initial public offering (including the over-allotment option) were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $175,000,000.

Simultaneously with the consummation of the initial public offering, 10X Capital consummated a private placement of 5,500,000 Private Warrants to the Sponsor. The Private Warrants were sold at an offering price of $1.00 per whole warrant, generating gross proceeds of $5,500,000. The Private Warrants are identical to the Public Warrants sold in the IPO, except that the Private Warrants are not redeemable and are exercisable on a cashless basis as long as held by the Sponsor or its permitted transferees. The Sponsor has agreed that these Private Warrants will not be sold or transferred by it (except to certain permitted transferees) until after 10X Capital has completed an initial business combination.

On December 18, 2020, the underwriters exercised in full their over-allotment option of 2,625,000 Units, generating gross proceeds of $26,250,000. 10X Capital funded the Trust Account with $201,250,000 of the cash proceeds from the IPO (including the exercise of the over-allotment option), and the net proceeds from the Private Warrants after the payment of expenses associated with the IPO.

Offering Proceeds Held in Trust

The net proceeds from the IPO (including the exercise of the over-allotment option), plus the net proceeds from the Private Warrants, or an aggregate of $201,250,000 (including $7,568,750 of deferred underwriter fees payable to the underwriter of the IPO upon completion of an initial business combination), was placed in the Trust Account at JP Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the Trust Account that may be released to 10X Capital to pay its tax obligations, the proceeds from the Initial Public Offering and concurrent Private Placement will not be released from the Trust Account until the earliest to occur of (a) the completion of an initial business combination, (b) the redemption of any Public Shares properly submitted in connection with a stockholder vote to amend 10X Capital’s amended and restated certificate of incorporation (i) to modify the substance or timing of 10X Capital’s obligation to redeem 100% of the Public Shares if 10X Capital does not complete an initial business combination by May 27, 2022, or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, and (c) the redemption of the Public Shares if 10X Capital is unable to complete an initial business combination by May 27, 2022, subject to applicable law.

Fair Market Value of Target Business

The target business or businesses that 10X Capital acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the Trust Account at the time of the execution of a definitive agreement for its initial business combination (excluding the deferred underwriting discount held in, and taxes payable on the income earned on, the Trust Account), although 10X Capital may acquire a target business whose fair market value significantly exceeds 80% of the Trust Account balance. The 10X Capital board of directors have determined that this test was met in connection with the proposed Merger with REE.

Stockholder Approval of Mergers

Under 10X Capital’s amended and restated certificate of incorporation, in connection with any proposed Merger, 10X Capital must seek stockholder approval of an initial business combination at a meeting called for such purpose at which Public Stockholders may request to have their Public Shares redeemed, regardless of whether they vote for or against the proposed Merger, subject to the limitations described in the prospectus for 10X Capital’s initial public offering. Accordingly, in connection with the Merger with REE, 10X Capital Public Stockholders may request to have their Public Shares redeemed in accordance with the procedures set forth in this proxy statement/prospectus.

Voting Restrictions in Connection with Stockholder Meeting

In connection with any vote for a proposed Merger, including the vote with respect to the Merger Proposal, the Sponsor has agreed to vote all of its shares of 10X Capital Common Stock acquired in favor of such proposed Merger.

No directors or officers of 10X Capital have purchased any securities of 10X Capital in any open market transactions. However, at any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding 10X Capital or its securities, the Sponsor, as an initial stockholder of 10X Capital, 10X Capital’s officers and directors, REE, the REE officers and directors and/or their respective affiliates, or REE shareholders may purchase Public Shares from institutional and other investors who vote, or indicate an intention to vote, against the Merger Proposal, or execute agreements to purchase such shares from them in the future, or they may enter into transactions with such persons and others to provide them with incentives to acquire shares of 10X Capital Common Stock or vote their shares in favor of the Merger Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that the Merger be approved where it appears that such requirements would otherwise not be met. All shares repurchased by 10X Capital’s affiliates pursuant to such arrangements would be voted in favor of the proposed Merger. As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder.

Liquidation if No Merger

Under 10X Capital’s Existing Charter, if 10X Capital does not complete the Merger with REE or another initial business combination by May 27, 2022, 10X Capital will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares for a pro rata portion of the funds held in the Trust Account (approximately $10.00 per share as of November 24, 2020 without considering additional funds to be deposited in connection with potential extensions) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of 10X Capital’s remaining stockholders and its board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to 10X Capital’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. At such time, the Warrants will expire. Holders of Warrants will receive nothing upon a liquidation with respect to such rights and the Warrants will be worthless.

10X Capital’s initial stockholder, the Sponsor, has agreed to waive its rights to participate in any distribution from 10X Capital’s Trust Account or other assets with respect to the initial shares and shares underlying the private Units. There will be no distribution from the Trust Account with respect to 10X Capital’s Warrants, which will expire worthless if 10X Capital is liquidated.

The proceeds deposited in the Trust Account could, however, become subject to the claims of 10X Capital’s creditors which would be prior to the claims of 10X Capital Public Stockholders. Although 10X Capital has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses 10X Capital has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, and although 10X Capital will seek such waivers from vendors it engages in the future, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the Trust Account notwithstanding such agreements. The Sponsor has agreed that it will be liable to 10X Capital if and to the extent any claims by a third party (other than 10X Capital’s independent auditors) for services rendered or products sold to 10X Capital, or a prospective target business with which 10X Capital discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under 10X Capital’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then the Sponsor will not be responsible to the extent of any liability for such third party claims. 10X Capital has not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Sponsor’s only assets are securities of 10X Capital. 10X Capital has not asked the Sponsor to reserve for such indemnification obligations. Therefore, 10X Capital can give no assurance that the Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for redemptions could be reduced to less than $10.00 per Public Share. In such event, holders of Public Shares would receive such lesser amount per share in connection with any redemption. None of 10X Capital’s officers or directors will indemnify 10X Capital for claims by third parties including, without limitation, claims by vendors and prospective target businesses. Additionally, if 10X Capital is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in 10X Capital’s bankruptcy estate and subject to the claims of third parties with priority over the claims of 10X Capital’s stockholders. To the extent any bankruptcy claims deplete the Trust Account, 10X Capital cannot assure you it will be able to return to Public Stockholders at least $10.00 per share. Public Stockholders are entitled to receive funds from the Trust Account only in the event of its failure to complete an initial business combination within the required time periods or if the stockholders properly seek to have 10X Capital redeem their respective shares for cash upon an initial business combination which is actually completed by 10X Capital. In no other circumstances does a stockholder have any right or interest of any kind to or in the Trust Account.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The portion of 10X Capital’s Trust Account distributed to 10X Capital Public Stockholders upon the redemption of 100% of its outstanding Public Shares in the event 10X Capital does not complete its initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the portion of the Trust Account distributed to Public Stockholders upon the redemption of 100% of its Public Shares in the event 10X Capital does not complete its initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. If 10X Capital is unable to complete an initial business combination within the prescribed time frame, it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of 10X Capital’s remaining stockholders and its board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, if an initial business combination does not occur, it is 10X Capital’s intention to redeem its Public Shares as soon as reasonably possible following the expiration of the time periods described above and, therefore, 10X Capital does not intend to comply with the procedures required by Section 280 of the DGCL, which would limit the amount and duration of 10X Capital’s stockholders’ liability with respect to liquidating distributions as described above. As such, 10X Capital’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of 10X Capital’s stockholders may extend well beyond the third anniversary of such date.

Because 10X Capital will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires 10X Capital to adopt a plan, based on facts known to it at such time that will provide for its payment of all existing and pending claims or claims that may be potentially brought against it within the subsequent 10 years. However, because 10X Capital is a blank check company, rather than an operating company, and 10X Capital’s operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from its vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

10X Capital will pay the costs of any subsequent liquidation from its remaining assets outside of the Trust Account. If such funds are insufficient, each of the executives of 10X Capital has agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment for such expenses.

Facilities

10X Capital currently maintains its principal executive offices at 1 World Trade Center, 85th Floor, New York, NY 10007. 10X Capital considers its current office space, combined with the other office space otherwise available to its executive officers, adequate for its current operations.

Employees

10X Capital has four executive officers, and no additional employees. These individuals are not obligated to devote any specific number of hours to 10X Capital’s matters and intend to devote only as much time as necessary to assist 10X Capital identify, negotiate and complete an initial business combination and perform fiduciary duties to 10X Capital’s stockholders and other obligations of such officers pursuant to applicable legal requirements and 10X Capital’s certificate of incorporation and bylaws. 10X Capital does not intend to have any full time employees prior to the consummation of an initial business combination. 10X Capital will continue to exist as a wholly-owned subsidiary of REE for potential business and financing purposes.

Directors and Executive Officers

10X Capital’s directors and officers are as follows:

Name	Age	Position
Hans Thomas	43	Chief Executive Officer and Chairman
David Weisburd	35	Chief Operating Officer and Director
Guhan Kandasamy	39	Chief Financial Officer
Oliver Wriedt	49	President and Head of Capital Markets
Chris Jurasek	55	Director
Sigurgeir Orn (“Ziggy”) Jonsson	46	Director
Woodrow H. Levin	42	Director

Hans Thomas, 43, has served as our Chief Executive Officer since August 2020. Mr. Thomas founded 10X Capital in January 2004, and since its founding, he has served as chief executive officer of 10X Capital. Since July 2019, he has served chairman of 10X Capital subsidiary Growth Technology Partners. Mr. Thomas also served as executive director of One Zero Capital, a New York City-based financial technology (“FinTech”) investor, from August 2001 until December 2019. As an entrepreneur, Mr. Thomas was on the founding teams of venture-backed FinTech startup InternetCash (1999), online mortgage firm RefinanceOne (2004) and data science firm TheNumber (2015). Mr. Thomas is regarded as a top technology sector investor, financier and visionary because of his track record of identifying and investing in promising early stage opportunities and connecting them with institutional capital to help accelerate their growth. Notable portfolio companies and personal investments include Robinhood, AlphaFlow, Inc., Milo Credit, Better and Climb, whose equity investors include Sequoia, Kleiner Perkins, Point72 Ventures, Social Capital, and QED Investors, and whom have obtained significant financing from leading institutional investors and investment banks, such as The Blackstone Group, Inc. (NYSE: BX), The Goldman Sachs Group, Inc. (NYSE: GS) and Jefferies Group LLC. Mr. Thomas, through 10X Capital’s subsidiary, Growth Technology Partners, was also involved as an early investor in DraftKings Inc. (Nasdaq: DKNG), which completed a merger with Diamond Eagle Acquisition

Corp., a SPAC, in April 2020. Mr. Thomas attended New York University. We believe Mr. Thomas is qualified to serve on our board of directors because of his experience in providing financing solutions for businesses, including with respect to Mergers and SPACs.

David Weisburd, 34, has been our Chief Operating Officer and a Director since August 2020. Mr. Weisburd founded the venture capital firm Growth Technology Partners in May 2015 and served as general partner until December 2019, when the firm was acquired by 10X Capital. The portfolio companies of Growth Technology Partners include 23andMe, CaaStle, Circle, Palantir, Pipefy, Punchh, Ripple, Tonal, Vicarious and Wish. Mr. Weisburd now serves as General Partner and co-head of venture capital at 10X Capital, where he has led the firm’s investments into Robinhood, Compass Therapeutics, HeadSpace and DraftKings Inc. (Nasdaq: DKNG). Mr. Weisburd also serves as a partner of Flight VC, an investment syndicate with over 2700 members across Silicon Valley and other tech hubs including Boston, Los Angeles, and New York, and whose members range from angel investors to entrepreneurs and venture capitalists. Flight VC has a prolific track record investing in companies including Betterment, Carta, Cruise Automotive, Discord, Dollar Shave Club, Fastly, Inc. (NYSE: FSLY), LinkedIn, Paypal, Inc. (Nasdaq: PYPL), Rent the Runway, and many others. In addition to his direct investment activity, Mr. Weisburd has also conducted a substantial amount of secondary market investment into companies such as Lyft, Inc. (Nasdaq: LYFT), One Medical Group (Nasdaq: ONEM), Space X, and Spotify (NYSE: SPOT). Prior to his venture capital career, Mr. Weisburd was on the founding teams of two venture-backed technology startups, isocket (acquired by Magnite (Nasdaq: MGNI)) and RoomHunt (acquired by RentLingo). Mr. Weisburd received a BS in management and entrepreneurship from Indiana University — Kelley School of Business, an MBA from Dartmouth — Tuck School of Business, and is currently pursuing a Masters degree in psychology from Harvard University. We believe Mr. Weisburd is qualified to serve on our board of directors because of his track record of founding and investing in technology companies and his network of venture-backed Sponsors, companies and venture capitalist co-investors throughout Silicon Valley.

Guhan Kandasamy, 39, has been our Chief Financial Officer since August 2020. Since April 2018, Mr. Kandasamy has served as the chief credit and data officer and a member of the board of directors of 10X Capital Partners, LLC, where he also served as a member of the investment committee and oversaw the firm’s credit policy. In 2015, Mr. Kandasamy co-founded TheNumber, a One Zero Capital company, which provides credit market analytics and intelligence to leading credit hedge funds, Bulge Bracket Banks and Retail Banks. At TheNumber, he first served as the founding product manager, and as chief executive officer from January 2016 to March 2018. From October 2010 to January 2015, Mr. Kandasamy served as global head of product and data analytics at Opera Solutions, LLC (now ElectrifAi), where he co-founded the company’s financial services vertical while helping the Sponsors raise its first private capital from Silver Lake Partners, KKR & Co. Inc. and Wipro Limited (NYSE: WIT). Mr. Kandasamy has also previously served as Vice President of US Structured Finance for the global credit ratings agency DBRS, Inc. and as analyst for the private secondary market firm SecondMarket, Inc., which was later acquired by Nasdaq. Prior to that, as its first product employee, he served as the founding product manager at CoreLogic, Inc. (NYSE: CLGX) from January 2004 to June 2007, and there he led development of CoreLogic’s product suite including Loansafe, the credit risk product used by a large portion of the mortgage market, as well as CoreLogic’s initial Automated Value Models (“AVMs”) and AVM cascade models for real estate assets, which remain the industry standard. During his tenure, he provided key evaluation and assistance to CoreLogic through several major corporate acquisitions, including First American Corporation. The company now produces over $1.7B in annual revenue and has an enterprise value of $5.3B. Mr. Kandasamy began his career in 2003 at the Federal National Mortgage Association (“Fannie Mae”) as a credit risk policy analyst, where he developed the agency’s still-operational and patented Consumer Credit Risk Assessment Model (FMCA), along with several capital allocation, collateral risk and property valuation models. Mr. Kandasamy received an MBA with a concentration in Finance from Oxford University in 2010 and a received a double BA from Johns Hopkins University in 2003.

Oliver Wriedt, 49, has served as our President and Head of Capital Markets since August 2020. Mr. Wriedt has twenty-seven years of experience in lending, structuring, portfolio management and business development. He has been an investor in early stage FinTech companies since 2014. Mr. Wriedt most recently served as chief executive officer of DFG Investment Advisers (“DFG”) from April 2019 to July 2020. DFG is a structured credit asset manager focused on collateralized loan obligations (“CLOs”) and leveraged loans, with $8 billion of assets under management (“AUM”). Prior to DFG, Mr. Wriedt spent six years at CIFC Asset Management from March 2012 to May 2018, where he most recently served as co-chief executive officer. During his tenure at CIFC, Mr. Wriedt took the company private in a $333 million strategic sale. CIFC’s AUM have grown to $26 billion. Mr. Wriedt was responsible for business development at the credit arm of Providence Equity Partners from 2010 to 2012. Later renamed Benefit Street, the asset manager grew to $26 billion and was acquired by Franklin Templeton (NYSE: BEN). Mr. Wriedt was previously a partner at Sciens Capital Management from 2008-2009 and was a partner at Golden Tree Asset Management from 2004 to 2008. Mr. Wriedt was originally trained as a banker at Deutsche Bank (NYSE: DB) and NORD/LB in Hannover, Singapore, London and New York. Since February 2020, Mr. Wriedt has served on the board of directors of Cadence Group, Inc., a New York-based digital securitization and investment platform for private credit. He is a seed investor in FinTech lenders Milo Credit and Pollen VC and payment platforms EMQ and QRails. In addition, he serves on the Board of Directors of The River Fund, a non-profit organization dedicated to eradicating hunger, homelessness and poverty in New York City. Mr. Wriedt graduated from Duke University in 1993 with an AB in History and Economics.

Chris Jurasek, 55, has served on our board of directors since November 2020. Mr. Jurasek has been an operating executive for Clearlake Capital Group, L.P. (“Clearlake”) since 2014. Clearlake is a Los Angeles-based private equity investor with $24 billion of AUM. Clearlake’s core target sectors include software and technology-enabled services, industrials and consumer. Since June 2020, Mr. Jurasek has also served as the chief executive officer of EagleView, a leading technology provider of aerial imagery, data analytics and GIS solutions with more than 200 patents, backed by Clearlake and Vista Equity Partners. Prior to EagleView, Mr. Jurasek served as president of JetSmarter, a private aviation software company acquired by Vista Global, from August 2018 to December 2019. Between February 2013 and January 2020, Mr. Jurasek also held the roles of president, chief executive officer and vice chairman of Calero Software, LLC, which merged with technology expense management software firm MDSL in a 2019 deal backed by Oak Hill Capital and Riverside Partners. From August 2017 to January 2019, he served as a member of the board of directors of ConvergeOne Holdings, Inc., a leading IT services provider of collaboration and technology solutions for large and medium enterprises, which went public through a merger with a SPAC, Forum Merger Corp., in February 2018 at an enterprise value of $1.2 billion, and was subsequently acquired by CVC for $1.8 billion ($12.50 per common share). Chris earned his MBA from the Kellogg School of Management at Northwestern University and holds a bachelor’s degree from Bowling Green State University. We believe Mr. Jurasek is qualified to serve on our board of directors because of his decades of experience leading global software and industrial technology companies and a track record of driving innovation to generate long-term value, customer engagement and sustainable growth.

Sigurgeir Orn (“Ziggy”) Jonsson, 46, has served on our board of directors since November 2020. Mr. Jonsson has served as the senior partner and chief technology officer of One Zero Capital, a New York City-based venture capital firm that builds and invests in companies at the nexus of credit and technology, since June 2013. In addition, Mr. Jonsson is an accomplished software engineer, serving as the founding technologist or technology advisor to multiple 1/0 portfolio companies, including Better, Future Finance, Climb, Paribus (acquired by CapitalOne (NYSE: COF)) and Notable. Mr. Jonsson also built the underlying data analytics technology behind PhoenixABS. Mr. Jonsson has also been as the co-Sponsor and chief technology officer of TheNumber since September 2015 and a partner of Ferry Farm Capital Management since September 2015. From September 2015 to June 2019, Mr. Jonsson served on the board of Framtíðin, a student lender based in Iceland. Mr. Jonsson held multiple senior positions at Bank of America (NYSE: BAC), including head of structured credit training, North America from 2006 to 2008 and head of index derivatives, EMEA from 2004 to 2006. Mr. Jonsson received BS in Economics from the University of Iceland. We believe that Mr. Jonsson is qualified to serve on our board of directors because of his experience in corporate finance and valuation.

Woodrow H. Levin, 42, has served on our board of directors since November 2020. Mr. Levin has served on the board of directors of DraftKings Inc. (Nasdaq: DKNG) since December 2013 and has helped the company navigate numerous regulatory and strategic challenges throughout his tenure, culminating in the recent merger with a SPAC, Diamond Eagle Acquisition Corp., in April 2020. Since February 2019, Woody has been the Sponsor and chief executive officer of Extend, Inc., a venture-backed technology company offering an application programming interface-first solution for merchants to offer extended warranties and protection plans. From February 2018 to February 2019, Mr. Levin was the Sponsor and chief executive officer of 3.0 Capital, a multi-strategy crypto asset hedge fund. From August 2015 to February 2018, Mr. Levin was vice president of growth at DocuSign, Inc. (Nasdaq: DOCU) (“DocuSign”), which allows organizations to digitally prepare, sign and manage agreements. Mr. Levin founded Estate Assist, Inc. in February 2014, and has served as its chief executive officer until September 2015, when it was acquired by DocuSign. Mr. Levin received a BA in business from the University of Wisconsin and a JD from the Chicago-Kent School of Law, Illinois Institute of Technology. We believe that Mr. Levin is qualified to serve on our board of directors because of his experience with special purpose acquisition companies.

10X Capital Executive Officer and Director Compensation

10X Capital is an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, or JOBS Act, and the following is intended to comply with the scaled disclosure requirements applicable to emerging growth companies. No executive officer or director of 10X Capital has received any compensation for services rendered to 10X Capital. No fees of any kind, including finders, consulting or other similar fees, will be paid to any of 10X Capital’s existing stockholders, including its officers and directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of the mergers. Since its formation, 10X Capital has not granted any stock options, stock appreciation rights, or any other equity or equity-based awards under long-term incentive plans to any of its executive officers or directors.

10X Capital’s executive officers are reimbursed for any out-of-pocket expenses incurred in connection with activities on 10X Capital’s behalf such as identifying potential target businesses and performing due diligence on suitable Mergers. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than the 10X Capital board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, 10X Capital generally does not have the benefit of independent directors examining the propriety of expenses incurred on its behalf and subject to reimbursement. As of the date of this proxy statement/prospectus, all expenses of 10X Capital officers and directors relating to the Merger have been paid by 10X Capital and there are no unpaid reimbursable expenses.

Legal Proceedings

There is no material litigation, arbitration, governmental proceeding or any other legal proceeding currently pending or known to be contemplated against 10X Capital, and 10X Capital has not been subject to any such proceeding in the 10 years preceding the date of this proxy statement/prospectus.

REE’S BUSINESS

Unless the context otherwise requires, all references in this section to “REE,” “we,” “us,” or “our” refer to REE Automotive Ltd. and its subsidiaries prior to the consummation of the Merger and all references in this section to “REE product” or “REE products” refer to the REEplatform, any individual components integrated therein and any other related technology developed by REE, either together or separately as the context requires.

REE Vision

We strive to be the cornerstone on top of which mobility players can build their dreams of future services, unbound by legacy thinking, as we carry the next generation of electric and autonomous vehicles on a truly modular and scalable platform.

Overview

REE is a development stage technology company in the field of electric mobility that aims to reinvent the EV and next-generation e-mobility market. We seek to transform the way vehicles are designed, engineered and manufactured to capitalize on the true value proposition of an EV. Unrestricted by legacy thinking, REE has developed two core innovations which make up the foundation of its products; first, the “REEcorner,” which integrates critical vehicle components into an area between the chassis and the wheel (the “corners”) creating a compact and efficient single module that is controlled via REE’s proprietary X-by-Wire Control technology which controls each of the corners of the vehicles; second, the “REEboard”, a fully flat and modular EV chassis that includes the REEcenter control system, the “REEcenter”, thermal management, power converter and power module. The REEcorners and the REEboard together comprise the scalable and modular “REEplatform”, which is designed to be agnostic as to vehicle size and design, power-source and driving mode (human or autonomous). REE is currently designing and testing its REEcorners, REEboards and REEplatforms as well as developing its currently untested plans to outsource manufacturing and to assemble components at future integration centers.

REEplatforms are fully flat and are intended to be capable of carrying more passengers, cargo and batteries compared to traditional platform builds of both internal combustion engine (“ICE”) vehicles and conventional EVs. REE’s smaller footprint and lower center of gravity will also allow for taller body designs yielding more volumetric efficiency and lower step-in height.

We believe that EV platforms utilizing REEcorner technology will present significant functional and operational advantages over conventional EV skateboards. We believe that REEcorner technology will enable new platforms and designs to be adopted at lower costs and with faster development times than conventional EV skateboards. REEplatforms are designed to enable potential consumers to enjoy substantially lower total cost of ownership, which is a key driver in commercial and fleet applications.

As a horizontally integrated player, REE plans to initially target commercial and MaaS markets by commercially engaging auto manufacturers, parcel/courier delivery and logistic companies, e-commerce retailers, new mobility players, MaaS providers and autonomous drive companies with its proposed offering to build entire fleets tailored to their exact needs based on REEplatform technology without the need to be constrained to off-the-shelf offerings.

REE’s initial focus in the above market segments and channels reflects the growing mission-specific EV trend consistent with the shift towards electrification and autonomy. This shift has been driven by the growth in e-commerce, government regulations on carbon emissions and public policy, and consumer preference, as well as newly-developed mobility concepts that require freedom of design for the build-out of any size or shape of EV. For vehicle manufactures, incorporating REEcorner technology into their EV product portfolios is intended to enable fast and efficient entry into EV markets.

On the supply side, REE’s business model is targeted at cementing partnerships with leading companies, including Tier 1 suppliers and automotive manufacturers, and is expected to enable it to accelerate time-to-market, reduce vehicle development costs and gain access to established global supply chains. These include partnerships and cooperation with Mahindra & Mahindra Limited (“Mahindra”), Mitsubishi Corporation (“Mitsubishi”), Musashi Seimitsu Industry Co., Ltd. (“Musashi”), KYB Corporation (“KYB”) and Iochpe-Maxion (“Maxion”), some of whom are also investors in REE. See “— Key Agreements and Partnerships — Strategic Collaborations.”

On the sale side, REE’s products have generated interest from several potential long-term customers. We are actively engaged with such potential long-term customers in assessing the ability to enter into long-term strategic partnerships to incorporate REE products into EVs with such companies. There can be no assurance that any of these MOUs will lead to any binding agreements or lasting or successful business relationships with such potential customers.

REE plans to manufacture via a secured and global network of Tier 1 partners with point-of-sale assembly. REE plans to assemble components in a future global network of fully owned integration centers, thereby reducing capital expenditure requirements and increasing its global presence and market share. Partnering with a global network of Tier 1 automotive partners on manufacturing of REEplatform subcomponents is intended to provide REE with access to significant global manufacturing capacity. The subcomponents will then be fully assembled and tested at REE’s future integration centers at the point of sale. REE expects to open its first integration center in 2021 and to add additional integration centers in key locations for projected total global annual capacity of up to 600,000 platforms by 2026. REE believes that this approach will position it to meet its projected production and delivery targets. See “— Key Agreements and Partnerships — Strategic Collaborations” and “— REE’s Manufacturing Approach.”

Market Opportunity and Growth

The global EV industry is growing rapidly and undergoing massive transformation, and REE believes this growth will continue into the future driven by the following factors:

•        Environmental and Zero-Emission Regulations Drive Market Opportunity.    Rising environmental consciousness and increased awareness of the impact of global climate change has gained prominence in local and global politics. This has resulted in significant growth in the adoption of environmentally driven regulations and incentive programs with low and zero-emission targets with the automotive industry being among the most impacted industries. Such measures encourage local and national governments to implement various forms of rebates and credits for the purchase of an EV. In addition, regulations in many cities, states and countries are encouraging a shift away from — or in some cases banning entirely — fossil fuel-powered vehicles, with many of the earliest of these regulations targeted at buses, trucks and delivery vehicles. These legislative tailwinds have already begun to force some legacy original equipment manufacturers (“OEMs”) towards electrification, and are expected to accelerate the rise of e-mobility and the push for zero emission vehicles.

•        Consumer Preferences Driving EV Adoption.    In the last few years, there has been a significant transformation in the motor vehicle landscape. Electric cars, which were once a fringe phenomenon in a market dominated by major global automakers are steadily becoming mainstream. The drivers of this shift in consumer preference include consumers’ rising environmental consciousness and increased awareness of the impact of global climate change, as well as continued improvement in battery technology, the continuing build-out of electric charging infrastructure, increased offerings from automotive manufacturers that are better aligned with consumer demand and the growing comfort with EV range capabilities which has begun easing “range anxiety” and facilitating adoption.

•        Significant Growth Anticipated in the Last-Mile and Mid-Mile Delivery Market.    According to data published by eMarketer, the worldwide e-commerce market is estimated to have grown by 27.6% in 2020, with sales forecasted to reach $5 trillion in 2021. eMarketer projects that the worldwide e-commerce market will continue to grow between 19.5% and 21.8% each year from 2021 to 2024 and ultimately projects that the worldwide e-commerce market will reach approximately $6.4 trillion by 2024. This increase in the e-commerce market has led to a comparable growth in the transportation services and logistics providers that support e-commerce. There is also an increase in demand for smaller delivery vehicles that can efficiently execute smaller volume and more frequent delivery routes. With relatively low EV penetration today, a significant opportunity exists to address the need of fleet owners to respond to increasing pressure from consumers and regulatory bodies to reduce their carbon footprint and transition their existing fleets or new vehicle purchases toward EVs. According to a January 21, 2021 Business Insider article, last-mile delivery is one of the most expensive parts of the logistics ecosystem, often representing more than 50% of the overall delivery cost. In addition, in order to reduce cost, many logistics companies are also emphasizing the development of innovative solutions to automate last-mile delivery by utilizing autonomous vehicle technology. Because REE products are designed to be agnostic to driving mode, REE believes that it is well positioned to capitalize on this development. In addition, REE believes that its modular approach will enable potential last-mile customers with more dimensional design flexibility that could increase their efficiency and reduce the total cost-per-package therefore positioning REE to capitalize on this development.

•        Mobility-As-A-Service Is Growing Rapidly.    Growth in MaaS is driving demand for new mobility solutions, such as e-shuttles and e-buses, ride sharing, ride hailing and robo-taxis. The growing MaaS market requires new vehicle dimensions and designs in order to capitalize on passenger capacity efficiency. We believe these trends will have a strong positive effect on cost and will be a continuing driver of MaaS adoption, which is forecasted by RethinkX to dramatically expand in the coming years. According to a March 2017 report by RethinkX, MaaS is expected to account for 60% of U.S. passenger vehicles on the road and 95% of miles driven by 2030, representing an important driver of, and opportunity for, new mobility solutions. With Uber and Lyft recently announcing their intention to have all vehicles using their platforms be electric by 2030, the need for EVs suited to ride-sharing applications is clear. We believe that an EV that can offer maximum space on a small footprint would be well positioned to meet the demand for more passenger space in combination with maneuverability in urban driving.

Total Addressable Market

REE intends to initially target commercial and MaaS markets, followed by passenger vehicle markets. REE believes that it is well-positioned to capitalize on additional significant opportunities available in addressing the ever-growing demand for electric mobility.

According to internal calculations based on a forecast analysis report prepared by Frost & Sullivan, REE’s total addressable market globally is projected to be more than $700 billion with steady growth expected to continue as a result of increasing mass market demand for commercial EV solutions in numerous industry sectors. REE’s total addressable market has an expected compound annual growth rate of 31% from 2021 to 2030, according to Frost & Sullivan and REE internal calculations.

TAM Breakdown[1]

Passenger Vehicles: 60%
$700Bn+[1]
Total Market Opportunity
Autonomous Delivery: 4%
Light Commercial Vehicles: 6%
Mid Duty Commercial Vehicles: 2%
E-Shuttles and Robotaxi / MaaS: 28%

(1) Based on Frost & Sullivan Forecast and REE's internal calculations

31% CAGR[1]
3.1
4.4
6.4
9.3
13.1
15.3
19.1
24.3
29.3
34.7
2021E
2022E
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E

Total EV TAM (Units in Millions)

(1) Based on Frost & Sullivan Forecast and REE's internal calculations

REE Solution

We believe that REEplatforms will be the industry’s flattest and most modular array of EV products. This is expected to result in improved route efficiency, more space for passengers, cargo and batteries, a smaller overall footprint, a lower TCO via reduced maintenance costs and downtime and high design flexibility.

REE’s products are intended to provide potential customers with full design freedom to create the broadest range of EVs for current and future applications, based on such customers’ particular specifications and requirements. We believe that REE’s technology will be ideal for mission-specific EVs in all shapes and sizes, ranging from Class 1 all the way through Class 6, running as small as short-range delivery vehicles or autonomous passenger vehicles at one end of the spectrum, up to as large as large walk-in/mid-duty delivery trucks or a mid-size shuttle buses at the other end.

By avoiding the traditional limitations of legacy vehicle development strategies, REE aims to provide potential customers with a unique value proposition:

•        OEMs.    We believe that the integration of REE products into OEM offerings will enable OEMs to achieve significantly faster time-to-market based on their current supply chains, which is key to enabling agile reactions to evolving business models, market opportunities, regulations and competitive actions. The safety pre-certification of the powertrain components and control system integrated into the REE products and the expected compatibility with advanced driver-assistance systems (“ADAS”) technology that assist drivers in driving and parking functions from level 1 to level 5 is intended to further reduce an OEMs time to market, allowing it to be more agile and to take advantage of prevailing market conditions. In addition, we believe the scalable and modular design of REE products will allow for maximum market coverage and is intended to enable OEMs to enter into new segments and services while reducing in-house development and design costs. We believe that this will enable OEMs to concentrate more on the top-hat design and functionality, as well as connectivity and autonomy, and that this is in line with current and future market trends of platform collaboration between global OEMs.

•        MaaS and logistics service providers.    We are designing REE products to enable MaaS and logistics service providers to develop mission-specific vehicles, customized to their needs, eliminating reliance on limited off-the-shelf vehicle offerings. The REE products are designed to allow for various levels of customized body, functionality, ADAS capability and service layers, and is expected to allow MaaS and logistics service providers to maximize uptime, usage, and revenue generation for their mission-specific vehicles developed with REE products. In addition, because the REEplatforms are designed to be fully flat and have a low center of gravity, the resulting vehicles aim to offer more interior space with a smaller overall footprint. REE products are designed to be agnostic to power source, size and operator and the REEcorners are designed to be easily swappable and replaceable, which is intended to allow vehicles developed with REE products to be upgraded in response to evolving technology or evolving needs without a complete redesign. We believe that the ability to continually upgrade as necessary, paired with REE’s plan for preventative maintenance, quick REEcorner swap and over-the-air software upgrades will reduce fleet maintenance costs, as well as simplify spare-parts inventory management.

REE’s Technological Differentiation

We believe that the automotive industry is at an inflection point and advances in EV architecture and automotive design offer critical advantages that remain underutilized by most ICE vehicle and EV manufacturers.

Industry approaches and their limitations

The design of the average vehicle has remained relatively unchanged over the last century. The typical format of the ICE vehicle that has become ubiquitous consists of an engine suspended between the front or back wheels, with most other critical vehicle components such as steering, braking, suspension, powertrain and control likewise located centrally between the vehicle wheels. Similarly, most EVs in the market tend to locate these components in a similar manner to ICE vehicles. While this vehicle format is familiar, it is subject to an inherent limitation with respect to both compartment space and vehicle function, maintenance and modularity.

REE sees that ICE vehicle and EV manufacturers employ a correspondingly similar strategy with respect to development of new vehicle platforms: vehicle functionality is determined by the OEM mindset trying to forecast and influence future market trends. This means that, during development, most ICE vehicle and EV manufacturers will design and produce a single new vehicle platform at a time with such vehicle models being restricted with respect to size, shape or functionality. This results in a less nimble development process than is required to respond quickly and effectively to changing market demand and customer preferences unless such demand corresponds with existing “off-the-shelf” offerings. As a result, in trying to address these changes in market preference, ICE vehicle and EV manufacturers are burdened by extremely high capital costs and long development cycles inherent in designing and engineering vehicles.

Consumer preference has continued to shift toward environmentally conscious and low emissions vehicle offerings. However, history shows that many OEMs have traditionally viewed reduced and zero-emissions vehicles as “compliance cars,” adding minimal volumes and models to their portfolios for the lowest possible overall costs (including investment and variable per-unit costs) necessary to achieve fleet compliance. This has resulted in scarce alternative powertrain resources to be dedicated to plug-in hybrid vehicles (PHEVs) and other hybrid powertrains or low-demand battery electric vehicles (BEV) variants. Lacking internal know-how and experience in electrification, many of these OEMs are now being forced to look beyond their internal EV technology in order to meet increasing consumer demand for EVs and to satisfy expanding regulatory requirements.

Finally, typical ICE manufacturers have been burdened by a high total cost of ownership as a result of, among other things, the use of complicated multi-speed transmissions, exhaust systems, mufflers, catalytic converters, fuel injectors or fuel pumps, as well as the relatively high cost of gasoline or diesel as compared to electricity. In addition, traditional ICE vehicles have a significant number of moving components that are exposed to friction during operation and therefore require rigorous and extensive preventative maintenance.

REE’s technology approach

REE’s approach is aimed at providing a dimensional, power-and driver-agnostic, modular platform able to carry the broadest range of EVs for current and future applications through the facilitation of modular and customizable “top hats,” the vehicle body and cabin, based on customer specifications without requiring significant modification to REE’s products.

REE believes that this approach differentiates it from other EV players, who often have to substantially redesign and reengineer their vehicles in order to meet market demand, which typically results in significant expenditure of time and capital on architecture integration, unique performance requirements, different market requirements and full crash structure development and testing, resulting in expensive and lengthy vehicle projects.

REE’s plans to utilize proprietary X-By-Wire Control technology for steering, braking and drive, resulting in no mechanical linkages between the handwheel and the pedal box to the actuators on the REEcorners, or between the REEcorners themselves. Each REEcorner is designed to be a standalone system that is expected to offer a number of technological advantages:

•        Redundancy of critical drive elements that does not exist in conventional ICE and EVs resulting in a safer vehicle.

•        Independent REEcorner steering, braking and torque vectoring projected to deliver higher vehicle stability and a smoother ride.

•        Independence of each REEcorner to enable fast corner replacement in the event of REEcorner malfunction in order to reduce TCO and overall spare part inventory management.

•        Utilization of a fully sprung, close to wheel design which is expected to be more reliable, safe, longer-lasting and easier to maintain than hub-motors.

Competitive Strengths

We believe that REE’s disruptive technology and business model is unique to the EV industry, and will afford a number of competitive strengths.

Scalable and modular architecture for broad range of EVs

We believe that the exceptionally compact design of the REEcorners and the approach to component layout will facilitate platforms that are highly modular and scalable in nature and that are agnostic to size, shape, or application for the creation of mission-specific vehicles. The REEplatform is also designed to be agnostic to power source (battery or fuel cell) or driving mode (manual or autonomous). With a truly modular and adaptable product, REE believes that it will be able to facilitate bringing multiple vehicles to market faster and at a lower cost than traditional automotive industry players. By basing the platform on one interchangeable part, the REEcorner, REE expects to reduce expense in research and development, testing and manufacturing, thereby enabling it to develop and scale future products at a significantly lower overall cost.

In addition to significant anticipated cost-savings advantages, REE believes that its modular architecture will allow it to bring new products to market more rapidly and thus respond more effectively to increasing mass market demand for commercial EV solutions in numerous industry sectors. Further, by designing the REEplatform to be uniquely flat, REE seeks to enable a wide range of body configurations with high design freedom and efficiency of space at a fraction of the cost.

Unique fully horizontal approach to target massive and growing market

REE believes that its focus on the REEcorner architecture allows it to complete, and not compete with, other EV players, such as vertically integrated OEMs, mobility and logistic players. By “completing rather than competing,” REE aims to allow other EV players to concentrate on their core service offerings and get to the market faster at a significantly lower cost, improving their competitive edge as well as creating new e-mobility services. As a truly horizontally integrated player in the EV market, REE plans to embrace traditional Tier 1 suppliers and their global manufacturing capacity, instead of directly competing with them. REE believes that its horizontally integrated approach to the e-mobility sector will allow it to target a $700 billion total addressable market.

Groundbreaking and proprietary technology

REE has designed the world’s flattest EV platform, purposefully engineered with a goal of maximum efficiency of space with a small footprint and modularity to support a wide range of vehicle applications in the B2B market.

We believe that platforms utilizing REEcorners will present significant functional and operational advantages over conventional EV “skateboards” currently available in the market and will enable superior vehicle specifications for cargo volume/length, payload and battery capacity. REE technology is also designed to enable enhanced operational efficiencies due to low center of gravity, high durability, long lifecycle and superior product ergonomics (low step-in height, high visibility, max door openings for ideal driver environments).

REE’s development of proprietary X-By-Wire Control technology challenges century-old automotive concepts by seeking to be agnostic to vehicle size and design, power-source and driving mode. REE’s drive-by-wire, brake-by-wire and steer-by-wire technology is expected to enable lower TCO through expedient REEcorner replacement in under an hour, over-the-air updates and hardware upgrades. REE’s data harvesting capabilities may be used to further reduce TCO via intelligent preventative maintenance features.

REE’s track record of invention and early development of products has given it many years to innovate across hardware and software, which it believes has created substantial advantages in the targeted markets. Our research and development efforts have resulted in a strong intellectual property portfolio, and REE has filed for patent protection for approximately fifty-five of its key inventions, including the REEcorner and REEboard, among others.

CapEx light and flexible manufacturing approach

REE intends to leverage existing modern manufacturing facilities and trained workforce with Tier 1 suppliers and automotive manufacturers, which REE believes will position it well to meet timing, cost, and quality expectations while optimally matching REE’s cost structure with its projected production ramp.

REE plans to manufacture via a secured and global network of Tier 1 partners with point-of-sale assembly and plans to assemble components at its future integration centers, thus reducing capital expenditures. REE expects to have a network of 15 integration centers by 2026 with projected combined annual capacity of up to 600,000 platforms. This approach is intended to allow REE to maintain a comparatively asset-light enterprise that can further help to increase global growth and market penetration.

Attractive customer value proposition and superior TCO

In general, EVs aim to have lower TCO than ICE vehicles. REE believes that EVs built on its products will have lower TCO than those of its EV competitors. REE’s TCO advantages are expected to derive from its expected competitive purchase price due to its capital expenditures light manufacturing model, low costs of operations due to the greater cargo volume that reduces the total cost per route/package and low maintenance costs due to the REEcorner’s durable design. In addition, due to the innovative, self-contained modular design of the REEcorners, time-intensive troubleshooting is expected to be eliminated as a complete REEcorner can be swapped out for a new one in less than one hour in certain conditions with the necessary equipment for a significant reduction in mean repair time. REE plans to work with strategic partners to provide predictive maintenance scheduling through smart service and maintenance AI in combination with over-the-air updates that seek to ensure maintenance is performed before a part will fail, which is expected to offer significant savings by eliminating unnecessary part replacements and drastically reducing downtime. Based on internal projections and assumptions, REE anticipates that EVs built on REEplatforms will have

49% to 59% lower TCO than a comparable vehicle with an internal combustion engine, and 8%-19% lower TCO than comparable electric commercial vehicles. These TCO savings are calculated to include the purchase price, energy cost, charging infrastructure cost, and maintenance cost and are net of estimated residual value. The estimated costs are based on estimated vehicle usage of approximately 365,000 kilometers.

Total Cost of Ownership[1]

$73,915
$91,250
$144,545
REE P4 Electric
Next Gen Electric
Diesel
2023 CY
$0.20/km
2023 CY
$0.25/km
2021 CY
$0.40/km
$109,565
$118,770
$269,210
REE P7 Electric
Electric
Diesel
2023 CY
$0.30/km
2021 CY
$0.33/km
2021 CY
$0.74/km

Class 2 Vans

19% reduction from new generation EV Vans

49% reduction from traditional Diesel Vans

Class 4 Vans

8% reduction from EV Vans

59% reduction from traditional Diesel Vans

(1) Assumes 36,500 km in operation per year for a 10 year period. Total Cost of Ownership includes purchase price + energy cost + infrastructure cost + maintenance cost less residual value. Competitor data is based on publicly available information and statistics regarding market participants in the sectors in which REE competes and analyzed by REE internal research team. Diesel vehicle compliant with Euro 6 standards.

Significant validation from leading strategic partners

REE’s progress has garnered the attention of prospective customers, including leading global automotive manufacturers. REE is currently in discussions with multiple blue-chip industry participants interested in leveraging REE’s technologies and engineering expertise for their own commercial products.

REE’s position as a pioneer in the market has also attracted global leaders across REE’s potential supply chain, creating an extensive network for it to leverage. In August 2020, REE and Mahindra signed a MOU to collaborate in the development and manufacturing of EVs to fulfill REE’s expected global customer demand. Mahindra has agreed to act as a contract manufacturer in providing turnkey design and development services to REE for intended vehicles utilizing the REEcorners provided by REE. REE has also entered into strategic partnerships with a number of premier Tier 1 automotive manufacturers and global automotive players including Mitsubishi Corporation, Musashi and KYB.

REE’s Go-To-Market Strategy

REE will be horizontally integrated in the B2B EV market, targeting a majority of the EV market starting with commercial and MaaS applications. REE strives to be the cornerstone upon which global mobility companies build any size or shape of electric car, van, or truck on a truly modular and scalable platform for various applications or target markets. REE intends to market and sell its products as “Powered by REE” in any vehicle solution (similar to the “Intel inside” approach utilized by that chip maker with respect to personal computers in the 1990s).

REE believes that the rapid growth in the logistics and transportation markets, when combined with the global shifts in regulation and consumer preference toward sustainability, offers an opportunity to build a reliable business model via a new kind of horizontally integrated e-mobility strategy. As such, REE aims to collaborate with prominent automotive market participants in bringing mission-specific EVs to the market in either of the following two approaches:

•        Lead mode — REE to work directly with its B2B potential customers in providing them the REE relevant product line ranging from the REEcorners only to the entire REEplatform.

•        Consortium mode — In instances where a full vehicle is required, REE intends to seek collaborations with traditional and new OEMs such that REE will provide the REE products, ranging from the REEcorners only to the entire REEplatform, and the OEM partner will provide the remaining vehicle components, top-hat and homologation. In this approach, REE will seek to split the revenue from each program with its OEM partner based on pre-agreed terms.

REE’s initial focus is on commercial and MaaS markets, to be followed by private and passenger vehicles markets. By focusing product designs on the particular needs of these markets, REE seeks to build strong customer relationships with fleet operators and capture a significant market opportunity as the broad trend of vehicle electrification continues. Within this trend, REE believes that fleet operators, in particular, will be drawn to the lower total cost of ownership and high uptime of EVs, particularly as EVs achieve cost parity with ICEs. Furthermore, REE believes that fleet operators will be drawn to the customizable design of the REE products, which seeks to facilitate mission-specific vehicles to optimize fleet utilization. Fleet usage, which in many cases may involve multiple shorter trips within range of a central base rather than long-distance travel, can reduce the “range anxiety” that has also been a limiting factor in EV adoption.

REE currently plans to market and sell its REE products through direct marketing and business development organizations. REE believes that this direct business development approach will provide REE with an effective and efficient go-to-market strategy. REE’s business development and marketing teams continue to focus on expanding its relationships with OEMs, logistic and commercial players, mobility providers and e-commerce leaders and to expand our market to other industries. REE is a horizontally integrated player and plans to sell its products directly to these OEMs, logistic and commercial players, mobility providers and e-commerce leaders and other customers and end users as a full and overall module. REE does not plan to sell to Tier 1 suppliers, and instead it is partnering with leading Tier 1 suppliers who provide certain components. REE’s targeted and focused business model is designed to enable it with an advantageous cost structure that requires minimal sales and marketing expenses, eliminating traditional distribution channels and resellers functions.

To date, REE’s products have generated interest from several potential long-term customers. REE has entered into preliminary discussions with Magna Services of America, Inc., one of the world’s largest automotive manufacturers, regarding how Magna may be able to work with REE to develop new markets and new business models regarding REE’s corner module technology and design.

In addition, REE has signed an MOU with Mahindra, a leading vehicle manufacturer in India through which REE intends to collaborate in the development and manufacture of EVs to fulfill REE’s expected global customer demand. REE has also signed MOUs with a leading global logistics company and a leading global truck manufacturer.

Pursuant to all such MOUs and discussions, REE is actively engaged with the counterparty in assessing the ability to enter into long-term strategic partnerships to incorporate REE products into EVs with such companies. There can be no assurance that any of these MOUs and discussions will lead to any binding agreements or lasting or successful business relationships with such potential customers.

To effectively go-to-market, over the next few years, REE must develop a customer-base by continuing to engage in extensive due diligence and signing additional MOUs and collaboration agreements with leading customers in multiple addressable market segments; continue to advance its MOUs and collaboration agreements into more definitive agreements and purchase orders when it becomes commercially advantageous to do so; increase its execution capabilities by expanding its relationships with suppliers and building out its Centre of Excellence and assembly facilities; and develop a support network capable of servicing REE-powered vehicles in the field and delivering on the promise of reduced downtime and better total cost of ownership.

REE must successfully complete certain development activities in order to meet its expected production timeline. REE is targeting to complete product validation in 2022. REE’s team of over 100 employees, including engineers, scientists, technicians and staff is committed to achieving the necessary milestones to meet its current production and commercialization timelines. However, delays may occur as a result of the development process, initial production hurdles and COVID-19.

REE’s Products

Overall REE Architecture

By leveraging our modular REEplatform, along with our efficient design and streamlined production process, we anticipate that new vehicle models can be developed and produced in as little as 18 to 24 months. REE is developing the technology for the core hardware and software for its REEcorner and REEcenter electric control units (“ECU”) in house and pursuant to development agreements with certain strategic partners, this is done with the goal of achieving a superior vehicle dynamics algorithm while setting the highest bar for safety working on meeting ASIL D ISO26262 certification by the beginning of 2023.

Each of the component systems that form our REEcorner and REEboard are being engineered for optimal performance and for efficient packaging into our compact REEplatform. We place a strong emphasis on functional integration, meaning that most components are designed to fulfill as many functions as possible, allowing for increased modularity. This is meant to reduce the total number of parts, platform size and weight, ultimately providing more useable interior space in the vehicle cabin and a more overall cost-effective EV offering.

The utility and modularity of the REE platform will be facilitated by a number of key technological advancements and critical design decisions made by REE, which we believe provide distinct advantages over competitor offerings:

The REEcorner.    An independent module integrates critical vehicle components into an area between the chassis and the wheel creating a compact and efficient single module that is controlled via a proprietary X-By-Wire Control technology. Critical vehicle components include motor, drivetrain, suspension, steering, braking and ECU. Each REEcorner may include all or some of these components. Each REEcorner is an independent assembly powered by its own ECU which controls corner level functions. REE has developed four families of REEcorners with different capabilities to allow us to address the majority of the market.

The REEboard.    A fully flat and modular EV chassis that includes the REEcenter control system, thermal management, power converter and power module. The REEcenter is part of the X-By-Wire Control system and is designed to centrally control all the vehicle corners based on REE’s proprietary X-By-Wire Control technology, as well as provide high-level decision making. In addition, the REEcenter communicates with the vehicle controller and battery management system.

A Highly Modular Rolling Chassis.    REE’s technology is designed with assembly considerations in mind. Accordingly, REE products are designed to be manufactured on an entirely independent basis or in parallel with a vehicle top hat, a considerable innovation in design that aims to reduce complexity in assembly and facilitate more efficient production at scale.

Maximum Interior Space.    REEplatform’s design takes advantage of the unique benefits of EV architecture by eliminating the traditional engine compartment, thereby facilitating a flat design and an extremely low center of gravity which enables superior volume utilization across various classes of vehicles.

Compact Footprint, Ideal for Urban Markets.    Without mechanical connection between the REEcorners and the passenger cabin, REE will be able to easily adjust the REEboard wheelbase to accommodate the best dimensions that suit the needs of each customer, as well as typical light and medium duty vehicle types. This compact design will provide for greater space efficiency, enhanced driver ergonomics with low step-in-heights, and enhanced maneuverability in urban environments with tight turning radiuses and space-constrained operating areas.

Proprietary Single-wheel X-By-Wire Control Technology

REEcorners intend to utilize X-By-Wire Control for independent steering, braking and drive control for a single wheel, eliminating all mechanical connections between the steering wheel and pedals in the passenger compartment and the wheels and braking systems. Pursuant to this design, steering, braking and acceleration will be performed entirely through electrical control and will be fully redundant facilitating fail-operational function of each REEcorner (hardware and software).

The development of our advanced X-By-Wire Control system is a critical part of the REEplatform design and will offer a number of significant advantages in vehicle design, engineering and safety. By controlling each REEcorner independently we aim to provide a smoother and safer ride as well as facilitate vehicle maneuverability in the most suitable manner depending on road conditions and drive requirements.

REE’s proprietary X-By-Wire Control technology design also offers weight savings and safety advantages. Eliminating the steering column removes a common source of serious injury in frontal collisions. This technology also aims to offer potential customers a more responsive and smoother driving experience, which we expect to be able to customize for different vehicles and driver preferences through software. Lastly, X-By-Wire Control will be essential for our longer-term vehicle strategy, paving the way for advanced autonomous driving (autonomous level 4/5), wherein a mechanical steering column will no longer serve a central function. REEcorners and X-By-Wire Control technology are expected to be pre-certified for safety with our propriety actuators and software.

Competition

REE believes that its business model is highly differentiated because REE products can be marketed and sold as individual products or as “Powered by REE” in a full vehicle solution. We believe that this ultimately enables REE “to complete rather than compete” with other market participants.

As the EV industry is becoming increasingly more competitive, REE expects competition from a number of companies including ICE vehicles from established automobile manufacturers, and established and new automobile manufacturers with alternative fuel and EV vehicles including hybrids, BEVs and FCEVs. As many traditional and new players seek to enter the EV market, REE believes the primary competitive factors in the EV market will revolve around but not be limited to the following key differentiation factors:

•        technological innovation;

•        product quality and reliability;

•        safety features;

•        market adoption;

•        service options;

•        product performance;

•        design and styling;

•        product price; and

•        manufacturing efficiency.

REE believes that its products will compete favorably on the basis of these factors as it also seeks to incentivize its potential competitors to collaborate instead of compete with REE.

Key Agreements and Partnerships

REE’s existing agreements with potential customers, potential suppliers and other strategic partners are either non-binding and subject to cancellation or require the achievement of development milestones as a precursor to entering into a further definitive agreement. While REE expects to be able to develop one or more of these existing agreements into definitive, binding agreements for orders, manufacturing or the provision of other services, as applicable, there can be no guarantee that REE will be able to do so.

Strategic Collaborations

Mahindra Memorandum of Understanding

On August 26, 2020, REE entered into a non-binding MOU with Mahindra to explore development and manufacturing of electric commercial vehicles using REE’s corner module technology and Mahindra’s conventional vehicle design, engineering, sourcing and manufacturing assets. Pursuant to this MOU, REE and Mahindra intend to collaborate in the development and manufacturing of EVs to fulfill REE’s expected global customer demand where Mahindra may act as a contract manufacturer and provide turnkey design and development services to REE for intended vehicles utilizing the REEcorners provided by REE. In addition, Mahindra may also develop and market EVs under a brand under its control on an exclusive basis in India and on a non-exclusive basis in mutually agreed territories, for which Mahindra shall source REEcorners from REE. The MOU is valid for 12 months during which time REE and Mahindra will be examining the financial and commercial feasibility of their proposed cooperation which may result in the execution of a definitive agreement.

Mitsubishi Collaboration Agreement

On March 17, 2019, REE entered into a collaboration agreement with Mitsubishi pursuant to which Mitsubishi will support REE is further developing its ecosystems of partners in the automotive sector. Specifically, Mitsubishi will introduce REE to potential partners, as part of Mitsubishi’s existing automotive network, such as development companies, Tier 1/2 companies, OEMs, technology companies and will facilitate strategic partnerships between REE and other potential partner companies. Mitsubishi will also contribute to support marketing activities of REE and support project management between REE and potential customers as requested by REE. The collaboration agreement was for an initial one-year term which renews for further one-year terms unless either party gives notice to the other.

Potential Supply Agreements

KYB Collaborative Engineering Design and Development Agreement

On February 11, 2020, REE entered into a Collaborative Engineering Design and Development Agreement with KYB pursuant to which REE and KYB will collaborate to develop a certain suspension module to be integrated into the REEcorner. The agreement also provides for the future negotiation of a Production Agreement pursuant to which KYB will manufacture the suspension module, assuming successful development thereof. The term of the agreement is two years.

Maxion Collaborative Engineering Design and Development Agreement

On June 10, 2020, REE entered into a Collaborative Engineering Design and Development Agreement with Maxion Wheels Holding GmbH (“Maxion”) pursuant to which REE and Maxion will collaborate to develop a certain wheel rim to be integrated into the REEcorner and/or the REEboard. The agreement specifies that during the term of the agreement, and for 24 months after its termination, Maxion will work exclusively with REE with respect to REEcorner types of solutions with respect to the identified rim. The agreement also provides for the future negotiation of a Production Agreement pursuant to which Maxion will manufacture the wheel rim, assuming successful development thereof. The initial term of the agreement is three years subject to subsequent annual extensions at the request of either party.

Musashi Collaborative Engineering Design and Development Agreement

On March 8, 2019, REE entered into a Collaborative Engineering Design and Development Agreement with Musashi pursuant to which REE and Musashi will collaborate to develop a certain drivetrain transmission between the motor and the wheel to be integrated into the REEcorner. The agreement specifies that during the term of the agreement and for 12 months thereafter, Musashi will work exclusively with REE with respect to products to be integrated in the arch of the wheel, such as the REEcorner. The agreement also provides for the future negotiation of a Production Agreement pursuant to which Musashi will manufacture the drivetrain transmission, assuming successful development thereof. Originally the term of the agreement was two years and it was recently extended for an additional one year.

REE’s Manufacturing Approach

REE plans to manufacture its products via a secured global network of Tier 1 partners.

In doing so, REE seeks to significantly reduce its up-front capital investment and eliminate the recurring fixed costs and overhead that would be required for REE to own and operate its own product assembly facilities. REE believes this will enable it to remain a comparatively asset-light enterprise which will further help to increase its operating margin and overall return on investment. In addition to lowering REE’s upfront costs, this approach will also support REE’s environmental, social and governance mission by reducing the carbon footprint of its operations.

REE plans to assemble its products at its future integration centers, thus reducing capital expenditure requirements. Further capital expenditure reductions are expected to be realized as a result of REE’s plan to single source total global tooling and equipment requirements. REE is planning to open its first integration center by the end of 2021, with initial shipments expected to begin in 2022 and high-volume production expected to begin in 2023. REE plans to add additional integration centers for projected total global capacity of up to 600,000 platforms by 2026.

The size of each future integration center is expected to be approximately 20,000 square feet and will aim to be able to assemble up to 40,000 REEplatforms per year. Each future integration center is expected to be staffed with approximately 50 employees. Annual volumes in a traditional OEM assembly plant are typically 100,000 to 300,000 units per year with several thousand employees. The initial capital investment required for each REE future integration center is estimated to be approximately $15 million.

REE’s future integration centers are designed to be highly scalable and to be deployed locally in major metropolitan cities worldwide. REE plans to locate its future integration centers close to its potential customers. The presence of REE’s future integration centers in numerous communities worldwide will support local job creation and also create taxable income for local governments and municipalities.

On February 16, 2021, REE announced the establishment of a new UK state-of-the-art Engineering Center of Excellence. The new Engineering Center is intended to expedite REE’s strategic plans to meet anticipated global demand. The Engineering Center will spearhead REE product design, validation, verification and testing, as well as product homologation. REE will also have access to world-class test facilities and a proving ground for physical testing and validation of REE products at the MIRA Technology Park in the UK.

Research and Development

REE has invested significant time and expense into research and development with respect to the REEplatform. REE has a strong combination of engineers with automotive industry experience from Israel, the UK, Germany and the U.S. who together combine innovative thinking with a goal of developing a superior EV product for the automotive market. REE’s ability to obtain and maintain a leadership position in the automotive industry depends in part on its ongoing R&D activities. REE’s R&D team includes engineers and researchers with a diverse range of expertise and diverse levels of experience and academic backgrounds, including holders of B.Sc., M.Sc. and PhD degrees from prestigious academic institutions.

REE is developing proprietary X-by-Wire Control technology (including hardware, software and mechatronics) to deliver a full system solution for the REEplatform architecture.

REE is in the process of negotiating collaboration agreements with leading academic institutions including PhD programs from top universities to further explore its innovative REEplatform architecture and its future potential in the fields of vehicle dynamics and cyber security. In addition, REE is working with a German safety consultancy company to ensure the REE products meet the highest safety requirements of the automotive industry.

REE’s R&D activities are largely conducted at its headquarters in Tel Aviv, Israel, and at its UK subsidiary’s engineering center in Nuneaton, UK.

Softwheel

Softwheel is the first product to be marketed by REE. Given REE’s focus on the automotive sector, the distribution and manufacturing activities of the Softwheel business line are currently limited. See “REE’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Softwheel” for more information.

Intellectual Property

The ability to protect its material intellectual property is paramount to REE’s business. REE relies upon a combination of protections afforded to owners of patents, designs, copyrights, trade secrets, and trademarks, along with employee and third-party non-disclosure agreements and other contractual restrictions to establish and protect its intellectual property rights. In particular, unpatented trade secrets in the fields of research, development and engineering are an important aspect of REE’s business by ensuring that its technology and strategic business assets remain confidential. REE pursues patent protection when REE believes it has developed a patentable invention and the benefits of obtaining a patent outweigh the risks of making the invention public through patent filings.

As of February 2021, REE has approximately 55 pending or allowed patents in the U.S. and globally. REE’s patent applications are directed to, among other things, EV products, component systems and enhanced product manufacturability. REE pursues global registration of its domain names and products and services trademarks. In an effort to protect its brand, as of February 2021, REE had two pending U.S. trademark applications, two registered international trademarks, and two pending international trademark applications.

REE regularly reviews its development efforts to assess the existence and patentability of new inventions, and REE is prepared to file additional patent applications when it determines it would benefit REE’s business to do so.

Facilities

REE’s headquarters is currently located in a 538 square meter facility that REE leases in Tel Aviv, Israel, where REE designs, engineers and develops its products. REE’s lease for this facility expired in February 28, 2021 and was extended by additional 4 months until June 30, 2021. On August 23, 2020, REE entered into an agreement to lease a new headquarters office located in a 3,300 square meter facility that REE leases in Hertzilia, Israel which will replace the current headquarters in Tel Aviv. The lease will be started in mid-2021. REE’s lease for this facility expires in mid-2026 and provides REE with the option to extend the term for additional five-year period commencing when the prior term expires. REE’s Engineering Center for Excellence is located in an 870 square meter facility that REE leases at the MIRA Technology Park in the UK that REE will utilize to spearhead REE product engineering design, validation, verification and testing, as well as product homologation. REE’s lease for this facility expires in April 2023.

Employees

REE prides itself on the talent and expertise of its team. REE works to leverage partnerships and modulate hiring based on its product roadmap. As of March 1, 2021, REE had 118 full-time based primarily in Israel, the UK, the U.S. and Germany. A majority of REE’s employees are engaged in research and development and related functions. REE anticipates significant employee growth as it approaches commercialization. REE’s targeted hires typically have significant experience working for well-respected original equipment manufacturers, automotive engineering firms and software and technology companies. REE is able to attract and retain talent by creating an environment with clear and open communication, transparency, career and personal development, encouraging creativity, innovation, and taking risks. All employees have the ability to influence day-to-day as well as strategic decisions.

Government Regulations

REE’s EV platform will be subject to, and will be required to comply with, the U.S. National Traffic and Motor Vehicle Safety Act, as amended, and numerous regulatory requirements established by the National Highway Traffic Safety Administration (“NHTSA”), an operating administration of the U.S. Department of Transportation, including applicable FMVSSs. REE intends for the REEplatform to fully comply with all applicable FMVSSs without the need for any exemptions and expects future REE products to either fully comply or comply with limited exemptions related to new technologies. Additionally, there are regulatory changes being considered for several FMVSSs, and while REE anticipates being in compliance with the proposed changes, there is no assurance until final regulation changes are enacted.

Numerous FMVSSs will apply to REE’s products, such as brakes requirements, steering requirements and EV-specific requirements. REE will also be required to comply with other federal laws and regulations administered by NHTSA, including, among other things, ensuring its products do not contain defects related to motor vehicle safety, recall requirements, the corporate average fuel economy (“CAFE”) standards, Theft Prevention Act requirements, consumer information labeling requirements, reporting required notices, bulletins, and other communications, Early Warning Information reporting, foreign recall reporting and owner’s manual requirements.

The battery modules on the REEboard, conform to mandatory regulations that govern transport of “dangerous goods,” defined to include lithium-ion batteries, which may present a risk in transportation. The governing regulations, which are issued by the Pipeline and Hazardous Materials Safety Administration, are based on the UN Recommendations on the Safe Transport of Dangerous Goods Model Regulations and related UN Manual Tests and Criteria. The regulations vary by mode of shipping transportation, such as by ocean vessel, rail, truck or air. Prior to launch, REE plans to complete all applicable transportation tests for its battery modules, demonstrating its compliance with applicable regulations. REE will use lithium-ion cells in the high voltage battery packs in the REEboard. The use, storage, and disposal of the battery modules is regulated under federal law.

Additionally, the REEplatform will be subject to non-U.S. safety, environmental and other regulations. Many of those regulations are different from those applicable in the U.S. and may require redesign and/or retesting. For example, the European Union (“E.U.”) has established new approval and oversight rules requiring that a national authority certify compliance with heightened safety rules, emissions limits and production requirements before vehicles can be sold in each E.U. member state, the initial of which rules were rolled out on September 1, 2020, and there is also regulatory uncertainty regarding how these rules will impact sales in the U.K. given its recent withdrawal from the E.U. These changes could impact the rollout of new features in Europe.

Similarly, as a global company deploying cutting-edge technology, we are also subject to trade, export controls, customs product classification and sourcing regulations. Our operations also are subject to various federal, state and local laws and regulations governing the occupational health and safety of our employees and wage regulations. We are subject to the requirements of the federal Occupational Safety and Health Act, as amended, and comparable state laws that protect and regulate employee health and safety.

Like all companies operating in similar industries, we are subject to environmental regulation, including water use; air emissions; use of recycled materials; energy sources; the storage, handling, treatment, transportation and disposal of hazardous materials; and the remediation of environmental contamination. Compliance with these rules may include the need to obtain permits and licenses and to allow inspections of our facilities and products.

Legal Proceedings

From time to time, REE may become involved in legal proceedings or be subject to claims arising in the ordinary course of its business. REE is not currently a party to any legal proceedings, the outcome of which, if determined adversely to REE, would individually or in the aggregate have a material adverse effect on its business or financial condition.

SELECTED HISTORICAL FINANCIAL DATA OF 10X CAPITAL

10X Capital is providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Merger.

The historical financial statements of 10X Capital have been prepared in accordance with U.S. GAAP.

10X Capital’s balance sheet data as of November 27, 2020 is derived from 10X Capital’s unaudited balance sheet as of November 27, 2020, which reflects the consummation of 10X Capital’s IPO on November 27, 2020 (not including the underwriters’ overallotment exercise).

The information is only a summary and should be read in conjunction with each of REE’s and 10X Capital’s consolidated financial statements and related notes and “10X Capital’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this proxy statement/prospectus. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of 10X Capital.

10X Capital’s Selected Financial Information.

These below selected financial information does not account for the underwriters’ overallotment exercise. On December 18, 2020, the Underwriters exercised the over-allotment option in full and purchased an additional 2,625,000 Units (the “Over-Allotment Units”), generating gross proceeds of $26,250,000. A total of $201,250,000 of the net proceeds from the sale of the Units, the Over-Allotment Units and the Private Warrants was placed in the Trust Account.

Balance Sheet Data (unaudited):

ASSETS
Current assets:
Cash	$1,304,880
Due from Sponsor	192,690
Prepaid expenses and other current assets	28,550
Total Current Assets	1,526,120
Cash held in Trust Account	175,000,000
Total Assets	$176,526,120

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued offering costs	$15,000
Total Current Liabilities	15,000
Deferred underwriting fee payable	6,125,000
Total Liabilities	6,140,000

Commitments and Contingencies

Class A common stock subject to possible redemption, 16,538,611 shares at $10.00 per share	165,386,110

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 280,000,000 shares authorized; 961,389 issued and outstanding (excluding 16,538,611 shares subject to possible redemption)	96
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 5,031,250 shares issued and outstanding(1)	503
Additional paid-in capital	5,005,661
Accumulated deficit	(6,250)
Total Stockholders’ Equity	5,000,010
Total Liabilities and Stockholders’ Equity	$176,526,120

____________

(1)      Includes an aggregate of up to 656,250 shares of Class B common stock subject to forfeiture if the over-allotment option had not been exercised in full or in part by the underwriters.

10X CAPITAL’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION

References in this section to “10X Capital,” “we,” “our,” “us” or “the Company” refer to 10X Capital Venture Acquisition Corp, a Delaware corporation.

Overview

We are a blank check company incorporated on August 10, 2020 as a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We intend to use cash from the proceeds of our IPO and the Private Warrants, our capital stock, debt or a combination of cash, stock and debt to effectuate our initial business combination. We have until May 27, 2022 (or such later date as may be approved by our stockholders) to consummate our initial business combination. If we do not consummate the Merger or another business combination by May 27, 2022 (or such later date as may be approved by our stockholders), we will distribute the aggregate amount then on deposit in the Trust Account pro rata to our public stockholders and cease all operations except for the purposes of winding up our affairs.

The issuance of additional shares in connection with an initial business combination to the owners of the target or other investors:

•        may significantly dilute the equity interest of per exiting stockholders, which dilution would increase if the anti-dilution provisions in the 10X Capital Class B Common Stock resulted in the issuance of 10X Capital Class A Common Stock on a greater than one-to-one basis upon conversion of the 10X Capital Class B Common Stock;

•        may subordinate the rights of holders of 10X Capital Class A Common Stock if shares of preferred stock are issued with rights senior to those afforded our 10X Capital Class A Common Stock;

•        could cause a change in control if a substantial number of shares of our 10X Capital Class A Common Stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•        may adversely affect prevailing market prices for our 10X Capital Class A Common Stock and/or warrants.

Similarly, if we issue debt securities, it could result in:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•        our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•        our inability to pay dividends on our common stock;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Recent Events

On February 3, 2021, we entered into the Merger Agreement, which provides for our merger with REE pursuant to the Merger Agreement. See the section entitled “Proposal No. 1 — The Merger Proposal — The Merger Agreement” for additional information.

Results of Operations

We have not generated any revenues to date. Our only activities from inception to September 30, 2020 were organizational activities, those necessary to prepare for the IPO, described below, and identifying a target company for a business combination and the proposed Merger with REE. We do not expect to generate any operating revenues until after the completion of our business combination. We generate non-operating income in the form of interest income on marketable securities held in the Trust Account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with completing a business combination.

Upon the consummation of our IPO on November 27, 2020, we deposited $175,000,000 of the gross proceeds of our IPO and private placement of the Private Warrants into the Trust Account. Funds in the Trust Account are invested in U.S. government treasury bills with a maturity of 180 days or less or money market funds investing solely in U.S. treasuries and meeting the conditions specified in Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). On December 18, 2020, the underwriters exercised the over-allotment option granted to them in full to purchase an addition 2,625,000 Units, generating gross proceeds of $26,250,000. Accordingly, a total of $201,250,000 of the net proceeds from the IPO (including the over-allotment) and the net proceeds from the Private Warrants after the payment of expenses associated with the IPO, was placed in the Trust Account. Following our IPO and prior to the Merger, we have generated, and expect to continue to generate, non-operating income in the form of interest income on cash and marketable securities held in the Trust Account. We expect to incur increased operating expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses relating to an initial business combination.

Liquidity and Capital Resources

Until the consummation of our IPO on November 27, 2020, our only source of liquidity was the sale of founder shares to the Sponsor and monies loaned to us by the Sponsor to fund organizational costs and expenses in connection with our IPO.

On September 29, 2020, we consummated the IPO of 17,500,000 units at $10.00 per unit, generating gross proceeds of $171,500,000. Simultaneously with the closing of the IPO, we consummated the sale of 5,500,000 Private Warrants to the Sponsor at a price of $11.50 per warrant, generating gross proceeds of $5,500,000. On December 18, 2020, the underwriters exercised the over-allotment option granted to them in full to purchase an additional 2,625,000 Units, generating gross proceeds of $26,250,000.

Following the IPO, the sale of the Private Warrants, and the underwriters’ exercise of the over-allotment in connection with the IPO, a total of $201,250,000 was placed in the Trust Account and we had $1,304,880 of cash held outside of the Trust Account, after payment of costs related to the IPO, and available for working capital purposes. We incurred $7,568,750 in transaction costs.

We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less amounts released to us to pay taxes and deferred underwriting commissions) to consummate our business combination. To the extent that our capital stock or debt is used, in whole or in part, as consideration to consummate our business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of REE, or to make other acquisitions and pursue our growth strategies.

At November 27, 2020, we had cash of $1,304,880 held outside the Trust Account. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, production facilities or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

To finance transaction costs in connection with an initial business combination, the Sponsor, members of 10X  Capital’s management team or any of their respective affiliates or other third parties may, but are not obligated to, loan 10X Capital Working Capital Loans, which will be repaid only upon the consummation of an initial business combination. If 10X Capital does not consummate an initial business combination, 10X Capital may use a portion of any funds held outside the Trust Account to repay the Working Capital Loans; however, no proceeds from the Trust Account may be used for such repayment. If such funds are insufficient to repay the Working Capital Loans, the unpaid amounts would be forgiven. Up to $1,500,000 of the Working Capital Loans may be converted into Private Warrants at a price of $1.00 per warrant at the option of the holder. The warrants would be identical to the Private Warrants. As of November 27, 2020, there were no amounts outstanding under the Working Capital Loans.

We do not believe we will need to raise additional funds to meet the expenditures required to identify and acquire a target business. However, if our estimate of the costs of undertaking due diligence investigations and negotiating a business combination is less than the actual amount necessary to do so, we may have insufficient funds available to pursue and consummate our business combination. Moreover, we may need to obtain additional financing if we become obligated to redeem a significant number of our public shares upon consummation of our business combination, in which case we may issue additional securities or incur debt. Subject to compliance with applicable securities laws, we would only obtain such financing simultaneously with the consummation of our business combination.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of November 27, 2020, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this proxy statement/prospectus as we have not conducted any operations to date.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the independent registered public accounting firm’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

SELECTED HISTORICAL FINANCIAL DATA OF REE

The information presented below is derived from REE’s unaudited interim condensed consolidated financial statements for the nine months ended September 30, 2020 and 2019, the audited consolidated financial statement for fiscal years ended December 31, 2019 and 2018, the consolidated balance sheets as of December 31, 2019 and 2018, and the unaudited interim consolidated balance sheets as of September 2020, each of which is included elsewhere in this proxy statement/prospectus. The information presented below should be read alongside REE’s consolidated financial statements and accompanying footnotes included elsewhere in this proxy statement/prospectus. You should read the following financial data together with “Risk Factors — Risks Related to REE’s Business,” and “REE Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The following table highlights key measures of REE’s financial condition and results of operations (U.S. dollars in thousands, except per share amounts):

	Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018
	(in thousands except per share data)
Consolidated Statements of Income Comprehensive Loss:
Revenue	$336	$591	$681	$497
Cost of sales	569	418	490	458
Gross profit (loss)	(233)	173	191	39
Operating Expenses:
Research and development, net	(24,618)	(3,382)	(7,038)	(1,857)
Selling, general and administrative	(32,520)	(5,107)	(7,178)	(3,487)
Total operating expenses	(57,138)	(8,489)	(14,216)	(5,344)
Operating loss	(57,371)	(8,316)	(14,025)	(5,305)
Net finance income (expenses)	377	189	1,830	(14,499)
Net loss	$(56,994)	$(8,127)	$(12,195)	$(19,804)
Basic and diluted net loss per share	$(10.56)	$(1.73)	$(2.57)	$(8.64)
Weighted average number of ordinary shares and preferred shares used in computing basic and diluted net loss per share	5,398,729	4,693,577	4,740,992	2,362,074
	September 30, 2020	December 31,
		2019	2018
	(in thousands)
Consolidated Balance Sheets:
Cash and cash equivalents	$44,899	$27,619	$13,540
Total assets	47,486	28,699	14,355
Total liabilities	2,795	1,087	1,023
Total shareholders’ equity	44,691	27,612	13,332

REE’S MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provides information which REE’s management believes is relevant to an assessment and understanding of REE’s results of operations and financial condition. This discussion and analysis should be read together with the section of this proxy statement/prospectus entitled “Selected Historical Consolidated Financial Information of REE” and the audited and unaudited condensed consolidated financial statements and related notes of REE that are included elsewhere in this proxy statement/prospectus. This discussion and analysis should also be read together with the section of this proxy statement/prospectus entitled “REE’s Business” and the unaudited pro forma condensed combined financial information as of and for the nine months ended September 30, 2020 and for the year ended December 31, 2019 (in the section of this proxy statement/prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Information”). In addition to historical financial information, this discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. See the section entitled “Forward-Looking Statements.” Actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or elsewhere in this proxy statement/prospectus.

Overview

REE is a development stage technology company in the field of electric mobility that aims to reinvent the EV and next-generation e-mobility market. REE’s mission is to empower global mobility companies to build any size or shape of electric or autonomous vehicle — from Class 1 through Class 6 — for various applications and target markets. REE strives to be the cornerstone on top of which mobility players can build their dreams of future services, unbound by legacy thinking, as REE carries the next generation of electric and autonomous vehicles on a truly modular and scalable platform.

REE’s revolutionary, award-winning REEcorner technology packs traditional vehicle drive components (steering, braking, suspension, powertrain and control) into the arch of the wheel, allowing for the industry’s flattest EV platform. The REEboard is completely flat, scalable and modular providing customers full design freedom to create the broadest range of EV and autonomous vehicles for current and future applications. The unique design of REE’s platform allows for the addition of a modular and customizable “top hat”, which is traditionally known as the upper portion of the vehicle, based on customer specifications without requiring significant modification to the platform. The REEcorner and REEboard will serve as the foundation for REE’s offerings that target businesses in B2B markets such as last-mile delivery, MaaS, light to medium duty EV logistics and robo-taxis. REE’s technology creates modularity-allowing changes to the dimension of the vehicle, the length, with, and height.

Unrestricted by legacy thinking, REE is a truly horizontal player, with technology applicable to the widest range of target markets and applications. Fully scalable and completely modular, REE offers multiple customer benefits including complete vehicle design freedom, more space and volume with the smallest footprint, lower TCO, faster development times, ADAS compatibility, reduced maintenance and global safety standard compliance.

REE has an extensive ecosystem of partners that enable it to both leverage partners’ existing production lines, and also co-develop and manufacture its proprietary technology solutions. REE has existing contracts with and is currently in negotiations with a number of industry-leading OEMs, tier-one automotive suppliers and tech companies. REE intends to leverage its relationship with its automotive partners to accelerate its time to market, reduce vehicle development costs, and gain access to an established global supply chain.

Softwheel

Softwheel is the first product to be marketed by REE. Given REE’s focus on the automotive industry, the distribution and manufacturing activities of the Softwheel business line are currently limited.

Softwheel is an advanced in-wheel suspension technology. The technology is implemented for wheelchair users and is recognized as medical device in the US (FDA class 1) and in Europe (CE approved). Softwheel’s technology absorbs shocks and reduces vibration and therefore improves wheelchair users’ lifestyle, decreases user’s back and neck pains and improves the riders’ stability.

The Softwheel product was primarily distributed via distributors in Europe and in the US.

The Merger

On February 3, 2020, REE entered into the Merger Agreement with 10X Capital and Merger Sub. Pursuant to the Merger Agreement, Merger Sub, a wholly-owned subsidiary of REE, will merge with and into 10X Capital, with 10X Capital surviving the merger. Upon consummation of the Merger and the other transactions contemplated by the Merger Agreement, 10X Capital will become a wholly-owned subsidiary of REE, with the securityholders of 10X Capital becoming securityholders of REE.

Under both the No Redemption Scenario and Maximum Redemption Scenario, the Merger will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, REE has been determined to be the accounting acquirer. The combined entity will be the successor SEC registrant, meaning that REE’s financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC.

As a consequence of the Merger, the REE Class A Ordinary Shares will be registered under the Exchange Act and listed on Nasdaq, which will require REE to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. REE expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

Key Factors Affecting Operating Results

REE is a pre-revenue company and believes that its performance and future success depend on several factors that present significant opportunities for it but also pose risks and challenges, including those discussed below and in the section of this proxy statement/prospectus entitled “Risk Factors — Risks Related to REE’s Business” and “Risk Factors — Risks Related to REE’s Strategy.”

Projected Unit Sales As set forth in “Proposal No. 1 — The Merger Proposal — Certain Unaudited Prospective Financial Information of REE”, REE has projected unit sales of approximately 737,000 REE platforms through the end of 2026, of which 260,000 platforms are represented by references in signed, non-binding MOUs. REE’s projections are based on REE’s assessment of such non-binding MOUs and with the possibility of sales to potential partners, considering a range of assumptions including but not limited to, volumes, timelines, average selling prices, the development and commercialization of REE’s products, potential market and sector opportunities, the roll out of REE’s future integration centers locations, the production capacity of REE’s future integration centers, the selection of REE’s products by customers and by segment, and growth in the various markets REE is targeting. None of the projected unit sales represent binding sales unless and until potential customers enter into definitive purchase agreements. As a result, no assurance can be made that REE’s projections of unit sales will reflect the actual sale of REE’s products in the future. Any deviation from REE’s projections could harm REE’s financial condition, business, prospects and operating results.

Market Trends

In the last few years, REE has observed a significant transformation in the motor vehicle landscape. Electric cars, which were once only a fringe element in a market dominated by major global automakers, are quickly becoming mainstream. Along with Tesla, major automakers are now all transitioning towards electric models. Joining them, REE and several other start-ups are developing EV offerings.

In REE’s view, this trend is driven by several factors. A rising environmental consciousness is encouraging customers to weigh their emission footprint. As a zero-emission alternative to traditional ICE options, an EV that can match or exceed an ICE in performance is a natural choice. Assisting with that choice, local and national governments are implementing both various forms of rebates and credits for the purchase of an EV and prohibitive ICE regulations to expedite the rise of e-mobility by accelerating the push for zero emission vehicles and increased awareness of the impacts of global warming. As EV sales grow, EV components become more prevalent, allowing automakers to purchase parts at greater availability and lower costs, further accelerating the switch to electric. Lastly, the continuing improvement in battery technology and continuing build-out of electric charging infrastructure are contributing to a growing comfort with EV range capabilities and facilitating adoption.

Regulatory Concerns

REE operates in an industry that is subject to extensive environmental regulation, which has become more stringent over time. The laws and regulations to which REE is subject govern, among others, vehicle emissions and the storage, handling, treatment, transportation and disposal of hazardous materials and the remediation of environmental contamination. Compliance with such laws and regulations at an international, regional, national, provincial and local level is an important aspect of REE’s ability to continue its operations. These requirements create additional costs and possibly production delay in connection with design, testing and assembling of REE’s platforms. For a discussion of these requirements, see the section entitled “REE’s Business — Government Regulations” in this proxy statement/prospectus.

COVID-19

COVID-19 and actions taken to mitigate its spread have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which REE operates.The pandemic has resulted in government authorities implementing many measures to contain the spread of COVID-19, including travel bans and restrictions, quarantines, shelter-in-place and stay-at-home orders, and business shutdowns. These measures may be in place for a significant period of time and may be reinstituted if conditions deteriorate, which could adversely affect REE’s start-up and manufacturing plans. Measures that have been relaxed may be reimplemented if COVID-19 continues to spread. If, as a result of these measures, REE has to limit the number of employees and contractors in REE facilities at a given time, it could cause a delay in retooling efforts or in the production schedule of the REEcorner. Further, REE’s sales and marketing activities may be adversely affected due to the cancellation or reduction of in-person sales activities, meetings, events and conferences. If REE’s workforce is unable to work effectively, including due to illness, quarantines, government actions or other restrictions in connection with COVID-19, REE’s operations will be adversely affected.

The extent to which the COVID-19 pandemic may continue to affect REE’s business will depend on continued developments, which are uncertain and cannot be predicted. Even after the COVID-19 pandemic has subsided, REE may continue to suffer an adverse effect to REE’s business due to its global economic effect, including any economic recession. These factors related to COVID-19 are beyond REE’s knowledge and control and, as a result, at this time, REE is unable to predict the ultimate impact, both in terms of severity and duration, that the COVID-19 pandemic will have on REE’s business, operating results, cash flows and financial condition.

Key Components of Statements of Operations

Basis of Presentation

REE currently conducts business through two operating segments: Automotive and Softwheel. As of the date of this proxy statement/prospectus, the Automotive segment has generated minimal revenues, and its activities to date have been conducted in Israel, Europe and U.S. The Softwheel segment generates revenues from selling its wheels for personal mobility products. REE’s historical results are reported in U.S. GAAP as issued by the FASB. For more information about REE’s basis of presentation, refer to Note 2 in the accompanying financial statements of REE included elsewhere in this proxy statement/prospectus.

Revenue

REE has not begun significant commercial operations from the Automotive segment and this segment currently has no significant revenues. Once REE reaches commercialization and commences production and sales of its REEcorners, which is expected in 2023, it expects that the significant majority of its revenue will be derived from the direct sale to OEMs, logistics and technology companies and, thereafter, other related products and services.

Cost of Revenue

As of the date of this proxy statement/prospectus, cost of revenue relates solely to costs from selling wheels for personal mobility products. Once REE reaches commercialization and commences production of its REEcorners, it expects cost of revenue to include vehicle components and parts, including batteries, raw materials, direct labor costs, warranty costs and costs related to the operation of manufacturing facilities.

Research and Development Expenses, Net

Research and development expenses consist of the costs associated with the employment of REE’s engineering staff, third-party engineering consultants, development projects such as corners programs and component programs and program consumables. REE expects research and development expenses to increase as it continues to develop its REEcorners, components, microfactory technology and software.

REE received royalty bearing grants from the IIA for partial financing of its research and development efforts in relation to the Softwheel segment. Research and development expenses, net, represents the net amount after research and development costs are offset by such amounts. Such grants were received under a program called the “Rad Biomed Incubator” program, as well as under an IIA plan. Under such IIA plan, which included three IIA files, the last of which ended in August 2016, REE received a total of approximately $769,000. In addition, REE received approximately $460,000 as part of the “Rad Biomed Incubator” program.

As of January 31, 2021, the Company’s remaining contingent obligation with respect to royalty-bearing participation received or accrued, net of royalties paid or accrued, totaled approximately $720,000.

All the IIA files are solely related to the development of the technology related to the Softwheel segment, but the definition of royalties covers all of REE’s revenues. REE has applied to the IIA and requested to update the definition of royalties set for REE, so that REE will be obligated to pay royalties only on revenues generated from the Softwheel segment (and not REE’s automotive activity). This application is pending.

Under the research and development agreements with the IIA and pursuant to applicable laws, REE is required to pay royalties at the rate of 3-5% on sales, up to an amount equal to 300% of the IIA grants received, linked to the U.S. dollar plus interest on the unpaid amount received based on the 12-month LIBOR rate (from the year the grant was approved) applicable to U.S. dollar deposits, if the Company will return to production outside of Israel and generate sales.

Selling, general and administrative expenses

Selling, general and administrative expenses consist of the costs associated with employment of REE’s non-engineering staff, legal, insurance, accounting and consulting expenses, travel and marketing expenses such as public relations activities and trade shows, costs associated with REE’s properties, and depreciation of REE’s fixed assets. REE expects selling, general and administrative expenses to increase as its overall activity levels increase due to the construction and operation of facilities and costs associated with being a public company.

Finance Income (Expense), Net

Finance income consists primarily of interest income, income from extinguishment of convertible loan and foreign exchange gains that have been created due to the fluctuation of the exchange rates between the U.S. dollar and the various other currencies that REE is using for its operations. Finance expense consists primarily of bank fees and foreign exchange losses that have been created due to the fluctuation of the rate between the U.S. dollar and the various other currencies that REE is using for its operations and fair value revaluation of warrants to purchase preferred B shares.

Critical Accounting Policies and Use of Estimates

REE’s management’s discussion and analysis of financial condition and results of operations is based on its consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires REE to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities in its consolidated financial statements during the reporting periods. These items are monitored and analyzed by REE for changes in facts and circumstances, and material changes in these estimates could occur in the future. REE bases its estimates on historical experience, known trends and events, and on various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Changes in estimates are reflected in reported results for the period in which they become known. Actual results may differ materially from these estimates under different assumptions or conditions.

While REE’s significant accounting policies are described in more detail in the notes to its consolidated financial statements appearing elsewhere in this proxy statement/prospectus, it believes the following accounting policies used in the preparation of its consolidated financial statements require the most significant judgments and estimates.

Stock-Based Compensation

REE measures stock options and other share-based awards granted to its employees, consultants or advisors or its affiliates based on their fair value on the date of the grant and recognize compensation expense of those awards, over the requisite service period, which is generally the vesting period of the respective award. REE grants awards that vest upon the satisfaction of service condition and in certain grants performance and market conditions as well. For awards with no performance conditions REE recognizes the related share-based compensation expense on a straight-line basis over the requisite service period of the awards, including awards with graded vesting. For awards with market conditions, a Monte-Carlo simulation was used to assess the probability of achieving the market condition at the grant date. For awards with performance conditions, the share-based compensation expense is recognized if and when the Company concludes that it is probable that the performance condition will be achieved. REE reassesses the probability of vesting at each reporting period for awards with performance conditions and adjusts compensation cost based on its probability assessment.

REE estimates the fair value of each stock option grant on the date of grant using the Black-Scholes option-pricing model, which uses as inputs the fair value of the REE ordinary shares and assumptions it makes for the volatility of the REE ordinary shares, the expected term of its stock options, the risk-free interest rate for a period that approximates the expected term of its stock options and its expected dividend yield.

Determination of Fair Value of the REE Ordinary Shares

As a private company with no active public market for the ordinary shares, REE’s management periodically determined the estimated per share fair value of the REE Ordinary Shares at various dates. REE engaged a third-party valuation firm to assist in its estimation of the value of the REE Ordinary Shares as of certain prior dates. REE’s determinations of the fair value of the REE Ordinary Shares were made using methodologies, approaches and assumptions consistent with the Accounting and Valuation Guide: Valuation of Privately-Held-Company Equity Securities Issued as Compensation, issued by the American Institute of Certified Public Accountants (“the Practice Guide”). Once a public trading market for the REE Ordinary Shares has been established in connection with the completion of the Merger, it will no longer be necessary for REE to estimate the fair value of the REE Ordinary Shares in connection with its accounting for stock options.

REE’s management considered various objective and subjective factors to determine the fair value of the REE Ordinary Shares, including:

•        the lack of an active public market for the REE Ordinary Shares and REE preferred shares;

•        the prices at which REE sold the REE preferred shares in arm’s-length transactions and the superior rights, preferences and privileges of the REE preferred shares relative to REE Ordinary Shares, including the liquidation preferences of the REE preferred shares until July 2018; Following the change in preferences of the preferred shares, the preferred shares became convertible into Ordinary Shares and have similar rights as Ordinary Shares except for anti-dilution rights and certain adjustments in accordance with REE’s articles of association.

•        the likelihood of achieving a liquidity event such as an IPO given prevailing market conditions.

REE’s valuations were prepared in accordance with the guidelines in the Practice Guide, which prescribes several valuation approaches for setting the value of an enterprise, such as the cost, income and market approaches, and various methodologies for allocating the value of an enterprise to the REE Ordinary Shares. REE utilized the option pricing backsolve method (“OPM”) based upon recent financing rounds of preferred shares or secondary transaction in REE ordinary and preferred shares, which REE believed was the most appropriate for each of the valuations of the REE Ordinary Shares. The OPM treats REE’s security classes as call options on total equity value and allocates its equity value across its security classes based on the rights and preferences of the securities within the capital structure under an assumed liquidation event. The OPM method is used when the range of possible future outcomes is difficult to predict and forecasts would be highly speculative. REE believed this method was the most appropriate given the expectation of various potential liquidity outcomes and the difficulty of selecting appropriate enterprise values given REE’s early stage of development.

In August 2020, REE utilized a backsolve hybrid model of two scenarios: (1) the M&A; and (2) IPO scenario. The backsolve was based on probability of a M&A transaction. The IPO scenario was supported by the market approach, specifically the Guideline Company method.

There are significant judgments and estimates inherent in the determination of the fair value of the REE Ordinary Shares. These judgments and estimates are management’s best estimates and include assumptions regarding REE’s future operating performance, the time to completing an IPO or other liquidity event, the related company valuations associated with such events and the determinations of the appropriate valuation methods. If REE had made different assumptions, its share-based compensation expense, net loss and net loss per ordinary share could have been different.

Revenue Recognition

REE has adopted the new revenue standard, Topic 606 — “Revenue from Contracts with Customers”, as of January 1, 2019, using a modified retrospective adoption transition to each prior reporting period presented. The adoption did not have an impact on the consolidated financial statements on the adoption date and no adjustment to prior year consolidated financial statements was required.

Under the standard, REE recognizes revenue when its customer obtains control of promised goods or services in an amount that reflects the consideration that REE expects to receive in exchange for those goods or services. To determine revenue recognition for contracts that are within the scope of the standard, REE performs the following five steps: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when (or as) the entity satisfies a performance obligation.

REE typically recognizes revenue at the time the performance obligation is satisfied by transferring the promised product to the customer.

Professional services revenues are recognized as services are performed.

The transaction price is determined based on the consideration to which REE expects to be entitled in exchange for transferring the products to the customer.

Deferred revenues are recognized as (or when) REE receives consideration prior to performing its obligations under the contract.

Pronouncements

See Note 2 to REE’s consolidated financial statements included elsewhere in this proxy statement/prospectus for recently adopted accounting pronouncements and recently issued accounting pronouncements not yet adopted as of the date of this proxy statement/prospectus.

Results of Operations

Comparison of the Nine Months Ended September 30, 2020 and 2019

The following table sets forth REE’s historical operating results for the periods indicated:

	Nine Months Ended September 30,		$’000 Changes	% Changes
	2020	2019
	(in thousands)
Revenue	$336	$591	$(255)	(43)%
Cost of revenue	569	418	151	36%
Gross profit (loss)	(233)	173	(406)	(235)%

Research and development expenses, net	24,618	3,382	21,236	628%
Selling, general and administrative expenses	32,520	5,107	27,413	537%
Total operating expenses	57,138	8,489	48,649	573%
Operating loss	(57,371)	(8,316)	(49,055)	590%

Financial income, net	377	189	188	99%
Loss for the Period	(56,994)	(8,127)	(48,867)	601%

Revenue

Revenue decreased by $0.3 million, or 43%, from $0.6 million for the nine months ended September 30, 2019 to $0.3 million for the nine months ended September 30, 2020. This decrease was primarily due to non-recurring revenue of $0.3 million from engineering services related to the Automotive segment recognized in the nine months ended September 30, 2019. Other than the revenues generated from engineering services as mentioned above, the amount of revenue for the nine months ended September 30, 2019 and the nine months ended September 30, 2020 was related to Softwheel activity involving sale of wheels with wheel-based suspension technologies for wheelchairs.

Cost of Revenue

Cost of revenue increased by $0.2 million, or 36%, from $0.4 million for the nine months ended September 30, 2019 to $0.6 million for the nine months ended September 30, 2020. This increase was primarily due to an expense of $0.2 million related to elimination of the Softwheel production line in Canada.

Research and Development Expenses, Net

R&D expenses increased by $21.2 million, or 628%, from $3.4 million for the nine months ended September 30, 2019 to $24.6 million for the nine months ended September 30, 2020. This increase was primarily due to increased share-based compensation expense of $19.6 million incurred during the nine months ended September 30, 2020 compared to $1.0 million during the nine months ended September 30, 2019. Excluding this share-based compensation, R&D expenses increased by $2.6 million, or 117%, from $2.4 million for the nine months ended September 30, 2019 to $5.0 million for the nine months ended September 30, 2020. This increase was primarily due to increased wages and salaries as REE expanded its R&D employee headcount to support its expanding R&D programs. For the nine months ended September 30, 2019, REE recorded grants in the total amount of $0.5 million as a reduction of R&D expenses.

Selling, general and administrative expenses

Selling, general and administrative expenses increased by $27.4 million, or 537%, from $5.1 million for the nine months ended September 30, 2019 to $32.5 million for the nine months ended September 30, 2020. The increase was primarily due to increased share-based compensation of $28.4 million during the nine months ended September 30, 2020 compared to $2.2 million during the nine months ended September 30, 2019. Excluding share-based compensation, selling, general and administrative expenses increased by $1.2 million, or 41%, from $2.9 million for the nine months ended September 30, 2019 to $4.1 million for the nine months ended September 30, 2020. This increase was primarily due to increased wages and salaries as REE expanded its employee headcount as well as legal expenses.

Financial Income, Net

Financial income, net, increased by $0.2 million, or 99%, from net financial income of $0.2 million for the nine  months ended September 30, 2019 to net financial income of $0.4 million for the nine months ended September 30, 2020. Financial income in 2020 and 2019 was primarily comprised of bank deposit interest.

Comparison of the Year Ended December 31, 2019 to the Year Ended December 31, 2018

The following table sets forth REE’s historical operating results for the periods indicated:

	Twelve Months Ended December 31,		$’000 Changes	% Changes
	2019	2018
	(in thousands)
Revenue	681	497	184	37%
Cost of revenue	490	458	32	7%
Gross profit	191	39	152	390%

Research and development expenses, net	7,038	1,857	5,181	279%
Selling, general and administrative expenses	7,178	3,487	3,691	106%
Total operating expenses	14,216	5,344	8,872	166%

Operating loss	(14,025)	(5,305)	(8,720)	164%

Finance income (expense), net	1,830	(14,499)	16,329	(113)%
Loss for the Year	(12,195)	(19,804)	7,609	(38)%

Revenue

Revenue increased by $0.2 million, or 37%, from $0.5 million for the twelve months ended December 31, 2018 to $0.7 million for the twelve months ended December 31, 2019. This increase was primarily due to non-recurring revenue of $0.3 million from engineering services related to the Automotive segment recognized in 2019 partially offset by a decrease of $0.1 million from lower demand related to the Softwheel segment.

Cost of Revenue

Cost of Revenue remained flat at $0.5 million for each of the twelve months ended December 31, 2019 and 2018.

Research and Development Expenses

R&D expenses increased by $5.1 million, or 279%, from $1.9 million for the twelve months ended December 31, 2018 to $7.0 million for the twelve months ended December 31, 2019. This increase was primarily due to increased share-based compensation of $3.8 million in 2019 compared to $0.2 million in 2018. Excluding this share-based compensation, R&D expenses increased by $1.5 million, or 90%, from $1.7 million for the twelve months ended December 31, 2018 to $3.2 million for the twelve months ended December 31, 2019. This increase was primarily due to increased wages and salaries as REE expanded its R&D employee headcount to support its expanding R&D programs. For the years ended December 31, 2019 and 2018, REE recorded grants in the total amount of $0.5 million and $0.1 million as a reduction of R&D expenses.

Selling, general and administrative expenses

Selling, general and administrative expenses increased by $3.7 million, or 106%, from $3.5 million for the twelve months ended December 31, 2018 to $7.2 million for the twelve months ended December 31, 2019. The increase was primarily due to increased share-based compensation of $3.3 million during 2019 compared to $0.5 million during 2018. Excluding this share-based compensation, selling, general and administrative expenses increased by $0.9 million, or 30%, from $3.0 million for the twelve months ended December 31, 2018 to $3.9 million for the twelve months ended December 31, 2019. This increase was primarily due to increased wages and salaries as REE expanded its employee headcount as well as legal expenses.

Financial Income (expense), Net

Financial income (expense), net, increased by $16.3 million, or 113%, from a net finance expense of $14.5 million for the year ended December 31, 2018 to net financial income of $1.8 million for the year ended December 31, 2019. Financial income in 2019 was primarily related to a $1.6 million gain from extinguishment of a convertible loan and bank deposit interest. Financial expenses in 2018 were primarily related to $14.6 million of fair value revaluation expenses of warrants to purchase Series B Preferred shares, prior to their reclassification from a liability to equity.

Liquidity and Capital Resources

As of the date of this proxy statement/prospectus, REE has yet to generate significant revenues from its principal business operations and has generated minimal revenues from its Automotive segment. Since inception, REE has funded its operations, capital expenditure and working capital requirements through capital contributions, private placements of its equity securities and investments from certain strategic partners.

As of September 30, 2020, REE’s cash and cash equivalents amounted to $44.9 million. On a pro forma basis, assuming consummation of the Merger with cash proceeds of $202.8 million, including net cash of, after deducting $60.2 million in transaction costs, $239.8 million of gross proceeds from the PIPE Investment, REE’s cash and cash equivalents are expected to be $442.5 million higher at closing, which amount will depend on the extent of redemptions by 10X Capital stockholders. REE expects its capital expenditures and working capital requirements to increase substantially in the near future, as it seeks to produce the REE products, develop its customer support and marketing infrastructure and continue its R&D efforts. REE believes that its cash on hand following the consummation of the Merger, will be sufficient to meet its working capital and capital expenditure requirements for a period from the date of this proxy statement/prospectus until it commences production of the REE products as currently contemplated. However, additional funding may be required for a variety of reasons, including, but not limited to, the proceeds of the Merger being less than anticipated due to excessive redemptions or the PIPE Investment being consummated for less than the full committed amount, delays in anticipated schedule to complete the design of the REE products, or tooling of the necessary microfactories needed to start vehicle production as currently contemplated. In addition, REE’s budget projections may be subject to cost overruns for reasons outside of its control and it may experience slower sales growth than anticipated, which would pose a risk to REE achieving cash flow positivity.

If REE were to require additional funding or otherwise determined it was beneficial to seek additional sources of financing, REE believes that its strong, debt-free balance sheet following the Merger would enable REE to access financing on reasonable terms. However, there can be no assurance that such financing would be available to the combined company on favorable terms or at all. If the financing is not available, or if the terms of financing are less desirable than REE expects, REE may be forced to decrease its level of investment in product development or scale back its operations, which could have an adverse impact on its business and financial prospects.

As an early-stage growth company in the pre-commercialization stage of development, the net losses REE has incurred since inception are consistent with REE’s strategy and budget. REE will continue to incur net losses in accordance with its operating plan as REE continues to expand its operations to meet anticipated demand.

Cash Flows Summary

Presented below is a summary of REE’s operating, investing and financing cash flows:

	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2020	2019	2019	2018
	(in thousands)
Net cash provided by (used in)
Operating activities	$(7,544)	$(5,218)	$(6,826)	$(4,268)
Investing activities	(510)	(119)	(162)	(73)
Financing activities	26,034	2,644	21,074	14,388
Net change in cash and cash equivalents and restricted cash	17,980	(2,693)	14,086	10,047

Cash Flows from Operating Activities

REE’s cash flows used in operating activities to date have primarily resulted from costs related to development of its products, payroll, fluctuations in accounts payable and other current assets and liabilities. As REE expects to increase hiring leading up to the commencement of commercial operations, REE expects its cash used in operating activities to increase significantly before it starts to generate any material cash flows from its business.

During the nine months ended September 30, 2020, operating activities used $7.5 million in cash. The primary factors affecting operating cash flows during this period were a net loss of $57.0 million after deducting non-cash charges of $48.2 million consisting primarily of share-based compensation of $48.0 million and an increase in working capital of $1.3 million.

During the nine months ended September 30, 2019, operating activities used $5.2 million in cash. The primary factors affecting operating cash flows during this period were a net loss of $8.1 million after deducting non-cash charges of $3.3 million consisting primarily of share-based compensation of $3.2 million, partially, offset by a decrease in working capital of $0.4 million.

During the year ended December 31, 2019, operating activities used $6.8 million in cash. The primary factors affecting operating cash flows during this period were a net loss of $12.2 million after deducting non-cash charges of $5.5 million, consisting primarily of share-based compensation of $7.0 million partially offset by financial income with respect to a convertible loan of $1.6 million and a decrease in working capital of $0.1 million.

During the year ended December 31, 2018, operating activities used $4.3 million in cash. The primary factors affecting operating cash flows during this period were a net loss of $19.8 million after deducting non-cash charges of $15.3 million consisting of fair value revaluation of warrants to purchase preferred shares of $14.6 million and share-based compensation of $0.6 million and by an increase of working capital of $0.2 million.

Cash Flows from Investing Activities

REE’s cash flows used in investing activities to date have been primarily comprised of cash outflows for tangible fixed assets (plant and equipment) in support of R&D programs. REE expects the cost of investing activities to increase substantially in the near future as it ramps up program activity and the opening of the UK engineering center ahead of commencing commercial operations.

Net cash used in investing activities was $0.5 million for the nine months ended September 30, 2020, and $0.1 million for the nine months ended September 30, 2019. In both periods this primarily consisted of cash outflows for fixed assets (plant and equipment) in support of R&D programs.

Net cash used in investing activities was $0.2 million for the year ended December 31, 2019, and $0.1 million for the year ended December 31, 2018. In both periods this primarily consisted of cash outflows for fixed assets (plant and equipment) in support of R&D programs.

Cash Flows from Financing Activities

Net cash provided by financing activities was $26.0 million for the nine months ended September 30, 2020 which primarily related to $25.8 million cash inflow from the issuance of 360,955 Preferred D Shares in a private placement at a price of $71.54 per share in January and February 2020.

Net cash provided by financing activities was $2.6 million for the nine months ended September 30, 2019, which was primarily due to proceeds from a $2.0 million convertible loan received in July 2019 that was converted to 32,889 Preferred D-1 Shares at a price of $60.81 per share in November 2019 and proceeds from the exercise of options in the amount of $0.3 million.

Net cash provided by financing activities was $21.1 million for the year ended December 31, 2019, which was primarily due to $18.4 million cash inflow from the issuance of 257,863 Preferred D Shares in a private placement at a price of $71.54 per share in December 2019, proceeds from a $2.0 million convertible loan received in July 2019 that was converted to 32,889 Preferred D-1 Shares at a price of $60.81 per share in November 2019 and proceeds from the exercise of options in the amount of $0.3 million.

Net cash provided by financing activities was $14.4 million for the year ended December 31, 2018, which was primarily due to $11.5 million cash inflow from the issuance of 731,198 Preferred C Shares in a private placement at a price of $16.22 per share, proceeds of $1.0 million of convertible loan and proceeds from the exercise of options in the amount of $0.6 million.

Debt

Currently, REE has no third-party debt. Although REE has no current plans to incur debt, it may determine, based on changes in its expected cash flow needs or because it deems it beneficial, to incur debt in the future.

Contractual Obligations and Commitments

The following table summarizes REE’s contractual obligations and other commitments for cash expenditures as of September 30, 2020, and the years in which these obligations are due:

	Payments Due by Period
	Total	Less than 1 Year	1-5 Years	More than 5 Years
	(in thousands)
Contractual Obligations:
Operating Lease Obligations	7,592	735	5,984	873
Total	7,592	735	5,984	873

In addition, REE enters into agreements in the normal course of business with vendors to perform various services, which are generally cancelable upon written notice. These payments are not included in this table of contractual obligations.

Off-Balance Sheet Arrangements

Since the date of its formation in 2011, REE has not engaged in any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Critical Accounting Policies and Estimates

REE’s financial statements have been prepared in accordance with U.S. GAAP. The preparation of the consolidated financial statements in conformity with U.S. GAAP requires REE’s management to make estimates, judgments and assumptions. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period and accompanying notes. Actual results could differ from those estimates. REE’s management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made.

While REE’s significant accounting policies are described in the notes to its financial statements, REE believes that the following accounting policies require a greater degree of judgment and complexity and are the most critical to understanding its financial condition and historical and future results of operations:

Financial statements in U.S. dollars

The currency of the primary economic environment in which REE operates is the U.S. dollar. Thus, the functional and reporting currency of REE is the U.S. dollar.

Accordingly, foreign currency assets and liabilities are remeasured into U.S. dollars at the end-of-period exchange rates except for non-monetary assets and liabilities, which are measured at historical exchange rates. Revenue and expenses are remeasured each day at the exchange rate in effect on the day the transaction occurred. Foreign currency transaction gains and losses have been immaterial in the periods presented.

Stock Based Compensation

REE accounts for share-based compensation to employees and non-employees in accordance with ASC 718, “Compensation — Stock Compensation” (“ASC 718”), which requires companies to estimate the fair value of equity-based payment awards on the date of grant based on the fair value of the awards granted.

REE grants awards that vest upon the satisfaction of service condition and in certain grants performance conditions as well.

For awards with no performance conditions, REE recognizes the related share-based compensation expense on a straight-line basis over the requisite service period of the awards, including awards with graded vesting. For awards with performance conditions, the share-based compensation expense is recognized if and when REE concludes that it is probable that the performance condition will be achieved. REE reassesses the probability of vesting at each reporting period for awards with performance conditions and adjusts compensation cost based on its probability assessment.

REE recognizes a cumulative catch-up adjustment for changes in its probability assessment in subsequent reporting periods. REE accounts for forfeitures as they occur.

REE used the following weighted-average assumptions for options granted to employees and non-employees:

	Year ended December 31,
	2019	2018
Volatility	53.8% – 60.6%	52.6% – 55.5%
Risk-free interest rate	1.75% – 2.38%	2.69% – 2.98%
Dividend yield	0%	0%
Expected life (years)	5.72	5.90

These assumptions and estimates were determined as follows:

Fair value of Ordinary shares — as REE’s Ordinary Shares are not publicly traded, the fair value was determined by management, with input from valuation reports prepared by third-party valuation specialists.

Risk-free interest rate — the risk-free rate for the expected term of the options is based on the yields of U.S. Treasury securities with maturities appropriate for the expected term of employee share option awards.

Expected term — the expected term of options granted is based on historical experience and represents the period of time that options granted are expected to be outstanding. REE determines the expected term using the simplified method. The simplified method deems the term to be the average of the time-to-vesting and the contractual life of the options.

Expected volatility — since REE has no trading history of its Ordinary Shares, the expected volatility is derived from the average historical share volatilities of several unrelated public companies within REE’s industry that REE considers to be comparable to its own business over a period equivalent to the option’s expected term.

Impairment of Long-Lived Assets

Long-lived assets of REE are reviewed for impairment in accordance with ASC 360, “Property, Plant and Equipment” whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. REE determined that there were no events or changes in circumstances that indicated that its long-lived assets were impaired during the years ended December 31, 2019 and 2018.

Emerging Growth Company Status

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable.

10X Capital is an “emerging growth company” as defined in Section 2(a) of the Securities Act and has elected not to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. Following the consummation of the Merger, REE expects to remain an emerging growth company, although it may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. This may make it difficult or impossible to compare REE’s financial results with the financial results of another public company that is not an emerging growth company because of the potential differences in accounting standards used.

Quantitative and Qualitative Disclosures about Market Risk

REE is exposed to a variety of market and other risks, including the effects of changes in interest rates and inflation, as well as risks related to the availability of funding sources, hazard events and specific asset risks.

Interest Rate Risk

REE holds cash and cash equivalents for working capital purposes. As of September 30, 2020, REE had cash and cash equivalents of $44.9 million, consisting of cash in banks and bank deposits which are not affected by changes in the general level of interest rates.

Inflation Risk

REE does not believe that inflation has had, or currently has, a material effect on its business.

Foreign Currency Risk

REE does not believe that foreign currency exchange rates have had, or currently have, a material effect on its business.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma combined financial information as of September 30, 2020 presents the combination of the financial information of 10X Capital and REE, adjusted to give effect to the Merger and consummation of the Transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The following unaudited pro forma combined balance sheet as of September 30, 2020 assumes that the Transactions occurred on September 30, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and for the nine months ended September 30, 2020 present pro forma effect to the Transactions as if they had been completed on January 1, 2019.

The following unaudited pro forma combined balance sheet as of September 30, 2020 is adjusted to reflect proceeds of 10X Capital’s IPO that was completed on November 27, 2020 and the exercise of the underwriters’ over-allotment option that occurred on December 18, 2020, in each case, as if it took place on September 30, 2020, based on the unaudited pro forma balance sheet of 10X Capital as of November 27, 2020. Based on the unaudited pro forma balance sheet of 10X Capital as of November 27, 2020, there was $201,250,000 held in the Trust Account.

The unaudited pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. The unaudited pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

This information should be read together with 10X Capital’s and REE’s audited and unaudited financial statements and related notes, the sections titled “10X Capital’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “REE’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

Under both the No Redemption Scenario and Maximum Redemption Scenario, the Merger will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, REE has been determined to be the accounting acquirer.

The unaudited pro forma combined financial information has been prepared using the assumptions below:

Assuming No Redemptions:    This presentation assumes that no 10X Capital stockholders exercise redemption rights with respect to their Class A Common Stock.

Assuming Maximum Redemptions:    This presentation assumes that all 10X Capital stockholders holding approximately 19,019,236 shares of Class A Common Stock will exercise their redemption rights with respect to their portion of the aggregate $201,250,000 of funds in 10X Capital’s Trust Account. Each of REE’s and 10X Capital’s obligations under the Merger Agreement are subject to 10X Capital having (i) at least $225 million (the “Minimum Cash Amount”) in the Trust Account (after giving effect to the exercise of 10X Capital’s Public Stockholders’ redemption rights and payment of the transaction costs incurred by 10X Capital) and (ii) net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of the Merger.

Description of the Transactions

On February 3, 2021, REE entered into the Merger Agreement with 10X Capital and Merger Sub. Pursuant to the Merger Agreement, Merger Sub will merge with and into 10X Capital, with 10X Capital surviving the merger. As a result of the Merger, and upon consummation of the Transactions, 10X Capital will become a wholly-owned subsidiary of REE, with the securityholders of 10X Capital becoming securityholders of REE.

Merger Consideration

The pro forma equity valuation of REE upon consummation of the Merger is estimated to be $3.6 billion. REE estimates that, upon consummation of the Merger, assuming none of 10X Capital’s Public Stockholders demand redemption pursuant to the 10X Capital Charter, the securityholders of REE Class A Ordinary Shares will own approximately 84.1% post-Closing and the securityholders of 10X Capital, including the Public Stockholders, the Sponsor and the PIPE Investors, will own the remaining REE Class A Ordinary Shares.

Upon consummation of the Merger, including the PIPE Investment, REE will become a publicly traded company.

As consideration for the Merger, at the Effective Time of the Merger, each outstanding share of 10X Capital Class A Common Stock will be converted into the right to receive one newly issued REE Class A Ordinary Share. The Existing 10X Capital Charter provides that, upon conversion of 10X Capital Class B Common Stock into 10X Capital Class A Common Stock, the holders of 10X Capital Class B Common Stock shall be entitled to receive a number of additional Anti-Dilution Shares of 10X Capital Class A Common Stock equal to 25% of the number of shares of 10X Capital Class A Common Stock issued to the PIPE Investors. Concurrently with the execution and delivery of the Merger Agreement, 10X Capital, its Insiders, the Sponsor and REE entered into the Letter Agreement. Pursuant to the Letter Agreement, the holders of the shares of 10X Capital Class B Common Stock have agreed to waive their right to receive any Anti-Dilution Shares in excess of 2,900,000, with such waiver resulting in the Conversion Ratio. In addition, up to 1,500,000 of the 2,900,000 Anti-Dilution Shares to be received upon the conversion of 10X Capital Class B Common Stock will be subject to subsequent forfeiture without consideration if the trading prices of REE Class A Ordinary Shares specified in the Letter Agreement are not achieved following the Merger. 10X Capital’s outstanding warrants to purchase one share of 10X Capital Class A Common Stock shall be converted into the right to receive an equal number of warrants to purchase one REE Class A Ordinary Share per warrant, subject to downward adjustment to the next whole number in case of fractions of REE Warrants.

Under the Merger Agreement, upon the consummation of the Merger, (a) each of the 20,125,000 outstanding Public Shares of 10X Capital’s Class A Common Stock (excluding shares that are redeemed) will become one REE Class A Ordinary Share, except that the holders of Public Shares shall be entitled to elect instead to have such shares redeemed and receive a pro rata portion of 10X Capital’s Trust Account, as provided in Existing 10X Capital Charter, and (b) each of the 7,931,250 Sponsor Shares of 10X Capital’s Class A Common Stock, representing the number of Sponsor Shares held in 10X Capital after the Conversion Ratio is applied, will become one REE Class A Ordinary Share. Additionally, each outstanding 10X Capital Warrant will automatically become a REE Warrant that entitles the holder to purchase one REE Class A Ordinary Share in lieu of one share of 10X Capital Class A Common Stock.

In connection with the consummation of the Merger, the following will occur immediately prior to Effective Time:

•        REE will effect a stock split to cause the value of the outstanding REE Class A Ordinary Shares immediately prior to the Effective Time to equal $10.00 per share. Additionally, immediately prior to the Effective Time, (i) each issued and outstanding unit of 10X Capital comprising one share of 10X Capital Class A Common Stock and one-half of one warrant to purchase one share of 10X Capital Class A Common Stock, shall be automatically separated and the holder thereof shall be deemed to hold one share of 10X Capital Class A Common Stock and one-half of one 10X Capital Warrant; and (ii) each outstanding share of 10X Capital Class B Common Stock shall convert into 1.5763975 shares of 10X Capital Class A Common Stock;

•        the PIPE Investors will purchase 30,000,000 shares of 10X Capital Class A Common Stock for $10.00 per share at an aggregate purchase price of $300.0 million; and

•        REE will amend its articles of association to be substantially in the form attached hereto as Annex D.

The following represents the aggregate merger consideration to be issued by REE under the No Redemption Scenario and Maximum Redemption Scenario, assuming the Minimum Cash Amount has not been waived:

	Assuming No Redemption		Assuming Maximum Redemption
(in millions, other than share amounts)(1)	Purchase price	Shares Issued	Purchase price	Shares Issued
Share Consideration to 10X Capital	$201	20,125,000	$11	1,105,764
PIPE Investment	$300	30,000,000	$300	30,000,000

____________

(1)      The value of REE Class A Ordinary Shares is reflected at $10 per share, assuming the consummation of the expected Stock Split.

The following table summarizes the unaudited pro forma REE Ordinary Shares outstanding under the No Redemption Scenario and Maximum Redemption Scenario for the identified categories of shareholders, assuming no Warrants have been exercised and assuming the Minimum Cash Amount has not been waived:

	Assuming No Redemption		Assuming Maximum Redemption
	Shares	%	Shares		%
Sponsor	7,931,250	3.8%	7,931,250	(1)	4.2%
10X Capital Stockholders	20,125,000	9.6%	1,105,764		0.6%
Existing REE Shareholders(2)	150,748,686	72.2%	150,748,686		79.4%
PIPE Investors	30,000,000	14.4%	30,000,000		15.8%
Total REE Class A Ordinary Shares Outstanding at Closing (excluding all 15,562,500 10X Capital Warrants)	208,804,936	100%	189,785,700		100%
REE Class B Ordinary Shares Outstanding at Closing(3)	83,788,619	—	83,788,619		—

____________

(1)      Includes 2,900,000 Anti-Dilution Shares and assumes no forfeiture of any portion of such shares.

(2)      Number of shares of existing REE shareholders assumes conversion of all preferred shares into ordinary shares and consummation of the stock split contemplated in the Merger Agreement to occur right before consummation of the Merger. The split and the number of shares are calculated based on the number of outstanding shares of REE as of September 30, 2020, assuming the options and warrants remain unexercised.

(3)      New REEs’ Class B shares will be issued to the founders; which will carry 10 votes per share, and will allow founders to have approximately up to 78% of the voting power of the capital stock of REE on a fully-diluted basis. As these shares have no economic or participating rights, they have been excluded from the calculation of earnings per share.

The following unaudited pro forma combined balance sheet as of September 30, 2020, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019, and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 are based on the historical financial statements of 10X Capital and REE, and the unaudited historical balance sheet of 10X Capital as of September 30, 2020, as adjusted to reflect the completion of 10X Capital’s IPO on November 27, 2020 and the exercise of the underwriters’ over-allotment option on December 18, 2020, in each case, as if such IPO and exercise occurred on September 30, 2020. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma combined financial information.

UNAUDITED PRO FORMA Balance sheet

AS OF SEPTEMBER 30, 2020

(dollars in thousands, assuming maximum redemption)

	As of September 30, 2020				As of September 30, 2020
	10X Capital (Adjusted)(1)	REE (Historical)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents	$1,512	44,899	311,058	(A)	357,469
Cash Held in Trust Account	201,250	—	(201,250)	(B)	—
Restricted Deposits	—	793	—		793
Inventory	—	329	—		329
Trade Receivable	—	96	—		96
Other Accounts Receivable and Prepaid Expenses	—	634	—		634
Total Current Assets	202,762	46,751	109,808		359,321

NON-CURRENT ASSETS:
Deferred Transaction Costs	—	75	(75)	(K)	—
Property and Equipment, Net	—	660	—		660
TOTAL ASSETS	$202,762	$47,486	$109,733		$359,981

LIABILITIES
CURRENT LIABILITIES:
Trade Payables	$—	$1,407	$—		$1,407
Other Accounts Payable and Accrued Expenses	$7,569	$1,388	$52,581	(D)	$61,538
Total Current Liabilities	$7,569	$2,795	$52,581		$62,945
Common Stock Subject to Possible Redemption**	190,192	—	(190,192)	(F)	—

SHAREHOLDERS’ EQUITY
Ordinary Shares (REE: authorized and issued and outstanding, actual; authorized and issued and outstanding, pro forma)***	*	4	(4)	(I)	—
Preferred Shares****	—	11	(11)	(I)	—
Additional Paid-In Capital	5,006	143,135	643,422	(G)	791,563
Accumulated Deficit	(5)	(98,459)	(396,063)	(L)	(494,527)
Total Shareholders’ Equity	5,001	44,691	247,344		297,036
TOTAL LIABILITIES, CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY	$202,762	$47,486	$109,733		$359,981

____________

(1)         See “Notes to Unaudited Pro Forma Combined Financial Information — 3. Adjustments to Unaudited Pro Forma Combined Financial Information”.

*            Represents an amount lower than $1.

**          Represents the following:

10X Capital (Adjusted): 20,125,000 shares of 10X Capital Class A Common Stock for gross proceeds of $201.25 million, including $190.2 million related to 19,019,236 shares of 10X Capital Class A Common Stock which are subject to possible redemption classified as temporary equity. Remaining proceeds of $11 million are reflected as increase in additional paid-in capital.

***        Represent the following:

10X Capital (Adjusted): Class A common stock, $0.0001 par value; 280,000,000 shares authorized; 1,105,764 shares issued and outstanding (excluding 19,019,236 shares subject to possible redemption) at September 30, 2020; Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 5,031,250 shares issued and outstanding as of September 30, 2020.

REE (Historical): Ordinary shares, par value 0.01 NIS per share; 13,936,366 Shares authorized as of September 30, 2020; 1,695,458 Shares issued and outstanding as of September 30, 2020.

****      Represent the following:

REE (Historical): Preferred A, A-1, B, B-1, C, D, D-1 shares, par value 0.01 NIS per share; 1,401,827, 290,128, 2,677,706, 231,014, 1,602,959, 820,000, 40,000 Shares authorized, respectively as of September 30, 2020; 890,226, 290,128,1,065,461, 219,391, 808,263, 618,818, 32,889 Shares issued and outstanding respectively as of September 30, 2020.

*****    Pro Forma Combined — Ordinary shares of no-par value;          Shares authorized as of September 30, 2020; 189,785,700 REE Ordinary Class A Shares issued and outstanding as of September 30, 2020, and up to 83,788,619 REE Ordinary Class B Shares. New REE Class B shares will be issued to the founders; which will carry 10 votes per share, and will allow founders to have approximately up to 78% of the voting power of the capital stock of REE on a fully-diluted basis. As these shares have no economic or participating rights, they have been excluded from the calculation of earnings per share.

The pro forma shares attributable to REE shareholders assumes application of the split of each REE Ordinary Share (after conversion of each preferred share of REE into one Ordinary Share), which is expected to occur immediately prior to the Merger. The split is determined based on the Conversion Factor set forth in the Merger Agreement, which results in a split of up to 1 to 26.82 of each historical REE Ordinary Share assuming the number of outstanding equity securities of REE as of September 30, 2020. Each REE Ordinary Share outstanding immediately before consummation of the Merger will become one REE Class A Ordinary Share.

UNAUDITED PRO FORMA Balance sheet

AS OF SEPTEMBER 30, 2020

(dollars in thousands, assuming no redemption)

	As of September 30, 2020				As of September 30, 2020
	10X Capital (Adjusted)(1)	REE (Historical)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents	$1,512	44,899	501,250		$547,661
Cash Held in Trust Account	201,250	—	(201,250)	(B)	—
Restricted Deposits	—	793	—		793
Inventory	—	329	—		329
Trade Receivable	—	96	—		96
Other Accounts Receivable and Prepaid Expenses	—	634	—		634
Total Current Assets	202,762	46,751	292,431		549,513

NON-CURRENT ASSETS:
Deferred Transaction Costs	—	75	(75)	(J)	—
Property and Equipment, Net	—	660	—		660
TOTAL ASSETS	$202,762	$47,486	$299,925		$550,173

LIABILITIES
CURRENT LIABILITIES:
Trade Payables	$—	$1,407	$—		$1,407
Other Accounts Payable and Accrued Expenses	$7,569	$1,388	$52,581	(D)	$61,538
Total Current Liabilities	$7,569	$2,795	$52,581		$62,945
Common Stock Subject to Possible Redemption**	190,192	—	(190,192)	(F)

SHAREHOLDERS’ EQUITY
Ordinary Shares (REE: authorized and issued and outstanding, actual; authorized and issued and outstanding, pro forma)***	*	4	(4)	(I)	—
Preferred Shares****	—	11	(11)	(I)	—
Additional Paid-In Capital	5,006	143,135	833,614	(G)	981,755
Accumulated Deficit	(5)	(98,459)	(396,063)	(L)	(494,527)
Total Shareholders’ Equity	5,001	44,691	437,536		487,228
TOTAL LIABILITIES, CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY	$202,762	$47,486	$299,925		$550,173

____________

(1)         See “Notes to Unaudited Pro Forma Combined Financial Information — 3. Adjustments to Unaudited Pro Forma Combined Financial Information”.

*     Represents an amount lower than $1.

**     Represent the following:

20,125,000 shares of 10X Capital Class A Common Stock for gross proceeds of $200.2 million, including $190.2 million related to 19,019,236 shares of 10X Capital Class A Common Stock which are subject to possible redemption classified as temporary equity. Remaining proceeds of $11 million are reflected as increase in additional paid-in capital.

***        Represent the following:

10X Capital (Historical): 10X Capital Class A Common Stock, $0.0001 par value; 280,000,000 shares authorized; 1,105,764 shares issued and outstanding (excluding 19,019,236 shares subject to possible redemption) at September 30, 2020; 10X Capital Class B Common Stock, $0.0001 par value; 20,000,000 shares authorized; 5,031,250 shares issued and outstanding as of September 30, 2020.

REE (Historical): Ordinary shares, par value 0.01 NIS per share; 13,936,366 shares authorized as of September 30, 2020; 1,695,458 shares issued and outstanding as of September 30, 2020.

****      Represent the following:

REE (Historical): Preferred A, A-1, B, B-1, C, D, D-1 shares, par value 0.01 NIS per share; 1,401,827, 290,128, 2,677,706, 231,014, 1,602,959, 820,000, 40,000 shares authorized, respectively as of September 30, 2020; 890,226, 290,128,1,065,461, 219,391, 808,263, 618,818, 32,889 shares issued and outstanding respectively as of September 30, 2020.

*****    Pro Forma Combined — Ordinary shares of no-par value;          shares authorized as of September 30, 2020; 208,804,936 REE Ordinary Class A Ordinary Shares issued and outstanding as of September 30, 2020, and up to 83,788,619 REE Class B Ordinary Shares. New REE Class B shares will be issued to the founders; which will carry 10 votes per share, and will allow founders to have approximately up to 78% of the voting power of the capital stock of REE on a fully-diluted basis. As these shares have no economic or participating rights, they have been excluded from the calculation of earnings per share.

The pro forma shares attributable to REE shareholders assumes application of the split of each REE Ordinary Share (after conversion of each preferred share of REE into one Ordinary Share), which is expected to occur immediately prior to the Merger. The split is determined based on the Conversion Factor set forth in the Merger Agreement, which results in a split of up to 1 to 26.82 of each historical REE Ordinary Share assuming the number of outstanding equity securities of REE as of September 30, 2020. Each REE Ordinary Share outstanding immediately before consummation of the Merger will become one REE Class A Ordinary Share.

UNAUDITED PRO FORMA STATEMENTS OF OPERATION

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(dollars in thousands, except share and per share data)

	For the nine months ended September 30, 2020
	REE (Historical)	10X Capital (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenues	$336	$—	$		$336
Cost of Sales	(569)	—			(569)
Gross Loss	(233)	—			(233)
Operating Expenses:
Research and Development Expenses	24,618	—			24,618
Selling, General and Administrative Expenses	32,520	5			32,525
Total Operating Expenses	57,138	5			57,143
Operating Loss	(57,371)	(5)			(57,376)
Finance Income, net	377	—			377
Net Loss	(56,994)	(5)			(56,999)
Net Loss Per Share – Basic and Diluted	(10.56)	(0.00)
Weighted Average Shares Outstanding – Basic and Diluted*	5,398,729 (1)	5,031,250
Pro Forma Net Loss Per Share – Basic and Diluted (Assuming No Redemption)	—	—		—	(0.28)
Pro Forma Weighted Average REE Class A Ordinary Shares Outstanding – Basic and Diluted (Assuming No Redemption)**	—	—		—	202,853,349
Pro Forma Net Loss Per Share – Basic and Diluted (Assuming Maximum Redemption)	—	—		—	(0.31)
Pro Forma Weighted Average REE Class A Ordinary Shares Outstanding – Basic and Diluted (Assuming Maximum Redemption)**	—	—		—	183,834,113

____________

(1)      Represent the weighted average shares outstanding before the split.

*        For the purposes of applying the if converted method for calculating diluted loss per share, it was assumed that all warrants and stock options to the REE Class A Ordinary Shares post-Merger are anti-dilutive.

**      The pro forma shares attributable to REE shareholders assumes application of the split of each REE Ordinary Share (after conversion of each preferred share of REE into one Ordinary Share), which is expected to occur immediately prior to the Merger. The split is determined based on the Conversion Factor set forth in the Merger Agreement, which results in a split of up to 1 to 26.82  of each historical REE Ordinary Share assuming the number of outstanding equity securities of REE as of September 30, 2020. Each REE Ordinary Share outstanding immediately before consummation of the Merger will become one REE Class A Ordinary Shares.

UNAUDITED PRO FORMA STATEMENTS OF OPERATION

FOR THE YEAR ENDED DECEMBER 31, 2019

(dollars in thousands, except share and per share data)

	For the year ended December 31, 2019
	REE (Historical)	10X Capital (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenues	$681	$—	$		$681
Cost of Sales	490	—			490
Gross Profit	191	—			191
Operating Expenses:
Research and Development Expenses	7,038	—			7,038
Selling, General and Administrative Expenses	7,178	—			7,178
Total Operating Expenses	14,216	—			14,216
Operating Loss	(14,025)	—			(14,025)
Finance Income, net	1,830	—			1,830
Net Loss	(12,195)	—			(12,195)
Net Loss Per Share – Basic and Diluted	(2.57)
Weighted Average Shares Outstanding – Basic and Diluted	4,740,992(1)
Pro Forma Net Loss Per Share – Basic and Diluted (Assuming No Redemption)	—	—		—	(0.07)
Weighted Average REE Class A Ordinary Shares Outstanding – Basic and Diluted (Assuming No Redemption)	—	—		—	185,212,440
Pro Forma Net Loss Per Share – Basic and Diluted (Assuming Maximum Redemption)	—	—		—	(0.07)
Weighted Average REE Class A Ordinary Shares Outstanding – Basic and Diluted (Assuming Maximum Redemption)	—	—		—	166,193,204

____________

(1)      Represent weighted average shares outstanding before the split.

*        For the purposes of applying the if converted method for calculating diluted loss per share, it was assumed that all warrants and stock options to the REE Class A Ordinary Shares post-Merger are anti-dilutive.

**      The pro forma shares attributable to REE shareholders assumes application of the split of each REE Ordinary Share (after conversion of each preferred share of REE into one Ordinary Share), which is expected to occur immediately prior to the Merger. The split is determined based on the Conversion Factor set forth in the Merger Agreement, which results in a split of up to 1 to 26.82  of each historical REE Ordinary Share assuming the number of outstanding equity securities of REE as of December 31, 2019. Each REE Ordinary Share outstanding immediately before consummation of the Merger will become one REE Class A Ordinary Shares.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1.    Basis of Presentation

The unaudited pro forma combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2020 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 are based on the historical financial statements of REE and historical and adjusted financial statements of 10X Capital. The transaction accounting adjustments for the transaction consist of those necessary to account for the transaction.

The unaudited pro forma combined balance sheet as of September 30, 2020, assumes that the Transactions occurred on September 30, 2020. The unaudited pro forma combined statement of income for the year ended December 31, 2019 and for the nine months ended September 2020, presents pro forma effect to the Transactions as if they had been completed on January 1, 2019.

REE and 10X Capital did not have any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•        10X Capital’s unaudited balance sheet data as of September 30, 2020 included elsewhere in this proxy statement/prospectus

•        10X Capital’s unaudited pro forma balance sheet data as of November 27, 2020 as adjusted for the closing of the underwriters’ partial exercise of their over-allotment option and related transactions, which occurred on December 18, 2020; and

•        REE’s unaudited consolidated balance sheet as of September 30, 2020 and the related notes for the nine months ended September 30 included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined statement of operations for the nine months ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•        10X Capital’s unaudited statement of operations data for the period from August 10, 2020 (inception) through September 30, 2020 included elsewhere in this proxy statement/prospectus; and

•        REE’s unaudited consolidated statements of operation for the nine months ended September 30, 2020 and the related notes, included elsewhere in this proxy statement/prospectus

The unaudited pro forma combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

•        REE’s audited consolidated statements of operation for the year ended December 31, 2019 and the related notes, included elsewhere in this proxy statement/prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions.

The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that 10X Capital and REE believe are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. 10X Capital and REE believe that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of REE after consummation of the Transactions. They should be read in conjunction with the historical financial statements and notes thereto of 10X Capital and REE.

2.    Accounting Policies

As part of the preparation of these unaudited pro forma combined financial statements, certain reclassifications were made to align 10X Capital’s and REE’s financial statement presentation. Upon completion of the Transactions, REE’s management will perform a comprehensive review of 10X Capital’s and REE’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the combined company following consummation of the Merger. Based on its initial analysis, REE’s management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.    Adjustments to Unaudited Pro Forma Combined Financial Information

The following table provides the adjusted balance sheet of 10X Capital as of September 30, 2020 as if the 10X Capital IPO, which was completed on November 27, 2020, and the underwriters’ exercise of their over-allotment option on December 18, 2020, each had occurred on September 30, 2020.

(In thousands)	10X Capital (Historical)		Adjustments	Notes	10X Capital (Adjusted)
Assets
Current assets:
Cash and cash equivalents	$—		$1,512	(1),(2),(5)	$1,512
Cash held in Trust Account	—		201,250	(3)	201,250
Other accounts receivable and prepaid expenses	347		(347)		—
Total Current Assets	347		202,415		202,762
Total Assets	$347		$202,415		$202,762

Liabilities and Shareholders’ Equity
Current liabilities:
Other accounts payable and accrued expenses	267		(267)		—
Promissory note	60		(60)	(5)	—
Deferred underwriting fee payable	—		7,569	(4)	7,569
Total Current Liabilities	327		7,242		7,569

Commitments and Contingencies
Class A common stock, subject to possible redemption	—		190,192	(3)	190,192

Stockholders’ Equity
Class B common stock	(*	)	—		(*	)
Additional paid-in capital	25		4,981	(1),(2),(3),(4)	5,006
Accumulated deficit	(5)		—		(5)
Total Stockholders’ Equity	20		4,981		5,001
Total Liabilities and Stockholders’ Equity	$347		$202,415		$202,762

____________

*        Represents an amount lower than $1.

(1)      Represents the Private Placement of 5,500,000 warrants acquired by the Sponsor simultaneously with the closing of the 10X Capital IPO for gross proceeds of $5.5 million reflected as an increase in cash, and an increase in 10X Capital’s additional paid-in capital of $5.5 million.

(2)      Represents payment of offering costs associated with the 10X Capital IPO of $3.5 million, excluding deferred underwriting commissions of $7.6 million and other offering costs. This is reflected as decrease in cash and decrease in additional paid-in capital.

(3)      Represents issuance of 20,125,000 shares of 10X Capital Class A Common Stock for gross proceeds of $201.25 million, including $190.2 million related to 19,019,236 shares of 10X Capital Class A Common Stock which are subject to possible redemption classified as temporary equity. Remaining proceeds of $11.0 million are reflected as increase in additional paid-in capital.

(4)      Represents accrual of deferred 10X Capital IPO underwriting commissions of $7.6 million reflected as decrease in additional paid-in capital.

(5)      Represents payment of the promissory note at the closing of the IPO.

4.    Adjustments to Unaudited Pro Forma Combined Financial Information

The unaudited pro forma combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma combined financial information to give pro forma effect to events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statements of income (loss), expected to have a continuing impact on the results of the combined company following consummation of the Merger. 10X Capital and REE have not had any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company following consummation of the Merger filed consolidated income tax returns during the periods presented.

The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma combined statements of loss are based upon the number of 10X Capital’s shares outstanding, that will be converted into REE shares in the Merger as well as the conversion of each outstanding REE convertible preferred share into REE Ordinary Shares in accordance with REE’s organizational documents (including the consideration of shares split), assuming the Transactions occurred on January 1, 2019.

Adjustments to Unaudited Pro Forma Combined Balance Sheet

The adjustments included in the unaudited pro forma combined balance sheet as of September 30, 2020 are as follows:

(A)    Represents pro forma adjustments to the cash balance to reflect in case of maximum redemption the following:

	(in thousands)
Reclassification of cash held in 10X Capital Trust Account	11,058	(C)
Proceeds from PIPE Investment	300,000	(E)
Total	311,058	(A)

Or the following in case of no redemption

	(in thousands)
Reclassification of cash held in 10X Capital Trust Account	201,250	(B)
Proceeds from PIPE Investment	300,000	(E)
Total	501,250	(A)

(B)    Reflects the reclassification of $201.25 million of cash held in the Trust Account that becomes available following the Merger or redeemed in case of no redemption.

(C)    Reflects the reclassification of $11.1 million of cash held in the Trust Account that becomes available following the Merger in the case of maximum redemption.

(D)    Represents estimated transaction costs of approximately $60.2 million incurred by 10X Capital and REE in consummating the Transactions including underwriting deferred costs that already recorded in the balance sheet.

(E)    Reflects the proceeds of $300.0 million from the issuance and sale of 30,000,000 shares of 10X Capital Class A Common Stock at $10.00 per share pursuant to the PIPE Investment.

(F)    Reflects the reclassification of $190.2 million related to Common Stock subject to possible redemption to permanent equity, in case of no redemption, or the redeemed value in case of maximum redemption.

(G)    Represents pro forma adjustments to additional paid-in capital to reflect in case of maximum redemption the following:

Payment of estimated transaction fees for REE and 10X Capital	(52,581)	(D)
Deferred transaction costs	(75)	(J)
Issuance of REE Class A Ordinary Shares from PIPE	300,000	(E)
Reclassification of REE’s ordinary and preferred shares to REE Ordinary Shares without par value	15	(I)
Reclassification of 10X Capital expenses	(5)	(H)
Founder’s options for REE Class A Ordinary Shares	396,068	(K)
	643,422	(G)

Represents pro forma adjustments to additional paid-in capital balance to reflect the following case of no redemption:

Payment of estimated transaction fees for REE and 10X Capital	(52,581)	(D)
Deferred transaction costs	(75)	(J)
Issuance of REE Class A Ordinary Shares from PIPE	300,000	(E)
Reclassification of Class A Ordinary Shares subject to redemption	190,192	(F)
Reclassification of REE’s ordinary and preferred shares to REE Ordinary Shares without par value	15	(I)
Reclassification of 10X Capital expenses	(5)	(H)
Founder’s options for REE Class A Ordinary Shares	396,068	(K)
	833,614	(G)

(H)    Represents the amount of the formation and operating costs recorded in 10X Capital.

(I)     Reclassification of REE’s shares to Ordinary Shares, without par value.

(J)     Reclassification of REE’s deferred transaction costs to additional paid-in capital.

(K)    Represents up to 39,607 thousand options with no exercise price (post-split) issued to REE’s founders assuming $10 per share valuation.

Adjustments to Unaudited Pro Forma Combined Statements of Income (loss)

The adjustments included in the unaudited pro forma combined statements of income (loss) excludes interest that might have been earned on funds held in the 10X Capital Trust Account based on pro forma assumption that the Transactions occurred on January 1, 2019.

5.    Net loss per Share

Net loss per share calculated using the historical weighted average shares outstanding after taking into account the expected Stock Split that will take place at the time of the Merger, and the issuance of additional REE Ordinary Shares in connection with the Transactions, assuming such shares were outstanding since January 1, 2019. As the Transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transactions have been outstanding for the entire periods presented. If the maximum number of 10X Capital Public Shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption for the year ended December 31, 2019 and for the nine months ended September 30, 2020:

Assuming No Redemptions:    This presentation assumes that no 10X Capital stockholders exercise redemption rights with respect to their Class A Common Stock.

Assuming Maximum Redemptions:    This presentation assumes that all 10X Capital stockholders holding approximately 19,019,236 shares of Class A Common Stock will exercise their redemption rights with respect to their portion of the aggregate $201.25 million of funds in 10X Capital’s Trust Account. Each of REE’s and 10X Capital’s obligations under the Merger Agreement are subject to 10X Capital having (i) at least $225 million (the “Minimum Cash Amount”) in the Trust Account (after giving effect to the exercise of 10X Capital’s public stockholders’ redemption rights and payment of the transaction costs incurred by 10X Capital) and (ii) net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of the Merger.

	Nine months ended September 30, 2020
	Assuming no redemption	Assuming maximum redemption
Pro forma net loss (in thousands)	(56,999)	(56,999)
Weighted average REE Class A Ordinary Shares outstanding – basic and diluted	202,853,349	183,834,113
Net loss per share – basic and diluted*	(0.28)	(0.31)
Weighted average REE Class A Ordinary Shares outstanding – basic and diluted
10X Capital Public Stockholders**	20,125,000	1,105,764
10X Capital Sponsor Shares	7,931,250	7,931,250
PIPE Investors	30,000,000	30,000,000
REE Shareholders	144,797,099	144,797,099
Total	202,853,349	183,834,113

____________

*        The pro forma shares attributable to REE shareholders assumes application of the split of each REE Ordinary Share (after conversion of each preferred share of REE into one Ordinary Share), which is expected to occur immediately prior to the Merger. The split is determined based on the Conversion Factor set forth in the Merger Agreement, which results in a split of  up to 1 to 26.82  of each historical REE Ordinary Share assuming the number of outstanding equity securities of REE as of September 30, 2020. Each REE Ordinary Share outstanding immediately before consummation of the Merger will become one REE Class A Ordinary Share.

**      Including 2,900,000 Anti-Dilution Shares to be received upon the conversion of 10X Capital Class B Common Stock, assuming no forfeiture.

	Year ended December 31, 2019
	Assuming no redemption	Assuming maximum redemption
Pro forma net loss (in thousands)	(12,195)	(12,195)
Weighted average REE Class A Ordinary Shares outstanding – basic and diluted	185,212,440	166,193,204
Net income (loss) per share – basic and diluted*	(0.07)	(0.07)
Weighted average REE Class A Ordinary Shares outstanding – basic and diluted
10X Capital Public Stockholders**	20,125,000	1,105,764
10X Capital Sponsor Shares	7,931,250	7,931,250
PIPE Investors	30,000,000	30,000,000
REE Shareholders	127,156,190	127,156,190
Total	185,212,440	166,193,204

____________

*        The pro forma shares attributable to REE shareholders assumes application of the split of each REE Ordinary Share (after conversion of each preferred share of REE into one Ordinary Share), which is expected to occur immediately prior to the Merger. The split is determined based on the Conversion Factor set forth in the Merger Agreement, which results in a split of up to 1 to 26.82  of each historical REE Ordinary Share assuming the number of outstanding equity securities of REE as of December 31, 2019. Each REE Ordinary Share outstanding immediately before consummation of the Merger will become one REE Class A Ordinary Share.

**      Including 2,900,000 Anti-Dilution Shares to be received upon the conversion of 10X Capital Class B Common Stock, assuming no forfeiture.

MANAGEMENT OF REE FOLLOWING THE MERGER

References in this section to “we,” “our,” “us” or “the Company” refer to REE.

Management and Board of Directors

10X Capital and REE anticipate that the current executive officers and directors of REE, as of December 31, 2020, will remain as the executive officers and directors of REE following the Merger except for the addition of one director from 10X Capital. The following persons are expected to serve as REE’s executive officers and directors following the Merger. For biographical information concerning the executive officers and directors, see below.

Name	Age	Position
Daniel Barel	42	Co-Founder, Chief Executive Officer and Director
Ahishay Sardes	40	Co-Founder, Chief Technology Officer; Director Nominee
Hai Aviv	40	Chief Financial Officer
Michael-John Chariton	63	Chief Operating Officer
Keren Shemesh	46	Chief Marketing Officer
Angelique Strong Marks	54	General Counsel
Arik Shteinberg	56	Director
Hari Nair	61	Director
Ari Raved	68	Director
Hans Thomas	43	Director Nominee

Executive Officers

Daniel Barel has been the Chief Executive Officer of REE since 2013. Mr. Barel is a serial entrepreneur who founded several startups in the fields of medical devices, cyber security and software applications. He serves as chairman of SpecterX, an Israeli data management company he co-founded in 2017. Between 2007 and 2013, Mr. Barel served as Chief Financial Officer of CAUTES International, a boutique business consulting firm in Hong Kong that he founded in 2007. He previously served as chairman of WOOOF, a social networking platform he founded in 2012. Mr. Barel holds a Bachelor of Arts in Economics and Business Administration from the Hebrew University.

Ahishay Sardes will serve as a member of REE’s board of directors following the Merger. Mr. Sardes has been the Chief Technology Officer of REE since 2013. Mr. Sardes has over 15 years of experience in engineering including mechanics, electronics, software and research. From 2008 to 2013, he served as Head of Engineering at ZIV-AV Technologies, an Israeli engineering company. Mr. Sardes holds a Bachelor of Science in Mechanical Engineering from the Afeka Tel Aviv Academic College of Engineering.

Hai Aviv has been Chief Financial Officer of REE since 2018. Prior to joining REE, from 2016 to 2018 he served as Chief Financial Officer of Beyond Air, a public company listed on Nasdaq, operating in the fields of biopharmaceutical and medical devices. From 2010 until 2013, Mr. Aviv served as corporate controller and from 2013 until 2017, Mr. Aviv served as Chief Financial Officer of Babylon Ltd., a public company listed on the Tel Aviv Stock Exchange, operating in the fields of internet, software and venture capital investments. Prior to that, from 2005 to 2010, he was a manager at Ernst & Young. Mr. Aviv is a Certified Public Accountant and holds a Bachelor of Arts in Business and Accounting from the College of Management Academic Studies, and an MBT in Business and Taxation from the College of Management Academic Studies.

Michael-John Charlton has been Chief Operating Officer of REE since 2020. Previously, Mr. Charlton has served as senior vice president of Global Manufacturing Development for Tenneco Inc., responsible for Tenneco’s global manufacturing strategy and competence development. Mr. Charlton also held other positions at Tenneco, including as senior vice president of global supply chain management and manufacturing, as managing director for Tenneco’s business activities in India, and as executive operations director for emission control, Europe. Prior to joining Tenneco in 2005, Mr. Charlton spent eight years at TRW Automotive, where he held a variety of positions of increasing responsibility, the most recent being lead director European Purchasing and operations director, UK. He also spent five years working for Lucas where he was general manager, Czech Republic and manufacturing manager, UK. Mr. Charlton holds a Bachelor of Science degree in physics from Queen Elizabeth College at the University of London.

Keren Shemesh has been Chief Marketing Officer for REE since September 2019. Prior to that, from 2016 to 2018 Ms. Shemesh served as Vice President of Marketing at Elmo Motion Control. From 2010 until 2016, she held numerous senior marketing positions, including Global Marketing Manager from 2015 to 2016, at Starhome Mach. Ms. Shemesh holds a B.Eng in Electronic Communications Engineering from Bezeq College and a Bachelor of Science in Electronic Engineering from Ariel University.

Angelique Strong Marks has been General Counsel and Corporate Secretary for REE since December 2020. Prior to joining REE, she served as Director, General Counsel, Corporate Secretary and Compliance Officer at MAHLE from 2014 to 2020. From 2009 to 2013, Ms. Strong Marks was the Director, General Counsel, Corporate Secretary, and Compliance Officer at Behr America Inc. Between 2004 and 2008, Ms. Strong Marks was the Vice President, General Counsel, and Assistant Corporate Secretary at the Handleman Company. Prior to that, she served as Corporate Finance and Securities Senior Corporate Counsel at DTE Energy between 2002 and 2004. From 2001 to 2002, Ms. Strong Marks was the Corporate Finance and Securities Senior Corporate Counsel at Consumers Energy. She served as Chief Legal Counsel and Assistant Corporate Secretary for Frank Nursery & Crafts, Inc. from 1998 to 2001. She previously was a Labor and Employment Associate at Hardy, Lewis & Page P.C. Ms. Strong Marks graduated from the University of Akron with a Bachelor of Science in Finance. She also holds a Master’s in Business Administration degree from Miami University and a J.D. from the Ohio State University Moritz College of Law.

Directors and Director Nominees

Arik Shteinberg has been a member of the REE board of directors since 2018. Mr. Shteinberg serves on the board of directors of Leumi Partners Ltd., as a director in Paz Oil Company Ltd., and as a director at Axilion Ltd. He also serves on the board of trustees of the Academic College of Tel-Aviv-Yaffo. Mr. Shteinberg served from 2006 to 2010 as chairman of the board of directors of Psagot Investment House, Ltd., as well as other companies in the Psagot Group, overseeing their business strategies. Mr. Shteinberg served as Chairman of York Capital, and on the board of directors of the Tel-Aviv Stock Exchange. Between 1999 and 2003, Mr. Shteinberg was Chief Executive Officer of Ilanot Batucha Investment House from the IDB Group, as well as a director of Maalot (the Israeli affiliate of Standard & Poor’s). Prior to that, Mr. Shteinberg served as Chief Executive Officer of Etgar-Portfolio Management Trust Co., owned by Bank Mizrahi-Tefahot. He also served on the advisory boards of Mobileye Technologies and Novotrans Group SA. Mr. Shteinberg holds a Bachelor of Arts in economics from Tel-Aviv University.

Hari Nair has served on REE’s board of directors since 2019. Mr. Nair is a global technology investor and corporate advisor with over thirty years of experience in the automotive and commercial vehicle industry. He is Chief Executive Officer of Anitar Investments LLC. Since 2019, Mr. Nair has served as Investment Committee Member for Vasuki Investments. Since 1987, Mr. Nair held numerous executive positions at Tenneco Inc., including serving as the company’s Chief Operating Officer from 2010 to 2015. Prior to that he served as a senior financial analyst at General Motors Corporation. Mr. Nair currently serves on the board of directors at Musashi Seimitsu Industry, and Owens-Illinois and as chairman of Sintercom India Ltd. He previously served as a board member for Delphi Technologies PLC from 2017 to 2020 and Tenneco’s board of directors from 2009 until 2015. Mr. Nair holds a Bachelor of Science in Engineering from Bradley University and a Master’s in Business Administration from the University of Notre Dame.

Ari Raved has been a member of the REE board of directors since 2014. Mr. Raved has served as Senior Vice President of IDB Development Corp. Ltd. since 2004. He is also a director of Property and Building Corporation, Gav-Yam Bayside Land Corporation, and Modiin Energy LP. Mr. Raved serves on the boards of Advanced Inhalation Therapies and is chairman at Bartan Holdings and Investments Ltd. He previously held management positions at Bank Leumi and was a director at a number of companies. He previously served as director of Beyond Air, a public company. Mr. Raved holds a Bachelor of Arts in Political Science from Tel Aviv University and a Master of Arts in Labor Studies from Tel Aviv University.

Hans Thomas will serve as a member of REE’s board of directors following the Merger. Mr. Thomas is an entrepreneur and technology investor with over twenty years of experience in senior investment and portfolio company founder roles. Mr. Thomas is the Founding Partner of 10X Capital, an NYC-based venture capital firm whose portfolio companies include Robinhood, DraftKings, Palantir, 23andMe, Wish and Compass Therapeutics, where he has served as Chief Executive Officer since 2004. Mr. Thomas is also the Chairman of Growth Techonology Partners, originally a San Francisco-based venture capital firm acquired by 10X Capital in 2019. Prior to 10X Capital, Mr. Thomas was an Executive Director at One Zero Capital, an NYC-based asset manager. In 2015, Mr. Thomas co-founded TheNumber, an institutional big data analytics technology platform. Mr. Thomas was also a founding team member of InternetCash in 1999. Mr. Thomas attended New York University.

Family Relationships

There are no family relationships between any of our executive officers and our directors.

Arrangements for Election of Directors and Members of Management

Following the Merger, there will be no arrangements or understandings with major shareholders or others pursuant to which any of our executive officers or directors are selected.

Corporate Governance Practices

As an Israeli company, we are subject to various corporate governance requirements under the Israeli Companies Law, 5759-1999 (the “Companies Law”). However, pursuant to regulations promulgated under the Companies Law, companies with shares traded on certain U.S. stock exchanges, including Nasdaq, may, subject to certain conditions, “opt out” from the requirements to appoint external directors and related rules concerning the composition of the audit committee and compensation committee of the board of directors, other than the gender diversity rule, which requires the appointment of a director from the other gender if, at the time a director is appointed, all members of the board of directors are of the same gender. In accordance with these regulations, we have elected to “opt out” from these requirements of the Companies Law. Under these regulations, the exemptions from such Companies Law requirements will continue to be available to us so long as: (i) we do not have a “controlling shareholder,” as such term is defined under the Companies Law, (ii) our shares are traded on certain U.S. stock exchanges, including Nasdaq, and (iii) we comply with the director independence requirements and the audit committee and compensation committee composition requirements under U.S. laws, including the rules of the applicable exchange, that are applicable to U.S. domestic issuers.

After the closing of the Merger, we will be a “foreign private issuer,” as such term is defined in Rule 405 under the Securities Act. As a foreign private issuer we will be permitted to comply with Israeli corporate governance practices instead of the Nasdaq corporate governance rules, provided that we disclose which requirements we will not follow and the equivalent Israeli requirements that we will comply with instead.

We intend to rely on this “foreign private issuer exemption” with respect to the quorum requirement for shareholder meetings. Under Nasdaq corporate governance rules, a quorum would require the presence, in person or by proxy, of holders of at least 33⅓% of the total issued outstanding voting power of our shares at each general meeting of shareholders. Pursuant to our Amended and Restated Articles and as permitted under the Companies Law, the quorum required for a general meeting of shareholders will consist of at least two shareholders present in person or by proxy who hold or represent at least 33⅓% of the total outstanding voting power of our shares, except if (i) any such general meeting of shareholders was initiated by and convened pursuant to a resolution adopted by the board of directors and (ii) at the time of such general meeting, we qualify as a “foreign private issuer,” in which case the requisite quorum will consist of two or more shareholders present in person or by proxy who hold or represent at least 25% of the total outstanding voting power of our shares (and if the meeting is adjourned for a lack of quorum, the quorum for such adjourned meeting will be, subject to certain exceptions, any number of shareholders). Notwithstanding the foregoing, a quorum for a general meeting (and for any adjourned general meeting) shall also require the presence in person or by proxy of at least one shareholder holding REE Class B Ordinary Shares if such shares are outstanding. We otherwise intend to comply with the rules generally applicable to U.S. domestic companies listed on Nasdaq. We may, however, in the future decide to rely upon the “foreign private issuer exemption” for purposes of opting out of some or all of the other corporate governance rules.

Board of Directors

Under the Companies Law and our Amended and Restated Articles, our business and affairs will be managed under the direction of our board of directors. Our board of directors may exercise all powers and may take all actions that are not specifically granted to our shareholders or to executive management. Our Chief Executive Officer (referred to as a “general manager” under the Companies Law) will be responsible for our day-to-day management. Our Chief Executive Officer will be appointed by and will serve at the discretion of, our board of directors, subject to the employment agreement that we have entered into with him. All other executive officers will be appointed by the Chief Executive Officer, subject to applicable corporate approvals, and shall be subject to the terms of any applicable employment or consulting agreements that we may enter into with them.

Under our Amended and Restated Articles, the number of directors on our board of directors will be no less than three and no more than eleven. Our directors will generally be elected by a simple majority vote of holders of REE Ordinary Shares, participating and voting (in person or by proxy) at an annual general meeting of our shareholders.

Each director will hold office until the annual general meeting of our shareholders for the year in which such director’s term expires, unless the tenure of such director expires earlier pursuant to the Companies Law or unless such director is removed from office as described below.

Under our Amended and Restated Articles the approval of the holders of at least 65% of the total voting power of our shareholders will generally be required to remove any of our directors from office or amend the provision requiring the approval of at least 65% of the total voting power of our shareholders to remove any of our directors from office, provided that if any REE Class B Ordinary Shares remain outstanding, then the required majority shall be a majority of the total voting power of REE’s shareholders. In addition, vacancies on our board of directors may be filled by a vote of a simple majority of the directors then in office. A director so appointed will hold office until the next annual general meeting of our shareholders for the election of the class of directors in respect of which the vacancy was created. In the case of a vacancy due to the number of directors being less than the maximum number of directors stated in our Amended and Restated Articles, to be effective upon the closing of the Merger, the new director filling the vacancy will serve until the next annual general meeting of our shareholders for the election of the class of directors to which such director was assigned by our board of directors.

Chairperson of the Board

Our Amended and Restated Articles, will provide that the board of directors shall appoint a member of the board to serve as the chairperson. Under the Companies Law, the chief executive officer of a public company, or a relative of the chief executive officer, may not serve as the chairperson of the board of directors, and the chairperson of the board of directors, or a relative of the chairperson, may not be vested with authorities of the chief executive officer, unless approved by a special majority of the company’s shareholders. The shareholders’ approval may be effective for a period of five years immediately following an initial public offering, and subsequently, for additional periods of up to three years.

In addition, a person who is subordinated, directly or indirectly, to the chief executive officer may not serve as the chairperson of the board of directors, the chairperson of the board of directors may not be vested with authorities that are granted to persons who are subordinated to the chief executive officer, and the chairperson of the board of directors may not serve in any other position in the Company or in a controlled subsidiary, but may serve as a director or chairperson of a controlled subsidiary.

External Directors

Under the Companies Law, companies incorporated under the laws of the State of Israel that are “public companies,” including companies with shares listed on Nasdaq, are required to appoint at least two external directors. Pursuant to regulations promulgated under the Companies Law, companies with shares traded on certain U.S. stock exchanges, including Nasdaq, which do not have a “controlling shareholder,” may, subject to certain conditions, “opt out” from the Companies Law requirements to appoint external directors and related Companies Law rules concerning the composition of the audit committee and compensation committee of the board of directors. In accordance with these regulations, we have elected to “opt out” from the Companies Law requirement to appoint external directors and related Companies Law rules concerning the composition of the audit committee and compensation committee of our board of directors.

Director Independence

The Nasdaq corporate governance rules require that a majority of our board of directors be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the listed company). Our board of directors has determined that               ,              ,              , and                will be independent directors as defined in the Nasdaq corporate governance rules.

Audit Committee

Companies Law Requirements

Under the Companies Law, the board of directors of a public company must appoint an audit committee. We have elected to “opt out” from additional Companies Law requirements relating to the size and composition of the audit committee.

Listing Requirements

Under Nasdaq corporate governance rules, we will be required to maintain an audit committee consisting of at least three independent directors, each of whom is financially literate and one of whom has accounting or related financial management expertise.

Following the closing of the merger, our audit committee will consist of             ,             , and             .              will serve as the chairperson of the audit committee. All members of our audit committee will meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq corporate governance rules. Our board of directors has determined that is an audit committee financial expert as defined by the SEC rules and is financially literate as defined by Nasdaq corporate governance rules.

Our board of directors has determined that each member of our audit committee will be independent, as such term is defined in Rule 10A3(b)(1) under the Exchange Act, which is different from the general test for independence of board and committee members.

Audit Committee Role

Our board of directors will have adopted an audit committee charter setting forth the responsibilities of the audit committee, which are consistent with the Companies Law, the SEC rules, and Nasdaq corporate governance rules. These responsibilities include:

•        retaining and terminating our independent auditors, subject to ratification by the board of directors, and in the case of retention, subject to ratification by the shareholders;

•        pre-approving audit and non-audit services to be provided by the independent auditors and related fees and terms;

•        overseeing the accounting and financial reporting processes of our company;

•        managing audits of our financial statements;

•        preparing all reports as may be required of an audit committee under the rules and regulations promulgated under the Exchange Act;

•        reviewing with management and our independent auditor our annual and quarterly financial statements prior to publication, filing, or submission to the SEC;

•        recommending to the board of directors the retention and termination of the internal auditor, and the internal auditor’s engagement fees and terms, in accordance with the Companies Law, as well as approving the yearly or periodic work plan proposed by the internal auditor;

•        reviewing with our general counsel and/or external counsel, as deemed necessary, legal and regulatory matters that may have a material impact on the financial statements;

•        identifying irregularities in our business administration, inter alia, by consulting with the internal auditor or with the independent auditor, and suggesting corrective measures to the board of directors;

•        reviewing policies and procedures with respect to transactions (other than transactions related to compensation or terms of services) between REE and its officers and directors, affiliates of officers or directors, or transactions that are not in the ordinary course of REE’s business and deciding whether to approve such acts and transactions if so required under the Companies Law; and

•        establishing procedures for handling employee complaints relating to the management of our business and the protection to be provided to such employees.

Compensation Committee

Companies Law Requirements

Under the Companies Law, the board of directors of a public company must appoint a compensation committee. We have elected to “opt out” from additional Companies Law requirements relating to the size and composition of the compensation committee.

Listing Requirements

Under Nasdaq corporate governance rules, we will be required to maintain a compensation committee consisting of at least two independent directors.

Following the closing of the Merger, our compensation committee will consist of           ,            and             .              will serve as chairperson of the compensation committee. Our board of directors has determined that each member of our compensation committee will be independent under Nasdaq corporate governance rules, including the additional independence requirements applicable to the members of a compensation committee.

Compensation Committee Role

In accordance with the Companies Law, the responsibilities of the compensation committee will be, among others, as follows:

•        making recommendations to the board of directors with respect to the approval of the compensation policy for office holders and, once every three years, with respect to any extensions to a compensation policy that was adopted for a period of more than three years;

•        reviewing the implementation of the compensation policy and periodically making recommendations to the board of directors with respect to any amendments or updates to the compensation policy;

•        resolving whether to approve arrangements with respect to the terms of office and employment of office holders; and

•        exempting, under certain circumstances, a transaction with our Chief Executive Officer from the approval of our shareholders.

Our board of directors will have adopted a compensation committee charter setting forth the responsibilities of the committee, which are consistent with Nasdaq corporate governance rules and include among others:

•        recommending to our board of directors for its approval a compensation policy, in accordance with the requirements of the Companies Law, as well as other compensation policies, incentive-based compensation plans, and equity-based compensation plans, overseeing the development and implementation of such policies, and recommending to our board of directors any amendments or modifications the committee deems appropriate, including as required under the Companies Law;

•        reviewing and approving the granting of options and other incentive awards to our Chief Executive Officer and other executive officers, including reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, including evaluating their performance in light of such goals and objectives;

•        approving and exempting certain transactions regarding office holders’ compensation pursuant to the Companies Law; and

•        administering our equity-based compensation plans, including without limitation, approving the adoption of such plans, amending and interpreting such plans, and the awards and agreements issued pursuant thereto, and making and determining the terms of awards to eligible persons under the plans.

Compensation Policy under the Companies Law

In general, under the Companies Law, the board of directors of a public company must approve a compensation policy after receiving and considering the recommendations of the compensation committee. In addition, our compensation policy will have to be approved at least once every three years, first, by our board of directors, upon recommendation of our compensation committee, and second, by a simple majority of REE Ordinary Shares present, in person or by proxy, and voting (excluding abstentions) at a general meeting of shareholders, provided that either:

•        the majority of such REE Ordinary Shares is comprised of shares held by shareholders who are not controlling shareholders and shareholders who do not have a personal interest in such compensation policy; or

•        the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in the compensation policy voting against the policy does not exceed two percent (2%) of the aggregate voting rights in the company.

Under special circumstances, the board of directors may approve the compensation policy despite the objection of the shareholders on the condition that the compensation committee and then the board of directors decide, on the basis of detailed grounds, and after discussing again with the compensation committee, that approval of the compensation policy, despite the objection of shareholders, is for the benefit of the Company.

If the Company adopts a compensation policy in advance of its initial public offering (or in this case, prior to the closing of the Merger) and describes such compensation policy in the prospectus for such offering, then such compensation policy shall be deemed a validly adopted policy in accordance with the Companies Law requirements described above. Furthermore, if the compensation policy is established in accordance with this relief, then it will remain in effect for a term of five years from the date the Company becomes a public company.

The compensation policy must be based on certain considerations include certain provisions and reference certain matters as set forth in the Companies Law. The compensation policy must serve as the basis for decisions concerning the financial terms of employment or engagement of office holders, including exculpation, insurance, indemnification, or any monetary payment or obligation of payment in respect of employment or engagement. The compensation policy must be determined and later reevaluated according to certain factors, including: the advancement of the Company’s objectives, business plan and long-term strategy; the creation of appropriate incentives for office holders, while considering, among other things, the company’s risk management policy; the size and the nature of the company’s operations; and with respect to variable compensation, the contribution of the office holder towards the achievement of the company’s long-term goals and the maximization of its profits, all with a long-term objective and according to the position of the office holder. The compensation policy must furthermore consider the following additional factors:

•        the education, skills, experience, expertise, and accomplishments of the relevant office holder;

•        the office holder’s position and responsibilities;

•        prior compensation agreements with the office holder;

•        the ratio between the cost of the terms of employment of an office holder and the cost of the employment of other employees of the company, including employees employed through contractors who provide services to the company; in particular, the ratio between such cost to the average and median salary of such employees of the company, as well as possible impacts of compensation disparities between them on the work relationships in the company;

•        if the terms of employment include variable components, the possibility of reducing variable components at the discretion of the board of directors and setting a limit on the value of non-cash variable equity-based components; and

•        if the terms of employment include severance compensation, the term of employment or office of the office holder, the terms of the office holder’s compensation during such period, the company’s performance during such period, the office holder’s individual contribution to the achievement of the company goals and the maximization of its profits, and the circumstances under which the office holder is leaving the company.

The compensation policy must also include, among other things:

•        with regards to variable components:

•        with the exception of office holders who report to the chief executive officer, a means of determining the variable components on the basis of long-term performance and measurable criteria; provided that the company may determine that an immaterial part of the variable components of the compensation package of an office holder shall be awarded based on non-measurable criteria, or if such amount is not higher than three months’ salary per annum, taking into account such office holder’s contribution to the company; or

•        the ratio between variable and fixed components, as well as the limit of the values of variable components at the time of their payment, or in the case of equity-based compensation, at the time of grant;

•        a clawback provision, according to conditions to be set forth in the compensation policy, covering amounts paid as part of the office holder’s terms of employment, if such amounts were paid based on information subsequently discovered to be wrong, and such information was restated in the company’s financial statements;

•        the minimum holding or vesting period of variable equity-based components to be set in the terms of office or employment, as applicable, while taking into consideration long-term incentives; and

•        a limit to retirement grants.

Our compensation policy, which will become effective immediately prior to the closing of the Merger, is designed to retain and motivate our directors and executive officers, incentivize superior individual excellence, align the interests of our directors and executive officers with our long-term performance, and provide a risk management tool. To that end, a portion of our executive officer compensation package will be targeted to reflect our short and long-term goals, as well as the executive officer’s individual performance. Our compensation policy will also include measures designed to reduce the executive officer’s incentives to take excessive risks that may harm the Company in the long-term, such as limits on the value of cash bonuses and equity-based compensation, limitations on the ratio between the variable and the total compensation of an executive officer, and minimum vesting periods for equity-based compensation.

Our compensation policy will also address our executive officers’ individual characteristics (such as their respective positions, education, scope of responsibilities, and contributions to the attainment of our goals) as the basis for compensation variation among our executive officers and considers the internal ratios between compensation of our executive officers and directors and other employees. Pursuant to our compensation policy, the compensation that may be granted to an executive officer may include: base salary, annual bonuses, and other cash bonuses (such as a signing bonus and special bonuses with respect to any special achievements, such as outstanding personal achievement, outstanding personal effort, or outstanding company performance), equity-based compensation, benefits and retirement and termination of service arrangements. All cash bonuses will be limited to a maximum amount linked to the executive officer’s base salary.

An annual cash bonus may be awarded to executive officers upon the attainment of pre-set periodic objectives and individual targets. The annual cash bonus that may be granted to our executive officers, other than our Chief Executive Officer, will be based on performance objectives and a discretionary evaluation of the executive officer’s overall performance by our Chief Executive Officer and subject to minimum thresholds. The annual cash bonus that may be granted to executive officers, other than our Chief Executive Officer, may alternatively be based entirely on a discretionary evaluation. Furthermore, our Chief Executive Officer will be entitled to approve performance objectives for executive officers who report to him.

The measurable performance objectives of our Chief Executive Officer will be determined annually by our compensation committee and board of directors. A non-material portion of the Chief Executive Officer’s annual cash bonus, as provided in our compensation policy, may be based on a discretionary evaluation of the Chief Executive Officer’s overall performance by the compensation committee and the board of directors.

Under our compensation policy, the equity-based compensation of our executive officers and members of our board of directors will be designed in a manner consistent with the underlying objectives in determining the base salary and the annual cash bonus, with its main objectives being to enhance the alignment between the executive officers’ and directors’ interests with our long-term interests and those of our shareholders, and to strengthen the retention and the motivation of executive officers and directors over the long term. Our compensation policy will provide for executive officer and director compensation in the form of share options or other equity-based awards, such as restricted shares and restricted share units, in accordance with our then-current equity incentive plan. All equity-based incentives granted to executive officers and directors shall be subject to vesting periods in order to promote long-term retention. Equity-based compensation shall be granted from time to time and be individually determined and awarded according to the individual’s performance, educational background, prior business experience, qualifications, role, and personal responsibilities.

In addition, our compensation policy will contain provisions that allow us, under certain conditions, to recover bonuses paid in excess, enable our Chief Executive Officer to approve an immaterial change in the terms of employment of an executive officer who reports directly to him (provided that such changes are in accordance with our compensation policy), and will allow us to exculpate, indemnify, and insure our executive officers and directors to the maximum extent permitted by Israeli law subject to certain limitations set forth therein.

Our compensation policy will also provide for compensation to the members of our board of directors either (i) in accordance with the amounts provided in the Companies Regulations (Rules Regarding the Compensation and Expenses of an External Director), 5760-2000, as modified by the Companies Regulations (Relief for Public Companies Traded on Stock Exchanges Outside of Israel), 5760-2000, as such regulations may be amended from time to time, or (ii) in accordance with the amounts determined in our compensation policy.

Our compensation policy, which will be approved by our board of directors and shareholders prior to the closing of the Merger, will become effective immediately prior to the closing of the Merger and will be filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

Nominating and Governance Committee

Following the closing of the Merger, our nominating and governance committee will consist of             ,                and             . Our board of directors will have adopted a nominating and governance committee charter setting forth the responsibilities of the committee, which include:

•        overseeing and assisting our board in reviewing and recommending nominees for election of directors;

•        assessing the performance of the members of our board; and

•        establishing and maintaining effective corporate governance policies and practices, including, but not limited to, developing and recommending to our board a set of corporate governance guidelines applicable to our business.

Internal Auditor

Under the Companies Law, the board of directors of a public company must appoint an internal auditor based on the recommendation of the audit committee. The role of the internal auditor will be, among other things, to review the company’s compliance with applicable law and orderly business procedure. Under the Companies Law, the internal auditor cannot be an interested party, an office holder, or a relative of an interested party or an office holder, nor may the internal auditor be the company’s independent auditor or its representative. An “interested party” is defined in the Companies Law as (i) a holder of 5% or more of the issued share capital or voting power in a company, (ii) any person or entity who has the right to designate one or more directors or to designate the chief executive officer of the company, or (iii) any person who serves as a director or as chief executive officer of the company. The company will appoint an internal auditor following the closing of the Merger.

Approval of Related Party Transactions under Israeli Law

Fiduciary Duties of Directors and Executive Officers

The Companies Law codifies the fiduciary duties that office holders owe to a company. An office holder is defined in the Companies Law as a general manager, chief business manager, deputy general manager, vice general manager, any other person assuming the responsibilities of any of these positions regardless of such person’s title, a director, and any other manager directly subordinate to the general manager. Each person listed in the table under “Management of REE Following the Merger — Management and Board of Directors” will be an office holder under the Companies Law.

An office holder’s fiduciary duties consist of a duty of care and a duty of loyalty. The duty of care requires an office holder to act with the level of care with which a reasonable office holder in the same position would act under the same circumstances. The duty of care includes, among other things, a duty to use reasonable means, in light of the circumstances, to obtain:

•        information on the business advisability of a given action brought for the office holder’s approval or performed by virtue of the office holder’s position; and

•        all other important information pertaining to such action.

The duty of loyalty requires an office holder to act in good faith and in the best interests of the Company, and includes, among other things, the duty to:

•        refrain from any act involving a conflict of interest between the performance of the office holder’s duties in the company and the office holder’s other duties or personal affairs;

•        refrain from any activity that is competitive with the business of the company;

•        refrain from exploiting any business opportunity of the company for the purpose of gaining a personal advantage for the office holder or others; and

•        disclose to the company any information or documents relating to the company’s affairs which the office holder received as a result of the office holder’s position.

Under the Companies Law, a company may approve an act, specified above, which would otherwise constitute a breach of the office holder’s fiduciary duty, provided that the office holder acted in good faith, neither the act nor its approval harms the company, and the personal interest of the office holder is disclosed a sufficient time before the approval of such act. Any such approval is subject to the terms of the Companies Law setting forth, among other things, the required corporate approvals and the methods of obtaining such approvals.

Disclosure of Personal Interests of an Office Holder and Approval of Certain Transactions

The Companies Law requires that an office holder promptly disclose to the board of directors any personal interest and all related material information known to such office holder concerning any existing or proposed transaction with the company. A personal interest includes an interest of any person in an act or transaction of a company, including a personal interest of one’s relative or of a corporate body in which such person or a relative of such person is a 5% or greater shareholder, director, or general manager or in which such person has the right to appoint at least one director or the general manager, but excluding a personal interest stemming solely from one’s ownership of shares in the company. A personal interest includes the personal interest of a person for whom the office holder holds a voting proxy or the personal interest of the office holder with respect to the officer holder’s vote on behalf of a person for whom he or she holds a proxy even if such shareholder has no personal interest in the matter.

If it is determined that an office holder has a personal interest in a non extraordinary transaction (meaning any transaction that is in the ordinary course of business, on market terms or that is not likely to have a material impact on the company’s profitability, assets or liabilities), approval by the board of directors is required for the transaction unless the company’s articles of association provide for a different method of approval. Any such transaction that is adverse to the company’s interests may not be approved by the board of directors.

Approval first by the company’s audit committee and subsequently by the board of directors will be required for an extraordinary transaction (meaning any transaction that is not in the ordinary course of business, not on market terms or that is likely to have a material impact on the company’s profitability, assets or liabilities) in which an office holder has a personal interest.

A director and any other office holder who has a personal interest in a transaction which is considered at a meeting of the board of directors or the audit committee may generally (unless it is with respect to a transaction which is not an extraordinary transaction) not be present at such a meeting or vote on that matter unless a majority of the directors or members of the audit committee, as applicable, have a personal interest in the matter. If a majority of the members of the audit committee or the board of directors have a personal interest in the matter, then all of the directors may participate in deliberations of the audit committee or board of directors, as applicable, with respect to such transaction and vote on the approval thereof and, in such case, shareholder approval will also be required.

Certain disclosure and approval requirements apply under Israeli law to certain transactions with controlling shareholders, certain transactions in which a controlling shareholder has a personal interest, and certain arrangements regarding the terms of service or employment of a controlling shareholder. For these purposes, a controlling shareholder is any shareholder that has the ability to direct the company’s actions, including any shareholder holding 25% or more of the voting rights if no other shareholder owns more than 50% of the voting rights in the company. Two or more shareholders with a personal interest in the approval of the same transaction are deemed to be one shareholder.

For a description of the approvals required under Israeli law for compensation arrangements of officers and directors, see “Management of REE Following the Merger — Compensation of Directors and Executive Officers.”

Shareholder Duties

Pursuant to the Companies Law, a shareholder has a duty to act in good faith and in a customary manner toward the company and other shareholders and to refrain from abusing his or her power with respect to the company, including, among other things, in voting at a general meeting and at shareholder class meetings with respect to the following matters:

•        an amendment to the company’s articles of association;

•        an increase of the company’s authorized share capital;

•        a merger; or

•        interested party transactions that require shareholder approval.

In addition, a shareholder has a general duty to refrain from discriminating against other shareholders.

Certain shareholders also have a duty of fairness toward the company. These shareholders include any controlling shareholder, any shareholder who knows that it has the power to determine the outcome of a shareholder vote, and any shareholder who has the power to appoint or to prevent the appointment of an office holder of the company or exercise any other rights available to it under the company’s articles of association with respect to the company. The Companies Law does not define the substance of this duty of fairness, except to state that the remedies generally available upon a breach of contract will also apply in the event of a breach of the duty of fairness.

Exculpation, Insurance and Indemnification of Office Holders

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care, but only if a provision authorizing such exculpation is included in its articles of association. Our Amended and Restated Articles will include such a provision. An Israeli company may not exculpate a director from liability arising out of a prohibited dividend or distribution to shareholders.

An Israeli company may indemnify an office holder from the following liabilities and expenses incurred for acts performed as an office holder, either in advance of an event or following an event, provided a provision authorizing such indemnification is contained in its articles of association:

•        a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the above mentioned events and amount or criteria;

•        reasonable litigation expenses, including legal fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability, such as a criminal penalty, was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction;

•        reasonable litigation expenses, including legal fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third party or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for an offense that does not require proof of criminal intent; and

•        expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments made to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law; and

•        expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder pursuant to certain provisions of the Israeli Economic Competition Law, 5758-1988.

An Israeli company may insure an office holder against the following liabilities incurred for acts performed as an office holder if and to the extent provided in the company’s articles of association:

•        a breach of the duty of loyalty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the Company;

•        a breach of the duty of care to the company or to a third party, including a breach arising out of the negligent conduct of the office holder;

•        a financial liability imposed on the office holder in favor of a third party;

•        a financial liability imposed on the office holder in favor of a third party harmed by a breach in an administrative proceeding; and

•        expenses, including reasonable litigation expenses and legal fees, incurred by the office holder as a result of an administrative proceeding instituted against him or her, pursuant to certain provisions of the Israeli Securities Law.

An Israeli company may not indemnify or insure an office holder against any of the following:

•        a breach of the duty of loyalty, except to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•        a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•        an act or omission committed with intent to derive illegal personal benefit; or

•        a fine, monetary sanction, or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification, and insurance of office holders must be approved by the compensation committee and the board of directors (and, with respect to directors and the chief executive officer, by the shareholders). However, under regulations promulgated under the Companies Law, the insurance of office holders shall not require shareholder approval and may be approved by only the compensation committee if the engagement terms are determined in accordance with the company’s compensation policy, which was approved by the shareholders by the same special majority required to approve a compensation policy, provided that the insurance policy is on market terms and the insurance policy is not likely to materially impact the company’s profitability, assets, or obligations.

Our Amended and Restated Articles will allow us to exculpate, indemnify, and insure our office holders for any liability imposed on them as a consequence of an act (including any omission) which was performed by virtue of being an office holder. Our office holders are currently covered by a directors and officers’ liability insurance policy.

We have entered into agreements with each of our directors and executive officers exculpating them in advance, to the fullest extent permitted by law, from liability to us for damages caused to us as a result of a breach of duty of care, and undertaking to indemnify them to the fullest extent permitted by law. This indemnification is limited to events determined as foreseeable by the board of directors based on our activities and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances.

The maximum indemnification amount set forth in such agreements is limited to an amount equal to the higher of $             million,               % of our total shareholders’ equity as reflected in our most recent consolidated financial statements prior to the date on which the indemnity payment is made and             % of our total market capitalization calculated based on the average closing price of REE Class A Ordinary Shares over the 30 trading days prior to the actual payment, multiplied by the total number of our issued and outstanding shares as of the date of the payment (other than indemnification for an offering of securities to the public, including by a shareholder in a secondary offering, in which case the maximum indemnification amount is limited to the gross proceeds raised by us and/or any selling shareholder in such public offering). The maximum amount set forth in such agreements is in addition to any amount paid (if paid) under insurance and/or by a third party pursuant to an indemnification arrangement.

In the opinion of the SEC, indemnification of directors and office holders for liabilities arising under the Securities Act, however, is against public policy and therefore unenforceable.

Compensation of Directors and Executive Officers

Directors

Under the Companies Law, the compensation of a public company’s directors requires the approval of (i) its compensation committee, (ii) its board of directors and, unless exempted under regulations promulgated under the Companies Law, (iii) the approval of its shareholders at a general meeting. In addition, if the compensation of a public company’s directors is inconsistent with the company’s compensation policy, then those inconsistent provisions must be separately considered by the compensation committee and board of directors, and approved by the shareholders by a special vote in one of the following two ways:

•        at least a majority of the shares held by all shareholders who are not controlling shareholders and do not have a personal interest in such matter, present and voting at such meeting, vote in favor of the inconsistent provisions of the compensation package, excluding abstentions; or

•        the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in such matter voting against the inconsistent provisions of the compensation package does not exceed two percent (2%) of the aggregate voting rights in the Company.

Executive Officers other than the Chief Executive Officer

The Companies Law requires the compensation of a public company’s office holders (other than the chief executive officer) be approved in the following order: (i) the compensation committee, (ii) the company’s board of directors, and (iii) if such compensation arrangement is inconsistent with the company’s stated compensation policy, the company’s shareholders (by a special vote as discussed above with respect to the approval of director compensation that is inconsistent with the compensation policy).

However, there are exceptions to the foregoing approval requirements with respect to non-director office holders. If the shareholders of the company do not approve the compensation of a non-director office holder, the compensation committee and board of directors may override the shareholders’ disapproval for such non-director office holder provided that the compensation committee and the board of directors each document the basis for their decision to override the disapproval of the shareholders and approve the compensation.

An amendment to an existing compensation arrangement with a non-director office holder requires only the approval of the compensation committee, if the compensation committee determines that the amendment is immaterial. However, if the non-director office holder is subordinate to the chief executive officer, an amendment to an existing compensation arrangement shall not require the approval of the compensation committee if (i) the amendment is approved by the chief executive officer, (ii) the company’s compensation policy allows for such immaterial amendments to be approved by the chief executive officer and (iii) the engagement terms are consistent with the company’s compensation policy.

Chief Executive Officer

Under the Companies Law, the compensation of a public company’s chief executive officer is required to be approved by: (i) the company’s compensation committee, (ii) the company’s board of directors and (iii) the company’s shareholders (by a special vote as discussed above with respect to the approval of director compensation that is inconsistent with the compensation policy). However, if the shareholders of the company do not approve the compensation arrangement with the chief executive officer, the compensation committee and board of directors may override the shareholders’ decision provided that they each document the basis for their decision and the compensation is in accordance with the company’s compensation policy.

In the case of a new chief executive officer, the compensation committee may waive the shareholder approval requirement with regard to the compensation of a candidate for the chief executive officer position if the compensation committee determines that: (i) the compensation arrangement is consistent with the company’s compensation policy, (ii) the chief executive officer candidate did not have a prior business relationship with the company or a controlling shareholder of the company and (iii) subjecting the approval of the engagement to a shareholder vote would impede the company’s ability to employ the chief executive officer candidate. However, if the chief executive officer candidate will serve as a member of the board of directors, such candidate’s compensation terms as chief executive officer must be approved in accordance with the rules applicable to approval of compensation of directors.

Aggregate Compensation of Executive Officers and Directors

The aggregate cash compensation paid by us and our subsidiaries to our executive officers and directors as a group for the year ended December 31, 2020 was $1.85 million. This amount includes $0.15 million set aside or accrued to provide pension, severance, retirement or similar benefits or expenses, but does not include business travel, car expenses, relocation, professional and business association dues and expenses reimbursed to office holders, and other benefits commonly reimbursed or paid by companies in Israel. In addition, we incurred $34.6 million of share-based compensation expense related to equity awards made by us to our executive officers and directors.

As of December 31, 2020, options to purchase 2,126,455 ordinary shares granted to our executive officers and directors as a group were outstanding under our equity incentive plans at a weighted average exercise price of $0.35 per ordinary share.

We intend to approve a non-employee director compensation scheme to become effective following the closing of the Merger pursuant to which we will pay our non-employee directors annual cash retainers for board and board committee service.

REE Key Employee Share Incentive Plan (2011)

General

Authorized Shares.    As of March 7, 2021, there are a total of 4,470,218 ordinary shares reserved and available for issuance under REE’s existing share incentive plan described herein (excluding the 2021 Share Incentive Plan (the “2021 Plan”)) (such plan, the “Existing Plan”). Ordinary shares subject to awards granted under the Existing Plan that expire or become unexercisable without having been exercised in full will become available again for future grant under the 2021 Plan upon its adoption by REE’s board of directors and the receipt of shareholder approval. Following the submission to the ITA of the 2021 Plan, REE will no longer grant any awards under the Existing Plan, though previously granted awards under such plan remain outstanding and governed by the applicable plan.

Administration.    REE’s board of directors, administers the Existing Plan. Under the Existing Plan, the administrator has the authority, subject to applicable law, to designate recipients of option grants, determine the terms of awards, including the exercise price of an option award, the time and vesting schedule applicable to an option grant and the other conditions applicable to an award, and take all other actions and make all other determinations necessary or desirable for, or incidental to, the administration of the Existing Plan. The board of directors may resolve to appoint a Share Incentive Committee in the future and in such case such committee will administer the plan, as shall be determined by the board of directors.

Eligibility.    The Existing Plan provide for granting awards under various tax regimes, including in compliance with Section 102 (“Section 102”) of the Israeli Income Tax Ordinance (New Version), 5721-1961 (the “Ordinance”), and Section 3(i) of the Ordinance.

Section 102 allows employees, directors and officers who are not controlling shareholders and who are considered Israeli residents to receive favorable tax treatment for compensation in the form of shares or options under certain terms and conditions. Our non-employee service providers and controlling shareholders who are considered Israeli residents may be granted options only under Section 3(i) of the Ordinance, which does not provide for similar tax benefits. Section 102 includes two alternatives for tax treatment involving the issuance of options or shares to a trustee for the benefit of the grantees and also includes an additional alternative for the issuance of options or shares directly to the grantee. Section 102(b)(2) of the Ordinance, the most favorable tax treatment for the grantee, permits the issuance to a trustee under the “capital gain track.”

Grants.    All awards granted pursuant to the Existing Plan are evidenced by an award agreement that sets forth the terms and conditions of the award, including the type of award, number of shares subject to such award, vesting schedule and conditions (including performance goals or measures) and the exercise price, if applicable.

Each award will expire ten years from the date of the grant thereof, unless such shorter term of expiration is otherwise designated by the administrator.

Exercise.    An award under the Existing Plan may be exercised by providing REE with notice of exercise and full payment of the exercise price for such shares underlying the award, if applicable, in such form and method as may be determined by the administrator and permitted by applicable law. An award may not be exercised for a fraction of a share. The exercise price of awards under the Existing Plan may be paid in cash or on a net issuance basis.

Termination of Employment.    In the event of termination of a grantee’s employment or service with REE or any of its affiliates, all vested and exercisable awards held by such grantee as of the date of termination may be exercised within 90 days after such date of termination, unless otherwise determined by the administrator. After such 90 day period, all such unexercised awards will terminate and the shares covered by such awards shall again be available for issuance under the Existing Plan or, following its submission to the ITA, the 2021 Plan.

In the event of termination of a grantee’s employment or service with REE or any of its affiliates due to such grantee’s death, all vested and exercisable awards held by such grantee as of the date of termination may be exercised by the grantee or the grantee’s legal guardian, estate, or by a person who acquired the right to exercise the award by bequest or inheritance, as applicable, within four months after such date of termination, unless otherwise provided by the administrator. In the event of termination of a grantee’s employment or service with REE or any of its affiliates due to such grantee’s disability (as defined in the Existing Plan), REE’s board of directors shall determine the terms under which the grantee may continue to exercise such awards. Any awards which are unvested as of the date of such termination or which are vested but not then exercised within the four month period (in the event of death) or within the period determined by REE’s board of directors (in the event of disability), will terminate and the shares covered by such awards shall again be available for issuance under the Existing Plan or, following its submission to the ITA, the 2021 Plan.

Notwithstanding any of the foregoing, if a grantee’s employment or services with REE or any of its affiliates is terminated for “cause” (as defined in the Existing Plan), all outstanding awards held by such grantee (whether vested or unvested) will terminate on the date of such termination and the shares covered by such awards shall again be available for issuance under the Existing Plan or, following its submission to the ITA, the 2021 Plan, and all shares issued upon previous exercise of options of such grantee shall be subject to repurchase by REE or its designee at a price to be determined by REE’s board of directors, but not less than their nominal value.

Transactions.    In the event of a share split, reverse share split, share dividend, recapitalization, combination or reclassification of REE’s shares, any other increase or decrease in the number of issued shares effected without receipt of consideration by REE, or in the event of a merger, consolidation, reorganization or the like involving REE, the options under the Existing Plan shall become exercisable for such number of securities of REE or the other corporation involved as would have been the case but for such action. In such case, REE’s board of directors in its sole discretion shall make an appropriate adjustment.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain Relationships and Related Person Transactions — 10X Capital

Sponsor Shares

On August 10, 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration of 6,325,000 shares of the 10X Capital’s Class B Common Stock. On November 16, 2020, the Sponsor forfeited 1,293,750 Sponsor Shares to the Company for no consideration, resulting in an aggregate of 5,031,250 Sponsor Shares outstanding. The Sponsor Shares included an aggregate of up to 656,250 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Sponsor Shares would collectively represent approximately 20% of the Company’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ election to exercise their over-allotment option in full on December 18, 2020, 656,250 Sponsor shares were no longer subject to forfeiture.

The Sponsor has agreed that it shall not transfer any of its REE Class A Ordinary Shares issued in connection with the Merger until (i) with respect to 25% of such shares, the date that is 90 days following the Closing Date, and (ii) with respect to 75% of such shares, the first to occur of (x) the date that is 12 months following the Closing Date and (y) such time as the closing price of the REE Class A Ordinary Shares equals or exceeds $13.00 per share for any 20 trading days out of 30 consecutive trading days following the Closing Date; provided that if the condition set forth in this subclause (y) is met prior to the date that is 180 days following the Closing Date, the restriction on such shares shall expire on the date that is 180 days following the Closing Date.

Private Warrants

The Sponsor purchased 5,500,000 Private Warrants for a purchase price of $1.00 per whole Warrant (an aggregate of $5,500,000) in the Private Placement simultaneously with the closing of the Initial Public Offering. Each Private Placement Warrant entitles the holder to purchase one share of 10X Capital Class A Common Stock at $11.50 per share. A portion of the purchase price of the Private Warrants was added to the proceeds from the IPO held in the Trust Account. If an initial business combination is not completed by May 27, 2022, the proceeds from the sale of the Private Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Warrants will expire worthless. The Private Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor agreed, subject to limited exceptions, not to transfer, assign or sell any Private Warrants until 30 days after the completion of an initial business combination.

Office Space

Since November 2020 and until the earlier of Closing or liquidation of 10X Capital, the Sponsor has provided office space, secretarial and administrative services for a total of $20,000 per month.

Loans and Advances

The Sponsor agreed to loan 10X Capital an aggregate of $300,000 to cover expenses related to the IPO pursuant to the terms of the Note. The loan was non-interest bearing and payable upon the completion of the IPO. 10X Capital fully repaid the Note on November 27, 2020.

The Company advanced the Sponsor an aggregate of $192,690. The outstanding amount was repaid on December 1, 2020.

Investors’ Rights Agreement

Concurrently with the execution and delivery of the Merger Agreement, REE, 10X Capital, the Sponsor, the Insiders, and certain REE shareholders entered into an Investors’ Rights Agreement, to be effective as of the Effective Time, pursuant to which REE agreed to file a registration statement as soon as practicable following the exercise of a demand registration right by certain significant shareholders of REE to register the resale of certain registrable securities under the Securities Act, subject to required notice provisions to other shareholders party thereto. Certain REE shareholders party to the Investors’ Rights Agreement will be entitled to an aggregate of three demands and the Sponsor will be entitled to two demands. REE also agreed to provide customary “piggyback” registration rights with respect to such registrable securities and, subject to certain circumstances, REE is required to file a resale shelf registration statement to register the resale under the Securities Act of such registrable securities. REE also agreed to file a resale shelf registration statement within 30 days of the Closing to register the resale of the REE Class A Ordinary Shares and REE Warrants held by the Sponsor. In addition, in connection with the execution of the Investors’ Rights Agreement, 10X Capital is obligated to terminate the existing registration rights agreement, dated November 24, 2020. The Investors’ Rights Agreement also provides that REE will pay certain expenses relating to such registrations and indemnify the securityholders party thereto against certain liabilities.

Under the terms of the Investors’ Rights Agreement, the Sponsor has agreed that it shall not transfer any of its REE Class A Ordinary Shares issued in connection with the Merger until (i) with respect to 25% of such shares, the date that is 90 days following the Closing Date, and (ii) with respect to 75% of such shares, the first to occur of (x) the date that is 12 months following the Closing Date and (y) such time as the closing price of the REE Class A Ordinary Shares equals or exceeds $13.00 per share for any 20 trading days out of 30 consecutive trading days following the Closing Date; provided that if the condition based on the closing price is met prior to the date that is 180 days following the Closing Date, the restriction on such shares shall expire on the date that is 180 days following the Closing Date. Further, each Insider has agreed that it shall not transfer any of its REE Class A Ordinary Shares issued in connection with the Merger until the date that is 180 days following the Closing Date. The foregoing restrictions on transfer of the Sponsor’s and the Insiders’ REE Class A Ordinary Shares shall terminate and no longer be applicable upon the date following the Closing Date on which REE completes a liquidation, merger, capital stock exchange, or other similar transaction that results in all of REE’s shareholders having the right to exchange their REE Class A Ordinary Shares for cash, securities or other property. The Sponsor also has agreed not to transfer any of its REE Warrants until 30 days after the Closing Date.

Certain shareholders party to the Investors’ Rights Agreement have agreed that they shall not transfer of their REE Ordinary Shares until 180 days after the Closing of the Merger. Additionally, the Founders have agreed that they shall not transfer any of their REE Ordinary Shares until (i) the earlier of (a) one year from the Closing and (b) when the closing price of the REE Ordinary Shares is equal to or greater than $13.00 for any 20 trading days within a 30-trading day period (provided that if such condition is satisfied during the first six months from Closing, such restriction on transfer will not lapse until the six-month anniversary of the Closing), or (ii) in any case, if, after the date hereof, the REE completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of REE’s shareholders having the right to exchange their REE Ordinary Shares for cash, securities or other property.

Limitation on Liability and Indemnification of Directors and Officers

The Existing 10X Capital Charter provides that 10X Capital’s officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, the 10X Capital Existing Charter provides that 10X Capital’s directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

10X Capital has entered into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification provided for in the Existing 10X Capital Charter. 10X Capital’s bylaws also will permit 10X Capital to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. 10X Capital has purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures 10X Capital against its obligations to indemnify our officers and directors. Except with respect to any Public Shares the officers or directors may acquire (in the event 10X Capital does not consummate an initial business combination), the officers and directors have agreed to waive (and any other persons who may become an officer or director prior to the initial business combination will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the Trust Account, and not to seek recourse against the Trust Account for any reason whatsoever, including with respect to such indemnification.

These provisions may discourage stockholders from bringing a lawsuit against 10X Capital’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit 10X Capital and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent 10X Capital pays the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

10X Capital believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Related Party Policy

10X Capital does not have a formal policy for the review, approval or ratification of related party transactions prior to the IPO. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

Upon the completion of the IPO, 10X Capital adopted a code of ethics requiring it to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by the 10X Capital board of directors (or the appropriate committee of the 10X Capital board of directors) or as disclosed in 10X Capital’s public filings with the SEC. Under 10X Capital’s code of ethics, conflict of interest situations include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving 10X Capital.

Certain Relationships and Related Person Transactions — REE

For a description of the procedures governing the approval of related party transactions, see “Management of REE Following the Merger — Approval of Related Party Transactions under Israeli Law.” In addition, please refer also to the financial statements of REE.

Investors Rights Agreement

In connection with the Merger, each of REE, 10X Capital and certain of REE’s shareholders entered into an Investors Rights Agreement to be effective as of the consummation of the closing of the Merger, pursuant to which REE agreed to file a registration statement as soon as practicable upon a request from certain significant shareholders of REE to register the resale of certain registrable securities under the Securities Act, subject to required notice provisions to other shareholders party thereto. REE also agreed to provide customary “piggyback” registration rights with respect to such registrable securities and, subject to certain circumstances, REE is required to file a resale shelf registration statement to register the resale under the Securities Act of such registrable securities. REE also agreed to file a resale shelf registration statement within 30 days of the Closing to register the resale of REE Warrants and REE Ordinary Shares held by 10X Capital. The Investors Rights Agreement provides that REE will pay certain expenses relating to such registrations and indemnify the securityholders against certain liabilities.

Loans Granted to Members of the Board of Directors or Executive Management

As of the date of this proxy statement/prospectus, REE has no outstanding loan or guarantee commitments to members of the board of directors or management.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers. See “Management of REE Following the Merger — Approval of Related Party Transactions under Israeli Law — Exculpation, Insurance and Indemnification of Office Holders” for additional information.

Option Grants

We have granted options to purchase REE Ordinary Shares to our directors and executive officers. A portion of the options granted to our directors shall fully vest upon the Closing of the Merger.

We have granted options to purchase REE Ordinary Shares to our Israeli legal counsel Zemah Schneider & Partners (granted to an affiliate thereof, Zemah Schneider Holdings Limited Partnership).

Anti-Dilution Protection

Each of our Founders, Daniel Barel and Ahishay Sardes, is entitled to a grant of additional options to purchase REE Ordinary Shares which will be triggered by the transactions contemplated under the Merger Agreement (and/or the PIPE Investment).

Jointly Owned Company Car

REE undertook to provide one of REE’s Founders, Daniel Barel, with a company car, the value of which is an amount of up to NIS300,000 to be borne by REE. The excess cost of the car purchased for such purpose has been, and the ongoing fixed cost of the car will continue to be, borne by Daniel Barel. Such car is registered under REE’s name, but Daniel Barel is entitled to an ownership portion of such car, corresponding to the excess acquisition cost thereof borne by him.

Share Sale Transactions by Founders

In December 2018 and January 2019, REE’s Founders (who are both officers and one of whom is also a director) and certain existing investors entered into an agreement with new investors who purchased from the Founders an aggregate of 113,347 and 104,249 Ordinary shares, respectively, and 72,532 Preferred A shares of NIS 0.01 par value of the Company (which were purchased from a different shareholder) at a price per share of $13.79. Pursuant to the agreement and subsequent to the purchase of shares by the new investors, REE converted the purchased shares from Ordinary shares and Preferred A shares into Preferred A-1 shares of NIS 0.01 par value of REE. In order to facilitate this transaction, REE excluded such share transfer from the right of first refusal and right of co-sale under an exemption provision set forth in its then existing articles of association.

In August 2020, REE’s Founders (who are both officers and one of whom is also a director) entered into an agreement with investors who purchased from the Founders an aggregate of 194,690 Ordinary shares of NIS 0.01 par value of REE at a price per share of $113.00. In order to facilitate this transaction, REE excluded such share transfer from the right of first refusal and right of co-sale under an exemption provision set forth in its then existing articles of association and also granted to some of the investors the undertakings described below under “— REE Undertakings.”

REE Undertakings

REE granted (i) Clal Insurance Company Ltd. for Profit Participating Policies, (ii) Clal Pension and Provident Funds Ltd. OBO the pension and provident funds under its management, and (iii) Clal Insurance Company Ltd. for its Nostro, ((i)-(iii), collectively, “Clal”), certain anti-dilution adjustment rights pursuant to that certain Undertaking, by and among REE and Clal, dated August 26, 2020 (the “Clal Undertaking”). The Clal Undertaking shall expire upon conversion of all of REE’s Preferred D Shares into a class of the REE Ordinary Shares, which will be effected as part of the transactions contemplated under the Merger Agreement. This undertaking was provided by REE in order to facilitate a share sale transaction pursuant to that certain Share Transfer Agreement, by and among the Founders and Clal, dated August 26, 2020, under which the Founders sold shares of REE to Clal.

REE granted Poalim Ventures Ltd (“PV”) certain anti-dilution adjustment rights pursuant to that certain Undertaking, by and between REE and PV, dated August 26, 2020 (the “PV Undertaking”). The PV Undertaking shall expire upon conversion of all of the REE’s Preferred D Shares into a class of the REE Ordinary Shares, which will be effected as part of the transactions contemplated under the Merger Agreement. This undertaking was provided by REE in order to help facilitate a share sale transaction pursuant to that certain Share Transfer Agreement, by and among the Founders and PV, dated August 26, 2020, under which the Founders sold shares of REE to PV.

Family Relationships

The brother of Ahishay Sardes, one of REE’s Founders and our Chief Technology Officer, provides workshop services to REE through his wholly owned company, including locksmith, workshop and installation services. Other than invoices received per service there is no specific agreement between the parties. In the years 2018 through 2020, this individual was paid $144,000 for these services. This individual does not develop any intellectual property for REE.

The father-in-law of Daniel Barel, one of REE’s Founders and our CEO, is a site manager of REE. He receives customary compensation as an employee in this role.

Aside from the relations described above, we are not aware of any other familial relationships among REE’s directors, officers and employees.

DESCRIPTION OF REE WARRANTS

Pursuant to the Merger Agreement, immediately prior to the Effective Time, each 10X Capital Warrant will automatically and irrevocably be assumed by REE and converted into a corresponding REE Warrant exercisable for REE Class A Ordinary Shares. The following provides a summary of the material provisions governing the REE Warrants. References in this section to the Warrant Agreement shall mean the Amended and Restated Warrant Agreement, to be entered into immediately prior to the Effective Time, by and among 10X Capital, REE and Continental Stock Transfer & Trust Company, as transfer agent.

Warrants

Public Shareholders’ Warrants

Each whole warrant will entitle the registered holder to purchase one share of REE Class A Ordinary Shares, subject to adjustment as discussed below, at any time commencing on the later of 12 months from November 24, 2020 and 30 days after the completion of the Merger, provided in each case that REE has an effective registration statement under the Securities Act covering the shares of REE Class A Ordinary Shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or that REE permits holders to exercise their warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of REE Class A Ordinary Shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued and only whole warrants will trade. The warrants will expire five years after the completion of the Merger, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

REE will not be obligated to deliver any REE Class A Ordinary Shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the REE Class A Ordinary Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to REE satisfying its registration obligations. No warrant will be exercisable and REE will not be obligated to issue a share of REE Class A Ordinary Shares upon exercise of a warrant unless the share of REE Class A Ordinary Shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will REE be required to net cash settle any warrant. During any period when REE will have failed to maintain an effective registration statement, warrant holders will be able to, until such time there is an effective registration statement, exercise their warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, warrant holders will not be able to exercise their warrants on a cashless basis.

Redemption of Warrants for Cash

REE will be able to call the warrants for redemption for cash:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•        if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of REE Class A Ordinary Shares and equity-linked securities for capital raising purposes in connection with the closing of the Merger as described elsewhere in this proxy statement/prospectus) for any 20 trading days within a 30-trading day period ending three business days before REE sends to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by REE for cash, REE will be able to exercise its redemption right even if REE is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

REE will establish the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and REE issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the REE Class A Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of REE Class A Ordinary Shares and equity-linked securities for capital raising purposes in connection with the closing of the Merger as described elsewhere in this proxy statement/prospectus) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption Procedures and Cashless Exercise

If REE calls the warrants for redemption as described above under “— Redemption of Warrants for Cash”, REE’s management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” REE’s management will consider, among other factors, REE’s cash position, the number of warrants that are outstanding and the dilutive effect on REE’s shareholders of issuing the maximum number of shares of REE Class A Ordinary Shares issuable upon the exercise of REE’s warrants. If REE’s management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of REE Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of REE Class A Ordinary Shares underlying the warrants, multiplied by the excess of the “fair market value” of REE Class A Ordinary Shares (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the REE Class A Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If REE’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of REE Class A Ordinary Shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. This may be an attractive option to REE if REE does not need the cash from the exercise of the warrants after the Merger. If REE calls its warrants for redemption and REE’s management does not take advantage of this option, the holders of the private placement warrants and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify REE in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the transfer agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the REE Class A Ordinary Shares outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of REE Class A Ordinary Shares is increased by a share capitalization payable in shares of REE Class A Ordinary Shares, or by a split-up of ordinary shares or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of REE Class A Ordinary Shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering to holders of ordinary shares entitling holders to purchase REE Class A Ordinary Shares at a price less than the fair market value will be deemed a share capitalization of a number of shares of REE Class A Ordinary Shares equal to the product of (i) the number of shares of REE Class A Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for REE Class A Ordinary Shares) and (ii) the quotient of (x) the price per share of REE Class A Ordinary Shares paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of REE Class A Ordinary Shares, in determining the price payable for REE Class A Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of REE Class A Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the REE Class A Ordinary Shares trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if REE, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of REE Class A Ordinary Shares on account of such REE Class A Ordinary Shares (or other securities into which the warrants are convertible), other than (a) as described above, or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Ordinary Shares in respect of such event.

If the number of outstanding shares of REE Class A Ordinary Shares is decreased by a consolidation, combination, reverse share split or reclassification of Class A Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of REE Class A Ordinary Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding share of REE Class A Ordinary Shares.

Whenever the number of shares of REE Class A Ordinary Shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of REE Class A Ordinary Shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of REE Class A Ordinary Shares so purchasable immediately thereafter.

In addition, if (x) REE issues additional shares of REE Class A Ordinary Shares or equity-linked securities for capital raising purposes in connection with the closing of the Merger at an issue price or effective issue price of less than $9.20 per share of REE Class A Ordinary Shares (with such issue price or effective issue price to be determined in good faith by REE’s board of directors and, in the case of any such issuance to 10X Capital’s initial stockholders or their affiliates, without taking into account any sponsor shares held by 10X Capital’s initial stockholders or such affiliates, as applicable, prior to such issuance), (the “Newly Issued Price”) (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding the Merger on the date of the consummation of the Merger (net of redemptions), and the volume weighted average trading price of REE Class A Ordinary Shares during the 20 trading day period starting on the trading day after the closing of the Merger (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described under “— Redemption of Warrants for Cash” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding REE Class A Ordinary Shares (other than those described above or that solely affects the par value of such REE Class A Ordinary Shares), or in the case of any merger or consolidation of REE with or into another corporation (other than a consolidation or merger in which REE is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding REE Class A Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of REE as an entirety or substantially as an entirety in connection with which REE is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the REE Class A Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of REE Class A Ordinary Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of REE Class A Ordinary Shares in such a transaction is payable in the form of REE Class A Ordinary Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants will be issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding public warrants, and, solely with respect to any amendment to the terms of the private placement warrants, at least 50% of the then outstanding private placement warrants. You should review a copy of the Warrant Agreement, which will be filed as an exhibit to this proxy statement/prospectus supplement of which this proxy statement/prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the transfer agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to REE, for the number of warrants being exercised. The warrant holders will not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive REE Class A Ordinary Shares. After the issuance of REE Class A Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, REE will, upon exercise, round down to the nearest whole number the number of shares of REE Class A Ordinary Shares to be issued to the warrant holder.

REE has agreed that, subject to applicable law, any action, proceeding or claim against REE arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and REE irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Warrants

The warrants issued to the Sponsor will be considered private warrants. The private warrants (including the REE Class A Ordinary Shares issuable upon exercise of the private placement warrants) will be exercisable for cash or on a cashless basis, at the holder’s option and will be non- transferable, non-assignable or non-salable until 30 days after the completion of the Merger (except, among other limited exceptions, to 10X Capital’s officers and directors and other persons or entities affiliated with the initial purchasers of the private placement warrants) and they will not be redeemable by REE so long as they are held by the Sponsor or its permitted transferees. The initial purchasers, or their permitted transferees, will have the option to exercise the private warrants on a cashless basis. Except as described in this section, the private warrants will have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. If the private placement warrants are held by holders other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by REE and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of REE Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of shares of REE Class A Ordinary Shares underlying the warrants, multiplied by the excess of the “fair market value” of REE’s Class A Ordinary Shares (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” means the average closing price of the REE Class A Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the transfer agent.

The Sponsor has agreed not to transfer, assign or sell any of the private warrants (including the REE Class A Ordinary Shares issuable upon exercise of any of these warrants) until the date that is 30 days after the closing of the Merger, as described under “Agreements Entered into in Connection with the Merger Agreement — Investors’ Rights Agreement.”

DESCRIPTION OF REE ORDINARY SHARES

A summary of the material provisions governing REE’s share capital immediately following the completion of the Merger is described below. This summary is not complete and should be read together with the Amended and Restated Articles, a copy of which is appended to this proxy statement/prospectus as Annex D.

General

This section summarizes the material rights of REE shareholders under Israeli law, and the material provisions of REE’s amended articles that will become effective upon the effectiveness of the Merger.

Share Capital

The authorized and issued and outstanding share capital of REE upon the closing of the Merger is as follows:

	Authorized	Issued and Outstanding
REE Class A Ordinary Shares
REE Class B Ordinary Shares

____________

(1)      Based on the current outstanding shares and assuming no options or warrants will be exercised at Closing, and based on the conversion ratio, excluding all 15,562,500 10X Capital Warrants

(2)      Based on the Founders’ options plus the grants upon Closing.

All of the outstanding REE Ordinary Shares are validly issued, fully paid and non-assessable. The REE Ordinary Shares are not redeemable and do not have any preemptive rights.

Other than with respect to Class B Ordinary Shares, REE’s board of directors may determine the issue prices and terms for such shares or other securities, and may further determine any other provision relating to such issue of shares or securities. REE may also issue and redeem redeemable securities on such terms and in such manner as REE’s board of directors shall determine.

The following descriptions of share capital and provisions of the Amended and Restated Articles to be effective upon the consummation of the Merger are summaries and are qualified by reference to the Amended and Restated Articles. Copies of these documents will be filed with the SEC as exhibits to this registration statement. The description of the REE Ordinary Shares reflects changes to REE’s capital structure that will occur upon the closing of the Merger.

Registration Number and Purposes of the Company

REE is registered with the Israeli Registrar of Companies. REE’s registration number is 51-455733-9. REE’s affairs are governed by its Amended and Restated Articles, applicable Israeli law and specifically, the Companies Law. REE’s purpose as set forth in its Amended and Restated Articles is to engage in any lawful act or activity.

REE Ordinary Shares

REE Class A Ordinary Shares

Voting Rights

Holders of REE Class A Ordinary Shares will be entitled to cast one vote per each Class A Ordinary Share held as of the applicable record date. Generally, holders of all classes of REE Ordinary Shares vote together as a single class on all matters (including the election of directors), and an action is approved by REE shareholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

Transfer of Shares

Fully paid REE Class A Ordinary Shares are issued in registered form and may be freely transferred under its Amended and Restated Articles, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of Nasdaq. The ownership or voting of REE Ordinary Shares by non-residents of Israel is not restricted in any way by our Amended and Restated Articles or the laws of the State of Israel, except for ownership by nationals of some countries that at the time are, or have been, in a state of war with Israel.

Dividend Rights

REE may declare a dividend to be paid to the holders of REE Class A Ordinary Shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. REE’s Amended and Restated Articles will not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by its board of directors.

Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to the company’s most recently reviewed or audited financial statements (less the amount of previously distributed dividends, if not reduced from the earnings), provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. If REE does not meet such criteria, then it may distribute dividends only with court approval. In each case, REE is only permitted to distribute a dividend if its board of directors and, if applicable, the court determines that there is no reasonable concern that payment of the dividend will prevent REE from satisfying its existing and foreseeable obligations as they become due.

Liquidation Rights

In the event of REE’s liquidation, after satisfaction of liabilities to creditors, its assets will be distributed to the holders of REE Class A Ordinary Shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights which may be authorized in the future.

Repurchase

REE Class A Ordinary Shares may be repurchased subject to compliance with the Companies Law, in such manner and under such terms as its board of directors shall determine.

REE Class B Ordinary Shares

Issuance of REE Class B Ordinary Shares

Shares of REE Class B Ordinary Shares may be issued only to, and registered in the names of, Daniel Barel and Ahishay Sardes and (i) any entities wholly-owned by a Founder, or (ii) a spouse upon divorce, as required by settlement, order or decree, or as required by a domestic relations settlement, order or decree, and (iii) the other Founder solely upon the death or permanent disability of the other Founder; provided that in the case of subparagraphs (i) and (ii) the Founder retains the sole power to vote the REE Class B Ordinary Shares held by such entity or spouse (collectively, “Permitted Class B Owners”).

Voting Rights

Holders of REE Class B Ordinary Shares will be entitled to cast ten votes per each REE Class B Ordinary Share held as of the applicable record date. Generally, holders of all classes of REE Ordinary Shares vote together as a single class on all matters (including the election of directors), and an action is approved by REE shareholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

Specific actions set forth in REE’s Amended and Restated Articles may not be effected by REE without the prior affirmative vote of 100% of the outstanding REE Class B Ordinary Shares, voting as a separate class. Such actions include the following:

•        directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise, amend or repeal, or adopt any provision of our Amended and Restated Articles inconsistent with, or otherwise alter, any provision of its Amended and Restated Articles that modifies the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class B Shares;

•        reclassify any outstanding REE Class A Ordinary Shares into shares having the right to have more than one vote for each share thereof, except as required by law;

•        issue any REE Class B Ordinary Shares (other than (i) REE Class B Ordinary Shares originally issued by REE after the Closing Date pursuant to the exercise or conversion of options or warrants that, in each case, are outstanding as of the Closing Date and (ii) Class B Ordinary Shares issued to a Founder simultaneously with each REE Class A Ordinary Share issued to such Founder); or

•        authorize, or issue any shares of, any class or series of the REE’s share capital having the right to more than one (1) vote for each share thereof.

Dividend Rights

Holders of REE Class B Ordinary Shares will not participate in any dividend declared by the board of directors.

Liquidation Rights

On the liquidation, dissolution, distribution of assets or winding up of REE, holders of REE Class B Ordinary Shares will not be entitled to receive any distribution of REE assets of whatever kind.

Transfers

Holders of REE Class B Ordinary Shares are restricted from transferring such shares other than to a Permitted Class B Owner.

Mandatory Suspension

Each REE Class B Ordinary Shares will be automatically suspended upon the tenth anniversary of the Closing. In addition, the REE Class B Ordinary Shares will be suspended and have no further voting rights with respect to any Founder who:

(i)     holds less than 33% of the REE Class A Ordinary Shares held by such Founder immediately following the Effective Time (including those underlying vested and unvested options);

(ii)    whose employment as an executive officer is terminated other than for cause or who resigns as an officer of REE and also ceases to serve as a director;

(iii)   who dies or is permanently disabled, except that if the other Founder holds REE Class B Ordinary Shares at such time, then the REE Class B Ordinary Shares held by the Founder who dies or is permanently disabled will automatically be transferred to the other Founder; or

(iv)   whose employment as an executive officer is terminated for cause.

A termination for cause requires a unanimous decision of the board of directors of REE other than the affected Founder.

A termination for “Cause” shall occur 30 days after written notice by REE to a Founder (based upon the unanimous decision of the board of directors, other than such Founder) of a termination for Cause if such Founder shall have failed to cure or remedy such matter, if curable, within such thirty (30) day period. In the event that the basis for Cause is not curable, then such 30 day cure period shall not be required, and such termination shall be effective 10 days after the date REE delivers notice of such termination for Cause. “Cause” shall mean REE’s termination of a Founder’s employment with REE or any of its subsidiaries as a result of: (i) fraud, embezzlement or any willful act of material dishonesty by such Founder in connection with or relating to such Founder’s employment with REE or any of its subsidiaries; (ii) theft or misappropriation of property, information or other assets by such Founder in connection with such Founder’s employment with REE or any of its subsidiaries which results in or would reasonably be expected to result in or would reasonably be expect to result in material loss, damage or injury to REE and its subsidiaries, their goodwill, business or reputation; (iii) such Founder’s conviction, guilty plea, no contest plea, or similar plea for any felony or any crime that results in or would reasonably be expected to result in material loss, damage or injury to REE and its subsidiaries, their goodwill, business or reputation; (iv) such Founder’s use of alcohol or drugs while working that materially interferes with the ability of such Founder to perform such Founder’s material duties hereunder; (v) such Founder’s material breach of a material REE policy, or material breach of an REE policy that results in or would reasonably be expected to result in material loss, damage or injury to the Company and its subsidiaries, their goodwill, business or reputation; or (vi) such Founder’s material breach of any of his obligations under the employment agreement between such Founder and REE, as in effect from time to time (the “Founder Employment Agreement”); provided, that, for clauses (i) — (vi) above, REE delivers written notice to such Founder of the condition giving rise to Cause within 90 days after its initial occurrence.

Repurchase

The REE Class B Ordinary Share will not be subject to repurchase.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on REE Class A Ordinary Shares, proceeds from the sale of the REE Class A Ordinary Shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that at the time are, or have been, in a state of war with Israel.

Registration Rights

Concurrently with the execution and delivery of the Merger Agreement, 10X Capital Venture Acquisition Corp. (“10X Capital”) its executive officers and directors (the “Insiders”), 10X Capital SPAC Sponsor I LLC (the “Sponsor”) and certain of the shareholders of REE as of immediately prior to the Merger entered into an Amended and Restated Investors’ Rights Agreement (the “Investors’ Rights Agreement”), to be effective as of the Effective Time, pursuant to which REE agreed to file a registration statement as soon as practicable upon receipt of a request from certain significant shareholders of REE to register the resale of certain registrable securities under the Securities Act. REE has also agreed to provide customary “piggyback” registration rights with respect to such registrable securities and to file a resale shelf registration statement to register the resale under the Securities Act of such registrable securities, subject to required notice provisions to other shareholders party thereto. REE has also agreed to file a resale shelf registration statement to register the resale of REE Class A Shares and REE Warrants held by the Sponsors. In addition, in connection with the execution of the Investors’ Rights Agreement, 10X Capital has agreed to terminate the existing 10X Capital registration rights agreement.

The Investors’ Rights Agreement also provides that the Sponsor shall not transfer any of its REE Class A Shares issued in connection with the Merger until (i) with respect to 25% of such shares, the date that is 90 days following the Closing Date, and (ii) with respect to 75% of such shares, the first to occur of (x) the date that is 12 months following the Closing Date and (y) such time as the closing price of the REE Class A Shares equals or exceeds $13.00 per share for any twenty (20) trading days within any thirty (30) consecutive trading days following the Closing Date. Further, each Insider shall not transfer any of its REE Class A Shares issued in connection with the Merger until the date that is 180 days following the Closing Date. The foregoing restrictions on transfer of the Sponsor’s and the Insiders’ REE Class A Shares shall terminate and no longer be applicable upon the date following the Closing Date on which REE completes a liquidation, merger, capital stock exchange, or other similar transaction that results in all of REE’s shareholders having the right to exchange their REE Class A Shares for cash, securities or other property. The Sponsor also has agreed not to transfer any of its REE Warrants until thirty (30) days after the Closing Date.

The Investors’ Rights Agreement also provides that REE will pay certain expenses relating to such registrations and indemnify the securityholders against certain liabilities. The rights granted under the Investors’ Rights Agreement supersede any prior registration, qualification, or similar rights of the parties with respect to their REE securities or 10X Capital securities, and all such prior agreements shall be terminated.

Shareholder Meetings

Under Israeli law, REE is required to hold an annual general meeting of its shareholders once every calendar year and no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in the Amended and Restated Articles as special general meetings. REE’s board of directors may call special general meetings of its shareholders whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that REE’s board of directors is required to convene a special general meeting of its shareholders upon the written request of (i) any two or more of its directors, (ii) one-quarter or more of the serving members of its board of directors or (iii) one or more shareholders holding, in the aggregate, either (a) 5% or more of REE’s issued and outstanding shares and 1% or more of REE’s outstanding voting power or (b) 5% or more of REE’s outstanding voting power.

Under Israeli law, one or more shareholders holding at least 1% of the voting rights at the general meeting of shareholders may request that the board of directors include a matter in the agenda of a general meeting of shareholders to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting. REE’s Amended and Restated Articles will contain procedural guidelines and disclosure items with respect to the submission of shareholder proposals for general meetings. Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings of shareholders are the shareholders of record on a date to be decided by the board of directors, which, as a company listed on an exchange outside Israel, may be between four and 40 days prior to the date of the meeting. Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of shareholders:

•        amendments to the articles of association;

•        appointment, terms of service and termination of services of auditors;

•        appointment of directors, including external directors (if applicable);

•        approval of certain related party transactions;

•        increases or reductions of authorized share capital;

•        a merger; and

•        the exercise of the board of director’s powers by a general meeting, if the board of directors is unable to exercise its powers and the exercise of any of its powers is required for proper management of the company.

The Companies Law requires that a notice of any annual general meeting or special general meeting be provided to shareholders at least 21 days prior to the meeting and, if the agenda of the meeting includes (among other things) the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting. Under the Companies Law and REE’s Amended and Restated Articles, shareholders will not be permitted to take action by way of written consent in lieu of a meeting.

Quorum

Pursuant to REE’s Amended and Restated Articles, the quorum required for REE’s general meetings of shareholders will consist of at least two shareholders present in person or by proxy who hold or represent at least 33⅓% of the total outstanding voting power of its shares, except that if (i) any such general meeting was initiated by and convened pursuant to a resolution adopted by the board of directors and (ii) at the time of such general meeting REE qualifies as a “foreign private issuer,” the requisite quorum will consist of two or more shareholders present in person or by proxy who hold or represent at least 25% of the total outstanding voting power of its shares. Notwithstanding the foregoing, a quorum for a general meeting shall also require the presence in person or by proxy of at least one shareholder holding REE Class B Ordinary Shares if such shares are outstanding. The requisite quorum may be present within half an hour of the time fixed for the commencement of the general meeting. A general meeting adjourned for lack of a quorum shall be adjourned either to the same day in the next week, at the same time and place, to such day and at such time and place as indicated in the notice to such meeting, or to such day and at such time and place as the chairperson of the meeting shall determine. At the reconvened meeting, any number of shareholders present in person or by proxy shall constitute a quorum, unless a meeting was called pursuant to a request by REE shareholders, in which case the quorum required is one or more shareholders, present in person or by proxy and holding the number of shares required to call the meeting as described under “Description of REE Ordinary Shares — Shareholder Meetings.” Notwithstanding the foregoing, a quorum for any adjourned general meeting shall also require the presence in person or by proxy of at least one shareholder holding REE Class B Ordinary Shares if such shares are outstanding.

Vote Requirements

REE’s Amended and Restated Articles provide that all resolutions of REE shareholders require a simple majority vote, unless otherwise required by the Companies Law or by the Amended and Restated Articles. Under the Companies Law, certain actions require the approval of a special majority, including:

(i)     an extraordinary transaction with a controlling shareholder or in which the controlling shareholder has a personal interest;

(ii)    the terms of employment or other engagement of a controlling shareholder of the company or a controlling shareholder’s relative (even if such terms are not extraordinary); and

(iii)  certain compensation-related matters described above under “Management of REE Following the Merger — Compensation Committee” and “— Compensation Policy under the Companies Law.”

Under REE’s Amended and Restated Articles, the alteration of the rights, privileges, preferences or obligations of any class of REE’s shares (to the extent there are classes other than REE Ordinary Shares) requires the approval of a simple majority of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting.

Under REE’s Amended and Restated Articles, the approval of (i) a majority of the total voting power of the shareholders if Class B Shares remain outstanding and (ii) if no Class B Shares remain outstanding, a supermajority of at least 65% of the total voting power of the Shares is generally required to remove any of its directors from office, to amend such provision regarding the removal of any of its directors from office, or certain other provisions regarding the board, shareholder proposals, and the size of REE’s board. Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of a majority of the shareholders present and represented at the meeting, and holding at least 75% of the voting rights represented at the meeting and voting on the resolution and pursuant to Section 350(a1) of the Companies Law, in light of the dual classes of its shares may require separate class votes.

Access to Corporate Records

Under the Companies Law, all shareholders generally have the right to review minutes of REE’s general meetings, REE’s shareholder register (including with respect to material shareholders), REE’s articles of association, REE’s financial statements, other documents as provided in the Companies Law, and any document REE is required by law to file publicly with the Israeli Registrar of Companies or the Israeli Securities Authority. Any shareholder who specifies the purpose of its request may request to review any document in its possession that relates to any action or transaction with a related party which requires shareholder approval under the Companies Law. REE may deny a request to review a document if it determines that the request was not made in good faith, that the document contains a commercial secret or a patent or that the document’s disclosure may otherwise impair its interests.

Anti-Takeover Provisions; Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of a public Israeli company who would, as a result, hold over 90% of the target company’s voting rights or the target company’s issued and outstanding share capital (or of a class thereof), is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company (or the applicable class). If (a) the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company (or the applicable class) and the shareholders who accept the offer constitute a majority of the offerees that do not have a personal interest in the acceptance of the tender offer or (b) the shareholders who did not accept the tender offer hold less than 2% of the issued and outstanding share capital of the company (or of the applicable class), all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. A shareholder who had its shares so transferred may petition an Israeli court within six months from the date of acceptance of the full tender offer, regardless of whether such shareholder agreed to the offer, to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court. However, an offeror may provide in the offer that a shareholder who accepted the offer will not be entitled to petition the court for appraisal rights as described in the preceding sentence, as long as the offeror and the company disclosed the information required by law in connection with the full tender offer. If the full tender offer was not accepted in accordance with any of the above alternatives, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s voting rights or the company’s issued and outstanding share capital (or of the applicable class) from shareholders who accepted the tender offer. Shares purchased in contradiction to the full tender offer rules under the Companies Law will have no rights and will become dormant shares.

Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company. These requirements do not apply if (i) the acquisition occurs in the context of a private placement by the company that received shareholder approval as a private placement whose purpose is to give the purchaser 25% or more of the voting rights in the company, if there is no person who holds 25% or more of the voting rights in the company or as a private placement whose purpose is to give the purchaser 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company, (ii) the acquisition was from a shareholder holding 25% or more of the voting rights in the company and resulted in the purchaser becoming a holder of 25% or more of the voting rights in the company, or (iii) the acquisition was from a shareholder holding more than 45% of the voting rights in the company and resulted in the purchaser becoming a holder of more than 45% of the voting rights in the company. A special tender offer must be extended to all shareholders of a company. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, its controlling shareholders, holders of 25% or more of the voting rights in the company and any person having a personal interest in the acceptance of the tender offer, or anyone on their behalf, including any such person’s relatives and entities under their control).

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer, or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. The board of directors shall also disclose any personal interest that any of the directors has with respect to the special tender offer or in connection therewith. An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer is accepted, then shareholders who did not respond to or that had objected the offer may accept the offer within four days of the last day set for the acceptance of the offer and they will be considered to have accepted the offer from the first day it was made.

In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity at the time of the offer may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer. Shares purchased in contradiction to the special tender offer rules under the Companies Law will have no rights and will become dormant shares.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain conditions described under the Companies Law are met, a simple majority of the outstanding shares of each party to the merger that are represented and voting on the merger. The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, such determination taking into account the financial status of the merging companies. If the board of directors determines that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote of a merging company whose shares are held by the other merging company, or by a person or entity holding 25% or more of the voting rights at the general meeting of shareholders of the other merging company, or by a person or entity holding the right to appoint 25% or more of the directors of the other merging company, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voted on the matter at the general meeting of shareholders (excluding abstentions) that are held by shareholders other than the other party to the merger, or by any person or entity who holds 25% or more of the voting rights of the other party or the right to appoint 25% or more of the directors of the other party, or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger. In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders. If the transaction would have been approved but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the valuation of the merging companies and the consideration offered to the shareholders. If a merger is with a company’s controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders.

Under the Companies Law, each merging company must deliver to its secured creditors the merger proposal and inform its unsecured creditors of the merger proposal and its content. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging company, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger is filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies is obtained.

Anti-Takeover Measures

The Companies Law allows us to create and issue shares having rights different from those attached to REE Ordinary Shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. As of the completion of the Merger, no preferred shares will be authorized under REE’s Amended and Restated Articles. In the future, if REE authorizes, creates and issues a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent its shareholders from realizing a potential premium over the market value of REE Ordinary Shares. The authorization and designation of a class of preferred shares will require an amendment to REE’s Amended and Restated Articles which requires the prior approval of the holders of a majority of the voting power of REE participating or otherwise represented in the shareholders’ meeting, provided that a quorum is present or otherwise represented at the meeting, and provided further, that in the event that such class of preferred shares shall have the right to more than one (1) vote for each share thereof, such authorization and designation shall also require the affirmative vote of 100% of the outstanding REE Class B Ordinary Shares, voting as a separate class.The convening of the meeting, the shareholders entitled to participate and the vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law and REE’s Amended and Restated Articles, as described above under the paragraphs titled “— Shareholder Meetings,” “— Quorum” and “— Vote Requirements.”

Borrowing Powers

Pursuant to the Companies Law and REE’s Amended and Restated Articles, REE’s board of directors may exercise all powers and take all actions that are not required under law or under its Amended and Restated Articles to be exercised or taken by its shareholders, including the power to borrow money for company purposes.

Changes in Capital

REE’s Amended and Restated Articles to be effective upon completion of the Merger enables it to increase or reduce its share capital, provided that the creation of a new class of shares with more than one vote per share shall be considered a modification of the REE Class B Ordinary Shares. Any such changes are subject to Israeli law and must be approved by a resolution duly passed by REE’s shareholders at a general meeting of shareholders, provided that modification to the rights attached to the REE Class B Ordinary Shares shall require approval of shareholders holding 100% of the then issued REE Class B Ordinary Shares. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both REE’s board of directors and an Israeli court.

Exclusive Forum

REE’s Amended and Restated Articles provide that unless it consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. REE’s Amended and Restated Articles also provide that unless REE consents in writing to the selection of an alternative forum, the competent courts in Tel Aviv, Israel shall be the exclusive forum for any derivative action or proceeding brought on behalf of REE, any action asserting a breach of a fiduciary duty owed by any of REE’s directors, officers or other employees to REE or its shareholders or any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law.

Transfer Agent and Registrar

The transfer agent and registrar for REE Ordinary Shares is Continental Stock Transfer & Trust Company. Its address is 1 State Street, 30th Floor, New York, New York 10004, and its telephone number is 212-509-4000.

REE ORDINARY SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the Merger, REE will have REE Class A Ordinary Shares authorized and, based on the assumptions set out elsewhere in this proxy statement/prospectus, up to                ordinary shares issued and outstanding, assuming no 10X Capital Common Stock is redeemed in connection with the Merger. All of the REE Class A Ordinary Shares issued in connection with the Merger will be freely transferable by persons other than by REE’s “affiliates” without restriction or further registration under the Securities Act, except                REE Class A Ordinary Shares issued to the Sponsor, which are subject to the lock-up described below and                PIPE Shares, which are being issued in a transaction exempt from registration under the Securities Act. The remaining                shares held by existing REE shareholders are subject to the lock-up restrictions described below and may only be resold pursuant to Rule 144. Sales of substantial amounts of REE’s Class A Ordinary Shares in the public market could adversely affect prevailing market prices of REE’s Class A Ordinary Shares.

Lock-up Periods and Registration Rights

Investors’ Rights Agreement Lock-up

In connection with the Merger, each of REE, 10X Capital, the Sponsor and certain of REE’s shareholders entered into the Investor Rights Agreement (“IRA”), to be effective as of the consummation of the Closing. Pursuant to its terms, the IRA provides for the following lock-up periods:

Sponsor has agreed that it shall not transfer any of its REE Class A Ordinary Shares issued in connection with the Merger until (i) with respect to 25% of such shares, the date that is 90 days following the Closing, and (ii) with respect to 75% of such shares, the first to occur of (x) the date that is 12 months following the Closing and (y) such time as the closing price of the REE Class A Ordinary Shares equals or exceeds $13.00 per share for any 20 trading days out of 30 consecutive trading days following the Closing Date; provided that if the condition set forth in this subclause (y) is met prior to the date that is 180 days following the Closing Date, the restriction on such shares shall expire on the date that is 180 days following the Closing Date.

The REE Warrants issued in exchange for 10X Capital Warrants at the Closing and any REE Class A Ordinary Shares underlying such warrants that are held by the Sponsor will be locked-up for 30 calendar days following the Closing.

Further, each director and officer of REE has agreed that it shall not transfer any of its REE Class A Ordinary Shares issued in connection with the Merger until the date that is 180 days following the Closing Date. The foregoing restrictions on transfer of the Sponsor’s and the Insiders’ REE Class A Ordinary Shares shall terminate and no longer be applicable upon the date following the Closing Date on which the REE completes a liquidation, merger, capital stock exchange, or other similar transaction that results in all of REE’s shareholders having the right to exchange their REE Class A Ordinary Shares for cash, securities or other property.

IRA Registration Rights

Subject to the lock-up periods described above, certain shareholders are also entitled to registration rights pursuant to the terms of the IRA. REE has agreed to file a registration statement as soon as practicable upon a request from certain significant shareholders of REE to register the resale of certain registrable securities under the Securities Act (such request, a “demand registration”), subject to required notice provisions to other shareholders party thereto. REE has also agreed to provide customary “piggyback” registration rights with respect to any valid demand registration request. Subject to certain circumstances, REE is also required to file a resale shelf registration statement to register the resale under the Securities Act of such registrable securities. Finally, REE has agreed to file a resale shelf registration statement within 30 calendar days after the Closing to register the resale of REE Warrants and REE Class A Ordinary Shares held by the Sponsor. The IRA provides that REE will pay certain expenses relating to such registrations and indemnify the securityholders against certain liabilities.

Amended and Restated Articles Lock-up

In connection with the consummation of the Merger, REE will adopt the Amended and Restated Articles. The Amended and Restated Articles will provide that each shareholder of REE Class A Ordinary Shares immediately prior to Closing will not, subject to certain customary exceptions, be permitted to transfer or sell any REE Class A Ordinary Shares owned by such shareholder for 180 calendar days following the Closing.

PIPE Resale Shelf

Pursuant to the Subscription Agreements relating to the PIPE, REE has agreed that, within thirty (30) calendar days after the consummation of the Merger, it will file with the SEC (at REE’s sole cost and expense) a registration statement registering the resale of the REE Class A Ordinary Shares held by the PIPE Investors (the “Resale Registration Statement”), and REE will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, subject to certain conditions.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted REE Class A Ordinary Shares for at least six months would, subject to the restrictions noted in the section below, be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of REE at the time of, or at any time during the three months preceding, a sale and (ii) REE has been subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as REE was required to file reports) preceding the sale.

Persons who have beneficially owned restricted REE Class A Ordinary Shares for at least six months but who are affiliates of REE at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of REE’s Class A Ordinary Shares then outstanding; or

•        the average weekly reported trading volume of the REE Class A Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of REE under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about REE.

COMPARISON OF RIGHTS OF REE SHAREHOLDERS AND 10X CAPITAL STOCKHOLDERS

The rights of the shareholders of REE and the relative powers of the REE board of directors are governed by the laws of the State of Israel and the Amended and Restated Articles. As a result of the Merger, securities held by the 10X Capital securityholders will be canceled and automatically converted into the right to receive REE Class A Ordinary Shares and/or REE Warrants. Each REE Class A Ordinary Share will be issued in accordance with, and subject to the rights and obligations of, the Amended and Restated Articles to be in effect following the Merger, in substantially the form attached hereto as Annex A. Because REE will be, at the Effective Time, a company organized under the laws of the State of Israel, the rights of the securityholders of 10X Capital will be governed by Israeli law and the Amended and Restated Articles.

Many of the principal attributes of REE Class A Ordinary Shares and 10X Capital Common Stock will be similar. However, there are differences between the rights of shareholders of REE under Israeli law and the rights of securityholders of 10X Capital under the laws of Delaware. In addition, there are differences between the Amended and Restated Articles as such will be in effect from and after the consummation of the Merger and the Existing 10X Capital Charter.

The following is a summary comparison of the material differences between the rights of 10X Capital stockholders under the Existing 10X Capital Charter, 10X Capital’s bylaws (the “10X Capital Bylaws”), the laws of Delaware, and the rights of REE shareholders under Israeli law and the Amended and Restated Articles. The discussion in this section does not include a description of rights or obligations under the U.S. federal securities laws or Nasdaq listing requirements or of REE’s or 10X Capital’s governance or other policies.

The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of the Companies Law, the Amended and Restated Articles, as they will be in effect from and after the Effective Time, the Delaware General Corporation Law, the Existing 10X Capital Charter, and the 10 Capital Bylaws. You are also urged to carefully read the relevant provisions of the Companies Law and the Delaware General Corporation Law for a more complete understanding of the differences between being a shareholder of REE and a stockholder of 10X Capital.

	REE	10X Capital
Authorized and Outstanding Capital Stock	Upon the closing of the Merger, REE’s authorized capital shall consist of (i) REE Class A Ordinary Shares, without par value, and (ii) REE Class B Ordinary Shares, without par value.

The authorized capital stock of 10X Capital is 300,000,000 shares of 10X Capital Common Stock, par value $0.0001 per share, of which 280,000,000 shares are designated as Class A Stock and 20,000,000 shares are designated as Class B Stock, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Pursuant to the Existing 10X Capital Charter, prior to the closing of the Merger, the shares of Class B Stock will automatically convert into shares of Class A Stock on a one-for-one basis.

Special Meetings of Shareholders or Stockholders

Pursuant to the Companies Law, the REE board of directors may whenever it thinks fit convene a special general meeting, and, as provided in the Companies Law, it shall be obliged to do so upon (i) the demand of two directors or one quarter of the serving directors; (ii) the demand of one or more shareholders holding at least five percent of REE’s issued and outstanding share capital and one percent or more of REE voting rights; or (iii) the demand of one or more shareholders holding at least five percent of REE’s voting rights.

Except as otherwise provided by law or the Existing 10X Capital Charter, special meetings of stockholders may only be called by a majority of the board of directors, or the President or the Chairman, or by the Secretary upon the written request of stockholders owning a majority of the issued and outstanding 10X Capital Common Stock then entitled to vote.

	REE	10X Capital
Voting

Generally, holders of REE Class A Ordinary Shares and REE Class B Ordinary Shares vote together as one class on all matters (including the election of directors), provided that holders of REE Class A Ordinary Shares will be entitled to cast one vote per Class A Ordinary Share, while holders of REE Class B Ordinary Shares will be entitled to cast 10 votes per Class B share. See “Description of REE Ordinary Shares — REE Ordinary Shares — REE Class B Ordinary Shares — Mandatory Suspension” and “Description of REE Ordinary Shares — REE Ordinary Shares — Anti-Takeover Measures” for further information regarding the voting rights and limitations associated with the REE Class B Ordinary Shares.

Except as otherwise required by law or the Existing 10X Capital Charter, the holders of shares of 10X Capital Common Stock vote together as one class on all matters (including the election of directors) and shall be entitled to one vote for each such share.

Action by Written Consent	The Companies Law prohibits shareholder action by written consent in public companies such as REE.

No action required or permitted to be taken by the stockholders of 10X Capital at an annual or special meeting may be taken by written consent, except that any action required or permitted to be taken by the holders of the Class B Common Stock may be effected by written consent.

Quorum

The quorum required for REE’s general meetings of shareholders consists of at least two shareholders present in person or by proxy who hold or represent at least 33-1/3% of the total outstanding voting power of REE’s shares, except that if (i) any such general meeting was initiated by and convened pursuant to a resolution adopted by the board of directors and (ii) at the time of such general meeting REE qualifies as a “foreign private issuer,” the requisite quorum will consist of two or more shareholders present in person or by proxy who hold or represent at least 25% of the total outstanding voting power of REE’s shares. Notwithstanding the foregoing, a quorum for any general meeting shall also require the presence in person or by proxy of at least one shareholder holding REE Class B Ordinary Shares if such shares are outstanding.

Except as otherwise provided by the DGCL, or the Existing 10X Capital Charter, the holders of a majority of the outstanding shares of 10X Capital Common Stock entitled to vote at the meeting shall constitute a quorum, present in person or by proxy, at a meeting of stockholders for the transaction of any business.

If a quorum is not present at any meeting of the stockholders, the holders of a majority of the outstanding shares of 10X Capital Common Stock entitled to vote at such, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If the meeting is adjourned for more than thirty (30) days, or if a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.

	REE	10X Capital

The requisite quorum shall be present within half an hour of the time fixed for the commencement of the general meeting. A general meeting adjourned for lack of a quorum shall be adjourned either to the same day in the next week, at the same time and place, to such day and at such time and place as indicated in the notice to such meeting, or to such day and at such time and place as the chairperson of the meeting shall determine. At the reconvened meeting, any number of shareholders present in person or by proxy shall constitute a quorum, unless a meeting was called pursuant to a request by REE’s shareholders, in which case the quorum required is one or more shareholders, present in person or by proxy and holding the number of shares required to call the meeting. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called. Notwithstanding the foregoing, a quorum for any adjourned general meeting shall also require the presence in person or by proxy of at least one shareholder holding REE Class B Ordinary Shares if such shares are outstanding.

Notice of Meetings

Pursuant to the Companies Law and the regulations promulgated thereunder, REE shareholder meetings generally require prior notice of not less than 21 days and, for certain matters specified in the Companies Law, not less than 35 days. Pursuant to the Amended and Restated Articles, REE is not required to deliver or serve prior notice of general meetings of REE shareholders or of any adjournments thereof to any REE shareholder, and notice by REE which is published on its website and on the SEC’s EDGAR database or similar publication via the internet shall be deemed to have been duly given on the date of such publication to all REE shareholders.

Except as otherwise provided in the DGCL, notice of meetings shall be given not less than 10 nor more than 60 days before the date of the meeting.

	REE	10X Capital
Advance Notice Provisions

Pursuant to the Companies Law and the regulations promulgated thereunder, the holder(s) of at least one percent of REE’s voting rights may propose any matter appropriate for deliberation at a REE shareholder meeting to be included on the agenda of a REE shareholder meeting, including nomination of candidates for directors, generally by submitting a proposal within seven days of publicizing the convening of a REE shareholder meeting, or, if REE publishes a preliminary notice at least 21 days prior to publicizing the convening of a REE shareholder meeting stating its intention to convene such meeting and the agenda thereof, within 14 days of such preliminary notice. Any such proposal must further comply with the information requirements under applicable law and the Amended and Restated Articles.

The 10X Capital Bylaws state that in order for a stockholder of 10X Capital to propose nominations of candidates to be elected as directors or any other proper business to be considered by stockholders at the annual meeting, such stockholder must, among other things, provide notice thereof in writing to the Secretary at the principal executive offices of 10X Capital not less than sixty (60) days nor more than ninety (90) days prior to the meeting (provided that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice, must be delivered no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs.) Such notice must contain, among other things, certain information about the stockholder giving the notice (and any beneficial owner, if any, on whose behalf the nomination or proposal is made) and certain information about any nominee or other proposed business.

Bylaw Amendments	No equivalent provision.

Subject to any additional vote required by the Existing 10X Capital Charter, the board of directors is expressly authorized to adopt, amend or repeal the 10X Capital Bylaws. Notwithstanding the foregoing, such power shall not divest or limit the power of the stockholders of 10X Capital to adopt, amend or repeal the 10X Capital Bylaws.

Charter Amendments

According to the Amended and Restated Articles, all REE shareholder resolutions, including amendments to the Amended and Restated Articles, generally require a majority of the voting power represented at the meeting and voting thereon. In addition, if no REE Class B Ordinary Shares remain outstanding, the affirmative vote of the holders of at least 65% of the voting power of the Company’s shareholders shall be required to amend or alter Article 25 (relating to shareholder proposals); Article 38 (relating to the number of directors); Article 39 (relating to the election and removal of directors); and Articles 41 and 42 (relating to board vacancies).

Pursuant to the DGCL, the affirmative vote of the holders of a majority of the voting power of the 10X Capital Common Stock entitled to vote thereon is required to amend, alter, or repeal provisions of the Existing 10X Capital Charter, subject to any additional vote required therein. In addition, for so long as any shares of Class B Common Stock shall remain outstanding, the, affirmative vote of the holders of a majority of the shares of Class B Common Stock outstanding, voting separately as a single class, shall be required to amend, alter or repeal any provision of the Existing 10X Capital Charter, in a manner that would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B Common Stock; and the affirmative vote of the holders of at least 65% of all outstanding shares of 10X Capital Common Stock, shall be required to amend Article Sixth during a Target Business Acquisition Period (as defined therein).

	REE	10X Capital
Size of Board, Election of Directors

The Amended and Restated Articles provide that the number of directors shall be not less than three or more than eleven, including any external directors, if any are elected. There are currently four directors serving on the REE board of directors.

Under the Amended and Restated Articles, commencing with the annual general meeting to be held in 2022, the directors of REE (except for any external director who may be elected under the Companies Law, whose term is determined in accordance with the Companies Law as discussed below) are elected at each annual general meeting to serve until the annual general meeting next succeeding his or her election, unless removed earlier by resolution adopted at a general meeting, and until his or her respective successor shall have been elected and qualified.

Under the Companies Law, a public company must have at least two external directors who meet certain independence and non-affiliation criteria. In addition, although not required by Israeli law, REE may classify a director as an “independent director” pursuant to the Companies Law if he or she meets certain conditions provided in the Companies Law. Pursuant to regulations promulgated under the Companies Law, companies with shares traded on certain U.S. stock exchanges, including Nasdaq, may, subject to certain conditions, “opt out” from the Companies Law requirement to appoint external directors. In accordance with these regulations, REE has elected to “opt out” from the Companies Law requirement to appoint external directors.

The 10X Capital Bylaws provide that the number of directors shall be not less than one (1) or more than nine (9).

Under the Existing 10X Capital Charter, the directors are divided into three classes with staggered three-year terms. Each class of directors consists, as nearly as possible, of one-third of the total number of directors constituting the entire board of directors. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of their successor, or their earlier death, resignation, or removal.

Removal of Directors

The REE shareholders may remove any director from office, and elect a new director instead, by a vote of: (i) so long as any REE Class B Ordinary Shares remain outstanding, a majority of the total voting power of the REE shareholders, and (ii) if no REE Class B Ordinary Shares remain outstanding, at least 65% of the total voting power of the REE shareholders.

Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote an election of directors, provided, that for as so long as 10X Capital’s board is classified, stockholders may effect such removal only for cause.

	REE	10X Capital
Board Vacancies and Newly Created Directorships

The Amended and Restated Articles provide that in the event that one or more vacancies are created on the REE board of directors, however arising, including a situation in which the number of directors is less than the maximum number permitted, the continuing directors may continue to act in every matter and the board of directors may appoint directors to temporarily fill any such vacancy. If not filled by the board of directors, any vacancy may be filled by a shareholder resolution.

In the event that the vacancy creates a situation where the number of directors is less than three, the continuing directors may only act (i) in an emergency, or (ii) to fill the office of a director which has become vacant, or (iii) in order to call a general meeting of the REE shareholders for the purpose of electing directors to fill any and all vacancies. Each director appointed as a result of a vacancy shall hold office for the remaining period of time during which the director whose service has ended would have held office.

Except as otherwise provided in the DGCL, in the interim between annual meetings of stockholders or special meetings of stockholders, vacancies and newly created directorships shall be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders, and such director so chosen shall hold office until the next election of the class for which such director was chosen and until his successor shall be elected and qualified.

Corporate Opportunity	No equivalent provision.

The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to 10X Capital or any of its officers or directors in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of 10X Capital unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of 10X Capital and such opportunity is one 10X Capital is legally and contractually permitted to undertake and would otherwise be reasonable for 10X Capital to pursue.

	REE	10X Capital
Exclusive Forum

The Amended and Restated Articles provide that unless REE consents in writing to the selection of an alternative forum, (i) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, and (ii) the competent courts in Tel Aviv, Israel shall be the exclusive forum for (a) any derivative action or proceeding brought on behalf of REE, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of REE to REE or its shareholders, or (c) any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder.

The Existing 10X Capital Charter provides, that unless 10X Capital consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on behalf of 10X Capital; any action asserting a breach of fiduciary duty; any action asserting a claim arising pursuant to the DGCL, the Existing 10X Capital Charter or 10X Capital Bylaws; or any action asserting a claim against 10X Capital that is governed by the internal affairs doctrine, except for, in each of the above actions, any claim as to which the Court of Chancery determines it lacks jurisdiction. This provision will not apply to actions which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery; which are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery; which the Court of Chancery does not have subject matter jurisdiction; and claims arising under the Securities Act, the Exchange Act or other claims for which there is concurrent or exclusive federal jurisdiction.

Limitation of Liability

The Amended and Restated Articles provide that REE may, subject and pursuant to the provisions of the Companies Law or other applicable law, exempt REE directors and officers from and against all liability for damages due to any breach of such director’s or officer’s duty of care to REE.

Directors shall not be liable to 10X Capital for monetary damages for breach of fiduciary duty as a director, except to the extent such exculpation from liability is prohibited by the DGCL.
Indemnification and Advancement

The Amended and Restated Articles provide that REE may, subject and pursuant to the provisions of the Companies Law, the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder, and the Israeli Economic Competition Law, 5748-1988, or any other applicable law, indemnify and insure a director or officer of REE for all liabilities and expenses incurred by him or her arising from or as a result of any act (or omission) carried out by him or her as a director or officer of REE and which is indemnifiable pursuant to applicable law, to the fullest extent permitted by law. The Companies Law provides that undertakings to indemnify a director or officer for such liabilities (but not for such legal expenses) be limited to specified foreseeable events and to reasonable maximum amounts.

10X Capital shall indemnify, to the fullest extent permitted by the DGCL, any person from all liabilities and expenses incurred by him or her by reason of the fact that he or she is or was a director, officer, employee or agent of 10X Capital, or is or was serving at the request of 10X Capital as a director, officer, employee or agent of another entity.

10X Capital shall, in advance, pay the expenses, including attorney fees, incurred by an indemnified person in defending any proceeding, provided that, to the extent required by law, such advancement shall be made only upon the receipt of an undertaking that the indemnified person will repay amounts advanced if it is determined that such person was not entitled to indemnification.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT OF REE

The following table and accompanying footnotes set forth information known to REE regarding (i) the actual beneficial ownership of the REE Ordinary Shares, as of             , 2021 and (ii) expected beneficial ownership of REE immediately following consummation of the Merger, assuming no Public Shares of 10X Capital are redeemed, and alternatively that the maximum number of Public Shares of 10X Capital permitted to be redeemed in the Maximum Redemption Scenario are redeemed, by:

•        each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding REE Ordinary Shares or REE Preferred Shares, as applicable;

•        each of REE’s current directors and named executive officers;

•        each person who will become a director or named executive officer of REE; and

•        all directors and officers of REE, as a group.

The beneficial ownership of REE is based on              REE Ordinary Shares issued and outstanding as of             , 2021. In computing the number of REE Ordinary Shares beneficially owned by a person and the percentage ownership of such person, REE deemed to be outstanding all REE Ordinary Shares subject to options held by the person that are currently exercisable or exercisable within 60 days of             , 2021. REE did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

The expected beneficial ownership of REE Ordinary Shares, assuming no public shares of 10X Capital are redeemed, has been determined based upon the following: (i) no public stockholder of 10X Capital has exercised its redemption rights to receive cash from 10X Capital’s Trust Account in exchange for its public shares and 10X Capital has not issued any additional shares of 10X Capital Class A Common Stock; (ii) 30,000,000 shares of 10X Capital Class A Common Stock have been issued pursuant to the Subscription Agreements; and (iii) there will be an aggregate of             ordinary shares of REE issued and outstanding at the closing of the Merger.

The expected beneficial ownership of shares of the REE Ordinary Shares in the Maximum Redemption Scenario, has been determined based on the following: (i) public stockholders have exercised their redemption rights with respect to approximately              shares of 10X Capital Class A Common Stock; (ii) 30,000,000 shares of 10X Capital Class A Common Stock have been issued pursuant to the Subscription Agreements; and (iii) there will be an aggregate of             REE Ordinary Shares issued and outstanding at the closing of the Merger.

Beneficial Ownership Of REE Ordinary Shares After Consummation of the Merger
	Beneficial Ownership Of 10X Capital Ordinary Shares			No Redemption Scenario		Maximum Redemption Scenario
	Number of Shares		Percentage of 10X Capital Ordinary Shares	Number of Company Ordinary Shares	Percentage of Company Ordinary Shares	Number of Company Ordinary Shares	Percentage of Company Ordinary Shares
Name and Address of Beneficial Owner	Class A	Class B
10X Capital Officers, Directors and 5% Holders Pre-Merger
REE Officers, Directors and 5% Holders Post-Merger

APPRAISAL RIGHTS

Neither 10X Capital stockholders nor 10X Capital warrantholders have appraisal rights under the DGCL in connection with the Merger.

ANNUAL MEETING STOCKHOLDER PROPOSALS

If the Merger is consummated, you will be entitled to attend and participate in REE’s annual meetings of shareholders. If REE holds a 2022 annual meeting of shareholders, it will provide notice of or otherwise publicly disclose the date on which the 2022 annual meeting will be held. As a foreign private issuer, REE will not be subject to the SEC’s proxy rules.

OTHER STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with the 10X Capital board of directors, any committee chairperson or the non-management directors as a group by writing to the 10X Capital board of directors or committee chairperson in care of 10X Capital, 1 World Trade Center, 85th Floor, York, NY 10007. Following the Merger, such communications should be sent in care of REE, 10 Aharon Maskin Street, Tel-Aviv, Israel. Each communication will be forwarded, depending on the subject matter, to the 10X Capital board of directors, the appropriate committee chairperson or all non-management directors.

LEGAL MATTERS

The legality of the REE Class A Ordinary Shares and warrants offered by this proxy statement/prospectus and certain other Israeli legal matters will be passed upon for REE by Zemah Schneider & Partners, Tel Aviv, Israel and Goldfarb Seligman & Co, Tel Aviv, Israel. Certain legal matters relating to U.S. law will be passed upon for REE by White & Case LLP, New York, New York. Certain legal matters will be passed upon for 10X Capital by Morgan, Lewis & Bockius LLP, New York. Certain legal matters as to Israeli law will be passed upon for 10X Capital by Gornitzky & Co., Tel Aviv, Israel.

EXPERTS

The financial statements for 10X Capital Venture Acquisition Corp as of August 11, 2020, and for the period from August 10, 2020 (inception) through August 11, 2020, appearing in this proxy statement/prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this proxy statement/prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

The consolidated financial statements of REE Automotive Ltd. as of December 31, 2019 and December 31, 2018, and for the years ended December 31, 2019 and 2018, appearing in this proxy statement/prospectus, have been so included in reliance on the report of Kost Forer Gabbay & Kasierer-Ernst & Young Israel, a member of Ernst & Young Global, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, 10X Capital and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of 10X Capital’s annual report to stockholders and 10X Capital’s proxy statement. Upon written or oral request, 10X Capital will deliver a separate copy of the annual report to stockholder and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Stockholders receiving multiple copies of such documents may likewise request that 10X Capital deliver single copies of such documents in the future. Stockholders receiving multiple copies of such documents may request that 10X Capital deliver single copies of such documents in the future. Stockholders may notify 10X Capital of their requests by calling or writing 10X Capital at its principal executive offices at 10X Capital Venture Acquisition Corp, 1 World Trade Center, 85th Floor, New York, NY 10007. Following the Merger, such requests should be made by calling +972 0778995193 or writing REE at 10 Aharon Maskin Street, Tel-Aviv, Israel.

ENFORCEABILITY OF CIVIL LIABILITY

REE is incorporated under the laws of the State of Israel. Service of process upon us and upon certain of our directors and officers and the Israeli experts named in this proxy statement/prospectus, who reside outside the U.S., may be difficult to obtain within the U.S. Furthermore, because a substantial amount of our assets and certain of our directors and officers are located outside the U.S., any judgment obtained in the U.S. against us or any of our directors and officers may not be collectible within the U.S.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 850 Library Avenue, Newark, Delaware 19711.

We have been informed by our legal counsel in Israel, Zemah Schneider & Partners and Goldfarb Seligman & Co., that it may be difficult to initiate an action with respect to U.S. securities law in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•        the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

•        the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•        the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

•        the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•        the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

•        the judgment was obtained by fraud;

•        the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

•        the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

•        the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

•        at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND MORE INFORMATION

REE has filed a registration statement on Form F-4 to register the issuance of securities described elsewhere in this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement.

10X Capital files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on 10X Capital at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.

All information contained in this document relating to 10X Capital has been supplied by 10X Capital, and all such information relating to REE has been supplied by REE. Information provided by one entity does not constitute any representation, estimate or projection of the other entity.

If you would like additional copies of this document or if you have questions about the Merger, you should contact via phone or in writing:

10X Capital:

1 World Trade Center,
85th Floor
New York, NY 10007
(212) 257-0069

Proxy Solicitor:

Morrow Sodali LLC

470 West Avenue
Stamford, Connecticut 06902
Tel: (800) 662-5200 or banks and brokers can call collect at (203) 658-9400
Email: VCVC.info@investor.morrowsodali.com

INDEX TO FINANCIAL STATEMENTS

Financial Statements of REE

Unaudited Consolidated Financial Statements
Interim Consolidated Balance Sheets	F-32
Interim Consolidated Statements of Comprehensive Loss	F-33
Interim Statements of Changes in Shareholders’ Equity	F-34
Interim Consolidated Statements of Cash Flows	F-35
Notes to Interim Consolidated Financial Statements	F-36 – F-47

Financial Statements of 10X Capital

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of REE Automotive LTD.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of REE Automotive Ltd. and its subsidiaries (the “Company”) as of December 31, 2019 and 2018 and the related statements of comprehensive loss, changes in shareholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019 and 2018 and the results of its operations and its cash flows for the two-year period ended December 31, 2019, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/S/ KOST FORER GABBAY & KASIERER

A Member of EY Global
Tel-Aviv, Israel

February 1, 2021

We have served as the Company’s auditor since 2013.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousand
		December 31,
	Note	2019	2018
ASSETS

CURRENT ASSETS:
Cash and cash equivalents		$27,619	$13,540
Restricted cash		93	86
Inventory	4	378	267
Trade receivables		35	56
Other accounts receivable and prepaid expenses	3	291	202

Total current assets		28,416	14,151

NON-CURRENT ASSETS:
Property and equipment, net	5	283	204

Total non-current assets		283	204

TOTAL ASSETS		$28,699	$14,355

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Trade payables		$541	$209
Other accounts payable and accrued expenses	6	546	814

Total current liabilities		1,087	1,023

TOTAL LIABILITIES		1,087	1,023

COMMITMENTS AND CONTINGENCIES	7

SHAREHOLDERS’ EQUITY:	9
Ordinary shares		4	3
Preferred shares		10	9
Additional paid-in capital		69,063	42,679
Receivables on account of shares		—	(89)
Accumulated deficit		(41,465)	(29,270)

Total shareholders’ equity		27,612	13,332

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		$28,699	$14,355

The accompanying notes are an integral part of the consolidated financial statements.

February 1, 2021
Date of approval of the financial statements	Daniel Barel CEO	Hai Aviv CFO

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
U.S. dollars in thousands (except share and per share data)
		Year ended December 31,
	Note	2019	2018
Revenues		$681	$497
Cost of sales		490	458
Gross profit		191	39
Operating expenses:
Research and development expenses, net		7,038	1,857
Selling, general and administrative expenses		7,178	3,487
Total operating expenses		14,216	5,344
Operating loss		14,025	5,305
Financial expenses (income), net	10	(1,830)	14,499
Net loss		$12,195	$19,804
Net Comprehensive loss		$12,195	$19,804
Basic and diluted net loss per share		$2.57	$8.64
Weighted average number of Ordinary shares and Preferred shares used in computing basic and diluted net loss per share		4,740,992	2,362,074

The accompanying notes are an integral part of the consolidated financial statements.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
U.S. dollars in thousands (except share and per share data)
	Convertible Preferred shares		Ordinary shares		Preferred shares				Receivables on account of shares	Additional paid in capital	Accumulated deficit	Total shareholders’ equity
	Shares	Amount	shares	Amount	shares	Amount
Balance as of January 1, 2018	2,517,965	$12,129	941,666	$3		—	$—		$(600)	$763	$(9,466)	$2,829
Issuance of Preferred shares, net	171,703	1,250										1,250
Received on account of shares	—	—	—	—		—			600	—	—	600
Exercise of options	—	—	152,914	*	)	—	—		(89)	107	—	18
Conversion of Ordinary shares	—	—	(113,347)	*	)	113,347	*	)	—	—	—	—
Issuance of Preferred shares, net	—	—	—	—		792,850	2		—	12,410	—	12,412
Classification of Preferred shares and liability related to warrants to preferred shares to permanent equity	(2,689,668)	(13,379)	—	—		2,689,668	7		—	28,774	—	15,402
Share based compensation	—	—	—	—		—	—		—	625	—	625
Net loss	—	—	—	—		—	—		—	—	(19,804)	(19,804)
Balance as of December 31, 2018	—	—	981,233	3		3,595,865	9		(89)	42,679	(29,270)	13,332
Received on account of shares	—	—	—	—		—			89	—	—	89
Exercise of options	—	—	181,726	1		—	—		—	304	—	305
Conversion of Ordinary shares	—	—	(104,249)	*	)	104,249	*	)	—	—	—	—
Conversion of Preferred shares	—	—	442,058	*	)	(442,058)	*	)	—	—	—	—
Issuance of Preferred shares, net	—	—	—	—		273,276	1			18,679	—	18,680
Recognition of beneficial conversion feature on convertible loan	—	—	—	—		—	—		—	355	—	355
Conversion of convertible loan	—	—	—	—		32,889	*	)	—	2,353		2,353
Extinguishment of beneficial conversion feature on convertible loan	—	—	—	—		—	—		—	(2,353)		(2,353)
Share based compensation	—	—	—	—		—	—		—	7,046	—	7,046
Net loss	—	—	—	—		—	—		—	—	(12,195)	(12,195)
Balance as of December 31, 2019	—	$—	1,500,768	$4		3,564,221	$10		$—	$69,063	$(41,465)	$27,612

____________

*)       Represents less than $1.

The accompanying notes are an integral part of the consolidated financial statements.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands
	Year ended December 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(12,195)	$(19,804)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	82	63
Capital loss	1	48
Stock-based compensation	7,046	625
Financial income with respect to convertible loan, net	(1,645)	—
Fair value revaluation of warrants to Preferred shares	—	14,551
Increase in inventory	(111)	(81)
Decrease in trade receivables	21	25
Increase in other accounts receivable and prepaid expenses	(89)	(31)
Increase (decrease) in deferred revenues	(270)	280
Increase (decrease) in trade payables	332	(54)
Increase in other accounts payable and accrued expenses	2	110
Net cash used in operating activities	(6,826)	(4,268)

Cash flows from investing activities:
Purchase of property and equipment	(162)	(73)
Net cash used in investing activities	(162)	(73)

Cash flows from financing activities:
Proceeds from issuance of Preferred shares, net	18,680	12,770
Proceeds from convertible loan	2,000	1,000
Receivables on account of shares	89	600
Proceeds from exercise of Ordinary shares	305	18
Net cash provided by financing activities	21,074	14,388
Increase in cash, cash equivalents and restricted cash	14,086	10,047
Cash, cash equivalents and restricted cash at beginning of year	13,626	3,579
Cash, cash equivalents and restricted cash at end of year	$27,712	$13,626

Non-cash activity:
Classification of Preferred shares from liability to additional paid-in capital	$—	$15,402
Receivables on account of shares	$—	$89
Issuance of warrants to Preferred B Shares	$—	$108
Issuance of Preferred shares upon conversion of convertible loans	$—	$1,000
Recognition of beneficial conversion feature on convertible loan	$355	$—

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$27,619	$13,540
Restricted cash	93	86
Total cash, cash equivalents and restricted cash	$27,712	$13,626

The accompanying notes are an integral part of the consolidated financial statements.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 1: — GENERAL

REE Automotive Ltd. was incorporated in Israel on January 16, 2011.

REE Automotive Ltd. has established wholly-owned subsidiaries in the United States, Germany and the United Kingdom (the “Subsidiaries”). REE Automotive Ltd. and its subsidiaries (the “Company”) have developed REE corner technology which locates traditional vehicle drive components (steering, braking, suspension, e-motor) in the arch of the wheel, allowing for a next-generation of electric vehicle (“EV”) platform which is flat, scalable and modular, providing customers with design freedom to create EV and autonomous vehicles for current and future applications. In addition, the Company developed wheel-based suspension technologies for personal mobility.

NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

a.      Use of estimates:

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates, judgments and assumptions.

These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period and accompanying notes. Actual results could differ from those estimates. The Company’s management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made.

b.      Financial statements in U.S. dollars:

The currency of the primary economic environment in which the Company operates is the U.S. dollar. Thus, the functional and reporting currency of the Company is the U.S. dollar.

Accordingly, foreign currency assets and liabilities are remeasured into U.S. dollars at the end-of-period exchange rates except for non-monetary assets and liabilities, which are measured at historical exchange rates. Revenue and expenses are remeasured each day at the exchange rate in effect on the day the transaction occurred. Foreign currency transaction gains and losses have been immaterial in the periods presented.

c.      Principles of consolidation:

The consolidated financial statements include the accounts of REE Automotive Ltd. and its subsidiaries. Intercompany transactions and balances have been eliminated upon consolidation.

d.      Comprehensive loss:

Comprehensive loss consists of other comprehensive income (loss) and net loss. The Company did not have any other comprehensive income (loss) transactions during the periods presented. Accordingly, the comprehensive loss is equal to the net loss for the periods presented.

e.      Cash and cash equivalents:

Cash and cash equivalents consist of cash in banks and bank deposits. The Company considers all highly liquid investments, with an original maturity of three months or less at the date of purchase, to be cash equivalents.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (cont.)

f.       Restricted cash:

Restricted cash are deposits with maturity of less than three months. The restricted cash deposits are primarily invested in highly liquid deposits and used as a security for the Company’s lease agreements and credit card security.

g.      Impairment for long-lived assets:

Long-lived assets of the Company are reviewed for impairment in accordance with ASC 360, “Property, Plant and Equipment” whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Company determined that there were no events or changes in circumstances that indicated that its long-lived assets were impaired during the years ended December 31, 2019 and 2018.

h.      Inventory:

Inventory is stated at the lower of cost or net realizable value. Inventory write-offs, for slow-moving items, is provided to cover risks arising from slow-moving items, technological obsolescence, excess inventories and discontinued products.

Cost is determined as follows:

Raw materials — at cost of purchase using the first-in, first-out method.

Finished products — based on actual cost, and which includes materials and shipment costs. Standard costs are monitored and updated as necessary, to reflect the changes in raw material costs and labor and overhead rates.

The Company assesses the carrying value of its inventory for each reporting period to ensure inventory is reported at the lower of cost or net realizable value in accordance with ASC 330-10-35. Charges for obsolete and slow-moving inventories are recorded based upon an analysis of specific identification of obsolete inventory items and quantification of slow-moving inventory items. These assessments consider various factors, including historical usage rate, technological obsolescence, estimated current and future market values and new product introduction. In cases when there is evidence that the anticipated utility of goods, in their disposal in the ordinary course of business, will be less than the historical cost of the inventory, the Company recognizes the difference as a current period charge to earnings and carries the inventory at the reduced cost basis until it is sold or disposed of.

i.       Trade receivables, net:

Trade receivable are recorded at the invoiced amount and amounts for which revenue has been recognized but not invoiced, net of allowance for doubtful accounts. The allowance for doubtful accounts is based on the Company’s assessment of the collectability of accounts. Trade receivables deemed uncollectable are charged against the allowance for doubtful accounts when identified. As of December 31, 2019 and 2018, the Company had no allowance for doubtful debt.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (cont.)

j.       Property and equipment, net:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets at the following annual rates:

%
Computers and peripheral equipment	15 – 33
Electronic equipment	10 – 33
Office furniture and equipment	6
Leaseholds improvements	Shorter of the term of the lease or useful life

k.      Convertible loan:

In accordance with ASC 825, “Financial Instruments” (“ASC 825”), the Company elected to apply the fair value option to certain of its convertible notes. The fair value is measured using weighted probability analysis on all scenarios under the loan. The scenarios were estimated using the Black-Scholes option-pricing model or by the present value of the returns to lenders under the possible future scenarios for the loan.

The Company elected the fair value option for the 2018 Convertible Loan (see Note 8).

The Company applies ASC 470-20, “Debt with Conversion and Other Options” (“ASC 470-20”), when a convertible loan is not eligible for the fair value option under ASC 825, “Financial Instruments”. In accordance with ASC 470-20 the Company first allocates the proceeds to freestanding liability instrument that are measured at fair value at each reporting date, based on their fair value. The remaining proceeds are allocated between the convertible debt and all other freestanding instruments based on the relative fair values of the instruments at the time of issuance. In accordance with ASC 815 “Derivatives and Hedging” (“ASC 815”), the Company bifurcates embedded derivatives that require bifurcation and accounts for them separately from the convertible loan.

The Company applies ASC 815, “Derivatives and Hedging” to all features related to loans and convertible loans. When features are not clearly and closely related to the characteristics of the loans the features qualify as embedded derivative instruments at issuance and, because they do not qualify for any scope exception within ASC 815, they are required to be accounted for separately from the debt instrument and recorded as derivative instrument liabilities. The fair value assigned to the embedded derivative instruments is marked to market in each reporting period. The Company has recorded embedded derivative liabilities related to the 2019 Convertible loan (see Note 8).

In addition, under the guidelines of ASC 470-20, the Company measures and recognizes any embedded beneficial conversion feature on the commitment date. The beneficial conversion feature is measured by allocating a portion of the proceeds equal to the intrinsic value of the feature to additional paid-in-capital. The intrinsic value of the feature is calculated on the commitment date using the effective conversion price which is calculated subsequent to the allocation of the proceeds between the convertible debt and all other freestanding instruments. This intrinsic value is limited to the portion of the proceeds allocated to the convertible debt.

The Company applied ASC 470-20 and ASC 815 to the 2019 Convertible Loan (see Note 8).

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (cont.)

l.       Research and development, net:

Research and development costs include personnel-related expenses associated with the Company’s engineering personnel and consultants responsible for the design, development and testing of its products and allocated overhead. Research and development costs are expensed as incurred and are presented net of the amount of any grants the Company receives for research and development in the period in which the grant was received.

m.     Grants:

The Company receives royalty-bearing grants, which represents participation of the Israel Innovation Authority (The “IIA”) in approved programs for research and development. These amounts are recognized on the accrual basis as a reduction of research and development expenses as such expenses are incurred. For the years ended December 31, 2019 and 2018 there wasn’t royalty-bearing grants from the IIA.

The Company receives royalty-bearing grants, which represents participation of Israeli-United states foundation (“BIRD”) in approved programs for research and development. These amounts are recognized on the accrual basis as a reduction of research and development expenses as such expenses are incurred. For the years ended December 31, 2019 and 2018 the Company recorded $202 and $125 as a reduction of research and development.

During 2019, the Company received grants in amount of $256 from the Innovation and Networks Executive Agency (INEA), under the powers delegated by the European Commission. The Company recorded this amount as a reduction of research and development.

n.      Israeli severance pay:

Pursuant to Section 14 of Israel’s Severance Compensation Law, 1963 (“Section 14”), the Israeli parent’s employees are included under this section and entitled only to monthly deposits at a rate of 8.33% of their monthly salary, made on their behalf with insurance companies. Payments in accordance with Section 14 release REE Automotive Ltd. from any future severance payments in respect of those employees. As a result, the related obligation and amounts deposited on behalf of such obligation are not stated on the balance sheet, as the Company is legally released from severance obligation to employees once the amounts have been deposited, and the Company has no further legal ownership on the amounts deposited.

For the years ended December 31, 2019 and 2018 severance pay expenses amounted to $167 and $140, respectively.

o.      Concentration of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, restricted cash and trade receivables.

The Company’s cash, cash equivalents and restricted cash are invested in high-quality banks in Israel and the United States. Generally, these deposits may be redeemed upon demand and, therefore, bear low risk.

The Company’s trade receivables are derived from sales to customers in the United States and Europe. Management of the Company performs risk assessments on an ongoing basis and believes it bears low risk

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company has no significant off-balance-sheet concentrations of credit risk such as, foreign exchange contracts and option contracts.

p.      Stock-based compensation:

The Company accounts for share-based compensation to employees and non-employees in accordance with ASC 718, “Compensation — Stock Compensation”, (“ASC 718”), which requires companies to estimate the fair value of equity-based payment awards on the date of grant based on the fair value of the awards granted.

The Company grants awards that vest upon the satisfaction of service condition and in certain grants performance conditions as well.

For awards with no performance conditions, the Company recognizes the related share-based compensation expense on a straight-line basis over the requisite service period of the awards, including awards with graded vesting. For awards with performance conditions the share-based compensation expense is recognized if and when the Company concludes that it is probable that the performance condition will be achieved. The Company reassesses the probability of vesting at each reporting period for awards with performance conditions and adjust compensation cost based on its probability assessment.

The Company recognizes a cumulative catch-up adjustment for changes in its probability assessment in subsequent reporting periods. The Company accounts for forfeitures as they occur.

The Company used the following weighted-average assumptions for options granted to employees and non-employees:

	Year ended December 31,
	2019	2018
Volatility	53.8% – 60.6%	52.6% – 55.5%
Risk-free interest rate	1.75% – 2.38%	2.69% – 2.98%
Dividend yield	0%	0%
Expected life (years)	5.72	5.90

These assumptions and estimates were determined as follows:

Fair value of Ordinary shares — as the Company’s Ordinary shares are not publicly traded, the fair value was determined by management, with input from valuation reports prepared by third-party valuation specialists.

Risk-free interest rate — the risk-free rate for the expected term of the options is based on the yields of U.S. Treasury securities with maturities appropriate for the expected term of employee share option awards.

Expected term — the expected term of options granted is based on historical experience and represents the period of time that options granted are expected to be outstanding. The Company determines the expected term using the simplified method. The simplified method deems the term to be the average of the time-to-vesting and the contractual life of the options.

Expected volatility — since the Company has no trading history of its Ordinary shares, the expected volatility is derived from the average historical share volatilities of several unrelated public companies within the Company’s industry that the Company considers to be comparable to its own business over a period equivalent to the option’s expected term.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (cont.)

q.      Fair value of financial instruments:

Fair value is defined as the exchange price that would be received from the sale of an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company measures financial assets and liabilities at fair value at each reporting period using a fair value hierarchy which requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

A financial instrument’s classification within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Three levels of inputs may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities.

Level 2 — inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

Financial instruments consist of cash equivalents, restricted cash, trade receivables, other accounts receivable, trade payables and accrued liability.

The fair value of these financial instruments approximates the carrying amounts represented in the balance sheet due to their short-term nature.

The fair value of the warrants to Convertible Preferred shares, prior to their classification into equity, is based on level 3 measurement (see also Note 9).

r.       Basic and diluted loss per share:

The Company computes net loss per share using the two-class method required for participating securities. The two-class method requires income available to Ordinary shareholders for the period to be allocated between Ordinary shares and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. Effective from July 2018 (see Note 9(e)) the Company considers its Convertible Preferred shares to be participating securities as the holders of the Convertible Preferred shares would be entitled to dividends that would be distributed to the holders of Ordinary shares, on a pro-rata basis assuming conversion of all Convertible Preferred shares into Ordinary shares. These participating securities contractually require the holders of such shares to participate in the Company’s losses. As such, net loss for the period presented was allocated to the Company’s participating securities.

The Company’s basic net loss per share is calculated by dividing net loss attributable to Ordinary shareholders and preferred shareholders by the weighted-average number of shares of Ordinary shares and Preferred shares outstanding for the period, without consideration of potentially dilutive securities. The diluted net loss per share is calculated by giving effect to all potentially dilutive securities outstanding for the period using the treasury share method or the if-converted method based on the nature of such securities. Diluted net loss per share is the same as basic net loss per share in periods when the effects of potentially dilutive shares of Ordinary shares are anti-dilutive.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (cont.)

All outstanding share options and warrants for the years ended December 31, 2019 and 2018 have been excluded from the calculation of the diluted net loss per share, because all such securities are anti-dilutive for all periods presented. The total weighted average number of shares related to outstanding options and warrants to preferred shares for the years ended December 31, 2019 and 2018 excluded from the calculations of diluted net loss per share were 3,081,053 and 1,697,665, respectively.

s.       Income taxes:

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes” (“ASC 740”). ASC 740 prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between the financial reporting and the tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value, and if it is more likely than not that a portion or all of the deferred tax assets will not be realized. As of December 31, 2019, and 2018, a full valuation allowance was provided by the Company.

ASC 740-10, “Income Taxes” (“ASC 740-10”) clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. This standard contains a two-step approach to recognizing and measuring a liability for uncertain tax positions.

The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement.

The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material change to its financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740-10.

t.       Revenue recognition:

The Company currently generates revenues from selling its wheels to personal mobility products, which are generally completed in less than one year.

The Company has adopted the new revenue standard, Topic 606 — “Revenue from Contracts with Customers”, as of January 1, 2019, using a modified retrospective adoption transition to each prior reporting period presented. The adoption did not have an impact on the Consolidated Financial Statements on the adoption date and no adjustment to prior year consolidated financial statements was required.

Under the standard, the Company recognizes revenue when its customer obtains control of promised goods or services in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. To determine revenue recognition for contracts that are within the scope of the standard, the Company perform the following five steps: (1) Identify the contract(s) with a customer, (2) Identify the performance obligations in the contract, (3) Determine the transaction price, (4) Allocate the transaction price to the performance obligations in the contract and (5) Recognize revenue when (or as) the entity satisfies a performance obligation.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Professional services revenues are recognized as services are performed.

The Company typically recognizes revenue at the time the performance obligation is satisfied by transferring the promised product to the customer.

The transaction price is determined based on the consideration to which the Company expects to be entitled in exchange for transferring the products to the customer. Payment terms and conditions vary, although terms generally include a requirement to pay within 45 days.

The Company applied the practical expedient in ASC 606 and did not evaluate payment terms of one year or less for the existence of a significant financing component.

Deferred revenues are recognized as (or when) the Company receives consideration prior to performing its obligations under the contract.

The amount of revenues recognized in the period that was included in the opening deferred revenues balance was approximately $270 for the year ended December 31, 2019.

For contracts in which the performance obligation has an original expected duration of one year or less, the Company elected to apply the practical expedient of ASC 606 and not provide disclosure on its remaining performance obligations.

u.      Cost of revenue:

Cost of revenues consist of inventory and royalties that were paid and/ or accrued.

v.       Segment information:

The Company operates in two operating and reportable segments. Operating segments are defined as components of an enterprise about which separate financial information is evaluated regularly by the chief operating decision maker, in deciding how to allocate resources and assessing performance. The Company’s chief operating decision maker allocates resources and assesses performance based upon discrete financial information at the consolidated level.

w.      Recently adopted accounting pronouncements:

As an “emerging growth company,” the Jumpstart Our Business Startups Act (“JOBS Act”) allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to use this extended transition period under the JOBS Act. The adoption dates discussed below reflect this election.

1.      During May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The updated revenue standard replaces all existing revenue recognition guidance under U.S. GAAP and establishes common principles for recognizing revenue for all industries. It also provides guidance on the accounting for costs to fulfill or obtain a customer contract. The core principle underlying the updated standard is the recognition of revenue based on consideration expected to be entitled from the transfer of goods or services to a customer.

The Company early adopted the standard as of January 1, 2019 while using the modified retrospective approach. The modified retrospective approach requires application to uncompleted contracts at the date of adoption.

The adoption of this standard had immaterial impact on the Company’s consolidated financial statements.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (cont.)

2.      In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows — Restricted Cash. The amendments in this guidance require that a statement of cash flows explain the changes during the period in total cash, cash equivalents, and the amounts generally described as restricted cash or cash equivalents. Therefore, amounts of restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments in this update should be applied retrospectively for each period presented. The guidance will be effective beginning January 1, 2019, and interim periods in fiscal years beginning January 1, 2020. Early adoption is permitted. The Company retrospectively adopted the guidance starting January 1, 2018.

3.      In June 2018, the FASB issued ASU 2018-07 “Compensation — Stock Compensation (Topic 718); Improvements to Non-employee Share-Based Payment Accounting”. ASU 2018-07 simplifies the accounting for share-based payments made to nonemployees so the accounting for such payments is substantially the same as those made to employees. The guidance will be effective beginning January 1, 2020, and interim periods in fiscal years beginning January 1, 2021, using a modified retrospective approach. Early adoption is permitted. The Company adopted the guidance as of January 1, 2019, and the adoption did not have a material impact on the Company’s consolidated financial.

x.      Recently issued accounting pronouncements, not yet adopted:

1.      In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU would require lessees to recognize the following for all leases (with the exception of short-term leases) at the commencement date; (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Additional disclosures will be required to allow the user to assess the amount, timing and uncertainty of cash flows arising from leasing activities.

A modified retrospective transition approach is required for leases existing at the time of adoption.

The Company expects to adopt the guidance as of January 1, 2022, and interim periods within fiscal years beginning January 1, 2023. The Company is currently evaluating the impact of adoption of ASU 2016-02 on the consolidated financial statements.

2.      In December 2019, the FASB issued ASU 2019-12 “Income Taxes (Topic 740) — Simplifying the Accounting for Income Taxes” (“the Update”). ASU 2019- 12 is intended to simplify the accounting for income taxes by removing certain exceptions to the general principles in ASC 740. The standard will be effective for the Company beginning January 1, 2022, and interim periods in fiscal years beginning January 1, 2023. The Company does not anticipate ASU 2019-12 will have a material impact on its consolidated financial statements.

3.      In June 2016, the FASB issued ASU 2016-13 “Financial Instruments — Credit Losses — Measurement of Credit Losses on Financial Instruments.” This guidance replaces the current incurred loss impairment methodology with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates.

The guidance will be effective for the Company beginning January 1, 2023, and interim periods therein. Early adoption is permitted. The Company is currently evaluating the effect that ASU 2016-13 will have on its consolidated financial statements and related disclosures.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 3: — OTHER ACCOUNTS RECEIVABLE AND PREPAID EXPENSES

	December 31,
	2019	2018
Government authorities	$72	$87
Prepaid expense	98	91
Other receivables	121	24
	$291	$202

NOTE 4: — INVENTORY

	December 31,
	2019	2018
Raw materials	$150	$194
Finished goods	228	73
	$378	$267

The Company recorded an inventory write-off in the amount of $109 for the year ended December 31, 2019.

NOTE 5: — PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of:

	December 31,
	2019	2018
Computers	$225	$170
Furniture and equipment	126	47
Electronic equipment	90	75
Leasehold improvements	102	90
	543	382
Less – accumulated depreciation and amortization	(260)	(178)
Total	$283	$204

Depreciation expenses of property and equipment were $82 and $63 for the years ended December 31, 2019 and 2018, respectively.

Disposal of property and equipment was $1 and $48 for the years ended December 31, 2019 and 2018, respectively.

NOTE 6: — OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

	December 31,
	2019	2018
Employees and payroll accruals	$443	$422
Deferred revenues	10	280
Other payables	93	112
	$546	$814

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 7: — COMMITMENTS AND CONTINGENCIES

a.      Commitments:

The Company leases its operating facilities under operating lease agreements, the latest of which expires in 2021. Future minimum commitments under these leases as of December 31, 2019, are as follows:

Year ended December 31,	Operating leases
2020	$215
2021	36
Total	$251

Rent expenses under operating leases for the years ended December 31, 2019 and 2018 were $207 and $204, respectively.

b.      Guarantee:

A guarantee in the amount of approximately $93 was issued by a bank to secure the Company’s office rent and credit cards payments.

c.      Royalty bearing grants:

The Company’s research and development efforts have been partially financed through grants from the IIA. Under the research and development agreements with the IIA and pursuant to applicable laws, the Company is required to pay royalties at the rate of 3-5% on sales, up to an amount equal to 300% of the IIA research and development grants received, linked to the dollar plus interest on the unpaid amount received based on the 12-month LIBOR rate (from the year the grant was approved) applicable to dollar deposits if the Company will back to production outside of Israel and generate sales of products developed with funds provided by the IIA. If the Company does not generate sales of products developed with funds provided by the IIA, the Company is not obligated to pay royalties or repay the grants.

For the years ended December 31, 2019 and 2018, the Company had an aggregate of paid and accrued royalties to the IIA, recorded as cost of revenue in the consolidated statements of comprehensive loss in the amount of $1 and $8, respectively.

As of December 31, 2019, the Company’s remaining contingent obligation with respect to royalty-bearing participation received or accrued, net of royalties paid or accrued, totaled approximately $730.

In 2018, the Company signed a research and development agreement with the Israel-United States Binational Industrial Research and Development Foundation (“BIRD”). Under this agreement, the Company is required to pay royalties at a rate of 5% of the sales of products developed with funds provided by BIRD up to an amount equal to 150% of the aggregate dollar amount of the grants received linked to the U.S. consumer price index. For the years ended December 31, 2019 and 2018, the Company had an aggregate of paid and accrued royalties to BIRD, recorded as cost of revenue in the consolidated statements of comprehensive loss in the amount of $12 and $0, respectively.

As of December 31, 2019, the BIRD contingent liability with respect to royalty-bearing participation received or accrued, net of royalties paid or accrued, totaled approximately $327.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 7: — COMMITMENTS AND CONTINGENCIES (cont.)

d.      Legal proceedings:

In the ordinary course of business, the Company may be subject from time to time to various proceedings, lawsuits, disputes, or claims. Although it cannot predict with assurance the outcome of any litigation, it does not believe there are currently any such actions that, if resolved unfavorably, would have a material impact on its financial condition, results of operations, or cash flows.

NOTE 8: — CONVERTIBLE LOAN

a.      In March 2018, the Company entered into a convertible loan agreement (the “2018 Convertible Loan Agreement”) with an investor (the “Lender”), pursuant to which the Lender agreed to loan the Company a sum of $1,000 (the “2018 Convertible Loan”). The loan bears no interest and matures in 18 months.

Pursuant to the 2018 Convertible Loan Agreement, the Loan is automatically converted on the earlier of (i) the consummation of a Capital Transaction (the issuance and sale of shares of any class for aggregate consideration of at least $4,000), (ii) the acquisition of the Company, (iii) the consummation of an IPO by the Company, or (iv) 18 months.

The 2018 Convertible Loan will be converted at a conversion price equal to (i) the price per share determined for the purposes of a Capital Transaction, an Acquisition or an IPO or, (ii) a price per share of $7.28 at maturity.

In July 2018, as a result of a Capital Transaction, the loan amount was converted into 61,652 Series C Preferred shares, which represented a price per share of $16.22.

The Company elected to account for the 2018 Convertible Loan under the fair value option in accordance with ASC 825 “Financial Instruments”. Under the fair value option, changes in fair value are recorded in earnings. At inception, the Company recorded the entire loan amount of $1,000 as a liability. The Company adjusted the fair value of the 2018 Convertible Loan to its conversion date fair value of $1,000, the aggregate effect of the fair value adjustment for the 2018 Convertible Loan amounted to zero.

b.       In July 2019 the Company issued a convertible loan (the “2019 Convertible Loan”) which provides for borrowings of $2,000. The 2019 Convertible Loan bears no interest and matures 3 years from the date of issuance. The 2019 Convertible Loan contains three conversion options, as follows: (i) all outstanding principal on the 2019 Convertible Loan automatically converts into equity shares upon the consummation of an equity financing in the first 18 months from issuance, an IPO, or a deemed liquidation event (change in control, merger, or dissolution) at a price per share representing a 15% discount on the price per share pursuant to such financing event (the “Next Equity Financing”); (ii) all outstanding principal on the 2019 Convertible Loan automatically converts into equity shares upon the consummation of an equity financing after the first 18 months from issuance but prior to maturity, at a price per share representing a 25% discount on the price per share pursuant to such financing event; and (iii) all outstanding principal on the 2019 Convertible Loan automatically converts into equity shares on the maturity date, at a price per share of $16.22. The 2019 Convertible Loan does not limit the amount of shares the Company could be required to issue.

The Company determined that the convertible loan contained embedded derivatives that required bifurcation and separate accounting under ASC 815-15 “Embedded Derivatives”. The Company determined that the features in the convertible loan were not considered clearly and closely related to the host debt instrument and therefore required separate accounting: the automatic conversion

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 8: — CONVERTIBLE LOAN (cont.)

features in connection with the Next Equity Financing, IPO and Deemed liquidation event. Under ASC 815-15, these features are bundled together and accounted for as a single, compound embedded derivative. That embedded derivative is measured at any period end to its fair value.

The Company determined the fair value of the embedded derivative liability on the issuance date, creating a discount to the carrying value of the convertible loan, which was being amortized over the life of the debt using the effective interest method. The embedded derivative was recorded at fair value each reporting period, with changes in fair value recorded as finance expense in the statements of comprehensive loss.

At issuance, the Company concluded that the convertible loan had a beneficial conversion feature because the fair value of the Series C Preferred Shares exceeded the conversion price of $16.22 per share that would have been applicable under the optional conversion at maturity. Under ASC 470-20, this beneficial conversion feature was measured at intrinsic value as of the issuance date of the convertible loan and was recognized as additional paid-in capital, creating a discount to the carrying value of the convertible loan that was being amortized over the life of the debt using the effective interest method.

The agreement of issuance of Preferred D shares in November 2019 was considered to be the Next Equity Financing under the terms of the Convertible Loan. Accordingly, in November 2019, the Conversion Amount of the Convertible Loan as of such date converted into 32,889 of Preferred D-1 shares at a price per share of $60.81 representing a 15% discount of the financing round price of $71.54. The conversion of the convertible loan was considered an extinguishment for accounting purposes. The Company measured the extinguishment consideration at $2,353, which is calculated as the number of shares issued upon conversion multiplied by the financing round price of $71.54. All of this consideration was allocated to additional paid-in capital to redeem the beneficial conversion feature. The aggregate effect of the 2019 Convertible Loan on the Company’s financial statements amounted to financial income, net of $1,645 and an increase in additional paid in capital of $355.

NOTE 9: — SHAREHOLDERS’ EQUITY

a.      Composition:

	December 31, 2019
	Authorized	Issued and outstanding	Amounts
	Number of shares
Ordinary shares of NIS 0.01 par value each	13,936,366	1,500,768	4
Preferred A shares of NIS 0.01 par value each	1,401,827	890,226	2
Preferred A-1 shares of NIS 0.01 par value each	290,128	290,128	1
Preferred B shares of NIS 0.01 par value each	2,677,706	1,065,461	3
Preferred B-1 shares of NIS 0.01 par value each	231,014	219,391	1
Preferred C shares of NIS 0.01 par value each	1,602,959	808,263	2
Preferred D shares of NIS 0.01 par value each	820,000	257,863	1
Preferred D-1 shares of NIS 0.01 par value each	40,000	32,889	*	)
	21,000,000	5,064,989	14

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 9: — SHAREHOLDERS’ EQUITY (cont.)

	December 31, 2018
	Authorized	Issued and outstanding	Amounts
	Number of shares
Ordinary shares of NIS 0.01 par value each	9,305,066	981,233	3
Preferred A shares of NIS 0.01 par value each	1,401,827	1,163,593	3
Preferred A-1 shares of NIS 0.01 par value each	290,128	185,879	*	)
Preferred B shares of NIS 0.01 par value each	2,677,706	1,222,529	3
Preferred B-1 shares of NIS 0.01 par value each	231,014	231,014	1
Preferred C shares of NIS 0.01 par value each	1,602,959	792,850	2
	15,508,700	4,577,098	12

_________

*)       Represents less than $1.

b.      Changes in each class of Preferred shares classified as equity:

	Preferred A shares of NIS 0.01 par value each	Preferred A-1 shares of NIS 0.01 par value each	Preferred B shares of NIS 0.01 par value each	Preferred B-1 shares of NIS 0.01 par value each	Preferred C shares of NIS 0.01 par value each	Preferred D shares of NIS 0.01 par value each	Preferred D-1 shares of NIS 0.01 par value each
	Shares	Shares	Shares	Shares	Shares	Shares	Shares
Balance as of January 1, 2018	1,236,125	—	1,050,826	231,014	—	—	—
Issuance of preferred shares	—	—	171,703	—	—	—	—
Balance as of July 31, 2018	1,236,125	—	1,222,529	231,014	—	—	—
Issuance of Preferred shares	—	—	—	—	792,850	—	—
Conversion of Preferred share	(72,532)	72,532
Conversion of Ordinary shares into Preferred shares	—	113,347	—	—	—	—	—
Balance as of December 31, 2018	1,163,593	185,879	1,222,529	231,014	792,850	—	—
Conversion of Ordinary shares into Preferred shares	—	104,249	—	—	—	—	—
Conversion of convertible loan	—	—	—	—	—	—	32,889
Issuance of Preferred shares	—	—	—	—	15,413	257,863	—
Conversion of Preferred shares into Ordinary shares	(273,367)	—	(157,068)	(11,623)	—	—	—
Balance as of December 31, 2019	890,226	290,128	1,065,461	219,391	808,263	257,863	32,889

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 9: — SHAREHOLDERS’ EQUITY (cont.)

	Preferred A shares of NIS 0.01 par value each		Preferred A-1 shares of NIS 0.01 par value each		Preferred B shares of NIS 0.01 par value each	Preferred B-1 shares of NIS 0.01 par value each	Preferred C shares of NIS 0.01 par value each	Preferred D shares of NIS 0.01 par value each	Preferred D-1 shares of NIS 0.01 par value each
	Amount		Amount		Amount	Amount	Amount	Amount	Amount
Balance as of January 1, 2018	—		—		—	—	—	—	—
Change in classification	3		—		3	1	—	—	—
Balance as of July 31, 2018	3		—		3	1	—	—	—
Issuance of Preferred shares	—		—		—	—	2	—	—
Conversion of Preferred share	*	)	*	)
Conversion of Ordinary shares into Preferred shares	—		*	)	—	—	—	—	—
Balance as of December 31, 2018	3		*	)	3	1	2	—	—
Conversion of Ordinary shares into Preferred shares	—		*	)	—	—	—	—	—
Conversion of convertible loan	—		—		—	—	—	—	*	)
Issuance of Preferred shares	—		—		—	—	* )	1	—
Conversion of Preferred shares into Ordinary shares	*	)	—		* )	* )	—	—	—
Balance as of December 31, 2019	3		*	)	3	1	2	1	*	)

____________

*)       Represent less than $1.

c.      Shareholders’ equity:

As of December 31, 2018, the Company had 981,233 Ordinary shares of NIS 0.01 par value issued and outstanding. As of December 31, 2019, the Company had 1,500,768 Ordinary shares of NIS 0.01 par value issued and outstanding.

Each Ordinary share confers upon its holder the right to one vote and to receive dividends as declared by the Board of Directors of the Company.

d.      Preferred shares prior to the change in preferences:

In March 2018, an investment agreement was signed (the “Agreement”) between the Company and an investor (the “Investor”). Pursuant to the Agreement, the Investor invested a total amount of $1,250 in exchange for 171,703 Preferred B shares of NIS 0.01 par value of the Company, at a price per share of $7.28. In connection with the agreement, the Investor was granted an identical number of Preferred B shares warrants at fair value of $108.

The warrants are exercisable for 171,703 Preferred B shares of NIS 0.01 par value of the Company at an exercise price of $7.28 per share.

The warrants may be exercised in whole at any time, or in part from time to time during a period beginning on the date of the warrant issuance and ending on the earlier to occur of: (1) the expiration of a five-year period commencing on January 12, 2017, or (2) the consummation of an IPO or Deemed Liquidation (as defined in the Articles of Association).

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 9: — SHAREHOLDERS’ EQUITY (cont.)

Prior to the July 1, 2018, the holders of the Convertible Preferred shares A, B and B-1 had the following rights, preferences and privileges:

Voting rights:

The holder of each Ordinary share had the right to one (1) vote for each Ordinary share, and the holder of each Preferred share A, B and B-1 had the right to one (1) vote for each Ordinary share into which such Preferred share could then be converted.

Right to convert:

a)      Each Preferred share was convertible, at the option of the holder thereof, at any time after the issuance of such share, into such number of fully paid and non-assessable Ordinary shares of the Company as is determined by the Conversion Rate then in effect for such Preferred share.

b)      The initial Conversion Price per share for the Preferred shares is their applicable Original Issue Price, provided, however, that the Conversion Price for the Preferred shares is subject to adjustment, as described hereunder and in the Company’s Article of Association.

Automatic conversion:

Each Preferred share shall be automatically converted, without payment of additional consideration, into Ordinary shares at the Conversion Rate then in effect, upon the earlier of: (a) the closing of a Qualified IPO (“QIPO “), subject to the consummation of such QIPO or (b) if the majority of the then outstanding Preferred shares voting together as a single class have requested in writing to convert their shares into Ordinary shares.

Anti-dilution protection:

Class A, B and B-1 Preferred shares have certain anti-dilution protection. According to the anti-dilution rights, the Conversion Price then in effect for such Preferred share shall be reduced, concurrently, for no additional consideration in an event the Company issues or sells new securities for an effective price which is less than the applicable conversion price then in effect for each Preferred share.

Liquidation preference:

Prior to July 2018, in the event of a Liquidation, Deemed Liquidation, or distribution of dividends in cash or in kind (each a “Distribution Event”), the Preferred B shareholders together with the Preferred B-1 followed by the Preferred A shareholders were entitled to receive a liquidation preference for the Available Assets on a pro-rata pari-passu basis prior to and in reference over all other classes of equity securities based on the following preferences:

First, the Preferred B shareholders together with the Preferred B-1 shareholders were entitled to receive on a pro-rata pari-passu basis, for each Preferred B share and for each Preferred B-1 share held by such Preferred B Shareholder and Preferred B-1 shareholder, as the case may be, prior to and in preference over all other classes of equity securities, an amount per share equal to the Original Issue Price for each Preferred B share or each Preferred B-1 share, as applicable, then held plus 8% annual compounded interest, from the date of issuance of such share until the date of distribution of such available assets, subject to recapitalization event adjustments, plus any declared

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 9: — SHAREHOLDERS’ EQUITY (cont.)

but unpaid dividend per each Preferred B share and each Preferred B-1 share, as applicable, and less any dividends already distributed in respect to such Preferred B share and Preferred B-1 share (the “Preferred B and B-1 Preference Amount”).

Second, after payment of the Preferred B and B-1 Preference Amount in full, the remaining Available Assets (if any) would be distributed such that the Preferred A shareholders would be entitled to receive (pari-passu with the other Preferred A shareholders) for each Preferred A share held by such Preferred A shareholder, prior to and in preference to the holders of Ordinary shares, an amount per share equal to the Original Issue Price for each Preferred A share then held plus 8% annual compounded interest, from the date of issuance of such share until the date of distribution of such available assets, subject to recapitalization event adjustments, plus any declared but unpaid dividend per each Preferred A share, and less any dividends already distributed in respect to such Preferred A share (the “Preferred A Preference Amount” and together with the Preferred B and B-1 Preference Amount, the “Preference Amount”).

Upon completion in full of the distribution of the Preferred B and B-1 Preference Amount and the Preferred A Preference Amount, if any Available Assets remain in the Company, the holders of Ordinary shares participate in the distribution of such remaining Available Assets, on a pro-rata pari-passu basis.

Notwithstanding the foregoing, upon any Distribution Event, any holder of Preferred Shares is entitled to receive, the greater of either: (a) its portion of the previously-unpaid Preference Amount, or (b) the amount such holder would receive pursuant to the above paragraphs had its Preferred Shares been converted into Ordinary Shares immediately prior to such Distribution Event, minus any portion of the Preference Amount previously paid on account of the shares held by such holder (in such case, the amounts distributable to such holders shall rank pari-passu (on an as-converted basis)) with the amounts distributable to the holders of Ordinary Shares pursuant to the above paragraphs). For clarification purposes only, following the time when the Available Assets already paid to any holder of Preferred Shares are equal to its respective full Preference Amount, and until such time when the amounts payable to such holder of Preferred Shares in accordance with the foregoing clause (b) are greater than zero, such holder of Preferred Shares shall not participate in any payment of Available Assets, and such Available Assets shall be allocated between all other shareholders of the Company in accordance with the provisions of Article 15 of the Company’s Articles of Association.

Classification of Convertible Preferred shares — The deemed liquidation preference provisions of the convertible Preferred shares are considered contingent redemption provisions that are not solely within the Company’s control. Accordingly, the Convertible Preferred shares have been presented outside of permanent equity in the mezzanine section of the consolidated balance sheets.

Classification of the warrants to Preferred shares — The Company classified the warrants for the purchase of shares of its convertible Preferred share as a liability on its consolidated balance sheets as these warrants were freestanding financial instruments which underlying shares are contingently redeemable (upon a certain liquidation events) and, therefore, may obligate the Company to transfer assets at some point in the future. The warrant liability, which consists of warrants for the purchase of Series B Convertible Preferred share, was initially recorded at fair value upon the date of issuance and was subsequently remeasured to fair value at each reporting date.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 9: — SHAREHOLDERS’ EQUITY (cont.)

The following is a rollforward of the fair value of Level 3 warrants B:

January 1, 2018	$743
Warrants issuance	108
Change in fair value	14,551
July 31, 2018, classification to equity	(15,402)
Ending balance, December 31, 2018	$—

The fair value of the warrants liability was estimated using the OPM model under the following assumptions:

	March 28, 2018	July 31, 2018
Expected term	3.76 years	2.17 years
Expected volatility	55.3%	47.5%
Risk free rate	2.27%	2.71%

A significant change in the inputs used for the OPM model such as the expected volatility, expected term, or risk-free rate, in isolation, would result in significantly higher or lower fair value measurements. In combination, changes in these inputs could result in a significantly higher or lower fair value measurement if the input changes were to be aligned or could result in a minimally higher or lower fair value measurement if the input changes were of a compensating nature.

e.      Preferred shares after the change in preferences:

In July 2018, the Company replaced its Articles of Association, including without limitation the termination of the preferences and special privileges of the Preferred shares of the Company (e.g., distribution preference, protective provisions, the right to appoint directors, liquidation preference etc.), all as set forth in the Amended Articles (the “Change In Terms”).

Following the Change In Terms, the Preferred shares became convertible to Ordinary shares and have similar rights as Ordinary shares except for anti-dilution rights and certain adjustments in accordance with the Company’s Articles of Association as following: adjustments for share splits and combinations, adjustments for a recapitalization of the Ordinary shares and adjustments for a share dividend.

In the event of a Liquidation, Deemed Liquidation, or distribution of dividends in cash or in kind (each a “Distribution Event”), the Available Assets shall be distributed between all shareholders of the Company on a pro-rata basis based on their respective holdings of the Company’s issued and outstanding share capital.

The Company concluded that following this amendment the Preferred A, B, and B-1 shares meet the applicable criteria for equity classification and would be presented in the permanent equity section. Alongside with the adoption of ASU 2017-11, the Company concluded that the warrants also meet the criteria for equity classification,

To determine whether this was a modification or extinguishment, the Company compared the fair value of the Preferred shares immediately before and after the change in the liquidation preferences.

The fair value before and after the change is not substantially different (less than 10%), therefore, it should be accounted for as a modification. In addition, the Preferred shares were classified from temporary equity into permanent equity and were allocated between Preferred shares and additional paid in capital.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 9: — SHAREHOLDERS’ EQUITY (cont.)

1.      During 2018 an investment agreement was signed (the “Agreement”) among the Company and several investors (the “Investors”). Pursuant to the Agreement, the Investors invested a total amount of $11,520 (net of $340 issuance costs) in exchange for 731,198 Preferred C shares of NIS 0.01 par value of the Company, at a price per share of $16.22. In addition, as part of the agreement, a convertible loan in the amount of $1,000 thousand was converted to 61,652 Preferred C shares of NIS 0.01 par value of the Company. The Preferred C shares are convertible to Ordinary shares and have similar rights as Ordinary shares except for anti-dilution rights and certain adjustments in accordance with the Company’s Articles of Association as following: adjustments for splits and combinations, adjustments for recapitalization of the Ordinary shares and adjustments for share dividend.

In January 2019, an investment agreement was signed (the “Agreement”) between the Company and an Investor (the “Investor”). Pursuant to the Agreement, the Investor invested a total amount of $250 in exchange for 15,413 Preferred C shares of NIS 0.01 par value of the Company, at a price per share of $16.22.

2.      During 2019, certain investors entered into agreements with new investors who purchased from them an aggregate of 273,367 Preferred A shares, 157,068 Preferred B shares and 11,623 Preferred B-1 shares which represent NIS 0.01 par value of the Company at a price per share between $17.00 to $19.10. As part of these agreements and subsequent to the purchase of shares by the new investors, the Company converted the purchased shares into 442,058 Ordinary shares, representing the NIS 0.01 par value per share of the Company.

3.      In November 2019, an investment agreement was signed (the “Agreement”) between the Company and several investors (the “Investor”). Pursuant to the Agreement, the Investors invested a total amount of $18,430 (net of issuance cost in the amount of $18) in exchange for 257,863 Preferred D shares of NIS 0.01 par value of the Company, at a price per share of $71.54. In addition, as part of the Agreement, a convertible loan in the amount of $2,000 was converted into 32,889 Preferred D-1 shares of NIS 0.01 par value of the Company, reflecting a 15% discount. The Preferred D and D-1 shares are convertible to Ordinary shares and have similar rights as Ordinary shares except for anti-dilution rights and certain adjustments in accordance with the Company’s Articles of Association as following: adjustments for splits and combinations, adjustments for a recapitalization of the Ordinary shares and adjustments for a share dividend.

The Company concluded that the Preferred D and D-1 shares meet the applicable criteria for equity classification and would be presented in the permanent equity section.

f.       Employees and Non-Employees options:

In 2011, the Board of Directors of the Company adopted the REE Automotive Ltd. Employees and Non-Employees Share Incentive Plan (as amended the “Share Incentive Place” or the “Plan”). As of December 31, 2019, the Plan provided for the grant of up to 3,346,260 options to purchase Ordinary shares of the Company to employees and non-employees of the Company and its subsidiaries.

In general, options granted under the Plan vest over a three year period and expire 10 years from the date of grant and are granted at an exercise price of not less than the fair market value of the Company’s Ordinary shares on the date of grant, unless otherwise determined by the Company’s board of directors. The exercise price of the options granted under the plans may not be less than the nominal value of the shares into which such options are exercised, and the expiration date

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 9: — SHAREHOLDERS’ EQUITY (cont.)

may not be later than 10 years from the date of grant. If a grantee leaves his or her employment or other relationship with the Company, or if his or her relationship with the Company is terminated without cause (and other than by reason of death or disability, as defined in the Plan), the term of his or her unexercised options will generally expire 90 days after the date of termination, unless determined otherwise by the Company.

As of December 31, 2019, 1,115,118 options were available for future grants under the plan.

Transactions related to the grant of options to employees and non-employees under the above plans during the year ended December 31, 2019, were as follows:

	Number of options	Weighted average exercise price	Weighted average remaining contractual life	Aggregate intrinsic value
		$	Years	$
Options outstanding at January 1, 2018	862,627	1.01	8.69	296
Options granted	1,073,200	4.35
Options exercised	(152,914)	0.7		1,878
Options forfeited	(102,165)	1.06

Options outstanding at December 31, 2018	1,680,748	3.17	9.16	17,854
Options granted	404,364	10.77
Options exercised	(181,726)	1.68		2,450
Options forfeited	(80,050)	1.08

Options outstanding at December 31, 2019	1,823,336	5.09	8.57	104,634

Exercisable at end of 2018	528,728	1.08	8.26	6,721

Exercisable at end of 2019	994,822	4.59	8.33	57,594

The weighted average fair value of options granted to employees and non-employees during the years 2019 and 2018 was $16.87 and $9 per option, respectively.

The aggregate intrinsic value of the outstanding options in the table above represents the total intrinsic value (the difference between the Company’s closing share price on the last trading day of calendar 2019 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on December 31, 2019. This amount is impacted by the changes in the fair market value of the Company’s shares.

The Company selected the Black-Scholes-Merton (“Black-Scholes”) option-pricing model as the most appropriate fair value method for its share-options awards. The Black-Scholes option pricing model requires the input of highly subjective assumptions, including the fair value of the underlying Ordinary shares, the expected term of the option, the expected volatility of the price of the Company’s Ordinary shares, risk-free interest rates, and the expected dividend yield of Ordinary shares.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 9: — SHAREHOLDERS’ EQUITY (cont.)

g.      As of December 31, 2019, the total unrecognized estimated compensation cost related to non-vested share options granted prior to that date was $8,940 which is expected to be recognized over a weighted average period of approximately 2.18 years

The share-based compensation expenses are included in the expense categories as follows:

	Year ended December 31,
	2019	2018
Research and development expenses	$3,793	$151
Selling, general and administrative expenses	3,253	474

Total	$7,046	$625

NOTE 10: — FINANCIAL EXPENSES (INCOME), NET

	Year ended December 31,
	2019	2018
Interest income and bank fees, net	$(191)	$(70)
Fair value revaluation expenses of Warrants to Preferred B shares	—	14,551
Foreign currency translation adjustments	6	18
Financial income with respect to convertible loan, net	(1,645)	—

Financial expenses (income), net	$(1,830)	$14,499

NOTE 11: — TAXES ON INCOME

a.      Tax rates applicable to the Company:

1.      Israeli Parent:

The taxable income of an Israeli company is subject to a corporate tax rate of 23% for 2018 and 2019.

In December 2016, the Israeli Parliament approved the Economic Efficiency Law (Legislative Amendments for Applying the Economic Policy for the 2016 and 2017 Budget Years), 2016 which reduced the corporate income tax rate to 24% (instead of 25%) effective from January 1, 2017 and to 23% effective from January 1, 2018.

The deferred tax balances as of December 31, 2019 and 2018 have been calculated based on the revised tax rates.

2.      Foreign subsidiaries:

The Company’s subsidiaries are separately taxed under the domestic tax laws of the jurisdiction of incorporation of each entity.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 11: — TAXES ON INCOME (cont.)

Loss before taxes is comprised as follows:

	Year ended December 31,
	2019	2018
Domestic (Israel)	$12,191	$19,804
Foreign	4	—
Total	$12,195	$19,804

b.      Reconciliation of the theoretical tax expense (benefit) to the actual tax expense (benefit):

The main reconciling items between the statutory tax rate of the Company and the effective tax rate are the non-recognition of tax benefits from accumulated net operating loss carryforward among the Company due to the uncertainty of the realization of such tax benefits.

c.      Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company’s deferred tax assets are comprised of operating loss carryforward and other temporary differences.

The following table presents the significant components of the Company’s deferred tax assets and liabilities:

	December 31,
	2019	2018
Deferred tax assets:
Operating loss carryforward	$3,959	$2,216
Research and development	706	419
Accrued social benefits and other	69	40
Deferred tax asset before valuation allowance	4,734	2,675
Valuation allowance	(4,734)	(2,675)
Net deferred tax asset	$—	$—

As of December 31, 2019, and 2018, the Company has provided a full valuation allowance in respect of deferred tax assets resulting from tax loss carry forwards in the Israeli parent and other temporary differences. Management currently believes that since the Company and its subsidiary have a history of losses on a consolidated basis it is more likely than not that the deferred tax regarding the loss carry forward and other temporary differences will not be realized in the foreseeable future.

d.      Tax assessments:

The Israeli parent’s assessments through the 2013 tax year are considered final.

e.      Net operating loss carryforward:

As of December 31, 2019, the Israeli parent had net operating carry forward losses for tax purposes of approximately $17,154 which may be carried forward and offset against taxable income in the future for an indefinite period.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 11: — TAXES ON INCOME (cont.)

As of December 31, 2019, the U.S. subsidiary has net operating loss carryforwards for federal income tax purposes of approximately $18. Utilization of the U.S. net operating losses may be subject to substantial annual limitation due to the “change in ownership” provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

NOTE 12: — SEGMENTS

The Company has two operating segments: the REE segment and the SoftWheel segment. The REE segment includes the activity related to the development of the REE platform. The SoftWheel segment includes the activity related to production and selling of wheels for personal mobility.

The Company’s chief operating decision-maker evaluates performance, makes operating decisions and allocates resources based on the financial data of these operating segments. Segment performance is based on cash-basis income. The measure of assets has not been disclosed for each segment as it is not regularly reviewed by the CODM.

a.      Segment operating results:

	REE	SoftWheel	Reconciliations	Total
2019
Revenues from external customers	$45	$387	$249	$681
Operating loss	$4,965	$2,295	$6,765	$14,025

2018
Revenues from external customers	$250	$552	$(305)	$497
Operating loss	$1,729	$2,286	$1,290	$5,305

The Company does not have inter segment revenues or expenses. However, the difference between the segment information (shown above, as presented to the CODM) and the information presented in the statements of comprehensive loss is that the Company’s segment information is prepared on a cash basis.

b.      Entity wide disclosure:

Net sales attributed to countries that represent a significant portion of consolidated net sales are as follows:

	2019	2018
Country A	$325	$27
Country B	$111	$75
Country C	$18	$62
Country D	$—	$49
Rest of the world	$227	$284

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 12: — SEGMENTS (cont.)

Long-lived assets other than financial instruments attributed to countries that represent a significant portion of consolidated assets are as follows:

	2019	2018
Country A	100%	100%

The Company have customers that represents more than 10% of the net revenue for this segment. The revenue from these customers are as follow:

	2019	2018
Customer A	38%	—
Customer B	13%	15%
Customer C	—	10%

NOTE 13: — NET LOSS PER SHARE

The following table sets forth the computation of basic and diluted losses per share:

	Year ended December 31,
Numerator:	2019	2018
Net loss for basic and diluted loss per share	$(12,195)	$	*) (20,403)
Denominator:
Weighted average number of Ordinary shares and Preferred share used in computing basic and diluted net loss per share	4,740,992		2,362,074
Basic and diluted earnings per Ordinary share and Preferred share	$(2.57)		$(8.64)

__________

*)       Including accumulated interest for Preferred shares till July 31, 2018.

NOTE 14: — RELATED PARTIES

a.      In December 2018 and January 2019, the Company’s founders (who are both officers and one of whom is also a director) and certain investors entered into an agreement with a new investor who purchased from them an aggregate of 113,347 and 104,249 Ordinary shares respectively and 72,532 Preferred A shares of NIS 0.01 par value of the Company at a price per share of $13.79. Pursuant to the agreement and subsequent to the purchase of shares by the new investor, the Company converted the purchased shares from Ordinary shares and Preferred A shares into Preferred A-1 shares of NIS 0.01 par value of the Company.

b.      During 2019 and 2018, a family member of one of the Company’s founders provided workshop services to the Company.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 14: — RELATED PARTIES (cont.)

Transactions with the related party were as follow:

	Year ended December 31,
	2019	2018
Research and development expenses, net	$46	$1

Balances with the related party were as follow:

	December 31,
	2019	2018
Property and equipment, net	$34	$4
Trade payables	$10	$—

NOTE 15: — SUBSEQUENT EVENTS

a.      The Company evaluated events occurring subsequent to December 31, 2019 through February 1, 2021, which is the date the consolidated financial statements were issued.

b.      Towards the end of December 2019, an outbreak of a novel strain of coronavirus (COVID-19) emerged at first in China and then (in February and March 2020) globally. The Company’s operations and financial performance could be adversely affected to the extent that coronavirus or any other epidemic harms the global economy.

c.      In January and February 2020, investment agreements were signed (the “Agreements”) with a new investor and an existing investor (the “Investors”). Pursuant to the Agreements, the Investors invested a total amount of $25,823 in exchange for 360,955 Preferred D shares of NIS 0.01 par value of the Company, at a price per share of $71.54.

d.      In August 2020, the Company’s founders entered into an agreement with new investors who purchased from them 194,690 Ordinary shares of NIS 0.01 par value of the Company for a price per share of $113.

e.      On August 23, 2020, the Company entered into an agreement to lease a new office for 5 years with an option to extend for an additional 5 years. The lease will start incurring monthly expenses of $125 beginning in mid-2021.

f.       In November 2020, the Board of Directors of the Company, together with management of the Company decided to reduce the Company’s personal mobility activity and continue to invest and develop the automotive activity.

g.      During December 2020, certain investors exercised their Preferred B warrants at a price of $7.28 per share. Such investors paid a total of $8,336 in exchange for 1,145,078 Preferred B shares of NIS 0.01 par value of the Company.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES INTERIM CONSOLIDATED BALANCE SHEETS (Unaudited)
U.S. dollars in thousands
	Note	September 30, 2020	December 31, 2019
ASSETS

CURRENT ASSETS:
Cash and cash equivalents		$44,899	$27,619
Restricted cash		793	93
Inventory	4	329	378
Trade receivables		96	35
Other accounts receivable and prepaid expenses	3	634	291
Total current assets		46,751	28,416

NON-CURRENT ASSETS:
Deferred transaction costs		75	—
Property and equipment, net		660	283
Total non-current assets		735	283
TOTAL ASSETS		$47,486	$28,699

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Trade payables		$1,407	$541
Other accounts payable and accrued expenses	5	1,388	546

Total current liabilities		2,795	1,087

TOTAL LIABILITIES		2,795	1,087
COMMITMENTS AND CONTINGENCIES	6

SHAREHOLDERS’ EQUITY:	10
Ordinary shares		4	4
Preferred shares		11	10
Additional paid-in capital		143,135	69,063
Accumulated deficit		(98,459)	(41,465)

Total shareholders’ equity		44,691	27,612

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		47,486	28,699

The accompanying notes are an integral part of the unaudited interim consolidated financial statements.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES INTERIM CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (Unaudited)
U.S. dollars in thousands (except share and per share data)
		Nine months ended September 30,
	Note	2020	2019
Revenues		$336	$591
Cost of sales		569	418
Gross profit (loss)		(233)	173
Operating expenses:
Research and development expenses, net		24,618	3,382
Selling, general and administrative expenses		32,520	5,107
Total operating expenses		57,138	8,489
Operating loss		57,371	8,316
Financial income, net		377	189
Net Loss		56,994	8,127
Net Comprehensive Loss		56,994	8,127
Basic and diluted net loss per share	8	$10.56	$1.73
Weighted average number of Ordinary shares and Preferred shares used in computing basic and diluted net loss per share	8	5,398,729	4,693,577

The accompanying notes are an integral part of the unaudited interim consolidated financial statements.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES INTERIM STATEMENTS OF SHAREHOLDERS’ EQUITY (Unaudited)
U.S. dollars in thousands (except share and per share data)
	Ordinary shares			Preferred shares			Receivables on account of shares	Additional paid in capital	Accumulated deficit	Total shareholders’ equity
	Shares	Amount		Shares	Amount
Balance as of January 1, 2019	981,233	$3		3,595,865	$9		$(89)	$42,679	$(29,270)	$13,332

Issuance of Preferred shares, net				15,413	*	)		250		250
Received on account of shares	—	—		—	—		89	—	—	89
Recognition of beneficial conversion feature on convertible loan	—	—		—	—		—	355	—	355
Exercise of options	181,726	1		—	—		—	304	—	305
Conversion of Ordinary shares	(104,249)	*	)	104,249	*	)	—	—	—	—
Conversion of Preferred shares	326,199	*	)	(326,199)	*	)	—	—	—	—
Share-based compensation	—	—		—	—		—	3,246	—	3,246
Net loss	—	—		—	—		—	—	(8,127)	(8,127)

Balance as of September 30, 2019 (Unaudited)	1,384,909	$4		3,389,328	9		$—	$46,834	$(37,397)	9,450
	Ordinary shares			Preferred shares			Receivables on account of shares	Additional paid in capital	Accumulated deficit	Total shareholders’ equity
	Shares	Amount		Shares	Amount
Balance as of January 1, 2020	1,500,768	$4		3,564,221	$10		$—	$69,063	$(41,465)	$27,612

Issuance of Preferred shares, net	—	—		360,955	1		—	25,824	—	25,825
Exercise of options	194,690	*	)	—	—		—	209	—	209
Share-based compensation	—	—		—	—		—	48,039	—	48,039
Net loss	—	—		—	—		—	—	(56,994)	(56,994)

Balance as of September 30, 2020 (Unaudited)	1,695,458	$4		3,925,176	$11		$—	$143,135	$(98,459)	$44,691

____________

*)       Represents less than $1.

The accompanying notes are an integral part of the unaudited interim consolidated financial statements.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
U.S. dollars in thousands
	Nine months ended September 30,
	2020	2019
Cash flows from operating activities:
Net Loss	$(56,994)	$(8,127)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	115	57
Capital Loss	18	—
Share-based compensation	48,039	3,246
Financial income with respect to convertible loan, net	—	(30)
Decrease (increase) in inventory	49	(136)
Increase in trade receivables	(61)	(49)
Increase in other accounts receivable and prepaid expenses	(343)	(54)
Increase in trade payables	866	260
Increase (decrease) in other accounts payable and accrued expenses	767	(385)

Net cash used in operating activities	(7,544)	(5,218)

Cash flows from investing activities:

Purchase of property and equipment	(510)	(119)

Net cash used in investing activities	(510)	(119)

Cash flows from financing activities:

Proceeds from issuance of Preferred shares, net	25,825	250
Proceeds from convertible loan	—	2,000
Receivables on account of shares	—	89
Proceeds from exercise of options	209	305

Net cash provided by financing activities	26,034	2,644

Increase (decrease) in cash, cash equivalents and restricted cash	17,980	(2,693)
Cash, cash equivalents and restricted cash at beginning of year	27,712	13,626

Cash, cash equivalents and restricted cash at end of period	$45,692	$10,933

Non-cash activity:

Deferred transaction costs	$75	$—

Revaluation of convertible loan	$—	$355

Reconciliation of cash, cash equivalents and restricted cash:

Cash and cash equivalents	$44,899	$10,841
Restricted cash	793	92

Total cash, cash equivalents and restricted cash	$45,692	$10,933

The accompanying notes are an integral part of the unaudited interim consolidated financial statements.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 1: — GENERAL

REE Automotive Ltd. was incorporated in Israel on January 16, 2011.

REE Automotive Ltd. has established wholly-owned subsidiaries in the United States, Germany and the United Kingdom (the “Subsidiaries”). REE Automotive Ltd. and its subsidiaries (the “Company”) have developed REE corner technology which locates traditional vehicle drive components (steering, braking, suspension, e-motor) in the arch of the wheel, allowing for a next-generation of electric vehicle (“EV”) platform which is flat, scalable and modular, providing customers with design freedom to create EV and autonomous vehicles for current and future applications. In addition, the Company developed wheel-based suspension technologies for personal mobility.

Towards the end of December 2019, an outbreak of a novel strain of coronavirus (COVID-19) emerged at first in China and then (in February and March 2020) globally. The Company’s operations and financial performance could be adversely affected to the extent that coronavirus or any other epidemic harms the global economy.

NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES

a.      Unaudited interim consolidated financial statements:

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information. In the opinion of management, the unaudited interim consolidated financial statements include all adjustments of a normal recurring nature necessary for a fair presentation of the Company’s consolidated financial statements.

The balance sheet on December 31, 2019 has been derived from the audited consolidated financial statements of the Company at that date but does not include all information and footnotes required by U.S. GAAP for complete financial statements.

The accompanying unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes for the year ended December 31, 2019. The significant accounting policies applied in the Company’s audited 2019 consolidated financial statements and notes thereto applied consistently in these unaudited interim consolidated financial statements. Results for the nine months ended September 30, 2020 are not necessarily indicative of results that may be expected for the year ending December 31, 2020.

b.      Use of estimates:

The preparation of the unaudited interim consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the interim consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company’s management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. Actual results could differ from those estimates.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 3: — OTHER ACCOUNTS RECEIVABLE AND PREPAID EXPENSES

	September 30, 2020	December 31, 2019
Government authorities	$254	$72
Prepaid expense	232	98
Other receivables	148	121
	$634	$291

NOTE 4: — INVENTORIES

	September 30, 2020	December 31, 2019
Raw materials	$58	$150
Finished goods	271	228
	$329	$378

The company recorded inventory write-offs in the amount of $70 and $109 for the nine months ended September 30, 2020 and 2019, respectively.

NOTE 5: — OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

	September 30, 2020	December 31, 2019
Employees and payroll accruals	$1,162	$443
Deferred revenues	—	10
Deferred transaction costs	75	—
Other payables	151	93
	$1,388	$546

NOTE 6: — COMMITMENTS AND CONTINGENCIES

a.      Commitments:

The Company leases its operating facilities under operating lease agreements, the latest of which expires in 2026 with an extension option for an additional five years. The extension option was determined not to be reasonably assured of being exercised.

Future minimum commitments under these leases as of September 30, 2020, are as follows:

Year ended December 31,	Operating leases
2020 (3 months)	$63
2021	1,046
2022	1,496
2023	1,496
2024 and thereafter	3,491
Total	$7,592

Rent expenses under operating leases for the nine months ended September 30, 2020 and 2019 were $172 and $154, respectively.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 6: — COMMITMENTS AND CONTINGENCIES (cont.)

b.      Guarantee:

A guarantee in the amount of approximately $793 was issued by a bank to secure the Company’s office rent and credit cards payments.

c.      Royalty bearing grants:

The Company’s research and development efforts have been partially financed through grants from the Israeli Innovation Authority (“IIA”). Under the research and development agreements with the IIA and pursuant to applicable laws, the Company is required to pay royalties at the rate of 3 – 5% on sales, up to an amount equal to 300% of the IIA research and development grants received, linked to the dollar plus interest on the unpaid amount received based on the 12-month LIBOR rate (from the year the grant was approved) applicable to dollar deposits if the Company will back to production outside of Israel and generate sales of products developed with funds provided by the IIA. If the Company does not generate sales of products developed with funds provided by the IIA, the Company is not obligated to pay royalties or repay the grants.

For the nine months ended September 30, 2020 and 2019, the Company had an aggregate of paid and accrued royalties to the IIA, recorded as cost of revenue in the consolidated statements of comprehensive loss in the amount of $21 and $1, respectively.

As of September 30, 2020, the Company’s remaining contingent obligation with respect to royalty-bearing participation received or accrued, net of royalties paid or accrued, totaled approximately $719.

In 2018, the Company signed a research and development agreement with the Israel-United States Binational Industrial Research and Development Foundation (“BIRD”). Under this agreement, the Company is required to pay royalties at a rate of 5% of the sales of products developed with funds provided by BIRD up to an amount equal to 150% of the aggregate dollar amount of the grants received linked to the U.S. consumer price index. For the nine months ended September 30, 2020 and 2019, the Company had an aggregate of paid and accrued royalties to BIRD, recorded as cost of revenue in the consolidated statements of comprehensive loss in the amount of $0 and $12, respectively.

As of September 30, 2020, the BIRD contingent liability with respect to royalty-bearing participation received or accrued, net of royalties paid or accrued, totaled approximately $327.

d.      Legal proceedings:

In the ordinary course of business, the Company may be subject from time to time to various proceedings, lawsuits, disputes, or claims. Although it cannot predict with assurance the outcome of any litigation, it does not believe there are currently any such actions that, if resolved unfavorably, would have a material impact on its financial condition, results of operations, or cash flows.

NOTE 7: — SEGMENTS

The Company has two operating segments: the REE segment and the SoftWheel segment. The REE segment includes the activity related to the development of the REE platform. The SoftWheel segment includes the activity related to production and selling of wheels for personal mobility.

The Company’s chief operating decision-maker evaluates performance, makes operating decisions and allocates resources based on the financial data of these operating segments. Segment performance is based on cash-basis income. The measure of assets has not been disclosed for each segment as it is not regularly reviewed by the CODM.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 7: — SEGMENTS (cont.)

a.      Segment operating results:

	REE	REE Reconciliations	Total REE
Nine months ended September 30, 2020
Revenues from external customers	$—	$—	$—
Operating loss	$6,967	$49,510	$56,477

Nine months ended September 30, 2019
Revenues from external customers	$—	$295	$295
Operating loss	$3,953	$2,434	$6,387
	Softwheel	Softwheel Reconciliations	Total Softwheel
Nine months ended September 30, 2020
Revenues from external customers	$265	$71	$336
Operating loss	$1,025	$(131)	$894

Nine months ended September 30, 2019
Revenues from external customers	$281	$15	$296
Operating loss	$1,734	$195	$1,929

The Company does not have inter segment revenues or expenses. However, the difference between the segment information (shown above, as presented to the CODM) and the information presented in the statements of comprehensive loss is that the Company’s segment information is prepared on a cash basis.

b.      Entity wide disclosure:

Net sales attributed to countries that represent a significant portion of consolidated net sales are as follows:

	Nine months ended September 30,
	2020	2019
Country A	$84	$96
Country B	$45	$42
Country C	$19	$312
Rest of the world	$188	$141

Long-lived assets other than financial instruments attributed to countries that represent a significant portion of consolidated assets are as follows:

	September 30, 2020	December 31, 2019
Country A	100%	100%

The Company have customers that represents more than 10% of the net revenue for this segment. The revenue from these customers are as follow:

	Nine months ended September 30,
	2020	2019
Customer A	27%	14%
Customer B	15%	7%
Customer C	0%	43%

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 8: — NET LOSS PER SHARE

The following table sets forth the computation of basic and diluted losses per share:

	Nine months ended September 30,
	2020	2019
Numerator:

Net loss for basic and diluted loss per share	$(56,994)	$(8,127)

Denominator:

Weighted average number of Ordinary shares and Preferred share used in computing basic and diluted net loss per share	5,398,729	4,693,577

Basic and diluted loss per Ordinary share and Preferred share	$(10.56)	$(1.73)

During the nine months ended September 30, 2020 and 2019, the Company was in a loss position and therefore all its securities were antidilutive. The total weighted average number of shares related to the outstanding options and warrants excluded from the calculation of diluted loss per share due to their anti-dilutive effect was 3,707,459 and 3,051,168 for the nine months ended September 30, 2020 and 2019.

NOTE 9: — CONVERTIBLE LOAN

a.      In July 2019, the Company issued a convertible loan (the “2019 Convertible Loan”) which provides for borrowings of $2,000. The 2019 Convertible Loan bears no interest and matures 3 years from the date of issuance. The 2019 Convertible Loan contains three conversion options, as follows: (i) all outstanding principal on the 2019 Convertible Loan automatically converts into equity shares upon the consummation of an equity financing in the first 18 months from issuance, an IPO, or a deemed liquidation event (change in control, merger, or dissolution) at a price per share representing a 15% discount on the price per share pursuant to such financing event (the “Next Equity Financing”); (ii) all outstanding principal on the 2019 Convertible Loan automatically converts into equity shares upon the consummation of an equity financing after the first 18 months from issuance but prior to maturity, at a price per share representing a 25% discount on the price per share pursuant to such financing event; and (iii) all outstanding principal on the 2019 Convertible Loan automatically converts into equity shares on the maturity date, at a price per share of $16.22. The 2019 Convertible Loan does not limit the amount of shares the Company could be required to issue.

The Company determined that the convertible loan contained embedded derivatives that required bifurcation and separate accounting under ASC 815-15 “Embedded Derivatives”. The Company determined that the features in the convertible loan were not considered clearly and closely related to the host debt instrument and therefore required separate accounting: the automatic conversion features in connection with the Next Equity Financing, IPO and Deemed liquidation event. Under ASC 815-15, these features are bundled together and accounted for as a single, compound embedded derivative. That embedded derivative is measured at any period end to its fair value.

The Company determined the fair value of the embedded derivative liability on the issuance date, creating a discount to the carrying value of the convertible loan, which was being amortized over the life of the debt using the effective interest method. The embedded derivative was recorded at fair value each reporting period, with changes in fair value recorded as finance expense in the statements of comprehensive loss.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 9: — CONVERTIBLE LOAN (cont.)

At issuance, the Company concluded that the convertible loan had a beneficial conversion feature because the fair value of the Series C Preferred Shares exceeded the conversion price of $16.22 per share that would have been applicable under the optional conversion at maturity. Under ASC 470-20, this beneficial conversion feature was measured at intrinsic value as of the issuance date of the convertible loan and was recognized as additional paid-in capital, creating a discount to the carrying value of the convertible loan that was being amortized over the life of the debt using the effective interest method.

The agreement of issuance of Preferred D shares in November 2019 was considered to be the Next Equity Financing under the terms of the 2019 Convertible Loan. Accordingly, in November 2019, the Conversion Amount of the convertible loan as of such date converted into 32,889 of Preferred D-1 shares at a price per share of $60.81 representing a 15% discount of the financing round price of $71.54. The conversion of the convertible loan was considered an extinguishment for accounting purposes. The Company measured the extinguishment consideration at $2,353, which is calculated as the number of shares issued upon conversion multiplied by the financing round price of $71.54. All of this consideration was allocated to additional paid-in capital to redeem the beneficial conversion feature.

The aggregate effect of the 2019 Convertible Loan on the Company’s financial statements for the nine months ended September 30, 2019 amounted to financial income of $30 and an increase in additional paid in capital of $355.

NOTE 10: — SHAREHOLDERS’ EQUITY

a.      Composition:

	September 30, 2020
	Authorized	Issued and outstanding	Amounts
	Number of shares
Ordinary shares of NIS 0.01 par value each	13,936,366	1,695,458	4
Preferred A shares of NIS 0.01 par value each	1,401,827	890,226	2
Preferred A-1 shares of NIS 0.01 par value each	290,128	290,128	1
Preferred B shares of NIS 0.01 par value each	2,677,706	1,065,461	3
Preferred B-1 shares of NIS 0.01 par value each	231,014	219,391	1
Preferred C shares of NIS 0.01 par value each	1,602,959	808,263	2
Preferred D shares of NIS 0.01 par value each	820,000	618,818	2
Preferred D-1 shares of NIS 0.01 par value each	40,000	32,889	*	)
	21,000,000	5,620,634	15

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 10: — SHAREHOLDERS’ EQUITY (cont.)

	December 31, 2019
	Authorized	Issued and outstanding	Amounts
	Number of shares
Ordinary shares of NIS 0.01 par value each	13,936,366	1,500,768	4
Preferred A shares of NIS 0.01 par value each	1,401,827	890,226	2
Preferred A-1 shares of NIS 0.01 par value each	290,128	290,128	1
Preferred B shares of NIS 0.01 par value each	2,677,706	1,065,461	3
Preferred B-1 shares of NIS 0.01 par value each	231,014	219,391	1
Preferred C shares of NIS 0.01 par value each	1,602,959	808,263	2
Preferred D shares of NIS 0.01 par value each	820,000	257,863	1
Preferred D-1 shares of NIS 0.01 par value each	40,000	32,889	*	)
	21,000,000	5,064,989	14

________

*)       Represents less than $1.

b.      Company’s shares:

1.      Shareholders’ equity:

As of September 30, 2020, the Company had 1,695,458 Ordinary shares of NIS 0.01 par value issued and outstanding. As of December 31, 2019, the Company had 1,500,768 Ordinary shares of NIS 0.01 par value issued and outstanding.

Each Ordinary share confers upon its holder the right to one vote and to receive dividends as declared by the Board of Directors of the Company.

2.      Preferred shares:

The Preferred shares are convertible to Ordinary shares and have similar rights as Ordinary shares except for anti-dilution rights and certain adjustments in accordance with the Company’s Articles of Association as following: adjustments for share splits and combinations, adjustments for a recapitalization of the Ordinary shares and adjustments for a share dividend.

In the event of a Liquidation, Deemed Liquidation, or distribution of dividends in cash or in kind (each a “Distribution Event”), the Available Assets shall be distributed between all shareholders of the Company on a pro-rata basis based on their respective holdings of the Company’s issued and outstanding share capital.

c.      Equity transactions:

1.      In January 2019, an investment agreement was signed (the “Agreement”) between the Company and an Investor (the “Investor”). Pursuant to the Agreement, the Investor invested a total amount of $250 in exchange for 15,413 Preferred C shares of NIS 0.01 par value of the Company, at a price per share of $16.22.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 10: — SHAREHOLDERS’ EQUITY (cont.)

2.      During 2019, certain investors entered into agreements with new investors who purchased from them an aggregate of 273,367 Preferred A shares, 157,068 Preferred B shares and 11,623 Preferred B-1 shares which represent NIS 0.01 par value of the Company at a price per share between $17.00 to $19.10. As part of these agreements and subsequent to the purchase of shares by the new investors, the Company converted the purchased shares into 442,058 Ordinary shares, representing the NIS 0.01 par value per share of the Company.

3.      In November 2019, an investment agreement was signed (the “Agreement”) between the Company and several investors (the “Investor”). Pursuant to the Agreement, the Investors invested a total amount of $18,430 (net of issuance cost in the amount of $18) in exchange for 257,863 Preferred D shares of NIS 0.01 par value of the Company, at a price per share of $71.54. In addition, as part of the Agreement, a convertible loan in the amount of $2,000 was converted into 32,889 Preferred D-1 shares of NIS 0.01 par value of the Company, reflecting a 15% discount. The Preferred D and D-1 shares are convertible to Ordinary shares and have similar rights as Ordinary shares except for anti-dilution rights and certain adjustments in accordance with the Company’s Articles of Association as following: adjustments for splits and combinations, adjustments for a recapitalization of the Ordinary shares and adjustments for a share dividend.

The Company concluded that the Preferred D and D-1 shares meet the applicable criteria for equity classification and would be presented in the permanent equity section.

4.      During January and February 2020, investment agreements were signed (the “Agreements”) with a new investor and an existing investor (the “Investors”). Pursuant to the Agreements, the Investors invested a total amount of $25,824 in exchange for 360,955 Preferred D shares of NIS 0.01 par value of the Company, at a price per share of $71.54.

d.      Share option plans:

A summary of the Company’s share option activity for the nine months ended September 30, 2020 and related information is as follows:

	Number of options	Weighted average exercise price	Weighted average remaining contractual life	Aggregate intrinsic value
		$	Years	$
Outstanding as of January 1, 2020	1,823,336	$5.09	8.57	$104,634
Granted	967,141	14.36
Exercised	(194,690)	1.08
Forfeited	(5,300)	1.35
Outstanding as of September 30, 2020	2,590,487	$8.86	8.60	$349,422
Exercisable at end of period	1,663,339	$4.47	8.49	$231,673

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 10: — SHAREHOLDERS’ EQUITY (cont.)

A summary of the Company’s share option activity for the nine months ended September 30, 2019 and related information is as follows:

	Number of options	Weighted average exercise price	Weighted average remaining contractual life	Aggregate intrinsic value
		$	Years	$
Outstanding as of January 1, 2019	1,680,748	$3.17	9.16	$17,854
Granted	354,364	$10.35
Exercised	(181,726)	$1.68
Forfeited	(74,706)	$1.08

Outstanding as of September 30, 2019	1,778,680	$4.77	7.78	$247,202

Exercisable at end of period	703,310	$2.89	7.21	$99,065

The weighted average fair value of options granted to employees and non-employees during the nine months ended September 2020 and 2019 was $70.23 and $12.13 per option, respectively.

As of September 30, 2020, the Company had $28,336 of unrecognized compensation expense related to non-vested stock options expected to be recognized over a weighted average period of 1.29 years.

e.In 2011, the Board of Directors of the Company adopted the REE Automotive Ltd. Employees and Non-Employees Share Incentive Plan (as amended the “Share Incentive Place” or the “Plan”). As of September 30, 2020, the Plan provided for the grant of up to 3,346,260 options to purchase Ordinary shares of the Company to employees and non-employees of the Company and its subsidiaries.

In general, options granted under the Plan vest over a three-year period and expire 10 years from the date of grant. The exercise price of the options granted under the plans may not be less than the nominal value of the shares into which such options are exercised, and the expiration date may not be later than 10 years from the date of grant. If a grantee leaves his or her employment or other relationship with the Company, or if his or her relationship with the Company is terminated without cause (and other than by reason of death or disability, as defined in the Plan), the term of his or her unexercised options will generally expire 90 days after the date of termination, unless determined otherwise by the Company.

As of September 30, 2020, 153,277 options were available for future grants under the plan.

f.       The following table sets forth the total share-based compensation expense included in the consolidated statements of comprehensive loss for the nine months ended September 30, 2020 and 2019:

	Nine months ended September 30,
	2020	2019
Research and development expenses, net	$19,573	$1,033
Selling, general and administrative expenses	28,466	2,213
Total	$48,039	$3,246

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 10: — SHAREHOLDERS’ EQUITY (cont.)

g.      The fair value of certain performance share options with market-based performance conditions granted under the employee equity plan was estimated on the grant date using the Monte Carlo valuation methodology.

NOTE 11: — RELATED PARTIES

a.      In December 2018 and January 2019, the Company’s founders (who are both officers and one of whom is also a director) and certain investors entered into an agreement with a new investor who purchased from them an aggregate of 113,347 and 104,249 Ordinary shares respectively and 72,532 Preferred A shares of NIS 0.01 par value of the Company at a price per share of $13.79. Pursuant to the agreement and subsequent to the purchase of shares by the new investor, the Company converted the purchased shares from Ordinary shares and Preferred A shares into Preferred A-1 shares of NIS 0.01 par value of the Company.

b.      During August 2020, the Company’s founders entered into agreement with new investors who purchased from them 194,690 Ordinary shares of NIS 0.01 par value of the Company for a price per share of $113. In addition, the Company granted to certain investors certain anti-dilution adjustment rights. These rights shall expire upon conversion of all of Company’s Preferred D Shares into a class of the Company Ordinary Shares, which will be effected as part of the transactions contemplated under the Merger Agreement. These rights was provided by the Company in order to facilitate a share sale transaction pursuant to that certain Share Transfer Agreement, by and among the founders and the certain investors, under which the Founders sold shares of the Company to such investors.

c.      During the nine months ended September 2020 and 2019, a family member of one of the Company’s founders provided workshop services to the Company.

Transactions with the related party were as follow:

	Nine months ended September 30,
	2020	2019
Research and development expenses, net	$17	$36

Balances with the related party were as follow:

	September 30, 2020	December 31, 2019
Property and equipment, net	$33	$34
Trade payables	$—	$10

NOTE 12: — SUBSEQUENT EVENTS

a.      The Company evaluated events occurring subsequent to September 30, 2020 through February 25, 2021, which is the date the consolidated financial statements were issued.

b.      In November 2020, the Board of Directors of the Company, together with management of the Company, decided to reduce the Company’s personal mobility activity (Softwheel) and continue to invest and develop the automotive activity.

c.      During December 2020, January and February 2021, certain investors exercised their Preferred B warrants at a price of $7.28 per share. Such investors paid a total of $8,436 in exchange for 1,158,815 Preferred B shares of NIS 0.01 par value of the Company.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 12: — SUBSEQUENT EVENTS (cont.)

d.      On February 3, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with 10X Capital Venture Acquisition Corp, a Delaware corporation (“10X SPAC”), and Spark Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into 10X SPAC with 10X SPAC surviving the Merger (the “Business Combination”). As a result of the Business Combination, and upon consummation of the Business Combination and the other transactions contemplated by the Merger Agreement (the “Transactions”), 10X SPAC will become a wholly owned subsidiary of the Company, with the stockholders of 10X SPAC becoming shareholders of the Company.

Immediately prior to the Effective Time (as defined in the Merger Agreement), (i) each preferred share, par value NIS 0.01 each, of the Company (each, a “Company Preferred Share”) will be converted into Company Class A Ordinary Shares of no par value, in accordance with the Company’s organizational documents and (ii) immediately following such conversion but prior to the Effective Time, the Company will effect a stock split of each Company Class A Ordinary Share into such number of Company Class A Ordinary Shares calculated in accordance with the terms of the Merger Agreement such that each Company Class A Ordinary Share will have a value of $10.00 per share after giving effect to such stock split (the “Stock Split” and, together with the conversion of Company Preferred Shares, the “Capital Restructuring”).

In addition, the Company’s capital shares will be divided into two classes: Class A Ordinary Shares and Class B Ordinary Shares (together the “Company Ordinary Shares”). The Company Class A Ordinary Shares will each have one vote per share. The Company Class B Ordinary Shares will each have 10 votes per share. As a result of the conversion of the Company Preferred Shares, coupled with their ownership of the Company Class B Ordinary Shares, each Founder will have up to 39% of the total voting power of the Company Ordinary Shares. The Company Class B Ordinary Shares will be subject to certain suspension conditions as described in the Company’s amended organizational documents and will automatically become suspended upon the tenth anniversary of the closing of the Business Combination.

As a result of the Business Combination, immediately prior to the Effective Time, each outstanding share of Class B common stock, par value $0.0001 per share, of 10X SPAC (“10X SPAC Class B Common Stock”) shall convert into 1.5763975 (the “Class B Share Conversion Ratio”) shares of 10X SPAC Common Stock and, immediately thereafter — at the Effective Time, each outstanding share of 10X SPAC Common Stock will be converted into the right to receive one newly issued Company Class A Ordinary Share. 10X SPAC’s amended and restated certificate of incorporation provides that, upon conversion of 10X SPAC Class B Common Stock into 10X SPAC Common Stock, the holders of 10X SPAC Class B Common Stock shall be entitled to receive a number of additional shares (the “Anti-Dilution Shares”) of 10X SPAC Common Stock equal to 25% of the number of shares of 10X SPAC Common Stock issued to the PIPE Investors.

Pursuant to the Letter Agreement dated as of February 3, 2021, among 10X SPAC, the executive officers and directors of 10X SPAC (the “Letter Agreement”), the sponsor of 10X SPAC and the Company, the holders of the shares of the 10X SPAC Class B Common Stock have agreed to waive their right to receive any Anti-Dilution Shares in excess of 2,900,000 (the “Conversion Ratio Adjustment”), with such waiver resulting in the Class B Share Conversion Ratio. In addition, up to 1,500,000 of the 2,900,000 Anti-Dilution Shares to be received upon the conversion of the 10X

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 12: — SUBSEQUENT EVENTS (cont.)

SPAC Class B Common Stock will be subject to subsequent forfeiture without consideration if trading prices of Company Class A Ordinary Shares specified below are not achieved following the Business Combination. 10X SPAC’s outstanding warrants to purchase one share of 10X SPAC Common Stock shall be converted into the right to receive an equal number of warrants to purchase one Company Class A Ordinary Share (the “Company Warrants”).

The sponsor of 10X SPAC has agreed in the Letter Agreement to forfeit and surrender, after the closing of the Business Combination, a number of Class A Ordinary Shares of the Company equal to (i) 1,500,000 if the volume weighted average trading price of the Class A Common Stock of the Company on the date of the closing of the Business Combination (the “First Day Trading Price”) is less than $13.00, (ii) 1,000,000 if the First Trading Day Price equals or exceeds $13.00 but is less than $16.00, (iii) 500,000 if the First Trading Day Price equals or exceeds $16.00 but is less than $20.00, and (iv) 0 if the First Trading Day Price equals or exceeds $20.00.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and the Board of Directors of
10X Capital Venture Acquisition Corp

Opinion on the Financial Statements

We have audited the accompanying balance sheet of 10X Capital Venture Acquisition Corp (the “Company”) as of August 11, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from August 10, 2020 (inception) through August 11, 2020 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 11, 2020 and the results of its operations and its cash flows for the period from August 10, 2020 (inception) through August 11, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York
November 16, 2020

10X CAPITAL VENTURE ACQUISITION CORP
BALANCE SHEETS

	September 30, 2020	August 11, 2020
	(Unaudited)	(Audited)
ASSETS
Current asset – Prepaid expenses	$2,917	$—
Deferred offering costs	343,855	30,000
TOTAL ASSETS	$346,772	$30,000

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accrued expenses	$1,000	$1,000
Accrued offering costs	266,267	5,000
Promissory note – related party	59,588	—
Total Current Liabilities	326,855	6,000

Commitments and Contingencies

Stockholder’s Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A common stock, $0.0001 par value; 280,000,000 shares authorized; none issued or outstanding	—	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 5,031,250 shares issued and outstanding(1)	503	503
Additional paid-in capital	24,497	24,497
Accumulated deficit	(5,083)	(1,000)
Total Stockholder’s Equity	19,917	24,000
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$346,772	$30,000

____________

(1)      Includes up to 656,250 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. On November 16, 2020, the Sponsor forfeited 1,293,750 shares of Class B common stock back to the Company for no consideration, resulting in an aggregate of 5,031,250 shares outstanding (see Note 5).

The accompanying notes are an integral part of these financial statements.

10X CAPITAL VENTURE ACQUISITION CORP
STATEMENTS OF OPERATIONS

	For the Period from August 10, 2020 (inception) Through
	September 30, 2020	August 11, 2020
	(Unaudited)	(Audited)
Formation and operating costs	$5,083	$1,000
Net loss	$(5,083)	$(1,000)

Weighted average shares outstanding, basic and diluted(1)	4,375,000	4,375,000

Basic and diluted net loss per common share	$(0.00)	$(0.00)

____________

(1)      Excludes an aggregate of up to 656,250 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. On November 16, 2020, the Sponsor forfeited 1,293,750 shares of Class B common stock back to the Company for no consideration, resulting in an aggregate of 5,031,250 shares outstanding (see Note 5).

The accompanying notes are an integral part of these financial statements.

10X CAPITAL VENTURE ACQUISITION CORP
STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY
FOR THE PERIOD FROM AUGUST 10, 2020 (INCEPTION) THROUGH SEPTEMBER 30, 2020

	Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Equity
	Shares	Amount
Balance – August 10, 2020 (inception)	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor(1)	5,031,250	503	24,497	—	25,000
Net loss	—	—	—	(1,000)	(1,000)
Balance – August 11, 2020 (audited)	5,031,250	$503	$24,497	$(1,000)	$24,000
Net loss	—	—	—	(4,083)	(4,083)
Balance – September 30, 2020 (unaudited)	5,031,250	$503	$24,497	$(5,083)	$19,917

____________

(1)      Includes 656,250 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. On November 16, 2020, the Sponsor forfeited 1,293,750 shares of Class B common stock back to the Company for no consideration, resulting in an aggregate of 5,031,250 shares outstanding (see Note 5).

The accompanying notes are an integral part of these financial statements.

10X CAPITAL VENTURE ACQUISITION CORP
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM AUGUST 10, 2020 (INCEPTION) THROUGH AUGUST 11, 2020

	For the Period from August 10, 2020 (inception) Through
	September 30, 2020	August 11, 2020
	(Unaudited)	(Audited)
Cash Flows from Operating Activities:
Net loss	$(5,083)	$(1,000)
Changes in operating assets and liabilities:
Prepaid expenses	4,083	—
Accrued expenses	1,000	1,000
Net cash used in operating activities	—	—

Net Change in Cash	—	—
Cash – Beginning	—	—
Cash – Ending	$—	$—

Non-cash investing and financing activities:
Deferred offering costs included in accrued offering costs	$266,267	$5,000
Deferred offering costs paid through promissory note – related party	$52,588	$—
Prepaid expenses paid through promissory note – related party	$7,000	$—
Deferred offering costs paid directly by Sponsor in consideration for Class B common stock	$25,000	$25,000

The accompanying notes are an integral part of these financial statements.

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

10X Capital Venture Acquisition Corp. (the “Company”) was incorporated in Delaware on August 10, 2020. The Company was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2020, the Company had not commenced any operations. All activity for the period from August 10, 2020 (inception) through September 30, 2020 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 17,500,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 20,125,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 5,500,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant to 10X Capital SPAC Sponsor I LLC (the “Sponsor”) that will close simultaneously with the Proposed Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more operating businesses or assets that together have an aggregate fair market value equal to at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting commissions) at the time of the Company’s signing a definitive agreement in connection with its initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires an interest in the target business or assets sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including the proceeds from the sale of the Private Placement Warrants, will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

The Company will only proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange rules and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange rules, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5), and any Public Shares purchased during or after the Proposed Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until 18 months from the closing of the Proposed Public Offering to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has access to funds from the Sponsor that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or one year from the issuance of these financial statements (see Note 3).

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

The accompanying unaudited financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the period presented. The interim results for the period from August 10, 2020 (inception) through September 30, 2020 are not necessarily indicative of the results to be expected for the period ending December 31, 2020 or for any future interim periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2020 and August 11, 2020.

Deferred Offering Costs

Deferred offering costs consist of legal, accounting and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholder’s equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2020 and August 11, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The provision for income taxes was deemed to be de minimis for the period from August 10, 2020 (inception) to September 30, 2020 and for the period from August 10, 2020 (inception) to August 11, 2020.

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Net Loss Per Common Share

Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture by the Sponsor. Weighted average shares were reduced for the effect of an aggregate of 656,250 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 7). At September 30, 2020 and August 11, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 — Proposed Public Offering

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 17,500,000 Units (or 20,125,000 Units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per Unit. Each Unit is expected to consist of one share of common stock and one-half of one warrant (“Public Warrant”). Each whole Public Warrant is anticipated to entitle the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

Note 4 — Private Placement

The Sponsor has committed to purchase an aggregate of 5,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $5,500,000 in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each Private Placement Warrant is exercisable to purchase one Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7). A portion of the proceeds from the Private Placement Warrants will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

Note 5 — Related Party Transactions

Founder Shares

On August 10, 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration of 6,325,000 shares of the Company’s Class B common stock (the “Founder Shares”). On November 16, 2020, the Sponsor forfeited 1,293,750 Founder Shares to the Company for no consideration, resulting in an aggregate of 5,031,250 Founder Shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share cancellation. The Founder Shares include an aggregate of up to 656,250 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the number of Founder Shares will collectively represent approximately 20% of the Company’s issued and outstanding shares after the Proposed Public Offering.

The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the until the earlier to occur of: (i) (w) with respect to 25% of such shares, until consummation of the Company’s initial Business Combination, (x) with respect to 25% of such shares, until the closing price of the Company’s Class A common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Company’s initial Business Combination, (y) with respect to 25% of such shares, until the closing price of the Company’s Class A common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of the Company’s initial Business Combination and (z) with respect to 25% of such shares, until the closing price of the Company’s Class A common stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of the Company’s initial Business Combination and (ii) the date on which we complete a liquidation.

Promissory Note — Related Party

On August 10, 2020, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and payable on the earlier of December 31, 2020 or the consummation of the Proposed Public Offering. As of September 30, 2020 and August 11, 2020, there was $59,588 and $0, respectively, outstanding under the Promissory Note.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of September 30, 2020 and August 11, 2020, the Company had no outstanding borrowings under the Working Capital Loans

Administrative Support Agreement

The Company intends to enter into an agreement, commencing on the effective date of the Proposed Public Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a total of $20,000 per month for office space, secretarial, and administrative services.

Note 6 — Commitments

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

Note 6 — Commitments (cont.)

of its operations, closing of the Proposed Public Offering and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

The holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights requiring the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company will grant the underwriters a 45-day option from the date of the Proposed Public Offering to purchase up to 2,625,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of 2.0% of the gross proceeds of the Proposed Public Offering, or $3,500,000 in the aggregate, payable upon the closing of the Proposed Public Offering. In addition, the underwriters will be entitled to a deferred fee of (i) 3.5% of the gross proceeds of the Proposed Public Offering, or $6,125,000, and (ii) 5.5% of the gross proceeds from the Units sold pursuant to the over-allotment option, or $1,443,750. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Note 7 — Stockholder’s Equity

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. At September 30, 2020 and August 11, 2020, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 280,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At September 30, 2020 and August 11, 2020, there were no shares of Class A common stock issued or outstanding.

Class B Common Stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. At September 30, 2020 and August 11, 2020, there were 5,031,250 shares of Class B common stock issued and outstanding, of which an aggregate of up to 656,250 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that such shares will collectively represent 20% of the Company’s issued and outstanding common stock after the Proposed Public Offering.

Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of a Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment. In

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

Note 7 — Stockholder’s Equity (cont.)

the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with a Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of al Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued upon conversion of Working Capital Loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 12 months from the closing of the Proposed Public Offering and (b) 30 days after the completion of a Business Combination.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any shares of Class A common stock upon exercise of a warrant unless the share of Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement registering the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, the Company may call the warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities for capital raising purposes in connection with the

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

Note 7 — Stockholder’s Equity (cont.)

closing of its initial business combination as described elsewhere in this proxy statement/prospectus) for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption for cash, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), (the “Newly Issued Price”) (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A common stock during the 20 trading day period starting on the trading day after the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Public Offering, except that the Private Placement Warrants and the shares of common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, and will be entitled to certain registration rights. Additionally, the Private Placement Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by such holders on the same basis as the Public Warrants.

Note 8 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to August 21, 2020, the date that the financial statements were available to be issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On November 16, 2020, the Sponsor forfeited 1,293,750 Founder Shares to the Company for no consideration, resulting in an aggregate of 5,031,250 Founder Shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share cancellation.

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

REE AUTOMOTIVE LTD.,

SPARK MERGER SUB INC.,

and

10X CAPITAL VENTURE ACQUISITION CORP,

DATED AS OF FEBRUARY 3, 2021

Annex A-i

Annex A-ii

Exhibits

EXHIBIT A Form of Articles Amendment

EXHIBIT B Form of Investors’ Rights Agreement

EXHIBIT C Form of Support Agreement

EXHIBIT D Conversion Factor

EXHIBIT E Sponsor Letter Agreement

Annex A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of February 3, 2021, by and among REE Automotive Ltd., a company organized under the laws of the State of Israel (the “Company”), Spark Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), and 10X Capital Venture Acquisition Corp, a Delaware corporation (“SPAC”). Each of the Company, SPAC and Merger Sub shall individually be referred to herein as a “Party” and, collectively, the “Parties”. The term “Agreement” as used herein refers to this Agreement and Plan of Merger, as the same may be amended from time to time, and all schedules, exhibits and annexes hereto (including the Company Disclosure Letter, as defined herein). Defined terms used in this Agreement are listed alphabetically in Schedule A, together with the section and, if applicable, subsection in which the definition of each such term is located.

RECITALS

WHEREAS, SPAC is a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

WHEREAS, Merger Sub is a newly incorporated, direct, wholly-owned subsidiary of the Company, and was formed for the sole purpose of the Transactions.

WHEREAS, immediately prior to the Effective Time, (i) each Company Preferred Share will be converted into ordinary Company Ordinary Shares; provided, however, that after adoption of the Articles Amendment, every reference to Company Ordinary Shares shall mean Class A Ordinary Shares, par value NIS 0.01 each, of the Company in accordance with the Organizational Documents of the Company; (ii) immediately following such conversion, the Company shall effect a stock split of each Company Ordinary Share into such number of Company Ordinary Shares calculated in accordance with Section 2.01(b); and (iii) immediately following such stock split, the Company shall issue Class B Ordinary Shares, par value NIS 0.01 each, of the Company (“Company Class B Shares”) to certain of its founders as described in Exhibit D (such stock split, together with the conversion of Company Preferred Shares and the issuance of the Company Class B Shares, the “Capital Restructuring”).

WHEREAS, immediately following the Capital Restructuring and at the Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law, as amended or restated from time to time (the “DGCL”), Merger Sub will merge with and into SPAC (the “Merger”), with SPAC continuing as the surviving company after the Merger (the “Surviving Company”), as a result of which, SPAC will become a direct, wholly-owned subsidiary of the Company.

WHEREAS, at the Effective Time, each (i) share of Class B common stock, par value $0.0001 per share, of SPAC (“SPAC Class B Shares”) shall be automatically converted into that number of shares of Class A common stock, par value $0.0001 per share, of SPAC (“SPAC Class A Shares”) equal to the Class B Conversion Ratio Adjustment in accordance with the terms of the SPAC Certificate of Incorporation and that letter agreement, dated as of the date hereof, by and between SPAC, the Sponsor and the Company in the form attached hereto as Exhibit E (such letter agreement, the “Sponsor Letter Agreement” and such automatic conversion, the “SPAC Class B Conversion”) and, after giving effect to such automatic conversion at the Effective Time, as a result of the Merger, each issued and outstanding SPAC Class A Share shall no longer be outstanding and shall automatically be converted into the right of the holder thereof to receive one Company Ordinary Share and (ii) outstanding SPAC Warrant will automatically become a Company Warrant and all rights with respect to SPAC Class A Shares underlying the SPAC Warrants will be automatically converted into a warrant to purchase Company Ordinary Shares and thereupon assumed by the Company.

WHEREAS, concurrently with the execution hereof, certain investors (the “PIPE Investors”) have entered into subscription agreements (the “Subscription Agreements”) pursuant to which the PIPE Investors have committed to purchase shares of SPAC Class A Stock from SPAC, as specified therein immediately prior to the Effective Time (the “PIPE Investment”).

WHEREAS, prior to the Closing, the Company shall, subject to obtaining the Company Shareholder Approval, adopt the Articles of Association in substantially the form attached hereto as Exhibit A (with such changes as mutually agreed to by the parties to this Agreement, provided that SPAC’s consent shall not be unreasonably withheld, delayed or conditioned) (the “Articles Amendment”).

Annex A-1

WHEREAS, prior to the Closing, the Company shall, subject to obtaining the Company Shareholder Approval, adopt an incentive equity plan based on the terms and conditions as reasonably mutually agreed upon between SPAC and the Company, to be effective upon and following the Closing (the “Incentive Equity Plan”) and an employee stock purchase plan based on the terms and conditions as reasonably mutually agreed upon between SPAC and the Company, to be effective upon and following the Closing (the “ESPP”).

WHEREAS, the board of directors of the Company has unanimously: (a) determined that it is in the best interests of the Company and the Company Shareholders, and declared it advisable, to enter into this Agreement and the Transaction Agreements to which it is a party, providing for the Merger and the other Transactions contemplated hereby and thereby; and (b) approved and recommended, among other things, the adoption and approval of, this Agreement, the Transaction Agreements to which it is a party and the Transactions contemplated hereby and thereby, including the Merger, by the Company Shareholders.

WHEREAS, the board of directors of Merger Sub has unanimously: (a) determined that it is in the best interests of Merger Sub, and declared it advisable, to enter into this Agreement and the Transaction Agreements to which it is a party, providing for the Merger and the other Transactions contemplated hereby and thereby; and (b) approved and recommended the adoption and approval of this Agreement, the Transaction Agreements to which it is a party and the Transactions contemplated hereby and thereby, including authorization of the Merger, by the shareholder of Merger Sub.

WHEREAS, the Company, in its capacity as the sole shareholder of Merger Sub, has: (a) determined that it is in the best interests of Merger Sub, and declared it advisable, to enter into this Agreement and the Transaction Agreements to which it is a party, providing for the Merger and the other Transactions contemplated hereby and thereby; and (b) approved this Agreement, the Transaction Agreements to which it is a party and the Transactions contemplated hereby and thereby, including the Merger, in accordance with Applicable Legal Requirements, upon the terms and subject to the conditions of this Agreement (the “Merger Sub Stockholder Approval”).

WHEREAS, the board of directors of SPAC has unanimously: (a) determined that it is advisable, fair to, and in the best interests of SPAC and its stockholders to enter into this Agreement and the Transaction Agreements to which it is a party, providing for the Merger and the other Transactions contemplated hereby and thereby; and (b) approved and recommended, among other things, the adoption and approval of this Agreement, the Transaction Agreements to which it is a party and the Transactions contemplated hereby and thereby, including authorization of the Merger, by the SPAC Stockholders.

WHEREAS, concurrently with the execution and delivery of this Agreement, each of the Company, the Sponsor and certain Company Shareholders have entered into an amended and restated investors’ rights agreement (the “Investors’ Rights Agreement”) in substantially the form attached hereto as Exhibit B, to be effective as of the Closing.

WHEREAS, concurrently with the execution and delivery of this Agreement, the Sponsor will enter into: (i) a transaction support agreement, substantially in the form attached hereto as Exhibit C (the “Support Agreement”), pursuant to which, among other things, the Sponsor will agree, among other things, to support and vote in favor of this Agreement and the other Transaction Agreements to which SPAC is or will be a party and the transactions contemplated hereby and thereby (including the Merger); and (ii) the Sponsor Letter Agreement, pursuant to which, among other things, the Sponsor will agree to the SPAC Class B Conversion Ratio Adjustment in lieu of the anti-dilution conversion formula set forth in the SPAC A&R Certificate of Incorporation and will agree to forfeiture of a certain number of Sponsor Shares if certain conditions are met, all as set forth in the Sponsor Letter Agreement.

WHEREAS, concurrently with the execution and delivery of this Agreement certain Company Shareholders will enter into the Support Agreement.

WHEREAS, in connection with the consummation of the Merger, SPAC and the Company will enter into an Intercompany Loan Agreement in a form reasonably mutually agreed upon between SPAC and the Company, pursuant to which SPAC will loan to the Company a portion of the cash held by SPAC (the “Intercompany Loan Agreement”).

WHEREAS, pursuant to the Organizational Documents of SPAC, SPAC is required to provide an opportunity for its public shareholders to have their outstanding SPAC Class A Shares redeemed on the terms and subject to the conditions and limitations set forth in this Agreement, SPAC’s Organizational Documents and the Trust Agreement in conjunction with obtaining the SPAC Stockholder Approval.

Annex A-2

WHEREAS, for U.S. federal income Tax purposes, the Parties intend that (a) the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, and the Treasury Regulations promulgated thereunder, (b) this Agreement is and is hereby adopted as a “plan of reorganization” within the meaning of Sections 354, 361 and 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a), and (c) the transfer of SPAC Class A Shares by SPAC Stockholders pursuant to the Merger, other than by any SPAC Stockholders who are U.S. persons and who are or will be “five-percent transferee shareholders” within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii) but who do not enter into gain recognition agreements within the meaning of Treasury Regulations Sections 1.367(a)-3(c)(1)(iii)(B) and 1.367(a)-8, qualifies for an exception to Section 367(a)(1) of the Code (the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I
The Closing Transactions

Section 1.01    Closing. Unless this Agreement shall have been terminated pursuant to Section 8.01, the consummation of the Merger (the “Closing”), other than the filing of the Certificate of Merger, shall take place by conference call and by exchange of signature pages by email or other electronic transmission at a time and date to be specified in writing by the Company and SPAC, which shall be no later than the third (3rd) Business Day after the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other time, date and location as the Company and SPAC agree in writing (the date on which the Closing occurs, the “Closing Date”).

Section 1.02    Closing Statements.

(a)    On the date of the SPAC Stockholders’ Meeting, SPAC shall deliver to the Company written notice setting forth: (i) the aggregate amount of cash proceeds that will be required to satisfy any exercise of the redemption of SPAC Class A Shares prior to the Closing pursuant to the Organizational Documents of SPAC (the “SPAC Stockholder Redemptions”); (ii) SPAC’s good faith estimate of the amount of cash that will be in the Trust Account and the amount of SPAC Transaction Costs and Unpaid SPAC Liabilities as of the Closing; and (iii) the number of SPAC Class A Shares and SPAC Warrants to be outstanding as of immediately prior to the Effective Time and after giving effect to the SPAC Stockholder Redemptions and the SPAC Class B Conversion (such written notice of (i), (ii) and (iii), together, the “SPAC Closing Statement”), provided that if the Closing does not occur within five (5) Business Days of the SPAC Stockholders’ Meeting, SPAC shall deliver to the Company an updated SPAC Closing Statement. If the Company in good faith disagrees with any portion of the SPAC Closing Statement, then the Company may deliver a notice of such disagreement to SPAC until the second (2nd) Business Day prior to the Closing Date (the “Company Pre-Closing Notice of Disagreement”). The Company and SPAC shall seek in good faith to resolve any differences they have with respect to the matters specified in the Company Pre-Closing Notice of Disagreement.

(b)    On the date following the date of the SPAC Stockholders’ Meeting, the Company shall provide to SPAC a written notice setting forth: (i) the Company’s good faith estimate of the amount of the Company Transaction Costs and (ii) the number of Company Ordinary Shares that will be issued and outstanding immediately following the Company Preferred Share Conversion and the Stock Split (such written notice of (i) and (ii), together, the “Company Closing Statement”). If SPAC in good faith disagrees with any portion of the Company Closing Statement, then SPAC may deliver a notice of such disagreement to the Company until the second (2nd) Business Day prior to the Closing Date (the “SPAC Pre-Closing Notice of Disagreement”). The Company and SPAC shall seek in good faith to resolve any differences they have with respect to the matters specified in the SPAC Pre-Closing Notice of Disagreement.

Section 1.03    Closing Deliverables.

(a)    At the Closing, SPAC shall:

(i)    make any payments required to be made by SPAC or on SPAC’s behalf in connection with the SPAC Stockholder Redemptions pursuant to Section 6.10;

(ii)    pay, or cause to be paid, all SPAC Transaction Costs and Unpaid SPAC Liabilities to the applicable payees, to the extent not paid prior to the Closing;

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(iii)    deliver to the Company the Intercompany Loan Agreement, duly executed by SPAC; and

(iv)    deliver to the Company an executed resignation from each director and officer listed on Schedule 1.03(a)(iv) of the SPAC Disclosure Letter.

(b)     At the Closing, the Company shall deliver to SPAC:

(i)    a copy of the Articles Amendment, ready for immediate filing with the Israeli Registrar of Companies, to take place within fourteen (14) days following the Closing Date;

(ii)    the Intercompany Loan Agreement, duly executed by the Company; and

(iii)    a certificate, dated as of the Closing Date and signed by an officer the Company, certifying as to copies of resolutions and actions taken by the Company and the Company Shareholders, as applicable, in connection with the approval of this Agreement and the Transactions.

Article II
Transactions

Section 2.01    Pre-Closing Transactions.

(a)    Company Preferred Share Conversion. On the Closing Date, immediately prior to the Stock Split and the Effective Time, each Company Preferred Share that is issued and outstanding immediately prior to such time shall automatically convert into Company Ordinary Shares in accordance with the Company’s Organizational Documents (the “Company Preferred Share Conversion”).

(b)    Stock Split. Immediately following the Company Preferred Share Conversion but prior to the Effective Time, each Company Ordinary Share (and for the avoidance of doubt, any option, warrant, right or other security convertible into or exchangeable or exercisable therefor) that is issued and outstanding immediately prior to the Effective Time shall be converted (or made exchangeable or exercisable) into a number of Company Ordinary Shares determined by multiplying each such Company Ordinary Share by the Conversion Factor (the “Stock Split”); provided, that no fraction of a Company Ordinary Share will be issued by virtue of the Stock Split, and each Company Shareholder that would otherwise be so entitled to a fraction of a Company Ordinary Share (after aggregating all fractional Company Ordinary Shares that otherwise would be received by such Company Shareholder) shall instead be entitled to receive such number of Company Ordinary Shares to which such Company Shareholder would otherwise be entitled, rounded to the nearest whole Company Ordinary Share.

Section 2.02    Effective Time. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, the Parties shall cause the Merger to be effected by filing a certificate of merger (a “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL and reasonably agreed by the Parties. For purposes of this Agreement, the “Effective Time” means the time at which the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware and has become effective in accordance with the DGCL or such later time as Merger Sub and SPAC may agree and specify in the Certificate of Merger pursuant to the DGCL.

Section 2.03    The Merger. At the Effective Time, upon the terms and subject to the conditions of this Agreement in accordance with the applicable provisions of the DGCL, Merger Sub shall, automatically and without any action on the part of any party, be merged with and into SPAC, following which the separate corporate existence of Merger Sub shall cease and SPAC shall continue as the Surviving Company after the Effective Time and as a direct, wholly-owned subsidiary of the Company.

Section 2.04    Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Merger Sub and SPAC shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Company, which shall include the assumption by the Surviving Company of any and all agreements, covenants, duties and obligations of Merger Sub and SPAC set forth in this Agreement to be performed after the Effective Time.

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Section 2.05    Governing Documents. At the Effective Time, the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Company (the “Surviving Company Charter”), except all references to the name of Merger Sub shall be replaced by the name of the Surviving Company, until, thereafter changed or amended as provided therein (except that no such change or amendment shall have the effect of affecting the Company’s obligations pursuant to Section 6.11(a)) or by Applicable Legal Requirements.

Section 2.06    Directors and Officers of the Surviving Company. Immediately after the Effective Time, the board of directors and executive officers of the Surviving Company shall be the board of directors and executive officers of Merger Sub immediately prior to the Effective Time, until any such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

Section 2.07    Effect of the Merger on Securities of SPAC and Merger Sub. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any further action on the part of the Parties or any other Person, the following shall occur:

(a)    SPAC Units. Immediately prior to the Effective Time, the SPAC Class A Shares and the SPAC Public Warrants comprising each issued and outstanding SPAC Unit immediately prior to the Effective Time shall be automatically separated (the “Unit Separation”) and the holder thereof shall be deemed to hold one (1) SPAC Class A Share and one-half of one (0.5) SPAC Public Warrant, provided that no fractional SPAC Public Warrants will be issued in connection with the Unit Separation such that if a holder of SPAC Units would be entitled to receive a fractional SPAC Public Warrant upon the Unit Separation, the number of SPAC Public Warrants to be issued to such holder upon the Unit Separation shall be rounded down to the nearest whole number of SPAC Public Warrants. The SPAC Class A Shares and SPAC Public Warrants held following the Unit Separation shall be converted in accordance with the applicable terms of this Section 2.07.

(b)    SPAC Shares.

(i)    On the Closing Date, immediately prior to the Effective Time, the SPAC Class B Conversion shall be effected. Following the SPAC Class B Conversion, each SPAC Class B Share shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each former holder of SPAC Class B Shares shall thereafter cease to have any rights with respect to such securities.

(ii)    At the Effective Time, each issued and outstanding SPAC Class A Share (other than any Excluded Shares, but including the newly issued PIPE Shares) shall be converted automatically into, and the holder of such SPAC Class A Share shall be entitled to receive from the Exchange Agent, for each SPAC Class A Share, one (1) Company Ordinary Share after giving effect to the Capital Restructuring (the “Merger Consideration”), following which, each SPAC Class A Share shall no longer be outstanding and shall automatically be canceled and shall cease to exist by virtue of the Merger and each former holder of SPAC Class A Shares shall thereafter cease to have any rights with respect to such securities, except as provided herein or by Applicable Legal Requirements. The Company shall use reasonable best efforts to cause the Company Ordinary Shares issued pursuant to this Section 2.07(b)(ii) to be issued in book-entry form as of the Effective Time.

(c)    Merger Sub Shares. At the Effective Time, each share of common stock, par value $0.0001 per share, of Merger Sub (the “Merger Sub Shares”) that is issued and outstanding immediately prior to the Effective Time shall automatically convert into one share of common stock, par value $0.0001 per share, of the Surviving Company. The shares of common stock of the Surviving Company shall have the same rights, powers and privileges as the shares so converted and shall constitute the only issued and outstanding share capital of the Surviving Company.

(d)    SPAC Warrants. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of a SPAC Warrant, each SPAC Warrant that is issued and outstanding immediately prior to the Effective Time shall automatically and irrevocably be converted into a corresponding Company Warrant exercisable for Company Ordinary Shares in accordance with its terms. Such newly issued Company Warrant shall be substantially in the form of redeemable public warrants of SPAC which were sold as part of SPAC’s initial public offering, but in the name of the Company and exercisable for Company Ordinary Shares in lieu of SPAC capital stock, all as amended pursuant to the Amended and Restated Warrant Agreement.

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(e)    No Liability. Notwithstanding anything to the contrary in this Section 2.07, none of the Parties or the Surviving Company or the Exchange Agent shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Legal Requirement. Any portion of the Merger Consideration remaining unclaimed by SPAC Stockholders immediately prior to such time when the amounts would otherwise escheat to, or become property of, any Governmental Entity shall become, to the extent permitted by Applicable Legal Requirements, the property of the Company free and clear of any claims or interest of any Person previously entitled thereto.

(f)    Excluded Shares. Each SPAC Share held in SPAC’s treasury or owned by the Company or Merger Sub or any other wholly-owned subsidiary of the Company or SPAC immediately prior to the Effective Time (each, an “Excluded Share”), shall be cancelled and shall cease to exist, and no consideration shall be paid or payable with respect thereto.

(g)    Adjustment to Merger Consideration. The Conversion Factor shall be adjusted to reflect appropriately the effect of any stock split, split-up, reverse stock split, stock dividend or stock distribution (including any dividend or distribution of securities convertible into Company Ordinary Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change (in each case, other than the Capital Restructuring) with respect to Company Ordinary Shares occurring on or after the date hereof and prior to the Closing.

Section 2.08    Delivery of Merger Consideration.

(a)    Prior to the Effective Time, the Company shall appoint a Person authorized to act as exchange agent in connection with the transactions contemplated by Sections 2.07(a) through (d), which Person shall be selected by the Company and be reasonably acceptable to SPAC (provided that Continental Stock Transfer and Trust Company shall be deemed to be reasonably acceptable to SPAC) (the “Exchange Agent”) and enter into an exchange agent agreement reasonably acceptable to the Company and SPAC with the Exchange Agent (the “Exchange Agent Agreement”) for the purpose of exchanging, upon the terms and subject to the conditions set forth in this Agreement (including, without limitation, Section 2.09), each SPAC Class A Share on the register of members of SPAC and the SPAC Class A Shares issuable immediately prior to the Effective Time.

(b)    All Company Ordinary Shares delivered upon the exchange of SPAC Class A Shares in accordance with the terms of this Article II shall be deemed to have been exchanged and paid in full satisfaction of all rights pertaining to the securities represented by such SPAC Class A Shares and there shall be no further registration of transfers on the register of members of SPAC of the SPAC Class A Shares that were issued and outstanding immediately prior to the Effective Time. From and after the Effective Time, holders of SPAC Class A Shares shall cease to have any rights as shareholders of SPAC, except as provided in this Agreement or by Applicable Legal Requirements.

Section 2.09    Withholding Taxes. Notwithstanding anything in this Agreement to the contrary, SPAC, Merger Sub, the Company, the Surviving Company, the Exchange Agent and their respective Affiliates and Representatives shall be entitled to deduct and withhold from any consideration or other amount payable pursuant to this Agreement any amount required to be deducted and withheld with respect to the making of such payment under Applicable Legal Requirements. If any such withholding is so required in connection with any such payments (other than compensatory payments to employees of the Group Companies), the Party required to so withhold shall use commercially reasonable efforts to provide written notice to the Party in respect of whom such withholding is required to be paid of the amounts to be deducted and withheld no later than five (5) days prior to such payment. To the extent that amounts are so withheld, such amounts shall be (a) duly and timely paid over to the appropriate Governmental Entity, and (b) if so remitted, treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Upon the written request of any Person with respect to which amounts were deducted or withheld, the payor shall provide such Person with a copy of documentary evidence of remittance of such amounts upon request from such Person. The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms, declarations or other documents to reduce or eliminate any such deduction or withholding).

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Section 2.10    Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company following the Merger with full right, title and possession to all assets, property, rights, privileges, powers and franchises of SPAC and Merger Sub, the officers and directors or members, as applicable (or their designees) of the Surviving Company are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

Section 2.11    Tax Treatment of the Merger. The Parties hereto intend that the Merger qualifies for the Intended Tax Treatment. To the extent applicable, the Parties will prepare and file all U.S. income Tax Returns consistently with the Intended Tax Treatment unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code (or any similar U.S. state, local or non-U.S. Law) or a change in Applicable Legal Requirements; provided, for the avoidance of doubt, nothing in this Section 2.11 shall prevent any Party or any of their respective Affiliates or Representatives from settling, or require any of them to litigate, any challenge or other similar proceeding by any Governmental Entity with respect to the Intended Tax Treatment. Each Party agrees to use commercially reasonable efforts to promptly notify all other Parties of any challenge to the Intended Tax Treatment by any Governmental Entity.

Article III
Representations and Warranties Regarding the Company And Merger Sub

Except as set forth in the letter dated as of the date of this Agreement delivered by the Company and Merger Sub to SPAC in connection with the execution and delivery of this Agreement (the “Company Disclosure Letter”), the Company and Merger Sub hereby represent and warrant to SPAC as follows:

Section 3.01    Organization and Qualification. The Company is a corporation duly incorporated and validly existing under the Applicable Legal Requirements of the State of Israel and has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not be material to the Group Companies, taken as a whole. The Company has timely filed all requisite annual reports, paid all annual fees and has not been designated a “violating company” (as such term is understood under the Israeli Companies Law, 1999 (the “Israeli Companies Law”)) by the Israeli Registrar of Companies, except to the extent that the failure to make such timely filing or pay such fees, or such designation, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company is duly licensed or qualified to do business in each jurisdiction in which such properties and assets are owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary. Complete and correct copies of the Company’s Organizational Documents, including, to the Knowledge of the Company, any agreement between the shareholders of the Company (whether or not the Company is a party thereto), as amended and in full force and effect as of the date of this Agreement, have been made available to SPAC or its representatives.

Section 3.02    Company Subsidiaries.

(a)    The Company’s Subsidiaries, together with their jurisdiction of incorporation or organization, as applicable, are listed on Schedule 3.02(a) of the Company Disclosure Letter (the “Company Subsidiaries”). Each Company Subsidiary has been duly formed or organized and is validly existing under the Applicable Legal Requirements of its respective jurisdiction of incorporation or organization and has the requisite power and authority to own, lease and operate its assets and properties and to conduct its business as now being conducted, except where the failure to be so formed, organized or existing, or to have such power and authority, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Complete and correct copies of the Organizational Documents of each Company Subsidiary have been made available to SPAC or its representatives.

(b)    Each Company Subsidiary is duly licensed or qualified to do business and, where applicable, is in good standing as a foreign corporation (or other entity, if applicable) in each jurisdiction in which it is conducting business, or the operation, ownership or leasing of its property or assets or the character of its business activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

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Section 3.03    Capitalization.

(a)    As of the execution of this Agreement, the authorized share capital of the Company consists of: (i) 13,936,366 Company Ordinary Shares, of which 1,695,458 Company Ordinary Shares were issued and outstanding; and (ii) 7,063,634 Company Preferred Shares, of which (A) 890,226 Company Preferred A Shares, (B) 290,128 Company Preferred A-1 Shares, (C) 2,224,276 Company Preferred B Shares, (D) 219,391 Company Preferred B-1 Shares, (E) 808,263 Company Preferred C Shares, (F) 618,818 Company Preferred D Shares, and (G) 32,889 Company Preferred D-1 Shares were issued and outstanding. All of the issued and outstanding Company Ordinary Shares and Company Preferred Shares have been duly authorized and validly issued and are fully paid and non-assessable and have not been issued in violation of any preemptive or similar rights. Each Company Ordinary Share and Company Preferred Share, as applicable, has been issued in compliance in all material respects with: (x) Applicable Legal Requirements; and (y) the Company’s Organizational Documents (as in effect at the time such Company Ordinary Share and Company Preferred Share were issued). Schedule 3.03(a) of the Company Disclosure Letter contains a true and correct list of all Company Ordinary Shares and Company Preferred Shares owned by each Company Shareholder, and the respective class(es) thereof, in each case, as of the execution of this Agreement.

(b)    The authorized share capital of Merger Sub is Fifty Thousand Dollars ($50,000) divided into 500,000,000 Merger Sub Shares, each with a nominal or par value of $0.0001. As of the execution of this Agreement, only one Merger Sub Share is issued and outstanding. The sole outstanding Merger Sub Share has been duly authorized, validly issued, fully paid and is non-assessable and is not subject to preemptive rights, and is held by the Company.

(c)    Except as otherwise set forth in this Section 3.03 or in Schedule 3.03(c) of the Company Disclosure Letter, there are no outstanding stock appreciation, phantom stock, stock-based performance unit, profit participation, restricted stock, restricted stock unit or other equity-based compensation award or similar rights with respect to the Company, options, warrants, rights or other securities convertible into or exchangeable or exercisable for Company Ordinary Shares or Company Preferred Shares, or other commitments or agreements providing for the issuance of additional shares (or other equity interests), the sale of treasury shares, or for the repurchase or redemption of Company Ordinary Shares or Company Preferred Shares, and there are no agreements of any kind which may obligate the Company to issue, purchase, register for sale, redeem or otherwise acquire any of its share capital. Except for the Company’s Organizational Documents, this Agreement and the Investors’ Rights Agreement, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings with respect to Company Ordinary Shares.

(d)

(i)    Except for the Company’s Key Employee Share Incentive Plan (2011) (the “Company Plan”), as of the execution of this Agreement, the Company does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person. All Company Options granted under Section 102 of the ITO were duly and timely deposited with the 102 Trustee in accordance with the provisions of Section 102 of the ITO. Schedule 3.03(d) of the Company Disclosure Letter sets forth a list of all Company Options issued and outstanding as of the date hereof, including, with respect to each Company Option, (A) the names and addresses of the holder thereof; (B) the number of shares of Company Ordinary Shares issuable upon exercise or conversion of such Company Option; (C) the incentive equity plan or other agreement under which such Company Option was granted; (D) the date of grant, the exercise price, and the vesting schedule, including any acceleration provisions with respect thereto, as applicable, of such Company Option; (E) with respect to Company Options granted under Section 102, the date of deposit of such Company Option award agreement and the date of deposit of the applicable resolution of the board of directors of the Company with the Section 102 Trustee, and the term of such Company Option; and (F) whether or not such Company Option or Company Ordinary Share issued as a result of exercise of such Company Option is intended to qualify for any favorable tax treatment, for Israeli taxpayers under Section 3(i) or Section 102 and indicate the tax track under which it is intended to qualify. Except as set forth in Schedule 3.03(d) of the Company Disclosure Letter, no Company Option shall by its terms require an adjustment in connection with the transactions contemplated by this Agreement. Except as expressly contemplated by this Agreement or as set forth in Schedule 3.03(d) of the Company Disclosure Letter, neither the consummation of the transactions contemplated by this Agreement, nor any action taken or to be taken by the Company in connection with the

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transactions contemplated by this Agreement, shall result in (x) any acceleration of vesting or exercisability, whether or not contingent on the occurrence of any event after consummation of the transactions contemplated by this Agreement, in favor of any optionholder or (y) any additional benefits for any optionholder. The Company has made available to SPAC accurate and complete copies of the Company Options database, the Company Plan and each standard form of award agreement pursuant to which any Company Options was granted thereunder.

(ii)    As of the execution of this Agreement, there were (A) 5,152,194 Company Ordinary Shares reserved for issuance or issued pursuant to outstanding options to purchase Company Ordinary Shares (the “Company Options”), of which 681,976 shares have been issued and exercised, 2,784,487 Company Ordinary Shares have been reserved for issuance upon exercise of Company Options previously granted and currently outstanding under the Company Plan, and (B) 1,685,731 Company Ordinary Shares remain available for future issuance of awards pursuant to the Company Plan. Except as provided in the immediately preceding sentence, except for Company Ordinary Shares issuable upon conversion of Company Preferred Shares, and except for Company Ordinary Shares that after the date hereof become reserved for issuance or subject to issuance as permitted under this Agreement, the Company has no Company Ordinary Shares or Company Preferred Shares reserved for, or subject to, issuance.

(e)    The outstanding shares of capital stock (or other equity interests) of each of the Company Subsidiaries have been duly authorized and validly issued and (if applicable) are fully paid and non-assessable (where such concepts are applicable) and have not been issued in violation of any preemptive or similar rights. The Company owns of record and beneficially all the issued and outstanding shares of capital stock (or other equity interests) of such Company Subsidiaries free and clear of any Liens other than (i) as may be set forth on Schedule 3.03(e) of the Company Disclosure Letter; (ii) for any restrictions on sales of securities under applicable securities laws; and (iii) Permitted Liens. There are no outstanding options, warrants, rights or other securities convertible into or exercisable or exchangeable for any shares of capital stock (or other equity interests) of such Company Subsidiaries, any other commitments or agreements providing for the issuance of additional shares (or other equity interests), the sale of treasury shares, or for the repurchase or redemption of such Company Subsidiaries’ shares of capital stock (or other equity interests), or any agreements of any kind which may obligate any Company Subsidiary to issue, purchase, register for sale, redeem or otherwise acquire any of its shares of capital stock (or other equity interests). Except for the equity interests of the Company Subsidiaries set forth on Schedule 3.03(a) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries owns, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other Contract, binding understanding, option, warranty or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(f)    Except as provided for in this Agreement and the other Transaction Agreements and except as set forth in Schedule 3.03(f) of the Company Disclosure Letter, as a result of the consummation of the Transactions, no share capital, warrants, options or other securities of the Company are issuable and no rights in connection with any shares, warrants, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

Section 3.04    Due Authorization. Each of the Company and Merger Sub has all requisite corporate power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party; and (b) carry out the Company’s and Merger Sub’s respective obligations hereunder and thereunder and to consummate the transactions contemplated by the Transaction Agreements to which they are a party (including the Merger), in each case, subject to the consents, approvals, authorizations and other requirements described in Section 3.05. The execution and delivery by each of the Company and Merger Sub of this Agreement and the other Transaction Agreements to which it is a party and the consummation by each of the Company and Merger Sub of the transactions (including the Merger) contemplated hereby and thereby have been duly and validly authorized by all requisite action, including approval by the respective board of directors of the Company and Merger Sub, the Merger Sub Stockholder Approval and, following receipt of the Company Shareholder Approval, the Company Shareholders, as required by Applicable Legal Requirements, and, other than the consents, approvals, authorizations and other requirements described in Section 3.05, no other corporate proceeding on the part of the Company or Merger Sub is necessary to authorize this Agreement. This Agreement and the other Transaction Agreements to which it is a party have been duly and validly executed and delivered by each of the Company and Merger Sub and (assuming this Agreement constitutes a legal, valid and binding obligation of SPAC) constitute the legal, valid and binding obligation

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of the Company and Merger Sub (as applicable), enforceable against the Company and Merger Sub (as applicable) in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (collectively, the “Remedies Exception”). Assuming that a quorum of a shareholders’ meeting (as determined pursuant to the Company’s Organizational Documents) is present, the affirmative votes of the Company Shareholders holding at least the number of Company Shares required to give the Company Shareholder Approval are the minimal votes of any of the Company’s share capital necessary in connection with entry into this Agreement by the Company and the consummation of the transactions contemplated hereby, including the Closing.

Section 3.05    No Conflict; Governmental Consents and Filings.

(a)    Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 3.05(b) and Section 4.05(b), the execution, delivery and performance of this Agreement (including the consummation by the Company of the transactions contemplated hereby) and the other Transaction Agreements to which each of the Company and Merger Sub is a party by the Company and Merger Sub do not and will not: (i) violate any provision of, or result in the breach of, any Applicable Legal Requirement to which any of the Group Companies is subject or by which any property or asset of any of the Group Companies is bound; (ii) conflict with or violate the Organizational Documents of any of the Group Companies; (iii) violate any provision of or result in a breach, default or acceleration of, or require a consent under, any Company Material Contract, or terminate or result in the termination of any Company Material Contract, or result in the creation of any Lien under any Company Material Contract upon any of the properties or assets of any of the Group Companies, or constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, default, acceleration, termination or creation of a Lien; or (iv) result in a violation or revocation of any required Approvals, except to the extent that the occurrence of any of the foregoing items set forth in clauses (i), (iii) or (iv) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)    Assuming the truth and completeness of the representations and warranties of SPAC contained in this Agreement, the execution and delivery by each of the Company and Merger Sub of this Agreement and the other Transaction Agreements to which it is a party or the consummation of the transactions (including the Merger) contemplated hereby or thereby by the Company and Merger Sub, do not, and the performance of their respective obligations hereunder and thereunder will not, require any consent, notice, approval or authorization or permit of, or designation, declaration or filing with or notification to, any Governmental Entity, except for: (i) any consents, notices, approvals, authorizations, designations, declarations or filings, the absence of which would not reasonably be expected to have a Company Material Adverse Effect; (ii) applicable requirements, if any, of the Securities Act, the Exchange Act, blue sky laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which any of the Group Companies is qualified to do business; and (iii) the filing of the Certificate of Merger in accordance with the DGCL.

Section 3.06    Legal Compliance; Approvals.

(a)    Except as set forth on Schedule 3.06(a) of the Company Disclosure Letter, each of the Group Companies has during the past two (2) years complied in all respects with, and is not in violation of, any Applicable Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for any such non-compliance or violation that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. No written, or to the Knowledge of the Company, oral notice of material non-compliance with any Applicable Legal Requirements has been received during the past two (2) years by any of the Group Companies.

(b)    Each Group Company is in possession of all franchises, grants, authorizations, licenses, permits, consents, certificates, approvals and orders from Governmental Entities (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted and is in compliance with all terms and conditions of such Approvals, in each case, except where the failure to have such Approvals or be in compliance therewith would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No Legal Proceeding is pending or, to the Knowledge of the Company, threatened in writing, to suspend, revoke, withdraw, modify or limit any such Approval, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

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Section 3.07    Financial Statements.

(a)    Set forth on Schedule 3.07(a) are: (i) the audited consolidated balance sheets of the Group Companies as of December 31, 2019 and 2018, and consolidated statement of comprehensive income, statement of shareholders’ equity and convertible preferred shares and consolidated statements of cash flows of the Group Companies for the twelve (12)-month periods ended December 31, 2019 and 2018 together with the auditor’s reports thereon (the “Audited Financial Statements”); and (ii) an unaudited consolidated balance sheet of the Group Companies as of September 30, 2020 and consolidated statements of comprehensive income, statement of shareholders’ equity and convertible preferred shares and consolidated statements of cash flows of the Group Companies as of and for the nine (9)-month period ended September 30, 2020 (the “Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”). Except as set forth on Schedule 3.07(a) of the Company Disclosure Letter, the Financial Statements present fairly, in all material respects, the consolidated financial position and results of operations of the Group Companies as of the dates and for the periods indicated in such Financial Statements in conformity with GAAP (except in the case of the Interim Financial Statements for the absence of footnotes and other presentation items and for normal year-end adjustments).

(b)    The Company has established and maintained a system of internal controls. Such internal controls are sufficient to provide reasonable assurance (i) that transactions, receipts and expenditures of the Group Companies are being executed and made only in accordance with appropriate authorizations of management of the Company, (ii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Group Companies and (iv) that accounts, notes and other receivables and inventory are recorded accurately. None of the Group Companies nor, to the Knowledge of the Company, an independent auditor of the Group Companies has identified or been made aware of (x) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Group Companies, (y) any fraud, whether or not material, that involves the Group Companies’ management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company, or (z) to the Knowledge of the Company, any claim or allegation regarding any of the foregoing.

(c)    There are no outstanding loans or other extensions of credit made by the Group Companies to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

Section 3.08    No Undisclosed Liabilities. There is no liability, debt or obligation (absolute, accrued, contingent or otherwise) of any of the Group Companies of a type required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for liabilities, debts and obligations: (a) provided for in, or otherwise reflected or reserved for on the Financial Statements or disclosed in the notes thereto; (b) that have arisen since September 30, 2020 in the ordinary course of business of the Group Companies; (c) incurred in connection with the transactions contemplated by this Agreement; or (d) which would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.

Section 3.09    Absence of Certain Changes or Events. Except as contemplated by this Agreement, between September 30, 2020 and the execution of this Agreement, (a) each of the Group Companies has conducted its business in the ordinary course, except as set forth on Schedule 3.09(a) of the Company Disclosure Letter or as required by Applicable Legal Requirements (including COVID-19 Measures) or as reasonably necessary in light of COVID-19, and (b) there has not been any change, event, state of facts, development or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

Section 3.10    Litigation. As of the execution of this Agreement, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are: (a) no Legal Proceedings pending or, to the Knowledge of the Company, threatened against any of the Group Companies or any of its properties or assets, or any of the directors or officers of any of the Group Companies in their capacity as such; (b) to the Knowledge of the Company, no facts or circumstances that would reasonably be expected to give rise to any material Legal Proceeding, (c) no pending or, to the Knowledge of the Company, threatened in writing to the Group Companies, audits, examinations or investigations by any Governmental Entity against any of the Group Companies; (d) no pending or threatened in writing Legal Proceedings by any of the Group Companies against any third party; (e) no settlement

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or similar agreement that imposes any material ongoing obligations or restrictions on any of the Group Companies; and (f) no Orders imposed or, to the Knowledge of the Company, threatened to be imposed upon any of the Group Companies or any of their respective properties or assets, or any of the directors or officers of any of the Group Companies in their capacity as such.

Section 3.11    Company Benefit Plans.

(a)    Schedule 3.11(a) of the Company Disclosure Letter sets forth a complete list of each material Company Benefit Plan and denotes with an asterisk each material Non-U.S. Plan; provided, however, that Section 3.11(a) of the Company Disclosure Letter need only contain a list and need not list (i) any agreement, arrangement, plan, policy or program maintained by or required to be maintained by a Governmental Entity, or (ii) any employment agreement, offer letter or consulting agreement for an employee or service provider who is not an officer of the Company, and with respect to any employment agreement, offer letter or consulting agreement with an officer the Company, the Company Disclosure Letter need not list such agreement with an officer with annual base compensation less than One Hundred Fifty Thousand Dollars ($150,000) or that does not provide material transaction, change in control (excluding the acceleration of any equity or equity-based awards) or severance benefits in excess of Five Hundred Thousand Dollars ($500,000) (other than those required by applicable law). “Company Benefit Plan” means each “employee benefit plan” as defined in Section 3(3) of ERISA, and any other agreement, arrangement, plan, policy or program (including any employment, consulting, bonus, commission, incentive or deferred compensation, employee loan, note or pledge agreement, equity or equity-based compensation, severance, termination, retention, retirement, supplemental retirement, profit sharing, change in control, fringe benefits vacation, sick, insurance, pension (including pension funds, managers’ insurance or similar funds, education fund, medical, welfare, fringe or similar plan, policy, program, agreement or other arrangement), medical, welfare, fringe or similar plan, policy, program, agreement or other arrangement) providing compensation or other benefits to any current or former director, officer, employee or other individual service provider, which is maintained, sponsored or contributed to by the Company or any of the Company Subsidiaries or under which the Company or any of the Company Subsidiaries has any obligation or liability; provided that no “multiemployer plan,” within the meaning of Section 3(37) or 4001(a)(3) of ERISA shall be a Company Benefit Plan hereunder. “Non-U.S. Plan” means any Company Benefit Plan maintained, sponsored or contributed to (or required to be contributed to) by the Company or any of its Subsidiaries or pursuant to which the Company or any of its Subsidiaries has or may have any liabilities outside of the United States primarily for the benefit of employees, consultants or individual independent contractors primarily working or engaged in a jurisdiction other than the United States, other than any agreement, arrangement, plan, policy or program maintained by or required to be maintained by a Governmental Entity.

(b)    With respect to each material Company Benefit Plan listed on Schedule 3.11(a) of the Company Disclosure Letter, the Company has made available to SPAC or its representatives, to the extent applicable, true and correct copies of: (i) such Company Benefit Plan (other than such Company Benefit Plan required to be provided under Applicable Legal Requirements), including any amendments thereto, or a written summary of its material terms; (ii) the most recent summary plan description for such Company Benefit Plan for which such summary plan description is required; (iii) the most recent annual report on Form 5500 and all attachments thereto filed with the Internal Revenue Service with respect to such Company Benefit Plan (if applicable); (iv) the most recent determination or opinion letter, if any, issued by the Internal Revenue Service with respect to such Company Benefit Plan; and (v) any material non-routine correspondence with any Governmental Entity regarding any material Company Benefit Plan during the past two (2) years.

(c)    Except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole: (i) each material Company Benefit Plan has been administered in accordance with its terms and all Applicable Legal Requirements, including ERISA and the Code; (ii) all contributions required to be made with respect to any material Company Benefit Plan on or before the date hereof have been made and all obligations in respect of each Company Benefit Plan have been accrued and reflected in the Company’s financial statements to the extent required by the applicable accounting standards; and (iii) neither the Company, nor, to the Knowledge of the Company, any trustee, administrator or other third-party fiduciary and/or party-in-interest thereof has engaged in any non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code) and no such “prohibited transaction” is reasonably expected to occur with respect to such material Company Benefit Plan. Each Company Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code: (A) has received a favorable determination or opinion letter as to its qualification; or

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(B) has been established under a standardized master and prototype or volume submitter plan for which a current favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer, and nothing has occurred and no circumstances exist that would reasonably be expected to result in the loss of the qualification of such plan under Section 401(a) of the Code.

(d)    No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) (a “Multiemployer Plan”) or other pension plan that is subject to Title IV of ERISA or subject to Section 412 of the Code or Section 302 of ERISA (each, a “Title IV Plan”), and neither the Company nor any of its ERISA Affiliates has sponsored or contributed to, been required to contribute to, or had any actual or contingent liability under, a Multiemployer Plan or Title IV Plan at any time within the previous six (6) years. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its ERISA Affiliates has incurred any withdrawal liability under Section 4201 of ERISA that has not been fully satisfied. No Company Benefit Plan is (i) a “multiple employer plan” (within the meaning of the Code or ERISA), (ii) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA), or (iii) a “funded welfare plan” within the meaning of Section 419 of the Code.

(e)    Except for any such investigations, actions, suits or claims that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) there are no investigations, actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to the Knowledge of the Company, threatened in writing and (ii) to the Knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such investigations, actions, suits or claims relating to any material Company Benefit Plan.

(f)    Except for any such actions, suits or claims that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, none of the Company Benefit Plans provides for, and the Group Companies have no liability in respect of, post-retiree health, pension, welfare or life insurance benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state or other Applicable Legal Requirements and at the sole expense of such participant or the participant’s beneficiary.

(g)    Except as set forth on Schedule 3.11(g) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or in connection with any other event(s): (i) result in any material payment or material benefit becoming due to any current or former employee, contractor, director or other service provider of the Company or its subsidiaries or under any Company Benefit Plan; (ii) materially increase any amount of compensation or benefits otherwise payable to any current or former employee, contractor or director of the Company or its subsidiaries or under any Company Benefit Plan; (iii) result in the acceleration of the time of payment, funding or vesting of any benefits to any current or former employee, contractor or director of the Company or its subsidiaries or under any Company Benefit Plan; (iv) directly or indirectly cause the Company to transfer or set aside any assets to fund any material benefits under any Company Benefit Plan; or (v) result in any limit on the right to merge, amend or terminate any Company Benefit Plan; provided that the foregoing shall not include arrangements entered into by the Company in connection with the Transactions, including the Employment Agreements, the Incentive Equity Plan and the ESPP.

(h)    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement shall, either alone or in connection with any other event(s), give rise to any “excess parachute payment” as defined in Section 280G(b)(1) of the Code or any excise tax owing under Section 4999 of the Code.

(i)    Except as set forth on Schedule 3.11(i) of the Company Disclosure Letter, the Company maintains no obligations to gross-up, make-whole or reimburse any individual for any tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code or otherwise.

Section 3.12    Labor Relations.

(a)    Except as set forth on Schedule 3.12(a) of the Company Disclosure Letter or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) no Group Company is party to or bound by any collective bargaining agreement, or any similar agreement or arrangement, (ii) no Group Company is subject to, and no employee of the Group Companies benefits from, any extension order (‘tzavei harchava’) except for extension orders which generally apply to all employees in Israel, (iii) no such agreement

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or such other arrangement is being negotiated by any Group Company, (iv) no labor union or any other employee representative body has requested or, to the Knowledge of the Company, has sought to represent any of the employees of the Company or the Company Subsidiaries, and (v) there are no representation or certification proceedings or petitions seeking a representation proceeding pending or, to the Knowledge of the Company, threatened in writing to be brought or filed with the National Labor Relations Board or any other applicable labor relations authority or entity.

(b)    In the past two (2) years, there have been no strikes, work stoppages, slowdowns, lockouts, arbitrations, or grievances or other labor disputes (including unfair labor practice charges, grievances, or complaints) pending, or, to the Knowledge of the Company, threatened in writing against or involving the Company involving any employee of the Company, except for those which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(c)    As of the date hereof, there are no complaints, charges or claims against the Company pending or, to Knowledge of the Company, threatened in writing before any Governmental Entity based on, arising out of, in connection with or otherwise relating to the employment, termination of employment or failure to employ by the Company, of any individual, except for those which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(d)    The Company is, and for the past three (3) years has been, in material compliance with all Applicable Legal Requirements relating to the employment of labor, including as relating to wages (including minimum wage and overtime), fringe benefits, social benefits, hours and days of work (including, for the avoidance of doubt, working during rest days and holidays), enforcement of labor laws, child labor, discrimination, sexual harassment, civil rights, immigration, withholdings and deductions and payments, classification and payment of employees, independent contractors, and consultants, employment equity, the federal Worker Adjustment and Retraining Notification Act (“WARN”) and any similar state or local “mass layoff” or “plant closing” Applicable Legal Requirement, collective bargaining, employment practice, occupational health and safety, workers’ compensation, and immigration, except for instances of noncompliance which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to the Company within the six months prior to the date of this Agreement and no such events are reasonably expected to occur prior to Closing.

(e)    Without limiting the generality of any of the above representations and except as set forth on Schedule 3.12(e) of the Company Disclosure Letter, the Company’s liabilities to present or former employees regarding severance pay, accrued vacation, recreation pay and contributions to all pension plans and material Company Benefit Plans are either fully funded or are accrued for on the Company’s financial statements as of the date of such financial statements. Section 14 of the Israel Severance Pay Law, 1963 (a “Section 14 Arrangement”) was properly applied in accordance with the terms of the general permit issued by the Israeli Minister of Labor regarding mandatory pension arrangement regarding all employees based on their full salaries and from the date of the commencement of their employment and, upon the termination of employment of any of the employees, the Company will not have to make any payment under the Severance Pay Law, 1963, except for release of the funds accumulated in accordance with the applicable Section 14 Arrangement.

(f)    During the past two (2) years, to the Knowledge of the Company, there have been no employment discrimination or employment or sexual harassment or sexual misconduct allegations raised, brought, threatened, or settled, in each case in writing, relating to any current or former appointed officer or director or employee at the level of vice president or above of any Group Company involving or relating to his or her services provided to any Group Company. The policies and practices of the Group Companies comply with all Applicable Legal Requirements concerning employment discrimination and employment harassment, except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. During the past two (2) years, neither the Company nor any Company Subsidiaries has entered into any material settlement agreements resolving, in whole or in part, allegations of sexual harassment or sexual misconduct by any current or former appointed officer or director or employee at the level of vice president or above.

(g)    Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the execution and delivery of this Agreement and the other Transaction Agreements to which the Company is a party and the performance of the Company hereunder and thereunder do not require the Company to seek or obtain any consent, engage in consultation with, or issue any notice to any unions or labor organizations.

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(h)    To the Knowledge of the Company, as of the execution of this Agreement, no employee of the Company who will be treated as an “executive officer” of the Company (as defined in Rule 3b-7 of the Exchange Act) has provided the Company written notice that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement.

Section 3.13    Anti-Trust.

(a)    The Company or any Affiliated entity is not a Monopoly nor will it (or any Affiliated entity thereto) become a Monopoly or hold in aggregate a market share larger than fifty percent (50%) of the production, sale, marketing, or purchase of Particular or Similar Assets or a Particular or Similar Services in Israel following the Closing or as a result thereof. For the purposes of this Section 3.13, the terms “Particular or Similar Services”, “Particular or Similar Assets”, “Affiliated” and “Monopoly” shall have the meaning ascribed to them in the Economic Competition Law.

(b)    The Group’s combined sales turnover in Israel (as defined under and calculated in accordance with the Economic Competition Law) for the year ended December 31, 2020 did not exceed NIS 360,000,000.

Section 3.14    Real Property; Tangible Property.

(a)    No Group Company owns, or during the past two (2) years has owned, any real property.

(b)    Schedule 3.14(b) of the Company Disclosure Letter lists, as of the date of this Agreement, all real property leased, subleased or otherwise occupied by the Group Companies (the “Leased Real Property”). The Company or one of the Company Subsidiaries has a valid, binding and enforceable leasehold estate in, and enjoys peaceful and undisturbed possession of, all Leased Real Property, and such leasehold estates are held free and clear of all Liens (other than Permitted Liens). Each of the leases, subleases, occupancy agreements and documents related to any Leased Real Property, including all amendments and modifications thereto and guarantees thereof (collectively, the “Company Real Property Leases”) are: (i) in full force and effect, subject to the Remedies Exception; and (ii) represent the valid and binding obligations of a Group Company party thereto and, to the Knowledge of the Company, represent the valid and binding obligations of the other parties thereto. True, correct and complete copies of all Company Real Property Leases have been made available to SPAC. None of the Group Companies nor, to the Knowledge of the Company, any other party thereto, is in material breach of or default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any of the Company Real Property Leases, and no party to any Company Real Property Lease has given any written or, to the Knowledge of the Company, oral, claim or notice of any such material breach, default or event, which individually or in the aggregate, would be reasonably likely to be material to the Group Companies, taken as a whole.

(c)    No Leased Real Property, or any portion thereof, is currently leased, sublet or sublicensed by any Group Company to a third party. No condemnation proceeding is pending or, to the Knowledge of the Company, threatened in writing with respect to any Leased Real Property, which individually or in the aggregate, would be reasonably likely to be material to the Group Companies, taken as a whole.

(d)    The Company or one of the Company Subsidiaries owns and has good and marketable title to, or a valid leasehold interest in or right to use, all of its material tangible assets or personal property, free and clear of all Liens other than: (i) Permitted Liens; and (ii) the rights of lessors under any leases. The material tangible assets or personal property of the Group Companies: (A) constitute all of the assets, rights and properties (other than the Intellectual Property of the Company) that are necessary for the operation of the businesses of the Group Companies as they are now conducted, and taken together, are adequate and sufficient for the operation of the businesses of the Group Companies as currently conducted; and (B) have been maintained in all material respects in accordance with generally applicable accepted industry practice, are in good working order and condition, except for ordinary wear and tear and as would not, individually or in the aggregate, reasonably be expected to be material to the business of the Group Companies, taken as a whole.

Section 3.15    Taxes. Except as set forth on Schedule 3.15 of the Company Disclosure Letter:

(a)    All material Tax Returns required to be filed by the Group Companies have been filed with the appropriate Governmental Entity (taking into account applicable extensions of time to file), and all such Tax Returns are true, correct and complete in all material respects.

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(b)    The Group Companies have paid all material amounts of their Taxes which are due and payable (regardless of whether shown on a Tax Return). The unpaid liability for Taxes of the Group Companies did not, as of the date of the Interim Financial Statements, materially exceed the reserve for Tax liabilities (excluding any reserve for deferred Taxes) accrued on the Financial Statements, and since such date no Group Company has incurred any material liability for Taxes outside the ordinary course of business.

(c)    The Group Companies have complied in all material respects with all Applicable Legal Requirements relating to the withholding and remittance of all material amounts of Taxes and all material amounts of Taxes required by Applicable Legal Requirements to be withheld by the Group Companies have been withheld and paid over to the appropriate Governmental Entity.

(d)    No deficiency for any material amount of Taxes has been asserted or assessed by any Governmental Entity in writing against any Group Company, which deficiency has not been paid or resolved. No material audit or other proceeding by any Governmental Entity is currently in progress, pending or threatened in writing against any Group Company with respect to any Taxes due from such entities. There are no waivers, extensions or requests for any waivers or extensions of statute of limitations currently in effect with respect to any material Tax assessment or deficiency of any Group Company. No Group Company is currently contesting any material Tax liability of any Group Company before any Governmental Entity.

(e)    There are no Liens (other than Permitted Liens) for material amounts of Taxes upon any of the assets of the Group Companies.

(f)    There are no Tax indemnification agreements or Tax Sharing Agreements under which any Group Company could be liable after the Closing Date for any material Tax liability of any Person other than one or more of the Group Companies, except for customary agreements or arrangements entered into in the ordinary course of business with customers, vendors, lessors, lenders and the like or other agreements, in each case, that do not relate primarily to Taxes.

(g)    None of the Group Companies have constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-deferred treatment under Section 355 of the Code in the past two years.

(h)    None of the Group Companies has entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(i)    No Group Company: (i) has any material liability for the Taxes of another Person (other than any Group Company) pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Tax law) or as a transferee or a successor; nor (ii) in the last two (2) years has been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state or local income Tax purposes, other than a group the common parent of which was and is the Company (or another Group Company).

(j)    Within the last five (5) years, no claim has been made in writing by any Governmental Entity in a jurisdiction in which any Group Company does not file Tax Returns that it is or may be subject to Tax or required to file Tax Returns in that jurisdiction which claim has not been dismissed, closed or otherwise resolved.

(k)    Except as set forth on Schedule 3.15(k) of the Company Disclosure Letter, all payments between or among any Group Companies and any material transactions between or among any Group Companies have complied in all materials respects with all applicable transfer pricing requirements imposed by Applicable Legal Requirements, including proper documentation and reporting as required by any Applicable Legal Requirements related to transfer pricing and including Section 85A to the Ordinance and the Income Tax Regulations (Determination of Market Terms) 2006 and including to the extent required, the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of the Group Companies.

(l)    (i) No Group Company participates or engages in, nor has it, in any tax year with respect to which the statute of limitations has not expired (for purposes of this Section 3.15, the “Applicable Period”), participated or engaged in, any transaction listed in Section 131(g) of the ITO and the Israeli Income Tax Regulations (Reportable Tax Planning), 5767-2006, promulgated thereunder; (ii) no Group Company is taking, or in the Applicable Period has taken, a Tax position that is subject to reporting under Section 131E of the ITO; (iii) no Group Company in the

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Applicable Period has obtained a legal or Tax opinion that is subject to reporting under Section 131D of the ITO; and (iv) no Group Company is engaging in or is part of, nor in the Applicable Period has engaged in or was part of, any action or transaction that is classified as a “reportable opinion” under Section 67C of the Israeli Value Added Tax Law, 1975 (the “Israeli VAT Law”) or a “reportable position” under Section 67D of the Israeli VAT Law, in each case, that has not been disclosed in the relevant Tax Return of the relevant Group Company.

(m)    The Company is duly registered for the purposes of Israeli value added tax (“VAT”) and has complied in all material respects with all requirements concerning VAT. The Company (i) has not made any exempt transactions (as defined in the Israeli VAT Law) and there are no circumstances by reason of which there might not be an entitlement to full credit of all VAT chargeable or paid on inputs, supplies, and other transactions and imports made by it, (ii) has collected and remitted in a timely manner to the ITA all output material VAT which it is required to collect and remit under any Applicable Legal Requirement and (iii) has not received a material refund for input VAT for which it is not entitled under any Applicable Legal Requirement.

(n)    Each Group Company is a Tax resident only in its jurisdiction of formation.

(o)    No Group Company has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(p)    The Company Plan is intended to qualify as a capital gains route plan under Section 102 of the ITO and has received a favorable determination or approval letter from, or is otherwise approved by or deemed approved by passage of time without objection by, the ITA. All Company Options or Company Ordinary Shares intended to be subject to Section 102 of the ITO have been granted and issued, as applicable, in compliance in all material respects with the applicable requirements of Section 102 of the ITO and the written requirements and guidance of the ITA, including the filing of the necessary documents with the ITA, the appointment of an authorized trustee, and the due deposit of such securities with the 102 Trustee pursuant to the terms of Section 102 of the ITO and the guidance published by the ITA on July 24, 2012, and clarification dated November 6, 2012, in each case, or as otherwise provided in tax rulings obtained by the Group Companies from the ITA.

(q)    No Group Company is, nor has it been at any time during the Applicable Period, a real property corporation (‘Igud Mekarke’in’) within the meaning of this term under Section 1 of the Israeli Land Taxation Law (Appreciation and Acquisition), 1963.

(r)    No Group Company nor, to the Knowledge of the Company, any holder of Company securities, is subject to any restrictions or limitations pursuant to Part E2 of the ITO or pursuant to any Tax ruling made with reference to the provisions of Part E2 of the ITO.

(s)    No Group Company has applied during the Applicable Period for any tax benefits under the Law for the Encouragement of Capital Investments, 5719-1959.

Notwithstanding anything to the contrary in this Agreement, Section 3.11 (Company Benefit Plans) and this Section 3.15 (Taxes) contain the sole representations and warranties of the Group Companies concerning Taxes. Notwithstanding any representation or warranty in this Agreement (including the representations and warranties set forth in this Section 3.15 (Taxes)), no representation or warranty is being made as to the use or availability of any Tax attribute or credit of any Group Company in any taxable period (or portion thereof) beginning on the day immediately after the Closing Date.

Section 3.16    Environmental Matters.

(a)    Each of the Group Companies is, and for the past two (2) years has been, in compliance with all Environmental Laws, except for any such instance of non-compliance that would not reasonably be expected to be material to the Group Companies taken as a whole.

(b)    The Group Companies have obtained, hold, are, and for the past two (2) years have been, in compliance with all permits required under applicable Environmental Laws to permit the Group Companies to operate their assets in a manner in which they are now operated and maintained and to conduct the business of the Group Companies as currently conducted, except where the absence of, or failure to be in material compliance with, any such permit would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

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(c)    There are no written claims or notices of violation pending or, to the Knowledge of the Company, threatened in writing against any of the Group Companies alleging violations of or liability under any Environmental Law, except for any such claim or notice that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d)    Neither the Group Companies nor, to the Knowledge of the Company, any other Person has disposed of or released any Hazardous Material at, on or under any facility currently or formerly leased or operated by any of the Group Companies or any third-party site, in each case in a manner that would be reasonably likely to give rise to a Company Material Adverse Effect.

(e)    None of the Group Companies has agreed to indemnify any Person or assumed by Contract the liability of any third party arising under Environmental Law.

(f)    The Group Companies have made available to SPAC copies of all material written environmental reports, audits, assessments, liability analyses, memoranda and studies produced during the past two (2) years and in the possession of, or conducted by, the Group Companies with respect to compliance or liabilities under Environmental Law.

Section 3.17    Brokers. No broker, finder, investment banker or other Person, other than the Persons set forth on Schedule 3.17 of the Company Disclosure Letter, is entitled to, nor will be entitled to, either directly or indirectly, any brokerage fee, finders’ fee or other similar commission, for which any of the Group Companies would be liable in connection with the transactions contemplated by this Agreement, the other Transaction Agreements to which the Company is a party or the transactions contemplated thereby based upon arrangements made by any of the Group Companies or any of their Affiliates.

Section 3.18    Intellectual Property.

(a)    Schedule 3.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list of: (i) all Owned Intellectual Property that is the subject of an application, filing, issuance, registration or other document filed with or issued or recorded by any Governmental Entity, quasi-governmental authority or domain name registrar (collectively, the “Registered Intellectual Property”) including the applicable jurisdiction, title, application, registration or serial number, date, validity, term/expiration date and record owner and, if different, the legal owner and beneficial owner; (ii) all material unregistered Trademarks that constitute Owned Intellectual Property; and (iii) all material proprietary Software that constitutes Owned Intellectual Property. To the Knowledge of the Company, all Registered Intellectual Property (excluding any pending applications included in the Registered Intellectual Property) is valid, subsisting and enforceable and has been maintained effective, subject to any expiration of term under Applicable Legal Requirements, by the filing of all necessary filings, maintenance and renewals and timely payment of requisite fees.

(b)    The Company or one of its Subsidiaries (other than Merger Sub) is the sole and exclusive owner of, and possesses, all right, title and interest in and to all Owned Intellectual Property free and clear of all Liens (other than Permitted Liens), and has the right to use pursuant to a valid written license, sublicense, or other written Contract or other lawful right, all other material Licensed Intellectual Property and material Company IT Systems. None of the foregoing will be materially adversely impacted by (nor will require the payment or grant of additional amounts of consideration as a result of) the execution, delivery or performance of this Agreement or any other Transaction Agreement, nor the consummation of any of the Transactions, except to the extent that the occurrence of any of the foregoing items would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No Owned Intellectual Property is jointly-owned by the Company and another Person.

(c)    As of the date of this Agreement and within two (2) years preceding the date of this Agreement, no Group Company has received written notice of any Legal Proceeding pending against the Group Companies, nor to the Knowledge of the Company, has any such Legal Proceeding been threatened in writing (including unsolicited offers to license Patents) against the Company or any of the Group Companies either (A) alleging any Group Company’s infringement, misappropriation or other violation of any Intellectual Property of any third Person; or (B) challenging the ownership, use, registrability, patentability, validity, or enforceability of any Owned Intellectual Property. To the Knowledge of the Company, as of the execution of this Agreement, no Registered Intellectual Property is under administrative review or challenge in any proceeding by any government authority. To the Knowledge of the Company, as of the execution of this Agreement, no Group Company nor the conduct or operation of their respective businesses as currently conducted infringes, misappropriates, or violates the Intellectual Property (other than patents) of any Person, or, to the Knowledge of the Company, the patents of any Person. To the Knowledge of the Company, as of the

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date of this Agreement, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company as a whole, no other Person is infringing, misappropriating or violating any Owned Intellectual Property and no such claims have been made or threatened in writing against any Person in a written notice sent by any of the Group Companies to any such Person in the past two (2) years in a manner that remains unresolved.

(d)    Except as set forth on Schedule 3.18(d), each past and present employee or contractor of any of the Group Companies who has contributed to the creation or development of any material Owned Intellectual Property has executed and delivered a valid and enforceable written agreement, pursuant to which such Person has assigned to such Group Company all of such Person’s rights, title and interest in and to all such material Owned Intellectual Property and waived any and all rights to royalties or other consideration or non-assignable rights with respect to all such material Owned Intellectual Property. To the Knowledge of the Company, no such Person is in violation of any such agreement.

(e)    Each of the Group Companies, as applicable, has taken commercially reasonable steps to protect and maintain the secrecy, confidentiality and value of all material Trade Secrets of each Group Company. No material Trade Secret of any of the Group Companies has been disclosed other than subject to a written agreement sufficiently restricting the disclosure and use of such Trade Secret and, to the Knowledge of the Company, no such Person to whom a material Trade Secret of any of the Group Companies has been so disclosed is in violation of any such agreement. No Person other than the Group Companies possesses or has a right to possess, a copy, in any form, of any source code for any material Software constituting Owned Intellectual Property (other than employees, consultants and contractors of the Group Companies subject to confidentiality obligations with respect to such source code and solely to the extent necessary for them to maintain and develop such Software for the Group Companies and other than in connection with public software development kits or other limited source code, in each case, provided in the ordinary course of business for product integrations).

(f)    Except as set forth on Schedule 3.18(f) of the Company Disclosure Letter or as would not otherwise, individually or in the aggregate, reasonably be expected to have material adverse impact on the business of the Group Companies, to the Knowledge of the Company, no employee, consultant or independent contractor of any Group Company who was involved in, or who contributed to, the creation or development of any material Owned Intellectual Property owed (at the time of such involvement or contribution) or owes any duty or rights to any Governmental Entity, or any military, university, college or other educational institution or a research center, in each case, which may affect such Group Company’s full ownership or its right to use or commercialize any such material Owned Intellectual Property or may impose any restrictions or obligations on the Group Company in respect thereof. No facilities, funding or property of any military, university, college, other educational institution or research center or other Governmental Entity were received by or for any Group Company or used in the development of any material Owned Intellectual Property. To the Knowledge of the Company, neither any Governmental Entity nor any military, university, college, other academic institution or research center own, purport to own, have any other rights in or to or have any option to obtain any rights in or to, any material Owned Intellectual Property.

(g)    Except as set forth on Schedule 3.18(f) of the Company Disclosure Letter, none of the Group Companies are required to pay any royalty or make any other form of payment to any Governmental Entity to allow the use, licensing or transfer of any material Owned Intellectual Property.

(h)    To the Knowledge of the Company, no Publicly Available Software is or has been included, incorporated or embedded in, linked to, combined, made available or distributed with, or used in the former or current development, maintenance, operation, delivery or provision of any Software constituting Owned Intellectual Property, in each case, in a manner that requires or obligates any Group Company to: (i) disclose, contribute, distribute, license or otherwise make available to any Person (including the open source community) any source code of any material Software constituting Owned Intellectual Property; (ii) license any material Software constituting Owned Intellectual Property for making modifications or derivative works; (iii) disclose, contribute, distribute, license or otherwise make available to any Person any material Software constituting Owned Intellectual Property for no or nominal charge; or (iv) grant a license to, or refrain from asserting or enforcing any Patents constituting Owned Intellectual Property (such requirements set forth in (i) through (iv), collectively, “Copyleft Terms”). To the Knowledge of the Company, each Group Company is in compliance in all material respects with the terms and conditions of all relevant licenses for Publicly Available Software used in the business of the Group Companies.

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(i)    The Company IT Systems are adequate in all material respects for the operation and conduct of the business of the Group Companies as currently conducted. To the Knowledge of the Company, the Company IT Systems and Software constituting Owned Intellectual Property do not contain any Unauthorized Code, Self-Help Code, bugs, faults or other devices, errors, contaminants or effects that (A) materially disrupt or adversely affect the functionality of the Company IT Systems, except as disclosed in their documentation or (B) enable or assist any Person to access without authorization any Company IT Systems or any such Software.

Section 3.19    Privacy and Data Security.

(a)    Except as set forth on Schedule 3.19 of the Company Disclosure Letter and to the Knowledge of the Company, each of the Group Companies and any Processor, to the extent that such Processor was Processing Personal Information on behalf of any Group Company, has at all times materially complied with: (i) all applicable Privacy Laws; (ii) all of the Group Companies’ obligations regarding Personal Information under any Contracts; and (iii) any policy adopted by a Group Company related to privacy, information security or data security. None of the Group Companies has received any written notice of, nor, to the Company’s Knowledge, has there been any threat of, any investigation, audit, complaint or claim relating to, any Group Company’s use of Personal Information and/or any violation of any Privacy Laws.

(b)    To the Knowledge of the Company, each of the Group Companies has implemented and maintained commercially reasonable business continuity and security measures regarding the confidentiality, integrity and availability of the Company IT Systems and Personal Information, in its possession, custody, or under its control, including against loss, theft, misuse or unauthorized Processing, access, use, modification or disclosure.

(c)    To the Knowledge of the Company, (i) there have been no material breaches, security incidents, misuse of, or unauthorized Processing of, access to, or disclosure of, any Personal Information in the possession, custody, or control of any of the Group Companies, Processed by the Group Companies (each, a “Personal Information Breach”); (ii) none of the Group Companies have experienced any material information security incident that has materially compromised the integrity or availability of the Company IT Systems or the data thereon; and (iii) none of the Group Companies have provided or been legally required to provide any notices to any Person in connection with any Personal Information Breach.

Section 3.20    Governmental Grants.

(a)    Schedule 3.20(a) of the Company Disclosure Letter contains a complete and accurate list of the following information for each Governmental Grant that is currently in effect with respect to a Group Company or pursuant to which the Group Companies currently has any outstanding obligations: (i) the total amount of the benefits approved for and received by the applicable Group Company under such Governmental Grant and the total amount of the benefits available for future use by any Group Company under such Governmental Grant; (ii) the time period in which any Group Company received, or will be entitled to receive, benefits under such Governmental Grant; (iii) the type of revenues based on which royalty or other payments are required to be made under such Governmental Grant; (iv) the total amount of any payments made by the Group Company prior to the date of this Agreement with respect to such Governmental Grant; (v) the Owned Intellectual Property developed based on such Governmental Grants; and (vi) any restrictions with respect to the use, sale, license, assignment, lease, transfer or securitization of any Owned Intellectual Property listed pursuant to clause (v) other than such restrictions that are disclosed in the Financial Statements or such restrictions as set forth in the grant documents delivered by the Company prior to the date hereof.

(b)    The Group Companies are and have been in compliance, in all material respects, with the terms, conditions, requirements and criteria of any Governmental Grants (including any reporting requirements) and any applicable laws in connection thereto, and have duly fulfilled the conditions, undertakings, reporting and other obligations relating thereto except for any non-material non-compliance or non-fulfillment that would not result in any material liability or loss to the Group Companies. To the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that could reasonably be expected to give rise to (A) the annulment, revocation, withdrawal, suspension, cancellation, recapture or material modification of any Governmental Grant; (B) the imposition of any material limitation on any Governmental Grant or any material benefit available in connection with any Governmental Grant; (C) a requirement that a Group Company return or refund any material benefits provided under any Governmental Grant; or (D) an acceleration or increase of royalty payments obligation (including total royalty amount and royalty rate), or obligation to pay additional payments to any Governmental Entity other than ongoing royalty payments, in each case, in a material amount.

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Section 3.21    Agreements, Contracts and Commitments.

(a)    Schedule 3.21 of the Company Disclosure Letter sets forth a true, correct and complete list of each Company Material Contract (as defined below) that is in effect as of the date of this Agreement. For purposes of this Agreement, “Company Material Contract” of the Group Companies shall mean each Company Real Property Lease, IP Contract and each of the following Contracts to which any of the Group Companies is a party, other than a Company Benefit Plan and the Transaction Agreements:

(i)    Each Contract with a vendor or supplier (other than purchase orders entered into in the ordinary course of business) that the Company reasonably anticipates will involve annual payments or consideration furnished by or to any of the Group Companies of more than Five Hundred Thousand Dollars ($500,000) during the fiscal year ended December 31, 2021 (each such vendor or supplier, a “Material Supplier”);

(ii)    Each note, debenture, other evidence of Indebtedness, credit or financing agreement or instrument or other contract for money borrowed by any of the Group Companies having an outstanding principal amount, in each case, in excess of Five Million Dollars ($5,000,000), other than a Permitted Lien, or any such note, debenture or other evidence of indebtedness under which any Person (other than a Group Company) has directly or indirectly guaranteed Indebtedness of any Group Company;

(iii)    Each Contract for the acquisition or the disposition of any material assets, properties or business divisions entered into by any of the Group Companies, in each case, whether by merger, purchase or sale of stock or assets or otherwise (other than Contracts for the purchase or sale of inventory or supplies entered into in the ordinary course of business) occurring in the last two (2) years;

(iv)    Each Contract evidencing an outstanding obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(v)    Each collective bargaining agreement with any labor union;

(vi)    Each employment or consulting (with respect to an individual, independent contractor) Contract providing for annual base salary or annual consulting fee payments in excess of One Hundred Fifty Thousand Dollars ($150,000), excluding any such employment, consulting, or management Contract that either: (A) is terminable by the Company or the applicable Company Subsidiary at will; or (B) provides for severance, notice and/or garden leave obligations of 90 days or less or such longer period as is required by Applicable Legal Requirements;

(vii)    Each joint venture Contract, partnership agreement or limited liability company agreement with a third party (in each case, other than with respect to wholly owned Company Subsidiaries);

(viii)    Each Contract (other than those made in the ordinary course of business) that purports to limit or contains covenants expressly limiting in any material respect the freedom of any of the Group Companies to: (A) compete with any Person in a product line or line of business; (B) operate in any geographic area; or (C) solicit customers; and

(ix)    Each Contract (other than those made in the ordinary course of business): (A) providing for the grant of any preferential rights to purchase or lease any asset of the Group Companies; or (B) providing for any right (exclusive or non-exclusive) to sell or distribute any material product or service of any of the Group Companies.

(b)    All Company Material Contracts are: (i) in full force and effect, subject to the Remedies Exception; and (ii) represent the valid and binding obligations of a Group Company party thereto and, to the Knowledge of the Company, represent the valid and binding obligations of the other parties thereto. True, correct and complete copies of all written Company Material Contracts have been made available to SPAC. None of the Group Companies nor, to the Knowledge of the Company, any other party thereto, is in breach of or default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any of the Company Material Contracts, and no party to any Company Material Contract has given any written or, to the Knowledge of the Company, oral, claim or notice of any such breach, default or event, which individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect.

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Section 3.22    Insurance. The Group Companies have in full force and effect all material policies or binders of property, fire and casualty, product liability, workers’ compensation, and other forms of insurance held by, or for the benefit of, the Group Companies as of the date of this Agreement (collectively, the “Insurance Policies”). True and complete copies of the Insurance Policies have been made available to SPAC or its representatives. None of the Group Companies has received any written notice from any insurer under any of the Insurance Policies, canceling, terminating or materially adversely amending any such policy or denying renewal of coverage thereunder and all premiums on such insurance policies due and payable as of the date hereof have been paid. There is no pending material claim by any Group Company against any insurance carrier for which coverage has been denied or disputed by the applicable insurance carrier (other than a customary reservation of rights notice), which individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect.

Section 3.23    Affiliate Matters. Except: (a) the Company Benefit Plans; (b) Contracts relating to labor and employment matters set forth on Schedules 3.11 and 3.12 of the Company Disclosure Letter; (c) Contracts between or among the Group Companies; (d) indemnification agreements between or among any director or officer of the Group Companies, on the one hand, and any of the Group Companies, on the other; (e) employment agreements and employee confidentiality and invention assignment agreements; and (f) other Contracts which are set forth on Schedule 3.23 of the Company Disclosure Letter and which were entered into on an arm’s length basis and in the ordinary course of business between any of the Group Companies, on the one hand, and a Company Shareholder, on the other hand and (g) as set forth in the Financial Statements, none of the Group Companies is party to any Contract with any: (i) present or former officer, director, employee or Company Shareholder or a member of his or her immediate family of any of the Group Companies; or (ii) Affiliate of the Company. During the past two (2) years, all material transactions between the Company and interested parties that require approvals pursuant to Sections 268 to 284 of the Israeli Companies Law, or pursuant to the Organizational Documents of the Company have been duly approved. Except as set forth on Schedule 3.23 of the Company Disclosure Letter, and to the Knowledge of the Company, no present officer, director, employee, Company Shareholder or holder of derivative securities of the Company (each, an “Insider”) or any member of an Insider’s immediate family is, directly or indirectly, interested in any Company Material Contract with any of the Group Companies (other than such Contracts as relate to any such Person’s ownership of Company Ordinary Shares or other securities of the Company or such Person’s employment or consulting arrangements with the Group Companies).

Section 3.24    Information Supplied. None of the information relating to the Group Companies supplied or to be supplied by or on behalf of the Group Companies or Merger Sub expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement and Proxy Statement will, when the Registration Statement and Proxy Statement are declared effective or when the Registration Statement and Proxy Statement are mailed to the SPAC Stockholders or at the time of the SPAC Stockholders’ Meeting, and in the case of any amendment or supplement thereto, at the time of such amendment or supplement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Group Companies make no representations or warranties as to the information contained or incorporated by reference in or omitted from the Registration Statement or the Proxy Statement/Prospectus in reliance upon and in conformity with information furnished in writing to the Group Companies by or on behalf of SPAC specifically for inclusion in the Registration Statement or the Proxy Statement/Prospectus.

Section 3.25    Absence of Certain Business Practices. For the past three (3) years: (a) the Group Companies and their respective directors, officers, employees, Affiliates and, to the Knowledge of the Company, any other Persons acting on their behalf, in connection with the operation of the business of the Group Companies, in each case are in material compliance with all applicable Specified Business Conduct Laws and are not knowingly engaged in any activity that would reasonably be expected to result in the Group Companies becoming the subject or target of any sanctions administered by the U.S. government or the State of Israel; and (b) none of the Group Companies has (i) received written notice of, or made a voluntary, mandatory or directed disclosure to any Governmental Entity relating to, any actual or potential violation of any Specified Business Conduct Law; or (ii) been a party to or the subject of any pending or, to the Knowledge of the Company, threatened in writing, Legal Proceeding or investigation by or before any Governmental Entity related to any actual or potential violation of any Specified Business Conduct Law. None of the Group Companies, nor any of their respective directors or executives, nor to the Knowledge of the Company, any of their respective officers, employees, or agents is the subject or target of any sanctions or the target of restrictive export controls administered by the U.S. government, the State of Israel, the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom, or the European Union. For purposes of clause (a), a person shall be deemed to have “Knowledge” with respect to conduct, circumstances or results if such person is aware of

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(1) the existence of or (2) a high probability of the existence of such conduct, circumstances or results. No Group Company is, or is required to be, registered with the Israeli Ministry of Defense as a security exporter. The business of the Group Companies does not involve the use or development of, or engagement in, encryption technology, or other technology whose development, commercialization, marketing or export is restricted under Israeli law, and the business of the Group Companies does not require any Group Company to obtain a license from the Israeli Ministry of Economy and/or the Israeli Ministry of Defense or an authorized body thereof pursuant to Section 2(a) of the Israeli Control of Products and Services Declaration (Engagement in Encryption), 1974 or other legislation regulating the development, commercialization, marketing or export of technology.

Section 3.26    Suppliers. Since January 1, 2020, no Group Company has received any written notice that any Group Company is in breach of or default under any Contract with any Material Supplier in any material respect or that any such Material Supplier intends to cease doing business with any Group Company or materially decrease the volume of business that it is presently conducting with any Group Company.

Section 3.27    Disclaimer of Other Warranties. THE COMPANY HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE IV (AS QUALIFIED BY THE SPAC DISCLOSURE LETTER AND THE DOCUMENTS REFERRED TO THEREIN) AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS, NEITHER SPAC NOR ANY OF ITS AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO THE COMPANY AND MERGER SUB, ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO SPAC OR ANY OF ITS BUSINESSES, ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY: (A) NEITHER SPAC, NOR ANY OF ITS AFFILIATES OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO THE COMPANY, MERGER SUB, COMPANY SHAREHOLDERS, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE BY SPAC TO THE COMPANY AND MERGER SUB IN ARTICLE IV AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS; AND (B) EXCEPT AS SET FORTH IN ANY REPRESENTATION OR WARRANTY SET FORTH IN ARTICLE IV AND IN THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS, NEITHER SPAC, NOR ANY OF ITS AFFILIATES OR REPRESENTATIVES, HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE TO THE COMPANY, MERGER SUB, COMPANY SHAREHOLDERS, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO: (I) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO THEM BY OR ON BEHALF OF SPAC IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS; (II) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT; OR (III) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO SPAC OR ANY OF ITS BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING. EACH OF THE COMPANY AND MERGER SUB HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN ARTICLE IV OF THIS AGREEMENT AND IN THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS. EACH OF THE COMPANY AND MERGER SUB ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF SPAC AND THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING AND, IN MAKING ITS DETERMINATION TO PROCEED WITH THE TRANSACTIONS EACH OF THE COMPANY AND MERGER SUB HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES OF SPAC EXPRESSLY AND SPECIFICALLY SET FORTH IN ARTICLE IV OF THIS AGREEMENT AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 3.27, CLAIMS AGAINST SPAC, OR ANY OTHER PERSON SHALL NOT BE LIMITED IN ANY RESPECT IN THE EVENT OF INTENTIONAL FRAUD IN THE MAKING OF THE REPRESENTATIONS AND WARRANTIES IN ARTICLE IV AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS BY SUCH PERSON.

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Article IV
Representations and Warranties of
SPAC

Except: (i) as disclosed in the SPAC SEC Reports filed with or furnished to the SEC prior to the date of this Agreement (to the extent the qualifying nature of such disclosure is readily apparent from the content of such SPAC SEC Reports) excluding disclosures referred to in “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are generally predictive or cautionary in nature or related to forward-looking statements, and (ii) as set forth in the letter dated as of the date of this Agreement delivered by SPAC to the Company and Merger Sub in connection with the execution and delivery of this Agreement (the “SPAC Disclosure Letter”), SPAC represents and warrants to the Company and Merger Sub as follows:

Section 4.01    Organization and Qualification.

(a)    SPAC is duly incorporated corporation, validly existing and in good standing under the laws of the State of Delaware.

(b)    SPAC has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted.

(c)    SPAC is not in violation of any of the provisions of SPAC’s Organizational Documents. SPAC’s Organizational Documents, as amended to the date of this Agreement, have been made available to the Company and are true, correct and complete.

(d)    SPAC is duly qualified or licensed to do business in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

Section 4.02    SPAC Subsidiaries. SPAC has no direct or indirect Subsidiaries or participations in joint ventures or other entities, and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated.

Section 4.03    Capitalization.

(a)    The authorized share capital of SPAC consists of (i) 1,000,000 shares of preferred stock, par value of $0.0001 per share (“SPAC Preference Shares”); (ii) 280,000,000 SPAC Class A Shares, par value $0.0001 per share; and (iii) 20,000,000 SPAC Class B Shares, par value $0.0001 per share. As of the execution of this Agreement, assuming the separation of all SPAC Units, SPAC had 20,125,000 SPAC Class A Shares issued and outstanding, and none are held by SPAC in its treasury, 5,031,250 SPAC Class B Shares issued and outstanding and no SPAC Preference Shares issued or outstanding. All issued and outstanding shares of the capital of SPAC have been duly authorized and validly issued, are fully paid and non-assessable under, not subject to preemptive rights and free and clear of all Liens (other than Permitted Liens).

(b)    As of the execution of this Agreement, assuming the separation of all SPAC Units, SPAC has issued 15,562,500 SPAC Warrants, including 10,062,500 SPAC Public Warrants and 5,500,000 SPAC Sponsor Warrants on the terms and conditions set forth in the Warrant Agreement. All outstanding SPAC Warrants have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights.

(c)    Except for (i) the SPAC Warrants, (ii) the conversion privileges of SPAC Class B Shares, and (iii) the Subscription Agreements, there are no outstanding options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments or Contracts of any kind to which SPAC is a party or by which any of them is bound obligating SPAC to issue, deliver or sell, or cause to be issued, delivered or sold, additional SPAC Shares or any other share capital of SPAC or membership interests other interest or participation in, or any security convertible or exercisable for or exchangeable into SPAC Shares or any other share capital of SPAC or membership interests or other interest or participation in SPAC.

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(d)    Each issued and outstanding SPAC Share and SPAC Warrant: (i) has been issued in compliance in all material respects with: (A) Applicable Legal Requirements; and (B) SPAC’s Organizational Documents (as in effect at the time such SPAC Share and SPAC Warrant were issued); and (ii) was not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any Applicable Legal Requirements, SPAC’s Organizational Documents or any Contract to which SPAC is a party or otherwise bound by. SPAC has never issued any SPAC Preference Shares.

(e)    Each holder of any of SPAC Class B Shares initially issued to the Sponsor in connection with SPAC’s initial public offering: (i) is obligated to vote all of such SPAC Class B Shares in favor of approving the Transactions; and (ii) is not entitled to elect to redeem any of such SPAC Class B Share pursuant to SPAC’s Organizational Documents.

(f)    Except as set forth in SPAC’s Organizational Documents, this Agreement and the Registration Rights Agreement, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which SPAC is a party or by which SPAC is bound with respect to any ownership interests of SPAC.

Section 4.04    Due Authorization. SPAC has the requisite power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party, and each ancillary document that it has executed or delivered or is to execute or deliver pursuant to this Agreement; and (b) carry out its obligations hereunder and thereunder and, to consummate the transactions contemplated hereby and thereby (including the Merger). The execution and delivery by SPAC of this Agreement and the other Transaction Agreements to which it is a party, and the consummation by SPAC of the transactions contemplated hereby and thereby (including the Merger) have been duly and validly authorized by all necessary corporate action on the part of SPAC, and no other proceedings on the part of SPAC are necessary to authorize this Agreement or the other Transaction Agreements to which it is a party or to consummate the transactions contemplated hereby or thereby, other than approval from the SPAC Stockholders. This Agreement and the other Transaction Agreements to which each of them is a party have been duly and validly executed and delivered by SPAC and, assuming the due authorization, execution and delivery thereof by the other Parties, constitute the legal and binding obligations of SPAC, enforceable against SPAC in accordance with their terms, subject to the Remedies Exception. The board of directors of SPAC has unanimously approved the transactions contemplated by this Agreement. Assuming that a quorum of a stockholders’ meeting (as determined pursuant to SPAC’s Organizational Documents) is present, the SPAC Transaction Proposals shall require approval by: (a) in the case of clause “(i)” of the definition of SPAC Transaction Proposals, by the affirmative vote of holders of a majority of the outstanding SPAC Shares entitled to vote on such matter; and (b) in the case of all other clauses of the definition of SPAC Transaction Proposals, by the affirmative vote of the holders of at least a majority of the votes cast by SPAC Stockholders present in person or represented by proxy at the SPAC Stockholder Meeting. The foregoing votes are the only votes of any of SPAC’s capital stock necessary in connection with entry into this Agreement by SPAC and the consummation of the transactions contemplated hereby, including the Closing.

Section 4.05    No Conflict; Required Filings and Consents.

(a)    Neither the execution, delivery nor performance by SPAC of this Agreement or the other Transaction Agreements to which it is a party, nor (assuming approval of the SPAC Transaction Proposals from the SPAC Stockholders is obtained) the consummation of the transactions contemplated hereunder and thereunder shall: (i) conflict with or violate SPAC’s Organizational Documents; (ii) assuming that the consents, approvals, orders, authorizations, registrations, filings or permits referred to in Section 4.05(a) are duly and timely obtained or made, conflict with or violate any Applicable Legal Requirements; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair its rights or alter the rights or obligations of any third party under, or give to others any rights of consent, termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any of the properties or assets of SPAC pursuant to, any SPAC Material Contracts, except, with respect to clause (iii), as would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect.

(b)    The execution and delivery by SPAC of this Agreement and the other Transaction Agreements to which it is a party, does not, and the performance of its obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except: (i) any consents, notices, approvals, authorizations, designations, declarations or filings, the absence of which would not reasonably be expected to have a SPAC Material Adverse Effect; (ii) applicable requirements, if any, of the Securities

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Act, the Exchange Act, blue sky laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which any of the Group Companies is qualified to do business; and (iii) the filing of the Certificate of Merger in accordance with the DGCL. As of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition” or other antitakeover statute or similar domestic or foreign Applicable Legal Requirement applies with respect to SPAC in connection with this Agreement, the Transactions or any of the other transactions contemplated herein. There is no stockholder rights plan, “poison pill” or similar antitakeover agreement or plan in effect to which SPAC is subject, party or otherwise bound.

Section 4.06    Legal Compliance; Approvals. Since its incorporation, (i) SPAC has complied in all material respects with, and is not in violation of, any Applicable Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business. Since the date of its incorporation, to the Knowledge of SPAC, no investigation or review by any Governmental Entity with respect to SPAC has been pending or threatened in writing; and (ii) no written, or to the Knowledge of SPAC, oral notice of material non-compliance with any Applicable Legal Requirements has been received by SPAC. SPAC is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, and is in compliance with all terms and conditions of such Approvals, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect.

Section 4.07    SPAC SEC Reports and Financial Statements.

(a)    SPAC has filed all forms, reports, schedules, statements, certifications and other documents, including any exhibits thereto, required to be filed or furnished by SPAC with the SEC under the Exchange Act or the Securities Act since SPAC’s incorporation to the date of this Agreement, together with any amendments, restatements or supplements thereto (all of the foregoing filed prior to the date of this Agreement, the “SPAC SEC Reports”), and will have filed all such forms, reports, schedules, statements, certifications and other documents required to be filed subsequent to the date of this Agreement through the Closing Date (the “Additional SPAC SEC Reports”). SPAC has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by SPAC with the SEC to all agreements, documents and other instruments that previously had been filed by SPAC with the SEC and are currently in effect. The SPAC SEC Reports were, and the Additional SPAC SEC Reports will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations promulgated thereunder. The SPAC SEC Reports did not, and the Additional SPAC SEC Reports will not, at the time they were or are filed, as the case may be, with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SPAC SEC Reports. To the Knowledge of SPAC, none of the SPAC SEC Reports are subject to ongoing SEC review or investigation as of the date hereof. SPAC maintains disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act. Each director and executive officer of SPAC has filed with the SEC on a timely basis all statements required with respect to SPAC by Section 16(a) of the Exchange Act and the rules and regulations thereunder. As used in this Section 4.07, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC or Nasdaq.

(b)    The financial statements and notes contained or incorporated by reference in the SPAC SEC Reports fairly present, and the financial statements and notes to be contained in or to be incorporated by reference in the Additional SPAC SEC Reports (collectively, the “SPAC Financial Statements”) will fairly present, in all material respects, the financial condition and the results of operations, changes in shareholders’ equity and cash flows of SPAC as at the respective dates of, and for the periods referred to, in such financial statements, all in accordance with: (i) GAAP; and (ii) Regulation S-X or Regulation S-K, as applicable, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable. SPAC has no off-balance sheet arrangements that are not disclosed in the SPAC SEC Reports.

(c)    SPAC has (i) no Indebtedness and (ii) no SPAC Liabilities, except for SPAC Transaction Costs incurred on or prior to the date hereof and other reasonable liabilities and obligations arising in the ordinary course of SPAC’s business.

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(d)    There are no outstanding loans or other extensions of credit made by SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SPAC. SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e)    Neither SPAC nor, to the Knowledge of SPAC, SPAC’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by SPAC, (ii) any fraud, whether or not material, that involves SPAC’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by SPAC or (iii) any claim or allegation regarding any of the foregoing.

Section 4.08    Absence of Certain Changes or Events. Since incorporation, there has not been: (a) any SPAC Material Adverse Effect; (b) any change in the auditors of SPAC; (c) any revaluation by SPAC of any of its assets, including, without limitation, any sale of assets of SPAC other than in the ordinary course of business; or (d) any action taken or agreed upon by SPAC or any of its Subsidiaries that would be prohibited by Section 5.02 if such action were taken on or after the date hereof without the consent of the Company.

Section 4.09    Litigation. Since incorporation, except as would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect, there are: (a) no Legal Proceedings pending or, to the Knowledge of SPAC, threatened against SPAC or any of its properties or assets, or any of the directors or officers of SPAC in their capacity as such; (b) to the Knowledge of SPAC, no facts or circumstances that would reasonably be expected to give rise to any material Legal Proceeding; (c) no pending or, to the Knowledge of SPAC, threatened in writing to SPAC, audits, examinations or investigations by any Governmental Entity of SPAC; (d) no pending or threatened in writing Legal Proceedings by SPAC against any third party; (e) no settlement or similar agreement that imposes any material ongoing obligations or restrictions on SPAC; and (f) no Orders imposed or, to the Knowledge of SPAC, threatened to be imposed upon SPAC or any of its properties or assets, or any of the directors or officers of SPAC in their capacity as such.

Section 4.10    Business Activities. Since its incorporation, SPAC has not conducted any business activities other than activities: (a) in connection with its organization; or (b) directed toward the accomplishment of a business combination. Except as set forth in SPAC’s Organizational Documents, there is no Contract or Order binding upon SPAC or to which it is a party which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of it, any acquisition of property by it or the conduct of business by it as currently conducted or as currently contemplated to be conducted (including, in each case, following the Closing). Except for the Transactions, SPAC does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for the Transactions and the Transaction Agreements, SPAC has no material interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting a “Business Combination” under SPAC’s Organizational Documents. As of the date of this Agreement, except for the Transaction Agreements to which it is a party and the other documents and transactions contemplated therein, SPAC is not a party to any Contract with any other Person that would require payments by SPAC after the date hereof in excess of Five Hundred Thousand Dollars ($500,000) with respect to any individual Contract.

Section 4.11    SPAC Material Contracts. Each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which SPAC is a party (the “SPAC Material Contracts”) is an exhibit to the SPAC SEC Reports.

Section 4.12    SPAC Listing. The issued and outstanding SPAC Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “VCVCU”. The issued and outstanding SPAC Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “VCVC”. The issued and outstanding SPAC Public Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “VCVCW”. SPAC is a member in good standing with Nasdaq, and since December 28, 2020 SPAC has complied in all material respects with the applicable listing requirements of Nasdaq. There is no action or proceeding pending or, to the Knowledge of SPAC, threatened against SPAC by Nasdaq or the SEC with respect to any intention by such entity to deregister the SPAC Units, the shares of SPAC Class A Shares or SPAC Public Warrants or terminate the listing of SPAC on Nasdaq. None of SPAC or any of its Affiliates has taken any action in an attempt to terminate the registration of the SPAC Units, the SPAC Class A Shares or SPAC Public Warrants under the Exchange Act.

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Section 4.13    Undisclosed Liabilities. There is no liability, debt or obligation (absolute, accrued, contingent or otherwise) of SPAC of a type required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for liabilities, debts and obligations: (a) provided for in, or otherwise reflected or reserved for on, the SPAC Financial Statements or disclosed in the notes thereto; (b) that have arisen since the date of the most recent balance sheet included in the SPAC Financial Statements in the ordinary course of the operation of business of SPAC; (c) incurred in connection with the transactions contemplated by this Agreement; or (d) which would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect.

Section 4.14    Trust Account.

(a)    As of the date of this Agreement, SPAC has at least Two Hundred One Million Two Hundred Fifty Thousand Dollars ($201,250,000) in a trust account (the “Trust Account”), maintained and invested pursuant to that certain Investment Management Trust Agreement (the “Trust Agreement”), effective as of November 24, 2020, by and between SPAC and Continental Stock Transfer & Trust Company, a New York corporation (“Continental”), for the benefit of its public shareholders, with such funds invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Other than pursuant to the Trust Agreement and the Subscription Agreements, the obligations of SPAC under this Agreement are not subject to any conditions regarding SPAC’s, its Affiliates’, or any other Person’s ability to obtain financing for the consummation of the Transactions.

(b)    The Trust Agreement has not been amended or modified and, to the Knowledge of SPAC with respect to Continental, is valid and in full force and effect and is enforceable in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. SPAC has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by SPAC or, to the Knowledge of SPAC, Continental. There are no separate Contracts, side letters or other understandings (whether written or unwritten, express or implied): (i) between SPAC and Continental that would cause the description of the Trust Agreement in the SPAC SEC Reports to be inaccurate in any material respect; or (ii) to the Knowledge of SPAC, that would entitle any Person (other than shareholders of SPAC holding SPAC Class A Shares sold in SPAC’s initial public offering who shall have elected to redeem their shares of SPAC Class A Shares pursuant to SPAC’s Organizational Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and franchise taxes from any interest income earned in the Trust Account; and (B) to redeem SPAC Class A Shares in accordance with the provisions of SPAC’s Organizational Documents. There are no Legal Proceedings pending or, to the Knowledge of SPAC, threatened in writing with respect to the Trust Account.

(c)    SPAC has performed all material obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the Effective Time, the obligations of SPAC to dissolve or liquidate pursuant to SPAC’s Organizational Documents shall terminate, and as of the Effective Time, SPAC shall have no obligation whatsoever pursuant to SPAC’s Organizational Documents to dissolve and liquidate the assets of SPAC by reason of the consummation of the transactions contemplated hereby. As of the date hereof, assuming the accuracy of the representations and warranties of the Company and Merger Sub contained herein and the compliance by the Company and Merger Sub with their respective obligations hereunder, SPAC has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to SPAC on the Closing Date.

Section 4.15    Taxes.

(a)    All material Tax Returns required to be filed by SPAC have been filed with the appropriate Governmental Entity (taking into account applicable extensions of time to file), and all such Tax Returns are true, correct and complete in all material respects.

(b)    SPAC has paid all material amounts of its Taxes which are due and payable (regardless of whether shown on a Tax Return). The unpaid liability for Taxes of SPAC did not, as of the date of the latest SPAC Financial

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Statements, materially exceed the reserve for Tax liabilities (excluding any reserve for deferred Taxes) accrued on the SPAC Financial Statements, and since such date SPAC has not incurred any material liability for Taxes outside the ordinary course of business.

(c)    SPAC has complied in all material respects with all Applicable Legal Requirements relating to the withholding and remittance of all material amounts of Taxes and all material amounts of Taxes required by Applicable Legal Requirements to be withheld by SPAC have been withheld and paid over to the appropriate Governmental Entity.

(d)    No deficiency for any material amount of Taxes has been asserted or assessed by any Governmental Entity in writing against SPAC, which deficiency has not been paid or resolved. No material audit or other proceeding by any Governmental Entity is currently in progress, pending or threatened in writing against SPAC with respect to any Taxes due from SPAC. There are no waivers, extensions or requests for any waivers or extensions of statute of limitations currently in effect with respect to any material Tax assessment or deficiency of SPAC. SPAC is not currently contesting any material Tax liability before any Governmental Entity.

(e)    There are no Tax indemnification agreements or Tax Sharing Agreements under which SPAC could be liable after the Closing Date for any material Tax liability of any Person other than SPAC, except for customary agreements or arrangements entered into in the ordinary course of business with customers, vendors, lessors, lenders and the like or other agreements, in each case, that do not relate primarily to Taxes.

(f)    There are no Liens (other than Permitted Liens) for material amounts of Taxes upon any of SPAC’s assets.

(g)    SPAC has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-deferred treatment under Section 355 of the Code since its incorporation.

(h)    SPAC has not entered into any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(i)    SPAC (i) does not have any material liability for the Taxes of another Person pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Tax law) or as a transferee or a successor; and (ii) in the last two (2) years has not been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state or local income Tax purposes.

(j)    Within the last five (5) years, no claim has been made in writing by any Governmental Entity in a jurisdiction in which SPAC does not file Tax Returns that it is or may be subject to Tax or required to file Tax Returns in that jurisdiction, which claim has not been dismissed, closed or otherwise resolved.

(k)    SPAC is a Tax resident only in its jurisdiction of formation.

(l)    SPAC does not have a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

Notwithstanding anything to the contrary in this Agreement, this Section 4.15 (Taxes) and Section 4.17 (Employees; Benefit Plans) contain the sole representations and warranties of SPAC concerning Taxes. Notwithstanding any representation or warranty in this Agreement (including the representations and warranties set forth in this Section 4.15 (Taxes)), no representation or warranty is being made as to the use or availability of any Tax attribute or credit of SPAC in any taxable period (or portion thereof) beginning on the day immediately after the Closing Date.

Section 4.16    Information Supplied. None of the information supplied or to be supplied by or on behalf of SPAC expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement and Proxy Statement will, when the Registration Statement and Proxy Statement are declared effective or when the Registration Statement and Proxy Statement are mailed to the SPAC Stockholders or at the time of the SPAC Stockholders’ Meeting, and in the case of any amendment or supplement thereto, at the time of such amendment or supplement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, SPAC makes no representations or warranties as to the information contained or incorporated by reference in or omitted from the Registration Statement, Proxy Statement or the Proxy Statement/Prospectus in reliance upon and in conformity with information furnished in writing to SPAC by or on behalf of the Company specifically for inclusion in the Registration Statement or the Proxy Statement/Prospectus.

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Section 4.17    Employees; Benefit Plans. Other than as described in the SPAC SEC Reports, SPAC has never had any employees or individual independent contractors. Other than reimbursement of any out-of-pocket expenses incurred by SPAC’s officers and directors in connection with activities on SPAC’s behalf in an aggregate amount not in excess of the amount of cash held by SPAC outside of the Trust Account, SPAC has no unsatisfied material liability with respect to any employee or individual independent contractor. SPAC does not maintain, sponsor, contribute to, participate in or have any liability (actual or contingent) with respect to any plan, program, agreement or arrangement providing compensation or benefits to officers, employees or other individual independent contracts. Neither the execution and delivery of this Agreement or the other Transaction Agreements to which it is a party nor the consummation of the transactions contemplated hereunder or thereunder: (a) will result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer, individual independent contractor or employee of SPAC; or (b) result in the acceleration of the time of payment or vesting of any such payment or benefits.

Section 4.18    Board Approval; Shareholder Vote. The board of directors of SPAC (including any required committee or subgroup of the board of directors of SPAC), as of the date of this Agreement, unanimously: (a) approved and declared the advisability of this Agreement, the PIPE Investment, the other Transaction Agreements to which it is a party and the consummation of the transactions contemplated hereunder and thereunder; and (b) determined that the consummation of the transactions contemplated by the Transaction Agreements to which it is a party is in the best interest of SPAC. Other than the approval from the SPAC Stockholders, no other corporate proceedings on the part of SPAC are necessary to approve the consummation of the transactions contemplated by the Transaction Agreements to which it is a party.

Section 4.19    Title to Assets. Subject to the restrictions on use of the Trust Account set forth in the Trust Agreement, SPAC owns good and marketable title to, or holds a valid leasehold interest in, or a valid license to use, all of the assets used by SPAC in the operation of its business and which are material to SPAC, free and clear of any Liens (other than Permitted Liens).

Section 4.20    Affiliate Transactions. Except as described in the SPAC SEC Reports, no Contract between SPAC, on the one hand, and any of the present or former directors, officers, employees, shareholders or warrant holders or Affiliates of SPAC (or an immediate family member of any of the foregoing), on the other hand, will continue in effect following the Closing, other than any such Contract that is not material to SPAC.

Section 4.21    Investment Company Act; JOBS Act. SPAC is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act. SPAC constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 4.22    Brokers. Other than the Persons set forth on Schedule 4.22 of the SPAC Disclosure Letter, no broker, finder, investment banker or other Person is entitled to, nor will be entitled to, either directly or indirectly, any brokerage fee, finders’ fee or other similar commission, for which SPAC would be liable in connection with the transactions contemplated by this Agreement, the other Transaction Agreements to which SPAC is a party or the transactions contemplated thereby based upon arrangements made by SPAC.

Section 4.23    PIPE Investment Amount. SPAC has entered into the Subscription Agreements pursuant to which the PIPE Investors have committed to provide equity financing in the aggregate amount of Three Hundred Million Dollars ($300,000,000) (the “PIPE Investment Amount”) through purchases of 30,000,000 shares of SPAC Class A Stock issued by SPAC (the “PIPE Shares”) immediately prior to the Effective Time.

Section 4.24    Disclaimer of Other Warranties. SPAC HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE III (AS QUALIFIED BY THE COMPANY DISCLOSURE LETTER AND THE DOCUMENTS REFERRED TO THEREIN) AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS, NONE OF THE COMPANY, MERGER SUB, ANY OF THEIR SUBSIDIARIES OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO SPAC , OR ANY OF ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO ANY OF THE GROUP COMPANIES, THE COMPANY SHAREHOLDERS (OR ANY HOLDER OF DERIVATIVE SECURITIES OF THE COMPANY), OR ANY OF THE DIRECTORS, OFFICERS, EMPLOYEES, BUSINESSES, ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING

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ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY: (A) NONE OF THE COMPANY, MERGER SUB, ANY OF THE COMPANY SUBSIDIARIES OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO SPAC OR ITS AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE BY THE COMPANY AND MERGER SUB TO SPAC IN ARTICLE III (AS QUALIFIED BY THE COMPANY DISCLOSURE LETTER AND THE DOCUMENTS REFERRED TO THEREIN) AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS; AND (B) EXCEPT AS SET FORTH IN ANY REPRESENTATION OR WARRANTY SET FORTH IN ARTICLE III (AS QUALIFIED BY THE COMPANY DISCLOSURE LETTER AND THE DOCUMENTS REFERRED TO THEREIN) AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS, NONE OF THE COMPANY, MERGER SUB NOR ANY OF THE COMPANY SUBSIDIARIES, NOR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE TO SPAC, OR ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO: (1) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO SPAC OR ITS REPRESENTATIVES BY OR ON BEHALF OF THE COMPANY AND MERGER SUB IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS; (2) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT; OR (3) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO THE COMPANY, MERGER SUB, ANY OF THE COMPANY SUBSIDIARIES AND/OR THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING. SPAC HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN ARTICLE III (AS QUALIFIED BY THE COMPANY DISCLOSURE LETTER AND THE DOCUMENTS REFERRED TO THEREIN) AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS. SPAC ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF THE COMPANY, MERGER SUB, THE COMPANY SUBSIDIARIES AND THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING AND, IN MAKING ITS DETERMINATION TO PROCEED WITH THE TRANSACTIONS, SPAC HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND MERGER SUB EXPRESSLY AND SPECIFICALLY SET FORTH IN ARTICLE III (AS QUALIFIED BY THE COMPANY DISCLOSURE LETTER AND THE DOCUMENTS REFERRED TO THEREIN) AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 4.24, CLAIMS AGAINST THE COMPANY, MERGER SUB OR ANY OTHER PERSON SHALL NOT BE LIMITED IN ANY RESPECT IN THE EVENT OF INTENTIONAL FRAUD IN THE MAKING OF THE REPRESENTATIONS AND WARRANTIES IN ARTICLE III (AS QUALIFIED BY THE COMPANY DISCLOSURE LETTER AND THE DOCUMENTS REFERRED TO THEREIN) AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS, BY SUCH PERSON.

Article V
Conduct Prior to the Closing Date

Section 5.01    Conduct of Business by the Company and the Company Subsidiaries. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall, and shall cause each of the Company Subsidiaries to, carry on in the ordinary course of business, except: (a) to the extent that SPAC shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed); (b) as required by Applicable Legal Requirements (including COVID-19 Measures) or as reasonably necessary in light of COVID-19 or (c) as required or expressly permitted by this Agreement or the Company Disclosure Letter. Without limiting the generality of the foregoing, except as required or expressly permitted by the terms of this Agreement or the Company Disclosure Letter, or as required by Applicable Legal Requirements

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(including COVID-19 Measures) or as reasonably necessary in light of COVID-19, without the prior written consent of SPAC (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall not, and shall cause the Company Subsidiaries not to, do any of the following:

(a)    except as otherwise required by existing Company Benefit Plans or the Contracts listed on Section 3.21 of the Company Disclosure Letter, (i) grant any change in control pay in excess of One Million Dollars ($1,000,000) in the aggregate or (ii) adopt, enter into or materially amend any equity or equity-based compensation plan;

(b)    (i) transfer, sell, assign, exclusively license, exclusively sublicense, covenant not to assert, encumber, grant any security interest in, to or under, impair, transfer or otherwise dispose of any right, title or interest of any Group Company in any material Owned Intellectual Property; (ii) amend, waive or cancel any rights in or to any Owned Intellectual Property or Licensed Intellectual Property, or modify such rights in a manner that the rights of the Group Companies are more limited, in each case, that is material to any business of the Group Companies; (iii) fail to diligently prosecute the patent applications owned by any of the Group Companies other than applications such Group Company, in the exercise of its good faith business judgment, has determined to abandon or amend; or (iv) divulge, furnish to or make accessible any material Trade Secrets constituting Owned Intellectual Property to any third Person who is not subject to a written agreement to maintain the confidentiality of such Trade Secrets, including with respect to the SoftWheel Business, other than, in each of (i) through (iv), in the ordinary course of business; provided, that in no event shall the Company license on an exclusive basis or sell any Owned Intellectual Property;

(c)    except for: (x) transactions solely among the Group Companies, (y) in connection with the Capital Restructuring, or (z) issuance of securities of the Company that are counted in the definition of Conversion Factor: (i) split, combine or reclassify any capital stock or warrants, effect a recapitalization or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or warrant or effect any similar change in capitalization; (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any membership interests, capital stock or any other equity interests, as applicable, in any Group Company, except in connection with the termination or resignation of any employees, directors or officers of the Group Companies; (iii) declare, set aside or pay any dividend or make any other distribution; or (iv) issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities of the Group Companies, or any securities convertible into or exchangeable for shares of capital stock or other equity securities of the Group Companies, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities of the Group Companies, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock, equity securities or convertible or exchangeable securities, in each case, except upon the exercise or vesting of Company Options;

(d)    amend its Organizational Documents (other than the Articles Amendment) except in order to effect the transactions contemplated in this Agreement or the other Transaction Documents, or form or establish any Subsidiary;

(e)    (i) merge, consolidate or combine with any Person; or (ii) acquire or agree to acquire by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

(f)    dispose of or lose rights under any Company Real Property Lease other than in the ordinary course of business;

(g)    sell, lease, license, sublicense, abandon, divest, transfer, cancel or permit to lapse or expire or dedicate to the public, or otherwise dispose of, tangible assets or properties, or agree to do any of the foregoing, including with respect to the SoftWheel Business, other than, in each case, (A) in the ordinary course of business or (B) with respect to obsolete assets;

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(h)    (i) issue or sell any debt securities or rights to acquire any debt securities or guarantee any debt securities of another Person; (ii) make, create any loans, advances or capital contributions to, or investments in, any Person other than any of the Group Companies; (iii) create, incur, assume, guarantee or otherwise become liable for, any Indebtedness except in the ordinary course of business, in an aggregate amount not to exceed Fifteen Million Dollars ($15,000,000); (iv) except in the ordinary course of business consistent with past practice, create any Liens on any material property or material assets of any of the Group Companies in connection with any Indebtedness thereof (other than Permitted Liens); or (v) cancel or forgive any Indebtedness owed to any of the Group Companies;

(i)    make, incur or commit to make or incur, or authorize any capital expenditures that will require payments after the Closing Date other than capital expenditures consistent in the aggregate with the capital expenditure plan disclosed to SPAC;

(j)    other than the Transaction Litigation, commence, release, assign, compromise, settle or agree to settle any Legal Proceeding material to the Group Companies or their respective properties or assets, except in the ordinary course of business or where such Legal Proceedings are covered by insurance or involve only the payment of monetary damages in an amount less than Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate;

(k)    except in the ordinary course of business consistent with past practices: (i) modify, amend in a manner that is adverse to the applicable Group Company or terminate any Company Material Contract; (ii) enter into any Contract that would have been a Company Material Contract had it been entered into prior to the date of this Agreement; or (iii) waive, delay the exercise of, release or assign any material rights or claims under any Company Material Contract;

(l)    except as required by GAAP (or any interpretation thereof) or Applicable Legal Requirements, make any change in accounting methods, principles or practices;

(m)    (i) make, change or rescind any material Tax election; (ii) settle or compromise any Tax claim outside the ordinary course of business; (iii) change (or request to change) any material method of accounting for Tax purposes; (iv) file any material amended Tax Return; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return); (vi) knowingly surrender any claim for a material refund of Taxes; (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar Applicable Legal Requirement) with any Governmental Entity; or (viii) knowingly take any action or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment;

(n)    authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up of the Company;

(o)    subject to Section 5.01(a), enter into or amend any agreement with, or pay, distribute or advance any assets or property to, any of its officers, directors, employees, partners, stockholders or other Affiliates, other than payments or distributions relating to obligations in respect of arm’s-length commercial transactions pursuant to the agreements set forth on Schedule 5.01(o) of the Company Disclosure Letter as existing on the date of this Agreement;

(p)    engage in any material new line of business;

(q)    (i) limit the rights of any Group Company in any respect: (A) to engage in any line of business or in any geographic area; (B) to develop, market or sell products or services; or (C) to compete with any Person; or (ii) grant any exclusive or similar rights to any Person;

(r)    terminate or amend, in a manner materially detrimental to any Group Company, any insurance policy insuring the business of any Group Company;

(s)    incur any Leakage, other than Permitted Leakage; or

(t)    agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 5.01(a) through (s) above.

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Notwithstanding anything to the contrary herein, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, subject to Applicable Legal Requirements, the Company shall reasonably consult with SPAC, and shall consider in good faith SPAC’s input, in respect of any matters brought to the board of directors of the Company for its approval; provided that the Company shall not be required to provide to SPAC any information (i) if and to the extent doing so would (A) violate any Applicable Legal Requirement to which the Company is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third-party, (C) violate any legally binding obligation of the Company with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to the Company under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company shall each use reasonable best efforts to provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Applicable Legal Requirement).

Section 5.02    Conduct of Business by SPAC. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, SPAC shall carry on in the ordinary course of business, except: (a) to the extent that the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed); (b) as required by Applicable Legal Requirements (including COVID-19 Measures) or as reasonably necessary in light of COVID-19; or (c) as required or expressly permitted by this Agreement (including as contemplated by the PIPE Investment) or the SPAC Disclosure Letter. Without limiting the generality of the foregoing, except as required or expressly permitted by the terms of this Agreement or the SPAC Disclosure Letter, or as required by Applicable Legal Requirements (including COVID-19 Measures) or as reasonably necessary in light of COVID-19, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, SPAC shall not do any of the following:

(a)    declare, set aside or pay dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or warrants or split, combine or reclassify any capital stock or warrants, effect a recapitalization or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or warrant, or effect any similar change in capitalization;

(b)    purchase, redeem or otherwise acquire, directly or indirectly, any equity securities of SPAC;

(c)    grant, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock or equity securities or convertible or exchangeable securities;

(d)    amend its Organizational Documents or form or establish any Subsidiary;

(e)    acquire or agree to acquire (whether by merger, consolidation or acquisition of securities or a substantial portion of the assets of) any corporation, partnership, association or other business organization or division or assets thereof;

(f)    (i) incur any Indebtedness; (ii) create any material Liens on any material property or assets of SPAC in connection with any Indebtedness thereof (other than Permitted Liens); (iii) cancel or forgive any Indebtedness owed to SPAC; or (iv) make, incur or commit to make or incur any capital expenditures;

(g)    other than the Transaction Litigation, commence, release, assign, compromise, settle or agree to settle any Legal Proceeding;

(h)    except as required by GAAP (or any interpretation thereof) or Applicable Legal Requirements, make any change in accounting methods, principles or practices;

(i)    except in the ordinary course of business or as otherwise required by Applicable Legal Requirements: (i) make, change or rescind any material Tax election; (ii) settle or compromise any Tax claim outside the ordinary course of business; (iii) change (or request to change) any material method of accounting for Tax purposes; (iv) file any material amended Tax Return; (v) waive or extend any statute of limitations in respect of a

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period within which an assessment or reassessment of Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return); (vi) knowingly surrender any claim for a material refund of Taxes; (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar Applicable Legal Requirement) with any Governmental Entity; or (viii) knowingly take any action or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment;

(j)    (i) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up of SPAC or (ii) liquidate, dissolve, reorganize or otherwise wind-up the business or operations of SPAC;

(k)    enter into or amend any agreement with, or pay, distribute or advance any assets or property to, or waive any provision or fail to enforce any provision with any agreement with, any of its officers, directors, employees, partners, stockholders or other Affiliates;

(l)    engage in any material new line of business;

(m)    amend the Trust Agreement or any other agreement related to the Trust Account; or

(n)    agree in writing or otherwise agree, commit or resolve to take any of the actions described in Sections 5.02(a) through (m) above.

Nothing contained in this Agreement shall give the Company or SPAC, directly or indirectly, any right to control or direct the operations of the other Party prior to the Closing. Prior to the Closing, each of the Company and SPAC shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over their respective businesses.

Article VI
Additional Agreements

Section 6.01    Registration Statement; Shareholder Meetings.

(a)    Registration Statement.

(i)    As promptly as practicable after the execution of this Agreement, (x) SPAC and the Company shall jointly prepare and the Company shall file with the SEC, mutually acceptable materials which shall include the proxy statement to be filed with the SEC as part of the Registration Statement and sent to the SPAC Stockholders relating to the SPAC Stockholders’ Meeting (such proxy statement, together with any amendments or supplements thereto, the “Proxy Statement”), and (y) the Company shall prepare (with SPAC’s reasonable cooperation) and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus (the “Proxy Statement/Prospectus”), in connection with the registration under the Securities Act of Company Ordinary Shares and Company Warrants to be issued in exchange for the issued and outstanding SPAC Class A Shares and SPAC Warrants, respectively. Each of SPAC and the Company shall use its reasonable best efforts (which shall include causing their respective counsel and advisors to provide required legal opinions and comfort letters as described below) to cause the Registration Statement, including the Proxy Statement/Prospectus, to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Transactions. In the event there is any tax opinion, comfort letter or other opinion required to be provided in connection with the Registration Statement, notwithstanding anything to the contrary, neither this provision nor any other provision in this Agreement shall require counsel to the Company or its tax advisors to provide an opinion that the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code or otherwise qualifies for the Intended Tax Treatment. The Company also agrees to use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the Transactions, and SPAC shall furnish all information concerning itself and its equityholders as may be reasonably requested in connection with any such action. Each of SPAC and the Company agrees to furnish to the other Party and its Representatives all information concerning itself, its Subsidiaries, officers, directors, managers, stockholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Registration Statement, including the

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Proxy Statement/Prospectus, a Current Report on Form 8-K pursuant to the Exchange Act in connection with the Transactions, or any other statement, filing, notice or application made by or on behalf of SPAC or the Group Companies to any regulatory authority (including Nasdaq) in connection with the Merger and the Transactions (the “Transaction Filings”). SPAC will cause the Proxy Statement to be mailed to the SPAC Stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act.

(ii)    To the extent not prohibited by Applicable Legal Requirements, the Company will advise SPAC, reasonably promptly after the Company receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Company Ordinary Shares for offering or sale in any jurisdiction, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. To the extent not prohibited by Applicable Legal Requirements, SPAC and its counsel, on the one hand, and the Company and its counsel, on the other hand, shall be given a reasonable opportunity to review and comment on the Registration Statement, the Proxy Statement and any Transaction Filings each time before any such document is filed with the SEC, and the other Party shall give reasonable and good faith consideration to any comments made by SPAC and its counsel or the Company and its counsel, as applicable. To the extent not prohibited by Applicable Legal Requirements, the Company, on the one hand, and SPAC, on the other hand, shall provide the other Party and its counsel with (A) any comments or other communications, whether written or oral, that SPAC or its counsel or the Company or its counsel, as the case may be, may receive from time to time from the SEC or its staff with respect to the Registration Statement, the Proxy Statement or any Transaction Filings promptly after receipt of those comments or other communications and (B) a reasonable opportunity to participate in the response of SPAC or the Company, as applicable, to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including, to the extent reasonably practicable, by participating with SPAC or its counsel or the Company or its counsel, as the case may be, in any discussions or meetings with the SEC.

(iii)    If at any time prior to the Effective Time any information relating to the Company, SPAC or any of their respective Subsidiaries, Affiliates, directors or officers is discovered by the Company or SPAC, which is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, so that neither of such documents would include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, with respect to the Registration Statement or the Proxy Statement, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Applicable Legal Requirements, disseminated to SPAC Stockholders.

(b)    SPAC Stockholders’ Meeting. SPAC shall, as promptly as practicable following the date the Registration Statement is declared effective by the SEC under the Securities Act, establish a record date for, duly call and give notice of, convene and hold a meeting of SPAC Stockholders (the “SPAC Stockholders’ Meeting”), in each case in accordance with SPAC’s Organizational Documents and Applicable Legal Requirements, solely for the purpose of (i) providing SPAC Stockholders with the opportunity to redeem SPAC Class A Shares, (ii) obtaining all requisite approvals and authorizations from the SPAC Stockholders in connection with the Transactions (including the SPAC Stockholder Approval) at the SPAC Stockholders’ Meeting and (iii) related and customary procedural and administrative matters. SPAC shall, through unanimous approval of its board of directors, recommend to the SPAC Stockholders the adoption and approval of the SPAC Transaction Proposals by the SPAC Stockholders (the “SPAC Board Recommendation”). SPAC shall use its reasonable best efforts to obtain such approvals and authorizations from the SPAC Stockholders at the SPAC Stockholders’ Meeting, including by soliciting proxies as promptly as practicable in accordance with Applicable Legal Requirements for the purpose of seeking such approvals and authorizations from the SPAC Stockholders, and minimize redemptions of SPAC Class A Shares by SPAC Stockholders. Subject to the proviso in the following sentence, SPAC shall include the SPAC Board Recommendation in the Proxy Statement. The board of directors of SPAC shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the SPAC Board Recommendation (a “SPAC Change in Recommendation”); provided, that the board of directors of SPAC may make a SPAC Change in Recommendation prior to receipt of the SPAC Stockholder Approval if it is required to do so by Applicable Legal Requirements; provided, however, that for the avoidance of doubt, it is hereby clarified that the board of directors of SPAC shall not be entitled to exercise its rights to make a SPAC Change in Recommendation pursuant to this

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Section 6.01(b) as a result of an offer, proposal or inquiry relating to any merger, sale of ownership interests and/or assets, recapitalization or similar transaction involving SPAC. SPAC agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the SPAC Stockholders’ Meeting for the purpose of seeking approval from the SPAC Stockholders shall not be affected by any SPAC Change in Recommendation, and SPAC agrees to establish a record date for, duly call, give notice of, convene and hold the SPAC Stockholders’ Meeting and submit for the approval of its shareholders the matters contemplated by the Proxy Statement as contemplated by this Section 6.01(b), regardless of whether or not there shall have occurred any SPAC Change in Recommendation. Notwithstanding anything to the contrary contained in this Agreement, SPAC shall be entitled to postpone or adjourn the SPAC Stockholders’ Meeting (a “SPAC Meeting Change”): (i) to the extent required by Applicable Legal Requirements, (ii) to ensure that any supplement or amendment to the Proxy Statement that the board of directors of SPAC has determined in good faith is required by Applicable Legal Requirements is disclosed to SPAC Stockholders and for such supplement or amendment to be promptly disseminated to SPAC Stockholders with sufficient time prior to the SPAC Stockholders’ Meeting for SPAC Stockholders to consider the disclosures contained in such supplement or amendment; (iii) if, as of the time for which the SPAC Stockholders’ Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient SPAC Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the SPAC Stockholders’ Meeting; or (iv) in order to solicit additional proxies from SPAC Stockholders for purposes of obtaining approval from the SPAC Stockholders; provided that, without the prior written consent of the Company, the SPAC Stockholders’ Meeting may not be adjourned or postponed to a date that is more than twenty (20) days after the date for which the SPAC Stockholders’ Meeting was originally scheduled (excluding any postponements or adjournments required by Applicable Legal Requirements) and provided it is held no later than three (3) Business Days prior to the Outside Date; provided, further, that in the event of a postponement or adjournment pursuant to clauses (ii), (iii) or (iv) above, the SPAC Stockholders’ Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved.

(c)    Company Special Meeting. The Company shall, as promptly as practicable but not more than ten (10) days following the date the Registration Statement is declared effective by the SEC under the Securities Act, duly call and give notice of a general meeting of the Company Shareholders (the “Company Special Meeting”, and the date that such notice is given, the “Company Special Meeting Notice Date”) and, no later than ten (10) days following the Company Special Meeting Notice Date, the Company shall convene and hold the Company Special Meeting, in each case, in accordance with the Company’s Organizational Documents and Applicable Legal Requirements, for the purpose of, inter alia, obtaining all requisite approvals and authorizations from the Company Shareholders in connection with the Transactions (including the Company Shareholder Approval) and related and customary procedural and administrative matters, which meeting shall be held as promptly as practicable following the date the Registration Statement is declared effective by the SEC under the Securities Act. The Company shall, through unanimous approval of its board of directors, recommend to the Company Shareholders the adoption and approval of the Company Transaction Proposals by the Company Shareholders (the “Company Board Recommendation”). The Company shall use its commercially reasonable efforts to obtain such approvals and recommendations from the Company Shareholders at the Company Special Meeting, including by soliciting approvals as promptly as practicable after the date hereof in accordance with Applicable Legal Requirements for the purpose of obtaining such approvals and authorizations from the Company Shareholders. The Company shall, through its board of directors, recommend to Company Shareholders that they provide the Company Shareholder Approval. The board of directors of the Company shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Company Board Recommendation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled to postpone or adjourn the Company Special Meeting to the extent required by Applicable Legal Requirements.

Section 6.02    Employee Matters.

(a)    Equity Plan. Prior to the Closing Date, the Company shall approve and adopt, subject to receipt of the Company Shareholder Approval: (i) the Incentive Equity Plan, based on the terms and conditions as reasonably mutually agreed upon between SPAC and the Company to be effective upon and following the Closing, with the number of ordinary shares of Company reserved for issuance under the Incentive Equity Plan equal to ten percent (10%) of the total number of the Company ordinary shares outstanding immediately following the Closing, (ii) the ESPP, based on the terms and conditions as reasonably mutually agreed upon between SPAC and the Company, to be effective upon and following the Closing, with the number of ordinary shares of Company reserved for issuance under the ESPP equal to two percent (2%) of the total number of the Company ordinary shares outstanding immediately following the Closing; and (iii) immediately upon the effectiveness of a Form S-8 Registration Statement registering

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ordinary shares the Incentive Equity Plan, make grants to eligible individuals in the amounts determined by the Company board of directors following the Closing. The Incentive Equity Plan shall provide that the ordinary shares reserved for issuance thereunder will automatically increase annually on the first day of each fiscal year beginning with the 2022 fiscal year in an amount equal to five percent (5%) of Company ordinary shares outstanding on the last day of the immediately preceding fiscal year or such lesser amount as determined by the administrator of the LTIP. The ESPP shall provide that the Company ordinary shares reserved for issuance thereunder will automatically increase annually on the first day of each fiscal year beginning with the 2022 fiscal year in an amount equal to one percent (1%) of Company ordinary shares outstanding on the last day of the immediately preceding fiscal year or such lesser amount as determined by the administrator of the ESPP.

(b)    No Third-Party Beneficiaries. Notwithstanding anything herein to the contrary, each of the parties to this Agreement acknowledges and agrees that all provisions contained in this Section 6.02 are included for the sole benefit of SPAC and the Company, and that nothing in this Agreement, whether express or implied, (i) shall be construed to establish, amend, or modify any employee benefit plan, program, agreement or arrangement, (ii) shall limit the right of SPAC, the Company or their respective Affiliates to amend, terminate or otherwise modify any Company Benefit Plan or other employee benefit plan, agreement or other arrangement following the Closing Date, or (iii) shall confer upon any Person who is not a party to this Agreement (including any equityholder, any current or former director, manager, officer, employee or independent contractor of the Company, or any participant in any Company Benefit Plan or other employee benefit plan, agreement or other arrangement (or any dependent or beneficiary thereof)), any right to continued or resumed employment or recall, any right to compensation or benefits, or any third-party beneficiary or other right of any kind or nature whatsoever.

Section 6.03    Regulatory Approvals.

(a)    Each Party will promptly provide the other with copies of all substantive written communications (and memoranda setting forth the substance of all substantive oral communications) between each of them, any of their Affiliates and their respective agents, representatives and advisors, on the one hand, and any Governmental Entity, on the other hand, with respect to this Agreement or the Transactions as appropriate. Without limiting the foregoing, SPAC and the Company shall: (i) promptly inform the other of any substantive communication to or from any Governmental Entity regarding the Transactions; (ii) permit each other to review in advance any proposed substantive written communication to any such Governmental Entity and incorporate reasonable comments thereto; (iii) give the other prompt written notice of the commencement of any Legal Proceeding with respect to the Transactions; (iv) not agree to participate in any substantive meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Transactions unless, to the extent reasonably practicable, it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend; (v) keep the other reasonably informed as to the status of any such Legal Proceeding; and (vi) promptly furnish each other with copies of all correspondence, filings and written communications between such Party and their Affiliates and their respective agents, representatives and advisors, on one hand, and any such Governmental Entity, on the other hand, in each case, with respect to this Agreement and the Transactions. SPAC, on the one hand, and the Company, on the other hand, shall each pay fifty percent (50%) of any filing fees required by Governmental Entities, including with respect to any registrations, declarations and filings required in connection with the execution and delivery of this Agreement, the performance of the obligations hereunder and the consummation of the Transactions.

(b)    Neither the Company nor SPAC believes that submitting a CFIUS Declaration regarding any of the Transactions contemplated by this Agreement is mandatory under 31 C.F.R. § 800.401, and neither the Company nor SPAC currently intends to or will submit a CFIUS Declaration or CFIUS Notice regarding, or otherwise notify CFIUS in any manner of, any of the Transactions contemplated by this Agreement, unless CFIUS provides a CFIUS Request. If CFIUS provides a CFIUS Request, the Company and SPAC shall, as promptly as practicable, use reasonable best efforts to take all actions necessary (i) to submit a CFIUS Declaration (or, alternatively, to file a CFIUS Notice if CFIUS requests the filing of a CFIUS Notice or the Company and SPAC agree to file a CFIUS Notice instead of submitting a CFIUS Declaration) regarding the CFIUS Transactions and (ii) to obtain CFIUS Clearance.

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Section 6.04    Other Filings; Press Release.

(a)    As promptly as practicable after execution of this Agreement, SPAC will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, the form and substance of which shall be approved in advance in writing by the Company, , which approval shall not be unreasonably withheld, conditioned or delayed.

(b)    Promptly after the execution of this Agreement, SPAC and the Company shall also issue a mutually agreed joint press release announcing the execution of this Agreement (the “Signing Press Release”). Prior to Closing, the Company shall prepare a press release announcing the consummation of the Transactions hereunder, the form and substance of which shall be approved in advance by SPAC, which approval shall not be unreasonably withheld, conditioned or delayed (“Closing Press Release”). Concurrently with the Closing, the Company shall issue the Closing Press Release.

Section 6.05    Confidentiality; Access to Information.

(a)    SPAC and the Company acknowledge that they are parties to the Confidentiality Agreement, the terms of which are incorporated herein by reference. In the event that this Section 6.05(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained herein or any other Transaction Agreement that contemplates the disclosure, use or provision of information or otherwise, then the Confidentiality Agreement shall govern and control to the extent of such conflict.

(b)    Notwithstanding the foregoing, none of the Parties will make any public announcement or issue any public communication regarding this Agreement, any other Transaction Agreement or the Transactions or any matter related to the foregoing, without the prior written consent of the Company, in the case of a public announcement by SPAC or its Affiliates, or SPAC, in the case of a public announcement by the Company or its Affiliates (such consents, in either case, not to be unreasonably withheld, conditioned or delayed), except: (i) if such announcement or other communication is required by Applicable Legal Requirements, in which case the disclosing Party shall, to the extent permitted by Applicable Legal Requirements, first allow such other Parties to review such announcement or communication and have the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith; (ii) if such announcement or other communication is made in connection with SPAC or the Company’s fundraising or other investment related activities, in each case, in connection with the Transactions, and is made to such Person’s direct and indirect investors or potential investors or financing sources subject to an obligation of confidentiality to the disclosing Party; (iii) to the extent such announcements or other communications are consistent with information previously disclosed in a public statement, press release or other communication previously approved or made in accordance with Section 6.04 or this Section 6.05(b); (iv) announcements and communications to Governmental Entities in connection with registrations, declarations and filings relating to the Transactions required to be made under this Agreement; and (v) communications to employees of the Group Companies, and to customers and suppliers of the Group Companies for purposes of seeking any consents and approvals required in connection with the Transactions.

(c)    Subject to the Confidentiality Agreement, the Company will afford SPAC and its financial advisors, accountants, counsel and other representatives who have a need to know such information reasonable access during normal business hours, upon reasonable notice, to the books, records and personnel of the Group Companies during the period prior to the Closing to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel of the Group Companies, as SPAC may reasonably request in connection with the consummation of the Transactions; provided, however, that any such access shall be (i) conducted in a manner not to unreasonably interfere with the businesses or operations of the Company and (ii) limited as required by the Company’s policies or Applicable Legal Requirements in connection with COVID-19 (including the COVID-19 Measures). Subject to the Confidentiality Agreement, SPAC will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the books, records and personnel of SPAC during the period prior to the Closing to obtain all information concerning the business, including properties, results of operations and personnel of SPAC, as the Company may reasonably request in connection with the consummation of the Transactions; provided, however, that any such access shall be (i) conducted in a manner not to unreasonably interfere with the businesses or operations of SPAC and (ii) limited as required by SPAC’s policies or Applicable Legal Requirements in connection with COVID-19 (including the COVID-19 Measures). Notwithstanding the foregoing, neither the Company nor SPAC, nor any of their respective Subsidiaries or Representatives, shall be required to provide, or cause to be provided to, the

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other party any information (i) if and to the extent doing so would (A) violate any Applicable Legal Requirement to which the Company or SPAC, as applicable, is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third-party, (C) violate any legally binding obligation of the Company or SPAC, as applicable, with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to the Company or SPAC, as applicable, under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company and SPAC shall each use reasonable best efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Applicable Legal Requirement and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Applicable Legal Requirement).

Section 6.06    Reasonable Best Efforts.

(a)    Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, as soon as practicable, the Merger and the other transactions contemplated by the Transaction Agreements to which it is a party. Each of the Parties agrees to use reasonable best efforts to accomplish the following: (i) the taking of all commercially reasonable acts necessary to cause the conditions precedent set forth in Article VII to be satisfied and (ii) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and third parties, and to make all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any). This obligation shall include, on the part of SPAC, sending a termination letter to Continental substantially in the applicable form attached to the Trust Agreement.

(b)    Notwithstanding anything herein to the contrary, nothing in this Section 6.06 shall be deemed to require any Party to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such consent may be required (unless such payment is required in accordance with the terms of the relevant Contract requiring such consent).

Section 6.07    No Claim Against Trust Account. The Company acknowledges that SPAC has established the Trust Account for the benefit of its public shareholders. For and in consideration of SPAC entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company (on behalf of itself and its Affiliates) hereby irrevocably waives any right, title, interest or claim of any kind it has or may have in the future in or to the Trust Account, and agrees not to seek recourse against the Trust Account or any funds distributed therefrom regardless of whether such right, title interest or claim of any kind arises as a result of, in connection with or relating in any way to this Agreement or any other matter, and regardless of whether such claim arises based on Contract, tort, equity or any other theory of legal liability. Notwithstanding the foregoing, nothing herein shall serve to limit or prohibit the Company’s right to pursue a claim against SPAC pursuant to this Agreement for legal relief against monies or other assets of SPAC held outside the Trust Account (other than distribution therefrom directly or indirectly to SPAC’s public shareholders), or for specific performance or other equitable relief in connection with the transactions contemplated in this Agreement and the Transaction Agreements or for intentional fraud in the making of the representations and warranties in Article IV. The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by SPAC to induce SPAC to enter this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against the Company. This Section 6.07 shall survive the termination of this Agreement for any reason.

Section 6.08    Company and SPAC Securities Listings.

(a)    From the date hereof through the Closing, SPAC shall use its reasonable best efforts to ensure SPAC remains listed as a public company on, and for SPAC Class A Shares and SPAC Warrants (but, in the case of SPAC Warrants, only to the extent issued as of the date hereof) to be listed on, Nasdaq. Prior to the Closing Date, SPAC shall cooperate with the Company and use reasonable best efforts to take such actions as are reasonably necessary or advisable to cause the SPAC Class A Shares and SPAC Warrants to be delisted from Nasdaq and deregistered under the Exchange Act as soon as practicable following the Effective Time.

(b)    From the date hereof through the Closing, SPAC will use reasonable best efforts to keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under Applicable Legal Requirements.

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(c)    The Company will use its reasonable best efforts to cause: (i) the Company’s initial listing application with Nasdaq in connection with the Transactions to have been approved; (ii) the Company to satisfy all applicable initial listing requirements of Nasdaq; and (iii) the Company Ordinary Shares and the Company Warrants issuable in accordance with this Agreement, including the Merger, to be approved for listing on Nasdaq (and SPAC shall reasonably cooperate in connection therewith), subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time.

Section 6.09    No Solicitation.

(a)    During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall not, and shall cause its Subsidiaries and the Company Shareholders not to, and shall direct its employees, agents, officers, directors, representatives and advisors (collectively, “Representatives”) not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than SPAC, the PIPE Investors and their respective agents, representatives and advisors) concerning (A) any merger or sale of ownership interests of the Company (whether by recapitalization or a similar transaction or otherwise) pursuant to which any Person(s) acquires twenty percent (20%) or more of the voting power of the equity securities of the Company (except for issuance of securities to existing security holders of the Company solely to the extent such newly issued securities are taken into account in the Conversion Factor) or (B) sale of all or a material portion of the assets of the Company (whether by recapitalization or a similar transaction or otherwise) (each, a “Company Business Combination”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Company Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a Company Business Combination. In addition, the Company shall, and shall cause its Subsidiaries to, and shall cause their respective Representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any Company Business Combination.

(b)    During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, SPAC shall not, and shall direct its Representatives not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than the Company, the Company Shareholders and their respective Representatives) concerning any merger, purchase of ownership interests or assets of SPAC, recapitalization or other business combination transaction (each, a “SPAC Business Combination”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a SPAC Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a SPAC Business Combination. SPAC shall, and shall cause its Representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any SPAC Business Combination.

(c)    Each Party shall promptly (and in no event later than 48 hours after becoming aware of such inquiry, proposal, offer or submission) notify the other Parties if it or, to its Knowledge, any of its Representatives receives any inquiry, proposal, offer or submission with respect to a Company Business Combination or SPAC Business Combination, as applicable (including the identity of the Person making such inquiry or submitting such proposal, offer or submission), after the execution and delivery of this Agreement. If either Party or its Representatives receives an inquiry, proposal, offer or submission with respect to a Company Business Combination or SPAC Business Combination, as applicable, such Party shall provide the other Parties with a copy of such inquiry, proposal, offer or submission.

Section 6.10    Trust Account. Upon satisfaction or waiver of the conditions set forth in Article VII and provision of notice thereof to Continental (which notice SPAC shall provide to Continental in accordance with the terms of the Trust Agreement): (a) in accordance with and pursuant to the Trust Agreement, at the Closing, SPAC: (i) shall cause the documents, opinions and notices required to be delivered to Continental pursuant to the Trust Agreement to be so delivered; and (ii) shall make all appropriate arrangements to cause Continental to, and Continental shall thereupon be obligated to, distribute the Trust Account as directed in the termination letter substantially in the applicable form attached to the Trust Agreement, including all amounts payable: (A) to holders of SPAC Class A Shares pursuant to the SPAC Stockholder Redemptions; (B) for income tax or other tax obligations of SPAC prior to the Closing; (C) for any

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SPAC Transaction Costs; (D) for any Unpaid SPAC Liabilities, including the repayment of loans and reimbursement of expenses to directors, officers and shareholders of SPAC; and (E) following the payments made in (A) through (D), to SPAC all remaining amounts then available in the Trust Account in accordance with the Trust Agreement; and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 6.11    Directors’ and Officers’ Liability Insurance.

(a)    All rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors or officers of SPAC (each, together with such person’s heirs, executors or administrators, a “D&O Indemnified Party”), as provided in SPAC’s Organizational Documents or under any indemnification agreement such D&O Indemnified Parties may have with SPAC, in each case, as in effect as of immediately prior to the date of this Agreement, shall survive the Closing and shall continue in full force and effect for a period of six (6) years from the Closing Date. For a period of six (6) years from the Closing Date, the Company shall cause the Surviving Company (or another Group Company at the Company’s election) to maintain in effect the exculpation, indemnification and advancement of expenses provisions of SPAC’s Organizational Documents as in effect immediately prior to the date of this Agreement, and the Company shall, and shall cause the applicable Group Company to, not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any D&O Indemnified Party; provided, however, that all rights to indemnification or advancement of expenses in respect of any Legal Proceedings pending or asserted or any claim made within such period shall continue until the disposition of such Legal Proceeding or resolution of such claim.

(b)    Prior to the Closing, SPAC shall purchase a “tail” or “runoff” directors’ and officers’ liability insurance policy (the “D&O Tail”) in respect of acts or omissions occurring prior to the Effective Time covering each such Person that is a director or officer of SPAC currently covered by a directors’ and officers’ liability insurance policy of SPAC on terms with respect to coverage, deductibles and amounts no less favorable than those of such policy in effect on the date of this Agreement for the six-year period following the Closing. If SPAC fails to obtain such D&O Tail prior to the Effective Time, the Company shall or shall cause the Surviving Company to obtain such a D&O Tail, provided that SPAC shall not, and the Company or the Surviving Company shall not be obligated to, pay a premium in excess of four hundred percent (400%) of the most recent annual premium paid by SPAC with respect to its directors’ and officers’ liability insurance policy prior to the date of this Agreement, but shall purchase the maximum coverage reasonably available for four hundred percent (400%) of the most recent annual premium paid by SPAC prior to the date of this Agreement. The Company shall, and shall cause the Surviving Company to, maintain the D&O Tail in full force and effect for its full term and cause all obligations thereunder to be honored by SPAC, and no other party shall have any further obligation to purchase or pay for such insurance pursuant to this Section 6.11(b).

(c)    On the Closing Date, the Company shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and SPAC with the post-Closing directors of the Company and the Surviving Company, which indemnification agreements shall continue to be effective following the Closing.

(d)    The rights of each D&O Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such person may have under SPAC’s Organizational Documents, any other indemnification arrangement, any Applicable Legal Requirement or otherwise. The obligations of SPAC and the Company under this Section 6.11 shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party without the consent of such D&O Indemnified Party. The provisions of this Section 6.11 shall survive the Closing and expressly are intended to benefit, and are enforceable by, each of the D&O Indemnified Parties, each of whom is an intended third-party beneficiary of this Section 6.11.

(e)    If after the Closing, the Surviving Company or any of its successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, the Company shall use reasonable best efforts to make proper provisions for the successors and assigns of such Group Company, as applicable, to assume the obligations set forth in this Section 6.11.

Section 6.12    Tax Matters.

(a)    All transfer, documentary, sales, use, stamp, registration, excise, recording, registration value added and other such similar Taxes and fees (including any penalties and interest, but excluding for the avoidance of doubt, any Taxes or fees based in whole or in part upon income, profits or gains) (“Transfer Taxes”) that become

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payable by the Company or SPAC in connection with or by reason of the execution of this Agreement or the Transactions shall be borne and paid by the Company. The Company shall timely file any Tax Return or other document with respect to such Taxes or fees (and SPAC shall reasonably cooperate with respect thereto as necessary). The Parties shall reasonably cooperate to establish any available exemption from (or reduction in) any Transfer Tax.

(b)    On or prior to the Closing Date, SPAC shall deliver to the Company a certification from SPAC pursuant to Treasury Regulations Section 1.1445-2(c) and a notice to be delivered to the United States Internal Revenue Service as required under Treasury Regulations Section 1.897-2(h)(2), each dated no more than thirty (30) days prior to the Closing Date, in a form reasonably acceptable to the Company, and signed by a responsible corporate officer of SPAC.

Section 6.13    Section 16 Matters. Prior to the Effective Time, each of the Company and SPAC shall take all reasonable steps as may be required or permitted to cause any acquisition or disposition of the SPAC Shares or the Company Ordinary Shares that occurs or is deemed to occur by reason of or pursuant to the Transactions by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to SPAC or the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

Section 6.14    Board of Directors. The Company shall use reasonable best efforts to ensure that effective immediately after the Effective Time (a) the board of directors of the Company shall be divided into three (3) classes, designated Class I, II and III, and (b) subject to Section 6.03(b), the person listed on Schedule 6.14 of the Company Disclosure Letter is elected and appointed as a director to Class II of the board of directors of the Company (which class will not be subject to re-election until the second annual meeting of the Company Shareholders following the Closing).

Section 6.15    Termination of Certain Agreements. At the Effective Time, the Contracts entered into between SPAC and certain SPAC Stockholders set forth on Schedule 6.15 of the SPAC Disclosure Letter and all Liabilities and obligations of SPAC pursuant thereto shall be terminated.

Section 6.16    Israeli Innovation Authority. Prior to the Closing, the Company shall provide the Israeli Innovation Authority (the “IIA”) with the required notification regarding the Transactions and, to the extent required under the IIA procedures, seek the IIA’s approval of the Transactions.

Section 6.17    Organizational Documents. Prior to the Closing, subject to obtaining the Company Shareholder Approval, the Company shall adopt the Articles Amendment, in accordance with the provisions thereof and the applicable provisions of the Israeli Companies Law.

Section 6.18    Warrant Agreement. Immediately prior to the Effective Time, the Company, SPAC and the Exchange Agent shall enter into an assignment and assumption agreement pursuant to which SPAC will assign to the Company all of its rights, interests, and obligations in and under the Warrant Agreement and the terms and conditions of the Warrant Agreement shall be amended and restated (the “Amended and Restated Warrant Agreement”) to, among other things, reflect the assumption of the SPAC Warrants by the Company as set forth in Section 2.07(d).

Section 6.19    Transaction Litigation. In the event that any shareholder litigation related to this Agreement or the other Transaction Agreements or the Transactions contemplated hereby or thereby is brought or threatened in writing against either the Company or SPAC, or any of the respective members of their boards of directors, after the date of this Agreement and prior to the Effective Time (the “Transaction Litigation”), the Company or SPAC, as applicable, shall promptly notify the other Party in writing of any such Transaction Litigation and shall keep such other Party reasonably informed with respect to the status thereof. The Party subject to the Transaction Litigation shall give the other Party the opportunity to participate in the defense of any Transaction Litigation (at the other Party’s own cost and expense) and keep the other Party reasonably apprised of, and consult with such other Party (and consider in good faith such Party’s advice), with respect to, proposed strategy and any material decisions related thereto. Neither the Company nor SPAC shall settle or agree to settle any Transaction Litigation without the other Party’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).

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Section 6.20    PCAOB Financials

(a)    As promptly as reasonably practicable following the date hereof, the Company shall deliver to SPAC (i) the audited consolidated balance sheets of the Group Companies as of December 31, 2019 and 2018 and consolidated statement of comprehensive income, statement of shareholders’ equity and convertible preferred shares and consolidated statements of cash flows of the Group Companies for each of the periods then ended, audited in accordance with the standards of the PCAOB and containing an unqualified report of the Company’s auditors (the “Closing Company Audited Financial Statements”) and (ii) an unaudited consolidated balance sheet of the Group Companies and consolidated statement of comprehensive income, statement of shareholders’ equity and convertible preferred shares and consolidated statements of cash flows of the Group Companies as of and for a year-to-date period ended as of the end of a different fiscal quarter that is required to be included in the Registration Statement, Proxy Statement/Prospectus and any other filings to be made by the Company or SPAC with the SEC in connection with the Transactions. All such financial statements, together with any unaudited consolidated balance sheet and the related statements of operations, changes in shareholders’ equity and cash flows of the Group Companies as of and for a year-to-date period ended as of the end of a different fiscal quarter that is required to be included in the Registration Statement, Proxy Statement/Prospectus and any other filings to be made by the Company or SPAC with the SEC in connection with the Transactions, (A) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (B) will fairly present, in all material respects, the financial position, results of operations and cash flows of the Group Companies as of the date thereof and for the period indicated therein, except as otherwise specifically noted therein, and (C) will, in the case of the Closing Company Audited Financial Statements, have been audited in accordance with the standards of the PCAOB.

(b)    The auditor engaged to audit the Closing Company Audited Financial Statements and to review the unaudited financial statements is an independent registered public accounting firm with respect to the Company within the meaning of the Exchange Act and the applicable rules and regulations thereunder adopted by the SEC and the PCAOB.

Section 6.21    Certain Financial Information. SPAC shall use reasonable best efforts (i) to assist, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of SPAC, the Company in its timely preparation of any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement, Proxy Statement/Prospectus and any other filings to be made by the Company with the SEC in connection with the Transactions and (ii) to obtain the consents of its auditors in accordance with Applicable Legal Requirements or requested by the SEC.

Section 6.22    Subscription Agreements. SPAC will not amend the Subscription Agreements or waive any provision thereto in any manner that is material and adverse to the Company without the prior written consent of the Company.

Section 6.23    Sponsor Letter Agreement. SPAC shall not amend or waive any right or obligation under, or terminate, the Sponsor Letter Agreement.

Section 6.24    Support Agreement. Promptly following the date of this Agreement, the Company shall use its commercially reasonable efforts to obtain from Company Shareholders holding at least the number of Company Shares required to give the Company Shareholder Approval, duly executed and delivered Support Agreements.

Section 6.25    Disclosure of Certain Matters. Each of SPAC, Merger Sub and the Company will promptly provide the other Parties with prompt written notice of: (a) any event, development or condition that: (i) is reasonably likely to cause any of the conditions set forth in Article VII not to be satisfied; (ii) would require any amendment or supplement to the Registration Statement; or (b) the receipt of notice from any Person alleging that the consent of such Person may be required in connection with the Transactions to the extent failure to obtain such consent would cause a Company Material Adverse Effect or SPAC Material Adverse Effect.

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Article VII
Conditions to the Transaction

Section 7.01    Conditions to Obligations of Each Party’s Obligations. The respective obligations of each Party to this Agreement to effect the Merger and the other Transactions shall be subject to the satisfaction at or prior to the Closing of the following conditions, any of which may be waived, to the extent permitted by Applicable Legal Requirements, in writing, by any of the Parties:

(a)    Each of the Company Shareholder Approval, the Merger Sub Stockholder Approval and the SPAC Stockholder Approval shall have been obtained.

(b)    SPAC shall have at least Five Million One Dollars ($5,000,001) of net tangible assets immediately after giving effect to the SPAC Stockholder Redemption upon the Closing.

(c)    No provision of any Applicable Legal Requirement prohibiting, enjoining or making illegal the consummation of the Transactions shall be in effect and no temporary, preliminary or permanent restraining Order prohibiting, enjoining or making illegal the consummation of the Transactions will be in effect or shall be threatened in writing by a Governmental Entity.

(d)    The Company Ordinary Shares and Company Warrants to be issued in connection with the Closing shall be approved for listing upon the Closing on Nasdaq, subject only to official notice of issuance thereof.

(e)    The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC which remains in effect with respect to the Registration Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC which remains pending.

(f)    The Capital Restructuring shall have been completed in accordance with the terms hereof and the Company’s Organizational Documents.

(g)    The PIPE Investment (and the funding of the PIPE Investment Amount) shall have been consummated or will be consummated substantially concurrently with the Closing in accordance with the terms of the Subscription Agreements.

(h)    The funds contained in the Trust Account (after giving effect to the SPAC Stockholder Redemptions and payment of the SPAC Transaction Costs), together with (i) the aggregate amount of proceeds from the PIPE Investment and (ii) the cash on SPAC’s balance sheet, shall equal or exceed the Minimum Cash Amount.

Section 7.02    Additional Conditions to Obligations of the Company and Merger Sub. The obligations of the Company and Merger Sub to consummate, or cause to be consummated, and effect the Merger and the other Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, to the extent permitted by Applicable Legal Requirements, in writing, exclusively by the Company:

(a)    (i) The Fundamental Representations of SPAC shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” or any similar limitation contain herein) on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) all other representations and warranties of SPAC set forth in Article IV (other than the representations and warranties set forth in Section 4.08(a)) hereof shall be true and correct (without giving effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” or any similar limitation contained herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of SPAC to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a SPAC Material Adverse Effect; and (iii) the representations and warranties set forth in Section 4.08(a) shall be true and correct as of the date of this Agreement.

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(b)    SPAC shall have performed with all agreements and covenants required by this Agreement to be performed by it on or prior to the Closing Date, in each case in all material respects.

(c)    SPAC shall have delivered a certificate, signed by an executive officer of SPAC and dated as of the Closing Date, certifying as to the matters set forth in Section 7.02(a) and Section 7.02(b) to the Company.

Section 7.03    Additional Conditions to the Obligations of SPAC. The obligations of SPAC to consummate and effect the Merger and the other Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, to the extent permitted by Applicable Legal Requirements, in writing, exclusively by SPAC:

(a)    (i) The Fundamental Representations of the Company shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or any similar limitation contain herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except (A) to the extent that any such representation and warranty expressly speaks as of an earlier date; and (B) except for such Fundamental Representations that are qualified with “Company Material Adverse Effect” which shall be true and correct in all respects, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) all other representations and warranties of the Company set forth in Article III (other than the representations and warranties set forth in Section 3.09(b)) hereof shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation contained herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect; and (iii) the representations and warranties set forth in Section 3.09(b) shall be true and correct as of the date of this Agreement.

(b)    The Company shall have performed all agreements and covenants required by this Agreement to be performed by it at or prior to the Closing Date, in each case, in all material respects.

(c)    No change, event, state of facts, development or occurrence shall have occurred since the date of this Agreement, that, individually or in the aggregate with all other changes, events, state of facts, developments or occurrences, has had or would reasonably be expected to have a Company Material Adverse Effect that is continuing.

(d)    The Company shall have delivered, or caused to be delivered, a certificate, signed by an executive officer of the Company and dated as of the Closing Date, certifying as to the matters set forth in Section 7.03(a), Section 7.03(b) and Section 7.03(c).

Article VIII
Termination

Section 8.01    Termination. This Agreement may be terminated at any time prior to the Closing:

(a)    by mutual written agreement of SPAC and the Company at any time;

(b)    by either SPAC or the Company if the Transactions shall not have been consummated by August 15, 2021 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the Transactions to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

(c)    by either SPAC or the Company if a Governmental Entity shall have issued an Order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, including the Merger, which Order or other action is final and nonappealable;

(d)    by the Company, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of SPAC, or if any representation or warranty of SPAC shall have become untrue, in either case such that the conditions set forth in Section 7.02(a) or (b) would not be satisfied; provided, that if such breach by SPAC is curable by SPAC prior to the Closing, then the Company must first provide written notice of such breach and

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may not terminate this Agreement under this Section 8.01(d) until the earlier of: (i) 30 days after delivery of written notice from the Company to SPAC of such breach; and (ii) the Outside Date; provided, further, that SPAC continues to exercise reasonable best efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.01(d) if: (A) it shall have materially breached this Agreement and such breach has not been cured; or (B) such breach by SPAC is cured during such 30-day period such that the applicable conditions set forth in Section 7.02(a) or (b) shall be satisfied);

(e)    by SPAC, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Company or Merger Sub or if any representation or warranty of the Company or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 7.03(a) or (b) would not be satisfied; provided, that if such breach is curable by the Company or Merger Sub prior to the Closing, then SPAC must first provide written notice of such breach and may not terminate this Agreement under this Section 8.01(e) until the earlier of: (i) 30 days after delivery of written notice from SPAC to the Company of such breach; and (ii) the Outside Date; provided, further, that the Company or Merger Sub, as applicable, continues to exercise reasonable best efforts to cure such breach (it being understood that SPAC may not terminate this Agreement pursuant to this Section 8.01(e) if: (A) it shall have materially breached this Agreement and such breach has not been cured; or (B) such breach by the Company or Merger Sub, as applicable, is cured during such 30-day period such that the applicable conditions set forth in Section 7.03(a) or (b) shall be satisfied);

(f)    by either SPAC or the Company, if, at the SPAC Stockholders’ Meeting (including any adjournments thereof), the SPAC Transaction Proposals are not duly adopted by the SPAC Stockholders by the requisite vote under the Applicable Legal Requirements and SPAC’s Organizational Documents;

(g)    by either SPAC or the Company, if, at the Company Special Meeting (including any adjournments thereof), the Company Transaction Proposals are not duly adopted by the Company Shareholders by the requisite vote under Applicable Legal Requirements and the Company’s Organizational Documents;

(h)    by the Company, if the board of directors of SPAC or any committee thereof makes, prior to receipt of the SPAC Stockholder Approval, a SPAC Change in Recommendation;

(i)    by SPAC, if Company Shareholders holding at least the number of Company Shares required to give the Company Shareholder Approval have not executed the Support Agreement within forty-five (45) days after the date of this Agreement; or

(j)    by either SPAC or the Company, if the condition set forth in Section 7.01(h) becomes incapable of being satisfied at the Closing.

Section 8.02    Notice of Termination; Effect of Termination.

(a)    Any termination of this Agreement under Section 8.01 above will be effective immediately upon the delivery of written notice of the terminating Party to the other Parties.

(b)    In the event of the termination of this Agreement as provided in Section 8.01, this Agreement shall be of no further force or effect and the Transactions shall be abandoned, except for and subject to the following: (i) Section 6.05(a), Section 6.07, this Section 8.02, Article X and the Confidentiality Agreement shall survive the termination of this Agreement; and (ii) nothing herein shall relieve any Party from liability for any willful breach of this Agreement or intentional fraud in the making of the representations and warranties in this Agreement.

Article IX
No Survival

Section 9.01    No Survival. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto shall terminate at the Closing. Notwithstanding the foregoing, neither this Section 9.01 nor anything else in this Agreement to the contrary shall limit: (a) the survival of any covenant or agreement of the Parties which by its terms is required to be performed or complied with in whole or in part after the Closing, which covenants and agreements shall survive the Closing in accordance with their respective terms; or (b) any claim against any Person with respect to intentional fraud in the making of the representations and warranties by such Person in Article III or Article IV, as applicable.

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Article X
General Provisions

Section 10.01    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date sent, if sent by email, to the addresses below; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

if to SPAC to:

10X Capital Venture Acquisition Corp 1 World Trade Center, 85th Floor
Attention:	Hans Thomas
Email:	hans@10xcapital.com

with copies to (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP 600 Anton Blvd., Suite 1800 Costa Mesa, CA 92626
Attention:	Todd A. Hentges Timothy R. Rupp
Email:	todd.hentges@morganlewis.com timothy.rupp@morganlewis.com

Gornitzky & Co., Advocates and Notaries Vitania Tel-Aviv Tower 20 Haharash St. Tel-Aviv, Israel 6761310
Attention:	Chaim Friedland Timor Belan Ari Fried
Email:	friedland@gornitzky.com timorb@gornitzky.com arif@gornitzky.com if to the Company, or Merger Sub to:

REE Automotive Ltd. 10 Aharon Maskin St., Tel-Aviv, Israel
Attention:	Daniel Barel Hai Aviv
Email:	daniel@ree.auto haiaviv@ree.auto

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with copies (which shall not constitute notice) to:

White & Case LLP 1221 Avenue of the Americas New York, NY 10020
Attention:	Colin Diamond Tali Sealman
Email:	cdiamond@whitecase.com tsealman@whitecase.com

Goldfarb Seligman & Co., Law Offices Ampa Tower, 98 Yigal Alon Street Tel-Aviv 6789141 Israel
Attention:	Aaron Lampert
Email:	aaron.lampert@goldfarb.com

Zemah Schneider & Partners 18 Raoul Wallengerg St. Building D, 3rd Floor Tel-Aviv 6971915 Israel
Attention:	Mimi Zemah
Email:	mimi@zes.co.il

or to such other address or to the attention of such Person or Persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

Section 10.02    Interpretation. The words “hereof,” “herein,” “hereinafter,” “hereunder,” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement and reference to a particular section of this Agreement will include all subsections thereof, unless, in each case, the context otherwise requires. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit, Schedule or Annex such reference shall be to an Exhibit, Schedule or Annex to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The words “made available” mean that the subject documents or other materials were included in and available at the “Project Spark” online datasite hosted by Intralinks or otherwise provided to SPAC or its Representatives in electronic form, in each case, at least two (2) days prior to the date of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. The word “or” shall be disjunctive but not exclusive. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. References to a particular statute or regulation including all rules and regulations thereunder and any predecessor or successor statute, rule, or regulation, in each case as amended or otherwise modified from time to time. All references to currency amounts in this Agreement shall mean United States dollars. References to “stocks” in this Agreement shall mean equity interests of the relevant entity.

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Section 10.03    Counterparts; Electronic Delivery. This Agreement, the Transaction Agreements and each other document executed in connection with the Transactions, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

Section 10.04    Entire Agreement; Third Party Beneficiaries. This Agreement, the other Transaction Agreements and any other documents and instruments and agreements among the Parties as contemplated by or referred to herein, including the Exhibits and Schedules hereto: (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; and (b) other than the rights, at and after the Effective Time, of Persons pursuant to the provisions of Section 6.11 and Section 10.14 (which will be for the benefit of the Persons set forth therein), are not intended to confer upon any other Person other than the Parties any rights or remedies.

Section 10.05    Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Applicable Legal Requirement: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

Section 10.06    Other Remedies; Specific Performance. Except as otherwise provided herein, prior to the Closing or valid termination of this Agreement, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Party shall be entitled to enforce specifically the terms and provisions of this Agreement and to immediate injunctive relief to prevent breaches of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the Parties. Each of the Parties hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each Party hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

Section 10.07    Governing Law. This Agreement and the consummation the Transactions, and any action, suit, dispute, controversy or claim arising out of this Agreement and the consummation of the Transactions, or the validity, interpretation, breach or termination of this Agreement and the consummation of the Transactions, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof, except to the extent that the laws of the State of Israel are mandatorily applicable.

Section 10.08    Consent to Jurisdiction; Waiver of Jury Trial.

(a)    Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware, or if such court declines jurisdiction, then to any federal court located in Wilmington, Delaware or any appellate court therefrom in connection with any matter based upon or arising out of this Agreement, the other Transaction Agreements and the consummation of the Transactions, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each Party and any Person asserting rights as a third-party beneficiary may do so only if he, she or it hereby waives, and shall not assert

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as a defense in any legal dispute, that: (i) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (ii) such Legal Proceeding may not be brought or is not maintainable in such court; (iii) such Person’s property is exempt or immune from execution; (iv) such Legal Proceeding is brought in an inconvenient forum; or (v) the venue of such Legal Proceeding is improper. Each Party and any Person asserting rights as a third-party beneficiary hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each Party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 10.01. Notwithstanding the foregoing in this Section 10.08, any Party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(b)    TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT, EACH OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

Section 10.09    Rules of Construction. Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each Party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

Section 10.10    Expenses. Except as otherwise expressly provided in this Agreement, whether or not the Transaction are consummated, each Party will pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Agreement and the Transaction Agreements and the consummation of the Transactions.

Section 10.11    Assignment. No Party may assign, directly or indirectly, including by operation of law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties. Subject to the first sentence of this Section 10.11, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 10.12    Amendment. This Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Parties.

Section 10.13    Extension; Waiver. At any time prior to the Closing, the Company (on behalf of itself, and Merger Sub), on the one hand, and SPAC may, to the extent not prohibited by Applicable Legal Requirements: (a) extend the time for the performance of any of the obligations or other acts of the other Party; (b) waive any inaccuracies in the representations and warranties made to the other Party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right. In the event any provision of any of the other Transaction Agreement in any way conflicts with the provisions of this Agreement (except where a provision therein expressly provides that it is intended to take precedence over this Agreement), this Agreement shall control.

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Section 10.14    No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, this Agreement may only be enforced against, and any Legal Proceeding for breach of this Agreement may only be made against, the entities that are expressly identified herein as Parties to this Agreement, and no Related Party of a Party shall have any liability for any liabilities or obligations of the Parties for any Legal Proceeding (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any oral representations made or alleged to be made in connection herewith. No Party shall have any right of recovery in respect hereof against any Related Party of a Party and no personal liability shall attach to any Related Party of a Party through such Party, whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment, fine or penalty or by virtue of any Applicable Legal Requirement or otherwise. The provisions of this Section 10.14 are intended to be for the benefit of, and enforceable by the Related Parties of the Parties and each such Person shall be a third-party beneficiary of this Section 10.14. This Section 10.14 shall be binding on all successors and assigns of Parties.

Section 10.15    Legal Representation. SPAC and the Company hereby agree on behalf of their respective directors, members, partners, officers, employees and Affiliates (including after the Closing, the Surviving Company), and each of their respective successors and assigns (all such parties, the “Waiving Parties”), that, in the event of a dispute with respect to the Transaction Agreements or the Transactions arises after the Closing between or among (a) SPAC Stockholders or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Company or any other Group Company) (collectively, the “SPAC Group”), on the one hand, and (b) the Surviving Company and/or a Group Company, on the other hand, that Morgan, Lewis & Bockius LLP (or any successor) or Gornitzky & Co. (or any successor) may represent the SPAC Group, notwithstanding its representation (or any continued representation) of SPAC or other Waiving Parties, and each of SPAC and the Company on behalf of itself and the Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto. Each of SPAC and the Company, for itself and the Waiving Parties, hereby further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Legal Proceeding arising out of or relating to, any Transaction Agreements or the Transactions contemplated or thereby) between or among SPAC and/or any other member of the SPAC Group, on the one hand, and Morgan, Lewis & Bockius LLP (or any successor) or Gornitzky & Co. (or any successor), on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the SPAC Group after the Closing, and shall not pass to or be claimed or controlled by the Surviving Company. Notwithstanding the foregoing, any privileged communications or information shared by the Company prior to the Closing with SPAC or another member of the SPAC Group under a common interest agreement shall remain the privileged communications or information of the Surviving Company following the Closing.

Section 10.16    Disclosure Letters and Exhibits. The Company Disclosure Letter and the SPAC Disclosure Letter shall be arranged in separate parts corresponding to the numbered and lettered sections and subsections in this Agreement, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular provision set forth in the corresponding numbered or lettered Section or subsection of this Agreement, except to the extent that: (a) such information is cross-referenced in another part of the Company Disclosure Letter or the SPAC Disclosure Letter, as applicable; or (b) it is reasonably apparent on the face of such disclosure that such information would qualify another provision in this Agreement. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Company Disclosure Letter or the or the SPAC Disclosure Letter, as applicable, is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Company Disclosure Letter or the SPAC Disclosure Letter, as applicable, in any dispute or controversy between the Parties as to whether any obligation, item, or matter not described herein or included in Company Disclosure Letter or the SPAC Disclosure Letter, as applicable, is or is not material for purposes of this Agreement. The inclusion of any item in the Company Disclosure Letter or the SPAC Disclosure Letter shall not be deemed to constitute an acknowledgment by the Company or SPAC, as applicable, that the matter is required to be disclosed by the terms of this Agreement, nor shall such disclosure be deemed (a) an admission of any breach or violation of any Contract or Applicable Legal Requirement, (b) an admission of any liability or obligation to any third party, or (c) to establish a standard of materiality. The disclosure of any items or information that is not required by this Agreement to be so included is solely for informational purposes and the convenience of the Company and Merger

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Sub or SPAC, as applicable. In addition, under no circumstances shall the disclosure of any matter in the Company Disclosure Letter or the SPAC Disclosure Letter, where a representation or warranty of the Company or SPAC, as applicable, is limited or qualified by the materiality of the matters to which the representation or warranty is given or by Company Material Adverse Effect or SPAC Material Adverse Effect, imply that any other undisclosed matter having a greater value or other significance is material or would have a Company Material Adverse Effect or SPAC Material Adverse Effect, as applicable. Neither the Company or SPAC shall be prejudiced in any manner whatsoever, and no presumptions shall be created, by virtue of the disclosure of any matter in the Company Disclosure Letter or SPAC Disclosure Letter, which otherwise is not required to be disclosed by this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

10X CAPITAL VENTURE ACQUISITION CORP
By:	/s/ Hans Thomas
	Name:	Hans Thomas
	Title:	Chairman and Chief Executive Officer

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SPARK MERGER SUB INC.
By:	/s/ Hai Aviv
	Name:	Hai Aviv
	Title:	President

Annex A-55

REE AUTOMOTIVE LTD.
By:	/s/ Daniel Barel
	Name:	Daniel Barel
	Title:	Chief Executive Officer

Annex A-56

Schedule A

Defined Terms

Section 1    Defined Terms. Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph, number in which definition of each such term is located:

“102 Trustee”	Schedule A
“Additional SPAC SEC Reports”	Section 4.07(a)
“Affiliate”	Schedule A
“Affiliate Person”	Schedule A
“Agreement”	Preamble
“Amended and Restated Warrant Agreement”	Section 6.18
“Applicable Legal Requirements”	Schedule A
“Applicable Period”	Section 3.15(l)
“Approvals”	Section 3.06(b)
“Articles Amendment”	Recitals
“Audited Financial Statements”	Section 3.07(a)
“Business Day”	Schedule A
“Capital Restructuring”	Recitals
“Certificate of Merger”	Section 2.02
“CFIUS”	Schedule A
“CFIUS Clearance”	Schedule A
“CFIUS Declaration”	Schedule A
“CFIUS Notice”	Schedule A
“CFIUS Request”	Schedule A
“CFIUS Transactions”	Schedule A
“Closing”	Section 1.01
“Closing Company Audited Financial Statements”	Section 6.20
“Closing Date”	Section 1.01
“Closing Press Release”	Section 6.04(b)
“Code”	Schedule A
“Company”	Preamble
“Company Benefit Plan”	Section 3.11(a)
“Company Board Recommendation”	Section 6.01(c)
“Company Business Combination”	Section 6.09(a)
“Company Class B Shares”	Recitals
“Company Closing Statement”	Section 1.02(b)
“Company Disclosure Letter”	Article III
“Company IT Systems”	Schedule A
“Company Material Adverse Effect”	Schedule A
“Company Material Contract”	Section 3.21(a)
“Company Options”	Section 3.03(d)(ii)
“Company Ordinary Shares”	Schedule A
“Company Plan”	Section 3.03(d)(i)
“Company Pre-Closing Notice of Disagreement”	Section 1.02(a)
“Company Preferred A Shares”	Schedule A
“Company Preferred A-1 Shares”	Schedule A
“Company Preferred B Shares”	Schedule A
“Company Preferred B-1 Shares”	Schedule A
“Company Preferred C Shares”	Schedule A
“Company Preferred D Shares”	Schedule A

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“Company Preferred D-1 Shares”	Schedule A
“Company Preferred Shares”	Schedule A
“Company Preferred Share Conversion”	Section 2.01(a)
“Company Real Property Leases”	Section 3.14(b)
“Company Shares”	Schedule A
“Company Shareholder”	Schedule A
“Company Shareholder Approval”	Schedule A
“Company Special Meeting”	Section 6.01(c)
“Company Special Meeting Notice Date”	Section 6.01(c)
“Company Subsidiaries”	Section 3.02(a)
“Company Transaction Costs”	Schedule A
“Company Transaction Proposals”	Schedule A
“Company Warrants”	Schedule A
“Confidentiality Agreement”	Schedule A
“Continental”	Section 4.14(a)
“Contract”	Schedule A
“Conversion Factor”	Schedule A
“Copyleft Terms”	Section 3.18(h)
“Copyrights”	Schedule A
“COVID-19”	Schedule A
“COVID-19 Measures”	Schedule A
“D&O Indemnified Party”	Section 6.11(a)
“D&O Tail”	Section 6.11(b)
“DGCL”	Recitals
“DPA”	Schedule A
“Domain Names”	Schedule A
“Effective Time”	Section 2.02
“Employment Agreements”	Schedule A
“Environmental Law”	Schedule A
“ERISA”	Schedule A
“ERISA Affiliate”	Schedule A
“ESPP”	Recitals
“Exchange Act”	Schedule A
“Exchange Agent”	Section 2.08(a)
“Exchange Agent Agreement”	Section 2.08(a)
“Excluded Share”	Section 2.07(f)
“Financial Statements”	Section 3.07(a)
“Fundamental Representations”	Schedule A
“GAAP”	Schedule A
“Governmental Entity”	Schedule A
“Governmental Grant”	Schedule A
“Group Companies”	Schedule A
“Hazardous Material”	Schedule A
“IIA”	Section 6.16
“Incentive Equity Plan”	Recitals
“Indebtedness”	Schedule A
“Insider”	Section 3.23
“Insurance Policies”	Section 3.22
“Intellectual Property”	Schedule A
“Intended Tax Treatment”	Recitals
“intentional fraud”	Schedule A

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“Intercompany Loan Agreement”	Recitals
“Interim Financial Statements”	Section 3.07(a)
“Investment Company Act”	Schedule A
“Investors’ Rights Agreement”	Recitals
“IP Contract”	Schedule A
“Israeli Companies Law”	Section 3.01
“Israeli VAT Law”	Section 3.15(l)
“ITA”	Schedule A
“ITO”	Schedule A
“JOBS Act”	Schedule A
“Knowledge”	Schedule A
“Leakage”	Schedule A
“Leased Real Property”	Section 3.14(b)
“Legal Proceeding”	Schedule A
“Liability”	Schedule A
“Licensed Intellectual Property”	Schedule A
“Lien”	Schedule A
“Lock Box Period”	Schedule A
“Material Supplier”	Section 3.21(a)(i)
“Minimum Cash Amount”	Schedule A
“Merger”	Recitals
“Merger Consideration”	Section 2.07(b)(ii)
“Merger Sub”	Preamble
“Merger Sub Shares”	Section 2.07(c)
“Merger Sub Stockholder Approval”	Recitals
“Multiemployer Plan”	Section 3.11(d)
“Nasdaq”	Schedule A
“Non-U.S. Plan”	Section 3.11(a)
“OFAC”	Schedule A
“Order”	Schedule A
“Organizational Documents”	Schedule A
“Outside Date”	Section 8.01(b)
“Owned Intellectual Property”	Schedule A
“Parties”	Preamble
“Patents”	Schedule A
“PCAOB”	Schedule A
“Permitted Leakage”	Schedule A
“Permitted Lien”	Schedule A
“Person”	Schedule A
“Personal Information”	Schedule A
“Personal Information Breach”	Section 3.19(c)
“PII”	Schedule A
“PIPE Investment”	Recitals
“PIPE Investment Amount”	Section 4.23
“PIPE Investors”	Recitals
“Privacy Laws”	Schedule A
“Processing”, “Process” and “Processed”	Schedule A
“Processor”	Schedule A
“Proxy Statement”	Section 6.01(a)(i)
“Proxy Statement/Prospectus”	Section 6.01(a)(i)
“Publicly Available Software”	Schedule A

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“Registered Intellectual Property”	Section 3.18(a)
“Registration Rights Agreement”	Schedule A
“Registration Statement”	Schedule A
“Related Parties”	Schedule A
“Remedies Exception”	Section 3.04
“Representatives”	Section 6.09(a)
“SEC”	Schedule A
“Section 14 Arrangement”	Section 3.12(e)
“Securities Act”	Schedule A
“Self-Help Code”	Schedule A
“Signing Press Release”	Section 6.04(b)
“Software”	Schedule A
“SoftWheel Business”	Schedule A
“SPAC”	Preamble
“SPAC A&R Certificate of Incorporation”	Schedule A
“SPAC Board Recommendation”	Section 6.01(b)
“SPAC Business Combination”	Section 6.09(b)
“SPAC Change in Recommendation”	Section 6.01(b)
“SPAC Class A Shares”	Recitals
“SPAC Class B Conversion”	Recitals
“SPAC Class B Conversion Ratio Adjustment”	Schedule A
“SPAC Class B Shares”	Recitals
“SPAC Closing Statement”	Section 1.02(a)
“SPAC Disclosure Letter”	Article IV
“SPAC Financial Statements”	Section 4.07(b)
“SPAC Group”	Section 10.15
“SPAC Liabilities”	Schedule A
“SPAC Material Adverse Effect”	Schedule A
“SPAC Material Contracts”	Section 4.11
“SPAC Meeting Change”	Section 6.01(b)
“SPAC Pre-Closing Notice of Disagreement”	Section 1.02(b)
“SPAC Preference Shares”	Section 4.03(a)
“SPAC Public Warrants”	Schedule A
“SPAC SEC Reports”	Section 4.07(a)
“SPAC Stockholder”	Schedule A
“SPAC Stockholder Approval”	Schedule A
“SPAC Stockholder Redemptions”	Section 1.02(a)
“SPAC Stockholders’ Meeting”	Section 6.01(b)
“SPAC Shares”	Schedule A
“SPAC Sponsor Warrants”	Schedule A
“SPAC Transaction Costs”	Schedule A
“SPAC Transaction Proposals”	Schedule A
“SPAC Units”	Schedule A
“SPAC Warrants”	Schedule A
“Specified Business Conduct Laws”	Schedule A
“Sponsor”	Schedule A
“Sponsor Letter Agreement”	Recitals
“Support Agreement”	Recitals
“Stock Split”	Section 2.01(b)
“Subscription Agreements”	Recitals
“Subsidiary”	Schedule A
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“Surviving Company”	Recitals
“Surviving Company Charter”	Section 2.05
“Tax/Taxes”	Schedule A
“Tax Return”	Schedule A
“Tax Sharing Agreement”	Schedule A
“Title IV Plan”	Section 3.11(d)
“Trade Secrets”	Schedule A
“Trademarks”	Schedule A
“Transaction Agreements”	Schedule A
“Transaction Filings”	Section 6.01(a)(i)
“Transaction Litigation”	Section 6.19
“Transactions”	Schedule A
“Transfer Taxes”	Section 6.12
“Treasury Regulations”	Schedule A
“Trust Account”	Section 4.14(a)
“Trust Agreement”	Section 4.14(a)
“Unauthorized Code”	Schedule A
“Unit Separation”	Section 2.07(a)
“Unpaid SPAC Liabilities”	Schedule A
“VAT”	Section 3.15(m)
“Waiving Parties”	Section 10.15
“WARN”	Section 3.12(d)
“Warrant Agreement”	Schedule A

Section 2    Additional Terms. For purposes of this Agreement, the following capitalized terms have the following meanings:

“102 Trustee” shall mean the trustee appointed by the Company from time to time in accordance with the provisions of the ITO, and approved by the ITA, with respect to the Company Options and the Company Ordinary Shares that are subject to Section 102 of the ITO.

“Affiliate” shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Person” shall mean with respect to any entity, any employee, officer or director of such entity, or, in the case of an individual, any spouse, parent, sibling, child, lineal descendant of such individual or trust for the benefit of any of the foregoing.

“Applicable Legal Requirements” shall mean any applicable federal, state, local, municipal, foreign or other law, statute, constitution, treaty, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, injunction, judgment, Order, assessment, writ or other legal requirement, administrative policy or guidance, or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Business Day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York, or Tel-Aviv, Israel are authorized or required by Applicable Legal Requirements to close.

“CFIUS” shall mean the Committee on Foreign Investment in the United States.

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“CFIUS Clearance” shall mean (i) the receipt by the Company and SPAC of written notice (including by email) from CFIUS that (a) CFIUS has determined that none of the CFIUS Transactions is a “covered transaction” subject to review under the DPA, (b) there are no unresolved national security concerns with respect to the CFIUS Transactions and CFIUS has concluded all action under the DPA with respect to such transactions, or (c) CFIUS has determined that it is not able to conclude action under the DPA with respect to the CFIUS Transactions based on a CFIUS Declaration and the Parties may file a CFIUS Notice to seek written notification that CFIUS has concluded all such action, but CFIUS has not requested the filing of such CFIUS Notice, or (ii) pursuant to the DPA, CFIUS has sent a report to the President of the United States requesting the President’s decision with respect to the CFIUS Transactions and (a) the President has announced a decision not to suspend or prohibit such Transactions, or (b) the period under the DPA during which the President may announce a decision to take such action has expired without any such action being announced or taken.

“CFIUS Declaration” shall mean a declaration submitted to CFIUS pursuant to 31 C.F.R. § 800.403.

“CFIUS Notice” shall mean a notice filed with CFIUS pursuant to 31 C.F.R. § 800.501.

“CFIUS Request” shall mean CFIUS’s requesting the submission of a CFIUS Declaration or the filing of a CFIUS Notice, or otherwise notifying one or more of the Parties of the commencement of a CFIUS review under the DPA with respect to one or more of the Transactions contemplated by this Agreement.

“CFIUS Transactions” shall mean the Transaction or Transactions contemplated by this Agreement with respect to which CFIUS has provided a CFIUS Request.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company IT Systems” shall mean all computer systems, hardware, servers, networks, data communication lines, and other information technology and telecommunications equipment and tangible assets, in each case, owned, leased, licensed, or outsourced, or otherwise used or held for use by or for any Group Company in connection with the business of the Group Companies.

“Company Material Adverse Effect” shall mean any change, event, state of facts, development or occurrence that, individually or in the aggregate, (a) has had a materially adverse effect on the business, assets, financial condition or results of operations of the Group Companies, taken as a whole; or (b) is reasonably likely to prevent or materially delay or materially impede the ability of the Company to consummate the Transactions; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a Company Material Adverse Effect pursuant to clause (a): (i) acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions in countries in which any of the Group Companies operate; (ii) earthquakes, hurricanes, tornados, pandemics (including COVID-19 or SARS-CoV-2 virus or any mutation or variation thereof, or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of this Agreement) or other natural or man-made disasters; (iii) changes attributable to the public announcement or pendency of the Transactions (including the impact thereof on relationships with customers, suppliers or employees); (iv) changes or proposed changes in Applicable Legal Requirements (or any interpretation thereof) after the date of this Agreement; (v) changes or proposed changes in GAAP (or any interpretation thereof) after the date of this Agreement; (vi) any change in interest rates or economic, political, business or financial market conditions in the United States, Israel or anywhere else in the world that affect the principal industries and markets in which any of the Group Companies operates; (vii) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (vii) shall not prevent a determination that any change, event, state of facts, development or occurrence underlying such failure has resulted in a Company Material Adverse Effect; (viii) any actions required to be taken, or required not to be taken, pursuant to the terms of this Agreement; or (ix) any action taken by, or at the request of, SPAC; provided, however, that if a change or effect related to clauses (i), (ii), and (iv) through (vi) disproportionately adversely affects the Group Companies, taken as a whole, compared to similarly situated Persons operating in the same industry as the Group Companies, then such disproportionate impact may be taken into account in determining whether a Company Material Adverse Effect has occurred, but only to the extent of the incremental disproportionate effect on the Group Companies, taken as a whole, relative to similarly situated Persons operating in the same industry as the Group Companies.

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“Company Ordinary Shares” shall mean the ordinary shares, with par value of NIS 0.01 per share the Company.

“Company Preferred A Shares” shall mean the Series A Preferred Share, with par value of NIS 0.01 per share of the Company.

“Company Preferred A-1 Shares” shall mean the Series A-1 Preferred Share, with par value of NIS 0.01 per share of the Company.

“Company Preferred B Shares” shall mean the Series B Preferred Share, with par value of NIS 0.01 per share of the Company.

“Company Preferred B-1 Shares” shall mean the Series B-1 Preferred Share, with par value of NIS 0.01 per share of the Company.

“Company Preferred C Shares” shall mean the Series C Preferred Share, with par value of NIS 0.01 per share of the Company.

“Company Preferred D Shares” shall mean the Series D Preferred Share, with par value of NIS 0.01 per share the Company.

“Company Preferred D-1 Shares” shall mean the Series D-1 Preferred Share, with par value of NIS 0.01 per share of the Company.

“Company Preferred Shares” shall mean, collectively, the Company Preferred A Shares, the Company Preferred A-1 Shares, the Company Preferred B Shares, the Company Preferred B-1 Shares, the Company Preferred C Shares, the Company Preferred D Shares and the Company Preferred D-1 Shares.

“Company Shares” shall mean, collectively, the Company Ordinary Shares and the company Preferred Shares.

“Company Shareholder” shall mean the holders of ordinary shares of the Company at the Effective Time following the consummation of the Capital Restructuring.

“Company Shareholder Approval” shall mean (a) approval by the holders of at least a majority of the Company Shares on an as converted basis to approve the Stock Split; (b) approval by the holders of at least sixty-six percent (66%) of the issued and outstanding Company Preferred Shares to approve the listing of the Company Ordinary Shares and the Company Warrants issuable in accordance with this Agreement, including the Merger, to be approved for listing on Nasdaq; (c) approval by the holders of at least the majority of each of: (i) the Preferred A Shares; (ii) the Preferred A-1 Shares; (iii) the Preferred B Shares and the Preferred B-1 Shares (voting together as a single class); (iv) the Preferred C Shares; (v) the Preferred D Shares and the Preferred D-1 Shares (voting together as a single class), in each case of clause (c), to approve the Company Preferred Share Conversion for such series of Company Preferred Shares; and (d) a waiver of preemptive rights from all “Major Shareholders” (as defined in the Company’s Articles of Association).

“Company Transaction Costs” shall mean, as of any determination time, the aggregate amount of all out-of-pocket fees, commissions, costs, finder’s fees, expenses and other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, the Company in connection with the review, negotiation, preparation or execution of this Agreement or the other Transaction Agreements, the consummation of the Transactions, including (a) the fees and expenses of outside legal counsel, accountants, brokers, investment bankers, consultants, or other agents or service providers of the Company, and (b) any other fees, filing fees, expenses, commissions or other amounts that are expressly allocated to the Company pursuant to this Agreement or any other Transaction Agreements, in each case, whether paid or unpaid prior to the Closing; provided, that “Company Transaction Costs” shall not include any Transfer Taxes payable by the Company pursuant to Section 6.12(a).

“Company Transaction Proposals” shall mean (i) the adoption of this Agreement and approval of the Transactions, including the authorization of the Merger, (ii) the approval of the conversion of the Company Preferred Shares into Company Ordinary Shares and the effectiveness of the stock split in connection with the Capital Restructuring, (iii) the approval of the issuance of the Company Ordinary Shares issuable as Merger Consideration, (iv) the election of directors to the board of directors of the Company and entry into customary indemnification agreements with the directors of the Company, (v) approval of the Articles Amendment, (vi) the adoption of the Incentive Equity Plan and the ESPP, (vii) the increase of the number of Company Ordinary Shares reserved for issuance pursuant to the Incentive

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Equity Plan or the ESPP or in connection with the Stock Split, (viii) the execution and delivery by the Company of the Employment Agreements, if and to the extent that the Company enters into new Employment Agreements prior to the date of the Company Special Meeting, or any adjournments or postponements thereof, (ix) the execution and delivery by the Company of amended indemnification agreements with the Company’s directors and officers as of immediately following the Closing Date, (x) the purchase by the Company of a D&O Insurance Policy, effective as of immediately following the Closing Date, covering the Company’s directors and officers as of immediately following the Closing Date, (xi) the appointment of the Company’s auditors, and (xii) the adoption and approval of each other proposal reasonably agreed to by SPAC and the Company as necessary or appropriate in connection with the consummation of the Transactions.

“Company Warrants” shall mean warrants for Company Shares.

“Confidentiality Agreement” shall mean that certain Confidentiality Agreement, dated as of December 7, 2020, by and between SPAC and the Company, as amended and joined from time to time.

“Contract” shall mean any contract, subcontract, agreement, indenture, note, bond, loan or credit agreement, instrument, installment obligation, lease, mortgage, deed of trust, license, sublicense, commitment, power of attorney, guaranty or other legally binding commitment, arrangement, understanding or obligation, in writing, in each case, as amended and supplemented from time to time and including all schedules, annexes and exhibits thereto.

“Conversion Factor” shall mean the amount calculated in accordance with the methodology set forth on Exhibit D by which each Company Ordinary Share outstanding immediately following the Company Preferred Share Conversion will be multiplied in order to effect the Stock Split in accordance with Section 2.01(b).

“COVID-19” shall mean SARS-CoV-2, coronavirus or COVID-19, and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” shall mean any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, mask wearing, temperature taking, personal declaration, “purple badge standard”, shut down, closure, sequester or any other Applicable Legal Requirement in connection with or in response to COVID-19, including, the Coronavirus Aid, Relief, and Economic Security Act (CARES).

“DPA” shall mean Section 721 of the Defense Production Act of 1950, as amended, and all interim and final rules and regulations issued and effective thereunder.

“Employment Agreements” shall mean any employment agreements entered into by and between the Company and the employees of the Company to be identified by the Company in forms and substance to be agreed to by the parties and the relevant employee between the date of execution of this Agreement and Closing to become effective upon the Closing.

“Environmental Law” shall mean any and all Applicable Legal Requirements relating to pollution, Hazardous Materials, the environment, natural resources, endangered or threatened species, or health and safety.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Company or any of its Subsidiaries is treated as a single employer under Section 414 of the Code.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Representations” shall mean: (a) in the case of the Company, the representations and warranties contained in Section 3.01 (Organization and Qualification); Section 3.03(a), (b), (c), (d)(ii) and (e) (Capitalization); Section 3.04 (Due Authorization) and Section 3.17 (Brokers); and (b) in the case of SPAC, the representations and warranties contained in Section 4.01 (Organization and Qualification); Section 4.02 (SPAC Subsidiaries); Section 4.03 (Capitalization); Section 4.04 (Due Authorization); Section 4.10 (Business Activities) and Section 4.22 (Brokers).

“GAAP” shall mean United States generally accepted accounting principles, consistently applied.

Annex A-64

“Governmental Entity” shall mean any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Governmental Grant” shall mean any grant, incentive, subsidy, award, loan, participation, exemption, status, cost sharing arrangement, reimbursement arrangement or other benefit, relief or privilege provided or made available by or on behalf of or under the authority of the Innovation Authority, the Investment Center, the ITA (solely with respect to “benefit” or “approved” enterprise status or similar programs), the State of Israel, and any other bi- or multi-national grant program, framework or foundation (including the BIRD foundation) for research and development, the European Union, the Fund for Encouragement of Marketing Activities of the Israeli Government or any other Governmental Authority.

“Group Companies” shall mean the Company and all of its direct and indirect Subsidiaries, which shall include SPAC following the Closing.

“Hazardous Material” shall mean any substance, material or waste that is listed, classified, defined, characterized, designated or otherwise regulated by a Governmental Entity as a “toxic substance,” “hazardous substance,” “hazardous material”, “contaminant”, “pollutant”, “hazardous waste”, “solid waste” or words of similar meaning or effect, including any radioactive materials, chlorinated solvents, petroleum, petroleum derivatives (or synthetic substitutes), petroleum byproducts, petroleum breakdown products, asbestos, asbestos containing materials, mold, radon, flammable substances, explosive substances, urea formaldehyde foam insulation, polychlorinated biphenyls, per- and polyfluoroalkyl substances, and any other substances regulated under Environmental Law.

“Indebtedness” shall mean any of the following: (a) any indebtedness for borrowed money; (b) any obligations evidenced by bonds, debentures, notes or other similar instruments; (c) any obligations to pay the deferred purchase price of property or services, except trade accounts payable and other current liabilities; (d) any obligations as lessee under capitalized leases; (e) any obligations, contingent or otherwise, under acceptance, letters of credit or similar facilities to the extent drawn; (f) any guaranty of any of the foregoing; (g) any accrued interest, fees and charges in respect of any of the foregoing; and (h) any prepayment premiums and penalties actually due and payable, and any other fees, expenses, indemnities and other amounts actually payable as a result of the prepayment or discharge of any of the foregoing.

“Intellectual Property” shall mean all intellectual property (and rights therein and thereto) in any jurisdiction throughout the world including: (a) all inventions (whether or not patentable or reduced to practice), invention disclosures, certificates of invention, all improvements thereto, patents, utility models, industrial designs and all applications for any of the forgoing, including all provisionals, substitutions, divisionals, continuations, continuations-in-part, reissuances, renewals, extensions, reexaminations, patents of addition, supplementary protection certificates, or the like and any foreign equivalents of the foregoing (collectively, “Patents”); (b) all trademarks, service marks, certification marks, brand names, trade dress rights, logos, slogans, corporate names, business names and trade names, and other source or business identifiers, indicia of origin and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, intent-to-use applications or similar reservations of marks, renewals and extensions thereof (collectively, “Trademarks”); (c) all copyrights, copyrights works, works of authorship (whether or not copyrightable), literary works, rights in Software, design rights, masked works, pictorial and graphic works, reversions and moral rights, along with all applications, registrations and any renewals and extensions thereof (collectively, “Copyrights”); (d) all internet domain names, and social media usernames, handles and accounts, (collectively, “Domain Names”); (e) all trade secrets, know-how, technology, discoveries and improvements, proprietary rights, formulae, confidential information, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, technical information, source code, techniques, ideas, research, data analytics, designs, drawings, specifications, procedures, processes, models, algorithms, formulations, manuals and systems, whether or not patentable or copyrightable (collectively “Trade Secrets”); and (f) data, databases and data collections.

“intentional fraud” shall mean, with respect to a party to this Agreement, an actual and willful fraud with respect to the making of the representations and warranties pursuant to Article III or Article IV (as applicable), provided, that such actual and intentional fraud of such Party shall only be deemed to exist if the Party making

Annex A-65

such representation and warranty had actual knowledge (as opposed to imputed or constructive knowledge) that such representation and warranty made by such Party pursuant to, in the case of the Company, Article III as qualified by the Company Disclosure Letter, or, in the case of SPAC, Article IV, was actually breached when made, with the express intention that the other party to this Agreement rely thereon to its detriment, and such other Party did in fact rely on such representation or warranty and was damaged thereby.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“IP Contract” shall mean any Contract (including license agreements, coexistence agreements, and agreement with covenants not to assert) pursuant to which any Group Company (a) grants to a third Person any license, immunity or other right in or to any material Owned Intellectual Property, or (b) is granted by a third Person a license, immunity or other right in to any Intellectual Property that is material to the business of any Group Company; except in the case of each of (a) or (b), any Contract for: (i) Publicly Available Software, (ii) any third party Software that is generally commercially available to the public on standard terms, (iii) non-exclusive rights to use Company products or services (or any Trademarks in connection with the promotion or sale of Company products or services), (iv) non-exclusive rights to Intellectual Property incidental to or implied by the sale or purchase of goods or services, in each case of (iii) and (iv) entered into in the ordinary course of business, and (v) Intellectual Property developed by an employee or contractor engaged by such Group Company on the Company’s standard unmodified form agreement or other agreement with substantially similar terms relating to Intellectual Property as the Company’s standard form agreement.

“ITA” shall mean the Israel Tax Authority.

“ITO” shall mean the Israeli Income Tax Ordinance [New Version], 5721-1961, and all rules and regulations promulgated thereunder, as amended.

“JOBS Act” shall mean the Jumpstart Our Business Startups Act of 2012.

“Knowledge” shall mean the actual knowledge or awareness as to a specified fact or event, following reasonable inquiry, of: (a) with respect to the Company or Merger Sub, the individuals listed on Schedule 1.01 of the Company Disclosure Letter; and (b) with respect to SPAC, the individuals listed on Schedule 1.01 of the SPAC Disclosure Letter.

“Leakage” shall mean the aggregate amount of all distributions or payments of cash or other property made by the Group Companies during the Lock Box Period pursuant to any of the following transactions, except for those transactions that constitute Permitted Leakage or are made in the ordinary course of business: (a) other than the Stock Split, the Capital Restructuring and the other Transactions, the declaration, making or payment of any dividend, distribution or return of capital, or any redemption, purchase or other acquisition of Company Ordinary Shares or other securities of, or ownership interests in, the Company, or any payments in lieu of any of the foregoing (whether in cash or in kind), except in connection with the termination or resignation of any employees, officers and directors; (b) the payment of any remuneration, commission, royalty, licensing or service fees, management fees, advisory or monitoring fees, termination fees or penalties or consulting fees (in each case excluding grant of securities that are taken into account in the Conversion Factor) to any equityholder of the Company or to any Person who, to the Knowledge of the Company, is (i) a member, manager, equityholder or partner (in their capacity as such) of such equityholder or (ii) any of their respective Affiliated Persons; (c) the amount of any payment or other liability waived or discharged (including by way of conversion into equity) by the Company of any amount that was owed to it by any equityholder of the Company or to any Person who, to the Knowledge of the Company, is (i) a member, manager, equityholder or partner (in their capacity as such) of such equityholder or (ii) any of their respective Affiliated Persons; (d) any payment of any type in respect of any Indebtedness (including any breakage fees or penalties), in each case, by the Company to any equityholder of the Company or to any Person who, to the Knowledge of the Company, is (i) a member, manager, equityholder or partner (in their capacity as such) of such equityholder or (ii) any of their respective Affiliated Persons; (e) any assignment, transfer or surrender of any assets to, or the making of any payment on behalf of, any equityholder of the Company or to any Person who, to the Knowledge of the Company, is (i) the member, manager, equityholder or partner (in their capacity as such) of such equityholder or (ii) any of their respective Affiliated Persons; (f) any indemnity or other contingent liability or obligation granted or assumed by the Company in favor of any equityholder of the Company or to any Person who, to the Knowledge of the Company, is (i) a member, manager, equityholder or partner (in their capacity as such) of such equityholder or (ii) any of their respective Affiliated Persons; (g) the creation of any Lien over any asset of the Group Companies in favor of any of the Company’s equityholders or to any Person

Annex A-66

who, to the Knowledge of the Company, is (i) a member, manager, equityholder or partner (in their capacity as such) of any such equityholders or (ii) any of their respective Affiliated Persons, unless such Lien is released at or prior to the Closing; and (h) the payment or incurrence of any Tax, fee, interest or cost by any Group Company as a result of any of the matters set out in (a) through (g) above.

“Legal Proceeding” shall mean any action, suit, hearing, claim, charge, audit, lawsuit, litigation, investigation (formal or informal), inquiry, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before a Governmental Entity.

“Liability” shall mean any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Applicable Legal Requirement, Legal Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Licensed Intellectual Property” shall mean all Intellectual Property licensed to any of the Group Companies or used in or necessary for the conduct or operation of the business of the Group Companies, as presently conducted.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien, license, option, right of first offer, right of first refusal, restriction or charge of any kind (including, any conditional sale or other title retention agreement or lease in the nature thereof, any agreement to give any security interest and any restriction relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership).

“Lock Box Period” shall mean the period from and including the date of this Agreement to and including the Closing.

“Minimum Cash Amount” shall mean an amount equal to Two Hundred and Twenty-Five Million Dollars ($225,000,000).

“Nasdaq” shall mean The Nasdaq Capital Market.

“OFAC” shall mean the U.S. Treasury Department Office of Foreign Assets Control.

“Order” shall mean any award, injunction, judgment, regulatory or supervisory mandate, order, writ, decree or ruling entered, issued, made, or rendered by any Governmental Entity that possesses competent jurisdiction.

“Organizational Documents” shall mean, with respect to any Person that is not an individual, the articles or certificate of incorporation or organization, bylaws, articles and memorandum of association, limited partnership agreement, partnership agreement, limited liability company agreement, shareholders agreement and other similar organizational documents of such Person.

“Owned Intellectual Property” shall mean all Intellectual Property which any of the Group Companies has (or purports to have) an ownership interest.

“PCAOB” shall mean the Public Company Accounting Oversight Board.

“Permitted Leakage” shall mean (a) any compensation or benefits (including severance or termination benefits), or reimbursement of costs or expenses, paid or payable to or for the benefit of any equityholder of the Company or the members, managers or partners (in their capacity as such) of such equityholder, in each such case, who is also a director, officer, or employee of, or consultant to, any Group Company in connection with such Person’s services as a director, officer, employee or consultant, in each case, as paid in the ordinary course of business or otherwise permitted pursuant to Section 5.01 or Schedule 5.01 of the Company Disclosure Letter (including any Taxes paid by the Company in connection with any such amounts paid to such Person); (b) any payments made with the prior written consent of SPAC solely to the extent of the amount approved; (c) any indemnification of directors and officers of the Group Companies pursuant to indemnification agreements existing as of the date of this Agreement or otherwise disclosed in Schedule 5.01 of the Company Disclosure Letter; (d) any transactions consummated in connection with the Capital Restructuring or otherwise contemplated by this Agreement; (e) any Leakage to the extent not exceeding One Million Dollars ($1,000,000) in the aggregate or otherwise disclosed in Schedule 5.01 of the Company Disclosure Letter; (f) any Tax on the foregoing; and (g) any issuance of securities of the Company that is taken into account in the calculation of the Conversion Factor.

Annex A-67

“Permitted Lien” shall mean: (a) Liens for Taxes not yet delinquent or for Taxes that are being contested in good faith by appropriate proceedings and that are sufficiently reserved for on the Financial Statements or the SPAC Financial Statements, as applicable, in accordance with GAAP; (b) statutory and contractual Liens of landlords with respect to Leased Real Property that do not, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected parcel by any of the Group Companies; (c) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course and: (i) that are not yet delinquent; or (ii) that are being contested in good faith through appropriate proceedings; (d) in the case of real property, zoning, building code, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other irregularities in title, none of which, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected parcel by any of the Group Companies; (e) Liens securing the Indebtedness of any of the Group Companies set forth on Schedule 3.21(a)(ii) of the Company Disclosure Letter; (f) in the case of Intellectual Property, third party non-exclusive license agreements entered into in the ordinary course; (g) Liens incurred in connection with capital lease obligations of any of the Group Companies; and (h) all exceptions, restrictions, easements, imperfections of title, charges, rights-of-way and other Liens of record that do not materially interfere with the present use of, or materially detract from the value of, the assets of the Group Companies, taken as a whole.

“Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

“Personal Information” shall mean, to the extent regulated by Privacy Laws, “personal data”, “personally identifiable information”, “PII” or all information that identifies or could be used to directly or indirectly identify an individual person.

“Privacy Laws” shall mean Applicable Legal Requirements relating to the Processing of Personal Information, including the Federal Trade Commission Act, the California Consumer Privacy Act, Regulation (EU) 2016/679 and any laws implementing that Regulation, the UK Data Protection Act 2018, the UK General Data Protection Regulation as defined by the UK Data Protection Act 2018 as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019, Israel’s Protection of Privacy Law 5741-1981, and any other related regulations, directives and orders applicable to Personal Information or the access thereto or use or transfer thereof.

“Processing” shall mean any operation or set of operations which is performed upon Personal Information, whether or not by automatic means, including but not limited to: collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction. “Process” and “Processed” shall be construed accordingly.

“Processor” shall mean any Person that Processes any Personal Information on behalf of any Group Company.

“Publicly Available Software” shall mean any Software (or portion thereof) that is distributed (i) as free Software or open source Software (including, for example, Software distributed under the GNU General Public License, the GNU Lesser General Public License, the Affero General Public License, Mozilla Public License, or Apache Software License), or (ii) pursuant to open source, copyleft or similar licensing and distribution models.

“Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of , dated as of November 24, 2020, by and among SPAC, the Sponsor and the Holders party thereto.

“Registration Statement” shall mean the Registration Statement on Form F-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, to be filed with the SEC by the Company under the Securities Act with respect to the shares of Company Ordinary Shares that constitute the Merger Consideration.

“Related Parties” shall mean, with respect to a Person, such Person’s former, current and future direct or indirect equityholders, controlling Persons, shareholders, optionholders, members, general or limited partners, Subsidiaries, Representatives, and each of their respective successors and assigns.

“SEC” shall mean the United States Securities and Exchange Commission.

Annex A-68

“Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Self-Help Code” shall mean any back door, time bomb, drop dead device, or other Software routine designed to disable a computer program without input from, knowledge of, or notice to the user of the program.

“Software” shall mean all computer software, applications, and programs, including software compilations, development tools, compilers, files, scripts, manuals, design notes, programmers’ notes, architecture, application programming interfaces, mobile applications, algorithms, user interfaces, menus, buttons, icons, and documentation related thereto or associated therewith as well as any foreign language versions, fixes, upgrades, updates, enhancements, new versions, previous versions, new releases and previous releases thereof, in each case, whether in source code, object code or human readable form.

“SoftWheel Business” shall mean all of the activities, operations and assets of the Group Companies related to their wheelchair and bicycle wheel business known as “SoftWheel.”

“SPAC A&R Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of SPAC, dated November 24, 2020, as may be amended, modified or supplemented from time to time.

“SPAC Class B Conversion Ratio Adjustment” shall have the meaning assigned to such term in the Sponsor Letter Agreement attached hereto as EXHIBIT E.

“SPAC Liabilities” shall mean, as of any determination time, the aggregate amount of Liabilities of SPAC that would be accrued on a balance sheet in accordance with GAAP, whether or not such Liabilities are due and payable as of such time. Notwithstanding the foregoing or anything to the contrary herein, SPAC Liabilities shall not include any SPAC Transaction Costs.

“SPAC Material Adverse Effect” shall mean any change, event, state of facts, development or occurrence, that, individually or when aggregated with other changes, events, states of facts, developments or occurrences: (a) has had a materially adverse effect on the business, assets, financial condition or results of operations of SPAC; or (b) is reasonably likely to prevent or materially delay or materially impede the ability of SPAC to consummate the Transactions; provided, however, that no change or effect arising out of any of the following shall constitute a SPAC Material Adverse Effect pursuant to clause (a): (i) changes attributable to the public announcement or pendency of the Transactions; (ii) changes or proposed changes in Applicable Legal Requirements after the date of this Agreement; (iii) changes or proposed changes in GAAP (or any interpretation thereof) after the date of this Agreement; (iv) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets), in each case, in the United States or anywhere else in the world; or (v) any failure to meet any projections, forecasts, guidance, estimates, milestones or financial predictions of cash position, provided that this clause (v) shall not prevent a determination that any change, event, state of facts, development or occurrence underlying such failure has resulted in a SPAC Material Adverse Effect.

“SPAC Public Warrants” shall mean the warrants sold to the public by SPAC as part of SPAC’s initial public offering (whether purchased in such offering or thereafter in the public market) that entitle the holder thereof to purchase SPAC Class A Shares at an exercise price of $11.50 per share.

“SPAC Stockholder” shall mean a holder of SPAC Shares or SPAC Preference Shares, as applicable.

“SPAC Stockholder Approval” shall mean the vote of the holders of SPAC Shares required to approve the SPAC Transaction Proposals, as determined in accordance with Applicable Legal Requirements and SPAC’s Organizational Documents.

“SPAC Shares” shall mean the SPAC Class A Shares, the SPAC Class B Shares and the SPAC Preference Shares.

“SPAC Sponsor Warrants” shall mean the warrants sold by SPAC to the Sponsor in connection with SPAC’s initial public offering that entitle the Sponsor to purchase SPAC Class A Shares at an exercise price of $11.50 per share.

“SPAC Transaction Costs” shall mean, as of any determination time, the aggregate amount of all out-of-pocket fees, commissions, costs, finder’s fees, expenses and other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, SPAC in connection with the negotiation, preparation or execution of this Agreement or the

Annex A-69

other Transaction Agreements, the consummation of the Transactions or the consummation of SPAC’s initial public offering, including (a) the fees and expenses of outside legal counsel, accountants, brokers, investment bankers, consultants, or other agents or service providers of SPAC, (b) deferred underwriting fees, costs and expenses from SPAC’s initial public offering and (c) any other fees, filing fees, expenses, commissions or other amounts that are expressly allocated to SPAC pursuant to this Agreement or any other Transaction Agreements, in each case, whether paid or unpaid prior to the Closing.

“SPAC Transaction Proposals” shall mean (i) the adoption of this Agreement and approval of the Transactions, including the authorization of the Merger and the PIPE Investment, (ii) the adoption and approval of each other proposal reasonably agreed to by SPAC and the Company as necessary or appropriate in connection with the consummation of the Transactions (including any proposal to alter the authorized share capital of SPAC to match the authorized share capital of Merger Sub) and (iii) the adoption and approval of a proposal for the adjournment of the SPAC Stockholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing.

“SPAC Units” shall mean equity securities of SPAC each consisting of one share of SPAC Class A Share and one-half (1/2) of one SPAC Public Warrant.

“SPAC Warrants” shall mean the SPAC Public Warrants and the SPAC Sponsor Warrants.

“Specified Business Conduct Laws” shall mean: (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, Sections 291 and 291A of the Israeli Penal Law, 1967, and other Applicable Legal Requirements relating to bribery or corruption; (b) all Applicable Legal Requirements imposing economic or financial sanctions on any Person, including all Applicable Legal Requirements administered by OFAC or the Bureau of Industry and Security administered by the U.S. Department of Commerce, all sanctions laws or embargos imposed or administered by the U.S. Department of State, the United Nations Security Council, the State of Israel, Her Majesty’s Treasury or the European Union and all anti-boycott or anti-embargo laws; (c) all Applicable Legal Requirements relating to the import, export, re-export, transfer of information, data, goods, software, and technology, including the Export Administration Regulations administered by the U.S. Department of Commerce and the International Traffic in Arms Regulations administered by the U.S. Department of State; and (d) the Money Laundering Control Act, the Currency and Foreign Transactions Reporting Act, The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and other Applicable Legal Requirements relating to money laundering.

“Sponsor” shall mean 10X Capital SPAC Sponsor I LLC, a Delaware limited liability company.

“Subsidiary” shall mean, with respect to any Person, any partnership, limited liability company, corporation or other business entity of which: (a) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; (b) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof; or (c) in any case, such Person controls the management thereof.

“Tax” or “Taxes” shall mean: (a) any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, capital gains, capital stock, windfall profits, license, sales, use, estimated, occupation, VAT, ad valorem, transfer, franchise, withholding, severance, social security (including national health insurance), payroll, recapture, net worth, employment, excise and property taxes, assessments, escheat, abandoned property, stamp, environmental, registration, governmental charges, duties, fees, levies and other similar charges, in each case, imposed by a Governmental Entity, (whether disputed or not) together with all interest, penalties, surcharges, deficiency assessments, and additions imposed by a Governmental Entity with respect to any such amounts; and (b) any liability in respect of any items described in clause (a) payable by reason of Contract transferee liability or operation of law or Treasury Regulations Section 1.1502-6(a) (or any analogous or similar provision under state, local, or foreign law).

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes that is filed or required to be filed with a Governmental Entity, including any schedule or attachment thereto and any amendment thereof.

Annex A-70

“Tax Sharing Agreement” shall mean any agreement or arrangement (including any provision of a Contract) primarily related to Taxes pursuant to which any Group Company is or may be obligated to indemnify any Person for, or otherwise pay, any Tax of, or imposed on, another Person.

“Transaction Agreements” shall mean this Agreement, the Investors’ Rights Agreement, the Subscription Agreements, the Confidentiality Agreement, the Articles Amendment, the Sponsor Letter Agreement, the Intercompany Loan Agreement, the Support Agreement and all the agreements documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

“Transactions” shall mean the transactions contemplated pursuant to this Agreement and the Transaction Agreements, including the Merger.

“Treasury Regulations” shall mean the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code.

“Unauthorized Code” shall mean any virus, Trojan horse, worm, or other Software routines or hardware components designed to permit unauthorized access, to disable, erase, or otherwise harm Software, hardware or data that is not developed or authorized by any Group Company or the licensor of the Software or hardware components.

“Unpaid SPAC Liabilities” means the outstanding SPAC Liabilities.

“Warrant Agreement” means the Warrant Agreement, dated as of November 23, 2020, between Continental and SPAC.

Annex A-71

Annex C

חוק החברות, התשנ"ט - 1999

תקנון חברה

1. שם החברה

בעברית: **רי אוטומוטיב בע"מ**

באנגלית: **REE Automotive Ltd.**

2. מטרות החברה

לפי ס' 32(1) לחוק- לעסוק בכל עיסוק חוקי.

3. הון המניות הרשום של החברה

ההון הרשום של החברה הוא 210,000 ₪ המחולקים ל- (א) 13,936,366 מניות רגילות בעלות ערך נקוב 0.01 ₪ כל אחת, (ב) 1,401,827 מניות בכורה א' בעלות ערך נקוב 0.01 ₪ כל אחת, (ג) 290,128 מניות בכורה א'-1 בעלות ערך נקוב 0.01 ₪ (ד) 2,677,706 מניות בכורה ב' בעלות ערך נקוב 0.01 ₪ כל אחת, (ה) 231,014 מניות בכורה ב'-1 בעלות ערך נקוב 0.01 ₪ כל אחת, (ו) 1,602,959 מניות בכורה ג' בעלות ערך נקוב 0.01 ₪ כל אחת, (ז) 820,000 מניות בכורה ד' בעלות ערך נקוב 0.01 ₪ כל אחת, ו- (ח) 40,000 מניות בכורה ד'-1 בעלות ערך נקוב 0.01 ₪ כל אחת.

4. אחריות מוגבלת

אחריותם של בעלי המניות מוגבלת לפירעון סכום הון המניות הבלתי נפרע שברשותם.

5. חברה פרטית - הגבלות

א. כל העברת מניות בחברה כפופה ומותנית כמפורט בתקנון זה.

ב. אסור לחברה להציע מניות ו/או אגרות חוב לציבור.

ג. מספר בעלי המניות לא יעלה על חמישים, מלבד עובדי החברה או מי שהיו עובדיה ובהיותם עובדיה ואף לאחר שהופסקה עבודתם הם מוסיפים להיות בעלי מניות בחברה, ובלבד שאם שני בעלי מניות או יותר מחזיקים ביחד (בעלים משותפים) מניה אחת או יותר, הם ייחשבו, לצורך סעיף זה, כבעל מניה אחד;

כל הזכויות והחובות הצמודות למניות, הזכויות והחובות של בעלי המניות וההסדרים בין בעלי המניות לבין עצמם ובינם לבין החברה יהיו בהתאם להוראות **<u>חלק ב'</u>** לתקנון זה שמהווה חלק בלתי-נפרד מתקנון זה ויראו בהן כהוראות תקנוניות לכל דבר ועניין. אין באמור כדי לגרוע מהזכויות והחובות של בעלי המניות והחברה על פי דין או הסכם.

Annex C-1

חלק ב’ לתקנון החברה – רי אוטומוטיב בע“מ

The Companies Law 5759-1999

A Company Limited by Shares

Sixth Amended Articles

of

REE AUTOMOTIVE LTD.

Effective as of August 26, 2020

Preliminary

1.      The following articles shall, subject to repeal, addition and alteration as provided by the Companies Law (as defined in Article 1.1 below) or these Articles (as defined in Article 1.1 below), be the Articles of the Company (as defined in Article 1.1 below).

1.1.        In these Articles, if not inconsistent with the context, the words standing in the first column of the following table shall bear the meanings set opposite them.

Affiliate (of a shareholder)

(i) a person or entity that Controls or is Controlled by or is under common Control with the respective shareholder. (ii) in respect of any person which is a limited or general partnership, its partners, affiliated partnerships managed by the same management company or managing (general) partner or by an entity which Controls, is Controlled by, or is under common Control with, such management company or managing (general) partner.

Articles	these Amended Articles, as may be amended from time to time according to the provisions of the Companies Law and the provisions herein.
Auditors	the Company’s auditors appointed according to the provisions of the Companies Law and the provisions herein.
Board of Directors (or the Board)	the board of directors lawfully appointed in accordance with Article 69.
CEO	the chief executive officer of the Company.
CFO	the chief financial officer of the Company.
Chairman	the chairman of the Board.
The Companies Law	the Companies Law 5759-1999, and any regulations promulgated pursuant thereto, as shall be in effect from time to time.
the Company	REE Automotive Ltd., a private Company organized under the laws of the State of Israel, corporate registration number 514557339.
Conversion Price	the applicable conversion price for each Preferred Share. The initial Conversion Price for each Preferred Share shall be the Original Issue Price of such Preferred Share.
Conversion Rate	the quotient obtained by dividing the applicable Original Issue Price by the Conversion Price then in effect.
Conversion Rights	the conversion rights of the Preferred Shares as detailed in Article 14 hereof.
Conversion Shares	the Ordinary Shares issued or issuable pursuant to the conversion or reclassification of the Preferred Shares.

Annex C-2

Control

the possession directly or indirectly of more than 50% (fifty percent) of the voting power, the right to appoint at least 50% of the members of the board of directors, or the right to receive more than 50% of the distributed profits of such shareholder.

Deemed Liquidation

(i) Any merger, reorganization or consolidation of the Company with or into another entity, or the acquisition of the Company by means of any transaction or series of related transactions, following which the existing shareholders of the Company as of immediately prior to such transaction or series of related transactions hold, by virtue of securities issued as consideration for the Company’s acquisition, less than 50% of the voting power of the surviving or acquiring entity or less than 50% of the issued and outstanding share capital of the surviving or acquiring entity; (ii) a sale of all or substantially all of the shares and/or the assets of the Company (including, for this purpose, the grant of an exclusive license to all or substantially all of the intellectual property rights of the Company), in a single transaction or a series of related transactions; (iii) any other transaction or series of related transactions in which more than fifty percent (50%) of the outstanding share capital of the Company following such transaction or series of related transactions is held by a person or entity or group of persons or entities (related contractually or otherwise), other than existing shareholders; or (iv) any distribution of a dividend or a series of dividends which has the effect or economic impact as the above said, provided, that a Deemed Liquidation shall not include: (x) an IPO (as hereinafter defined); or (y) any other transaction or series of transactions for bona fide equity financing purposes in which the Company issues New Securities for cash or the cancellation or conversion of indebtedness of the Company or a combination thereof, for the purpose of financing the operations and business of the Company, provided further, that no Equity Securities are being transferred by existing shareholders in such transaction (except for such existing shareholders, each holding less than 5% of the share capital of the Company on an issued and outstanding basis, and 20% on the aggregate. In any event, such existing shareholders holding securities issued pursuant to any Company’s share incentive plan shall not participate in such transaction).

Director	a member of the Board appointed in accordance with the provisions of these Articles and holding office from time to time.
Equity Securities

Any Ordinary Shares, Preferred Shares, any securities evidencing an ownership interest in the Company, or any securities (including, inter alia, options, warrants, convertible debentures, bonds or capital notes) convertible, exchangeable or exercisable into any of the aforesaid securities, any certificates conferring a right in any such securities, and any agreement or commitment to issue any of the foregoing.

Excellence	Excellence Nessuah Gemel Ltd. and its Permitted Transferees.
The Founders	Shall mean Mr. Daniel Barel and Mr. Ahishay Sardes.
Fully Diluted Basis

means all issued and outstanding shares of the Company (on an as converted to Ordinary Shares basis) and all shares issuable upon exercise or conversion of all convertible securities, including but not limited to (i) all Ordinary Shares and Preferred Shares (being deemed converted to Ordinary Shares), (ii) all securities convertible into shares being deemed so converted, (iii) all convertible loans, (iv) all options, warrants and other rights to acquire shares or exchangeable for shares deemed allocated and exercised, and (v) all options promised, reserved for and/or allocated to employees, directors and consultants deemed converted and/or granted and/or exercised.

Annex C-3

General Meetings: Annual General Meeting, Extraordinary General Meeting and Class Meeting

Annual General Meeting: the annual general meeting of the Company’s shareholders held once every calendar year at such time, being not more than 15 months after the holding of the last preceding general meeting, at a place determined by the Board.

Extraordinary General Meeting: any other general meeting of the Company’s shareholders called by the Directors or any of the shareholders pursuant to these Articles or the Companies Law, other than the Annual General Meeting.

Class Meeting: a separate Extraordinary General Meeting of any class of shares.
Annual and Extraordinary General Meetings may each be referred to as a General Meeting.
Including	including without limitation.
Interested Party Transaction	any transaction between the Company and any “Interested Party” (as defined in the Israeli Securities Law, 1968).
IPO

the closing of a sale of the Company’s Ordinary Shares to the public in a bona fide, underwritten, public offering pursuant to a registration statement under the U.S. Securities Act of 1933, as amended, the Israeli Securities Law or similar securities laws of another jurisdiction and the listing of such Ordinary Shares for trading on a recognized international stock exchange, or the listing thereof on NASDAQ or another recognized, automated quotation system.

Liquidation

(a) any dissolution, winding-up or liquidation of the Company, and (b) any foreclosure by creditors of the Company on substantially all assets of, or equity interests in the Company, all whether voluntarily or involuntarily.

Major Shareholder

shall mean any shareholder of the Company together with its Permitted Transferees holding more than three percent (3%) of the Company’s share capital, on a Fully Diluted Basis; in each case, other than the holders of shares issued upon the exercise of options granted pursuant to a share option/purchase plan for the Company’s employees, officers, directors, consultants and other service providers. The definition of a “Major Shareholder” shall not be amended without the written consent of each of (i) Meitav Dash (as long as it holds at least 3% of the issued and outstanding share capital on a Fully Diluted Basis) and (ii) any other Major Shareholder holding more than five percent (5%) of the Company’s share capital, on a Fully Diluted Basis.

Meitav Dash	Meitav Dash Provident Funds and Pension Ltd., and its Permitted Transferees.
Month	a Gregorian calendar month.
New Securities

shall mean any share capital of the Company, whether or not now authorized, and rights, options or warrants to purchase share capital, and securities of any type whatsoever that are, or may become, convertible into share capital; provided that the term “New Securities” shall not include:

(a)     the issuance of securities of the Company to employees, consultants or service providers pursuant to a share/stock option plan(s) approved by the Board, within an agreed upon option/share pool approved by the Board, and where the primary purpose is not to raise additional equity capital for the Company;

(b) securities of the Company offered to the public in a IPO;
(c) securities of the Company issued in connection with any Recapitalization Event;

Annex C-4

(d) any securities of the Company issued upon exercise of any outstanding options or warrants;
(e) any securities of the Company issued to a Strategic Investor (as defined below), as approved by the Board.
(f) any securities of the Company issued or issuable pursuant to the Share Purchase Agreement, dated July 31, 2018;
(g) any securities issuable upon conversion of Preferred Shares;

(h)    up to 5% of the Company’s share capital on a Fully Diluted basis, securities issuable subject to the approval of the holders of the majority of the issued and outstanding share capital of the Company;

(i)     any issuance of securities of the Company approved by the Board in which the number of shares being issued constitutes no more than 4% of the Company’s then issued and outstanding share capital; and

(j) any securities of the Company issued or issuable pursuant to the Purchase Agreement (as defined below).
Office	the registered office of the Company at any one time, as may be determined by the Board from time to time, all in accordance with Section 123 of the Companies Law.
Officer	as such term (“Nosse Misra”) is defined in the Companies Law.
Ordinary Resolution

shall mean a resolution that requires a majority of more than fifty percent (50%) of the votes of the issued and outstanding share capital present or otherwise represented at a General Meeting and affirmatively voting, on an as-converted basis, excluding any “abstaining” votes which shall not be deemed as present or otherwise represented at the applicable General Meeting.

Ordinary Shares	The Ordinary Shares of the Company, nominal value NIS 0.01 each.
Original Issue Price

shall mean with respect to the Preferred A Shares a price of US $2.16 per share, with respect to the Preferred A-1 Shares a price of US$13.787 per share, with respect to the Preferred B Shares a price of US$ 7.28 per share, with respect to the Preferred B-1 Shares, a price of US $ 4.73 per share, with respect to the Preferred C Shares a price of US$16.22 per share, with respect to the Preferred D Shares a price of US$71.54 per share and with respect to the Preferred D-1 Shares a price of US$60.81 per share; all subject to recapitalization adjustments as a result of a Recapitalization Event.

Permitted Transferee

(A) With respect to a shareholder which is an entity or corporation: (i) Affiliates thereof; (ii) in a transfer resulting from the liquidation or merger of an entity, to the successors in interest to such liquidating or merging entity; and (iii) an entity succeeding to all or substantially all of the assets of the transferor;

(B) With respect to a shareholder who is an individual: (i) a first degree family member of such shareholder; (ii) trustee of the Shareholder or a transferee by operation of law, or (ii) an entity Controlled by such shareholder, provided that such entity remain Controlled by such shareholder, and further provided that such entity may only transfer the shares of the Company transferred to it back to the original holder of such shares or as otherwise allowed under these Articles.

(C) With respect to Meitav Dash, in addition to the above, those entities listed as items 1-4 of the first schedule of the Israeli Securities Law – 1968.

Annex C-5

Person

shall mean any individual, corporation, limited liability company, partnership, firm, joint venture, mars and/or moon based individual, cooperative, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.

Preferred A Shares	The Series A Preferred Shares of the Company, nominal value NIS 0.01 each.
Preferred A-1 Shares	The Series A-1 Preferred Shares of the Company, nominal value NIS 0.01 each.
Preferred B Shares	The Series B Preferred Shares of the Company, nominal value NIS 0.01 each.
Preferred B-1 Shares	The Series B-1 Preferred Shares of the Company, nominal value NIS 0.01 each
Preferred C Shares	The Series C Preferred Shares of the Company, nominal value NIS 0.01 each
Preferred D Shares	The Series D Preferred Shares of the Company, nominal value NIS 0.01 each
Preferred D-1 Shares	The Series D-1 Preferred Shares of the Company, nominal value NIS 0.01 each
Preferred A Shareholder	A holder of Preferred A Shares.
Preferred A-1 Shareholder	A holder of Preferred A-1 Shares.
Preferred B Shareholder	A holder of Preferred B Shares.
Preferred B-1 Shareholder	A holder of Preferred B-1 Shares.
Preferred C Shareholder	A holder of Preferred C Shares.
Preferred D Shareholder	A holder of Preferred D Shares.
Preferred D-1 Shareholder	A holder of Preferred D-1 Shares.
Preferred Shareholders	A holder of Preferred Shares.
Preferred Shares	The Preferred A Shares together with the Preferred A-1 Shares, the Preferred B Shares, the Preferred B-1 Shares, the Preferred C Shares, the Preferred D Shares and the Preferred D-1 Shares.
QIPO or Qualified IPO	the closing of an IPO which is effected a at price per share which represents a Company pre-money valuation (on a fully diluted basis) of at least US$1,200,000,000.
Recapitalization Event	any share split, share subdivision or combination, distribution of a share dividend.
Purchase Agreement	The Preferred D Share Purchase Agreement dated November 28, 2019 by and among the Company and the Investors listed in Schedule I thereto.
The Shareholders Register

shall mean the register of shareholders to be kept in accordance with Section 130 of the Companies Law and Article 16.4 below, or, if the Company shall have any branch register(s) — any such branch register(s), as the case may be.

Strategic Investor

shall mean any Person that the Board, in its reasonable good faith opinion, expects to materially contribute to the research and development, marketing, strategic or other commercial abilities of the Company.

Subsidiaries	SoftWheel USA, Inc. and SoftWheel GMBH

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in writing

refers to written, printed, photocopied, typed, sent via facsimile, e-mail or produced by any visible substitute for writing, or partly one and partly another, and “signed” shall be construed accordingly.

Year	refers to 12 consecutive Months.

1.2.        The titles and headings appearing in these Articles are for ease of reference only and shall not be deemed to be part thereof.

1.3.        Subject to the provisions of this Article, in these Articles, unless the context otherwise requires, expressions defined in the Companies Law, or any modification thereof in force on the date on which these Articles become binding upon the Company, shall have the meanings so defined. Words importing the singular shall include the plural, and vice versa, and words importing the masculine gender shall include the female gender, and words importing persons shall include bodies corporate.

Limitation of Liability

2.      The liability of shareholders for the Company’s obligations is limited to the payment of the nominal value of the Company’s shares, all subject to Section 304 of the Companies Law.

Purposes of the Company

3.      Subject to any limitations contained herein, the Company shall engage in any legal occupation and/or business.

Office

4.      The Office of the Company shall be at such place as the Board shall determine from time to time.

Private Company

5.      The Company is a private company and accordingly:

5.1         The number of shareholders of the Company (exclusive of persons who are in the employment of the Company and of former employees of the Company who became shareholders of the Company while so employed) shall not exceed fifty (50), provided that where two (2) or more persons hold one (1) or more share(s) in the Company jointly, they shall, for the purposes of these Articles, be treated as a single shareholder;

5.2         Any invitation to the public to subscribe for any shares, debentures, debenture stock or any other securities of the Company is hereby prohibited;

5.3         The right of transfer of shares shall be restricted as hereinafter provided.

Share Capital

6.      The registered share capital of the Company is NIS 200,100, divided into: (i) 13,936,366 Ordinary Shares; (ii) 1,401,827 Preferred A Shares; (iii) 290,128 Preferred A-1 Shares; (iv) 2,677,706 Preferred B Shares; (v) 231,014 Preferred B-1 Shares, (vi) 1,602,959 Preferred C Shares, (vii) 820,000 Preferred D Shares, and (viii) 40,000 Preferred D-1 Shares.

Shares

7.      The holders of Ordinary Shares or Preferred Shares shall have the following rights:

7.1.        to receive notices of General and Extraordinary General Meetings;

7.2.        to attend the Company’s General and Extraordinary General Meetings and vote thereat, either in person or by a proxy;

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7.3.        to receive dividends in such cases where the Board has lawfully decided to distribute dividends in accordance with the provisions of Articles 14, 104 through 112 below;

7.4.        to participate in the distribution of the Company’s assets remaining after liquidation or winding up, in accordance with the provisions of Article 14 below.

7.5.        to examine and receive copies of any register, document, report, or account of the Company according to the rights conferred by the Companies Law.

8.      reserved

9.      Without prejudice to any special rights previously conferred by the issued outstanding shares in the Company, the Company may issue shares with such preferred or deferred rights of redemption or other special rights or such restrictions, whether concerning dividends, voting, repayment of share capital or otherwise, as may be determined by the Company from time to time.

10.

10.1.      If at any time the Company’s share capital is divided into different classes of shares (unless otherwise provided for by the terms of issue of the shares of that class), the Company may change, convert, broaden, add to or vary in any other manner the rights, advantages, restrictions, and provisions attached at that time to any class, after receipt of the written consent of the holders of more than 50% of the issued shares of the class so affected. The provisions of these Articles relating to General Meetings shall apply, mutatis mutandis, to every such Class Meeting.

Without derogating from Article 10.1 above, and subject to Article 68 below, the Company may from time to time amend these Articles by Ordinary Resolution.

10.2.      The provisions of Article 52 below with regard to a quorum at General Meetings shall apply to a Class Meeting held pursuant to Article 10.1 above, mutatis mutandis.

11.    Aggregation of Shares

All shares held by two or more shareholders who are Permitted Transferees shall be aggregated together for the purpose of determining the availability of any rights under these Articles for such shareholders, including rights which are conditioned on the relevant shareholder holding shares representing a minimum percentage, etc.

12.    Subject to the provisions of Article 13 below, and without derogating from the provisions of these Articles and of the Companies Law, the un-issued share capital of the Company shall be under the control of the Board, which shall have the authority and power to issue shares or otherwise dispose of such share capital to such persons, on such terms and conditions (including, inter alia, terms relating to calls on shares as set forth in these Articles), at such price (either at a premium or at nominal value, or, subject to the provisions of the Companies Law, at a discount), and at such times as the Board may deem fit. Subject to the provisions of Article 13 below, and without derogating from the provisions of these Articles and of the Companies Law, the Board shall also have the authority and power to grant any person or entity the option to acquire from the Company any shares of the Company, either for the nominal value of such underlying shares or for a premium, or, subject to the aforesaid, at a discount, at such time and for such consideration as the Board may deem fit.

13.    Preemptive Rights

13.1.      Until the consummation of an IPO, the following provisions shall govern the issuance of any New Securities of the Company (including rights to receive such securities, options to purchase or other securities convertible into shares of the Company’s share capital): any New Securities to be issued by the Company (the “Offered Securities”) shall first be offered by the Company — on equivalent terms of issuance - to Major Shareholders, in proportion to their respective holdings of the total issued and outstanding share capital of the Company, on an as-converted basis (the “Pro-Rata Share”), and provided such Major Shareholders are not in default of payment due from them in respect of the shares held by them.

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13.2.      Such offer to the Major Shareholders is to be made by providing them with a written notice identifying the proposed purchaser(s) and describing the terms of the proposed issuance (the “Offer Notice”). At the request of any Major Shareholder, the Company shall also provide additional reasonably requested information as to the identity of the proposed purchaser or the terms of the proposed transaction. Any such Major Shareholder may accept such offer as to all or any part of the portion of the Offered Securities so offered to it so as to maintain its Pro-Rata Share of said Offered Securities by giving the Company written notice of acceptance within fourteen (14) calendar days following the date on which such Offer Notice was given (the “Offer Notice Response”). Any Major Shareholder who does not inform the Company in writing within the said fourteen (14) days shall be considered as waiving its preemptive rights related to such Offer Notice Response.

13.3.      Following the consummation of the pre-emptive procedure detailed above, the Offered Securities shall be sold under the terms specified in the Offer Notice as follows: (i) Each Major Shareholder who elected to exercise its pre-emptive rights (fully or partially) will purchase its pro-rata portion of the Offered Securities (or, if so chosen by the applicable Major Shareholder, such part of its pro-rata portion indicated by him/her/it); and (ii) any remaining Offered Securities shall be under the control of the Board as aforesaid and may be subsequently issued without regard to this Article 13, except that said re-offered Offered Securities may not be issued in exchange for consideration less than or on terms more advantageous to the purchaser than those offered pursuant to Article 13.2. If any of the Offered Securities are not acquired by the expiration of a three (3) month period following the first written notice under this Article, then such shares may not be issued except by compliance with the provisions of this Article 13.

14.    Conversion Rights

The Preferred Shares shall have conversion rights as follows:

14.1.      Right to Convert

(a)     Each Preferred Share shall be convertible, at the option of the holder thereof, at any time after the issuance of such share, into such number of fully paid and non-assessable Ordinary Shares of the Company as is determined by the Conversion Rate then in effect for such Preferred Share.

(b)    The initial Conversion Price per share for the Preferred Shares shall be their applicable Original Issue Price, provided, however, that the Conversion Price for the Preferred Shares shall be subject to adjustment, including as set forth in Sub-Articles 14.5, 14.7, 14.8 and 14.9 below.

14.2.      Automatic Conversion

14.2.1.    Each Preferred D Share and each Preferred D-1 Share shall automatically be converted, without payment of additional consideration, into Ordinary Shares at the Conversion Rate then in effect, upon the earlier of: (a) the closing of a QIPO, subject to the consummation of such QIPO or (b) if the majority of the then outstanding Preferred D Shares and the then outstanding Preferred D-1 Shares voting together as a single class have requested in writing to convert their shares into Ordinary Shares.

14.2.2.    Each Preferred C Share shall automatically be converted, without payment of additional consideration, into Ordinary Shares at the Conversion Rate then in effect, upon the earlier of: (a) the closing of a QIPO, subject to the consummation of such QIPO or (b) if the majority of the then outstanding Preferred C Shares have requested in writing to convert their shares into Ordinary Shares.

14.2.3.    Each Preferred B Share and each Preferred B-1 Share shall automatically be converted, without payment of additional consideration, into Ordinary Shares at the Conversion Rate then in effect, upon the earlier of: (a) the closing of a QIPO, subject to the consummation of such QIPO or (b) if the majority of the then outstanding Preferred B Shares and the then outstanding Preferred B-1 Shares voting together as a single class have requested in writing to convert their shares into Ordinary Shares.

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14.2.4.    Each Preferred A-1 Share shall automatically be converted, without payment of additional consideration, into Ordinary Shares at the Conversion Rate then in effect, upon the earlier of: (a) the closing of a QIPO, subject to the consummation of such QIPO or (b) if the majority of the then outstanding Preferred A-1 Shares have requested in writing to convert their shares into Ordinary Shares.

14.2.5.    Each Preferred A Share shall automatically be converted, without payment of additional consideration, into Ordinary Shares at the Conversion Rate then in effect, upon the earlier of: (a) the closing of a QIPO, subject to the consummation of such QIPO or (b) if the majority of the then outstanding Preferred A Shares have requested in writing to convert their shares into Ordinary Shares.

14.3.      Mechanism of Conversion

Before any holder of Preferred Shares shall be entitled to convert the same into Ordinary Shares, he shall surrender the certificate(s) therefore, duly endorsed, to the Company at its office or the office of any transfer agent for the Preferred Shares, and shall give written notice by mail, postage prepaid, to the Company at its office of the election to convert the same, and shall state therein the name(s) of any nominee(s) for such holder in which the certificate(s) for Ordinary Shares are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to such holder of Preferred Shares, or to the nominee(s) of such holder, a certificate(s) for the number of Ordinary Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the Preferred Shares to be converted, and the person(s) entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder(s) of such Ordinary Shares as of such date.

If the conversion is in connection with the Company’s IPO, the conversion may, at the option of any holder tendering Preferred Shares for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Ordinary Shares issuable upon such conversion of the Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such sale of securities.

Notwithstanding the aforesaid in this Article 14.3 above: (i) if the conversion is automatic pursuant to the provisions of Articles 14.2.1(a) and 14.2.3(a) above, then the conversion shall be deemed made immediately prior to the closing of such QIPO, regardless of whether the certificates representing such shares have been tendered to the Company, but from and after such conversion any such certificates not tendered to the Company shall be deemed to evidence solely the Ordinary Shares received upon such conversion and the right to receive a certificate for such Ordinary Shares; and (ii) if the conversion is automatic pursuant to the provisions of Articles 14.2.1(b) and 14.2.3(b) above, then the conversion shall be deemed made immediately prior to the close of business on the date of the written request by the holders of the requisite majority of Preferred Shares requesting conversion, and the person(s) entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder(s) of such Ordinary Shares as of such date.

14.4.      Sale of Shares Below Share Conversion Price (Anti-Dilution Protection)

(a)     Subject to the provisions of Article 14.5 below, if after the date of adoption of these Articles, the Company issues or sells, or is deemed by the express provisions of this subsection (a) to have issued or sold, New Securities for an Effective Price (as hereinafter defined) which is less than the applicable Conversion Price then in effect for any of the Preferred Shares, then and in each such case (a) the Conversion Price then in effect for such Preferred Share shall be reduced, concurrently with such issue or sale, for no additional consideration, to a price (calculated to the nearest cent with half a cent being rounded up) determined by multiplying such Conversion Price for such Preferred Share by a fraction (i) the numerator of which shall be the number of Ordinary Shares outstanding, on a Fully Diluted Basis (including all convertible securities and options), immediately prior to such issuance of New Securities, plus the number of Ordinary Shares which the aggregate consideration received by the Company for the total number of New Securities so

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issued would purchase at such Conversion Price in effect immediately prior to such issuance of New Securities, and (ii) the denominator of which shall be the number of Ordinary Shares on a Fully Diluted Basis and on an as converted basis (including full conversion and exercise of all Convertible Securities and options), immediately prior to such issuance of New Securities, plus the number of such New Securities so issued.

For the purpose of the above calculation, the number of Ordinary Shares outstanding immediately prior to such issuance shall be calculated on a Fully Diluted Basis, as if all issued and outstanding Preferred Shares had been fully converted into Ordinary Shares as of such date, and taking into account, any Ordinary Shares then issuable upon conversion, exercise or exchange of any Convertible Securities then outstanding (but not yet exercised).

(b)    For the purpose of making any adjustment required under this sub-Article 14.4, the consideration received or receivable by the Company for any issue or sale of Equity Securities shall (A) to the extent it consists of cash, be computed at the gross amount of cash received or receivable by the Company in consideration for such issuance or sale, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as reasonably determined in good faith by the Board, and (C) if New Securities, Convertible Securities (as hereinafter defined) or rights or options to purchase either New Securities or Convertible Securities are issued or sold together with other stock or Equity Securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received or receivable that may be reasonably determined in good faith by the Board to be allocable to such New Securities, Convertible Securities or rights or options.

(c)     In the event the Effective Price for any New Securities issuable, or if the number of Ordinary Shares deliverable, upon conversion or exercise of any such Convertible Securities, shall be modified or adjusted subsequent to the issuance of such securities, then the Conversion Price to the extent in any way affected by such modification or adjustment, shall be further adjusted to the Conversion Price that would have been in effect had such Effective Price been in effect upon the initial issuance of such Convertible Securities. To the extent that the actual issuance price of New Securities is equal to or in excess of the amounts initially determined in accordance with the above, no further adjustment of the Conversion Price, adjusted upon the issuance of such Convertible Securities, shall be made as a result of the actual issuance of New Securities on the exercise, conversion or exchange of any such Convertible Securities.

For purposes of the definition of “New Securities”, the sale or other disposition of any Equity Securities of the Company theretofore held in its treasury shall be deemed to be an issuance thereof.

(d)    The “Effective Price” of New Securities shall mean the quotient obtained by dividing (x) the consideration received or receivable, plus the total consideration deemed to have been received, by the Company for such issue under this subsection (d), for such New Securities, by (y) the total number of shares of New Securities, issued or sold,

14.5.      Special Full Ratchet Anti-Dilution Protection for Preferred D/D-1 Shares. Notwithstanding the provisions of Article 14.4 above, in the event the Company shall at any time after the Closing Date and prior to the lapse of thirty six (36) months from the Closing Date issues New Securities for an Effective Price which is less than the Conversion Price then in effect for the Preferred D Shares or the Preferred D-1 Shares, as applicable, then the Conversion Price for the Preferred D Shares or the Preferred D-1 Shares, as applicable, shall be reduced, concurrently with such issuance, to the consideration per share received by the Company for such issue of New Securities; provided that if such issuance was without consideration, then the Company shall be deemed to have received an aggregate of NIS 1.00 of consideration for all such New Securities issued.

14.6.      Adjustments for Splits and Combinations. If the Company shall subdivide, or combine its Ordinary Shares, the applicable Conversion Price shall be proportionately reduced or increased, in case of a subdivision or combination of shares, as applicable, as of the earlier of (i) the effective date of such subdivision or combination; or (ii) if the Company shall fix a record date for the purpose of so subdividing or combining, such record date.

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14.7.      Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Ordinary Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Article 14), provision shall be made so that the holders of Preferred Shares shall thereafter be entitled to receive, upon conversion of their Preferred Shares and in addition to the Ordinary Shares into which such Preferred Shares are convertible, such number of Ordinary Shares, or other securities or property of the Company or otherwise, which a holder of such number of Ordinary Shares deliverable upon conversion immediately prior to such recapitalization would have been entitled to receive upon such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article 14 with respect to the rights of the Preferred Shareholders and of the Preferred Shares after the recapitalization, to the end that the provisions of this Article 14 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Preferred Shares) shall be applicable after that event in a manner as nearly equivalent as may be practicable.

14.8.      Adjustments for Dividends. If the Company at any time declares or pays a dividend with respect to its Ordinary Shares only, payable in additional shares of Ordinary Shares or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional Ordinary Shares, without any comparable payment or distribution to the holders of Preferred Shares, then the Conversion Price of the Preferred Shares shall be proportionately adjusted as at the date the Company fixes as a record date for the purpose of receiving such dividend (or if no such record date is fixed, as at the date of such payment).

14.9.      Other Distributions. If the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred elsewhere in this Article 14, or if the Company at any time shall pay a dividend payable in additional Ordinary Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Ordinary Shares, then, in each such case, and without derogating from the provisions of these Articles, for the purposes of this Article 14, the holders of Preferred Shares shall be entitled to receive such distribution in respect of their holdings on an as-converted basis as of the record date for such distribution.

14.10.    No Impairment

The Company will not, by amendment of these Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder in this Article 14, but will at all times in good faith assist in the carrying out of all the provisions of this Article 14 and take all such actions as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Shares against impairment.

14.11.    No Fractional Shares

No fractional shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be issued shall be rounded to the nearest whole share.

14.12.    Certificate as to Adjustments.

Upon the occurrence of each adjustment or readjustment of any applicable Conversion Price pursuant to this Article 14, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Shares a certificate setting forth each adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall furnish or cause to be furnished to each Preferred Shareholder a like certificate setting forth: (a) the details of such adjustment and readjustment, (b) the applicable Conversion Price then in effect, and (c) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Preferred Share.

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14.13.    Reservation of Shares Issuable Upon Conversion

The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion and/or reclassification of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion and/or reclassification of all issued and outstanding Preferred Shares. If at any time the number of authorized but unissued Ordinary Shares shall be insufficient to effect the conversion and/or reclassification of all then issued and outstanding Preferred Shares, then in addition to such other remedies as shall be available to the holders of such Preferred Shares, the Company will take such corporate actions as may, in the opinion of its counsel, be necessary or expedient in order to increase its authorized but unissued Ordinary Share capital to such number of shares as shall be sufficient for such purposes, and each of the Company’s shareholders shall be obligated to co-operate with the Company in taking such corporate actions.

14.14.    Notices of Record Date

If the Company wishes to determine a record date to determine the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (including a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Preferred Shares, at least seven (7) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

14.15.    Notices

Any notice required by the provisions of this Article 14 to be given to the holders of Preferred Shares shall be deemed given seven (7) days after being deposited in the Israeli mail, postage prepaid, and addressed to each holder of record at its address appearing in the Shareholders Register; provided that, in the case of shareholders located outside of Israel, such notice shall be sent by first class airmail, facsimile, electronic mail or other rapid form of written communication, confirmation of such notice shall be sent by airmail.

14.16.    Issue Taxes.

The Company shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of Ordinary Shares upon conversion of Preferred Shares pursuant hereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

15.    Distributions

In the event of a Liquidation, Deemed Liquidation, or distribution of dividends in cash or in kind (each a “Distribution Event”), the Available Assets (as such term is defined below), shall be distributed between all shareholders of the Company on a pro-rata basis based on their respective holdings of the Company’s issued and outstanding share capital.

“Available Assets” means the assets and funds of the Company legally available for distribution to its shareholders.

Transfer, Transmission and Sale of Shares in the Company

16.    Any transfer of Equity Securities in the Company shall be subject to the following provisions:

16.1.      Until an IPO, a transfer of Equity Securities in the Company by a shareholder shall be subject to the approval of the Board with an exception to transfer of Equity Securities to a Permitted Transferee or in case of death of a shareholder, which shall not object to a transfer which is carried out in compliance with the provisions of these Articles. Notwithstanding the aforesaid, until an IPO, the Board may in good faith refuse to approve the registration of any transfer of Equity Securities to a direct competitor of the Company, and shall refuse to approve the registration of any transfer of Equity Securities made in contravention of or otherwise not in compliance with the provisions of these Articles applying to

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transfer of Equity Securities in the Company. Without prejudice to the above, any transfer of Equity Securities in the Company in excess of 10% of the Company’s issued and outstanding share capital (on an as converted basis) in one or a series of related transactions shall be subject to the prior written consent of the holders of at least 70% of the Company’s issued and outstanding share capital (on an as converted basis). This Article16.1 may not be amended, repealed or otherwise modified without the prior written approval of the holders of at least 70% of the Company’s issued and outstanding share capital (on an as converted basis).

Prior to the registration of a transfer of Equity Securities, the Board may require proof of compliance with the provisions of these Articles in respect of such transfer. If the Board makes use of its powers under this Article 16.1 and refuses to register a transfer of Equity Securities, it must provide written notice to the contemplated transferee of such refusal within fourteen (14) days from the date the deed of transfer was furnished to the Company.

16.2.      Each transfer of Equity Securities shall be made in writing in the form appearing below, or in a similar form, or in any form as may be determined by the Board from time to time. Such form of transfer shall be delivered to the Office together with the transferred share certificates and any other reasonable proof the Board shall require.

Instrument of Transfer of Shares

I, _________ of __________ (the “Transferor”) do hereby transfer to ____________, of ________________ (the “Transferee”) _______ share(s) having nominal value of NIS ________ each one in REE Automotive Ltd., to hold unto the Transferee, his executors, administrators, and assigns, subject to the several conditions on which I held the same at the time of the execution hereof; and I, the Transferee, do hereby agree to take said share(s) subject to the conditions aforesaid. As witness we have hereunto set our hands the ____ day of _____ 20__.

Transferee	Transferor

Witness to Transferee’s Signature	Witness to Transferor’s Signature

16.3.      The instrument of share transfer shall be executed by both the transferor and the contemplated transferee, and the transferor shall be deemed to remain a holder of the Equity Securities until the name of the transferee is entered into the Shareholders Register in respect thereof.

16.4.      (a)   The Board of Directors of the Company or whomever the Board of Directors shall appoint for this purpose, shall maintain a register of shareholders in accordance with Section 130 of the Companies Law (the “Shareholders Register”). The ownership of the shares of the Company shall be in accordance with that appearing in the Shareholders Register.

(b)   The Shareholders Register may be closed at such dates and for such other periods as determined by the Board from time to time, provided that the Shareholders Register shall not be closed for more than thirty (30) days per year.

16.5.      Notwithstanding Article 17, upon the death of a shareholder, the remaining holders (in the event that the deceased was a joint holder of a share) or the administrators or executors or heirs of the deceased (in the event the deceased was the sole holder of the share or was the only one of the joint holders of the share to remain alive) shall be recognized by the Company as the sole holders of any title to the shares of the deceased. However, nothing aforesaid shall release the estate of a joint holder of a share from any obligation with respect to the share that the deceased held jointly with any other holder.

16.6.      Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation of a shareholder shall, upon such evidence being produced as may from time to time be required by the Board, have the right either to be registered as a shareholder in respect of such share upon the consent

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of the Board (which has the authority to refuse pursuant to Article 16.1 above) or, instead of being registered himself, to transfer such share to another person, subject to the provisions contained in Article 16.1 above and elsewhere in these Articles with respect to transfers.

16.7.      A person becoming entitled to a share in consequence of the death of a shareholder shall not be entitled to receive notices with respect to General or Class Meetings, or to participate or vote therein with respect to that share, or aside from the aforesaid, to exercise any right of a shareholder, until such person has been entered in the Shareholders Register as the registered holder of such shares.

16.8.      Additionally, no transfer of shares shall be permitted unless the transferee undertakes in writing and in advance to be bound by such terms of any contractual obligations of the transferor with respect to the shares transferred under agreements to which the Company is also a party, and the Company shall not register nor otherwise give any force or effect to any transfer made not in compliance with this Article 16.8.

17.    Right of First Refusal

17.1.      Prior to an IPO and subject to the provisions of Article 16 above and Articles 18 and 19 below, any sale, transfer, grant or disposition of shares in the Company by a shareholder to a person or entity which is not a Permitted Transferee of the transferor (a “Transfer”) shall be subject to a rights of first refusal of the Major Shareholders as set forth in this Article 17.

(a)         If, at any time, a shareholder (the “Transferring Holder”) proposes to Transfer any or all of the shares held by it (including options, warrants or other rights to acquire shares) to one or more third parties or other shareholders which are not Permitted Transferees of such Transferring Holder, then the Transferring Holder shall submit to the Company a written notice (the “Offer”) of the proposed Transfer of such shares (the “Offered Shares”), setting forth in reasonable detail the terms and conditions of the Offer, including: (i) a description of the Offered Shares, (ii) the identity of the prospective transferee(s) and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made, all such terms being identical to those proposed by such third party or other shareholder (the terms of the Offer are referred to herein as the “Proposed Terms”). The Company shall promptly thereafter send each of the Major Shareholders (collectively, the “Offerees”) a copy of the Proposed Terms (hereinafter the “Sale Notice”). It shall be the sole responsibility of the Transferring Holder to provide the Company with the required contents of the Sale Notice and any additional information as may reasonably be requested by the Company.

(b)         Any Offeree may accept such offer in respect of all or any of the Offered Shares by giving the Company written notice to that effect (the “Response Notice”), with a copy to the Transferring Holder, within fourteen (14) days after being served with the Offer. Any Offeree who has not delivered a Response Notice as aforesaid by the lapse of said 14-day period shall be deemed to have declined to purchase any of the Offered Shares.

(c)         If the acceptances, in the aggregate, are in respect of all of, or more than, the Offered Shares, then the accepting Offerees shall acquire the Offered Shares, on the terms specified in the Offer, pro-rata in proportion to their respective holdings in the Company, on an as-converted basis; provided that no Offeree shall be required to acquire under the provisions of this Article 17 more than the number of Offered Shares initially accepted by such Offeree, and upon the allocation to him/her/it of the full number of shares so accepted, he/she/it shall be disregarded in any subsequent computations and allocations hereunder. Any shares remaining after the computation of such respective entitlements shall be re-allocated among the accepting Offerees (other than those to be disregarded as aforesaid), pro-rata in accordance with their respective shareholdings on an as-converted basis. The purchase of the Offered Shares shall be on the same terms and conditions as stated in the Sale Notice.

(d)         If the acceptances, in the aggregate, are in respect of less than the number of Offered Shares, then the accepting Offerees shall be entitled to acquire such portion of the Offered Shares in respect of which the acceptances have been provided, and the Transferring Holder, at

Annex C-15

the earlier of: expiration of the aforementioned fourteen (14) day period, or upon receipt of waivers by all Offerees; shall be entitled to transfer such portion of the Offered Shares in respect of which acceptances have not been provided to the proposed transferee(s) identified in the Offer; provided, however, that in no event shall the Offeror: (i) transfer any of the Offered Shares to any transferee other than such proposed transferee(s), or (ii) transfer any of the Offered Shares on terms more favorable to the proposed transferee(s) than those stated in the Offer. If the Offered Shares are not so transferred within one hundred and twenty (120) days after the expiration of such fourteen (14) day period, the transfer thereof shall again be subject to the provisions of this Article 17.

(e)         The Transferring Holder and Offerees exercising their right of first refusal shall each have all the remedies for breach of contract against each other available under any applicable laws in connection with the transaction set forth in this Article 17.

17.2.      Any attempted transfer of shares or rights in breach of the provisions of Articles 16, 17 and 19 of these Articles shall be null and void.

17.3.      Exceptions to Rights of First Refusal

(a)         Notwithstanding the aforesaid in sub-Article 17.1 above, and subject to the provisions of Articles 18 and 19 below, each shareholder shall have the right to transfer its shares (and any Ordinary Shares received upon conversion or reclassification thereof) to its Permitted Transferee(s), without regard to the rights of first refusal set forth in these Articles.

(b)         Notwithstanding the aforesaid in sub-Article 17.1 above and the provisions of Article 18 below, in the event of a transfer of shares by a shareholder of the Company (i) which is effected in connection with, in relation to, or in an effort to help facilitate an investment transaction in the Company, (ii) in which the transferee is a Strategic Investor, or (iii) in which the number of shares being transferred constitutes no more than 4% of the Company’s then issued and outstanding share capital (each, an “Excluded Transfer”), the Board may resolve that the right of first refusal set forth in sub-Article 17.1 above and the right of Co-Sale set forth in Article 19 below shall not apply to such Excluded Transfer.

(c)         In addition to and without derogating from the above, a transfer of shares held by any trustee pursuant to the Company’s employee share option plan(s) for the benefit of employees, consultants or service providers of the Company, or underlying outstanding and valid options granted in the framework of such plan to any such person, shall not be subject to the rights of first refusal set forth in these Articles.

17.4.      The provisions of this Article 17 shall also apply to transfers of shares by way of gift, receivership or bankruptcy.

17.5.      Any buy back provision in any option plan of the Company will have priority over this Article 17 and shall not require the right of first refusal mechanism.

18.    No Sale

18.1.      Until an IPO, the shares or other securities of the Company owned by a Founder (the “Founder Securities”) are not transferable in any manner and for any reason, whether voluntarily or not, other than to Permitted Transferees or to his respective legal heirs in the event of the demise of the respective Founder (the “Founders No Sale Period”), other than a transfer by a Founder of up to 10% of the Founder Securities held by such Founder during any twelve (12) months period, subject to the terms and conditions of these Articles, but not more than 30% of the Founder Securities held by a Founder in the aggregate.

18.2.      The provisions of Article 18.1 may be waived (either generally or in a particular instance and either retroactively or prospectively) with the consent of the Board.

Annex C-16

19.    Right of Co-Sale

Until an IPO, to the extent that the rights of first refusal with respect to the Offered Shares of any shareholder, (the “Transferring Shareholder”) are not exercised under Article 17 above, and as a result the Transferring Shareholder intends to effect, in one or more related transactions, a Transfer of the Offered Shares, then each of the Major Shareholders (the “Co-Sale Shareholders”) shall be entitled to participate in such Transfer on a pro-rata basis, according to the following provisions:

(a)         Exercise of Right. If the Offered Shares intended to be sold by the Transferring Shareholder are not acquired pursuant to the rights of first refusal set forth in these Articles, then any Co-Sale Shareholder, (hereinafter the “Offeree”), shall have the right, exercisable by written notice to the Transferring Shareholder and the Company within fourteen (14) days of receipt of the Offer), to require the Transferring Shareholder to provide as part of his proposed sale that such Offeree shall be given the right to participate in the sale in a pro rata proportion (the Offeree Pro-Rata Share”) equal to the product obtained by multiplying (i) the aggregate number of shares covered by the sale, by (ii) a fraction, the numerator of which is the number of shares owned by such Offeree at the time of the sale or transfer and the denominator of which is the total number of shares owned by the Transferring Shareholder and the Co-Sale Shareholders who indicated that they wish to participate at such sale at the time of sale or transfer, on the same terms and conditions as the Transferring Shareholder. If the Offeree exercises its rights hereunder, the Transferring Shareholder must cause the purchaser of the Offered Shares (the “Buyer”) to purchase, as part of the sale agreement, the Offeree Pro Rata Share (or any part thereof chosen by such Offeree to be sold, if it gave notice with respect to less than its Pro-Rata Share), and the Transferring Shareholder shall not proceed with such sale unless such Offeree is given the right to so participate in the sale.

If an Offeree does not respond to the Offer within the aforesaid time period stating its wish to participate in the sale, it shall be deemed to have declined to participate in such transfer.

(b)         The Transferring Shareholder shall be entitled to sell or transfer all, or the appropriate pro rata portion (together with the participating Participants’ shares), as applicable, of the Offered Shares, to the Buyer at any time within one hundred and twenty (120) days after the lapse of the 14-day period mentioned above. Any such transfer shall be at not less favorable terms and conditions to the Buyer than those specified in the Offer. Any of the Transferring Shareholder’s shares in the Company not so sold within such 120-day period shall continue to be subject to the requirements of this Article 19.

(c)         The exercise or non-exercise of the right to participate hereunder with respect to a particular sale by a Transferring Shareholder shall not adversely affect the right of the Co-Sale Shareholders to participate in subsequent sales by the Transferring Shareholder pursuant to this Article 19.

(d)         Notwithstanding the aforesaid, if any Transfer proposed to be made by one or more of the Transferring Shareholders, in one or more related transactions, shall result in a change in Control of the Company, then the Transferring Shareholders shall, prior to effecting such Transfer, notify the Offerees of same, and the Offerees shall be entitled to participate in such transaction(s) and effect a Transfer of all of their securities in the Company (on an as-converted basis) in accordance with the provisions of this Article 19.

(e)         For the removal of doubt, a Transfer by a Transferring Shareholder to his Permitted Transferee in accordance with the provisions of these Articles shall not trigger the application of this Article 19.

(f)          If a Transferring Shareholder purports to effect a Transfer of any securities in contravention of the provisions of these Articles (a “Defaulting Shareholder” and a “Prohibited Transfer”, respectively), then: (i) the Company shall not register in its Shareholders Register nor otherwise give any force or effect to such Prohibited Transfer, and (ii) in addition to the Company’s obligation in (i) herein, the Offerees may proceed to protect and enforce their rights herein by suit in equity or by action at law against the Defaulting Shareholder, whether for the specific performance of any provision contained herein or for an injunction against the breach of any such provision, or to enforce any other legal or equitable right of the Offerees.

Annex C-17

20.    Bring Along

Prior to an IPO, in the event that shareholders holding more than 66% of the Company’s issued and outstanding share capital on an as converted basis (the “Selling Shareholders”) accept an offer to sell all of their shares to a third party, by any person or entity (including an existing shareholder of the Company), and such offer is pending the sale of all or substantially all the issued share capital of the Company, or all or substantially all assets of the Company (a “Proposed Transaction”) then all of the shareholders will be required to sell all of their shares in the Company to the offeror at the closing of such transaction, under the same terms and conditions; and in addition, in the event that the offeror requested to purchase all the securities of the Company (including warrants, options and other rights to purchase or convertible into the Company’s shares), all the holders of the Company’s securities will be required to sell all of their securities in the Company to the offeror at the closing of such transaction, under the terms of the offeror’s offer (provided that the price for warrants, options and other convertible securities shall be reduced by the amount of the applicable exercise or conversion price therefor), and no first refusal rights, co sale rights or other similar rights shall apply to such transaction.

In such event, all shareholders of the Company shall (i) vote all shares of the Company then held or controlled by such shareholders or over which such shareholders then hold voting power (in person, by proxy or by action by written consent, as applicable): (A) in favor of or to approve such Proposed Transaction and any matter that could reasonably be expected to facilitate such Proposed Transaction, and (B) against any proposal for any recapitalization, merger, sale of shares or assets or other business combination (other than the Proposed Transaction) between the Company and any person or entity (other than the proposed buyer) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or any of the shareholders under the definitive agreement(s) related to such Proposed Transaction, or which could result in any of the conditions to the Company’s obligations under such agreement(s) not being fulfilled, or that would otherwise impair the ability of the Company to properly and timely consummate such Proposed Transaction; and (ii) execute the relevant documents (including without limitation any instruments of conveyance and transfer, purchase agreements, merger agreements, escrow agreements, indemnification agreements, etc.) in connection with, and shall otherwise take all actions necessary and reasonable to effect, such Proposed Transaction as requested by the Company and/or the Selling Shareholders.

If the Proposed Transaction is conditioned upon the sale of all of the shares of the Company to the buyer (a “Sale of Shares Transaction”), then all Shareholders shall also be required to sell their shares in the Sale of Shares Transaction, free and clear of any liens, claims or encumbrances, on the same terms and conditions as applicable to the Selling Shareholders; provided that the proceeds received in the Sale of Shares Transaction shall be distributed pro rata among all Shareholders of the Company according to Article 14.

Notwithstanding the provisions of applicable Law (including, without limitation, Section 341) to the extent permitted, the price, terms and conditions of a Proposed Transaction shall be considered to apply in the same manner as to all Shareholders, if the application of such price, terms and conditions to the respective shares of the Company held by each Shareholder is made based upon and in accordance with the rights, preferences and privileges conferred upon such shares under these Articles. For the purpose of Section 341, the application of the distribution preference provisions, if any, set forth herein shall not be deemed to mean that Shareholders were offered different treatment or terms in the Proposed Transaction. Moreover, any bonus, retention payment, monetary incentive, management compensation and/or any similar payment or arrangement, payable or offered in connection with the Proposed Transaction by either the Company or the buyer to any Shareholder separately from any payment or distribution to which such Shareholder is entitled by virtue of his ownership of shares in the Company, shall not be deemed contrary to the provisions of Section 341 and Shareholders not receiving any such separate payment shall not be deemed, for purposes of Section 341, to be treated unequally compared to any Shareholders receiving such payment.

In the event that a shareholder is obligated to sell its shares in accordance with this Article, and such shareholder fails to surrender its certificate(s) representing such shares or other securities in connection with the consummation of said transaction, such certificate(s) shall be deemed cancelled and such shares in the possession of such shareholder shall cease to be outstanding for any purpose other than evidencing such shareholder’s right to receive consideration for its shares in accordance with the terms of the Proposed Transaction. Further, the Company shall be authorized to issue a new certificate representing said shares in the name of the buyer and the Board shall be authorized to empower any of its members to sign any document or take any such action on behalf

Annex C-18

of such shareholders as well as to establish an escrow account, for the benefit of such shareholder, as applicable, into which the consideration for such securities represented by such cancelled certificate shall be deposited and to appoint a trustee to administer such account.

Notwithstanding anything in these Articles or the Law to the contrary, but to the extent permitted by the Law, the approval of a Proposed Transaction shall not be subject to the approval of a separate class vote or interest vote of the holders of the shares of any particular class of shares.

Anything in these Articles to the contrary notwithstanding, in accordance with Section 50(a) of the Companies Law, the General Meeting shall, if requested by the Selling Shareholders, assume the power and authority of the Board to discuss and approve, for all intents and purposes, the Proposed Transaction on behalf of the Company, effective as of the time on which the written consent of the Proposed Shareholders shall have been received by the Company.

Each shareholder recognizes and accepts that the powers granted to the Company and/or the Board as set forth in this Article 20 are granted in order to ensure and protect the rights of the other shareholders and that therefore, such powers, upon the use thereof shall be irrevocable with respect to such matter or action with respect to which the Board has exercised such powers.

The aforesaid sixty six percent (66%) shareholding requirement is hereby determined also for the purposes of Section 341 of the Companies Law to constitute the sufficient shareholdings requirements thereunder, such that, except as explicitly provided in this Article 20, no further consent of any other shareholders shall be required for the purposes of such Section 341.

Modification of Capital

21.    Subject to the provisions of Article 10 above and Article 67 below, the Company may, from time to time, by Ordinary Resolution:

(a)     consolidate and divide all or any of its issued or un-issued share capital into shares of larger nominal value than its existing shares;

(b)    by sub-division of its existing shares, or any of them, divide the whole, or any part of its share capital into shares of smaller amounts than is fixed in Article 6 above;

(c)     cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person;

(d)    reduce its share capital and any fund reserved for capital redemption in the manner that it shall deem appropriate, subject to any consent required by law.

(e)     reclassify all or any part of its share capital, regardless if such shares are issued or not.

22.    Registered Holder

(a)     If two (2) or more persons are registered as joint holders of a share, they shall be jointly and severally liable for any calls or any other liability with respect to such share. However, with respect to voting, powers of attorney and furnishing notices, the joint holder registered first in the Shareholders Register shall be deemed to be the sole owner of the share, unless all the registered joint holders of such share shall notify the Company in writing that another one of them is to be treated by the Company as the sole owner of such share, as aforesaid.

(b)    If two (2) or more persons are registered together as holders of a share, each one of them shall be permitted to give receipts binding all the joint holders for dividends or other monies and distributions made in connection with such share(s), and the Company shall be permitted to pay all dividends, distributions or other amounts due with respect to the share(s) to one (1) or more of the joint holders, as it shall deem fit.

(c)     If, by the terms of issuance of any share, the whole or any part of the price thereof shall be payable by installments, every such installment shall, when due, be paid to the Company by the then registered holder of the share or by his administrators.

Annex C-19

(d)    Save as otherwise provided herein, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and, accordingly, shall not, except as ordered by a court of competent jurisdiction, or as required by statute, be bound to recognize any equitable or other claim to or interest in such share on the part of any other person.

Share Certificates

23.    Each share certificate evidencing title to shares shall carry the signature of at least one (1) Director or of any other person(s) authorized thereto by the Board, together with the rubber stamp or printed name of the Company.

24.    A shareholder shall be entitled to receive from the Company, without payment, one (1) certificate for each class of shares held by such shareholder, containing the number of shares registered in the name of such shareholder, their class and serial numbering. Shares of different classes may not be included in the same certificate. A shareholder who has transferred a portion of his/her/its shares shall be entitled to a certificate representing the balance of his/her/its shares, without charge.

25.    For joint holders of a share(s), the Company shall not be obligated to issue more than one (1) certificate to all such joint holders, and the delivery of such a certificate to one (1) of the joint holders shall be deemed to be a delivery to all of the joint holders. Delivery of the share certificate to the person first named on the Shareholders Register in respect of such co-ownership shall be deemed delivery to all joint holders.

26.    If a share certificate is defaced, lost or destroyed, it may be replaced upon payment of such fee, if any, and on such terms as to evidence and indemnity, if any, as the Board may deem fit.

Calls

27.    A shareholder shall be entitled neither to receive dividends nor to exercise any rights of a shareholder, until such time as such shareholder has paid all the calls that shall have been made from time if the date of payment under such call has occurred, with respect to amounts unpaid on all of its shares, whether it is the sole holder or holds jointly with another, in addition to interest and expenses accrued on such unpaid calls (if any).

28.    The Board may, from time to time and subject to the provisions of these Articles, make calls as it determines is proper, upon the shareholders in respect of all amounts unpaid on their shares, and which amounts have not, by the terms of issuance of such shares been set as payable at fixed times. The Board shall give at least fourteen (14) days advance notice on every call, and each shareholder shall be obligated to pay the total amount requested from it, or an installment on account of the call (if so provided in such call) at the times and places to be determined by the Board.

29.    The calls for payment shall be deemed made as of the date upon which the Board shall have resolved to make such calls for payment.

30.    Subject to any other agreement between the Company and its shareholders or any part thereof in connection with the issuance of shares, any amount that must, under the terms of issuance of a share, be paid at the time of such share’s issuance or at a fixed date, whether on account of the nominal value of the share or as premium, shall be deemed for the purposes of these Articles a call for payment duly made by the Board, and the date of payment shall be the date designated for payment under such terms of issuance. In the event of non-payment of this amount, all of the Articles herein dealing with payment of interest, expenses, forfeiture, lien and the like, and all the other Articles connected therewith, shall apply as if such amount had been duly requested and notice had been given, as aforesaid.

31.    Joint holders of a share shall be jointly and severally liable to pay all calls for payment in full and any installments on account, in connection with such calls.

32.    Subject to any other agreement between the Company and its shareholders or any part thereof in connection with the issuance of shares, if an amount called in respect of a share is not paid by the holders of such share or the person to whom it has been issued on or before the date designated for payment thereof, such person shall pay interest and/or linkage differentials (hereinafter “Interest”) accrued upon the amount of the call or the payment

Annex C-20

on account, as determined by the Board, from the day designated for the payment thereof until the time of actual payment. The Interest shall not exceed the maximum rate then permissible under Israeli law. Notwithstanding the foregoing, the Board may in its sole discretion waive payment of the Interest, in whole or in part.

33.    The Board may, if it so resolves, accept an advance payment from a shareholder of any amount due on account of such shareholders’ shares, and if such advance payment has been made, the Board may pay such shareholder interest on the advance payment at a rate agreed upon between the Board and such shareholder. Such a shareholder shall be entitled to receive dividends for that portion of the shares he/she/it has paid for in advance.

34.    The Board may make different arrangements at the times of issuance of shares to different shareholders, with respect to the amount of calls to be paid, the times of payment, and the applicable rate of Interest.

Forfeiture of Shares

Subject to the provisions of Section 181 of the Companies Law:

35.    If a shareholder fails to pay any call or installment of a call , the Board may, on or before the day designated for payment thereof, or at any time thereafter and for so long as any part of such call, installment or payment remains unpaid, serve notice on such shareholder requiring payment of the call, installment or payment, together with any Interest which may have accrued and any expenses that were incurred by the Company as a result of such non-payment.

36.    The notice shall state a date, not earlier than the fourteenth (14th) day after the date of the notice, and a place(s), at which the payment of such call, installment, Interest and expenses are to be made. The notice shall also state that in the event of non-payment, at or before the time and place so designated, the shares in respect of which the call was made will be subject to forfeiture.

37.    If the requirements of any such notice as aforesaid are not complied with, any share in respect of which notice has been given may, at any time thereafter, before the payment required by such notice has been made, be forfeited by a resolution of the Board to that effect. The forfeiture shall include those dividends that were declared but not yet distributed with respect to the forfeited shares.

38.    A share so forfeited shall be deemed the property of the Company, and can be sold or otherwise disposed of, on such terms and in such manner as the Board may deem fit. At any time before a sale or disposition the forfeiture may be canceled on such terms as the Board may deem fit.

39.    Any person or entity whose shares have been forfeited shall cease to be a shareholder with respect to the forfeited shares, but shall, notwithstanding the above, remain liable to the Company for all amounts which, at the date of forfeiture, were presently payable by it to the Company with respect to the forfeited shares. However, such liability shall cease when the Company receives payment in full of all outstanding amounts with respect to the forfeited shares.

40.    The forfeiture of a share shall, at the time of forfeiture, eliminate all interest in and all claims and demands against the Company with respect to such share, and all other rights and liabilities incidental to the share as between the shareholder whose share is forfeited and the Company, except for those rights and liabilities as are expressly reserved by these Articles, or in the case of past shareholders, as are given or imposed by the Companies Law or by any other applicable law.

41.    The provisions of these Articles regarding forfeiture shall apply in the case of non-payment of any amounts which, by the terms of issuance of a share, become payable at a fixed time, whether on account of the nominal value amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

Lien

42.    The Company shall have a first and paramount lien over all the shares not fully paid, registered in the name of any shareholder (whether registered in the name of a single shareholder or jointly with others), for any amount still outstanding with respect to that share, whether presently payable or not. Such lien shall exist whether the dates of payment, fulfillment, execution or discharge of the obligations, debts or commitments have become due

Annex C-21

or not, and shall apply to all dividends that may from time to time be declared in connection with such shares. However, the Board may declare at any time with respect to any such share, that it is released, in whole or in part, temporarily or permanently, from the provisions of this Article.

43.    For the purpose of enforcing such lien, the Company may sell, in such manner and at such time as the Board may deem fit, any of the shares subject to the lien. However, no such sale shall be made unless there is an outstanding amount payable in respect for which the lien exists, nor until the expiration of fourteen (14) days after written notice, stating and demanding payment of the outstanding amount or any part thereof and stating the intention to sell in default, shall have been given to the then registered shareholder of such share, or the person entitled to such share by reason of bankruptcy or death. Such sale shall be subject to the pre-emptive rights described in Article 13 above.

44.    The net proceeds of any such sale shall be applied in payment of the outstanding amount due to the Company or towards the fulfillment of the obligation or commitment, and the balance (if any), subject to any other agreement the Company and such shareholder, shall be paid to the shareholder or to the person who was entitled to such shares immediately prior to such sale.

45.    To give effect to such sale, the Board shall be permitted to appoint someone to sign an instrument of transfer for the shares being sold and to register the buyer as the owner of such shares in the Shareholders Register. It shall not be the obligation of the buyer to supervise the application of the proceeds of the sale, nor will the buyer’s right in the shares be affected by any defect or illegality in the sale proceedings after his name has been registered in the Register with respect to such shares. The sole remedy of any person aggrieved by the sale shall be in damages only, and against the Company exclusively.

Borrowing Powers

46.    The Board may, from time to time, at its discretion, borrow or secure the payment of any amounts for the purposes of, or in connection with, the Company’s business affairs.

47.    The Directors may raise or secure the repayment of such amounts in such manner, at such times and upon such terms and conditions in all respects as they deem fit, and, in particular, by the issue of bonds, perpetual of redeemable debentures, debenture stock, or any mortgages, charges, or other securities on the undertaking of the whole or any part of the property of the Company, both present and future, including its then uncalled capital and its then called but unpaid capital.

General Meetings

48.    Annual General Meetings shall be held at least once in every calendar year, not later than fifteen (15) months after the last preceding Annual General Meeting, at such time and place as the Board of Directors may determine. Notwithstanding the above, the Company is entitled, subject to the provisions of the Companies Law, not to hold an Annual General Meeting, except as necessary for the nomination of an Auditor.

49.    The Annual General Meetings shall take those actions required to be taken by the shareholders at an Annual General Meeting in accordance with the provisions of the Companies Law. At an Annual General Meeting the shareholders may also transact such other business which under these Articles and/or the Companies Law may be transacted at General Meetings, as shall be determined by the Board from time to time.

50.    The Board may convene an Extraordinary General Meeting when it deems fit, and shall convene an Extraordinary General Meeting upon the requisition in writing of such members of the Board or other persons or entities entitled to do so in accordance with Section 63 of the Companies Law. Each such requisition made in accordance with Section 63 of the Companies Law shall include the objects for which a meeting should be convened, shall be signed by the requisitioners and shall be sent to the Office. If the Board fails to convene a meeting within twenty-one (21) days from the date of the submission of the requisition as aforesaid, the requisitioners may convene a meeting, in accordance with the provisions of Section 64 of the Companies Law, provided, however, that such meeting is convened within three (3) months from the date of the submission of the requisition.

Annex C-22

Notice of General Meetings

51.    (a)     The Company shall provide its shareholders with not less than seven (7) days and not more than forty-five (45) days prior written notice of General Meetings. Such notice shall state the place, date and hour of the meeting so called, and provide a description of the general nature of each item to be acted upon at such meeting with such other information as may be required by the Companies Law from time to time. The notice shall be given as provided for herein to the shareholders of the Company entitled to receive notice in conformity with these Articles. If in good faith, notice is not properly sent to or received by a shareholder, such defect in notice shall not disqualify any resolution passed at such a meeting nor disqualify any proceedings held at such a meeting. The Company may, upon receiving the written consent of all the shareholders who are entitled at such time to receive notices, convene a General Meeting upon shorter notice or without any notice, and in such manner as it deems fit.

(b)    Subject to the Companies Law and unless otherwise resolved by the Board or undertaken by the Company, the Company shall not be required to send copies of its financial reports to the shareholders prior to the Annual General Meeting.

Proceedings at General Meetings

52.    Quorum. No business shall be transacted at any General Meeting unless a quorum is present when the meeting proceeds to business. A quorum for a General Meeting or a Class Meeting shall be formed when there are present in person or by proxy at least two (2) shareholders, who hold or represent together at least 50% of the voting rights of the issued and outstanding share capital of the Company (treating all Preferred Shares on an as-converted basis).

53.    If within half an hour from the time appointed for a meeting a quorum is not present, the meeting shall stand adjourned to the same day, in the next week at the same place and time, or any other day, hour or place as the Board shall notify the shareholders. If at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, any two (2) shareholders present personally or by proxy shall constitute a quorum, and shall be entitled to deliberate and to resolve in respect of the matters for which the meeting was convened. However, if the meeting was convened upon a requisition made in accordance with Sections 63 and 64 of the Companies Law, then the adjourned meeting shall only be held if the number of shareholders participating in such meeting constitute the minimum number of shareholders as required in accordance with the provisions of Sections 63 and 64 of the Companies Law. No business shall be transacted at any adjourned meeting, other than business that lawfully may have been transacted at a meeting as originally called.

54.    The shareholders may participate by means of telephone conference call or other similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in the meeting shall constitute attendance in person at the meeting. Each Shareholder of the Company shall have the right to join in any General Meeting telephonically or by other sufficient communications equipment.

55.    Chairman. Subject to the Companies Law, the chairman of the Board shall preside as chairman at all General Meetings. If there is no chairman, or he/she is not present within fifteen (15) minutes from the time appointed for the meeting, or if he/she shall refuse to preside at the meeting, the shareholders present shall elect one of the Directors to act as chairman; and if only one (1) Director is present, such Director shall act as chairman. If no Directors are present, or if they all refuse to preside at the meeting, the shareholders present shall elect one of the shareholders present to preside at the meeting. The chairman of the meeting shall have no special rights or privileges and shall not carry a casting vote.

56.    Power to Adjourn. The chairman of the meeting may, with the consent of any General Meeting at which a quorum is present, and shall if so directed by the General Meeting, adjourn the General Meeting from time to time and from place to place, as the shareholders shall decide. If the General Meeting shall be adjourned for ten (10) days or more, a notice shall be given of the adjourned meeting in the same manner as that of the original General Meeting. Except as aforesaid, no shareholder shall be entitled to receive any notice of an adjournment or of the business to be transacted at the adjourned meeting. At an adjourned meeting no matters shall be discussed except for those permissible to be discussed at that meeting which decided upon the adjournment.

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57.    Resolutions. At every General and/or Class Meeting, a resolution put to the vote of the meeting shall be decided upon by a show of hands. The declaration by the Chairman that the resolution has been passed, either unanimously or by a particular majority, or lost, or not carried by a particular majority, shall be final, and an entry to that effect in the minute books of the Company shall be prima facie evidence of the fact without the necessity of proving the number or proportion of the votes recorded in favor or against such a resolution. Except where a higher percentage is otherwise required by the Companies Law or in these Articles, a resolution shall be deemed to be passed at a General Meeting if it received the majority required to pass an Ordinary Resolution.

Voting Rights and Votes of Shareholders

58.    The holder of each Ordinary Share shall have the right to one (1) vote for each Ordinary Share and the holder of each Preferred Share shall have the right to one (1) vote for each Ordinary Share into which such Preferred Share could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share) and with respect to such vote, such holder shall be entitled, notwithstanding any provision hereof, to notice of any General or Class Meeting, as applicable, in accordance with these Articles, and to vote, with respect to any question upon which holders of Ordinary Shares have the right to vote.

59.    Each shareholder present at a General Meeting, personally or by proxy, shall be entitled, whether at a vote by show of hands or by secret ballot, to one (1) vote for each share held by such shareholder, provided that a shareholder shall not be permitted to vote at a General Meeting or to appoint a proxy to vote thereat with respect to any share if it has not paid all calls for payment then due with respect to such share or has not paid all amounts then due to the Company with respect to such shares.

60.    In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for the purpose of this Article 60, seniority shall be determined by the order in which the names stand in the Shareholders Register. Joint holders of a share of which one is present at a meeting shall not vote by proxy. The appointment of a proxy to vote on behalf of a jointly held share shall be executed by the signature of the senior of the joint holders.

Proxies

61.    A shareholder of the Company that is a corporation or partnership shall be entitled by decision of its board of directors or by a decision of a person or other body, according to its charter, articles of association or other formative documents, to appoint a person who it shall deem fit to be its representative at any meeting of the shareholders of the Company. The representative, appointed as aforesaid, shall be entitled to use, on behalf of the corporation he/she represents, all the powers that the corporation itself holds as a shareholder.

62.    A shareholder shall be entitled to vote either personally or by proxy. A proxy holder present at a meeting shall also be entitled to request a secret ballot. A proxy holder need not be a shareholder of the Company.

63.    (a)     A vote pursuant to an instruction appointing a proxy shall be valid notwithstanding: (i) the death of the appointor; (ii) the appointor becoming mentally incapable; (iii) the cancellation or expiration of the proxy in accordance with any law; or (iv) the transfer of the shares with respect to which the proxy was given, unless a notice in writing was given of any of the circumstances detailed in (i) through (iv) herein, and such notice was received at the Office before the meeting took place.

(b)    A shareholder is entitled to vote by a separate proxy with respect to each share held by it, provided that each proxy as aforesaid shall have a separate letter of appointment containing the serial number of the shares with respect to which the proxy is entitled to vote. If a specific share is included by the holder thereof in more than one letter of appointment dated as of the same date, that share shall not entitle any of the holders of such instruments to a vote. If a specific share is included by the holder thereof in more than one letter of appointment dated as of different dates, that share shall entitle the holder of the proxy, dated as of the later date, to a vote.

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Instrument of Appointment of Proxy

64.    A letter of appointment of a proxy or power of attorney or other similar certificate pursuant to which an appointee is acting shall be in writing signed by the appointor, and the signature of the appointor shall be confirmed by an advocate or public notary or in any other manner acceptable to the Board, and such instrument or a copy thereof confirmed as aforesaid shall be deposited in the Office or in such other place in Israel or abroad as the Board shall direct from time to time generally or with respect to a particular case, no later than twenty-four (24) hours prior to the commencement of the meeting or adjourned meeting wherein the person referred to in the instrument is appointed to vote; otherwise that person shall not be entitled to vote that share. Where an appointment is made for a limited period, the instrument shall be valid for the period contained therein. A facsimile transmission of the letter of appointment or power of attorney or other certificate shall be sufficient for the purpose of the meeting for which it is intended.

65.    An instrument appointing a proxy (whether for a specific meeting or otherwise) may be in the following form or in any other similar form acceptable to the Board that the circumstances shall permit:

Form of Proxy

I, ________, of ____________, a holder of Ordinary Shares of REE Automotive Ltd. and entitled to ___ votes, hereby appoint _____________, of ___________, or in his/her place ____________, of ___________, to vote in my name and in my place at the General Meeting (Annual General Meeting, Extraordinary General Meeting, as the case may be) and/or Class Meeting of the Company to be held on the _ day of ___20__ and at any adjournment thereof.

In Witness Whereof, I have hereby affixed my signature the __ day of _____ 20__.

__________________
Appointer’s Signature

I hereby confirm that the foregoing
instrument was signed by the appointor _______________________________

(Name, profession and address)

Shareholders Resolutions In Writing

66.    A resolution in writing signed by all shareholders of the Company then entitled to attend and vote at a General or Class Meeting or to which all such shareholders have given their written consent (by letter, facsimile or electronic mail) shall be deemed to have been unanimously adopted by a General or Class Meeting duly convened and held, as applicable. This Article shall not be construed as requiring that persons signing a resolution under this Article sign the same document containing the resolution and any such resolution may be signed in one or more counterparts.

Required Consents

67.    Until the consummation of an IPO, the following actions shall require consent of the holders of at least sixty six percent (66%) of the Preferred Shares: (a) any material change in the activities or field of business of the Company and its Subsidiaries; (b) a voluntary dissolution, liquidation or other winding up of the Company and/or its Subsidiaries or the cessation of all or a substantial part of the business of the Company or its Subsidiaries; (c) a Deemed Liquidation of the Company and/or its Subsidiaries; (d) the appointment or removal of the CEO or CTO; and (e) the effecting of an IPO that is not a Qualified IPO or the listing of any shares of the Company on any securities exchange or market other than in connection with a QIPO.

68.    In addition, until the consummation of an IPO, any action that would cause or result in any of the following shall require the consent of the holders of a majority of then outstanding Preferred D Shares: (a) amendment of the rights or privileges of the Preferred D Shares but not the rights and privileges of other classes of Preferred Shares; (b) any amendment, circumvention, change or waiver of the anti-dilution protection of the Preferred D

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Shares, including, without limitation, any change to the Original Issue Price and/or Conversion Rate of the Preferred D Shares; and (c) the forced conversion of the Preferred D Shares except as set forth in Section 14.2 (Automatic Conversion).

The Board of Directors

69.    Until the IPO, the Board shall consist of up to five (5) directors as follows:

(a)     Two directors who shall be an experts in the Company’s industry to be nominated by the other existing members of the Board (the “Industry Experts”), who shall initially be Hari Nair and Ari Raved;

(b)    One director who shall be experts in the field of finance and finance related services to be nominated by the other existing members of the Board (the “Finance Expert”) who shall initially be Arie Yehuda Shteinberg; and

(c)     One (1) director shall be appointed, dismissed and replaced by the Founders (the “Founders’ Director”), by way of a written notice to the Company;

(d)    One (1) director shall be the Company’s CEO (initially, Mr. Daniel Barel), ex officio.

(e)     Except for the Founders’ Director, the replacement of a director and/or the termination of a director’s office, shall be subject to either (i) a majority vote of the Board (excluding the director whose replacement or termination is being brought to a vote), or (ii) the consent of at least two Board members and a majority vote of the Company’s Advisory Board (if exists).

(f)     Without prejudice to subsection (e) above, the Industry Experts and the Finance Expert shall serve for a fixed term of three (3) years after which they shall be replaced. The selection of their replacement shall be effected by a majority vote of the other directors then in office.

70.    RESERVED.

71.    RESERVED.

72.    Subject to the provisions of Section 112(a) of the Companies Law, the Board may delegate any of its powers to committees. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed upon it by the Board and shall be governed by the provisions of these Articles regulating the proceedings and meetings of the Board.

73.    RESERVED.

74.    A person who has ceased to be a Director shall be eligible for re-appointment.

75.    (a)     The Directors shall be appointed or elected as set forth in Article 69 above and shall be removed and vacancies filled by the vote of those entitled to appoint or elect, as specified in Article 69 above

(b)    If the office of any Director is vacated, the other Directors may act in every way and manner so long as their number does not fall below the quorum for a Board meeting. If, pursuant to the provisions herein and in the Companies Law concerning the quorum at Board meetings, the number of Directors falls below such quorum, the Directors shall be prohibited from acting except to fill the vacant places in the Board pursuant to Sub-Article 69(e) above or to convene a General Meeting of the Company.

Alternate Director

76.    (a)     Any Director may, by a written notice to the Company, appoint any person to serve as a substitute director (the “Alternate Director”) provided that the Alternate Director is qualified pursuant to the Companies Law, to be appointed as a director. A person who already serves on the Board as a Director or an Alternate Director may be appointed as an Alternate Director.

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(b)    An Alternate Director shall have, subject to the provisions of the instrument by which he/she was appointed, all the powers and authorities of the director for whom he/she is serving as director, provided, however, that he/she may not in turn appoint an Alternate Director for him/herself, and shall have no standing at any meeting of the Board or any committee thereof while the director who appointed him/her is present.

(c)     The provisions of these Articles with respect to the appointment of a director shall apply with respect to an appointment of an Alternate Director.

(d)    The office of an Alternate Director shall be automatically vacated if his/her appointment is terminated by the Director and/or shareholder who appointed him/her in accordance with these Articles, or upon the occurrence of one of the events described in paragraphs (i), (ii), (iii) or (v) of Article 77 below, if the office of the Director for whom he/she serves as an Alternate Director shall be vacated for any reason whatsoever.

(e)     An Alternate Director may participate in and vote at a meeting of the Board only if the Director appointing such Alternate Director is absent from such meeting.

77.    Subject to the provisions of these Articles and of the Companies Law, the tenure of office of a Director shall automatically be terminated upon the occurrence of any of the following events:

(i)     if he/she was declared bankrupt, or, if the Director is a corporate body – if it has voluntarily decided to wind itself up, or if a liquidation order has been issued against it;

(ii)    if he/she is declared mentally incompetent;

(iii)   if he/she has resigned by an instrument in writing delivered to the Company;

(iv)   if his/her successor is appointed or his/her appointment is terminated pursuant to Article 75 above;

(v)    upon his/her death;

(vi)   upon the liquidation of the Company.

78.    A Director shall not be required to hold any qualifying shares.

79.    Conflict of Interest. A Director shall not be prohibited from fulfilling his/her rights and duties under these Articles or from entering into contracts with the Company whether as a seller, buyer or otherwise, and no such contract or arrangement which shall be made on behalf of the Company or in its name wherein the Director is or will be an interested party, either directly or indirectly, shall be void solely by reason of such Director’s interest therein; provided, however, that:

(a)     any transaction between a Director and the Company must be approved in accordance with the provisions of Sections 268 through 284 of the Companies Law;

(b)    under certain circumstances, all as described in Section 278 of the Companies Law, the interested director may not participate or vote at the Board meeting at which approval is sought; and

(c)     the interested Director must disclose all information as required under Section 269 of the Companies Law in connection with the substance of his interest in the transaction for which approval is sought, and must further disclose any material facts and documents relating thereto, all as set forth in the Companies Law.

The provisions of this Article 79 shall also apply to an Alternate Director.

80.    Subject to any restrictions in the Companies Law, a Director may hold another paid position or function (except an auditor) in the Company or in any other company or entity in which the Company is a shareholder or in which it has some other interest, together with his/her position as a Director, upon such terms with respect to salary and other matters as may be resolved by the Board and approved by the General Meeting, to the extent such approval is required under the Companies Law.

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81.    Remuneration of Directors. Subject to the provisions of these Articles, a Director shall not receive a salary from the funds of the Company for his/her service as a Director, unless the General Meeting has so decided, and then in such amounts and under such terms as the General Meeting shall approve. If a Director is required to perform additional services for the Company, other than his/her regular duties as a director, the Board may decide, upon obtaining the necessary approvals and recommendations stipulated by the Companies Law, to pay him/her a special wage in addition to his/her regular salary, and the Board shall further determine the form and manner of such payment.

Proceedings of the Board of Directors

82.    (a)     The Directors may meet in order to transact business, to adjourn their meetings or to organize themselves otherwise as they shall deem fit.

(b)    A meeting of the Board at which a quorum is present may exercise all the authorities, powers and discretion vested in or exercisable by the Board under these Articles or under the Companies Law.

83.    The quorum necessary for the transaction of the business by the Board shall be the majority of the Directors (present in person or represented by an Alternate Director). If within one (1) hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day, in the next week at the same place and time, or any other day, hour or place as the Chairman may determine, provided that not less than three (3) business days’ written notice shall have been provided to each of the Directors. At the adjourned meeting, a quorum shall be constituted if at least three (3) of the Directors are present in person or represented by an Alternate Director. No business shall be transacted at any adjourned meeting except business that might lawfully have been transacted at the meeting as originally called.

84.    The Board shall convene at least once every calendar quarter.

85.    (a)     The directors shall elect on director to serve as chairman of the Board. The Chairman shall preside at Board meetings. However, if no Chairman is so designated, or if he/she is not present at any meeting, the Board may choose another Director to serve as Chairman of that meeting. If the Chairman is no longer a Director, the appointment as Chairman shall automatically cease.

(b)    The chairman shall have no rights or privileges other than those granted to him/her as a director and shall not have an additional or casting vote.

86.    Subject to any contrary resolution of the Board, a Director may at any time call a Board meeting, and the Chairman of the Board of Directors shall be required on the request of such Director to convene a Board meeting.

87.    (a)     Any notice of a Board meeting shall be given to all Directors and observers in writing and may be sent by electronic mail or facsimile, provided that the notice is given five (5) days before the time appointed for the meeting, unless all Directors and observers, having received a shorter notice, agree to such shorter notice or waive prior notice altogether. Such notice shall include items and subjects on the agenda in reasonable detail. Except with respect to an adjournment specified in Article 83 above and without derogating from Article 83 above, notice for adjourned meetings shall be three (3) days and written, unless all the members of the Board at that time agree to a shorter notice or waive notice altogether.

(b)    Unless otherwise provided by these Articles, all acts and determinations of the Board shall be determined by a simple majority of those attending.

(c)     Directors and observers may participate in a Board or committee meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute attendance in person at the meeting. Each Director and observer of the Company shall have the right to join in any Board Meeting telephonically or by other sufficient communications equipment.

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88.    (a)     A resolution in writing signed by all the Directors or members of a committee or to which all such members have given their written consent (by letter, facsimile or electronic mail) shall be deemed to have been unanimously adopted by a meeting of the Board or any committee thereof, duly convened and held.

(b)    In place of a Director, any resolution may be signed and delivered by his/her Alternate Director.

(c)     This Article shall not be construed as requiring that persons signing a resolution under this Article 88 sign the same document containing the resolution and any such resolution may be signed in one or more counterparts.

Delegation of Power of Board

89.    For delegation of powers of the Board, see Article 72 above.

90.    Subject to the Companies Law, all actions performed in a bona fide fashion by the Board or by any committee thereof, or by any person acting as a Director or as an Alternate Director, shall be as valid, even if at a later date a defect shall be discovered in the appointment of such Director or such person acting as aforesaid, or that all or some of them were unfit, as if each and every one of those persons shall have been duly appointed and fit to serve as a Director or Alternate Director, as the case may be.

Powers of the Board of Directors

91.    The management of the business of the Company shall be vested in the Board. The Board shall be entitled to exercise all the powers and authorities that the Company has and to perform in its name all the acts that it is entitled to do according to these Articles and/or any applicable law, except for those powers that pursuant to the Companies Law or these Articles are expressly vested in the General Meeting(s). No resolution adopted by the General Meeting shall affect the legality of any prior act of the Board or any Director that would have been legal and valid, but for such resolution.

Local Management

92.    The Board may, from time to time, provide for the management and transaction of the Company’s affairs in any specified locality, whether in Israel or abroad, in such manner as it deems fit, and the provisions of Article 93 below shall be without prejudice to the general powers conferred by this Article on the Board.

93.    The Board may, from time to time and at any time, establish any local board or agency for managing any of the Company’s affairs in any such specified locality, and may appoint any person to be a member of such local board, or any manger or agent, and may fix their remuneration. The Board may, from time to time and at any time, delegate to any person so appointed any of the powers, authorities and discretion for the time being of any such local board to continue in his office notwithstanding any vacancy which may occur, and any such appointment or delegation may be made on such terms and subject to such conditions as the Board may deem fit, and the Board may, at any time remove any person so appointed and may annul or vary the terms of any such delegation.

President and/or CEO and/or General Manager

94.    Subject to the requirements of the Companies Law and of these Articles:

(a)     Subject to the approval of shareholders holding at least 80% of the Company’s issued and outstanding share capital (on an as converted basis) (the “CEO Majority”), the Board may, from time to time, (i) appoint one (1) or more persons, whether or not he/she is a Director, to serve as the President and/or CEO and/or General Manager and/or Managing Director of the Company (each an “Executive” and collectively the “Executives”), either for a fixed period of time or without limiting the time that each such Executive will stay in office, and may from time to time (subject to any provisions of any contract between such Executive(s) and the Company), and (ii) dismiss such Executive(s) from their office and appoint another or others in his/her or their place. Any amendment, repeal or other modification of this Article 94(a) shall require the prior written approval of the CEO Majority.

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(b)    The Board may from time to time grant and bestow upon the Executive(s) those powers and authorities that it exercises pursuant to these Articles, as it shall deem fit, and may (i) grant those powers and authorities for such period, and to be exercised for such objectives and purposes and in such time and conditions, and on such restrictions, as it shall determine; (ii) grant such authorities, whether or not overlapping with the Board’s authorities in such area; and (iii) from time to time revoke, repeal, or modify any one or all of those authorities.

(c)     Subject further to obtaining any approvals as required by the Companies Law, the Board may from time to time determine the Executive’s remuneration and its form and manner of payment.

Minutes

95.    (a)     The Board shall cause minutes to be taken of all General Meetings, of the appointments of officials of the Company, of Board meetings and of committee meetings that shall include the following items, if applicable:

(1)    the names of the Directors, other members or the shareholders present, as applicable;

(2)    the matters discussed at the meeting;

(3)    the results of the vote;

(4)    resolutions adopted at the meeting;

(5)    directives given by the meeting to the committees.

(6)    if requested, any reservation of a shareholder or Director with regard to a matter discussed or resolution passed.

(b)    The minutes of any meeting shall serve as prima facie proof as to the facts in the minutes if the minutes are reviewed and approved at the next succeeding meeting and are signed by the chairman of that next succeeding meeting.

Branch Registers

96.    The Company may, subject to and in accordance with the provisions of the Companies Law and these Articles, keep in every other country where those provisions shall apply, branch register(s) of shareholders living in that other country as aforesaid, and exercise any other powers referred to in the Companies Law with respect to such branch registers.

Stamp and Signatory Rights

97.    The Company shall have at least one (1) rubber stamp. The Board shall ensure that such stamp is kept in a safe place.

98.    The Board may designate and authorize (and revoke such authorization) any person(s) (even if they are not Directors) to act and to sign in the name of the Company, and the acts and signatures of such person(s) shall bind the Company, insofar as such person(s) have acted and signed within the limits of their aforesaid authority.

99.    The Company may exercise the powers conferred by Article 96 above with respect to keeping a rubber stamp for use abroad, and such powers shall be vested in the Board.

100.  The printing of the name of the Company by a typewriter or by hand next to the signatures of the authorized signatories of the Company, pursuant to Article 98 above, shall be valid as if the rubber stamp of the Company was affixed.

The Secretary, Officers, and Attorneys

101.  (a)     The Board may, from time to time, appoint a secretary of the Company upon such conditions that it deems fit. The Board may also, from time to time, appoint an associate secretary who shall be deemed to be the secretary for the period of his/her appointment, and set the compensation for such persons.

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(b)    The Board may, from time to time, appoint to the Company, officers, employees, agents and consultants to, permanent, temporary or special positions, as it shall, from time to time, deem fit and determine the powers an duties and set the compensation for such persons.

102.  Subject to the provisions of the Companies Law, the Board may, from time to time and at any time, authorize any company, firm, person or group of people, whether such authorization is made by the Board directly or indirectly, to be the attorneys of the Company for those purposes and with those powers, authorities and discretion that shall not exceed those conferred upon the Board or that the Board can exercise pursuant to these Articles and the Companies Law. Any such appointment shall be for such period of time and upon such conditions as the Board may deem proper, and every such authorization may contain such directives as the Board deems proper.

Dividends and Reserve Fund

103.  Reserved.

104.  (a)     The profits of the Company shall be distributed to the shareholders of the Company according to the proportion of the nominal value paid up on account of the shares held by such shareholder at the date so appointed by the Company, without regard to the premium paid in excess of the nominal value. The actual distribution, setting aside or declaration of dividend shall be made by a resolution of the Board and approved by the General Meeting.

(b)    Subject to these Articles, the Board may issue any share upon the condition that a dividend shall be paid at a certain date or that a portion of the declared dividend for a certain period shall be paid, or that the period for which a dividend shall be paid shall commence at a certain date, or a similar condition, all as may be determined by the Board. In every such case, subject to the provisions of sub-Article 104(a) above, the dividend shall be paid in respect of such a share in accordance with such a condition.

105.  At the time of declaration of a dividend, the Company may decide that such a dividend shall be paid in part or in whole, by way of distribution of certain properties, especially by way of distribution of fully paid up shares or debentures or debenture stock of the Company, or by way of distribution of fully paid up shares or debentures or debenture stock of any other company or in one or more of the aforesaid ways. For purposes of any such distribution, the outstanding Preferred Shares shall be deemed to have been converted into Ordinary Shares in accordance with the then applicable Conversion Rate of each class of Preferred Shares, as of the record date designated by the Company, for the purpose of determining entitlement to participate in such distribution.

106.  The Board may, from time to time, pay to the shareholders on account of a forthcoming dividend such interim dividend as shall be deemed just with regard to the situation of the Company, subject to and in accordance with the provisions of Sections 301 through 307 of the Companies Law.

107.  The Board may place or impose a lien on any dividend on which the Company has a charge, and it may use it to pay any debts, obligations or commitments with respect to which the charge exists.

108.  A transfer of shares shall not transfer the right to a dividend that has been declared after the transfer but before the registration of the transfer. The person registered in the Shareholders Register as a shareholder on the record date appointed by the Company for that purpose shall be the one entitled to receive a dividend.

109.  Upon the recommendation of the Board, the General Meeting may declare a dividend to be paid to the shareholders entitled to dividends pursuant to these Articles according to their rights and benefits in the profits and to determine the time of such payment. A dividend in excess of that proposed by the Board shall not be declared. However, the General Meeting may declare a smaller dividend or that no dividend shall be paid.

110.  A notice of the declaration of a dividend, whether an interim dividend or otherwise, shall be given to the shareholders registered in the Shareholders Register, in the manner provided for in these Articles.

111.  If no other provision is given, the dividend may be paid by check or payment order to be mailed to the registered address of a shareholder or person entitled thereto in the Shareholders Register or, in the case of registered joint owners, to the addresses of one (1) of the joint owners as registered in the Shareholders Register. Every such check shall be made out to the person it is sent to. The receipt of the person who, on the date of declaration of dividend, is registered as the holder of any share or, in the case of joint holders, of one of the joint holders, shall serve as a release with respect to payments made in connection with that share.

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112.  Subject to the provisions of the Companies Law relating to the distribution of dividends:

(a)     In order to give effect to any resolution in connection with distribution of dividends, or distribution of property, fully paid-up shares or debentures, the Board may resolve any difficulty that shall arise with distribution as it shall deem necessary, especially with respect to the settlement of fractional shares and the determination of the market value of certain property for purposes of distribution, and to decide that payment in cash shall be made to the shareholder on the basis of the value determined for that purpose, or that fractions of less than one New Israeli Shekel shall not be taken into account for the purpose of coordinating the rights of all the parties. The Board shall be permitted, in this regard, to grant cash or property to trustees in escrow for the benefit of persons entitled thereto, as the Board shall deem beneficial. Wherever required by the Companies Law, an agreement shall be submitted to the Israeli Registrar of Companies, and the Board may appoint a person to execute such an agreement in the name of the persons entitled to a dividend, property, fully paid up shares or debentures as aforesaid, and such an appointment shall be valid.

(b)    The Company shall not be obligated to pay interest on a dividend.

(c)     The Board may, with respect to all dividends not collected within one year after their declaration, invest or use them in another way for the benefit of the Company, until they shall be demanded. The Company shall not pay interest for dividends or interest not collected.

Books of Account, Accounts and Audit

113.  The Board shall cause correct and accurate accounts to be kept in accordance with the provisions of the Companies Law or any other applicable law, including accounts:

(a)     of the assets and liabilities of the Company;

(b)    of any amount of money received or expended by the Company and the matters for which such amount is expended or received; and

(c)     of all purchases and sales made by the Company.

The account books shall be kept in the Office or at such other place as the Board may deem fit. Such books shall also be open for inspection by the Board.

114.  The Board shall determine from time to time, in any specific case or type of case, or generally, whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company, or any of them, shall be open for inspection by the shareholders; and no shareholder, unless such shareholder is also a Director, shall have any right of inspecting any account book or document of the Company, except as conferred by law or authorized by the Board or by the Company in a General Meeting. The aforesaid shall in no way derogate from the information and inspection rights granted by the Company under any agreement of the Company with any shareholder or prospective shareholder of the Company, and any such agreement shall constitute authorization of the Board and the General Meeting of such information and/or inspection rights granted thereunder.

115.  The Company shall prepare annual financial reports that shall include a balance sheet, a profit and loss account and cash flow statement for the period after the preceding financial year.

116.  Auditors shall be appointed and their function shall be set out in accordance with the Companies Law or any other applicable law.

Notices

117.  A notice or any other document may be served by the Company upon any shareholder either personally or by sending it by first class mail, facsimile or electronic mail, addressed to such shareholder at its address, wherever situated, as appearing in the Shareholders Register.

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118.  All notices directed to be given to the shareholders shall, with respect to any shares to which persons are jointly entitled, be given to one of the joint holders, and any notice so given shall be sufficient notice to the holders of such share.

119.  Any shareholder registered in the Shareholders Register who shall, from time to time, furnish the Company with an address at which notices may be served, shall be entitled to receive all notices that such shareholder is entitled to receive according to these Articles at such address.

120.  A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a shareholder by sending it by first class mail, postage prepaid, by facsimile or electronic mail, addressed to them by name, at the address, if any, in Israel furnished for the purpose by the persons claiming to be so entitled or, until such an address has been so furnished, by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

121.  Any notice or other document if: (a) served or sent by post shall be deemed to have been served or delivered ten (10) days after the time when the letter was deposited in the Israeli mail, postage prepaid for first class mail or airmail, as applicable, and addressed to each holder of record at its address appearing in the Shareholders Register; or (b) sent via facsimile or electronic mail - shall be deemed to have been served or delivered on the first business day following the date that the electronic mail or facsimile was sent and addressed to each holder of record at its address appearing in the Shareholders Register, provided that if, in the case of notice via electronic mail, no written or electronic mail confirmation is delivered by the recipient of such notice to the sender thereof within 24 hours following the delivery of such notice, such notice shall be resent via facsimile and shall be deemed to have been served or delivered on the first business day following the date that such notice was resent via facsimile. Without derogating from the special requirements regarding confirmation of receipt of facsimile notices detailed above, in proving such service it shall be sufficient to prove that the letter, facsimile or electronic mail containing the notice was properly addressed and delivered at the post office or sent by facsimile or electronic mail.

122.  (a)     In any case where it is necessary to give prior notice of a certain number of days or a notice valid for a certain period, the date of delivery shall be taken into account in the number of days or period.

(b)    In addition to furnishing a notice pursuant to the above Article 107, and without derogating from such obligation, the Company may furnish a notice to the shareholders entitled to receive notice, or to part of them, by publication of a notice in a newspaper distributed in the area wherein the Office is located, or any other place, in Israel or abroad, as the Board shall determine from time to time.

Exemption, Insurance and Indemnity

123.  Indemnification. Subject to the provisions of the law, the Company may indemnify its Office Holders (as such term is defined in the Companies Law) with respect to any of the following:

(1)    a monetary liability imposed on him/her in favor of a third party in any judgment, including any settlement confirmed as judgment and an arbitrator’s award which has been confirmed by the court, in respect of an act performed by the office holder by virtue of the office holder being an office holder of the Company; provided, however, that: (a) any indemnification undertaking with respect to the foregoing shall be limited (i) to events which, in the opinion of the Board, are foreseeable in light of the Company’s actual operations at the time of the granting of the indemnification undertaking and (ii) to an amount or by criteria determined by the Board to be reasonable in the given circumstances; and (b) the events that in the opinion of the board are foreseeable in light of the Company’s actual operations at the time of the granting of the indemnification undertaking are listed in the indemnification undertaking together with the amount or criteria determined by the Board to be reasonable in the given circumstances;

(2)    reasonable litigation expenses, including legal fees, paid for by the office holder, in an investigation or proceeding conducted against such office holder by an agency authorized to conduct such investigation or proceeding, and which investigation or proceeding (i) concluded without the filing of an indictment against such office holder and without there having been a financial obligation imposed against such office holder in lieu of a criminal proceeding, or (ii) concluded without the filing of an indictment against such office holder but with there having been a financial obligation imposed against such office

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holder in lieu of a criminal proceeding for an offense that does not require proof of criminal intent; all in respect of an act performed by the office holder by virtue of the office holder being an office holder of the company; or

(3)    reasonable litigation expenses, including legal fees, paid for by the office holder, or which the office holder is obligated to pay under a court order, in a proceeding brought against the office holder by the Company, or on its behalf, or by a third party, or in a criminal proceeding in which the office holder is found innocent, or in a criminal proceeding in which the office holder was convicted of an offense that does not require proof of criminal intent, or with respect to monetary sanctions, all in respect of an act performed by the office holder by virtue of the office holder being an office holder of the Company.

(4)    For purposes of Article 123(2) above:

(i)     the “conclusion of a proceeding without the filing of an indictment” regarding a matter in which a criminal proceeding was initiated, means the closing of a file pursuant to Section 62 of the Criminal Procedure Law [Consolidated Version], 5742-1982 (the “Criminal Procedure Law”) or a stay of process by the Attorney General pursuant to Section 231 of the Criminal Procedure Law; and

(ii)    a “financial obligation imposed in lieu of a criminal proceeding” means a financial obligation imposed by law as an alternative to a criminal proceeding, including an administrative fine pursuant to the Administrative Offenses Law, 5746-1982, a fine for committing an offense categorized as a finable offense pursuant to the provisions of the Criminal Procedure Law or a penalty.

(5)    The Company may undertake to indemnify an Office Holder as aforesaid: (i) prospectively, provided that the undertaking is limited to categories of events which in the opinion of the Board can be foreseen when the undertaking to indemnify is given, and to an amount set by the Board as reasonable under the circumstances, and (ii) retroactively.

124.  Insurance. Subject to the provisions of any law, the Company may procure, for the benefit of any of its Office Holders, office holders’ liability insurance with respect to any of the following:

(1)    a breach of the duty of care owed to the Company or any other person;

(2)    a breach of the fiduciary duty owed to the Company, provided that the Office Holder acted in good faith and had reasonable grounds to assume that the action would not injure the Company; or

(3)    a monetary liability imposed on an Office Holder in favor of a third party, in respect of an act performed by the Office Holder by virtue of the Office Holder being an Office Holder of the Company.

125.  Exemption. Subject to the provisions of any law, the Company may exempt in advance, by a board resolution, Office Holders from all or part of their responsibilities for damages due to their violation of their duty of care to the Company. Notwithstanding the foregoing, the Company may not exempt Office Holders in advance from their responsibilities for damages due to their violation of their duty of care to the Company with respect to distributions.

126.  Non Office Holders. The provisions of Articles 123, 124 and 125 above are not intended, and shall not be interpreted, to restrict the Company in any manner in respect of the procurement of insurance and/or in respect of indemnification (i) in connection with any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder, and/or (ii) in connection with any Office Holder to the extent that such insurance and/or indemnification is not specifically prohibited under law; provided that the procurement of any such insurance and/or the provision of any such indemnification shall be approved by the Board.

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Reorganization of the Company

127.

(a)     At the time of a sale of the Company’s material assets the Board may, or at the time of liquidation the liquidators may, if authorized by an Ordinary Resolution, receive shares paid in full or in part, debentures or other securities of any other company, whether already existing at that time or whether about to be established for the purpose of acquiring the property of the Company, or a part thereof;

(b)    The Board (if the profits of the Company so permit) or the liquidators (at the time of liquidation) may distribute among the shareholders the shares or aforesaid securities or any other property of the Company without realizing them, or deposit them with trustees for the shareholders.

Contributions by the Company

128.  The Company may make contributions of reasonable sums and/or issue securities of the Company representing up to one percent (1%) of its issued and outstanding share capital to worthy purposes, even if such contributions are not made on the basis of business considerations.

Excluded Opportunities

129.  The Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, or in being informed about, an Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of Excellence or any affiliate, partner, member, director, observer, shareholder, employee, agent or other related person of any of Excellence (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director or observer of the Company. This Article 129 shall not be amended without the prior written consent of Excellence.

Information Rights

130.  Until the consummation of an IPO and for as long as it holds at least 5% of the Company’s issued and outstanding share capital, Excellence and Meitav Dash shall each have the right subject to the execution of standard confidentiality undertakings towards the Company if requested by the Company, to receive all materials provided to the Board from time to time (unless a confidentially undertaking with respect to such materials which has been disclosed to the Company by a third party precludes the Company from disclosing such material to Excellence or Meitav Dash, as applicable) and concurrently to providing such to the Board (provided however, that the Board shall have the right to withhold any information upon a conflict of interests between the Company and Excellence or Meitav Dash, as applicable (such determination in the case of this clause to be based on the advice of counsel to the Company)), which information, to the extent disclosed to Excellence or Meitav Dash, as applicable, shall be subject to confidentiality obligations as set forth in that certain Series B Preferred Share Purchase Agreement, dated January 12, 2017 (which shall apply to such information, mutatis mutandis). This Article 130 shall not be amended without the prior written consent of Excellence and Meitav Dash.

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